                                    FORM 8-K
                                    --------



                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event Reported) April 20, 1995
                                                 --------------




                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    1-1098            13--1594808
- ----------------------------        -----------     -------------------
(State of other jurisdiction        (Commission       (IRS Employer
      of incorporation)             File Number)    Identification No.)


                20 Montchanin Road, Wilmington, Delaware  19807
                -----------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code (302) 429-5000
                                                   --------------

Item 5.  Other Events

         The following information concerning material filed with the United States Bankruptcy Court for the District of Delaware on April 17, 1995, is provided:

         Plan of Reorganization of The Columbia Gas System, Inc., dated April 17, 1995

         Disclosure Statement pursuant to Section 1125 of the Bankruptcy
         Code for the Plan of Reorganization of The Columbia Gas System, Inc., dated April 17, 1995

         Amended Plan of Reorganization of Columbia Gas Transmission Corporation dated April 17, 1995

         Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Amended Plan of Reorganization of Columbia Gas Transmission Corporation dated April 17, 1995

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             The Columbia Gas System, Inc.
                                             -----------------------------
                                                      (Registrant)




                                             By     /s/ R. E. Lowe
                                               ---------------------------
                                                        R.E. Lowe
                                                        Vice President and
                                                        Controller

Date:  April 20, 1995

                        UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

- ----------------------------------X
IN RE:                            :  CHAPTER 11
                                  :  CASE NO. 91-803 (HSB)
THE COLUMBIA GAS SYSTEM, INC.     :
                                  :
                   DEBTOR.        :
- ----------------------------------X


                          PLAN OF REORGANIZATION OF
                        THE COLUMBIA GAS SYSTEM, INC.

                                  RESPECTFULLY SUBMITTED,

                                  STROOCK & STROOCK & LAVAN
                                  LEWIS KRUGER
                                  ROBIN E. KELLER
                                  SEVEN HANOVER SQUARE
                                  NEW YORK, NEW YORK  10004-2696
                                  (212) 806-5400

                                  CRAVATH, SWAINE & MOORE
                                  JOHN F. HUNT
                                  JOHN E. BEERBOWER
                                  825 EIGHTH AVENUE
                                  NEW YORK, NEW YORK  10019-7475
                                  (212) 474-1000

                                  YOUNG, CONAWAY, STARGATT & TAYLOR
                                  JAMES L. PATTON, JR.
                                  11TH FLOOR - RODNEY SQUARE NORTH
                                  P.O. BOX 391
                                  WILMINGTON, DELAWARE  19899-0391
                                  (302) 571-6600

                                  CO-COUNSEL FOR
                                  THE COLUMBIA GAS SYSTEM, INC.



DATED:  APRIL 17, 1995

                                                          TABLE OF CONTENTS

                                                                                                                        Page
INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -1-

I.       DEFINED TERMS, RULES OF INTERPRETATION,
         COMPUTATION OF TIME AND GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         A.      Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 1.       "Administrative Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 2.       "Administrative Fee Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 3.       "Allowed" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
                 4.       "Assumed Executory Contract Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 5.       "Auction Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 6.       "Avoidance Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 7.       "Bank Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 8.       "Bankruptcy Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 9.       "Bankruptcy Court"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 10.      "Bankruptcy Rules"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -3-
                 11.      "Bar Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 12.      "Bar Date Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 13.      "Bid Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 14.      "Borrowed Money Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -4-
                 15.      "Borrowed Money Instruments"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 16.      "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 17.      "Calendar Quarter"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 18.      "Canada Sale Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 19.      "Cash Collateral Orders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -5-
                 20.      "Cash Consideration"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 21.      "Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 22.      "Class" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 23.      "Columbia"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 24.      "Columbia Canada" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -6-
                 25.      "Columbia Common Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 26.      "Columbia Customer Guaranty"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -7-
                 27.      "Columbia Omnibus Settlement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -8-
                 28.      "Columbia Secured Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -9-
                 29.      "Commercial Paper"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 30.      "Completed" or "Completion" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 31.      "Complying Class 4 Claimant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 32.      "Confirmation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 33.      "Confirmation Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 34.      "Confirmation Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 35.      "Contributors"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -10-
                 36.      "Creditor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 37.      "Creditors' Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 38.      "Customer Settlement Proposal"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 39.      "D&O Insurance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 40.      "Debentures"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 41.      "DECS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 42.      "Deficiency Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -11-
                 43.      "Derivative Actions"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-

                                      (i)

                 44.      "DIP Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 45.      "DIP Facility Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 46.      "Disbursing Agent"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 47.      "Disbursing Agent Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 48.      "Disclosure Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-
                 49.      "Disputed"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 50.      "Effective Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 51.      "Equity Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 52.      "Estate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 53.      "Fee Examiner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 54.      "FERC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 55.      "FERC Gas Tariff" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -13-
                 56.      "File" or "Filed" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
                 57.      "Final Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
                 58.      "First Mortgage Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-
                 59.      "$500 Million Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 60.      "Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 61.      "Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 62.      "Intercompany Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 63.      "Intercompany Claims Litigation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -15-
                 64.      "Interests" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 65.      "Inventory Loan Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 66.      "IRS Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 67.      "IRS Settlement Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 68.      "Issue" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 69.      "Kotaneelee Escrow" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 70.      "LESOP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -16-
                 71.      "LESOP Debentures"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 72.      "LESOP Guaranty"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 73.      "LESOP Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 74.      "LESOP Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 75.      "LESOP Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 76.      "LESOP Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 77.      "LESOP Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 78.      "Liquidation Value" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-
                 79.      "Maximum Offer Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 80.      "Maximum Proof of Claim Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 81.      "Medium Term Notes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 82.      "Miscellaneous Administrative Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 83.      "New Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 84.      "New Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 85.      "New Indenture Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 86.      "1961 Indenture"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-
                 87.      "Non-Borrowed Money Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 88.      "Offer of Settlement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 89.      "Omnibus Orders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 90.      "PBGC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 91.      "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 92.      "Petition Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 93.      "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 94.      "Plan Mailing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -19-
                 95.      "Post-Petition Operational Claim" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-

                                     (ii)

                 96.      "Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 97.      "Pricing Formulae"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 98.      "Priority Tax Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 99.      "Professional"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 100.     "Professional Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 101.     "Pro-Rata Share"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -20-
                 102.     "Qualifying Class 4 Claimant" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 103.     "Rate Swap Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 104.     "Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 105.     "Recordation Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 106.     "Reliance Group"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 107.     "Reorganization Case" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-
                 108.     "Reorganized Columbia"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 109.     "Reorganized TCO" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 110.     "Repurchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 111.     "Schedule of Liabilities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 112.     "Securities Action" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 113.     "Securities Action Claims"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 114.     "Setoff Funds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 115.     "Setoff Order"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-
                 116.     "Settlement Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 117.     "$750 Million Credit Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 118.     "Stipulation of Dismissal With Prejudice"   . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 119.     "Stockholder" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 120.     "Supplemental Bar Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 121.     "Supplemental Bar Date Order" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 122.     "Surrender Instruments" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 123.     "Take-Out Election" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 124.     "Take-Out Electors" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 125.     "Take-Out Offering" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
                 126.     "Take-Out Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 127.     "Tax Allocation Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 128.     "TCO" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 129.     "TCO Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 130.     "TCO Proceeding"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 131.     "Term Loan Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 132.     "Unclaimed Distribution"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-
                 133.     "Unclassified Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
                 134.     "U.S. Trustee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
                 135.     "U.S. Trustee's Fee Claims" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
                 136.     "Voting Deadline" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
                 137.     "Working Capital Facility"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         B.      Rules of Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         C.      Computation of Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         D.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-

II.      UNCLASSIFIED CLAIMS AND
         CLASSES OF CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         A.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         B.      Unclassified Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                 1.       Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
                          a.   Professional Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-



                                                                (iii)

                          b.   Post-Petition Operational Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . -28-
                          c.   Assumed Executory Contract Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . -28-
                          d.   U.S. Trustee's Fee Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -28-
                          e.   Miscellaneous Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . -29-
                 2.       Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
         C.      Classes of Claims and Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
                 1.       Class 1 - DIP Facility Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
                 2.       Class 2 - Non-Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . -29-
                 3.       Class 3 - Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -30-
                          a.   Class 3.1 - Borrowed Money Convenience Claims  . . . . . . . . . . . . . . . . . . . . -30-
                          b.   Class 3.2 - Other Borrowed Money Claims  . . . . . . . . . . . . . . . . . . . . . . . -30-
                 4.       Class 4 - Securities Action Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -31-
                 5.       Class 5 - Intercompany Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -31-
                 6.       Class 6 - Assumed Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -31-
                 7.       Class 7 - Non-Settling Securities Action Claims . . . . . . . . . . . . . . . . . . . . . . -32-
                 8.       Class 8 - Interests in Columbia Common Stock  . . . . . . . . . . . . . . . . . . . . . . . -32-

III.     TREATMENT OF CLAIMS AND INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -32-
         A.      Treatment of Unclassified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -32-
                 1.       Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -32-
                          a.   Professional Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -32-
                          b.   Post-Petition Operational Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . -33-
                          c.   Assumed Executory Contract Claims    . . . . . . . . . . . . . . . . . . . . . . . . . -33-
                          d.   U.S. Trustee's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -34-
                          e.   Miscellaneous Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . -34-
                 2.       Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -35-
         B.      Treatment of Classified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -36-
                 1.       Class 1 - DIP Facility Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -36-
                 2.       Class 2 - Non-Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . -37-
                 3.       Class 3 - Borrowed Money Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -37-
                          a.   Class 3.1 - Borrowed Money Convenience Claims  . . . . . . . . . . . . . . . . . . . . -37-
                          b.   Class 3.2 - Other Borrowed Money Claims  . . . . . . . . . . . . . . . . . . . . . . . -37-
                 4.       Class 4 - Securities Action Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -40-
                 5.       Class 5 - Intercompany Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -46-
         C.      Treatment of Assumed Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -46-
                 1.       Class 6.1 - Indemnity Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -46-
                 2.       Class 6.2 - PBGC Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -46-
                 3.       Class 6.3 - Shawmut Guarantee Claim   . . . . . . . . . . . . . . . . . . . . . . . . . . . -46-
         D.      Treatment of Class 7 - Non-Settling Securities Action Claims . . . . . . . . . . . . . . . . . . . . -46-
         E.      Treatment of Class 8 - Interests in Columbia Common Stock  . . . . . . . . . . . . . . . . . . . . . -47-

IV.      PROVISIONS GOVERNING DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -47-
         A.      Transactions On the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -47-
         B.      Distributions on Unclassified Claims and Claims in Classes 1, 2, 4, 6 and 7  . . . . . . . . . . . . -49-
         C.      Distributions on Classes 3.1 and 3.2 Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -50-
                 1.       Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -50-




                                                                 (iv)

                 2.       Surrender of Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -50-
                 3.       Cancellation of Surrender Instruments and Termination of Debt Obligations . . . . . . . . . -52-
                 4.       Distributions of Cash, New Debt Instruments, Preferred Stock and DECS . . . . . . . . . . . -53-
                 5.       Cash in Lieu of Fractional Shares and Odd Lots; Rounding of New Indenture Securities  . . . -56-
         D.      Reorganized Columbia or Third Party as Disbursing Agent for Claims   . . . . . . . . . . . . . . . . -57-
         E.      Costs of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -57-
         F.      Delivery of Distributions; Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . . -57-
                 1.       Delivery of Distributions in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . -57-
                 2.       Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -58-
         G.      Means of Cash Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -60-
         H.      Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -61-
         I.      Effective Date Payments or Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -62-
         J.      Limit on Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -63-
         K.      Continuation of Certain Retirement, Workers' Compensation and Long-Term Disability Benefits  . . . . -63-

V.       MEANS FOR IMPLEMENTATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -63-
         A.      Continued Corporate Existence and Vesting of Assets in Reorganized Columbia  . . . . . . . . . . . . -63-
         B.      Corporate Governance, Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . -64-
                 1.       Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -64-
                 2.       Directors and Officers of Reorganized Columbia  . . . . . . . . . . . . . . . . . . . . . . -65-
                 3.       Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -65-
                 4.       LESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -65-
         C.      Preservation of Rights of Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -66-
         D.      Release of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -66-
         E.      Columbia's Funding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -67-
         F.      Derivative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -67-
         G.      Columbia Omnibus Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -68-

VI.      BAR DATES; PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS
         AND FOR RESOLVING DISPUTED CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -69-
         A.      Bar Date for Objections to Non-Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . -69-
         B.      Bar Dates for Certain Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -69-
                 1.       Professional Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -69-
                 2.       Bar Date for Administrative Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -70-
         C.      Authority to Prosecute Objections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -70-
         D.      Objection to Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -70-

VII.     TREATMENT OF EXECUTORY CONTRACTS AND
         UNEXPIRED LEASES; ADDITIONAL BAR DATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -70-
         A.      General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -70-
         B.      Payments Related to Assumption of Executory Contracts and Unexpired Leases . . . . . . . . . . . . . -71-
         C.      Bar Date for Rejection Damages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -71-


                                                                 (v)

         D.      Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After
                 the Petition Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-

VIII.     CONDITIONS PRECEDENT TO CONFIRMATION
          AND CONSUMMATION OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
         A.      Conditions to Confirmation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -72-
         B.      Conditions to Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -74-
         C.      Waiver of Conditions to Confirmation or Effective Date . . . . . . . . . . . . . . . . . . . . . . .  -76-
         D.      Effect of Non-Occurrence of Conditions to Effective Date . . . . . . . . . . . . . . . . . . . . . .  -77-

IX.      CONFIRMABILITY AND SEVERABILITY
         OF THE PLAN AND CRAMDOWN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -77-
         A.      Confirmability and Severability of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -77-
         B.      Cramdown . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -78-

X.       DISCHARGE, RELEASES, SETTLEMENT OF CLAIMS AND INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . . .  -78-
         A.      Discharge of Claims and Termination of Interests . . . . . . . . . . . . . . . . . . . . . . . . . .  -78-
         B.      Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -79-
         C.      Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -80-

XI.      RETENTION OF JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-

XII.     MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -84-
         A.      Dissolution of the Creditors' Committee and the Equity Committee . . . . . . . . . . . . . . . . . .  -84-
         B.      Modification of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -84-
         C.      Revocation of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -85-
         D.      Severability of Plan Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -85-
         E.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -86-
         F.      Service of Documents on Columbia or Reorganized Columbia . . . . . . . . . . . . . . . . . . . . . .  -86-
         G.      Payment and Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -87-

CONFIRMATION REQUEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -88-

                            SCHEDULES AND EXHIBITS

Schedules and Exhibits            Description
Schedule 3.2                      Post-Petition Interest Calculation for Class 3.2  Claims

Exhibit A                         Amended and Restated Certificate of Incorporation

Exhibit B                         New Indenture

                                     (vi)

Exhibit C                         Certificate of Designation of the Preferred Stock

Exhibit D                         Certificate of Designation of the DECS

Exhibit E                         Executory Contracts of Columbia

Exhibit F                         Pricing Formulae



                                     (vii)

INTRODUCTION

     The Columbia Gas System, Inc. ("Columbia") proposes the following plan of reorganization (the "Plan") for the resolution of Columbia's outstanding creditor Claims and equity Interests.

     For a discussion of Columbia's history, businesses, properties, results of operations and projections for future operations and for a summary and analysis of the Plan and related matters, reference should be made to the

Disclosure Statement pursuant to section 1125 of the Bankruptcy Code for the

Plan of Reorganization of The Columbia Gas System, Inc. (the "Disclosure

Statement") Filed by Columbia with the Bankruptcy Court.  Columbia is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy

Code.


     ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN COLUMBIA SHOULD READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

I.   DEFINED TERMS, RULES OF INTERPRETATION,
     COMPUTATION OF TIME AND GOVERNING LAW

A.   DEFINED TERMS

     As used in the Plan, the capitalized terms below have the following meanings.  Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

     1.   "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503, 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, as more fully described in Section II.B.1,

"Administrative Claims."

     2.   "ADMINISTRATIVE FEE ORDER" means the Administrative Order under

Sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures for

Interim Compensation and Reimbursement of Expenses for all Professionals

entered in the Reorganization Case by the Bankruptcy Court on November 15,

1991, as subsequently amended or supplemented.

     3.   "ALLOWED" when used with respect to a Claim, means a Claim against

Columbia:

          a.   which has been scheduled as undisputed, not contingent and liquidated in the Schedule of Liabilities, and as to which no proof of Claim or objection has been timely Filed;

          b.   as to which a proof of Claim has been timely Filed and either:

                i.  no objection thereto has been timely Filed; or

               ii. the Claim has been allowed (but only to the extent allowed) by a Final Order; or

          c.   which is a Professional Claim for which a fee award amount has been approved by a Final Order.

     4.   "ASSUMED EXECUTORY CONTRACT CLAIM" means a Claim described in

Section II.B.1.c.

     5.   "AUCTION NOTES" means those certain notes issued to evidence "Money

Market Loans" made pursuant to Section 2.03 of the $500 Million Credit

Agreement.

     6.   "AVOIDANCE CLAIM" means a claim which Columbia, Reorganized Columbia or the Estate may assert under sections 542, 544, 545, 547, 548, 549, 550 or

551 of the Bankruptcy Code.

     7.   "BANK AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as agent under and pursuant to the provisions of the $500 Million

Credit Agreement and the $750 Million Credit Agreement, respectively.

     8.   "BANKRUPTCY CODE" means title 11 of the United States Code, Section

Section  101 et seq., as now in effect or as the same may hereafter be amended.

     9.   "BANKRUPTCY COURT" means the United States Bankruptcy Court for the

District of Delaware or, if such court ceases to exercise jurisdiction over the Reorganization Case, the court or adjunct thereof that exercises jurisdiction over the Reorganization Case.

     10.  "BANKRUPTCY RULES" means, collectively, the Federal Rules of

Bankruptcy Procedure and the Local Bankruptcy Rules for the District of Delaware, as now in effect or as the same may from time to time hereafter be amended.

     11.  "BAR DATE" means any applicable date by which proofs of Claim must have been or, in the future, must be, Filed, as established by or pursuant to the provisions of the Bar Date Order, the Plan, or the Confirmation Order.

     12.  "BAR DATE ORDER" means, collectively, the orders of the Bankruptcy

Court establishing bar dates by which proofs of Claim must have been, or in the future must be, Filed against Columbia, including the Order Establishing

Bar Date for Filing Proofs of Claim entered by the Bankruptcy Court on

December 13, 1991.

     13.  "BID NOTES" means, collectively, the promissory notes, described in clauses (i) through (v) below, issued by Columbia to the respective payees named therein, to evidence borrowings from such payees, to wit: (i) Promissory

Note dated June 22, 1988 payable to the order of Bank of Montreal; (ii)

Promissory Note dated June 22, 1988 payable to the order of Continental

Illinois National Bank and Trust Company of Chicago; (iii) Promissory Note

dated March 20, 1991 payable to the order of First City, Texas - Houston,

N.A.; (iv) Promissory Note dated June 22, 1988 payable to the order of Morgan

Guaranty Trust Company of New York; and (v) Promissory Note dated January 19,

1990 payable to the order of Toronto Dominion Bank.

     14.  "BORROWED MONEY CLAIM" means any Claim classified in Class 3.1 or

Class 3.2 of the Plan.

     15.  "BORROWED MONEY INSTRUMENTS" means, collectively, the Auction Notes,

the Bid Notes, the Commercial Paper, the Debentures, the LESOP Debentures, the

Medium Term Notes, any notes issued pursuant to the $500 Million Credit

Agreement other than the Auction Notes, and any notes issued pursuant to the

$750 Million Credit Agreement.

     16.  "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a day which in Wilmington, Delaware, Charleston, West Virginia or New York, New

York is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

     17.  "CALENDAR QUARTER" means a three (3) month period ending on any

March 31, June 30, September 30 or December 31, provided that the first

Calendar Quarter shall be deemed to be the period commencing on the Effective

Date and ending on the first day that is (x) the last day of such a three (3)

month period and (y) more than sixty days after the Effective Date.

     18.  "CANADA SALE AGREEMENT" means that certain Share Sale and Purchase

Agreement between Columbia and Anderson Exploration Ltd., dated as of November

25, 1991, and approved by the Bankruptcy Court pursuant to an order dated

December 31, 1991.

     19.  "CASH COLLATERAL ORDERS" means the final orders of the Bankruptcy

Court, dated July 31, 1991 and August 23, 1991, which respectively authorize

TCO to use the cash collateral pledged by TCO to Columbia pursuant to the

Inventory Loan Agreements and the Indenture of Mortgage and Deed of Trust

securing the First

Mortgage Bonds and grant to Columbia and certain other secured parties certain replacement liens and security interests in TCO's assets.

     20.  "CASH CONSIDERATION" means the amount of cash, if any, to be included in the consideration to be paid by Columbia, in accordance with the provisions of the Plan, in satisfaction of Class 3.2 Claims (exclusive of any cash to be paid pursuant to the provisions of Section IV.C.5) determined in the manner described in Section III.B.3.b.

     21.  "CLAIM" means, as against Columbia,

          a.   a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured,

disputed, undisputed, legal, equitable, secured or unsecured; or

          b.   a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured,

unmatured, disputed, undisputed, secured or unsecured.

     22.  "CLASS" means a class of Claims or Interests.

     23.  "COLUMBIA" means The Columbia Gas System, Inc., a Delaware corporation, the debtor and debtor-in-possession in the Reorganization Case.

     24.  "COLUMBIA CANADA" means the entity known on the date of the Canada

Sale Agreement as Columbia Gas Development of Canada,

Limited, a Canadian corporation, which was the subject of that agreement.

     25.  "COLUMBIA COMMON STOCK" means the class of common stock presently authorized for issuance by Columbia.

     26.  "COLUMBIA CUSTOMER GUARANTY" means Columbia's guaranty (subject to any necessary Bankruptcy Court and regulatory approvals) of (a) the financial integrity of the Customer Settlement Proposal and (b) the payment of distributions on account of those claims against TCO arising from TCO's obligation to make refunds, including applicable interest thereon, to customer-creditors of TCO pursuant to regulations or orders of FERC, or any order of a court of competent jurisdiction on appeal of an order of FERC, or the terms of the FERC Gas Tariffs, to holders of certain unsecured customer claims and the claims of the Gas Research Institute against TCO, classified in the TCO Plan as "Class 3.2 Claims", if Class 3.2 of the TCO Plan has voted to accept the TCO Plan and such holders have either voted in favor of the TCO

Plan or, if they have not voted in favor of the TCO Plan, executed the waiver agreement annexed to the TCO Plan prior to such plan's effective date.

Specifically, Columbia has agreed (i) that the Customer Settlement Proposal will not be "retraded" with TCO's customer-creditors so as to reduce the financial benefits of the settlement to them, (ii) that the financial benefits of the Customer Settlement Proposal will not be adversely affected by virtue of any subsequent settlement reached with other parties in either the TCO

Proceeding or the

Reorganization Case, and (iii) that Columbia and TCO will include the Customer

Settlement Proposal and Columbia's guaranty in their respective plans of reorganization.  The foregoing guaranty does not apply to any modification imposed on the Customer Settlement Proposal or on the TCO Plan or the Columbia

Plan incorporating the Customer Settlement Proposal by the action of any judicial or regulatory authority.

     27.  "COLUMBIA OMNIBUS SETTLEMENT" means Columbia's agreement,

conditioned on the TCO Plan becoming effective without any modification that is not consented to by Columbia, to facilitate the prompt emergence of TCO and

Columbia from their respective Chapter 11 proceedings by (i) assisting TCO to monetize the TCO Plan which is estimated to provide for value to be distributed to TCO's creditors of approximately $3.9 billion (in the event of

100% acceptance of the settlement offers to TCO's producer-creditors embodied in the TCO Plan), which distribution, in the case of third party creditors,

will be substantially in cash, (ii) providing a guaranty of payment of distributions to TCO's creditors as provided under the TCO Plan (excluding assumed obligations), (iii) providing the Columbia Customer Guaranty, (iv)

consenting to the assumption by Reorganized TCO of certain pre-petition environmental claims of governmental agencies and certain other claims against

TCO, and (v) accepting new secured debt securities of Reorganized TCO (rather than cash) for a portion of the Columbia Secured Claim and contributing the balance of the Columbia Secured Claim to

Reorganized TCO's equity, in consideration for (a) the retention by Columbia of the equity of Reorganized TCO, (b) the settlement of litigation over the liquidation of the producer, customer and certain other claims against TCO,

and (c) a settlement of the claims raised or which could have been raised in the Intercompany Claims Litigation among Columbia, Columbia Natural Resources,

Inc., TCO, the creditors' committee and the customers' committee appointed in the TCO Proceeding and all other claims and disputes between TCO's creditors and Columbia and various other claims and disputes between TCO's creditors and

TCO, as provided in the TCO Plan (other than claims arising in the normal course of business subsequent to the Petition Date between creditors of TCO and TCO or Columbia).

     28.  "COLUMBIA SECURED CLAIM" means, as of the Effective Date, the aggregate of:

     a.   (i) the unpaid principal owing as of the Petition Date in respect of the First Mortgage Bonds, (ii) the unpaid principal and accrued and unpaid interest owing as of the Petition Date in respect of the Inventory Financing

Agreement and (iii) the interest on all such unpaid principal and interest from the Petition Date to the Effective Date, calculated as provided in the

TCO Plan;

     b.   all amounts to which Columbia is entitled under the Cash Collateral

Orders, including post-petition interest as allowed by the Bankruptcy Court;

and

     c.   all amounts to which Columbia is entitled for reasonable fees, costs and charges approved by the Bankruptcy Court under section 506 of the

Bankruptcy Code.

     29.  "COMMERCIAL PAPER" means the Commercial Paper Master Note, dated

October 5, 1990, and any evidence of the debt of Columbia which was originally issued pursuant thereto as "commercial paper" (as that term is commonly understood in the financial markets).

     30.  "COMPLETED" OR "COMPLETION" means, with respect to the Take-Out

Offering, that the securities which may be publicly offered in accordance therewith have been sold and the proceeds of such sale have been received by

Reorganized Columbia.

     31.  "COMPLYING CLASS 4 CLAIMANT" means a Holder of a Securities Action

Claim that Files, on or before the Supplemental Bar Date, a proof of Claim in compliance with the requirements of the Supplemental Bar Date Order.

     32.  "CONFIRMATION" means the entry of the Confirmation Order.

     33.  "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.

     34.  "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     35.  "CONTRIBUTORS" has the meaning set forth in Section III.B.4.

     36.  "CREDITOR" means

          a.   a Person that has a Claim against Columbia that arose at the time of or before the Petition Date; or

          b.   a Person that has a Claim against the Estate of a kind

specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

     37.  "CREDITORS' COMMITTEE" means the Official Committee of Unsecured

Creditors appointed in the Reorganization Case pursuant to section 1102 of the

Bankruptcy Code.

     38.  "CUSTOMER SETTLEMENT PROPOSAL" means the terms and agreements embodied in the Stipulation and Agreement, dated April  17, 1995, filed by TCO with FERC.

     39.  "D&O INSURANCE" means those certain insurance policies which provide coverage to Columbia and others for, among other things, liabilities in connection with directors and officers of Columbia, TCO and any other subsidiary of Columbia.

     40.  "DEBENTURES" mean the debt instruments, other than the Medium Term

Notes, issued pursuant to the 1961 Indenture.

     41.  "DECS" means the shares of dividend enhanced convertible preferred stock to be issued by Reorganized Columbia under the Plan pursuant to a certificate of designation substantially in the form of Exhibit D, the economic terms of which will be determined in accordance with the Pricing

Formulae.

     42.  "DEFICIENCY CLAIM" means the amount, if any, that the Allowed amount of the DIP Facility Claim exceeds the value of the collateral securing the DIP Facility Claim as determined by the Bankruptcy

Court.

     43.  "DERIVATIVE ACTIONS" means that certain action captioned as In re

Columbia Gas System, Inc. Derivative Litigation, Consol. C.A. No. 12159, and

currently pending before the Chancery Court of the State of Delaware in and for New Castle County.

     44.  "DIP FACILITY" means that certain Secured Revolving Credit

Agreement, dated as of August 20, 1991, among Columbia, the financial institutions party thereto and Chemical Bank, as successor to Manufacturers

Hanover Trust Company, as Agent, as amended or restated from time to time.

     45.  "DIP FACILITY CLAIM" means the Claim arising from the DIP Facility.

     46.  "DISBURSING AGENT" means (i) Columbia or Reorganized Columbia, in each case in its capacity as a disbursing agent under the Plan, or (ii) any third-party designated to act as a disbursing agent under the Plan, in its capacity as such disbursing agent.

     47.  "DISBURSING AGENT AGREEMENT" means any agreement for disbursing agent services to be entered into between Columbia or Reorganized Columbia and a third-party Disbursing Agent, as the same may be amended from time to time.


     48.  "DISCLOSURE STATEMENT" has the meaning set forth in the

"Introduction" to this Plan.

     49.  "DISPUTED" when used with respect to a Claim, means a Claim that is not an Allowed Claim and that has not been barred or otherwise disallowed or discharged.  If an objection is timely Filed or deemed timely Filed and relates to the allowance of only a portion of a Claim, such Claim shall be a

Disputed Claim to the extent of the portion of such Claim to which such objection relates.

     50.  "EFFECTIVE DATE" means the first Business Day that is more than ten

(10) days after the Confirmation Date and on which (a) no stay of the

Confirmation Order is in effect and (b) all conditions to the Effective Date set forth in Section VIII.B have been satisfied or, if waivable, waived.

     51.  "EQUITY COMMITTEE" means the Official Committee of Equity Security

Holders appointed in the Reorganization Case pursuant to section 1102 of the

Bankruptcy Code.

     52.  "ESTATE" means the estate created for Columbia in the Reorganization

Case pursuant to section 541 of the Bankruptcy Code.

     53.  "FEE EXAMINER" means the fee examiner appointed by the Bankruptcy

Court pursuant to the Court's January 8, 1992 Order Retaining Examiner on Fees

and Expenses.

     54.  "FERC" means the Federal Energy Regulatory Commission.

     55.  "FERC GAS TARIFF" means the documents filed by TCO with, and in force from time to time pursuant to procedures established by, FERC setting forth the rates at and the
conditions under which TCO renders natural gas-related services to its customers.

     56.  "FILE" OR "FILED" means file or filed in the Reorganization Case with the Bankruptcy Court, or in the case of proofs of Claim, (a) file or filed with Poorman-Douglas Corporation, the claims agent designated by order of the Bankruptcy Court dated December 13, 1991, or (b) deemed so filed pursuant to section 1111(a) of the Bankruptcy Code.

     57.  "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, entered on the docket in the

Reorganization Case, which has not been reversed, vacated or stayed, and as to which the time to appeal, seek certiorari, move to reconsider, move to amend judgment or move for a new trial has expired with no appeal or petition for certiorari having been timely taken or filed, or no motion for new trial,

reconsideration or amendment of judgment having been granted, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     58.  "FIRST MORTGAGE BONDS" means those certain bonds, designated Series

A, B, D, E and F, issued pursuant to and secured by the Indenture of Mortgage and Deed of Trust, dated as of August 30, 1985, made by TCO in favor of

Wilmington Trust Company.

     59.  "$500 MILLION CREDIT AGREEMENT" means that certain $500 Million

Amended and Restated Credit Agreement, dated as of September 17, 1990, among

Columbia, the banks listed therein and Morgan Guaranty Trust Company of New

York, as Agent, as amended or restated from time to time.

     60.  "HOLDER" means the holder of a Claim or Interest and, when used in conjunction with a Class or type of Claim or Interest, means a holder of a

Claim or Interest in such Class or of such type.

     61.  "INDENTURE TRUSTEE" means the Person that is indenture trustee under the 1961 Indenture.

     62.  "INTERCOMPANY CLAIMS" means the claims and causes of action asserted against Columbia and Columbia Natural Resources, Inc. in the Intercompany

Claims Litigation and any claims or causes of action against Columbia or

Columbia Natural Resources, Inc. arising out of the same or similar facts or circumstances.

     63.  "INTERCOMPANY CLAIMS LITIGATION" means the litigation against

Columbia and Columbia Natural Resources, Inc. on behalf of TCO and the creditors' committee and the customers' committee appointed in the TCO

Proceeding in the complaints styled and numbered Columbia Gas Transmission

Corporation v. The Columbia Gas System, Inc. and Columbia Natural Resources,

Inc., Adv. No. A92-35, filed on March 19, 1992 and May 26, 1992, pending before the United States District Court for the District of Delaware.

     64.  "INTERESTS" means the rights of the Stockholders as Holders of shares of Columbia Common Stock (other than Securities Action Claims).

     65.  "INVENTORY LOAN AGREEMENTS" means that certain Inventory Financing

Agreement, dated as of June 19, 1985, between TCO and Columbia, and the related Security Agreement, dated June 19, 1985, between TCO and Wilmington

Trust Company, as each such agreement may have been amended from time to time.

     66.  "IRS ORDER" means the Order of the Bankruptcy Court, dated October

12, 1994, approving the IRS Settlement Agreement.

     67.  "IRS SETTLEMENT AGREEMENT" means that certain Stipulation and Order of Settlement of Proofs of Claim Filed by the Internal Revenue Service, dated

October 12, 1994, between the Internal Revenue Service and Columbia.

     68.  "ISSUE" means, when referring to the New Indenture Securities, any tranche of such New Indenture Securities having identical maturity dates.

     69.  "KOTANEELEE ESCROW" means that certain escrow established pursuant to the Canada Sale Agreement as security for the indemnification by Columbia of Anderson Exploration Ltd. with respect to certain representations and warranties included, and certain litigation referenced, in the Canada Sale

Agreement.

     70.  "LESOP" means the leveraged employee stock ownership portion of the

Employees' Thrift Plan of Columbia Gas System, as Amended and Restated

Effective April 1, 1990, as the same may have been or may be amended or restated from time to time.

     71.  "LESOP DEBENTURES" means those certain amortizing debentures issued pursuant to the LESOP Indenture.

     72.  "LESOP GUARANTY" means Columbia's subordinated guaranty, set forth in Article X of the LESOP Indenture, of the repayment of the LESOP Debentures.

     73.  "LESOP INDENTURE" means that certain Indenture, dated as of October

3, 1989, among the Employees' Thrift Plan of Columbia Gas System Trust,

Columbia and the Bank of Boston, as successor indenture trustee, as same may have been or may be amended or restated from time to time.

     74.  "LESOP INDENTURE TRUSTEE" means The Bank of Boston in its capacity as trustee under the LESOP Indenture.

     75.  "LESOP REGISTRAR" means The Bank of New York in its capacity as registrar under the LESOP Indenture.

     76.  "LESOP TRUST" means the Employees' Thrift Plan of Columbia Gas

System Trust established in connection with the LESOP pursuant to the Trust

Agreement dated as of October 17, 1991 between Columbia and the LESOP Trustee

(which succeeded the Master Savings Plan Trust Agreement, dated as of March

14, 1990, between Columbia and Bankers Trust Company).

     77.  "LESOP TRUSTEE" means First Fidelity Bank, N.A., in its capacity as trustee under the LESOP Trust.

     78.  "LIQUIDATION VALUE" means (i) with respect to a share of the DECS,

the market price of a share of Columbia Common Stock on the fifth business day prior to the Effective Date and (ii)
with respect to the Preferred Stock, $25.00 per share of Preferred Stock.

     79.  "MAXIMUM OFFER AMOUNT" has the meaning set forth in Section III.B.4.

     80.  "MAXIMUM PROOF OF CLAIM AMOUNT" has the meaning set forth in Section

III.B.4.

     81.  "MEDIUM TERM NOTES" means the debt issued by Columbia pursuant to the thirty-fifth, thirty-sixth and thirty-seventh supplemental indentures,

dated as of August 18, 1989, November 30, 1989 and June 6, 1990, respectively,

to the 1961 Indenture.

     82.  "MISCELLANEOUS ADMINISTRATIVE CLAIM" means a Claim described in

Section II.B.1.e.

     83.  "NEW INDENTURE" means the indenture, substantially in the form attached as Exhibit B (together with any supplements thereto), to be entered into by Columbia as of the Effective Date, pursuant to which the New Indenture

Securities are to be issued.

     84.  "NEW INDENTURE TRUSTEE" means the Person that is the indenture trustee under the New Indenture.

     85.  "NEW INDENTURE SECURITIES" means those certain debt instruments to be issued under the Plan by Columbia on the Effective Date under and in accordance with the terms of the New Indenture, the economic terms of which will be determined in accordance with the Pricing Formulae.

     86.  "1961 INDENTURE" means that certain Indenture, dated as of June 1,

1961, as the same may from time to time have been amended or supplemented, between Columbia and Marine Midland Bank, as successor trustee to Morgan Guaranty Trust Company of New York.

     87.  "NON-BORROWED MONEY CLAIM" means a Claim classified as a Class 2

Claim in the Plan.

     88.  "OFFER OF SETTLEMENT" has the meaning set forth in Section III.B.4.

     89.  "OMNIBUS ORDERS" mean the Final Orders of the Bankruptcy Court,

dated December 15, 1992 and January 25, 1993, authorizing Columbia to pay,

without the need for prior Bankruptcy Court approval, the fees of certain professionals retained in the ordinary course of business by Columbia.

     90.  "PBGC" means the Pension Benefit Guaranty Corporation.

     91.  "PERSON" means a natural person, corporation, partnership, joint stock company, trust, association, unincorporated association, governmental agency, instrumentality or subdivision, or any other entity.

     92.  "PETITION DATE" means July 31, 1991.

     93.  "PLAN" means this Plan of Reorganization of Columbia and all exhibits, attachments and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented by or with the consent of

Columbia.

     94.  "PLAN MAILING DATE" means that date set by order of the Bankruptcy

Court as the date for the mailing of the Plan to Creditors and Holders of

Interests for purposes of voting thereon.

     95.  "POST-PETITION OPERATIONAL CLAIM" means a Claim described in Section

II.B.1.b.

     96.  "PREFERRED STOCK" means the shares of new preferred stock to be issued by Reorganized Columbia pursuant to the Plan pursuant to a certificate of designation substantially in the form attached hereto as Exhibit C, the economic terms of which will be determined in accordance with the Pricing

Formulae.

     97.  "PRICING FORMULAE" means the pricing methodologies described in

Exhibit F attached hereto.

     98.  "PRIORITY TAX CLAIM" means a Claim described in Section II.B.2.

     99.  "PROFESSIONAL" means any professional employed in the Reorganization

Case pursuant to sections 327 or 1103 of the Bankruptcy Code, any professional employed by Columbia pursuant to the Omnibus Orders and any professional seeking compensation or reimbursement of expenses pursuant to sections 330(a)

and 503(b)(4) of the Bankruptcy Code.

     100. "PROFESSIONAL CLAIM" means a Claim described in Section II.B.1.a.

     101. "PRO-RATA SHARE" means a fraction the numerator of which is the aggregate of the Allowed amount of a Class 3.2 Claim and the post-petition interest to be paid on such Claim in accordance with the Plan, and the denominator of which is the aggregate of the Allowed amounts of all Allowed

Class 3.2 Claims and the post-petition interest to be paid on all such Claims in accordance with the Plan.

     102. "QUALIFYING CLASS 4 CLAIMANT" means a Complying Class 4 Claimant that purchased shares of Columbia Common Stock or debt securities of Columbia on or after March 1, 1990 and (i) retained such shares or securities continuously at least until March 31, 1991 or (ii) sold such securities on or after March 31, 1991 but not later than June 18, 1991 and received for the sale of such shares or securities an amount less than such Claimant paid for such shares or securities.

     103. "RATE SWAP AGREEMENT" means that certain Interest Rate Swap

Agreement, dated as of November 30, 1990, between Columbia and The Toronto-

Dominion Bank, New York Branch and the agreements entered into by Columbia and such bank ancillary or pursuant thereto.

     104. "RECORD DATE" has the meaning set forth in Section IV.C.1.

     105. "RECORDATION ORDER" means that certain order Authorizing Procedures to Maintain Records of Certain Pre-Petition Claims, submitted by Columbia to the Bankruptcy Court, as the same shall be entered by the Bankruptcy Court prior to solicitation of acceptances of the Plan.

     106. "RELIANCE GROUP" means, collectively, Reliance Insurance Company and

United Pacific Insurance Company.

     107. "REORGANIZATION CASE" means the case under Chapter 11 of the

Bankruptcy Code bearing number 91-803 pending in the United States Bankruptcy

Court for the District of Delaware with respect to Columbia.

     108. "REORGANIZED COLUMBIA" means Columbia (i) on the Effective Date to the extent and for the purpose of performing those acts which are required under the Plan to be performed by Reorganized Columbia on the Effective Date and (ii) after the Effective Date.

     109. "REORGANIZED TCO" means TCO (i) on the effective date of the TCO

Plan to the extent and for the purpose of performing those acts which are required under the TCO Plan to be performed by Reorganized TCO on the effective date of the TCO Plan and (ii) after the effective date of the TCO

Plan.

     110. "REPURCHASE PRICE" has the meaning set forth in Section III.B.3.b.

     111. "SCHEDULE OF LIABILITIES" means the schedule of assets and liabilities Filed by Columbia under section 521(1) of the Bankruptcy Code, as amended from time to time.

     112. "SECURITIES ACTION" means that certain consolidated action styled and numbered In re Columbia Gas Securities Litigation, Consol. C.A. No. 91-

357, pending before the United States District Court for the District of

Delaware.

     113. "SECURITIES ACTION CLAIMS" means the Claims asserted in or arising from the Securities Action.

     114. "SETOFF FUNDS" means those funds held by Morgan Guaranty Trust

Company of New York in accordance with the Setoff Order.

     115. "SETOFF ORDER" means that certain Stipulation and Order Authorizing

Investment of Certain Funds subject to Setoff and

Providing Adequate Protection, among Columbia, Morgan Guaranty Trust Company of New York and Mellon Bank, N.A., approved by the Bankruptcy Court on

December 17, 1992.

     116. "SETTLEMENT AMOUNT" has the meaning set forth in Section III.B.4.

     117. "$750 MILLION CREDIT AGREEMENT" means that certain $750 Million

Credit Agreement, dated as of October 5, 1988, among Columbia, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent.

     118. "STIPULATION OF DISMISSAL WITH PREJUDICE"  has the meaning set forth in Section IV.A.

     119. "STOCKHOLDER" means any Holder of any of the issued and outstanding shares of Columbia Common Stock.

     120. "SUPPLEMENTAL BAR DATE" means the bar date for filing proofs of

Claim provided in the Supplemental Bar Date Order.

     121. "SUPPLEMENTAL BAR DATE ORDER" has the meaning set forth in Section

III.B.4.

     122. "SURRENDER INSTRUMENTS" has the meaning set forth in Section IV.C.2.

     123. "TAKE-OUT ELECTION" has the meaning set forth in Section III.B.3.b.

     124. "TAKE-OUT ELECTORS" has the meaning set forth in Section III.B.3.b.

     125. "TAKE-OUT OFFERING" has the meaning set forth in Section III.B.3.b.

     126. "TAKE-OUT SECURITIES" has the meaning set forth in Section

III.B.3.b.

     127. "TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement, dated as of December 31, 1990, among Columbia and its subsidiaries, interpreted and applied in a manner consistent with its interpretation and application prior to the Petition Date.

     128. "TCO" means Columbia Gas Transmission Corporation, a Delaware corporation and a wholly-owned subsidiary of Columbia which is a Chapter 11 debtor and debtor-in-possession.

     129. "TCO PLAN" means the First Amended Plan of Reorganization of TCO,

dated April 17, 1995, and all exhibits, attachments and schedules annexed thereto or referenced therein, filed in the TCO Proceeding, as the same may be further amended, modified or supplemented, provided that such further amendments, modifications or supplements shall have been consented to by

Columbia and TCO.

     130. "TCO PROCEEDING" means TCO's case under Chapter 11 of the Bankruptcy

Code, bearing number 91-804, pending in the United States Bankruptcy Court for the District of Delaware.

     131. "TERM LOAN FACILITY" means a term loan banking facility to be entered into by Reorganized Columbia as of the Effective Date with such financial institutions and on such terms and conditions as Reorganized

Columbia may deem appropriate.

     132. "UNCLAIMED DISTRIBUTION" has the meaning set forth in Section IV.F.

     133. "UNCLASSIFIED CLAIM" means a Claim described in Section II.B.1.

     134. "U.S. TRUSTEE" means the Office of the United States Trustee.

     135. "U.S. TRUSTEE'S FEE CLAIMS" means the Claims described in Section

II.B.1.d.

     136. "VOTING DEADLINE" means the deadline for voting to accept or reject the Plan established by order of the Bankruptcy Court.

     137. "WORKING CAPITAL FACILITY" means a working capital banking facility to be entered into by Reorganized Columbia as of the Effective Date with such financial institutions and on such terms and conditions as Reorganized

Columbia may deem appropriate.

B.   RULES OF INTERPRETATION

     For purposes of the Plan:  (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to a document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in
the Plan to sections, articles, schedules and exhibits are references to sections, articles, schedules and exhibits of or to the Plan; (v) the words

"herein" and "hereto" refer to the Plan in its entirety rather than a particular portion of the Plan; (vi) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

C.   COMPUTATION OF TIME

     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.   GOVERNING LAW

     EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE OR BANKRUPTCY RULES ARE

APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT,

RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION

WITH THE PLAN, THE RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN SHALL BE

GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS-OF-LAW PRINCIPLES WHICH

WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE OR THE

UNITED STATES OF AMERICA.

II.  UNCLASSIFIED CLAIMS AND
     CLASSES OF CLAIMS AND INTERESTS

A.   GENERAL

     Administrative Claims and Priority Tax Claims described below in Section

II.B, have not been classified and the Holders thereof are not entitled to vote on the Plan.

     To the extent that a Holder of a Claim asserts or holds more than one

Claim and such Claims are classified in different Classes, each such Claim shall be deemed for purposes of this Plan to be a distinct Claim entitled to participate in the appropriate Class, subject to the following sentence.  If any Holder of a Claim asserts or holds more than one Claim in any one Class,

all of such Claims shall be aggregated and the Holder's aggregate Claim shall be accorded the treatment appropriate for a Claim of such type and amount.

     A Claim is classified in a particular Class only to the extent that the

Claim qualifies within the description of that Class.  A Claim is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied.

B.   UNCLASSIFIED CLAIMS

     1.   ADMINISTRATIVE CLAIMS

     Administrative Claims consist of those Claims described below:

          a.   PROFESSIONAL CLAIMS

     Professional Claims consist of all Administrative Claims for unpaid fees and expenses of Professionals and amounts for compensation Allowed under sections 330(a) and 503(b) of the Bankruptcy Code.

          b.   POST-PETITION OPERATIONAL CLAIMS

     Post-Petition Operational Claims consist of all Administrative Claims in respect of liabilities incurred by Columbia in the ordinary course of business during the pendency of the Reorganization Case including, but not limited to,

Administrative Claims of governmental units for taxes, trade vendor and supplier payment obligations and obligations under contracts and leases.

          c.   ASSUMED EXECUTORY CONTRACT CLAIMS

     Assumed Executory Contract Claims consist of all obligations of Columbia to cure defaults arising from or in connection with the assumption of pre-

petition executory contracts and unexpired leases by Columbia, under the Plan or otherwise, pursuant to section 365(b)(1) of the Bankruptcy Code.

          d.   U.S. TRUSTEE'S FEE CLAIMS

     The U.S. Trustee's Fee Claims consist of the fees Columbia is required to pay pursuant to 28 U.S.C. Section 1930(a)(6).

          e.   MISCELLANEOUS ADMINISTRATIVE CLAIMS

     Miscellaneous Administrative Claims consist of all  Administrative Claims other than Professional Claims, Post-Petition Operational Claims, Assumed

Executory Contract Claims and U.S. Trustee's Fee Claims, including but not limited to Claims which are (i) contingent indemnification Claims of officers,

directors, employees and agents of Columbia, TCO or any other subsidiary of

Columbia and (ii) post-petition personal injury and property damage Claims.

Miscellaneous Administrative Claims include specifically: (i) the indemnity claims arising under the Canada Sale Agreement in favor of the purchaser of the stock of Columbia Canada and (ii) indemnity Claims under Columbia's indemnity agreements with the Reliance Group.

     2.   PRIORITY TAX CLAIMS

     Priority Tax Claims consist of all Claims for the payment of taxes entitled to priority in payment pursuant to section 507(a)(8) of the

Bankruptcy Code.

C.   CLASSES OF CLAIMS AND INTERESTS

     1.   CLASS 1 - DIP FACILITY CLAIM

     Class 1 consists of the DIP Facility Claim.

     2.   CLASS 2 - NON-BORROWED MONEY CLAIMS

     Class 2 consists of all pre-petition Claims that are not Unclassified

Claims and that are not treated in any other Class under the Plan.

     3.   CLASS 3 - BORROWED MONEY CLAIMS

     a.   CLASS 3.1 - BORROWED MONEY CONVENIENCE CLAIMS

     Class 3.1 consists of all pre-petition Claims that, as of the Petition

Date, did not exceed $15,000 and that would be classified in Class 3.2 but for the fact that such Claims did not exceed $15,000 as of such date;

     b.   CLASS 3.2 - OTHER BORROWED MONEY CLAIMS

     Class 3.2 consists of the following pre-petition Claims that, as of the

Petition Date, were for an amount in excess of $15,000:

     i.   DEBENTURE CLAIMS:

          All pre-petition Claims arising under the Debentures;

     ii.  $500 MILLION CREDIT AGREEMENT CLAIMS:

          All pre-petition Claims (other than the Auction Note Claims) arising under the $500 Million Credit Agreement;

     iii. $750 MILLION CREDIT AGREEMENT CLAIMS:

          All pre-petition Claims arising under the $750 Million Credit

          Agreement;

     iv.  COMMERCIAL PAPER CLAIMS:

          All pre-petition Claims arising under the Commercial Paper;

     v.   BID NOTE CLAIMS:

          All pre-petition Claims arising under the Bid Notes;

     vi.  AUCTION NOTE CLAIMS:

          All pre-petition Claims arising under the Auction Notes;

     vii. MEDIUM TERM NOTE CLAIMS:

          All pre-petition Claims arising under the Medium Term Notes;

     viii. LESOP CLAIMS:

          All pre-petition Claims arising under the LESOP Guaranty; and

     ix.  RATE SWAP CLAIMS:

          All pre-petition Claims arising under the Rate Swap Agreement.

     4.   CLASS 4 - SECURITIES ACTION CLAIMS

          Class 4 consists of all Securities Action Claims the Holders of which have, prior to or upon the Supplemental Bar Date, filed a proof of Claim in compliance with the provisions of the Supplemental Bar Date Order.

     5.   CLASS 5 - INTERCOMPANY CLAIMS

          Class 5 consists of the Intercompany Claims.

     6.   CLASS 6 - ASSUMED CLAIMS

     a.   CLASS 6.1 - INDEMNITY CLAIMS

     Class 6.1 consists of the pre-petition Claims of the officers, directors,

employees or agents of Columbia, TCO or Columbia's other subsidiaries, to the extent insurance proceeds from the D&O Insurance are inadequate or unavailable to satisfy such claims, arising from liabilities assessed against such officers, directors, employees or agents for which Columbia is obligated to indemnify under Delaware state law, the terms of Columbia's certificate of incorporation or otherwise.

     b.   CLASS 6.2 - PBGC GUARANTEE CLAIMS

     Class 6.2 consists of Columbia's secondary obligations to the PBGC for contributions to the pension fund of Columbia's subsidiaries.

     c.   CLASS 6.3 - SHAWMUT GUARANTEE CLAIM

     Class 6.3 consists of Columbia's secondary obligation to Shawmut Bank of

Boston, N.A. for certain of the obligations of Columbia Gas of Ohio, Inc.

under the lease for the latter's headquarters in Columbus, Ohio.

     7.   CLASS 7 - NON-SETTLING SECURITIES ACTION CLAIMS

     Class 7 consists of all Claims classified in Class 4 as of the Plan

Mailing Date, the Holders of which do not vote to accept the Plan.

     8.   CLASS 8 - INTERESTS IN COLUMBIA COMMON STOCK

     Class 8 consists of all Interests of the Stockholders.

III. TREATMENT OF CLAIMS AND INTERESTS

A.   TREATMENT OF UNCLASSIFIED CLAIMS

     1.   ADMINISTRATIVE CLAIMS

          a.   PROFESSIONAL CLAIMS

     Each Holder of an Allowed Professional Claim will receive cash equal to the amount of such Claim and such post-petition interest as may be Allowed by the Bankruptcy Court (unless Columbia and the Holder of such Claim agree to other treatment)
on the later of (i) the Effective Date and (ii) the tenth day after the date on which an order allowing such Claim or post-petition interest becomes a

Final Order.

          b.   POST-PETITION OPERATIONAL CLAIMS

     Each Post-Petition Operational Claim that is unpaid as of the Effective

Date will be assumed and paid by Reorganized Columbia pursuant to the terms and conditions of the particular transaction giving rise to such Claim,

without any further action on the part of the Holder of such Claim.

          c.   ASSUMED EXECUTORY CONTRACT CLAIMS

     Each Assumed Executory Contract Claim that is Allowed on the Effective

Date will be paid in full, together with post-petition interest thereon calculated as described below, in cash on the Effective Date or upon such earlier or later date as may be authorized by order of the Bankruptcy Court.

Any Assumed Executory Contract Claim that becomes an Allowed Claim after the

Effective Date will be paid in full, together with post-petition interest thereon calculated as described below, in cash, within forty-five days after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim.

Payment will be made net of any setoff of moneys owed by the Holder of such

Claim to Columbia.

     Post-petition interest from the date a defaulted payment was required to have been made to the date of distribution shall be calculated (i) with respect to any Assumed Executory Contract Claim evidenced by a written agreement setting forth a non-
default contractual interest rate, at such non-default contractual rate and

(ii) with respect to any other Assumed Executory Contract Claim, at six percent (6%) per annum, or as otherwise provided by the Bankruptcy Court.

          d.   U.S. TRUSTEE'S FEES

     U.S. Trustee's Fee Claims that are unpaid as of the Effective Date will be paid in full in cash on the Effective Date.

          e.   MISCELLANEOUS ADMINISTRATIVE CLAIMS

     Indemnity Claims under the Canada Sale Agreement (i) if liquidated on the

Effective Date, will be paid on the Effective Date in full in cash or (ii) if not then liquidated, will be assumed by Reorganized Columbia and the then-

existing Kotaneelee Escrow will be adjusted in accordance with the terms of the Canada Sale Agreement.  At Columbia's option, the Kotaneelee Escrow may be replaced on the Effective Date or at any time thereafter by a letter of credit as provided for in the Canada Sale Agreement.

     Indemnity Claims arising under agreements with the Reliance Group (i) if liquidated on the Effective Date, will be paid on the Effective Date in full in cash or (ii) if not then liquidated, will be assumed by Reorganized

Columbia.

     Any remaining Miscellaneous Administrative Claim that is unpaid as of the

Effective Date will be assumed by Columbia and paid in full in cash as it becomes due and payable or as otherwise agreed to or directed by Bankruptcy

Court order.

     Any Miscellaneous Administrative Claim liquidated prior to the Effective

Date and not paid at the time liquidated shall be entitled, when paid, to receive in cash post-petition interest from the date such Claim is liquidated to the date of payment thereof calculated at the rate of six percent (6%) per annum or as otherwise provided by the Bankruptcy Court.

2.   PRIORITY TAX CLAIMS

     Each Priority Tax Claim (other than a Claim that is the subject of the

IRS Order) that is Allowed on the Effective Date, and any post-petition interest due thereon, will be paid, to the extent Allowed, in cash on the

Effective Date.  Any such Priority Tax Claim that becomes an Allowed Claim after the Effective Date, and any post-petition interest due thereon, will be paid, to the extent Allowed, in cash within thirty days from the date on which it becomes an Allowed Claim.

     Any Priority Tax Claim that is the subject of the IRS Order will be paid in installments over a period not to exceed six years from the date of assessment of such Claim, together with interest at the rate set forth in the

IRS Settlement Agreement.  The full amount of such Claims will be paid in cash in equal quarterly installments beginning on the date which is three months after the Effective Date and ending on the last quarterly date which does not exceed six years from the date of assessment of such Claims, except that the first quarterly installment shall be paid in three equal monthly installments beginning on the Effective Date.  Each monthly or quarterly installment shall be
paid together with interest on such installment, at the rate set forth in the

IRS Settlement Agreement, accrued to the date of payment.  Notwithstanding the foregoing, however, Reorganized Columbia shall have the right to pay the

Claims of the Internal Revenue Service, or any remaining balance of such

Claims, in full or in part at any time on or after the Effective Date, without premium or penalty.  Any payments with respect to Claims of the Internal

Revenue Service made by TCO or Reorganized TCO pursuant to the IRS Settlement

Agreement shall reduce the Claim of the Internal Revenue Service in accordance with the IRS Order.

     All holders of Priority Tax Claims shall be entitled to post-petition interest payable pursuant to the appropriate statute imposing such tax, at the rate of interest set forth in such statute, or, if no rate is set forth in such statute, at the rate of six percent (6%) per annum, or as otherwise provided by the Bankruptcy Court, provided, however, that the rate of interest to be paid to the Internal Revenue Service shall be governed by the provisions of the IRS Order.

B.   TREATMENT OF CLASSIFIED CLAIMS

     1.   CLASS 1 - DIP FACILITY CLAIM

     On the Effective Date, the DIP Facility Claim shall be paid in full in cash.  On the Effective Date, the DIP Facility will terminate by its terms and any then issued and outstanding letters of credit under the DIP Facility, if not then extended by agreement between Reorganized Columbia and Chemical Bank,

will be replaced on terms acceptable to Reorganized Columbia.  Any

Deficiency Claim shall be treated as an Administrative Claim in accordance with section 364(c) of the Bankruptcy Code and the Bankruptcy Court order approving the DIP Facility.

     The Class 1 Claim is unimpaired.

     2.   CLASS 2 - NON-BORROWED MONEY CLAIMS

     On the Effective Date, each Allowed Class 2 Claim shall be paid in cash in full together with post-petition interest thereon calculated at the rate of six percent (6%) per annum or as otherwise provided by the Bankruptcy Court.

     Class 2 Claims are unimpaired.

     3.   CLASS 3 - BORROWED MONEY CLAIMS

     a.   CLASS 3.1 - BORROWED MONEY CONVENIENCE CLAIMS

     On the Effective Date, each Allowed Class 3.1 Claim shall be paid in cash in full together with post-petition interest thereon calculated as if such

Claim were an Allowed Class 3.2 Claim.

     Class 3.1 Claims are unimpaired.

     b.   CLASS 3.2 - OTHER BORROWED MONEY CLAIMS

     On the Effective Date, each Allowed Class 3.2 Claim shall be paid in full, together with post-petition interest thereon calculated in accordance with the paragraph of Schedule 3.2 relevant to such Claim, by the issuance to the Holder thereof of its Pro Rata Share, subject to adjustment as described in Section IV.C.5, of (i) the Cash Consideration, if any, (ii) the aggregate principal amount of each Issue of New Indenture Securities, (iii) the aggregate Liquidation Value of the Preferred Stock and (iv) the aggregate

Liquidation Value of the DECS.

     The total number of shares of Preferred Stock to be issued pursuant to the preceding paragraph will be that number of shares having an aggregate

Liquidation Value of $200 million and the total number of shares of DECS to be issued pursuant to the preceding paragraph will be that number of shares having an aggregate Liquidation Value of $200 million, subject, in each case,

to adjustment as described in Section IV.C.5.  The amount of the Cash

Consideration, if any, will be determined by Columbia prior to the Effective

Date taking into account the cash Columbia projects will be available to it on the Effective Date, the cash Columbia estimates will be required post-

Effective Date for its and its subsidiaries' working capital and liquidity needs and the cash required by it to fulfill its obligations under the

Columbia Omnibus Settlement.  The balance of the consideration to be paid to holders of Allowed Class 3.2 Claims, other than pursuant to Section IV.C.5,

will be in the form of New Indenture Securities, divided among the respective

Issues thereof substantially equally, with no Issue having an aggregate principal amount which is less than 70% of the aggregate principal amount of any other Issue.

     Each Holder of an Allowed Class 3.2 Claim shall have the option (the

"Take-Out Election") to request, prior to the Voting Deadline, Reorganized

Columbia to repurchase the shares of Preferred Stock and DECS which such

Holder will receive under the Plan on the Effective Date (the securities as to which the Take-Out Election has been made being referred to herein as the

"Take-

Out Securities"), subject to the conditions set forth herein.  Any Holder of an Allowed Class 3.2 Claim electing the Take-Out Election (a "Take-Out

Elector") shall have thereby made an irrevocable offer to sell the Take-Out

Securities to Reorganized Columbia at the Repurchase Price and subject to the conditions set forth herein.

     If the Take-Out Securities have an aggregate Liquidation Value of at least $200 million, Reorganized Columbia will undertake in good faith to

Complete, within one hundred-eighty (180) days after the Effective Date, a public offering (the "Take-Out Offering") of Columbia securities at an aggregate public offering price equal to, when added to other funds Columbia,

at its option, decides to apply to the repurchase of Take-Out Securities, the

Liquidation Value of the Take-Out Securities.  Reorganized Columbia, in its

sole discretion, shall determine the nature of the securities to be sold in the Take-Out Offering, the price at which they are to be sold, the timing of the offering, the amount of any commissions to be paid or discounts to be given to any underwriters or distributors and the terms and conditions of such sale, including the terms of any underwriting agreement entered into in connection with the Take-Out Offering.

     If the Take-Out Offering is Completed within one hundred-eighty (180)

days after the Effective Date, Reorganized Columbia will, on the date such

Completion occurs and the securities sold in the Take-Out Offering are issued,

repurchase from the Take-Out

Electors, and the Take-Out Electors will sell to Reorganized Columbia, the

Take-Out Securities at an aggregate purchase price (the "Repurchase Price")

equal to the Liquidation Value of the Take-Out Securities, less underwriting commissions and discounts incurred by Reorganized Columbia in connection with the Take-Out Offering, plus accrued and unpaid dividends, if any, on the Take-

Out Securities.  If the Take-Out Offering is not Completed within one hundred eighty (180) days of the Effective Date, Reorganized Columbia will have no obligation to repurchase the Take-Out Securities under the Plan, provided,

however, that Reorganized Columbia shall have the option to effect such repurchase with other funds available to it, at any time on or before the date that is one hundred-eighty (180) days after the Effective Date, whether or not the Take-Out Offering is Completed, in which event, the Repurchase Price shall be the Liquidation Value of the Take-Out Securities plus, accrued and unpaid dividends, if any, on the Take-Out Securities.

     Class 3.2 Claims are impaired.

     4.   CLASS 4 - SECURITIES ACTION CLAIMS

          Columbia intends to seek by motion to the Bankruptcy Court, or such other court as may have jurisdiction to so order, an order approving a supplemental bar date for Holders of Claims arising from the Securities Action

(the "Supplemental Bar Date Order").  The Supplemental Bar Date Order shall provide that each Holder of a Securities Action Claim against Columbia or a like claim against any other party that has asserted timely indemnification Claims against Columbia must complete and File with respect to each actual or threatened Claim, by a date set forth therein (the

"Supplemental Bar Date"), a proof of Claim form setting forth, among other things, (i) the amount of such Holder's Securities Action Claim; (ii) as to each purchase and sale of shares of Columbia Common Stock or debt securities,

the ownership, purchase or sale of which forms the basis of such Claim, the date of such purchase or sale, the quantity purchased or sold and the aggregate purchase price of such purchase or net proceeds of such sale; and

(iii) the number of shares of Columbia Common Stock and the form of and principal amount of any Columbia debt securities owned by such Holder on June

18, 1991.

     Any Holder of a Securities Action Claim failing to File, on or before the

Supplemental Bar Date, a proof of Claim in compliance with the provisions of the Supplemental Bar Date Order shall be forever barred from asserting any

Securities Action Claim against Columbia or Reorganized Columbia, shall not participate in the Offer of Settlement, shall receive no distribution under the Plan in respect of its Securities Action Claim and shall be enjoined from asserting such claim against any other party that has asserted timely indemnification Claims against Columbia.

     Pursuant to the Plan, Columbia proposes to settle and discharge all

Securities Action Claims of Qualifying Class 4 Claimants by making the following offer (the "Offer of Settlement"):

     1.   Columbia and various non-debtors (collectively, the "Contributors")

will contribute up to an aggregate of $18 million (such amount, as the same may be changed as described below in this Section III.B.4, the "Settlement

Amount") in such proportions as the Contributors may agree among themselves.

     2.   (a)  A Qualifying Class 4 Claimant that purchased shares of Columbia

Common Stock on or after March 1, 1990, but not later than September 30, 1990,

or on or after May 15, 1991, but not later than June 18, 1991, and held such shares continuously until at least June 19, 1991, will receive not less than

$.50 nor more than $1.00 per share so purchased.  A Qualifying Class 4

Claimant that purchased shares of Columbia Common Stock on or after October 1,

1990, but no later than May 14, 1991, and held such shares continuously until at least June 19, 1991, will receive not less than $1.50 nor more than $3.00 per share so purchased.  A Qualifying Class 4 Claimant that purchased shares of Columbia Common Stock on or after March 1, 1990 and sold such shares on or after March 31, 1991, but not later than June 18, 1991, will receive not less than $.10 nor more than $.20 per share so purchased.

          (b)  A Qualifying Class 4 Claimant that purchased Columbia debt securities on or after March 1, 1990, but not later than September 30, 1990,

or on or after May 15, 1991, but not later than June 18, 1991, and held such debt securities continuously until at least June 19, 1991, will receive not less than $.50 nor more than $1.00 for each $100 principal amount of debt so purchased. A Qualifying Class 4 Claimant that purchased Columbia debt securities on or after October 1, 1990, but not later than May 14, 1991,

and held such debt securities continuously until at least June 19, 1991, will receive not less than $1.50 nor more than $3.00 for each $100 principal amount of debt so purchased.  A Qualifying Class 4 Claimant that purchased Columbia debt securities on or after March 1, 1990, and sold such debt securities on or after March 31, 1991, but not later than June 18, 1991, will receive not less than $.10 nor more than $.20 per $100 principal amount of debt so purchased.

     3.   Following the Supplemental Bar Date but prior to the approval of the

Disclosure Statement by the Bankruptcy Court, Columbia will calculate the aggregate amount that would be payable to the Qualifying Class 4 Claimants pursuant to the Offer of Settlement were each Qualifying Class 4 Claimant to be paid the maximum amount offered to it under paragraph (2) above (the

"Maximum Proof of Claim Amount") and will adjust the Settlement Amount and the amount to be paid to each Qualifying Class 4 Claimant as follows:

          (i) if the Maximum Proof of Claim Amount is $18 million or less, the

          Settlement Amount shall be the Maximum Proof of Claim Amount and each Qualifying Class 4 Claimant shall receive the maximum settlement amount offered to such Qualifying Class 4 Claimant in paragraph (2) above (the "Maximum Offer Amount");

          (ii) if the Maximum Proof of Claim Amount exceeds $18 million but does not exceed $36 million, then the Settlement Amount shall be $18 million and each Qualifying Class 4 Claimant shall receive an amount equal to the Maximum Offer Amount multiplied by a fraction, the numerator of which is $18 million and the denominator of which is the Maximum Proof of Claim Amount; and



          (iii) if the Maximum Proof of Claim Amount exceeds $36 million, then

          Columbia may, at its option either (x) increase the Settlement

          Amount to the amount which is one-half of the Maximum Proof of Claim

          Amount, in which case each Qualifying Class 4 Claimant shall receive the minimum settlement amount offered to it in paragraph (2) above,

          provided, however, that Columbia may elect to pay to each Qualifying

          Class 4 Claimant pro-rata that portion of the Settlement Amount that exceeds $18 million in the form of shares of Columbia Common Stock or other debt or equity securities of Columbia having a value on the

          Effective Date equal to such excess or (y) to withdraw the Offer of

          Settlement in which case all Class 4 Claims shall be reclassified as

          Class 7 Claims.

Columbia shall file an amended Plan and Disclosure Statement prior to the approval of the Disclosure Statement by the

Bankruptcy Court setting forth the adjusted Settlement Amount and the payment to be offered to each Qualifying Class 4 Claimant.

     4.   Columbia shall have the option to withdraw the Offer of Settlement if Qualifying Class 4 Claimants holding Claims representing at least 75% of the Maximum Proof of Claim Amount do not vote in favor of the Plan.

     5.   If Columbia does not exercise its option to terminate the Offer of

Settlement, any Qualifying Class 4 Claimant voting in favor of the Plan will,

by execution of the ballot, have accepted the Offer of Settlement and shall have its Class 4 Claim treated in the manner set forth above and will have waived and released any and all claims of such Qualifying Class 4 Claimant alleged in or which ought to have been alleged in the Securities Action

Litigation against each of the Contributors and against each other defendant in the Securities Action, such waiver and release to become effective only upon the payment to such Qualifying Class 4 Claimant of the amount offered to it under the Offer of Settlement.

     No offer is made to Holders of Securities Action Claims other than

Qualifying Class 4 Claimants, and Holders who are not Qualifying Class 4

Claimants will receive no distribution under the Offer of Settlement.  Any

Complying Class 4 Claimant that is not a Qualifying Class 4 Claimant and any

Qualifying Class 4 Claimant that does not vote in favor of the Plan shall have its Securities Action Claim reclassified to, and treated as, a Class 7 Claim.

     Class 4 Claims shall be deemed impaired.

     5.   CLASS 5 - INTERCOMPANY CLAIMS

     Pursuant to the Columbia Omnibus Settlement, the Intercompany Claims

shall be settled and discharged in full.

     The Class 5 Claims are unimpaired.

C.   TREATMENT OF ASSUMED CLAIMS

     1.   CLASS 6.1 - INDEMNITY CLAIMS

     Each Class 6.1 Claim shall be paid (i) if Allowed on the Effective Date,

in full in cash on the Effective Date, and (ii) if not then Allowed, shall be assumed and paid in the ordinary course.

     Class 6.1 Claims are unimpaired.

     2.   CLASS 6.2 - PBGC CLAIMS

     Columbia's secondary obligations to the PBGC for contributions to the pension fund of Columbia's subsidiaries shall be assumed and unaffected by the

Plan.

     Class 6.2 Claims are unimpaired.

     3.   CLASS 6.3 - SHAWMUT GUARANTEE CLAIM

     Columbia's secondary obligations to Shawmut Bank of Boston, N.A. shall be assumed and unaffected by the Plan.

     The Class 6.3 Claim is unimpaired.

D.   TREATMENT OF CLASS 7 - NON-SETTLING SECURITIES ACTION CLAIMS

     All Class 7 Claims will be assumed by Reorganized Columbia on the

Effective Date.

     Class 7 Claims are unimpaired.

E.   TREATMENT OF CLASS 8 - INTERESTS IN COLUMBIA COMMON STOCK

     Class 8 Interests may be affected by the Plan as a result of the issuance of the DECS (to the extent not repurchased from the Take-Out Electors) and possibly the issuance of additional shares of Columbia Common Stock.

     Class 8 Interests are deemed impaired.

IV.  PROVISIONS GOVERNING DISTRIBUTIONS

A.   TRANSACTIONS ON THE EFFECTIVE DATE

     The following transfers and transactions shall take place on the

Effective Date:

     1.   Reorganized Columbia shall take or cause to be taken all actions which are necessary or appropriate to effect:

     (a)  the filing with the Secretary of State of the State of Delaware of an amended and restated certificate of incorporation substantially in the form of Exhibit A and certificates of designation with respect to the

     Preferred Stock and the DECS.

     (b)  authorization of the issuance of shares of the Preferred Stock and

     DECS to be issued under the Plan.

     (c)  the issuance of the New Indenture Securities.

     2.   Reorganized Columbia shall enter into the New Indenture.

     3.   Reorganized Columbia shall enter into one or more Disbursing Agent

Agreements.

     4.   If not previously entered into, Reorganized Columbia shall enter into the Working Capital Facility and the Term Loan

Facility unless Columbia waives this condition to the Effective Date.

     5.   Reorganized Columbia shall make all cash payments required to be made under the Plan on the Effective Date in respect of Allowed Claims other than those in Class 3.1 or Class 3.2.

     6.   Reorganized Columbia shall deliver to the appropriate Disbursing

Agent or Disbursing Agents all consideration required to be paid on the

Effective Date to Holders of Allowed Claims in Class 3.1 and Class 3.2.

     7.   The Disbursing Agent or Disbursing Agents shall make all

distributions required to be made, pursuant to the Plan, on the Effective Date to Holders of Allowed Claims in Class 3.1 and 3.2.

     8.   The Setoff Funds shall be distributed in accordance with the terms of the Setoff Order and the interest earned and accrued on the Setoff Funds shall be distributed to Reorganized Columbia.

     9.   Unless Columbia withdraws the Offer of Settlement as permitted by the Plan, the Settlement Amount shall be distributed to the Qualifying Class 4

Claimants.

     10.  Reorganized Columbia shall adjust or replace the Kotaneelee Escrow in accordance with the provisions of the Canada Sale Agreement.

     11.  The Stipulation of Dismissal with Prejudice of the Intercompany

Claims Litigation, conditioned only upon the completion of payment by Reorganized TCO of all distributions payable on the

Effective Date of the TCO Plan (the "Stipulation of Dismissal With Prejudice")

shall have been filed with the United States District Court for the District of Delaware.

     12.  The LESOP shall be terminated and the Columbia Common Stock held by the LESOP Trustee shall be purchased by Reorganized Columbia in accordance with the terms of the Plan.

     13.  Reorganized Columbia shall take any and all further actions necessary or appropriate to effectuate the Plan.

B.   DISTRIBUTIONS ON UNCLASSIFIED CLAIMS AND CLAIMS IN CLASSES
     1, 2, 4, 6 AND 7

     Under the Plan, except as otherwise provided in the Plan or by Final

Order, distributions to Holders of (i) Unclassified Claims and Class 1, Class

2, Class 4, Class 6 and Class 7 Claims that are Allowed Claims as of the

Effective Date will be made by Columbia commencing on the Effective Date, in accordance with the treatment provided under the Plan for such Claims and (ii)

distributions to Holders of any such Claims that become Allowed after the

Effective Date will be made, in the case of Unclassified Claims and Class 6

Claims, in the ordinary course of business as such Claims become Allowed and,

in the case of the remaining such Classes of Claims, within forty-five days after the end of the Calendar Quarter in which such Claims become Allowed.

C.   DISTRIBUTIONS ON CLASSES 3.1 AND 3.2 CLAIMS.

     1.   RECORD DATE

     As of the close of business on a date (the "Record Date") to be determined by Columbia and notice of which shall have been given to Holders as the Bankruptcy Court by Final Order shall direct, which date shall not be less than ten nor more than thirty days prior to the Effective Date, all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents in accordance with the Recordation Order with respect to ownership of the Borrowed Money Instruments and the Borrowed Money

Claims arising therefrom or in connection therewith shall be closed, and for purposes of the Plan, there shall be no further changes in the record Holders of any Borrowed Money Instruments or any Borrowed Money Claim arising therefrom or in connection therewith on such ledgers, books, registers or records.  Columbia shall thereafter have no obligation to recognize any transfer of any Borrowed Money Instrument or any Borrowed Money Claim arising therefrom or in connection therewith but shall be entitled instead to recognize and deal with, for all purposes under the Plan, only those Persons that are Holders of Borrowed Money Instruments or any Borrowed Money Claim

arising therefrom or in connection therewith on the Record Date, as reflected on such ledgers, books, registers or records.

     2.   SURRENDER OF INSTRUMENTS

     Each Holder of a Claim arising from an Auction Note, a Bid Note, a

Debenture, any note issued pursuant to the $500 Million

Loan Agreement other than the Auction Notes, and any note issued pursuant to the $750 Million Loan Agreement (each, a "Surrender Instrument"), as a condition to the delivery to such Holder of the distributions to which it is entitled under the Plan, shall surrender the Surrender Instrument giving rise to such Claim to the Person set forth opposite the name of such Surrender

Instrument in the table below:

               Surrender Instrument      Person
               --------------------      ------
               Auction Notes             Columbia

               Bid Notes                 Columbia

               Debentures                Indenture Trustee

               Notes issued pursuant     Bank Agent
               to the $500 Million
               Credit Agreement (other
               than Auction Notes)

               Notes issued pursuant     Bank Agent
               to the $750 Million
               Credit Agreement

To the extent that such Holder is not the holder of record of such relevant

Surrender Instrument, such Holder must deliver to the specified Person,

together with the relevant Surrender Instrument, documents reasonably satisfactory to Columbia evidencing succession of title from the record holder thereof.  In the event that any such Surrender Instrument has been lost,

destroyed, stolen or mutilated, the Holder thereof may instead execute and deliver an affidavit of loss and indemnity with respect thereto in form that is customarily utilized for such purposes and that is reasonably satisfactory to Columbia, together with, if Columbia so requests, a bond in form and substance (including, without limitation, amount) reasonably satisfactory to

Columbia.  Until a Holder of record on the Record Date, or its successor,

surrenders the relevant Surrender Instrument, or otherwise complies with the foregoing provisions of this Section IV.C.2, the distribution to be made to such Holder under the Plan shall not be so delivered to such Holder, and such

Holder shall have no rights under, or with respect to, the New Indenture, the

New Indenture Securities, the Preferred Stock or the DECS issuable to it or the cash payable to it under the Plan.

     Procedures concerning the surrender of Surrender Instruments shall be approved by Final Order of the Bankruptcy Court and notice thereof shall be given to Holders of Class 3.1 and Class 3.2 Claims prior to the Effective

Date.

     3.   CANCELLATION OF SURRENDER INSTRUMENTS AND TERMINATION OF DEBT
          OBLIGATIONS

     Promptly upon surrender of a Surrender Instrument in accordance with

Section IV.C.2, such Surrender Instrument shall  be delivered to Reorganized

Columbia for cancellation.

     As of the Effective Date, upon the delivery by Reorganized Columbia to the appropriate Disbursing Agent of all distributions to be made to Holders of

Allowed Claims in Classes 3.1 and 3.2 (other than the Repurchase Price), the

Borrowed Money Instruments, the $500 Million Credit Agreement, the $750

Million Credit Agreement, the 1961 Indenture except to the extent otherwise provided in Section V.D, the Rate Swap Agreement, the Commercial Paper Master

Note representing the Commercial Paper
and any other instrument or document evidencing any Claims in Class 3.1 or

Class 3.2 shall be terminated, deemed null and void and of no further force and effect and none of the Bank Agent, the Indenture Trustee, the LESOP

Trustee and the Holders or owners of the Borrowed Money Instruments shall have any further obligations, in each case except as may be otherwise provided for in any Disbursing Agent Agreement, and all Borrowed Money Claims and all

Claims arising pursuant to or in connection with the Borrowed Money

Instruments or any other document of instrument referred to in this paragraph shall be deemed satisfied and discharged, and the Holders thereof shall have no further rights against Columbia or Reorganized Columbia except that each

Holder of an Allowed Borrowed Money Claim shall have the right to receive from the Disbursing Agent the consideration to which it is entitled under the Plan upon compliance by such Holder with the terms of the Plan.

     4.   DISTRIBUTIONS OF CASH, NEW DEBT INSTRUMENTS, PREFERRED STOCK AND
          DECS

     On the Effective Date, Reorganized Columbia shall deliver to the

Disbursing Agent, as agent for the Holders, (i) the Cash Consideration, if any, (ii) the cash required to pay Allowed Class 3.1 Claims, (iii) the cash necessary to make payments required in accordance with Section IV.C.5, (iv)

one duly issued and authenticated New Indenture Security for each Issue to be issued under the Plan, payable to the Disbursing Agent, (v) one duly issued certificate, registered in the name of the Disbursing Agent, for the number of shares of DECS to be issued under the

Plan to Holders of Class 3.2 Claims, and (vi) one duly issued certificate,

registered in the name of the Disbursing Agent, for the number of shares of

Preferred Stock to be issued under the Plan to Holders of Class 3.2 Claims.

On the Effective Date, or from time to time thereafter upon compliance with the provisions of Section IV.C.2 in the case of Claims arising from Surrender

Instruments, the Disbursing Agent shall make all appropriate distributions of such consideration in accordance with the Plan in respect of Allowed Class 3.1

Claims and Allowed Class 3.2 Claims.

     If the Take-Out Securities have an aggregate Liquidation Value of at least $200 million, then:

          (a)  the Take-Out Securities shall be held by the Disbursing Agent and, if the Take-Out Offering is Completed within one hundred-eighty

          (180) days after the Effective Date or if Reorganized Columbia otherwise elects to repurchase the Take-Out Securities, the

          Disbursing Agent shall transfer and deliver the certificates representing the Take-Out Securities to Reorganized Columbia for

          repurchase.  Reorganized Columbia shall repurchase the Take-Out

          Securities from the Take-Out Electors and shall deliver the

          Repurchase Price to the Disbursing Agent and the Disbursing Agent

          shall distribute the Repurchase Price to the Take-Out Electors entitled thereto; and

          (b)  if the Take-Out Offering is not Completed within one hundred-

          eighty (180) days after the Effective Date and Reorganized Columbia does not otherwise elect to repurchase the Take-Out Securities, the

          Disbursing Agent shall promptly deliver the Take-Out Securities to the Take-Out Electors entitled thereto.

     5. CASH IN LIEU OF FRACTIONAL SHARES AND ODD LOTS; ROUNDING OF NEW INDENTURE SECURITIES

          (i)  Fractional shares of Preferred Stock or DECS will not be issued or distributed.  Any Holder of an Allowed Class 3.2 Claim entitled, but for this provision, to receive a fractional share of Preferred Stock or DECS,

shall, in lieu thereof, be paid cash in an amount equal to the Liquidation

Value of such fractional share.

         (ii)  Reorganized Columbia shall not be required to issue lots of fewer than 100 shares of either Preferred Stock or DECS under the Plan.  Any

Holder of an Allowed Class 3.2 Claim entitled, but for this provision, to receive fewer than 100 shares of Preferred Stock or DECS, shall, in lieu thereof, be paid cash in an amount equal to the Liquidation Value of such shares.

        (iii)  New Indenture Securities shall be issued only in denominations of $1,000 or integral multiples thereof.  Any Holder of an Allowed Class 3.2

Claim that, but for this provision, would be entitled to receive a principal amount of any Issue of New Indenture Securities of less than $1,000 or not constituting an integral multiple of $1,000 shall, in lieu thereof, be paid cash (i) in an amount equal to the principal amount of such New Indenture

Securities, in the former case, or (ii) in an amount equal to the excess of the principal amount of such New Indenture Securities over the next lowest number that is $1,000 or an integral multiple of $1,000, in the latter case.

D.   REORGANIZED COLUMBIA OR THIRD PARTY AS DISBURSING AGENT FOR CLAIMS

     Reorganized Columbia, as Disbursing Agent, or such third-party Disbursing

Agent as Reorganized Columbia may in its sole discretion employ, shall make all distributions required in respect of Claims under the Plan.  Each such

Disbursing Agent shall serve without bond, and such third-party Disbursing

Agent shall be entitled to receive from Reorganized Columbia, without further

Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable and necessary out-of-pocket expenses incurred in connection with such services, on terms acceptable to Reorganized Columbia.

E.   COSTS OF DISTRIBUTION

     Reorganized Columbia shall bear all costs associated with the effectuation of the Plan, including but not limited to all costs of distributions to Holders of Allowed Claims and the fees and expenses of the

Disbursing Agents in accordance with the respective Disbursing Agent

Agreements, provided, however, that any commissions and discounts incurred in connection with the Take-Out Offering shall be paid from the proceeds of the sale of the Take-Out Securities.

F.   DELIVERY OF DISTRIBUTIONS; UNCLAIMED DISTRIBUTIONS

     1.   DELIVERY OF DISTRIBUTIONS IN GENERAL

     Distributions to each Holder of an Allowed Unclassified Claim or a Class

1 Claim, Class 2 Claim, Class 4 Claim or Class 6.1 Claim shall be made (i) at the address set forth on any proof
of Claim or amendment thereto Filed by such Holder, (ii) in lieu of the address set forth in clause (i), at the address set forth in any written notice of address change received by the relevant Disbursing Agent after the

Effective Date or (iii) at the address of such Holder reflected in the

Schedule of Liabilities if no proof of Claim has been Filed and the relevant

Disbursing Agent has not received a written notice of a change of address.

Distributions to Holders of Allowed Class 3.1 Claims and Allowed Class 3.2

Claims shall be sent to the Persons and at the addresses set forth in the records of the appropriate designated transfer agent maintained in accordance with the Recordation Order, provided, however, that New Indenture Securities to be delivered shall be delivered to The Depository Trust Company which shall credit such New Indenture Securities to the accounts of its participants for the benefit of the Persons entitled thereto pursuant to the Plan, in accordance with the procedures of The Depository Trust Company.  Any Holder of a Claim which accepts New Indenture Securities under the Plan agrees by such acceptance that its New Indenture Securities shall be so held by and in the name of The Depository Trust Company or its nominee.

     2.   UNCLAIMED DISTRIBUTIONS

     An Unclaimed Distribution shall be (A) any distribution made to the

Holder of an Allowed Claim pursuant to the Plan including, in the case of any check or other instrument, the proceeds thereof, that (i) is returned to

Reorganized Columbia or the applicable Disbursing Agent as undeliverable or because delivery
thereof is not accepted or (ii) in the case of a distribution made in the form of a check, is not presented for payment within six months after it is sent to the payee thereof, and (B) any distribution to be made to the Holder of an

Allowed Claim pursuant to the Plan in respect of a Surrender Instrument if such Surrender Instrument is not surrendered to the appropriate Person in accordance with Section IV.C.2 or the provisions of Section IV.C.2 are not otherwise complied with within six months after the Effective Date.

     Any Unclaimed Distribution in the form of cash shall, until such time as such Unclaimed Distribution becomes deliverable, be paid over by the

Disbursing Agent to Reorganized Columbia, which shall hold such cash and may commingle it with its other funds.  Unclaimed Distributions in the form of a

New Indenture Securities, Preferred Stock or DECS shall be held by the

Disbursing Agent.  Notwithstanding any provision herein to the contrary, any

Holder of an Allowed Claim that does not claim an Unclaimed Distribution within five years after the Confirmation Date shall not participate in any further distributions under the Plan and shall be forever barred from asserting any such Claim against Reorganized Columbia or its property.  At the end of such five year period, the Unclaimed Distributions consisting of New

Indenture Securities, Preferred Stock, DECS and any dividends, interest and other property received in exchange for or in respect of such New Indenture

Securities, Preferred Stock or DECS shall be delivered by the Disbursing Agent to Reorganized

Columbia which shall retain the same as its property, free of any restrictions, and may cancel any such New Indenture Securities, Preferred

Stock or DECS.  Any cash held by the Disbursing Agent in respect of such

Claims shall be delivered by said Disbursing Agent to Reorganized Columbia and any such cash previously delivered to and being held by Reorganized Columbia shall be the property of Reorganized Columbia, free of any restrictions.

Nothing contained in the Plan shall require any Disbursing Agent or

Reorganized Columbia to attempt to locate any Holder of an Allowed Claim other than by reviewing its own or Reorganized Columbia's records or the records maintained in accordance with the Recordation Order.

G.   MEANS OF CASH PAYMENTS

     Cash payments made pursuant to the Plan shall be in United States dollars by check drawn on a domestic bank selected by the Disbursing Agent making such payment, or, at the option of such Disbursing Agent, by wire transfer from a domestic bank; provided, however, that cash payments to foreign creditors, if any, may be made, at the option of such Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

All foreign currency costs and wire transfer costs incurred in making distributions to any Holder of a Claim pursuant to the Plan shall be for the account of such Holder.

H.   SETOFFS

     Reorganized Columbia may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, the claims, rights and causes of action of any nature that Columbia or Reorganized

Columbia may hold against the Holder of such Allowed Claim; provided, however,

that neither the failure to effect such a setoff nor the allowance of any

Claim hereunder shall constitute a waiver or release by Columbia or

Reorganized Columbia of any such claim, right or cause of action that Columbia or Reorganized Columbia may possess against such Holder.

     On the Effective Date, Morgan Guaranty Trust Company of New York shall,

in accordance with the terms of the Setoff Order, deliver the Setoff Funds to the Disbursing Agent which shall distribute such Setoff Funds to Holders of

Allowed Class 3.1 Claims and Allowed Class 3.2 Claims that arise by virtue of the $500 Million Credit Agreement (other than Auction Notes) and the $750

Million Credit Agreement in partial satisfaction of their Claims.  The remaining amount of each of the Claims arising from the $500 Million Credit

Agreement and the $750 Million Credit Agreement shall be treated as a Class

3.2 Claim or, if the amount of the Claim as of the Petition Date as so reduced is not greater than $15,000, as a Class 3.1 Claim.

     In accordance with the provisions of the Setoff Order, interest earned and accrued on the Setoff Funds shall be distributed by Morgan Guaranty Trust Company of New York to Columbia on the

Effective Date.

I.   EFFECTIVE DATE PAYMENTS OR DISTRIBUTIONS

     Any payment or distribution that is required under the Plan to be made on the Effective Date or other date, if made as soon as practicable thereafter,

shall be deemed to have been made on the Effective Date or such other date, as applicable.  All distributions required to be made pursuant to the Plan shall be deemed to have been made upon the mailing of a check or transmission of a wire transfer.  Any Holder of an Allowed Claim entitled to post-petition interest in accordance with the Plan shall receive such post-petition interest on the cash portion of the distribution to which it is entitled in an amount calculated consistent with the Plan through the actual date of distribution of the cash payments made with respect to such Claim, provided, however, that with respect to Allowed Claims in respect of a Surrender Instrument which has not been surrendered to the appropriate Person in accordance with Section

IV.C.2 or the provisions of Section IV.C.2 are not otherwise complied with,

such post-petition interest shall cease to accrue as of the Effective Date,

and, provided further, that no interest shall accrue from and after the

Effective Date on the Repurchase Price to be paid to Take-Out Electors.

J.   LIMIT ON DISTRIBUTIONS

     Anything to the contrary contained in the Plan notwithstanding, no Holder of a Claim shall receive under the Plan more than the Allowed amount of such

Claim, together with any post-petition interest to which such Holder may be entitled pursuant to the Plan or any order of the Bankruptcy Court.  All payments and distributions to be made under the Plan shall be made without interest, penalty or late charge arising subsequent to the Petition Date,

except as expressly provided by the Plan or by Final Order.

K. CONTINUATION OF CERTAIN RETIREMENT, WORKERS' COMPENSATION AND LONG-TERM DISABILITY BENEFITS

     Notwithstanding anything to the contrary herein contained, all employee and retiree benefit plans or programs in existence as of the Petition Date

(other than the LESOP) shall continue after the Effective Date.

V.   MEANS FOR IMPLEMENTATION OF THE PLAN

A.   CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED
     COLUMBIA

     Columbia shall continue to exist after the Effective Date as Reorganized

Columbia, a Delaware corporation, with all the rights and powers of a corporation under Delaware and other applicable law, without prejudice to any thereof, subject to the terms and provisions of this Plan and the Confirmation

Order.  Except as otherwise provided in the Plan, on or after the Effective

Date, all property of the Estate, and any property acquired by Columbia or

Reorganized Columbia under any provisions of the Plan, shall vest in Reorganized Columbia, free and clear of any and all Claims, liens,

charges and other encumbrances.  On and after the Effective Date, Reorganized

Columbia may operate its business and may use, acquire and dispose of property and compromise or settle any claims against it without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or

Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, Reorganized

Columbia may pay the charges that it incurs on or after the Effective Date for professional fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

B.   CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS

     1.   CERTIFICATE OF INCORPORATION

     On the Effective Date, the certificate of incorporation of Reorganized

Columbia shall be amended and restated to read in its entirety as set forth in

Exhibit A.  The certificate of incorporation as so amended shall, among other things, authorize the issuance of up to twenty million shares of Preferred

Stock and prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code.  The Preferred Stock and

the DECS shall be deemed voting securities for purposes of section 1123(a) of the Bankruptcy Code but shall not be deemed voting securities for purposes of the Public Utility Holding Company Act.  After the Effective Date, Reorganized

Columbia may further amend and restate its certificate of incorporation or by-laws as permitted by the Delaware General

Corporation Law.

     2.   DIRECTORS AND OFFICERS OF REORGANIZED COLUMBIA

     Those persons serving as the directors and officers of Columbia as of the date hereof will, subject to changes in the ordinary course of business,

continue to serve in their same capacities on behalf of Reorganized Columbia after Confirmation.

     3.   CORPORATE ACTION

     Upon the Effective Date, adoption by Reorganized Columbia of an amended and restated certificate of incorporation and the other matters contemplated by or provided for under the Plan involving the corporate structure of

Columbia or Reorganized Columbia or corporate action to be taken by or required of either Columbia or Reorganized Columbia shall be deemed to have occurred and be effective and all actions required or contemplated in order to consummate the Plan shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of Columbia or

Reorganized Columbia.

     4.   LESOP

     On the Effective Date, the LESOP shall be terminated and Columbia, in accordance with the terms of the LESOP Trust, shall purchase the shares of

Columbia Common Stock held by the LESOP Trustee thereunder for cash at the most recently available closing price for such shares.  Such cash purchase price shall be delivered by Columbia to the LESOP Indenture Trustee, which shall distribute such purchase price pro rata to the Holders of the

LESOP Debentures.  Such cash purchase price shall be applied, first, to any post-petition interest due on the Claims arising under the LESOP Guaranty and,

thereafter, to the Allowed amount of such Claims.  The remaining amount of each of the Claims arising from the LESOP Guaranty, after taking into account such distribution, shall be treated as a Class 3.2 Claim or, if the amount of such Claim as of the Petition Date as so reduced is not greater than $15,000,

as a Class 3.1 Claim.

C.   PRESERVATION OF RIGHTS OF ACTION

     Except as provided elsewhere in the Plan or in any contract, instrument,

release, indenture or other agreement or document entered into or created in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy

Code, Reorganized Columbia shall retain and may enforce any claims, rights and causes of action that either Columbia or its Estate may hold against any entity and shall retain the right to prosecute all adversary proceedings asserting Avoidance Claims that are pending before the Bankruptcy Court as of the Effective Date.  All other Avoidance Claims will be released.  Reorganized

Columbia and its successors and assigns may pursue such retained claims,

rights or causes of action, as appropriate, in accordance with the best interests of Reorganized Columbia.

D.   RELEASE OF LIENS

     Except as otherwise provided in the Plan or in any contract, instrument,

release, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all
mortgages, deeds of trust, liens or other security interests against the property or assets of the Estate shall be deemed discharged and satisfied, and all the right, title and interest of any holder of any such mortgage, deed of trust, lien or other security interest shall revert to Reorganized Columbia and its successors and assigns, provided, however, that the Indenture Trustee will retain whatever rights it has against the Holders of the Debentures and the Medium Term Notes to payment of its accrued and unpaid compensation,

expenses and indemnification in accordance with the terms of the 1961

Indenture.

E.   COLUMBIA'S FUNDING OBLIGATIONS

     Columbia and Reorganized Columbia shall be obligated to fund all distributions required to be made under the Plan, on the Effective Date or otherwise, and in accordance with the provisions of the Plan, including but not limited to, (i) required distributions to the Holders of Claims on the

Effective Date and (ii) distributions in respect of those obligations expressly assumed by Reorganized Columbia under the Plan.

F.   DERIVATIVE CLAIMS

     The claims alleged in the Derivative Actions are property of the Estate under section 541 of the Bankruptcy Code.  On March 15, 1995, the Columbia

Board of Directors formed a Special Litigation Committee of the Board to determine whether the continued conduct of the Derivative Action is in the best interests of Columbia.  Once the Special Litigation Committee has

completed its investigation and submitted its determination to the Board, which determination shall be binding on the Board, the Plan shall be amended to describe such determination and provide for the treatment of the purported derivative claims arising from such Derivative Action.

G.   COLUMBIA OMNIBUS SETTLEMENT

     Pursuant to the TCO Plan, Reorganized TCO, with the consent of Columbia,

may opt to make a portion of certain payments to Rejecting Creditors, as such term is defined in the TCO Plan, in the form of shares of Columbia Common

Stock.  If such option is elected and consented to by Columbia, Reorganized

Columbia shall authorize the issuance of and issue such shares of Columbia

Common Stock as may be necessary to fulfill Reorganized TCO's obligations arising from the exercise of such option and make such shares of Columbia

Common Stock available to Reorganized TCO by (i) selling such shares to

Reorganized TCO for cash, in exchange for indebtedness or partly for cash and partly in exchange for indebtedness or (ii) as otherwise determined by

Columbia.

     Columbia and Reorganized Columbia shall be bound by the provisions of the

Columbia Customer Guaranty.  Notwithstanding any other provisions to the contrary, the Columbia Customer Guaranty shall survive Confirmation of the

Plan.

VI.  BAR DATES; PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS
     AND FOR RESOLVING DISPUTED CLAIMS

A.   BAR DATE FOR OBJECTIONS TO NON-ADMINISTRATIVE CLAIMS

     Any non-Administrative Claim which was not Filed at least thirty days prior to the date of the hearing on the Disclosure Statement may be objected to by Columbia, Reorganized Columbia, the Equity Committee, or the Creditors'

Committee by the later of (i) the Effective Date or (ii) sixty days after a proof of Claim with respect to such Claim has been Filed.  Any such Claim that has not been objected to on or prior to such date shall be an Allowed Claim in the appropriate Class.

B.   BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

     1.   PROFESSIONAL CLAIMS

     Professionals or other entities requesting compensation or reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a "substantial contribution" in the Reorganization Case)

shall File and serve on Reorganized Columbia, the U.S. Trustee and the Fee

Examiner an application for final allowance of compensation and reimbursement of expenses no later than thirty days after the Effective Date.  Objections to such applications must be Filed and served on Reorganized Columbia, the U.S.

Trustee, the Fee Examiner and the requesting party no later than seventy days after the Effective Date. Payment of such professional fees shall be subject to approval by the Bankruptcy Court following a hearing.  Nothing herein shall be deemed a consent of Columbia to the payment of any post-petition interest on any such compensation or reimbursement.

     2.   BAR DATE FOR ADMINISTRATIVE CLAIMS

          Bar dates for Administrative Claims arising from the rejection of executory contracts or unexpired leases shall be established as set forth in

Section VII.C.

C.   AUTHORITY TO PROSECUTE OBJECTIONS

     Subject to any objections to applications made in accordance with Section

VI.B.1, after the Effective Date, only Reorganized Columbia shall have the authority to File objections, and shall have authority to settle, compromise,

withdraw or litigate to judgment objections to Claims Filed by it, upon notice to the party that had made the Claim and subject to the approval of the

Bankruptcy Court.

D.   OBJECTION TO CLAIMS

     Columbia shall have until the 120th day following the Effective Date to object to any Claims asserted by any Holder.

VII. TREATMENT OF EXECUTORY CONTRACTS AND
     UNEXPIRED LEASES; ADDITIONAL BAR DATES

A.   GENERAL

     Except as otherwise provided in the Plan or in any contract, instrument,

release, indenture, or other agreement or document entered into in connection with the Plan, on the Effective Date (i) all of Columbia's executory contracts that have not been expressly assumed or rejected by order of the Bankruptcy

Court as
of the Confirmation Date and that are listed on Exhibit E attached hereto shall be assumed or rejected or otherwise dealt with as set forth on said

Exhibit and (ii) all other executory contracts that have not been so expressly rejected shall be assumed.

B.   PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
     LEASES

     Any monetary amounts by which any executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to section 1123(a)(5)(G) of the Bankruptcy Code, by payment of the defaulted amount, together with such post-petition interest as may be due with respect thereto, in cash on the Effective Date or on such other terms as are agreed to by Columbia and the parties to such executory contract or unexpired lease.  In the event of a dispute regarding (i) the amount of any cure payments, (ii) the ability of Reorganized Columbia to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by section 1123(a)(5)(G) of the

Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C.   BAR DATE FOR REJECTION DAMAGES

     If the rejection of an executory contract or unexpired lease pursuant to the Plan or the Confirmation Order gives rise to an Unsecured Claim or

Administrative Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against Columbia, Reorganized Columbia or its successors or assigns, or the properties of any of them, unless, with respect to an

Administrative Claim, a request for payment, or, with respect to any other

Claim, a proof of Claim is Filed and served on Reorganized Columbia within the later of (i) the time period established by the Bankruptcy Court in its Final

Order authorizing such rejection or (ii) thirty days after the Effective Date.

Objections to any request for payment or proof of Claim shall be filed not later than seventy days after the Effective Date.

D. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

     Executory contracts and unexpired leases entered into and other obligations incurred by Columbia after the Petition Date (unless an order of the Bankruptcy Court has been entered authorizing rejection of such contracts or leases) shall survive and remain unaffected by the Plan or entry of the

Confirmation Order.

VIII. CONDITIONS PRECEDENT TO CONFIRMATION
      AND CONSUMMATION OF THE PLAN

A.   CONDITIONS TO CONFIRMATION

     The Bankruptcy Court shall not enter the Confirmation Order unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by Columbia pursuant to Section VIII.C:

     1.   The Bankruptcy Court has entered an order, pursuant to section 1129 of the Bankruptcy Code, confirming the TCO Plan.

     2.   The Plan shall have been approved by the Securities and Exchange

Commission under the Public Utility Holding Company Act of 1935 and such

Commission shall have approved all transactions contemplated by the TCO Plan which require its approval.

     3.   There has been no material adverse change to Columbia's business,

properties, financial condition, results of operations or business prospects between the Plan Mailing Date and the Confirmation Date.

     4.   No material environmental liability Claim shall have been Filed by any entity, including, without limitation, any state or federal environmental or regulatory agency, asserting actual or potential liability against Columbia or against any affiliate or predecessor of Columbia for which Columbia may be liable, other than Claims Filed pursuant to consensual settlement agreements between Columbia and such state or federal environmental or regulatory agency or other governmental entity).

     5.   TCO and Columbia have received a ruling from the Internal Revenue

Service, in form and substance satisfactory to TCO and Columbia, to the effect that payments made by TCO under the TCO Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible when paid by TCO for Federal income tax purposes.

     6.   The Plan shall not have been amended, modified, waived, supplemented or withdrawn without the consent of Columbia, after consultation with the Creditors' Committee and the Equity Committee.

     7.   Each of Moody's Investors Service, Inc. and Standard & Poor's

Ratings Group shall have confirmed that each Issue of the New Indenture

Securities, upon its issuance in accordance with the Plan, shall be rated investment grade.

     8.   Qualifying Class 4 Claimants holding Securities Action Claims accounting for at least 75% of the Maximum Proof of Claim Amount have accepted the Offer of Settlement.

B.   CONDITIONS TO EFFECTIVE DATE

     The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by Columbia pursuant to Section VIII.C:

     1.   The Confirmation Order shall not have been vacated, reversed or stayed.

     2.   The Bankruptcy Court shall have confirmed the TCO Plan and the order with respect to such confirmation shall not have been vacated, reversed or stayed.  The TCO Plan shall have become effective on terms consistent with the

Plan and without any amendments to which Columbia shall not have consented.

     3.   The order of the Securities and Exchange Commission approving, under the Public Utility Holding Company Act of 1935, the Plan and all transactions contemplated by the TCO Plan which require its approval shall not have been vacated, reversed or stayed.

     4.   There shall have been no material adverse change to Columbia's business, properties, financial condition, results of operations or business prospects between the Confirmation Date and the Effective Date.

     5.   Any condition to Confirmation described in Section VIII.A that is waived by Columbia as permitted by Section VIII.C and that, at the time of such waiver, Columbia elects to have become a condition to the consummation of the Plan, shall have been satisfied or, if waivable, waived.

     6.   Reorganized Columbia shall have entered into the New Indenture, the

Working Capital Facility and the Term Loan Facility, each of such agreements shall be in effect and the full amount of each such Facility shall be available for borrowing by Columbia.

     7.   The Stipulation of Dismissal With Prejudice shall have been filed with the United States District Court for the District of Delaware.

     8.   Neither Moody's Investors Service, Inc. nor Standard & Poor's Rating

Group shall have withdrawn or changed its previously delivered confirmation that each Issue of the New Indenture Securities, upon its issuance in accordance with the Plan, shall be rated investment grade; and neither of those rating agencies shall have put Columbia on "credit watch" with negative implications.

     9.   The Effective Date shall occur on or before June 28, 1996.

C.   WAIVER OF CONDITIONS TO CONFIRMATION OR EFFECTIVE DATE

     Each of the conditions set forth in Sections VIII.A and VIII.B may be waived in whole or in part by Columbia at any time in its discretion, provided that (i) the condition numbered 2 in Section VIII.A may be waived only if

Columbia elects to have such condition become a condition to the Effective

Date and may not be waived as a condition to the Effective Date, (ii) the conditions numbered 4 and 5 in Section VIII.A may be waived only if Columbia elects to have such conditions become conditions to the Effective Date, (iii)

the condition numbered 8 and 9 in Section VIII.B may be waived by Columbia only if consented to by the Equity Committee and the Creditors' Committee and

(iv) none of the conditions set forth in Sections VIII.A and VIII.B may be waived without the Equity Committee and the Creditors' Committee having been given prior notice thereof and an opportunity to be heard.  To be effective,

any such waiver and consent must be in writing and Filed.   If condition

numbered 5 in Section VIII.A has not been satisfied by December 15, 1995, then

Columbia and TCO shall, by December 31, 1995, (a) either waive the receipt of such ruling as a condition to Confirmation or (b) revoke the Plan.  The failure of a condition to have been satisfied may be asserted by Columbia regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, but not limited to, any action or inaction by

Columbia or TCO).  Columbia's failure to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right, which may be asserted at any time.

D.   EFFECT OF NON-OCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

     Each of the conditions to the Effective Date set forth in the Plan must be satisfied or duly waived by Columbia or other appropriate parties in accordance with the Plan by June 28, 1996.  If the Confirmation Order is

vacated, whether prior to or subsequent to the Effective Date, the Plan,

including the discharge of Claims pursuant to section 1141 of the Bankruptcy

Code, and the assumptions or rejections of executory contracts or unexpired leases pursuant to Section VII.A, unless modified, supplemented or amended in accordance with the provisions of Chapter 11 such that the Confirmation Order is reinstated or a new Confirmation Order is entered, shall be null and void in all respects.  In the event the Confirmation Order is so vacated, nothing contained in the Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interests in, Columbia or TCO, (ii) prejudice in any manner the rights of Columbia or TCO or (iii) constitute an admission against

Columbia or TCO.

IX.  CONFIRMABILITY AND SEVERABILITY
     OF THE PLAN AND CRAMDOWN

A.   CONFIRMABILITY AND SEVERABILITY OF THE PLAN

     Columbia and the Plan must satisfy the confirmation requirements of section 1129 of the Bankruptcy Code.  Columbia reserves the right to modify,

revoke, supplement or withdraw the Plan, in whole or in part, in its sole discretion.  A
determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect

Columbia's ability to modify or supplement the Plan to satisfy the confirmation requirements of said section 1129.

B.   CRAMDOWN

     Columbia requests Confirmation under section 1129(b) of the Bankruptcy

Code if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.  Columbia reserves the right to modify the Plan if necessary to obtain Confirmation pursuant to section 1129(b) of the Bankruptcy

Code.

X.   DISCHARGE, RELEASES, SETTLEMENT OF CLAIMS AND INJUNCTION

A.   DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

     Except as otherwise expressly provided in the Plan or in the Confirmation

Order, the Confirmation Date operates as a discharge, pursuant to section

1141(d) of the Bankruptcy Code, effective as of the Effective Date, of all debts of, Claims against and Interests in Columbia that arose prior to the

Confirmation Date including, without limitation, any Claims for interest accrued on Claims from the Petition Date.  Without limiting the generality of the foregoing, on the Effective Date, Columbia shall be discharged from any debt that arose prior to the Confirmation Date and from all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt was Filed pursuant to section

501 of the Bankruptcy Code, (ii) a Claim based on such debt is an Allowed Claim pursuant to section 502 of the Bankruptcy Code or

(iii) the Holder of a Claim based on such debt has voted to accept the Plan.

     As of the Confirmation Date, except as otherwise specifically provided in the Plan or Confirmation Order, all entities shall be precluded from asserting against Columbia, Reorganized Columbia, or their respective successors or assigns, or the properties of any of them, any other or further Claims, debts,

rights, causes of action, liabilities or equity interests based upon any act,

omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.  In accordance with the foregoing, except as specifically provided in the Plan or Confirmation Order, the Confirmation

Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against Columbia, pursuant to sections 524 and

1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against Columbia at any time, to the extent that such judgment relates to a discharged Claim.

B.   INJUNCTION

     As of the Confirmation Date, except as provided in the Plan or

Confirmation Order, all Persons that have held, currently hold or may hold a

Claim or other debt or liability that is discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plan: (i) commencing or continuing in any manner any action or other proceeding against

Columbia, Reorganized Columbia or their respective properties; (ii) enforcing,

attaching, collecting or recovering in any manner any judgment, award, decree or order against Columbia, Reorganized Columbia or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against Columbia, Reorganized Columbia or their respective properties; (iv)

asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to Columbia, Reorganized Columbia or their respective properties; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

C.   LIMITATION OF LIABILITY

     Columbia, Reorganized Columbia, their affiliates and their respective directors, officers, employees, agents, representatives and Professionals

(acting in such capacity), and the Creditors' Committee, the Equity Committee

and their respective members, their agents and Professionals (acting in such capacity), and their respective heirs, executors, administrators, successors and assigns, shall neither have nor incur any liability to any Person for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract,

instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan or the Reorganization Case, provided, however, that the foregoing provisions of this Section X.C shall have no effect on the liability of any Person that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final

Order to have constituted gross negligence or willful misconduct.

XI.  RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible,

including jurisdiction to:

     1.   Allow, disallow, determine, liquidate, classify, estimate, or establish the allowability, priority or secured or unsecured status of, any

Claim, including the resolution of any request for payment of any

Administrative Claim, the resolution of any disputes concerning any Disbursing

Agent Agreement and the resolution of any and all objections to the allowance or priority of Claims and of post-petition interest on such Claims (including any Administrative Claim and any Priority Tax Claim);

     2.   Grant or deny any application for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the

Plan, for periods ending on or before the Effective Date;

     3.   Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which Columbia is a party or with respect to which Columbia may be liable and to hear, determine and, if necessary, Allow any Claim arising therefrom;

     4.   Resolve any determinations which may be requested by Columbia or

Reorganized Columbia of unpaid or potential tax liability under sections 505 and 1146(d) of the Bankruptcy Code, including tax liability or such related matters for any taxable year or portion thereof ending on or before the

Effective Date;

     5.   Resolve any matters relating to distributions to Holders of Allowed

Claims pursuant to the provisions of the Plan, including the assertion of set-

off rights by or against Columbia;

     6.   Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications that may be pending on the Effective Date, that arise in or relate to the

Reorganization Case or the Plan;

     7.   Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments,

releases, indentures and other agreements or documents created in connection with the Plan or the Disclosure Statement, except as otherwise provided herein;

     8.   Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations under or in connection with the Plan;

     9.   Modify the Plan before, on or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement or any contract, instrument,

release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy

Code;

     10.  Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

     11.  Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

     12.  Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, any

Claim or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement,

except as otherwise provided herein;

     13.  Resolve any disputes or any other matters relating to the Securities

Action Claims; and

     14.  Enter a final decree closing the Reorganization Case.

XII. MISCELLANEOUS PROVISIONS

A.   DISSOLUTION OF THE CREDITORS' COMMITTEE AND THE EQUITY COMMITTEE

     The Creditors' Committee and Equity Committee shall continue in existence until the Effective Date for the principal purposes of participating in the reconciliation and resolution of Disputed Claims and in overseeing the implementation of the Plan.  On the Effective Date, the Creditors' Committee

and Equity Committee shall dissolve and the members of those Committees as such shall be released and discharged from all rights and duties arising from or related to the Reorganization Case.  The Professionals retained by the

Creditors' Committee and Equity Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date.

B.   MODIFICATION OF THE PLAN

     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, Columbia reserves the right to alter, amend, supplement or modify the Plan before its substantial consummation.

C.   REVOCATION OF THE PLAN

     Columbia reserves the right to revoke or withdraw the Plan prior to the

Confirmation Date.  If Columbia revokes or withdraws the Plan, or if

Confirmation does not occur, then the Plan shall be null and void ab initio in all respects, and nothing contained in the Plan shall:  (i) constitute a waiver or release of any claims by or against, or any interests in, Columbia or TCO, (ii) prejudice in any manner the rights of Columbia or TCO or (iii)

constitute an admission against Columbia or TCO.

D.   SEVERABILITY OF PLAN PROVISIONS

     If any term or provision of the Plan is held by the Bankruptcy Court prior to or at the time of Confirmation to be invalid, void or unenforceable,

the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable,

consistent with the original purpose thereof, and such term or provision shall then be applicable as so altered or
interpreted.  In the event of any such holding, alteration, or interpretation,

the remainder of the terms and provisions of the Plan may, at Columbia's option, remain in full force and effect and not be deemed affected, impaired or invalidated by such holding, alteration or interpretation.  However,

Columbia reserves the right not to proceed to Confirmation or consummation of the Plan if any such ruling occurs.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the

Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.   SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir,

executor, administrator, successor or assign of such Person.

F.   SERVICE OF DOCUMENTS ON COLUMBIA OR REORGANIZED COLUMBIA

     Any pleading, notice or other document required by the Plan to be served on or delivered to Columbia or Reorganized Columbia shall be sent by first class U.S. mail, postage prepaid to:

               The Columbia Gas System, Inc.
               20 Montchanin Road
               Wilmington, Delaware 19807-0020
               Attention: Tejinder S. Bindra
                          Edmond M. Ianni

with copies to:

               Stroock & Stroock & Lavan
               Seven Hanover Square
               New York, New York  10004-2696
               Attention:  Lewis Kruger
                           Robin E. Keller

               Cravath, Swaine & Moore
               825 Eighth Avenue
               New York, New York  10019-7475
               Attention:  John E. Beerbower
                           Gregory M. Shaw

               Young, Conaway, Stargatt & Taylor
               11th Floor - Rodney Square North
               P.O. Box 39
               Wilmington, Delaware  19899-0391
               Attention:  James L. Patton, Jr.

G.   PAYMENT AND WITHHOLDING OF TAXES

     Except as otherwise specifically provided in the Plan, (i) to the extent that any distribution made pursuant to the Plan includes or is deemed to include the income (or an amount equal to the income) earned on funds used to provide such distribution, the amount of the distribution shall be reduced by the amount of income taxes payable with respect to such income, (ii) if any of the income referred to in clause (i) is reportable by Columbia (or attributable to Columbia on a consolidated tax return), Columbia shall be reimbursed out of such funds for the amount of income taxes payable on such income, and (iii) all distributions made pursuant to the Plan shall, where applicable, be subject to information reporting to appropriate governmental authorities and to withholding of taxes.  For purposes of clauses (i) and (ii)

of the preceding sentence, the amount of income taxes payable with respect to income earned on such funds shall be calculated by multiplying (x) the amount of the income (net of any deductions attributable to such income) by (y) the highest marginal federal, state and local income tax rates for corporations applicable to such income (as adjusted for any deductions for state and local income taxes).

CONFIRMATION REQUEST

     Columbia hereby requests Confirmation of the Plan pursuant to Section

1129(a) or Section 1129(b) of the Bankruptcy Code (in the event the Plan is not accepted by each of those Classes of Claims and Interests entitled to vote).

Dated:  Wilimington, Delaware
        April 17, 1995



                                        Respectfully submitted,

                                        THE COLUMBIA GAS SYSTEM, INC.


                                        By:/s/ JOHN H. CROOM
                                           ---------------------------------
                                           John H. Croom
                                           Chairman and Chief Executive
                                           Officer

Schedule 3.2

                                 SCHEDULE 3.2

                     POST-PETITION INTEREST CALCULATIONS
                           FOR CLASS 3.2 CLAIMS(1)


     (i)  DEBENTURE CLAIMS:  Each Holder of an Allowed Claim arising under a

     Debenture shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the principal amount of such Debenture outstanding from time to time, assuming all sinking fund payments due after the Petition Date had been made as required by the 1961 Indenture,

     from the Petition Date to the date such Debenture would have matured by its terms in the absence of default, at the rate of interest provided for in such Debenture in the absence of default, and (ii) simple interest on the amount of each payment of interest and principal, including each sinking fund payment and the payment of principal due upon maturity, that was required to be made after the Petition Date to such maturity date in respect of such Debenture and was not made when due, from the date such payment was required to be made through the Effective Date, at the rate of 8% per annum.  No call premiums shall be paid.

     (ii) $500 MILLION CREDIT AGREEMENT CLAIMS:  Each Holder of an Allowed

     Claim arising under the $500 Million Credit Agreement shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the




















- ------------------
(1) All defined terms contained in this Schedule 3.2 are defined in the body of the Plan.

     unpaid principal amount of the obligation giving rise to such Claim, from the Petition Date to the Effective Date, at a rate equal to the six-month

     LIBOR rate plus 1.25% per annum, and (ii) simple interest on the amount of each payment of interest that was required to be made after the

     Petition Date in respect of such obligation and was not made when due,

     from the date such payment was required to be made to the Effective Date,

     at the same rate.  Interest payments will be deemed to have been required at regular six month intervals from the Petition Date to the Effective

     Date as if there had been no default with the first such payment deemed to have been required on January 31, 1992.

     (iii)  $750 MILLION CREDIT AGREEMENT CLAIMS:  Each Holder of an Allowed

     Claim arising under the $750 Million Credit Agreement shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal amount of the obligation giving rise to such

     Claim, from the Petition Date to the Effective Date, at a rate equal to the six-month LIBOR rate plus 2% per annum, and (ii) simple interest on the amount of each payment of interest that was required to be made after the Petition Date in respect of such obligation and was not made when due, from the date such payment was required to be made to the Effective

     Date, at the same rate.  Interest payments will be deemed to have been required at regular six month intervals from the Petition Date to the

     Effective Date as if
     there had been no default with the first such payment deemed to have been required on January 31, 1992.

     (iv)  COMMERCIAL PAPER CLAIMS:  Each Holder of an Allowed Claim arising under Commercial Paper shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal of such Commercial Paper from the Petition Date to the date such

     Commercial Paper would have matured by its terms in the absence of default, at the imputed rate of interest provided for in such Commercial

     Paper in the absence of default, (ii) simple interest on such unpaid principal from such maturity date to the Effective Date, at a rate equal to the six-month LIBOR rate plus 2% per annum, and (iii) simple interest on the amount of each payment of interest that was required to be made after the Petition Date in respect of such Commercial Paper and was not made when due, from the date such payment was required to be made to the

     Effective Date, at the same rate.  Interest payments will be deemed to have been required at regular six-month intervals from the respective maturity dates referred to above to the Effective Date as if there had been no default with the first such payment deemed to have been required on January 31, 1992.

     (v)  BID NOTE CLAIMS:  Each Holder of an Allowed Claim arising under a

     Bid Note shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal amount of the Bid Note giving rise to such Claim, from the Petition Date to the Effective Date at
     a rate equal to the six-month LIBOR rate plus 2% per annum and (ii)

     simple interest on the amount of each payment of interest that was required to be made after the Petition Date in respect of such Bid Note and was not made when due, from the date such payment was required to be made to the Effective Date, at the same rate.  Interest payments will be deemed to have been required at regular six-month intervals from the

     Petition Date to the Effective Date as if there had been no default with the first such payment deemed to have been required on January 31, 1992.

     (vi) AUCTION NOTE CLAIMS:  Each Holder of an Allowed Claim arising under an Auction Note shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal amount of the

     Auction Note giving rise to such Claim, from the Petition Date to the

     Effective Date, at a rate equal to the six-month LIBOR rate plus 2% per annum, and (ii) simple interest on the amount of each payment of interest that was required to be made after the Petition Date in respect of such

     Auction Note and was not made when due, from the date such payment was required to be made to the Effective Date, at the same rate.  Interest payments will be deemed to have been required to be made at regular six-

     month intervals from the Petition Date to the Effective Date as if there had been no default with the first such payment deemed to have been required on January 31, 1992.

     (vii)  MEDIUM TERM NOTE CLAIMS:  Each Holder of an Allowed Claim arising under a Medium Term Note shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal amount of such Medium Term Note, from the Petition Date to the date such

     Medium Term Note would have matured by its terms in the absence of default, at the rate of interest provided for in such Medium Term Note in the absence of default, and (ii) simple interest on the amount of each payment of interest and principal, including the payment of principal due upon maturity, that was required to be made after the Petition Date to such maturity date in respect of such Medium Term Note and was not made when due, from the date such payment was required to be made to the

     Effective Date, at the rate of 8% per annum.

     (viii)  LESOP CLAIMS:  Each holder of an Allowed Claim arising under the

     LESOP Guaranty shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal amount of the

     LESOP Debentures, assuming all sinking fund payments due after the

     Petition Date had been made as required by the LESOP Debentures from the

     Petition Date to the date such underlying obligation would have matured by its terms in the absence of default, and (ii) simple interest on the amount of each payment of interest and principal, including each sinking fund payment and the payment of principal due upon maturity, that was required to be made after the Petition

     Date to such maturity date in respect of such underlying obligation and was not made when due, from the date such payment was required to be made to the Effective Date, at the rate of 8% per annum.

     (ix)  RATE SWAP CLAIMS:  Each holder of an Allowed Claim arising under the Rate Swap Agreement shall be entitled to receive post-petition interest on the Termination Payment required to be made in respect of the obligation given rise to such Claim, from July 31, 1991 to the Effective

     Date at the federal funds rate plus 1% per annum, repriced and compounded daily.

                    IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

_________________________________x
In re:                           :  Chapter 11
                                 :
The Columbia Gas System, Inc.    :  Case No. 91-803 (HSB)
                                 :
                 Debtor.         :
_________________________________x



                DISCLOSURE STATEMENT PURSUANT TO SECTION 1125
            OF THE BANKRUPTCY CODE FOR THE PLAN OF REORGANIZATION
            OF THE COLUMBIA GAS SYSTEM, INC. DATED APRIL 17, 1995


                              Respectfully Submitted,

                              STROOCK & STROOCK & LAVAN
                              Lewis Kruger
                              Robin E. Keller
                              Seven Hanover Square
                              New York, New York  10004-2594
                              (212) 806-5400

                              CRAVATH, SWAINE & MOORE
                              John F. Hunt
                              John E. Beerbower
                              825 Eighth Avenue
                              New York, New York  10019-7475
                              (212) 474-1000

                              YOUNG, CONAWAY, STARGATT & TAYLOR
                              James L. Patton, Jr.
                              11th Floor - Rodney Square North
                              P.O. Box 391
                              Wilmington, Delaware  19899-0381
                              (302) 571-6600

                              Co-Counsel for The Columbia Gas
                                System, Inc.


THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR CIRCULATION TO CREDITORS OR FOR USE IN THE SOLICITATION OF VOTES ON THE PLAN OF REORGANIZATION OF THE COLUMBIA GAS SYSTEM, INC.

                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----

I.   SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     A.   Introduction  . . . . . . . . . . . . . . . . . . . . . . . . .    1
     B.   Executive Summary . . . . . . . . . . . . . . . . . . . . . . .    6
          1.   The Debtors and their Businesses . . . . . . . . . . . . .    6
          2.   The Problems that Led to the Chapter 11 Petitions  . . . .    8
          3.   The Debtors' Business Operations, Financial Performance
               and Prospects  . . . . . . . . . . . . . . . . . . . . . .   10
               a.   Columbia  . . . . . . . . . . . . . . . . . . . . . .   10
               b.   TCO . . . . . . . . . . . . . . . . . . . . . . . . .   12
          4.   Obstacles to Reorganization  . . . . . . . . . . . . . . .   13
          5.   The Cornerstone of the Columbia and TCO Plans: The
               Columbia Omnibus Settlement  . . . . . . . . . . . . . . .   17
          6.   Proposed Resolution or Treatment of Other Major
               Controversies in Columbia's Chapter 11 Proceedings . . . .   20
               a.   Intercompany Claims Litigation  . . . . . . . . . . .   20
               b.   Post-Petition Interest and Related Claims by
                    Unsecured Columbia Creditors  . . . . . . . . . . . .   20
               c.   Securityholder Lawsuits . . . . . . . . . . . . . . .   21
               d.   Assumption of Certain Claims  . . . . . . . . . . . .   23
          7.   Amendment to the Certificate of Incorporation  . . . . . .   23
     C.   Distributions Under The Plan  . . . . . . . . . . . . . . . . .   25
     D.   Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     E.   Conclusion  . . . . . . . . . . . . . . . . . . . . . . . . . .   31

II.  OVERVIEW OF THE PLAN..................................................  1
     A. Reorganized Columbia ..............................................  1
     B. Summary of Description of Classes and Distributions ...............  1
        TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS ...  4
        1. Unclassified Claims ............................................  4
        2. Secured Claims..................................................  6
        3. Unsecured Claims................................................  6
        4. Securities Claims ..............................................  8
        5. Intercompany Claims ............................................  9
        6. Assumed Claims .................................................  9
        7. Interests and Rejecting Securities Action Claims ............... 10
        8. Interests ...................................................... 10

                                                                          Page
                                                                          ----
III. BUSINESSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     A.   Columbia's Historic Corporate Structure and Operation . . . . .    1
          1.  General . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          2.   Columbia Businesses  . . . . . . . . . . . . . . . . . . .    2
               a.  Exploration and Production . . . . . . . . . . . . . .    2
               b.  Interstate Transmission  . . . . . . . . . . . . . . .    3
               c.  Local Distribution . . . . . . . . . . . . . . . . . .    3
               d.  Columbia Gas System Service Corporation  . . . . . . .    4
               e.  Other Energy Operations  . . . . . . . . . . . . . . .    4

     B.   Public Utility Holding Company Act Regulation and System
          Financing; SEC Approval Of The Columbia Plan  . . . . . . . . .    6
          1.   Regulation of Columbia by the SEC Under the HCA; External
               and Internal Columbia Financing  . . . . . . . . . . . . .    6
               a.  Regulatory Framework . . . . . . . . . . . . . . . . .    6
               b.  System External and Internal Financing . . . . . . . .    7
          2.   HCA Jurisdiction Over the Terms of the Columbia Plan . . .    9

IV.  SUMMARY OF SIGNIFICANT CLAIMS IN COLUMBIA'S CHAPTER 11 CASE AND
     THEIR SETTLEMENTS OR PROPOSED RESOLUTIONS  . . . . . . . . . . . . .    1
     A.   Borrowed Money Claims and the Negotiations and Settlement of
          Such Claims . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     B.   The Intercompany Claims Litigation  . . . . . . . . . . . . . .    5
          1.   Stipulation and Order Concerning Prosecution of the
               Intercompany Claims  . . . . . . . . . . . . . . . . . . .    5
          2.   Intercompany Claims Litigation Proceedings . . . . . . . .    6
               a.   Allegations of Equitable Subordination  . . . . . . .    6
               b.   Allegations Seeking Recharacterization of Debt as
                    Equity  . . . . . . . . . . . . . . . . . . . . . . .    7
               c.   Allegations of Fraudulent Conveyances . . . . . . . .    7
               d.   Allegations of Voidable Reduction in Capital  . . . .    8
               e.   Allegations of Preference . . . . . . . . . . . . . .    8
          3.   Response of Columbia and CNR . . . . . . . . . . . . . . .    8
          4.   Pre-Trial Intercompany Claims Litigation
               Proceeding . . . . . . . . . . . . . . . . . . . . . . . .   10
          5.   The Intercompany Claims Trial  . . . . . . . . . . . . . .   11
          6.   Summary of the TCO Creditors' Committee Position . . . . .   12
          7.   Summary of Columbia's Analysis of the Intercompany Claims    15
          8.   Settlement of the Intercompany Claims  . . . . . . . . . .   17
     C.   The IRS Claims and Settlement . . . . . . . . . . . . . . . . .   18
     D.   Status and Treatment of Securities
          Claims and Derivative Litigation  . . . . . . . . . . . . . . .   21

                                                                          Page
                                                                          ----
          1.   Procedural History of The Actions  . . . . . . . . . . . .   21
          2.   Summary of Securities Action  Allegations. . . . . . . . .   24
          3.   Summary of Relevant Public Disclosures by Defendants . . .   29
          4.   Trends in Columbia's Stock Price . . . . . . . . . . . . .   36
          5.   The June 19, 1991, Announcement  . . . . . . . . . . . . .   36
          6.   Proposed Settlement  . . . . . . . . . . . . . . . . . . .   38
          7.   Derivative Claims  . . . . . . . . . . . . . . . . . . . .   43
     E.   The Columbia Omnibus Settlement . . . . . . . . . . . . . . . .   44
     F.   Other Claims  . . . . . . . . . . . . . . . . . . . . . . . . .   46

V.   DESCRIPTION OF THE COLUMBIA CHAPTER 11 PROCEEDINGS . . . . . . . . .    1
     A.   Commencement of the Case  . . . . . . . . . . . . . . . . . . .    1
          1.   First Day Orders . . . . . . . . . . . . . . . . . . . . .    1
          2.   Columbia's Retention of Professionals  . . . . . . . . . .    2
     B.   Debtor in Possession Financing  . . . . . . . . . . . . . . . .    2
     C.   Formation of Committees / Retention of Professionals  . . . . .    3
     D.   Meetings with Creditors' and Equityholders'
          Committees  . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     E.   Administrative Fee Order/Appointment of Fee
          Examiner  . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     F.   Significant Proceedings in the Chapter 11 Case
          and Status of Related Claims  . . . . . . . . . . . . . . . . .    7
          1.   Cash Collateral Order  . . . . . . . . . . . . . . . . . .    7
          2.   Sale of Columbia Canada  . . . . . . . . . . . . . . . . .    9
          3.   Investment Guidelines Litigation . . . . . . . . . . . . .   13
          4.   Approval of Tax Sharing Procedures . . . . . . . . . . . .   15
          5.   LESOP Litigation . . . . . . . . . . . . . . . . . . . . .   17
          6.   Agreement With Banks Regarding Funds Subject
               to Setoff  . . . . . . . . . . . . . . . . . . . . . . . .   19
          7.   Extension of Exclusive Periods . . . . . . . . . . . . . .   20
          8.   Extension of Time to Remove Actions and File
               Proofs of Claim on Behalf of Creditors . . . . . . . . . .   21
          9.   Surety Bond Agreement  . . . . . . . . . . . . . . . . . .   21
          10.  Recapitalization of Subsidiaries . . . . . . . . . . . . .   22
          11.  Amendment of Employment Agreements With
               Senior Officers and Assumption of
               Retention Agreements . . . . . . . . . . . . . . . . . . .   22
          12.  Employee Retention and Release Program . . . . . . . . . .   24
          13.  Data Room  . . . . . . . . . . . . . . . . . . . . . . . .   25
          14.  Loan to Columbia's Thrift Plan . . . . . . . . . . . . . .   26
          15.  Columbia's Long-Term Incentive Plan  . . . . . . . . . . .   28
          16.  Shareholder Rights Plan  . . . . . . . . . . . . . . . . .   29
     G.   Procedures Relating to Filing and Determination
          of Claims Process and Bar Date  . . . . . . . . . . . . . . . .   32
          1.   Bar Date/Claims Agent  . . . . . . . . . . . . . . . . . .   32
          2.   Claims Objection Procedures  . . . . . . . . . . . . . . .   33

                                                                          Page
                                                                          ----
          3.   Claims Trading . . . . . . . . . . . . . . . . . . . . . .   34
     H.   Miscellaneous Litigation  . . . . . . . . . . . . . . . . . . .   35
          1.  Mountaineer . . . . . . . . . . . . . . . . . . . . . . . .   35
          2.  Kuntz Litigation  . . . . . . . . . . . . . . . . . . . . .   37

VI.  PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS  . . .    1
     A.   Classification and Treatment of Claims and Interests  . . . . .    1
          1.   Unclassified Claims  . . . . . . . . . . . . . . . . . . .    1
               a.   Administrative Claims . . . . . . . . . . . . . . . .    1
                    (i)  Professional Claims  . . . . . . . . . . . . . .    1
                    (ii) Post-Petition Operational Claims . . . . . . . .    3
                    (iii)     Assumed Executory Contract Claims . . . . .    3
                    (iv) U.S. Trustee's Fee Claims  . . . . . . . . . . .    5
                    (v)  Miscellaneous Administrative Claims  . . . . . .    5
               b.   Priority Tax Claims . . . . . . . . . . . . . . . . .    7
          2.   Classes of Claims and Interest . . . . . . . . . . . . . .    9
               a.   Class 1 - DIP Facility Claim  . . . . . . . . . . . .    9
               b.   Class 2 - Non-Borrowed Money Claims . . . . . . . . .    9
               c.   Class 3.1 Claims - Borrowed Money Convenience Claims    10
               d.   Class 3.2 - Borrowed Money Claims . . . . . . . . . .   11
               e.   Class 4 - Securities Action Claims  . . . . . . . . .   21
               f.   Class 5 Claims - Intercompany Claims  . . . . . . . .   25
               g.   Class 6 - Assumed Claims  . . . . . . . . . . . . . .   25
                    (i) Class 6.1 - Indemnity Claims  . . . . . . . . . .   25
                    (ii) Class 6.2 - PBGC Guarantee Claims  . . . . . . .   25
                    (iii) Class 6.3 - Shawmut Guarantee Claim . . . . . .   26
               h.   Class 7 - Non-Settling Securities Action Claims . . .   26
               i.   Class 8 - Interests in Columbia Common Stock  . . . .   27
     B.   Transactions On the Effective Date  . . . . . . . . . . . . . .   27
     C.   New Indenture and New Indenture Securities  . . . . . . . . . .   29
     D.   New Preferred Stock and DECS  . . . . . . . . . . . . . . . . .   30
     E.   Reorganized Columbia or Third Party as Disbursing Agent For
          Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     F.   Delivery of Distributions; Unclaimed Distributions  . . . . . .   30
          1.   Delivery of Distributions on Unclassified Claims and
               Claims in Classes 1, 2, 4 and 6  . . . . . . . . . . . . .   30
          2.   Delivery of Distributions to Holders of Classes 3.1 and
               3.2 Claims . . . . . . . . . . . . . . . . . . . . . . . .   31
               a.   Record Date . . . . . . . . . . . . . . . . . . . . .   31
               b.   Surrender of Instruments  . . . . . . . . . . . . . .   31

                                                                          Page
                                                                          ----
               c.   Cancellation  . . . . . . . . . . . . . . . . . . . .   33
               d.   Distributions of Cash, New Indenture Securities, New
                    Preferred Stock and DECS  . . . . . . . . . . . . . .   33
               e.   Cash in Lieu of Fractional Shares and Odd Lots;
                    Rounding of New Indenture Securities  . . . . . . . .   35
          3.   Unclaimed Distributions  . . . . . . . . . . . . . . . . .   36
          4.   Means of Cash Payments . . . . . . . . . . . . . . . . . .   38
          5.   Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . .   39
          6.   Continuation of Certain Retirement, Workers' Compensation
               and Long-Term Disability Benefits  . . . . . . . . . . . .   40
     G.   Continued Corporate Existence and Vesting of Assets in
          Reorganized Columbia  . . . . . . . . . . . . . . . . . . . . .   40
     H.   Corporate Governance, Directors and Officers  . . . . . . . . .   41
          1.   Certificate of Incorporation . . . . . . . . . . . . . . .   41
          2.   Directors and Officers of Reorganized Columbia . . . . . .   41
          3.   Corporate Action . . . . . . . . . . . . . . . . . . . . .   42
          4.   LESOP  . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          5.   Waivers, Releases and Abandonment of Claims  . . . . . . .   43
     I.   Bar Dates . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
          1.   Bar Date for Objections to Non-Administrative Claims . . .   43
          2.   Bar Dates for Professional Claims  . . . . . . . . . . . .   43
     J.   Rejection of Executory Contracts and Unexpired Leases;
          Additional Bar Dates  . . . . . . . . . . . . . . . . . . . . .   44
          1.   General  . . . . . . . . . . . . . . . . . . . . . . . . .   44
          2.   Tax Allocation Agreement . . . . . . . . . . . . . . . . .   44
          3.   Bar Date for Rejection Damages . . . . . . . . . . . . . .   44
          4.   Executory Contracts and Unexpired Leases Entered Into and
               Other Obligations Incurred After the Petition Date . . . .   45
     K.   Conditions Precedent to Confirmation and Consummation of the
          Columbia Plan . . . . . . . . . . . . . . . . . . . . . . . . .   45
          1.   Conditions to Confirmation . . . . . . . . . . . . . . . .   45
          2.   Conditions to Effective Date . . . . . . . . . . . . . . .   47
          3.   Waiver of Conditions to Confirmation or Effective Date . .   48
          4.   Effect of Non-Occurrence of Conditions to Effective Date .   50
          5.   Working Capital Facility . . . . . . . . . . . . . . . . .   50
          6.   Term Loan Facility . . . . . . . . . . . . . . . . . . . .   50
     L.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . .   51
          1.   Dissolution of Committees  . . . . . . . . . . . . . . . .   51
          2.   Discharge, Termination and Injunction  . . . . . . . . . .   51
          3.   Jurisdiction of the Bankruptcy Court . . . . . . . . . . .   52
          4.   Limitation of Liability  . . . . . . . . . . . . . . . . .   52
          5.   Modification of the Columbia Plan  . . . . . . . . . . . .   52

                                                                          Page
                                                                          ----
          6.   Revocation of the Columbia Plan  . . . . . . . . . . . . .   53
          7.   Severability of Columbia Plan Provisions . . . . . . . . .   53
          8.   Successors and Assigns . . . . . . . . . . . . . . . . . .   54

VII. RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     A.   Conditional Nature of the Plan  . . . . . . . . . . . . . . . .    1
     B.   Lack of Established Market for the New Indenture Securities,
          DECs and New Preferred Stock; Volatility  . . . . . . . . . . .    4
     C.   Projections . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     D.   Business Factors and Competitive Conditions . . . . . . . . . .    6
     E.   Liabilities Assumed by Columbia . . . . . . . . . . . . . . . .    7
     F.   Uncertainties Associated with the TCO Plan  . . . . . . . . . .    8
     G.   Environmental Liabilities . . . . . . . . . . . . . . . . . . .    9
     H.   Cash-Out Election . . . . . . . . . . . . . . . . . . . . . . .   11
     I.   Holding Company Structure . . . . . . . . . . . . . . . . . . .   12


VIII.     FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN . . . . . . . . . .    1
     A.   Tax consequences to Columbia  . . . . . . . . . . . . . . . . .    2
          1.   General  . . . . . . . . . . . . . . . . . . . . . . . . .    2
          2.   Discharge of Indebtedness  . . . . . . . . . . . . . . . .    2
          3.   Deductibility of Plan Payments . . . . . . . . . . . . . .    3
     B.   Tax Consequences To Holders of Claims and Interests . . . . . .    3
          1.   Trade Creditors and Others Receiving only Cash . . . . . .    3
          2.   Creditors Whose Claims Are Assumed . . . . . . . . . . . .    3
          3.   Holders of Class 3.2 Claims  . . . . . . . . . . . . . . .    4
               a.   General . . . . . . . . . . . . . . . . . . . . . . .    4
               b.   Tax Consequences of the Exchange  . . . . . . . . . .    6
          4.   Holders of Class 4 Claims. . . . . . . . . . . . . . . . .    9
          5.   Certain Other Tax Considerations for Holders of Claims . .    9
               a.  Receipt of Interest  . . . . . . . . . . . . . . . . .    9
               b.   Accrued Market Discount . . . . . . . . . . . . . . .   10
               c.   Original Issue Discount ("OID") . . . . . . . . . . .   12
               d.   Future Stock Gains  . . . . . . . . . . . . . . . . .   14
               e.   Future Sales of New Debt  . . . . . . . . . . . . . .   14
               f.   Defeasance of New Indenture Securities  . . . . . . .   16
               g.   Tax Treatment of DECS (and Preferred Stock, where
                    noted)  . . . . . . . . . . . . . . . . . . . . . . .   16
               h.   Disposition of Preferred Stock and DECS
               Pursuant to Cash-Out Election  . . . . . . . . . . . . . .   19
               i.   Backup Withholding  . . . . . . . . . . . . . . . . .   20
          6.   Holders of Class 7 Interests . . . . . . . . . . . . . . .   20
          7.   Importance of Obtaining Professional Tax Assistance  . . .   21

                                                                          Page
                                                                          ----
IX.  VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS  . . . . . . . . . .    1
     A.   Confirmation Hearing  . . . . . . . . . . . . . . . . . . . . .    1
     B.   Confirmation Requirements . . . . . . . . . . . . . . . . . . .    1
          1.   Acceptance . . . . . . . . . . . . . . . . . . . . . . . .    4
          2.   Best Interests Test  . . . . . . . . . . . . . . . . . . .    5
          3.   Feasibility  . . . . . . . . . . . . . . . . . . . . . . .    6
          4.   The Plan must Comply with the Applicable Provisions of the
               Bankruptcy Code  . . . . . . . . . . . . . . . . . . . . .    7
               a.   Classification of Claims and Interests  . . . . . . .    7
               b.   Mandatory and Optional Plan Provisions  . . . . . . .   11
               c.   Post-Petition Interest  . . . . . . . . . . . . . . .   13
               d.   Compromise of Intercompany Claims . . . . . . . . . .   14
          5.   Columbia must Comply with the Applicable Provisions of the
               Bankruptcy Code  . . . . . . . . . . . . . . . . . . . . .   16
          6.   Alternatives to the Plan . . . . . . . . . . . . . . . . .   18
               a.   Cramdown Requirements . . . . . . . . . . . . . . . .   18
                    (i)  The Plan must be Fair and Equitable  . . . . . .   18
                    (ii) The Plan must not Discriminate Unfairly  . . . .   19
               b.   Liquidation . . . . . . . . . . . . . . . . . . . . .   20
     C.   Voting Procedures and Requirements  . . . . . . . . . . . . . .   20
          1.   Voting Requirements - Generally  . . . . . . . . . . . . .   20

X.  REORGANIZED COLUMBIA  . . . . . . . . . . . . . . . . . . . . . . . .    1
     A.   Business of Columbia Gas  . . . . . . . . . . . . . . . . . . .    1
     B.   Financial Projections; Recapitalization . . . . . . . . . . . .    2
          1.   Introduction . . . . . . . . . . . . . . . . . . . . . . .    2
          2.   Principal Assumptions  . . . . . . . . . . . . . . . . . .    3
               a.   Columbia and TCO Plan Assumptions . . . . . . . . . .    5
               b.   Financing Assumptions . . . . . . . . . . . . . . . .    7
               c.   Business, Regulatory and General Economic Assumptions    8
               d.   Tax Assumptions . . . . . . . . . . . . . . . . . . .   10
          3.   Projections  . . . . . . . . . . . . . . . . . . . . . . .   10
     C.   Best Interests Test Analysis  . . . . . . . . . . . . . . . . .   14
     D.   Pricing of Securities . . . . . . . . . . . . . . . . . . . . .   18
     E.   Securities To Be Issued Pursuant To The Plan  . . . . . . . . .   20
          1.   Introduction . . . . . . . . . . . . . . . . . . . . . . .   20
          2.   Indenture Securities . . . . . . . . . . . . . . . . . . .   21
          3.   Equity DECS (Dividend Enhanced Convertible Stock)(TM)  . .   24
          4.   Common Stock . . . . . . . . . . . . . . . . . . . . . . .   29
          5.   New Preferred Stock  . . . . . . . . . . . . . . . . . . .   30
          6.   Applicability of Federal and Other Securities  . . . . . .   32
               a.   Issuance of Securities Under the Plan . . . . . . . .   32
               b.   Transfers of New Securities . . . . . . . . . . . . .   33
               c.   Certain Transactions by Stockbrokers  . . . . . . . .   35
          7.   HCA Provisions Applicable to Securities To Be Issued
               Pursuant to the Plan . . . . . . . . . . . . . . . . . . .   35

                                                                          Page
                                                                          ----
          8.   Future Stock Issuances . . . . . . . . . . . . . . . . . .   36
     F.   Other Post-Reorganization Debt  . . . . . . . . . . . . . . . .   37
          1.   Term Credit Facility . . . . . . . . . . . . . . . . . . .   37
          2.   Revolving Credit Facility  . . . . . . . . . . . . . . . .   38
          3.   Other Credit Facilities  . . . . . . . . . . . . . . . . .   39
     G.   Management  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          1.   Board of Directors . . . . . . . . . . . . . . . . . . . .   40
          2.   Officers of Columbia . . . . . . . . . . . . . . . . . . .   44
               a.   Overview of Columbia's Senior Management  . . . . . .   44
               b.   Changes in Senior Management of Columbia  . . . . . .   48
     H.   Amendment to Certificate of Incorporation . . . . . . . . . . .   51

XI.  CONCLUSION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

I.   SUMMARY

     A.   INTRODUCTION

     On July 31, 1991, The Columbia Gas System, Inc. ("Columbia"),(1) and one

of its wholly-owned subsidiaries, Columbia Gas Transmission Corporation

("TCO"), each filed a voluntary petition for reorganization under Chapter 11 of title 11 of the United States Code, 11 U.S.C. Section Section 101, et seq.

(the "Bankruptcy Code").  On January 18, 1994, TCO filed, with Columbia as co-

sponsor, a plan of reorganization for TCO which was amended on April 17, 1995

(such plan as amended is hereinafter referred to as the "TCO Plan"), and concurrently with such amendment, Columbia filed its plan of reorganization

(the "Columbia Plan"; and together with the TCO Plan, the "Plans").

     This Disclosure Statement is submitted by Columbia in connection with its solicitation of acceptances of the Columbia Plan.  This Disclosure Statement will be supplemented by a report of the Securities and Exchange Commission

(the "SEC") on the Columbia Plan to be issued by it in accordance with Section

11 of the Public Utility Holding Company Act of 1935, as amended, 15 U.S.C.

Section Section 79, et seq. (the "HCA").  That report should be read in conjunction with this Disclosure Statement.  A separate Disclosure Statement

(the "TCO Disclosure Statement")


- ---------------------
(1) Terms not otherwise defined in this Disclosure Statement shall have the meanings ascribed to them in the Columbia Plan.

has been submitted by TCO in connection with its solicitation of acceptances from TCO creditors of the TCO Plan.

     The following Executive Summary is intended to highlight key aspects of the Columbia Reorganization Case and the proposed Columbia Plan and is not intended in any way to substitute for a complete review of that Plan and the balance of this Disclosure Statement.  ALL HOLDERS OF CLAIMS AGAINST, AND

EQUITY INTERESTS IN, COLUMBIA ARE ENCOURAGED TO READ THE COLUMBIA PLAN AND

THIS DISCLOSURE STATEMENT IN THEIR ENTIRETY.

     Columbia's and TCO's Chapter 11 filings were precipitated by a combination of events which adversely affected TCO's physical operations and financial viability, and consequently the liquidity of Columbia, a holding company, and its seventeen operating subsidiaries, including TCO (collectively referred to as the "System").  The Chapter 11 cases have, in turn, been closely tied to each other as TCO's Creditors have sought recoveries from

Columbia to supplement the values available in the TCO Estate.  Columbia,

after consultation with the Official Committee of Unsecured Creditors of

Columbia (the "Columbia Creditors' Committee") and the Official Committee of

Equity Security Holders of Columbia (the "Columbia Equityholders' Committee"),

believes that it is in the best interests of both estates, in that values will be maximized and the reorganization process expedited, for Columbia to retain ownership of TCO and to recapitalize its own debt and equity structure in conjunction with a recapitalization of TCO and funding of payments to TCO's

Creditors.

     Thus, important elements of the Columbia Plan relate to the proposed refinancing of TCO by Columbia and other concessions by Columbia embodied in the "Columbia Omnibus Settlement" (defined infra) which will facilitate the reorganization of TCO.  The Columbia Plan currently contemplates concurrent implementation of the Columbia Plan and the TCO Plan.

     The overall goals of the Plans are to (i) pay Columbia Creditors 100% of their Allowed Claims (and, in most cases, post-petition interest thereon),

(ii) maximize the value of the recoveries to TCO's Creditors by settling ongoing litigation, (iii) alter the debt and capital structure of Columbia and

TCO to permit them to emerge from their respective Chapter 11 cases with modernized and viable capital structures and (iv) preserve and ultimately enhance shareholder values.

     In addition, the Plans preserve Columbia's and TCO's basic business operations which have proved to be viable and financially sound notwithstanding the filing of the Chapter 11 petitions.  The Columbia Plan is intended to provide for payment in full of all liquidated Allowed Claims of

Creditors of Columbia.  Holders of Claims for borrowed money generally will receive, in settlement and satisfaction of their Claims for principal and pre-

petition interest, together with post-petition interest thereon, a combination of cash, to the extent available therefor (as determined by Columbia), new debt securities of Columbia and new equity securities of Columbia, having an aggregate face amount, when added to the cash, if any, to be distributed,

equal to the sum of their Claims, together with post-petition interest. As described in Section X below, Salomon Brothers Inc

("Salomon") has advised Columbia that the objective of the methodologies to be used to price the securities to be issued pursuant to the Columbia Plan is for the new debt securities, upon their issuance on the effective date of the

Columbia Plan, to trade at par and for the new equity securities, upon their issuance on such date, to trade at their face amount.  Other Creditors will receive cash in the amount of their Allowed Claims or, in some cases, will have obligations assumed by Columbia after its emergence from Chapter 11.

Finally, holders of Claims (the "Securities Action Claims") asserted in or arising from the Securities Action (defined and described below) filing proper supplemental proofs of claim and otherwise qualifying under the terms of the settlement offer described in Section VI.A.2.e. will be paid the proposed settlement amounts offered by the Columbia Plan, unless such holders, whether individually or in the aggregate, reject that offer of settlement, in which case their Claims will be assumed by Reorganized Columbia and they may continue to litigate their Claims against Columbia following the Effective

Date.

     Holders of the common stock (the "Common Stock") of Columbia

(collectively the "Stockholders"), will retain their equity interests in

Columbia and are asked to vote to accept the Columbia Plan and, in particular,

are asked to approve amendments to the Certificate of Incorporation of

Columbia which, among other things, will prohibit the issuance of non-voting equity securities as required by section 1123(a)(6) of the Bankruptcy Code and increase the amount of Columbia's authorized preferred stock.

     The TCO Plan does not provide for payment in full of all claims of TCO's creditors, but does provide for, among other things, Columbia's guaranty of payments by TCO to third-party creditors as provided in the TCO Plan, in consideration for (i) the retention by Columbia of TCO's equity, (ii)

settlement of the litigation over the Intercompany Claims (defined in Section

IV.B below) and (iii) the resolution of numerous other disputes affecting both

Columbia's and TCO's reorganization efforts.  The TCO Plan permits prompt payment of Allowed Claims against TCO, embodies agreements over disputed claims and other issues which TCO believes are acceptable to most, if not all,

of its Creditors and ensures the availability of substantial resources to pay

Claims against TCO that are not settled as of the Effective Date.

     In the event the Columbia Plan is not confirmed, it is likely that litigation over the Intercompany Claims will continue, unnecessarily consuming much time and resources.  Also, in that event, no assurances can be given as to when Columbia will emerge from bankruptcy or how Columbia Creditors and

Stockholders will be treated under any other plan of reorganization that might be proposed.

     The requirements for confirmation, including the vote of Stockholders and certain classes of Creditors to accept the Columbia Plan and certain statutory findings that must be made by the Bankruptcy Court, are set forth in Section

IX under the
caption "Voting Procedures and Confirmation Requirements".  Confirmation of

the Columbia Plan and the occurrence of the Effective Date are subject to a number of significant conditions.  Although Columbia believes that satisfaction of those conditions should be feasible, there can be no assurance that they will be satisfied.  See Section VII, "Risk Factors".

     B.   EXECUTIVE SUMMARY

          1.   THE DEBTORS AND THEIR BUSINESSES

     Columbia is a Delaware holding company with seventeen operating subsidiaries engaged in various aspects of the natural gas and oil industry.

The operating companies are engaged in the exploration, production, purchase,

marketing, storage, transmission and distribution of natural gas and other energy operations such as electric power generation and propane distribution.

A more complete description of Columbia's business is set forth in

Section III.A below, and its financial statements are included in the Annual

Report on Form 10K for 1994 attached hereto as Exhibit 2 (the "Columbia Annual

Report"), and in the Quarterly Report on Form 10Q for the first quarter ending

March 31, 1995 attached hereto as Exhibit 3.  Columbia is a registered public utility holding company under the HCA and, pursuant to the HCA, the Columbia

Plan and Columbia's external and intercompany financing activities, including certain transactions contemplated by the TCO Plan, and certain of its intercompany contractual relationships and various other matters, are regulated by the SEC.

     TCO is one of two interstate pipeline companies owned by Columbia.  TCO owns and operates an approximately 19,000 mile natural gas transmission pipeline network and related extensive underground gas storage fields that serve parts of thirteen states in the Northeastern, Mid-Atlantic, Midwestern and Southeastern regions and the District of Columbia.  TCO's customers are various affiliated and unaffiliated gas distribution companies, gas marketers,

producers and end users of gas ("Customers").  Its rates, charges, services and facilities are subject to regulation by the Federal Energy Regulatory

Commission ("FERC"), primarily pursuant to the Natural Gas Act, 15 U.S.C.

Section Section 17, et seq. ("NGA").  Prior to November 1, 1993, TCO operated as a "merchant" of gas, purchasing gas from producers and other pipeline suppliers and reselling it to distribution companies and large industrial users.  Since November 1, 1993, following a fundamental change in the gas industry brought about by FERC under its Order No. 636, TCO no longer conducts any significant gas merchant activities and is presently almost entirely engaged in the business of transporting and storing gas for its Customers.

     Columbia, as a holding company, has provided debt and equity financing for all its operating subsidiaries, including TCO, and has been the principal vehicle for raising funds in the capital markets for the System.  Columbia has generally reinvested in its operating subsidiaries the proceeds of its equity and debt issues, as well as cash flows from its subsidiaries.

     Prior to June 1985, Columbia made loans to TCO on an unsecured basis and,

at the time of the filing of the Chapter 11 petitions, Columbia held unsecured obligations of TCO aggregating $351 million, including accrued interest.

Loans made by Columbia to TCO after June 1985 were secured by first mortgage liens on substantially all TCO's assets.  At the time of the filing of the

Chapter 11 petitions, Columbia held secured obligations of TCO aggregating approximately $1.340 billion in principal.  Pre- and post-petition interest accrued through December 31, 1995 on such secured obligations are projected to be approximately $644 million (at the interest rates set forth or provided for in the loan documentation).  Columbia has not made additional loans to TCO since July 31, 1991, the filing date of Columbia's and TCO's Chapter 11 petitions, and TCO has made no payments to Columbia on its loans since such date.

          2.   THE PROBLEMS THAT LED TO THE CHAPTER 11 PETITIONS

     Columbia's and TCO's Chapter 11 filings were precipitated by a combination of events which adversely affected TCO's physical operations and financial viability and which, in turn, caused a liquidity shortfall for

Columbia.  Most notable were (i) federal legislative and regulatory actions,

instituted years after TCO's gas purchase contracts were entered into, that significantly impacted TCO's ability to sell the gas it had contracted to buy and to recover its costs from its Customers and (ii) TCO's continuing contractual obligations to purchase gas at prices above those at which it was able to market gas.  These problems were exacerbated by record-setting warm weather,
which caused spot market prices for gas to plunge, created excess transportation capacity and precluded taking additional gas into storage, thus making an unexpected and persistent oversupply of bargain-priced gas available to TCO's Customers.  As a result, TCO's ability to market its gas was severely undercut, substantially reducing both sales volumes and revenues.

     After completing studies in early June 1991 that revealed the magnitude of TCO's gas supply management problems, Columbia announced on June 19, 1991 that the present value of losses associated with TCO's above-market priced gas purchase contracts could exceed $1 billion, that a substantial portion of that amount would be charged to income in the second quarter and that the dividend on Columbia's Common Stock was being suspended.

     Columbia immediately initiated negotiations with banks in an effort to reestablish lines of credit that were interrupted by the June 19 announcement,

and TCO promptly proposed a comprehensive settlement plan (the "PSP") with gas producers ("Producers") that offered to buy out Producers' contracts and settle other contractual disputes for a pro rata share of $600 million of TCO debt obligations.  Progress was made in both areas of negotiation.  However,

agreements could not be concluded before TCO's and Columbia's available cash resources were substantially exhausted, forcing both to seek Chapter 11 protection at the end of July 1991.

          3.   THE DEBTORS' BUSINESS OPERATIONS, FINANCIAL PERFORMANCE AND
               PROSPECTS

               a.   COLUMBIA

     Subsequent to the filing of its Chapter 11 petition, most of Columbia's operating units have performed soundly.  See the Columbia Annual Report attached as Exhibit 2 to this Disclosure Statement.  These positive operating results demonstrate the financial health and viability of Columbia's basic business units.  While Columbia has maintained its business operations and instituted new programs and capital expenditures, certain aspects of its operations have been restricted by the Chapter 11 proceedings.  As a debtor-

in-possession under the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), Columbia cannot engage in transactions outside the ordinary course of business without obtaining

Bankruptcy Court approval.  Although Columbia arranged a debtor-in-possession lending facility (the "DIP Facility"), it has been otherwise unable to access the capital markets.  It also has incurred substantial bankruptcy-related expenses, including professional fees.  Accordingly, Columbia believes that it will be in a position to improve its financial results upon emergence from the

Chapter 11 proceedings.

     In addition, Columbia believes that its reorganization, as proposed in the Columbia Plan, will enhance Columbia's financial position following emergence.  The Columbia Plan includes the issuance to existing Columbia

Creditors of up to $3.0 billion, subject to adjustment as described herein, of new debt
securities with maturities ranging from 5 to 30 years (collectively, the "New

Indenture Securities") and $200 million of Equity DECS (Dividend Enhanced

Convertible Stock)TM (the "DECS") and $200 million of Preferred Stock (the "New

Preferred Stock"); moreover, to the extent that holders of Claims for borrowed money elect the Cash-Out Election for the DECS and New Preferred Stock

described herein, Columbia will issue other securities ("Other Securities"),

in up to a comparable amount in substitution for such equity securities.  The recapitalization will also include the distribution of cash in an amount to be determined and the incurrence of up to $1.15 billion of unsecured bank financing consisting of a working capital facility of up to $700 million and a

$450 million term facility.  A portion of the bank facilities is expected to be used by Columbia to fund payments to TCO in connection with its reorganization and a portion may be used by Columbia to fund cash payments to

Columbia Creditors.  The bank facilities will also be available to fund the future needs of other Columbia subsidiaries.  A more detailed description of

Columbia's projected financial performance, proposed capitalization and prospects is set forth in Section X.B, "Financial Projections;

Recapitalization".

               b.   TCO

     Subsequent to the filing of its Chapter 11 petition, TCO rejected, as permitted by the Bankruptcy Code, over 4,800 gas purchase contracts.  The

Producer counterparties to those contracts filed Claims for rejection damages and other pre-
petition contractual amounts in excess of $13 billion. Rejection of the above-

market-price contracts enabled TCO to purchase market-priced gas which bolstered its sales to competitive levels in the interim between its

Chapter 11 filing and its withdrawal from the merchant business in the fall of

1993 (in accordance with FERC Order No. 636).  Since that time, TCO's transportation and storage service businesses have prospered.  Accordingly,

TCO has recorded substantial operating profits and projects an accumulated cash balance of approximately $1.4 billion as of December 31, 1995 in excess of operating cash needs, reserves and Customer refunds.  TCO expects to continue to thrive by providing an array of competitively-priced, FERC-

approved transportation and storage services to its Customers.

     Under Order No. 636, pipelines such as TCO have the right to recover from their customers various costs resulting from the mandated transition from merchants to transporters.  However, FERC has determined that, with minor exceptions, TCO is not eligible to recover costs arising from its rejection of

Producers' gas supply contracts.  The ultimate level of TCO's other recoverable transition costs has been the subject of controversies with its

Customers, controversies which largely will be resolved upon consummation of the TCO Plan.

     The largest Claims against the TCO estate for borrowed money are held by

Columbia and are secured by substantially all TCO's assets.  This indebtedness bears interest at rates substantially higher than those being earned by TCO on its
excess cash because of legal limitations on TCO's temporary investments imposed by the Bankruptcy Code.  As a result, the growth in TCO's secured interest obligations (the status of which had been challenged by the

Intercompany Claims) has exceeded its interest earnings on its cash available for debt service by an amount exceeding $450 million when projected to

December 31, 1995.

          4.   OBSTACLES TO REORGANIZATION

     In contrast to the situation of many other Chapter 11 cases, the reorganization of Columbia and TCO has not been hampered by unprofitable or marginal business operations.  Rather, in Columbia's case, the achievement of reorganization under Chapter 11 has been delayed pending achievement of a reorganization of TCO and by the protracted litigation of the Intercompany

Claims and the time-consuming resolution of other Claims and related issues.

The reorganization cases are linked principally because Columbia requires resumption of payments due to it on its claims against TCO in order to meet its own debt service requirements.  Validation of those claims has been delayed pending resolution of the Intercompany Claims litigation.

     In TCO's case, achievement of reorganization has been delayed by (1) the dispute and eventual settlement of the claims of the Internal Revenue Service

(the "IRS") against TCO and Columbia, (2) extensive litigation over the amount and priority of claims for refunds by Customers and of TCO's right to recover

Order No. 636 transition costs from Customers (the "FERC

Receivables"), which litigation has proceeded both before FERC and the

Bankruptcy Court, (3) the Intercompany Claims litigation and (4) the enormity and complexity of the disputed Claims filed against TCO by Producer Creditors.

     There have been prolonged, extensive negotiations with the IRS over its claims against Columbia and TCO exceeding $550 million, principally for pre-

petition income taxes, plus penalties and interest.  These Claims were finally resolved by a settlement agreement, reducing the Claims to approximately $112 million (plus post-petition interest), that was approved by the Joint

Committee on Taxation of the United States Congress on June 30, 1994 and by

Order of the Bankruptcy Court dated October 12, 1994.

     The litigation surrounding the Customer Claims and FERC Receivables has been prolonged and contentious.  A consensual settlement with a substantial majority of TCO's Customers, negotiated in early 1995, is being submitted to

FERC for approval and is embodied in TCO's proposed treatment of Customers under the TCO Plan.  While some dissenting Customers may vote against this treatment under the TCO Plan and elect to continue to litigate their Claims following TCO's emergence from Chapter 11, the proposed treatment of Customers is expected to be accepted by a substantial majority of the Customers, and,

therefore, is expected to resolve another of the principal obstacles to reorganization.

     After 2-1/2 years of pre-trial procedures, the Intercompany Claims were tried before District Judge Farnan in September and

October 1994.  The Columbia Plan embodies a settlement of the Intercompany

Claims litigation with the TCO Creditors' and Customers' Committees, and it is a condition to consummation of both the Columbia and TCO Plans that such litigation shall have been settled and dismissed with prejudice.

     Columbia and TCO have also devoted substantial efforts to resolve disputed Producer Claims.  The Producer counterparties to the rejected gas purchase contracts filed Claims for rejection damages in excess of

$13 billion, an amount which, TCO believes, based on its own analysis and its review of the Bankruptcy Court-appointed Claims Mediator's Initial and

Supplemental Reports on Producer Claims, is significantly greater than the actual allowable level of those Claims.  Producer Creditors also filed other

Claims based on pre-filing contractual disputes relating to pricing and take-

or-pay obligations in amounts well in excess of TCO's estimates of its liabilities with respect to such disputes.

     An initial recalculation of contract rejection and certain other Producer

Claims has become possible only since the issuance in October 1994 and

February 1995 of the Claims Mediator's Initial and Supplemental Reports on the

generic methodologies for calculating such damages and claims.  Completed recalculation forms are due from Producers by May 19, 1995 and extensive audits and Contract-specific objections would be expected to follow (although this may be largely obviated as a result of the agreement in principle with certain Producers referred to below).

     From the early months of these Chapter 11 cases, Columbia and TCO have endeavored to identify and settle their differences with Producer Creditors through extensive meetings and discussions.  In order to end protracted litigation with Producer Creditors, TCO offered settlement values for all

Producer Claims to resolve their Claims.  As a result, in April 1995, an agreement in principle regarding a consensual settlement, which is embodied in the TCO Plan, was reached with holders of what TCO believes to be in excess of

80% of the aggregate amount of Producer Claims (the "Initial Accepting

Producers").  Under such agreement in principle, the Initial Accepting

Producers will receive between approximately 68.875% and 72.5% of their

Allowed Claims, depending upon the aggregate amount of Producer Claims that are ultimately allowed.  The agreements in principle with the Initial

Accepting Producers have resulted in the development of a set of schedules proposing settlement values to all Producer Claims, acceptance of which will resolve disputes as to the allowable levels of those Claims, which, together with a related agreement on payout and risk sharing, substantially resolves the largest category of disputed Claims in the TCO case.  Although some

Producers may not accept their proposed settlement values set forth in the TCO

Plan and elect instead to continue to dispute their Claims following the

Effective Date of TCO's Plan, such failure will not preclude TCO's reorganization.

          5. THE CORNERSTONE OF THE COLUMBIA AND TCO PLANS: THE COLUMBIA OMNIBUS SETTLEMENT


     Columbia and TCO believe that litigated resolutions of the Intercompany

Claims and the Producer Claims against TCO would take several more years and that such litigation is not in the best interests of the System.  Columbia is therefore proposing an omnibus settlement (the "Columbia Omnibus Settlement")

in order to facilitate and expedite the emergence of both Columbia and TCO from Chapter 11, and allow payments to be made to thousands of creditors whose claims are liquidated and Allowed.  The Columbia Omnibus Settlement provides,

among other things, that, in consideration of, among other things, retention of the equity of TCO, a settlement of the claims raised or which could have been raised in the Intercompany Claims litigation and other disputes, and settlement of litigation over the liquidation of the Producer Claims of the

Initial Accepting Producers, of Customer Claims and of certain and other disputed Claims:

          (i) Columbia will assist TCO in monetizing the TCO Plan which provides for value (the "TCO Distributable Value") to be distributed to

     TCO Creditors of approximately $3.9 billion (in the event of 100%

     acceptance of Producer settlement values), which distribution, in the case of creditors other than Columbia will be substantially in cash;

          (ii) Columbia will provide a guaranty of the settlement reached by

     TCO with its Customers (the "Customer Settlement Proposal");

          (iii) Columbia will not receive any cash distribution with respect to its Secured Claim against TCO (which it would otherwise be entitled to before payments to other Creditors), but instead will receive new secured debt securities of reorganized TCO (secured by substantially all TCO's assets) for a portion of its Secured Claim and will contribute the balance of such Secured Claim to reorganized TCO's equity;

          (iv) Columbia will consent to the assumption by Reorganized TCO of certain pre-petition environmental claims of governmental agencies and certain other claims; and

          (v) Columbia will provide a guaranty of payment of distributions to

     TCO's Creditors as provided under the TCO Plan (excluding assumed obligations).

These considerations cannot be collectively expressed as a precise dollar amount, but reflect significant additional consideration from Columbia to the

TCO Estate to terminate the Intercompany Claims litigation and other disputes in the TCO proceedings which have delayed the reorganization of both Columbia and TCO.

     On the other hand, the Omnibus Settlement will provide substantial benefits to Columbia in addition to the retention of ownership of TCO, by resolving numerous contentious disputes with Customers and Producers affecting the economic value of the TCO Estate on terms which Columbia believes to be fair and reasonable, and permitting both Columbia and TCO to emerge from bankruptcy, as promptly as possible, to pay their Creditors, and to pursue ongoing business objectives free of the burdens and constraints of Chapter 11.

In addition, as more fully described in Section VI.K, it is a condition to the effectiveness of the Plans that Columbia obtain a letter ruling from the

Internal Revenue Service to the effect that payments made with respect to certain Producer Claims will be deductible when paid by TCO for federal income tax purposes.  Assuming their deductibility, payment of such amounts would provide a tax benefit to the System.

          6. PROPOSED RESOLUTION OR TREATMENT OF OTHER MAJOR CONTROVERSIES IN COLUMBIA'S CHAPTER 11 PROCEEDINGS

               a.   INTERCOMPANY CLAIMS LITIGATION

     Columbia agrees to provide funding for the TCO Distributable Value on the terms set forth in the TCO Plan, in consideration for, among other things,

settlement of the Intercompany Claims and retention of TCO.

               b.   POST-PETITION INTEREST AND RELATED CLAIMS BY
                    UNSECURED COLUMBIA CREDITORS

     Columbia has not made any significant payments with respect to its outstanding pre-petition obligations since the filing of its Chapter 11 petition, notwithstanding the fact that it believes it is solvent.  The

Columbia Creditors' Committee asserted that unsecured Creditors are entitled to post-petition interest on their obligations, as well as interest on missed interest payments compounded at various times and at rates which are in some cases significantly in excess of the non-default interest rate provided for in the applicable contracts. In addition, the

Columbia Creditors' Committee claimed that some unsecured Creditors are entitled to the payment of a call penalty or pre-payment premium in connection with the discharge of their pre-petition indebtedness.  The Columbia

Equityholders' Committee, on the other hand, questioned the extent of the

Creditors' entitlement to post-petition interest, and their entitlement to interest on overdue interest payments and the rates and compounding used in calculating that post-petition interest and interest on missed interest payments.  In addition, the Columbia Equityholders' Committee argued that the

Creditors are not entitled to payment of call penalties or prepayment premiums on their debt Claims.

     After discussions with both Committees, Columbia proposed a resolution of the allowance and calculation of post-petition interest on unsecured Claims.

The specific method of calculating interest for the various types of indebtedness for borrowed money are set forth in Section VI.A.2.d, "Classes of

Claims and Interests - Class 3.2 - Borrowed Money Claims".  However, in

general, the proposed calculations call for (i) payment of simple interest at the non-default contract rate (or, in the case of commercial paper, at the imputed contract rate) or, if there is no contract rate, at a specified interest rate with respect to interest accruing on principal balances prior to the earlier of their scheduled maturity or the Effective Date and (ii) payment of interest on each deferred interest payment and on principal following its scheduled
maturity, calculated as simple interest at either the contractual default rate or a specified rate (which may be less than the contractual default rate) from the date on which such payment was due to the Effective Date.  The proposed payments do not include any pre-payment or similar premiums.

               c.   SECURITYHOLDER LAWSUITS

     After the announcement on June 19, 1991 by Columbia's board of directors regarding its proposed charge to second quarter earnings and suspension of its dividend, seventeen complaints purporting to be class actions were filed in the United States District Court for the District of Delaware against

Columbia, various of its current and former officers and directors, certain of its underwriters and its accountants.  These actions, which have been consolidated, allege that from January 17, 1990 through July 31, 1991, the defendants disseminated materially false and misleading statements regarding

Columbia's financial condition and failed to disclose material facts which rendered other statements misleading, thereby artificially inflating the market price of Columbia's Common Stock and publicly traded debt securities

(the "Securities Action").  The complaints in the Securities Action allege violations of the Securities Act and the Securities Exchange Act of 1934,

negligent misrepresentations and common law fraud and deceit.  Upon the filing of Columbia's bankruptcy case, the Securities Action was automatically stayed as to Columbia pursuant to Section 362 of the Bankruptcy Code; and on November

30, 1994, any further
proceedings in the Securities Action were stayed until the entry of a final judgment on the Intercompany Claims.

     Under the Columbia Plan, holders of Securities Action Claims that timely file satisfactory supplemental proofs of claim and accept the settlement offer proposed in the Columbia Plan will be paid by Columbia and various non-debtors the settlement amounts provided for therein and described in Section VI.A.2 under the caption "Classification and Treatment of Claims and Interests --

Class 4 - Securities Action Claims".  Holders of Securities Action Claims that timely file satisfactory supplemental proofs of claim but reject Columbia's settlement offer may continue the Securities Action post-emergence, and that litigation will be assumed by Reorganized Columbia.

          d.   ASSUMPTION OF CERTAIN CLAIMS

     Claims, if any, arising from Columbia's obligations to indemnify its officers, directors and agents and the officers, directors, employees and agents of its subsidiaries, including TCO, Columbia's guarantee to the PBGC of its subsidiaries' obligations to fund contributions to its subsidiaries'

pension plan and Columbia's guarantee to Shawmut Bank of Boston, N.A.

("Shawmut") for certain obligations of Columbia Gas of Ohio, Inc. ("Columbia

Ohio") under the lease for Columbia Ohio's headquarters in Columbus, Ohio, as well as timely filed indemnification Claims of non-debtor defendants in the

Securities Litigation, will be unaffected by the Columbia Plan.  Indemnity

Claims under the Columbia Canada Sale Agreement and Columbia's indemnity agreement with the Reliance Group (each of which is described in Section VI.A.1.a.(v) under the caption "Miscellaneous

Administrative Claims") will be assumed by Reorganized Columbia and paid in the ordinary course of business.

          7.   AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     The Columbia Plan includes an amendment and restatement of Columbia's

Certificate of Incorporation.  The proposed amendments represent a streamlining and modernization of Columbia's charter as well as certain additional changes.

     The principal amendments to the Certificate of Incorporation are:  (i)

the inclusion of a prohibition on the issuance of non-voting equity securities as required by section 1123(a)(6) of the Bankruptcy Code; (ii) the addition of a provision allowing a super-majority of the board of directors (in addition to Stockholders) to remove a director for cause; and (iii) an increase in the number of Columbia's authorized shares of preferred stock (the "Preferred

Stock") to 20 million shares.

     Additional amendments to the Certificate of Incorporation, proposed for approval by Stockholders at the Annual Meeting scheduled for April 28, 1995 and subject to approval of the Bankruptcy Court and the SEC, will be effectuated pursuant to the Columbia Plan if they are not implemented prior to the Effective Date.  Those amendments, prepared to permit implementation of a shareholder rights plan adopted by Columbia's board of directors and more fully described in Section V.F.16 below, (i) delete restrictions on dividends

and
amounts of secured debt applicable while any Preferred Stock is outstanding,

(ii) provide that the board of directors may determine the specific rights,

powers and preferences of each series of Preferred Stock and the limitations thereon at the time of its issuance, (iii) reduce the par value of the

Preferred Stock from fifty dollars ($50) to ten dollars ($10) per share, and

(iv) provide for continuation of a staggered board of directors elected by holders of Common Stock even if directors are elected by the holders of

Preferred Stock.

     A more complete description of proposed amendments to Columbia's

Certificate of Incorporation is set forth in Section X.H under the caption

"Amendment to the Certificate of Incorporation".

     Stockholders who vote to approve the Columbia Plan will, by such vote and without further action, approve the amendments to the Certificate of

Incorporation described above.

          C.   DISTRIBUTIONS UNDER THE PLAN

     The Columbia Plan provides for:

          (1)  Payment on the Effective Date in cash in full of all Allowed

     Unclassified Claims, consisting principally of administrative claims and tax claims entitled to priority under section 507(a)(8) of the Bankruptcy

     Code, or, in the case of the IRS's Claims, over a period of up to six years.  Payment of post-petition interest on the Allowed Unclassified

     Claims will also be made where appropriate, and holders of Unclassified

     Claims will not be entitled to vote on the Columbia Plan.

          (2)  Payment on the Effective Date in cash in full of Claims under the DIP Facility.  Holders of Claims under the DIP Facility will not be entitled to vote on the Columbia Plan.

          (3)  Cash payment on the Effective Date in full of all Allowed Non-

     Borrowed Money Claims, consisting of all Claims not included in any other

     Class under the Columbia Plan, such as pre-petition claims for uncashed checks, intercompany payables and other trade payables, which are estimated to total approximately $1.0 million (excluding post-petition interest).  Holders of Allowed Claims in this Class shall be paid post-

     petition interest calculated (i) with respect to such Claims evidenced by a written agreement, at the non-default contractual interest rate set forth therein or (ii) if no such rate is set forth therein or if such

     Claim is not evidenced by a written agreement, at 6% per annum (the "Non-

     Contractual Interest Rate").  Claims for Non-Borrowed Money are not

     impaired by the Columbia Plan and will not be entitled to vote on the

     Columbia Plan.

          (4)  Claims for Borrowed Money, consisting of Claims arising under

     Columbia's 1961 Indenture, Claims under pre-petition bank lending facilities, Claims under the LESOP Guarantee, Claims under an interest rate swap agreement and Claims under certain other pre-petition borrowing arrangements, including commercial paper and certain bid notes and auction notes, exceeding $15,000 as of the

     Petition Date are treated as one Class of Claims and Claims for Borrowed

     Money not exceeding $15,000 as of such date are treated as one Class.

     Holders of all such Allowed Claims shall be entitled to post-petition interest calculated as described under the heading "Classes of Claims and

     Interests" in Section VI below.  The Columbia Plan provides for payment of each such Allowed Claim and related post-petition interest in full with each holder of a Claim exceeding $15,000 as of the Petition Date receiving its proportionate share (generally based on the proportion of such Allowed Claim to all Allowed Claims in such Class) of cash, if any,

     each series of New Indenture Securities to be issued by Reorganized

     Columbia and the DECS and New Preferred Stock to be issued by Reorganized

     Columbia unless the underwriting arrangements described below are elected by the Creditor and successfully consummated (subject to adjustment to avoid the issuance of fractional shares of DECS and New Preferred Stock,

     odd lots of DECS and New Preferred Stock and non-round lots of New

     Indenture Securities of any Series).  Each holder of such a Claim not exceeding $15,000 as of the Petition Date will receive cash.

          Holders of Claims for Borrowed Money who prefer not to continue to hold the DECS and New Preferred Stock to be distributed to them under the

Columbia Plan will be assisted by Columbia in disposing of such securities.

They will have an election (the "Cash-Out Election") to have Columbia repurchase
the DECS and New Preferred Stock they will receive on the Effective Date pursuant to the Columbia Plan at a price equal to the face amount of such securities (less underwriting commissions and discounts) plus accrued and unpaid dividends, subject to the satisfaction of certain conditions.  Holders of such Claims will only be entitled to dispose of these securities as described above if (i) they make the election when voting on the Columbia

Plan, (ii) those so electing will receive New Preferred Stock and DECS having an aggregate face amount of at least $200 million and (iii) Reorganized

Columbia is able to complete, within one hundred and eighty (180) days of the

Effective Date, on terms satisfactory to it, a public offering (the "Take-Out

Offering") of Other Securities which will provide Columbia with sufficient net cash proceeds to repurchase from the Holders who elect the Cash-Out Election the New Preferred Stock and DECS received by them under the Columbia Plan for the repurchase price described above or Columbia otherwise elects to repurchase those securities.  Columbia will undertake in good faith to effect the Take-Out Offering.

          Holders of Claims for Borrowed Money in excess of $15,000 will be entitled to vote on the Columbia Plan.

          (5)  Holders of Securities Action Claims that timely file

     satisfactory supplemental proofs of claim and vote to accept the settlement offer embodied in the Columbia Plan will be paid by Columbia and various non-debtors the settlement amounts provided for therein and described in Section VI.A.2 under the caption "Classification and

     Treatment of Claims and Interests -- Class 4 - Securities Action Claims".

     Holders of Securities Action Claims that timely file satisfactory supplemental proofs of claim but reject Columbia's settlement offer may continue the Securities Litigation post-emergence, and that litigation will be assumed by Reorganized Columbia.  Holders of Securities Action

     Claims are deemed impaired and will vote on whether to accept or reject the Columbia Plan and the settlement offer embodied therein.

          (6)  The Columbia Omnibus Settlement and the Columbia Plan include consideration from Columbia to settle the Intercompany Claims.  Class 5,

     consisting of the Intercompany Claims, is unimpaired.

          (7)  The Stockholders will continue to own their interests in

     Reorganized Columbia, but are deemed to be impaired by the Columbia Plan and will be entitled to vote on such Plan.

          (8)  Claims, if any, arising from Columbia's obligations to indemnify its officers, directors, agents and employees and those of its subsidiaries, Columbia's guarantee to the PBGC of its subsidiaries'

     obligations to fund contributions to their pension plan and Columbia's guarantee to Shawmut for certain of Columbia Ohio's obligations under the lease of Columbia Ohio's headquarters in Columbus, Ohio, as well as timely filed indemnification Claims of non-debtor defendants in the

     Securities Litigation, will be unaffected by the Columbia Plan.

     Indemnity Claims under the Columbia Canada Sale Agreement and Columbia's indemnity agreement with the Reliance Group will be assumed by

     Reorganized Columbia and paid in the ordinary course of business.

     D.   CONDITIONS

     The Confirmation and effectiveness of the Columbia Plan are subject to certain conditions.  Those conditions include, among other things, that

(i) the TCO Plan shall have been confirmed and the order with respect to such confirmation shall not have been vacated, reversed or stayed; and such Plan shall have become effective; (ii) the SEC shall have approved, under the HCA,

the Columbia Plan and the transactions under the TCO Plan requiring its approval, and the related order shall not have been vacated, reversed or stayed; (iii) Moody's Investors Service, Inc. and Standard & Poor's Ratings

Group shall have confirmed that the New Indenture Securities, upon their issuance, will be rated investment grade; (iv) TCO and Columbia will have received a ruling from the Internal Revenue Service, in form and substance satisfactory to Columbia and TCO, to the effect that the payments made by TCO under the TCO Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible when paid by TCO for federal income tax purposes; provided that, if such ruling has not been received by December 15, 1995, then TCO and Columbia shall, by December 31,

1995, (a) either waive the receipt of such ruling as a condition for

Confirmation or the Effective Date, as appropriate or (b) all settlements of

Producers' Claims shall be
null and void; (v) holders of Securities Action Claims representing at least

75% of the Maximum Proof of Claim Amount (defined in Section VI.A.2.d) shall have accepted the settlement offer proposed in the Columbia Plan; (vi) a stipulation of dismissal with prejudice of the Intercompany Claims litigation,

conditioned only upon the completion of payment by Reorganized TCO of all distributions payable on the effective date of the TCO Plan, shall have been filed with the United States District Court for the District of Delaware; and

(vii) the Effective Date shall have occurred on or before June 28, 1996.  For a complete description of all of the conditions to the Columbia Plan, see

Section VI.K, "Conditions Precedent to Confirmation and Consummation of the

Columbia Plan".

     E.   CONCLUSION

     The Columbia Plan provides for termination of bankruptcy proceedings pending for nearly four years and payment in full of all pre-petition liquidated Allowed Claims of Creditors of Columbia, together with post-

petition interest, while at the same time preserving the basic business operations of Columbia and its subsidiaries which have proved to be financially sound.  Columbia Creditors and Stockholders are urged to vote for acceptance of the Columbia Plan as a prompt, cost-effective and balanced solution for all concerned.

II.  OVERVIEW OF THE PLAN

     THE FOLLOWING IS A BRIEF OVERVIEW OF CERTAIN MATERIAL PROVISIONS OF THE COLUMBIA PLAN. THIS OVERVIEW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE COLUMBIA PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT
1. ADDITIONALLY, SECTION VI, "PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS", OF THIS DISCLOSURE STATEMENT CONTAINS A DETAILED NARRATIVE DESCRIPTION OF THE TREATMENT OF CLAIMS UNDER AND MECHANICS FOR IMPLEMENTATION OF THE COLUMBIA PLAN.

     A.  REORGANIZED COLUMBIA

     Under the Columbia Plan, Reorganized Columbia will continue to operate as a public utility holding company under the HCA, and will retain ownership of the stock of its various subsidiaries, including TCO.  Aside from those changes specifically identified in Section X.G, "Reorganized Columbia -

Management," the Columbia Plan does not provide for any further changes to

Columbia's current management.

     B.  SUMMARY OF DESCRIPTION OF CLASSES AND DISTRIBUTIONS

     The Columbia Plan proposes the payment of substantially all Allowed

Claims in full, together with appropriate post-petition interest, in cash or,

in the case of Borrowed Money Claims in excess of $15,000, in a combination of

New Indenture Securities, with maturities ranging from five to thirty years,

shares of Preferred Stock and DECS (subject to an election to have Reorganized

Columbia repurchase such shares if certain conditions are satisfied) and, if available, cash.  Holders of Securities Action Claims will have the option to accept an Offer of Settlement.  If a Holder of such a Claim rejects the Offer of Settlement, Reorganized Columbia will assume the Claim. In addition, if Holders of an insufficient amount of Securities Action Claims accept the Offer of Settlement, Reorganized Columbia will also assume the

Claims of accepting Holders.  All Claims so assumed will be satisfied when

Allowed through payment in a combination of cash, debt securities or equity securities, as determined by Reorganized Columbia.  The Columbia Plan further provides that the current Holders of Columbia Common Stock will retain their holdings.

     The following table summarizes each category of Claims and Interests and indicates, where appropriate, the classification of Claims and Interests and the estimated amount at which Claims in each Class will be Allowed.  As the

Columbia Plan contemplates the payment in full of all Allowed Claims, the distribution for each Class thereunder is one hundred percent.

     The estimated Claims amounts in the following table assume an Effective

Date of December 31, 1995.(1)   Such amounts constitute Columbia's present

estimates of the amounts of such Claims upon resolution of all Disputed

Claims.  The estimated amounts separately state the principal portions of the

Claim


- --------------------------
(1) Unless otherwise specified, all references to the Effective Date in this Disclosure Statement assume an Effective Date of December 31, 1995. The actual Effective Date may differ from the assumed Effective Date set forth herein for a variety of substantive and scheduling reasons, including the ultimate date set by the Bankruptcy Court for the Confirmation hearing and the date upon which conditions to the Effective Date have been satisfied or, if waivable, waived. See Section VI.K.2, "Plan Treatment of Claims and Summary of Other Plan Provisions - Conditions Precedent to Confirmation and Consummation of the Columbia Plan - Conditions to the Effective Date".

(which in most cases is the pre-petition Claim amount) and, where appropriate,

estimates of accrued post-petition interest on pre-petition indebtedness through the Effective Date, calculated as provided in the Columbia Plan.

     By far the largest percentage of all Claims Filed against Columbia's

Estate are claims for principal, interest and other amounts due for Borrowed

Money Claims.  Columbia and its advisors have worked with the Columbia

Creditors' Committee and the Columbia Equityholders' Committee and their advisors and the representatives of and advisors to various Creditors in an effort to resolve discrepancies in the amounts of those Claims.  The method of calculating post-petition interest on the Borrowed Money Claims, as set forth in the Columbia Plan, has been determined by Columbia after extensive negotiation with the Columbia Creditors' Committee and the Columbia

Equityholders' Committee, and is to be approved by the Bankruptcy Court as part of the Confirmation of the Columbia Plan, if not previously approved.

Columbia believes that, except as to the Securities Action Claims, there are no material disputes over the amount at which Claims are to be Allowed.

     Claims in Class 3.2, Class 4 and Class 8 are, or are deemed, impaired under the Columbia Plan.  All other Classes are unimpaired and, thus, will not vote on the Columbia Plan.

     Annexed to this Disclosure Statement as Exhibit 6 is the Payout Analysis

of Columbia Plan Dated April 12, 1995 (the "Payout Analysis").  The Payout

Analysis sets forth the
estimated level of distributions under the Columbia Plan in respect of all

Claims, classified and unclassified, and is premised upon the treatment of

Claims described herein, as well as the fulfillment of the numerous assumptions set forth in this Disclosure Statement.


        TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS



DESCRIPTION AND ESTIMATION                     DESCRIPTION OF
OF CLAIMS AND INTERESTS                        DISTRIBUTION UNDER THE PLAN
- --------------------------                     ---------------------------

1. UNCLASSIFIED CLAIMS
   -------------------

PROFESSIONAL CLAIMS: Claims                    Each Holder of an Allowed
for unpaid fees and expenses                   Professional Claim will
of Professionals and amounts                   receive cash in the amount
for compensation allowed                       of such Claim on the later
under Sections 330(a) and                      of the Effective Date or the
503(b) of the Bankruptcy                       tenth day after the Claim is
Code.                                          Allowed.  Post-petition
                                               interest will be payable, to
  ESTIMATED PAYMENTS:                          the extent Allowed by the
  $4.8 million                                 Bankruptcy Court, on amounts
                                               held back by order of the
  DISTRIBUTION: 100%                           Bankruptcy Court with
                                               respect to interim fee
                                               applications.  Professional
                                               Claims are unimpaired.



POST-PETITION OPERATIONAL                      Each Post-Petition
CLAIMS: Claims incurred by                     Operational Claim will be
Columbia in the ordinary                       assumed by Reorganized
course of its business post-                   Columbia and paid in the
petition, including tax                        ordinary course of business
obligations, trade vendor                      according to the terms of
and supplier obligations and                   the transaction giving rise
post-petition obligations                      to such Claim.  Post-
under contracts and leases,                    Petition Operational Claims
but excluding PBGC Guarantee                   are unimpaired.
Claims included in Class
6.2.

  ESTIMATED PAYMENTS:
  Not applicable

  DISTRIBUTION: 100%

ASSUMED EXECUTORY CONTRACT                     Each Holder of an Allowed
CLAIMS:  Claims arising from                   Assumed Executory Contract
the assumption by Columbia                     Claim will receive cash in
of pre-petition executory                      the amount of such Claim,
contracts, including, if the                   together with post-petition
Bankruptcy Court shall                         interest at the non-default
approve, the TAA, and                          contractual rate, if one is
unexpired leases pursuant to                   provided, and otherwise at
Section 365(b)(1) of the                       the rate of 6% per annum, or
Bankruptcy Code.                               as otherwise provided by the
                                               Bankruptcy Court.
  ESTIMATED PAYMENTS:                          Distribution will be made on
  Pre-Petition Claims: $23.9 million           the Effective Date or such
  Post-Petition Interest: $ 5.3 million        earlier or later time as may
                                               be authorized by the
                                               Bankruptcy Court.  Any

  DISTRIBUTION: 100%                           Assumed Executory Contract
                                               Claim that is Allowed after
                                               the Effective Date will be
                                               paid in full in cash,
                                               together with such interest,
                                               within forty-five days after
                                               the end of the Calendar
                                               Quarter in which such Claim
                                               is Allowed.  Assumed
                                               Executory Contract Claims
                                               are unimpaired.



U.S. TRUSTEE'S FEE CLAIMS:                     The U.S. Trustee's Fee
The quarterly statutory fees                   Claims which remain unpaid
owed to the United States                      and outstanding as of the
Trustee.                                       Effective Date will be paid
                                               in full in cash.  The U.S.
  ESTIMATED PAYMENTS: $5,000                   Trustee's Fee Claims are
                                               unimpaired.
  DISTRIBUTION: 100%





MISCELLANEOUS ADMINISTRATIVE                   Miscellaneous Administrative
CLAIMS:  All Administrative                    Claims that have been
Claims not included in the                     liquidated prior to the
previous categories of                         Effective Date shall be paid
Unclassified Claims,                           in full in cash on the
including (i) contingent                       Effective Date. Any
indemnification Claims of                      Miscellaneous Administrative
officers, directors,                           Claims that remain
employees and agents of                        unliquidated as of the
Columbia, TCO or other                         Effective Date will be
subsidiaries of Columbia,                      assumed by Reorganized
(ii) post-petition personal                    Columbia and paid as they
injury Claims, (iii)                           come due, as otherwise
indemnity Claims under the                     agreed by the relevant
Columbia Canada Sale                           Person or as directed by the
Agreement in favor of the                      Bankruptcy Court.  If the
purchaser of the stock of                      indemnity Claims under the
Columbia Canada and (iv)                       Columbia Canada Sale
indemnity Claims under                         Agreement are assumed, the
Columbia's indemnity                           present Kotaneelee Escrow
agreement with the Reliance                    will be adjusted in
Group.                                         accordance with the
                                               provisions of the Canada
  ESTIMATED PAYMENTS:                          Sale Agreement.
  $470,000                                     Miscellaneous Administrative
                                               Claims that have been
  DISTRIBUTION: 100%                           liquidated prior to the
                                               Effective Date shall receive
                                               post-petition interest at
                                               the rate of 6% per annum, or
                                               as otherwise provided by the
                                               Bankruptcy Court.
                                               Miscellaneous Administrative
                                               Claims are unimpaired.

PRIORITY TAX CLAIMS: Claims                    Each Holder of an Allowed
attributable to income                         Priority Tax Claim will
taxes, property taxes and                      receive cash in the
any other taxes entitled to                    aggregate amount of such
priority in payment pursuant                   Claim and post-petition
to Section 507(a)(8) of the                    interest thereon calculated
Bankruptcy Code.                               at the appropriate statutory
                                               rate, if one is provided,
  ESTIMATED PAYMENTS:                          and otherwise at the rate of
  Pre-Petition Claims: $111.9 million          6% per annum, or as
  Post-Petition Interest: $24.6 million        otherwise provided by the
                                               Bankruptcy Court; provided,
                                               however, that with respect
                                               to amounts due to the IRS,
  DISTRIBUTION: 100%                           Columbia shall pay post-
                                               petition interest as
                                               provided in the IRS Order.
                                               Distribution will
                                               be made on the Effective Date
                                               if the Claim is then Allowed or,
                                               if not, then within thirty days
                                               of allowance if subsequently
                                               Allowed; provided, however,
                                               except that, with respect to
                                               any such Claim for Federal
                                               income taxes and post-
                                               petition interest thereon,
                                               (i) Columbia will pay such
                                               Claims in equal annual
                                               installments over the course
                                               of six years, as measured
                                               from the date such Claims
                                               were first assessed, or such
                                               earlier date as may be
                                               determined by Reorganized
                                               Columbia and (ii) Columbia
                                               will, on the Effective Date,
                                               be reimbursed by TCO for any
                                               portion of the Claim
                                               allocable to TCO under the
                                               TAA and in turn will
                                               reimburse its other
                                               subsidiaries for any sums
                                               due to such subsidiaries
                                               under the TAA.  Priority Tax
                                               Claims are unimpaired.

2.  SECURED CLAIMS
    --------------

CLASS 1:  DIP FACILITY                         The DIP Facility Claim will
CLAIM:  The Claim of                           be paid in full on the
Chemical Bank as Agent under                   Effective Date and the DIP
the DIP Facility.                              Facility will terminate by
                                               its terms on the Effective
  ESTIMATED PAYMENTS:                          Date and any then
  $48,000                                      outstanding letters of
                                               credit under the DIP
  DISTRIBUTION: 100%                           Facility, if not extended by
                                               agreement between
                                               Reorganized Columbia and
                                               Chemical Bank, will be
                                               replaced on terms acceptable
                                               to Reorganized Columbia.
                                               Any Deficiency Claim will be
                                               treated as a "superpriority"
                                               Administrative Expense
                                               Claim. The DIP Facility
                                               Claim is unimpaired.
3.  UNSECURED CLAIMS
    ----------------

CLASS 2: UNSECURED NON-                        Each Holder of an Allowed
BORROWED MONEY CLAIMS:  All                    Class 2 Claim will receive,
Unsecured Claims that are                      on the Effective Date, cash
not otherwise classified                       in an amount equal to the
under the Plan, including                      Allowed amount of such
Unsecured Claims for                           Claim, together with post-
uncashed checks,                               petition interest at the
intercompany payables and                      rate of 6% per annum, or as
other trade payables.                          otherwise determined by the
                                               Bankruptcy Court.  Class 2
  ESTIMATED PAYMENTS:                          Claims are unimpaired.
  Pre-Petition Claims: $1.0 million
  (net of setoffs)

   Post-Petition Interest: $0.3 million

  DISTRIBUTION: 100%
                                               Each Holder of a Class 3.1
CLASS 3.1: UNSECURED                           Claim will receive, on the
BORROWED MONEY CONVENIENCE                     Effective Date, payment in
CLAIMS:  Unsecured Claims                      full in cash of the
for borrowed money that                        aggregate of the Allowed
would be classified as a                       amount of its Claim and
Class 3.2 Claim but for the                    post-petition interest
fact that such Claims did                      thereon calculated in
not exceed $15,000 as of the                   accordance with the
Petition Date.  Columbia                       paragraph of Schedule 3.2
believes all such                              attached to the Columbia
Claims to be Debenture                         Plan applicable to such
Claims.                                        Claim had it been classified

   ESTIMATED PAYMENTS:                         as a Class 3.2 Claim.  Class
   Included in Estimated                       3.1 Claims are unimpaired.
   Payments for

   Debenture Claims in Class 3.2

   DISTRIBUTION: 100%




CLASS 3.2: UNSECURED                           Each Holder of an Allowed
BORROWED MONEY CLAIMS:  All                    Class 3.2 Claim shall
claims for borrowed money                      receive, on the Effective
not included in Class 3.1,                     Date, payment in full of the
consisting of the following:                   aggregate of the Allowed
                                               amount of its Claim and
                                               post-petition interest
                                               thereon calculated in
a. DEBENTURE CLAIMS:  All claims               accordance with the
   arising under the Debentures.               paragraph of Schedule 3.2
                                               attached to the Columbia
   ESTIMATED PAYMENTS:                         Plan applicable to such
   Pre-Petition Claims: $926.7 million         Claim.  Payment will be
   Post-Petition Interest: $427.1 million      effected by distributing to
                                               or for the benefit of each
                                               such Holder its Pro Rata
                                               Share of each of (i) the
                                               Cash Consideration, if any,
                                               (ii) each Issue of New
b. $500 MILLION CREDIT AGREEMENT CLAIMS:       Indenture Securities, (iii)
   All Claims (other than Auction Note         shares of DECS having a
   Claims) arising under the $500 Million      Liquidation Value of $200
   Credit Agreement.                           million and (iv) shares of
                                               Preferred Stock having a
   ESTIMATED PAYMENTS:                         Liquidation Value of $200
   Pre-Petition Claims: $101 million           million; subject to
   Post-Petition Interest: $31.5 million       adjustment to avoid issuance
                                               of fractional shares, odd
c. $750 MILLION CREDIT AGREEMENT CLAIMS:       lots and fractional
   All Claims arising under the $750 Million   interests in New Indenture
   Credit Agreement.                           Securities.  Holders of
                                               Allowed Class 3.2 Claims may
   ESTIMATED PAYMENTS:                         elect to have the shares of
   Pre-Petition Claims: $ 404.5 million        Preferred Stock and DECS
   Post-Petition Interest: $ 138.2 million     issued to them repurchased
                                               by Reorganized Columbia.  If
d. COMMERCIAL PAPER CLAIMS: All Claims         Holders receiving Preferred
   arising under the Commercial Paper.         Stock and DECS having an
                                               aggregate Liquidation Value
   ESTIMATED PAYMENTS:                         of $200 million so elect,
   Pre-Petition Claims: $ 268 million          Reorganized Columbia will
   Post-Petition Interest: $ 89.5 million      endeavor in good faith, to
                                               complete a public offering
                                               of its securities within 180
                                               days of the Effective Date
                                               and, if successful, will
                                               purchase such DECS and
                                               Preferred Stock for a price
                                               equal to their Liquidation
                                               Value, less applicable
                                               commissions and discounts in
                                               connection with such
                                               offering plus accrued but
                                               unpaid dividends, if any,
                                               (or may, if it elects,
                                               purchase such securities
                                               with other funds available
                                               to it at their Liquidation
                                               Value).  If the public
                                               offering is unsuccessful,
                                               (and Reorganized Columbia
                                               does not exercise its right
                                               to purchase with funds from
                                               other sources) such Holders
                                               will retain the Preferred
                                               Stock and the DECS issued to
                                               them under the Columbia
                                               Plan.  Class 3.2 Claims are
                                               impaired.

e. BID NOTE CLAIMS: All Claims arising under the Bid Notes.

   ESTIMATED PAYMENTS:
   Pre-Petition Claims: $ 76.6 million
   Post-Petition Interest: $ 26.3 million


f. AUCTION NOTE CLAIMS: All Claims arising under the Auction Notes.

   ESTIMATED PAYMENTS:
   Pre-Petition Claims: $ 45.4 million
   Post-Petition Interest: $ 15.6 million


g. MEDIUM TERM NOTE CLAIMS: All Claims
   arising under the Medium Term Notes.

   ESTIMATED PAYMENTS:
   Pre-Petition Claims: $ 471.3 million
   Post-Petition Interest: $ 225.7 million


h. LESOP CLAIMS: All Claims arising under the LESOP Guaranty.

   ESTIMATED PAYMENTS:
   Pre-Petition Claims: $ 87 million
   Post-Petition Interest: $ 3.9 million
   (after the application of proceeds
   of sale of the Columbia Common
   Stock held by the LESOP Trustee)

i. RATE SWAP CLAIMS: All Claims arising under the Rate Swap Agreement.

   ESTIMATED PAYMENTS:
   Pre-Petition Claim: $ 3.2 million
   Post-Petition Interest: $ 0.8 million

   DISTRIBUTION ON ALL CLASS 3.2 CLAIMS: 100%


4. SECURITIES CLAIMS
   -----------------

CLASS 4: SECURITIES ACTION                     Columbia proposes to make an
CLAIMS: All Claims arising                     Offer of Settlement pursuant
from the Securities Action,                    to which Columbia and
the Holders of which have                      certain non-debtors shall
complied with the                              contribute up to $18 million
Supplemental Bar Date Order.                   to settle the Securities
                                               Action Claims.  The Offer of
   ESTIMATED PAYMENTS:                         Settlement provides a range
   $18 million                                 of recoveries for those
                                               Holders who purchased
                                               Columbia debt and equity
                                               securities between March 1,
                                               1990 and June 18, 1991 and
                                               either

   DISTRIBUTION: 100%                          continued to hold such
                                               securities through June
                                               19, 1991 or sold such
                                               securities during the period
                                               from March 31, 1991 through
                                               June 18, 1991.  Holders of
                                               Securities Action Claims not
                                               satisfying these criteria
                                               shall receive nothing under
                                               the Offer of Settlement.  If
                                               the proposed Settlement
                                               Amount is not enough to
                                               satisfy the minimum amount
                                               of the range of proposed
                                               recoveries, it may be
                                               increased through additional
                                               cash contributions by the
                                               Contributors or the issuance
                                               of debt and equity
                                               securities by Columbia or,
                                               alternatively, Columbia may
                                               choose to withdraw the Offer
                                               of Settlement.  Holders of
                                               Class 4 Claims may choose
                                               not to accept the Offer of
                                               Settlement by not voting to
                                               accept the Columbia Plan.
                                               However, Columbia may
                                               withdraw the Offer of
                                               Settlement if Holders of
                                               more than 25% of the
                                               Qualifying Class 4 Claims do
                                               not accept the Columbia
                                               Plan.  Complying Class 4
                                               Claimants that are not
                                               Qualifying Class 4 Claimants
                                               and Qualifying Class 4
                                               Claimants that do not vote
                                               to accept the Columbia Plan
                                               will have their Securities
                                               Action Claims reclassified
                                               to, and treated as, Class 7
                                               Claims.  In addition, if
                                               Columbia withdraws the Offer
                                               of Settlement, all Holders
                                               of such Claims shall have
                                               their Claims reclassified
                                               to, and treated as, Class 7
                                               Claims.  Class 4 Claims are
                                               deemed impaired.
5. INTERCOMPANY CLAIM
   ------------------

CLASS 5: INTERCOMPANY CLAIM:                   On the Effective Date,
All Claims asserted against                    pursuant to the Columbia
Columbia and CNR on behalf                     Omnibus Settlement, the
of TCO in the Intercompany                     Intercompany Claim shall be
Claims Litigation and any                      satisfied, settled and
claims or causes of action                     discharged in full.  The
against Columbia or CNR                        Class 5 Claim is unimpaired.
arising out of the same or
similar facts of
circumstances.


6.  ASSUMED CLAIMS
    --------------

CLASS 6.1:  Indemnity Claims                   Each Holder of a Class 6.1
of Officers and Directors:                     Claim that is Allowed on the
All claims of officers,                        Effective Date will receive,
directors, employees and                       on the Effective Date, cash
agents of Columbia, TCO or                     in an amount equal to the
Columbia's other                               Allowed amount of such
subsidiaries, to the extent                    Claim.  All Indemnity Claims
proceeds from Columbia's D&O                   which are not Allowed on the
Insurance policies are                         Effective Date shall survive
inadequate or unavailable to                   and be unaffected by the
satisfy such Claims, arising                   Confirmation Order and will
from liabilities for which                     be assumed and paid by
Columbia has an indemnity                      Reorganized
obligation under Delaware                      Columbia if and when due and
law, Columbia's certificate                    payable.  Class 6.1 Claims
of incorporation or                            are unimpaired.
otherwise.

   ESTIMATED PAYMENTS:
   Not applicable

   DISTRIBUTION:  100%


CLASS 6.2:  PBGC Guarantee                     All PBGC Guarantee Claims
Claims: Columbia's secondary                   shall survive and be
obligations to the PBGC for                    unaffected by the
contributions to its                           Confirmation Order and will
subsidiaries' pension fund.                    be assumed and paid by
                                               Reorganized Columbia if and
   ESTIMATED PAYMENTS:                         when due and payable.  Class
   Not applicable                              6.2 Claims are unimpaired.

   DISTRIBUTION:  100%

CLASS 6.3:  Shawmut                            The Shawmut Guarantee Claim
Guarantee Claim: Columbia's                    shall survive and be
secondary obligations to                       unaffected by the
Shawmut Bank, N.A. for                         Confirmation Order and will
certain of the obligations                     be assumed and paid by
of Columbia Gas of Ohio,                       Reorganized Columbia if and
Inc. for payments under the                    when due and payable.  The
lease for the latter's                         Class 6.3 Claim is
headquarters located in                        unimpaired.
Ohio.

   ESTIMATED PAYMENTS:
   Not applicable

   DISTRIBUTION:  100%






7.  INTERESTS AND REJECTING
    -----------------------
    SECURITY ACTION CLAIMS
    ----------------------

CLASS 7:  REJECTING                            Class 7 Claims shall be
SECURITIES ACTION CLAIMS:                      assumed by Reorganized
All Securities Action Claims                   Columbia.  Class 7 Claims
classified in Class 4 as of                    are unimpaired.
the Plan Mailing Date, the
Holders of which do not vote
to accept the Plan.


CLASS 8:  INTERESTS: All                       All Interests shall survive.
Interests in Columbia Common                   Class 8 Interests may be
Stock (other than Securities                   affected by the Plan as a
Action Claims).                                result of the issuance of
                                               shares of DECS and the
                                               possible issuance of
                                               additional shares of
                                               Columbia Common Stock.
                                               Class 8 Interests are deemed
                                               impaired.

III. BUSINESSES

     A.   COLUMBIA'S HISTORIC CORPORATE STRUCTURE AND OPERATION

          1.  GENERAL

     Columbia was incorporated in Delaware in 1926 following the merger of

Columbia Gas and Electric Company and Ohio Fuel Corporation.  Columbia became a registered public utility holding company in 1938 under the HCA and,

pursuant to regulation under the HCA, divested its electric utilities in 1946,

thereby resulting in a single, integrated natural gas system.

     The post-World War II demand for natural gas led to Columbia's expansion of its pipeline system from Appalachia to the Southwest and of its exploration and underground storage programs.  Today, Columbia is one of fourteen public utility holding companies registered under the HCA and one of three integrated natural gas systems so registered.

     Columbia today has eighteen subsidiaries, all but one of which are wholly-owned, comprising one of the largest natural gas systems in the United

States.  Columbia's subsidiaries are engaged in the three principal segments of the natural gas business -- exploration and production, interstate transmission and local distribution -- as well as other energy ventures such as cogeneration, propane marketing and non-regulated gas marketing.

Throughout most of this century, the System has grown in response to increasing demand for natural gas and market and regulatory changes in the industry.  The System is a major





                                     III-1
supplier of natural gas in the United States.  A leader in the industry,

Columbia, through its subsidiaries, has developed new energy ventures such as cogeneration plants (producing electricity and thermal energy from natural gas-fueled generating systems for manufacturing and consumer needs),

established one of the country's first natural gas market centers in response to a changing domestic energy market, is recommissioning part of North

America's largest liquefied natural gas facility at Cove Point, Maryland, and is utilizing new technologies such as natural gas vehicles, appliances and horizontal drilling.  Columbia also has pursued environmental conservation and safety, as exemplified by TCO's and Columbia Gulf's environmental assessment and remediation programs along their approximately 24,000-mile pipeline system and Columbia LNG's conservation measures at its Cove Point facility.

          2.   COLUMBIA BUSINESSES

     The operations of Columbia's subsidiaries are briefly summarized below.

               a.  EXPLORATION AND PRODUCTION

     Two Columbia subsidiaries, Columbia Gas Development Corporation and

Columbia Natural Resources, Inc. ("CNR"), explore for, develop, acquire and produce natural gas and oil in the United States.  These companies hold interests in more than two million net acres of gas and oil leases and have proved oil and gas reserves in excess of 750 billion cubic feet of gas




                                     III-2
equivalent.  These "E&P" operations are focused in the Appalachian, Arkoma,

Permian, and Williston basins, both onshore and offshore in the Gulf Coast areas of Texas and Louisiana, and in Utah and California.  Columbia's E&P

subsidiaries own more than 6,100 net natural gas and oil wells.  In 1994,

these companies produced 66.7 billion cubic feet of natural gas and 3.6 million barrels of crude oil.

               b.  INTERSTATE TRANSMISSION

     Columbia owns two interstate natural gas transmission companies, TCO and

Columbia Gulf Transmission Company ("Columbia Gulf"), which operate an approximately 24,000 mile pipeline network that extends from offshore in the

Gulf of Mexico to New York and the eastern seaboard.  They serve, directly or through local retail distribution companies ("LDCs"), more than eight million customers in fifteen Northeastern, Middle Atlantic, Midwestern and Southern

states and the District of Columbia.  Additionally, TCO operates one of the nation's largest underground natural gas storage systems.

     By virtue of FERC Order No. 636, which took effect in 1993, TCO and others in the pipeline industry have had to restructure their operations,

becoming primarily transporters, rather than merchants, of natural gas.

               c.  LOCAL DISTRIBUTION

     Columbia's five distribution subsidiaries provide natural gas service to more than 1.9 million residential, commercial and





                                     III-3
industrial customers in Ohio, Pennsylvania, Virginia, Kentucky and Maryland.

With more than 29,000 miles of distribution pipelines, these companies serve major markets such as:  Columbus, Lorain, Parma, Springfield and Toledo in

Ohio; Gettysburg, York and a part of Pittsburgh in Pennsylvania; Lynchburg,

Staunton, Portsmouth and Richmond suburbs in Virginia; Ashland, Frankfort and

Lexington in Kentucky; and Cumberland and Hagerstown in Maryland.  In 1994,

these five local distribution companies provided approximately 513 billion cubic feet of natural gas to their customers.

               d.  COLUMBIA GAS SYSTEM SERVICE CORPORATION

Columbia Gas System Service Corporation (the "Columbia Service Corporation"),

a mutual service company approved by the SEC under the HCA, cost-effectively provides a broad range of managerial, specialized and other business services to support the operations of Columbia and its subsidiaries.  These services include electronic data processing, risk management, accounting, legal,

financial, environmental, tax, human resources, auditing and other services for Columbia and its subsidiaries.  Through economies of scale and efficiency,

the Columbia Service Corporation is able to service the diverse and specialized needs of Columbia System businesses.





                                     III-4

               e.  OTHER ENERGY OPERATIONS

     Columbia companies are also engaged in other energy businesses which are highlighted below.

     Columbia Energy Services Corporation is the System's non-regulated affiliate which markets natural gas and provides an array of supply and fuel management services to distribution companies, independent power producers and other large end users both on and off Columbia's transmission and distribution pipeline systems.

     Columbia Propane Corporation and Commonwealth Propane, Inc. sell propane at wholesale and retail to more than 68,000 customers in Virginia,

Pennsylvania, Ohio, Maryland, North Carolina, Kentucky, New York and West

Virginia.

     Columbia LNG Corporation ("Columbia LNG"), an approximately 92%-owned subsidiary of Columbia, in partnership with a subsidiary of Potomac Electric

Power Company, has started construction of a FERC-approved natural gas peaking operation at the Cove Point, Maryland facility referred to above.  Peaking and related services are expected to start in late 1995 to meet the peak demands for natural gas in the mid-Atlantic area.

     TriStar Ventures Corporation ("TriStar") develops new business opportunities in power generation and other energy-related markets.  Its primary focus is the development, ownership and operation of natural gas-

fueled cogeneration and independent power projects.  Its cogeneration projects include interests in a




                                     III-5

117 megawatt facility at the B.F. Goodrich manufacturing plant in Pedricktown,

New Jersey, a 44 megawatt facility at International Paper's Anitech plant in

Binghamton, New York, a 46 megawatt facility at the Progresso Foods plant in

Vineland, New Jersey and an 85 megawatt facility in Rumford, Maine.

     Columbia Coal Gasification Corporation owns more than 500 million tons of coal reserves in the Appalachian area.  Approximately fifty percent of the total reserves are leased to other companies for development.

     B. PUBLIC UTILITY HOLDING COMPANY ACT REGULATION AND SYSTEM FINANCING; SEC APPROVAL OF THE COLUMBIA PLAN

          1. REGULATION OF COLUMBIA BY THE SEC UNDER THE HCA; EXTERNAL AND INTERNAL COLUMBIA FINANCING

               a.  REGULATORY FRAMEWORK

     As noted above, Columbia is a public utility holding company, registered and regulated by the SEC under the HCA.

     The HCA provides an extensive regulatory framework which limits the business activities of the System to the operation of utility companies

(defined under the HCA to be the local retail distribution companies) and such nonutility businesses as are reasonably incidental or economically necessary or appropriate to the utility operations.  On an ongoing basis, the HCA requires prior approval by the SEC for issuances or acquisitions of securities by Columbia or any of its public utility subsidiaries and for acquisitions of securities by any of its non-public utility subsidiaries.




                                     III-6

     The HCA also establishes controls over certain transactions among System companies, prohibits upstream loans to a parent company and establishes procedures for approval of a subsidiary mutual service company to provide services to affiliates generally at cost according to strict cost accounting and allocation standards.

     Sections 6 and 7 of the HCA govern the issuance by Columbia and any

Columbia subsidiary of its own securities, including the securities to be issued by Columbia under the Columbia Plan or in connection therewith.

Sections 9 and 10 of the HCA govern Columbia's acquisition of securities of its subsidiaries.

               b.  SYSTEM EXTERNAL AND INTERNAL FINANCING

     Substantially all outside funding of the System historically has been implemented through public equity and debt offerings by Columbia and borrowings by Columbia from banks and the transfer of the proceeds to Columbia subsidiaries on comparable terms through purchases of securities from those subsidiaries.  Because Columbia itself represents the aggregate of the diversified credits of its subsidiaries, historically it had enjoyed ready and cost-efficient access to the financial markets.

     With minor exceptions, all System subsidiaries finance their operations through the issuance and sale to Columbia of common stock and the issuance and sale to Columbia of unsecured installment promissory notes (or, in the case of

TCO after 1985, mortgage bonds secured by substantially all its assets) on terms





                                     III-7
that approximate the terms of long-term debt instruments issued by Columbia.

As with Columbia's issuance of long-term debt securities, the issuance and purchase of subsidiary installment promissory notes are regulated under the

HCA and subject to approval by the SEC.

     Funds for inventory purchases and other short-term working capital needs of Columbia's subsidiaries are obtained from a short-term financing vehicle

(the "System Money Pool") administered by the Columbia Service Corporation under which subsidiaries with temporary excess funds loan those funds to subsidiaries in the System (other than TCO) in need of funds.  To the extent that the funds deposited in the System Money Pool are insufficient to meet the needs of borrowing subsidiaries, Columbia deposits funds in the System Money

Pool and such funds become available for borrowing by the subsidiaries requiring short-term working capital.  The interest rates on short-term loans to the subsidiaries from the System Money Pool historically have been based on the weighted average costs for Columbia's short-term transactions.  Since the filing of Columbia's bankruptcy petition, the interest rate utilized for the

System Money Pool for borrowings and deposits has been the yield on excess funds invested in money market instruments.  The rate on new intercompany installment promissory notes has been based on a published market rate for comparable utility issues.




                                     III-8

     Columbia anticipates that, upon consummation of the Columbia Plan, it will, for the foreseeable future, resume the financing of the operations of the System subsidiaries in a manner similar to that described above for the pre-Petition Date period.

          2.   HCA JURISDICTION OVER THE TERMS OF THE COLUMBIA PLAN

     Under Sections 11(f) and (g) of the HCA, the Columbia Plan must be approved by the SEC after public notice and opportunity for hearing, and a report by the SEC on the Columbia Plan (or an abstract of such report), made after opportunity for hearing, must be distributed to Columbia's Stockholders and Creditors with this Disclosure Statement.

     Columbia will supplement this Disclosure Statement when a report has been issued by the SEC under Section 11(g) of the HCA with respect to the Columbia

Plan.  After the filing of the Columbia Plan and this Disclosure Statement,

Columbia will submit its Plan to the SEC in accordance with HCA Section 11(f).

Further, Columbia will seek SEC authorization under Section 11(g) to distribute this Disclosure Statement, and SEC approval of this Disclosure

Statement and the Columbia Plan under Sections 11(f) and (g) of the HCA.

     While pursuant to HCA Rule 49(c), SEC review of reorganization plans of non-utility subsidiaries of registered holding companies such as TCO is not required, several of the transactions which are or may be necessary in order to consummate the TCO Plan (as distinguished from the TCO Plan itself) require





                                     III-9
approvals by the SEC under the HCA.  Specifically, (i) the acquisition by

Columbia of securities of TCO in satisfaction of its existing Secured Claims against TCO requires approval under Sections 9 and 10 and (ii) any issuance of

Common Stock or other securities of Columbia pursuant to the Columbia Plan or the TCO Plan and Columbia's guarantees in respect of payments to Creditors under the TCO Plan require approval under Sections 6, 7 and 12.  In each case,

public notice and an opportunity for a hearing before the SEC by interested parties are required.

     Columbia has no reason to believe that the Columbia Plan will not be approved by the SEC.  Similarly, neither Columbia nor TCO has any reason to believe that the TCO Plan transactions which require approval by the SEC will not be so approved.







                                    III-10

IV. SUMMARY OF SIGNIFICANT CLAIMS IN COLUMBIA'S CHAPTER 11 CASE AND THEIR SETTLEMENTS OR PROPOSED RESOLUTIONS

     A.   BORROWED MONEY CLAIMS AND THE NEGOTIATIONS AND SETTLEMENT OF SUCH
          CLAIMS

     The majority of the Claims filed against Columbia are unsecured claims for amounts due under various short-term and long-term borrowing arrangements,

including: (i) Debenture Claims and Medium Term Note Claims under the 1961

Indenture, (ii) Claims under Columbia's $500 Million Credit Agreement with

Morgan Guaranty Trust Company of New York ("Morgan")(1), as agent for certain banks, (iii) Claims under Columbia's $750 Million Credit Agreement with

Morgan, as agent for certain banks, (iv) Claims under Columbia's various issues of Commercial Paper, (v) Claims under various Auction Notes issued by

Columbia to various Banks pursuant to the $500 Million Credit Agreement, (vi)

Claims under various Bid Notes issued by Columbia to various banks, (vii)

Claims under the Toronto Dominion Bank (N.Y. Branch) Interest Rate Swap

Agreement, dated as of November 30, 1990 and (viii) Claims under Columbia's subordinated guaranty of the LESOP Debentures issued in connection with the

Leveraged Employee Stock Ownership Plan feature of its Employees' Thrift Plan.

A more detailed description of the nature, amount and treatment of these claims (collectively, the "Borrowed Money Claims") is contained in Section

VI.A, "Classification and Treatment of Claims and Interests".


- -------------------------
(1) Terms not otherwise defined herein or heretofore in the Disclosure Statement, shall have the meanings ascribed to them in the Columbia Plan.

          During the course of Columbia's Bankruptcy Case, Columbia and its professionals have held regular discussions with the Columbia Equityholders'

and Creditors' Committees, individual Creditors, and their respective professional advisors regarding the quantification and treatment of the

Borrowed Money Claims against Columbia.  The discussions with the Columbia

Committees have related to, inter alia, (i) the calculation and payment of post-petition interest on the Borrowed Money Claims, including interest on matured interest, (ii) the extent, if any, of, and the payment of, call penalties or pre-payment premiums on Columbia's Debentures and Medium Term

Notes, (iii) the method of satisfaction of the Borrowed Money Claims, and (iv)

the structure and terms of various securities of Reorganized Columbia to be distributed to the Borrowed Money Creditors under the Plan.

          The Columbia Creditors' Committee has maintained that, where an estate is solvent, post-petition interest must be paid on creditor's claims in order for equity holders to maintain their interests.  That Committee also took the position that post-petition interest is to be computed generally based on an instrument's non-default contract rate through maturity of the instrument (or the Petition Date, as applicable), its default rate of interest

(applied both to principal and missed interest payments) through the Effective

Date, and increased by liquidated damages or call premiums, if any.  The

Equityholders' Committee conceded that post-petition interest must be paid on

Creditor's Claims where the Claims are not satisfied solely with cash consideration.  However, the Equityholders' Committee has maintained that the proper method for calculating such interest should be based on a "legal rate of interest", such as the federal judgment rate of interest (approximately

5.88% on the Petition Date), without interest on missed interest payments, and that no support existed for the payment of "call premiums".

          As a result of the discussions among the Committees and Columbia,

the proposed resolution of the issue of the calculation and payment of post-

petition interest, is in summary, as follows:

          (i) holders of Debentures, Medium Term Notes and LESOP Debentures

          will receive simple post-petition interest from the Petition Date to the maturity date of mandatory principal and interest payments at the non-default contract rates and simple interest on missed interest and sinking fund payments at a default rate of 8.0% to the

          Effective Date, (ii) Claimants under the $750 and $500 Million

          Credit Agreements will receive simple interest at the non-default contract rates to July 31, 1991 and then interest (including simple interest on interest payments deemed to become overdue at six-month intervals) at the default rate of 6-month LIBOR plus 2%, in the case of the $750 Million Credit Agreement, and 6-month  LIBOR plus 1.25%,

          in the case of the $500 Million Credit Agreement, in each case to the Effective Date, (iii) holders of Auction Notes and Bid

          Notes will receive simple interest at non-default contract rates to

          July 31, 1991 and then interest (including simple interest on interest payments deemed to become overdue at six-month intervals)

          at the default rate of 6-month LIBOR plus 2% to the Effective Date,

          (iv) holders of Commercial Paper will receive simple interest at the non-default implicit contract rate to maturity and then interest

          (including simple interest on interest payments deemed to become overdue at six-month intervals) at the default rate of 6-month LIBOR plus 2% to the Effective Date, (v) Claimants under the Interest Rate

          Swap Agreement will receive interest at the federal funds rate plus

          1% from July 31, 1991 to the Effective Date, repriced and compounded daily, and (vi) for Commercial Paper, Bid Notes and Auction Notes

          that matured prior to the Petition Date, interest will be calculated at the contract rate plus 1% from the maturity date to the Petition

          Date, and then as described above.

     Columbia's proposed resolution of the payment of post-petition interest is embodied in the Columbia Plan.  For a more detailed description of the calculation of the amount of and treatment of the Borrowed Money Claims, see

Section VI.A, "Classification and Treatment of Claims and Interests".

     B.   THE INTERCOMPANY CLAIMS LITIGATION

          1. STIPULATION AND ORDER CONCERNING PROSECUTION OF THE INTERCOMPANY CLAIMS

     On February 4, 1992, the Bankruptcy Court approved a stipulation among

Columbia, TCO and the TCO Creditors' Committee assigning to the TCO Creditors'

Committee the right to investigate and prosecute, on behalf of the TCO Estate,

all claims against Columbia or Columbia Natural Resources, Inc. ("CNR")

relating to transactions occurring prior to the Petition Date that may give rise to actions under sections 510(c), 544, 545, 547, 548, 550(a) and 550(b)

of the Bankruptcy Code or under applicable non-bankruptcy law for fraudulent conveyance, equitable subordination, illegal dividend, corporate waste, alter ego, piercing the corporate veil, preference, invalidation of unperfected liens or security interests and breach of fiduciary duty (the "Intercompany

Claims").

     The Stipulation allowed the claims to be pursued without conflict by the

TCO Creditors that potentially had the most to gain from the litigation and provided that TCO would cooperate with the TCO Creditors' Committee in the investigation and prosecution of all Intercompany Claims.  The order approving the Stipulation reserved to TCO and Columbia the right to include settlement of the litigation in any plan(s) of reorganization.  Settlement negotiations were conducted prior to the filing of a complaint, but did not produce a settlement.

          2.   INTERCOMPANY CLAIMS LITIGATION PROCEEDINGS

     On March 18, 1992, the TCO Creditors' Committee filed a Complaint against

Columbia and CNR asserting the Intercompany Claims (the "Intercompany

Complaint") and filed a proof of claim against Columbia based upon the

Intercompany Claims, which are summarized below.

               a.  ALLEGATIONS OF EQUITABLE SUBORDINATION

     The Intercompany Complaint asserted that from 1985 to the filing of TCO's bankruptcy petition in 1991, Columbia had used its position as sole stockholder of TCO to gain for itself an unfair advantage over TCO's unaffiliated creditors by maintaining TCO in an undercapitalized or insolvent condition while Columbia removed valuable assets from TCO and repositioned itself as a secured creditor in TCO's remaining assets so that Columbia would be at the head of the creditor line in the event of a TCO bankruptcy.  Among the transactions challenged as part of the equitable subordination case were the transfer of TCO's oil, gas and coal properties to Columbia and CNR in exchange for the return of TCO stock; the payment of $130 million in dividends to Columbia; the use of new secured debt to Columbia to pay principal and interest on TCO's pre-1985 unsecured debt to Columbia; and the increase in

TCO's secured debt to Columbia prior to bankruptcy.  The Complaint alleged that these actions had conferred an unfair advantage on Columbia over TCO's other creditors and caused injury to TCO and its creditors.  As a remedy for this conduct, the Complaint sought the equitable subordination of Columbia's claims against the TCO estate to the claims of

TCO's other creditors.

               b.  ALLEGATIONS SEEKING RECHARACTERIZATION OF DEBT AS EQUITY

     The Intercompany Complaint also asserted that Columbia's secured advances to TCO from 1985 through 1991 should be recharacterized as equity contributions because those loans were made by an insider at a time when TCO was undercapitalized or had inadequate equity capital such that no disinterested lender would have been willing to lend a like amount of funds to

TCO on similar terms.  The Intercompany Complaint asserted that Columbia's use of secured debt to finance TCO in these circumstances inequitably shifted the risk of loss from Columbia to TCO's other creditors.

               c.  ALLEGATIONS OF FRAUDULENT CONVEYANCES

     The Intercompany Complaint further asserted that the transfer of TCO's oil, gas and coal properties to CNR, the payment of dividends to Columbia after July 31, 1988, the payment of principal and interest on TCO's prior unsecured debt to Columbia after July 31, 1988, and the untimely perfection of certain of Columbia's liens during that period constituted fraudulent conveyances under applicable state and federal law.  The Complaint alleged that those transfers were made with the intent to hinder, delay or defraud

TCO's Creditors; that TCO was insolvent or engaged in business with unreasonably small capital at the time of those transfers; and that TCO did not receive fair consideration.

               d.  ALLEGATIONS OF VOIDABLE REDUCTION IN CAPITAL

     The Intercompany Complaint further alleged that TCO's capital was impaired as a result of the transfer of TCO's oil, gas and coal properties to

CNR and that, therefore, that transfer  was avoidable under applicable state and federal law.  That claim was withdrawn at trial.

               e.  ALLEGATIONS OF PREFERENCES

     The Intercompany Complaint also asserted that TCO's payments of principal and interest on its unsecured debt to Columbia and the untimely perfection by

Columbia of certain liens on TCO real estate between July 31, 1990, and July

31, 1991, were transfers made on account of antecedent debts when TCO was insolvent which enabled Columbia to receive more than it would have received in a liquidation of TCO under Chapter 7, and thus voidable preferences under section 547 of the Bankruptcy Code.

          3.   RESPONSE OF COLUMBIA AND CNR

     Columbia's response to the Intercompany Complaint was, among other things, that:

               (i) with respect to the fraudulent conveyance claims, such transfers were made for legitimate business reasons and fair consideration,

TCO was solvent and sufficiently capitalized at all relevant times and did not act to hinder, delay or defraud its Creditors, that dividends were paid in accordance with Delaware Corporation Law and that TCO had sufficient earnings and/or surplus to pay such dividends to Columbia;

               (ii) with respect to the preference claims, that TCO was

solvent at the time the payments were made; that the loans were obtained and the payments were made in the ordinary course of TCO's business; that the loans were repaid in accordance with their regular payment terms; and TCO's payments of principal and interest on Columbia's unsecured debt were not voidable preferences under section 547 of the Bankruptcy Code;

               (iii) with respect to claims for equitable subordination and recharacterization of Columbia's debt as equity, when TCO encountered severe business problems in 1985, Columbia could have either supported TCO or allowed it to enter bankruptcy; the decision by Columbia to support TCO and avert its bankruptcy immensely benefitted TCO and its Creditors (especially Producers that received PPRPP and other contract renegotiation payments exceeding $1 billion and, over the next six years, more than $1.6 billion in above-market payments for gas); supporting TCO with unsecured debt or equity was foreclosed by Columbia's duties to its security holders and thus secured debt was the only means of providing TCO with financial support; TCO was solvent and adequately capitalized during the relevant period; all of TCO's dividends were legally paid, reasonable and appropriate; through Columbia's support, TCO continued to operate successfully until record warm weather arrived in early

1990; TCO paid all of its obligations as they came due (including those owed to Producers and Columbia alike); TCO did not prepay unsecured debt or in any way convert it to secured debt; Columbia's conduct was neither inequitable nor injurious to TCO's other Creditors; and

any alleged advantage to Columbia over other Creditors in bankruptcy is derived from its unique position--unlike other Creditors, Columbia provided new financing to TCO and did so at a time when TCO's financial position was precarious.  The allegation regarding recharacterization of debt as equity is not a separate claim under the Bankruptcy Code and, in any event,

recharacterization would be improper because it benefitted Creditors when TCO incurred the debt and Columbia received SEC approval to finance TCO on a secured basis after public notice.  In addition, only initial undercapitalization, which is not alleged in the Complaint, could support a claim for recharacterization, and the Complaint also fails to adequately allege facts that could support a finding of injury or unfair advantage as is required under section 510(c) of the Bankruptcy Code.

          4.   PRE-TRIAL INTERCOMPANY CLAIMS LITIGATION
               PROCEEDINGS

     On April 13, 1992, the Bankruptcy Court entered a Scheduling Order with respect to discovery and procedures relating to the Intercompany Claims.

Hundreds of thousands of document pages were produced to the TCO Creditors'

Committee by TCO, Columbia and CNR, and depositions of two dozen former or current employees of TCO and Columbia were taken. In addition, approximately a dozen expert witnesses were deposed by the parties.

     In May through June 1992, Columbia's Equityholders' and Creditors'

Committees of both intervened in the Intercompany Claims litigation as defendant-intervenors and answered the complaint jointly, and TCO's Customers'

Committee intervened as a plaintiff-intervenor and filed a complaint substantially similar to the TCO Creditors' Committee's complaint.

     On June 30, 1992, Columbia filed an Objection to the TCO Creditors'

Committee's Proof of Claim filed on behalf of TCO against Columbia (the

"Objection"), which was consolidated with the Complaint pursuant to a Consent

Order signed on July 31, 1992.

     In June 1992, Columbia and CNR filed a Motion for Partial Judgment on the

Pleadings and Partial Summary Judgment (the "Summary Judgment Motion") as to

the equitable subordination, recharacterization and certain other claims in the Complaint.  The parties (including the intervening committees) briefed the

Summary Judgment Motion extensively, first in 1992 and then, based upon the factual record developed during discovery, again in 1993.  The Summary

Judgment Motion was denied shortly before trial without opinion.

     On May 13, 1994, the Bankruptcy Court made a sua sponte motion to the

District Court for withdrawal of the jurisdictional reference of the

Intercompany Claims Litigation.  On May 25, 1994, the District Court granted the Bankruptcy

Court's sua sponte motion and withdrew the jurisdictional reference of the

Intercompany Claims Litigation.

          5.   THE INTERCOMPANY CLAIMS TRIAL

     Trial before the Honorable Joseph H. Farnan commenced in the United

States District Court for the District of Delaware on September 12, 1994.  The

trial was completed on October 25, 1994.

     During the trial the TCO Creditors' Committee called three fact witnesses

(as adverse witnesses) and six expert witnesses and offered 677 exhibits in support of TCO's claims against Columbia.  In their defense, Columbia and CNR called four fact witnesses and seven expert witnesses and offered 184 exhibits in opposition to the evidence presented by the TCO Creditors Committee.  Each side designated portions of  depositions in support of their positions.  All of the fact witnesses testifying at trial or by deposition were present of former officers of Columbia or TCO.

     Following the trial, both sides submitted proposed findings of fact,

reply findings of fact, proposed conclusions of law, and post-trial argument.

These post-trial written submissions were completed on December 20, 1994.  The

Court's decision is not expected before June 1, 1995.

          6.   SUMMARY OF THE TCO CREDITORS' COMMITTEE POSITION

     The TCO Creditors' Committee contends that it established at trial that between 1985 and 1991 Columbia was carrying out a plan to use its control over

TCO to gain for itself an
inequitable advantage over TCO's general unsecured creditors.  The TCO

Creditors' Committee contends that the evidence showed (i) that Columbia formulated this plan in late 1984 and early 1985 when TCO was experiencing severe financial problems, including the possibility that it might soon be forced into bankruptcy; (ii) that Columbia recognized that, as stockholder and unsecured creditor of TCO, it had little chance of holding on to its investment in TCO if TCO went into bankruptcy at that time; and (iii) that to avoid the loss of its investment and gain a priority over TCO's other creditors, Columbia devised and implemented a plan to forestall an immediate

TCO bankruptcy and maintain Columbia's control over TCO while Columbia removed assets from TCO and repositioned itself as a secured creditor in TCO's remaining assets, thereby shifting the risk of loss to TCO's other creditors in case TCO failed.

     The TCO Creditors' Committee contends that the evidence further showed that Columbia's plan included (i) the removal of TCO's valuable oil, gas and coal properties for the benefit of Columbia through the transfer of those assets to CNR in exchange for the return of shares of TCO's own stock which had no value to TCO; and (ii) the removal of an additional $130 million from

TCO through the payment of dividends to Columbia when TCO was undercapitalized and needed additional cash.  The Creditors Committee contends that the evidence also showed that TCO borrowed additional secured debt from Columbia to pay those dividends, and that Columbia's equity interest was thereby in effect converted into secured debt having a priority over TCO's unsecured creditors.

     In addition, the TCO Creditors' Committee contends that the evidence at trial showed that Columbia made several changes in its practices with respect to TCO's financial structure between 1985 and 1991 for the purpose of improving Columbia's claim position in the event of a TCO bankruptcy,

including (i) leaving TCO severely undercapitalized from 1985 through 1991 so as to minimize Columbia's equity investment at risk in TCO without reducing its ownership and control; (ii) the institution of a new policy in 1985 of meeting all of TCO's financing requirements from 1985 onwards exclusively with secured debt from Columbia in an attempt to gain a secured claim on all of

TCO's remaining assets; and (iii) the conversion of over $300 million of

Columbia's pre-1985 unsecured loans to TCO into secured loans by having TCO borrow new secured debt from Columbia to repay the prior unsecured debt,

thereby elevating Columbia's claim in bankruptcy over that of TCO's other unsecured creditors.

     The TCO Creditors' Committee contends that the evidence showed that

Columbia's conduct was inequitable and, unless remedied by the Court, would result in an unfair advantage for Columbia in the distribution of the TCO estate and a corresponding injury to TCO's other creditors.

     The TCO Creditors' Committee contends that the evidence at trial also showed that a number of these transactions could be set aside as fraudulent conveyances or voidable preferences. Thus, the

Creditors Committee contends that the evidence established (i) that the transfer of TCO's oil, gas and coal properties to CNR was both an intentional fraudulent conveyance and a constructive fraudulent conveyance under section

548 of the Bankruptcy Code and Delaware fraudulent conveyance law; (ii) that the dividends paid to Columbia in the three years prior to TCO's bankruptcy were fraudulent conveyances under Delaware law; (iii) that the new liens given to Columbia in connection with the conversion of TCO's pre-1985 unsecured debt to Columbia into secured debt in the three years prior to bankruptcy were fraudulent conveyances under Delaware law; and (iv) that the liens acquired by

Columbia in connection with the conversion of TCO's pre-1985 unsecured debt to

Columbia into secured debt in the one year prior to bankruptcy and those liens that Columbia failed to perfect on a timely basis prior to the preference period were voidable preferences under section 547 of the Bankruptcy Code.

          7.   SUMMARY OF COLUMBIA'S ANALYSIS OF THE INTERCOMPANY CLAIMS

     Columbia believes that the TCO Creditors' Committee failed to show at trial (i) that any transfers by TCO to Columbia were improper or inequitable or that any such transfers (or liens) constituted fraudulent conveyances or voidable preferences; (ii) that the secured financing of TCO by Columbia (or any other conduct of Columbia) was improper or inequitable or that Columbia obtained any unfair advantage thereby; (iii) that TCO accelerated any payments to Columbia on unsecured debt or that any unsecured debt was converted to secured debt; (iv) that the secured financing by

Columbia of TCO injured or unfairly disadvantaged any group of actual or potential Creditors of TCO; or (v) that TCO was initially undercapitalized.

     Columbia also believes that the credible evidence at trial demonstrates that the two-part plan developed by TCO and Columbia in response to TCO's problems in 1985 was a reasonable and bona fide attempt to solve TCO's problems permanently, which in large part succeeded until adverse regulatory and market developments followed by unprecedented warm weather in 1990-91 led to Tco's Chapter 11 filing.  The evidence presented at trial also shows that

(i) TCO's problems in 1985 and the attendant increase in its debt/equity ratio were a result of adverse business developments unrelated to Columbia's conduct; (ii) all financing of TCO was approved by the SEC, after public notice and opportunity for objection; (iii) TCO repaid unsecured debt only as it came due; (iv) TCO had sufficient net cash flow from operations to fund all of its debt and dividend payments to Columbia; (v) TCO's payment of principal and interest to Columbia was in the ordinary course of business and pursuant to the terms of loans made in the ordinary course of business that had been approved by the SEC; (vi) providing TCO with unsecured debt or equity would have been inconsistent with Columbia's duties to its own creditors and shareholders; and (vii) all of TCO's dividends were proper.

     Most important, Columbia contends that the trial record demonstrates that

Columbia's continued funding of TCO greatly benefitted TCO's Creditors, since it enabled TCO (i) to continue operating and fulfilling TCO's obligations to outside Creditors (including the purchase of gas from Producers at prices above spot market prices) and (ii) to substantially reduce potential Producer

Claims against the Estate by the payment of approximately $850 million over two years to Producers under the PPRPP, the continued performance of the long-

term gas contracts from 1986 through mid-1991, and the expenditure of more than $200 million for buyouts (and buydowns) of long-term contracts after

1986.

     Finally, Columbia believes that the credible evidence demonstrates that the CNR Transfer was not a fraudulent conveyance because TCO was in fact solvent and had sufficient capital available to it at the time of the transfer

(and immediately thereafter) and the transfer was not made with fraudulent intent, but was made to further long-standing substantial and legitimate business purposes that were shared and effectuated by many other pipelines,

including ensuring that unregulated properties were maintained in a separate unregulated company where they could be managed and developed more efficiently free from regulatory constraints.

          8.   SETTLEMENT OF THE INTERCOMPANY CLAIMS

     The outcome of the numerous legal and factual issues raised by the

Intercompany Claims Litigation is not without doubt, and the potential recovery by the Creditors' Committee could, at least in theory,

reach the billion-dollar level.  In addition, any decision by the trial court would likely be subject to costly and time-consuming appeals.  The appeals could result in a reversal and a new trial that would only further delay resolution of these Claims and the payment of TCO's Creditors.  The settlement of these Claims allows TCO's Creditors an opportunity to receive substantial cash payments upon the Effective Date and permits TCO and Columbia the opportunity to emerge from bankruptcy proceedings without extended further delay.

     C.   THE IRS CLAIMS AND SETTLEMENT

     On or about March 13, 1992, the Internal Revenue Service (the "IRS")

timely filed four duplicative proofs of claim against Columbia as well as identical claims against TCO, each in the amount of $553,728,311.39 (the "IRS

Claims").  The IRS Claims asserted claims for income taxes, plus penalties and interest, for the taxable years ending 1980, 1981, 1983, 1987, 1988 and 1990 and for excise taxes (Form 720) for the period ended June 30, 1991 and protective claims for pension excise taxes.  The IRS Claims asserted that (i)

$11,667,918.33 constituted a secured claim by virtue of a set-off of refunds due for the taxable years 1979, 1982 and 1989, (ii) $461,884,205.75 constituted an unsecured priority claim and (iii) $80,176,187.31 constituted a general unsecured claim.

     Columbia disputed both the amount and priority of the IRS Claims and engaged in extensive negotiations, along with TCO, over the IRS Claims.

Ultimately Columbia and its subsidiaries, including TCO, entered into a settlement with respect to the IRS Claims (the "IRS Closing Agreement").

     The principal federal income tax issues raised by the IRS Claims consisted of: (i) IRS objections to the treatment by TCO of approximately $850 million in payments made by TCO to Producers under the PPRPP and for other similar payments to Producers from 1985 to 1987 in order to obtain price and take-or-pay reductions and for other contract reformation costs under gas purchase contracts which TCO had with such Producers; (ii) TCO's ability to deduct in certain tax years expenses that had previously been included in the valuation of its book and tax LIFO inventory layer; and (iii) as to TCO as well as other members of the Columbia consolidated tax group (the "Columbia

Group"), questions relating to the deductibility of software development costs incurred during the taxable years 1985 to 1990.

     The IRS Closing Agreement was approved by the Joint Committee on Taxation of the United States Congress on June 30, 1994 and was approved by an Order of the Bankruptcy Court dated October 12, 1994.  The IRS settlement reduced the

IRS Claims for the Columbia Group as a whole from approximately $554 million to $111,902,703.00 plus post-petition interest (of approximately $24.6 million projected to December 31, 1995) to be calculated pursuant to the IRS Closing Agreement, and the Bankruptcy Court's order approving the settlement allowed the IRS Claims, as compromised pursuant to the IRS Closing Agreement, to be priority claims under section 507(a)(8)

against both Columbia and TCO.  It is anticipated that future tax benefits arising from deductions permitted the Columbia Group in 1991 through 1995 pursuant to the IRS Closing Agreement (the "turnarounds") will reduce the effective cost of the settlement to approximately $68.2 million, including post-petition interest through December 31, 1995.

     The consolidated income tax regulations provide that each member of the

Columbia Group is severally liable for the entire consolidated tax liability of the Group.  However, Columbia and TCO intend to allocate the tax savings and costs from the IRS settlement in accordance with their Tax Allocation

Agreement (the "TAA"), which is to be assumed by both Columbia and TCO pursuant to their respective Plans.  As a result, TCO, as the taxpayer primarily responsible for generating the tax liabilities, will fund the payment to the IRS, including post-petition interest, and receive its allocable share of the turnarounds.  Net refunds allocable to Columbia and its non-debtor subsidiaries which have been offset by the IRS against its Claim will be paid by TCO to those entities as a cure cost under the TAA.  It is estimated that, under the IRS settlement and in accordance with the TAA, TCO will owe the IRS $134.6 million plus post-petition interest of approximately

$29.6
million, and that other members of the Columbia Group will be collectively entitled to a refund of approximately $22.7 million plus post-petition interest of approximately $5.0 million.  After taking into account various turnarounds for the period 1991 through 1995, the net cost of the settlement to TCO is approximately $76.8 million, including interest through December 31,

1995 and the net result to other members of the Columbia Group is a refund of approximately $8.6 million, including interest through December 31, 1995.

     At the time the Bankruptcy Court approved the IRS Closing Agreement, it also approved an agreement among Columbia, TCO and TCO's Creditors' Committee providing that in the event the Bankruptcy Court failed to approve the allocation of post-petition interest to TCO pursuant to the TAA or otherwise,

Columbia and/or its non-debtor subsidiaries would be obligated to make that payment to the IRS.

     D.   STATUS AND TREATMENT OF SECURITIES
          CLAIMS AND DERIVATIVE LITIGATION

          1. PROCEDURAL HISTORY OF THE ACTIONS

          Commencing on or about June 20, 1991, following the announcement on

June 19, 1991, by the Columbia Board of Directors regarding the suspension of the dividend, the likelihood of a substantial charge to second quarter earnings and the possibility of a bankruptcy filing, sixteen complaints purporting to be class actions were filed in the District Court against

Columbia, various of its current and former officers and directors, certain of its underwriters (Morgan Stanley & Co.,

Inc., Donaldson, Lufkin & Jenrette and The First Boston Corporation) and its

accountants, Arthur Andersen & Co ("Defendants").  A seventeenth complaint was filed on January 28, 1992.  All of these actions were eventually consolidated under the caption In re Columbia Gas Securities Litigation, Consol.

C.A. No. 91-357 (the "Securities Action").

          On or about June 21, 1991, three derivative shareholder suits were filed in the Court of Chancery of the State of Delaware and consolidated under the caption In Re Columbia Gas System, Inc. Derivative Litigation (the

"Derivative Actions").  The complaints in those actions name individual members of the Board of Directors as defendants and Columbia as a nominal defendant.  The complaints generally allege that the Board of Directors breached their fiduciary duties to Columbia by failing to make required disclosures, thereby causing Columbia to be subjected to Federal securities law liabilities.

          As of the Petition Date, no class had been certified with respect to the Securities Action.  The Securities Action was automatically stayed as to

Columbia pursuant to section 362 of the Bankruptcy Code.  That litigation was also stayed by agreement as to all other defendants, which agreement was repeatedly extended until October 31, 1994.  The Derivative Actions were stayed pursuant to section 362 of the Bankruptcy Code.

          Pursuant to an Order of the Bankruptcy Court fixing a bar date for filing proofs of claim against Columbia, approximately 29 individual proofs of Claim were filed against Columbia based upon allegations described in the complaints filed in the Securities Action.

Three related proofs of claim on behalf of purported classes of shareholders and debentureholder allegedly injured during the Claim Period were also filed against Columbia.  In addition, various officers, directors, underwriters of

Columbia Common Stock and others filed claims against Columbia for indemnification relating to the Securities Action.

          On or about October 31, 1994, counsel for class action plaintiffs in the Securities Action filed with the District Court (i) a consolidated amended class action complaint (the "Complaint"), which, because of the automatic stay, did not include Columbia as a defendant, and (ii) a motion for class certification.  In addition, counsel filed in the Bankruptcy Court (i) a motion to withdraw the reference of all matters relating to the securities-

related proofs of claim previously filed in the Bankruptcy Court and (ii) a motion for class certification.

          The Complaint alleges that from February 28, 1990, through June 18,

1991, Defendants disseminated materially false and misleading statements regarding Columbia's financial condition and failed to disclose material facts which rendered other statements misleading, thereby artificially inflating the market price of Columbia's Common Stock and debt securities, causing plaintiffs to purchase such securities at artificially inflated prices. The Complaint alleges violations of sections 11, 12(2), 15 and 18 of the Securities Act of 1933, 15 U.S.C. Section Section 77k, 77l and

77o; sections 10(b), 20(a) and Rule 10b-5 of the Securities Exchange Act of

1934, 15 U.S.C. Section Section 78j(b), 78n and 78t(a); and the Florida State

Securities Acts, as well as negligent misrepresentation, and common law fraud and deceit.

          On November 1, 1994, Columbia filed a motion (the "Supplemental Bar

Date Motion") in the Bankruptcy Court seeking to establish supplemental bar date procedures for individual claims against Columbia based upon the subject matter of the Securities Action, so as to permit Columbia and the other bankruptcy participants to assess the scope and potential magnitude of those claims in connection with the preparation of a plan of reorganization.

          On November 15, 1994, the Securities Action, previously pending before Judge Latchum of the District Court, was transferred to Judge Farnan of that Court.  On November 30, 1994, Judge Farnan issued an order (the "Stay

Order") staying, pursuant to 11. U.S.C. Section Section 362 and 105, further proceedings in the Securities Action until the entry of a final judgment on the Intercompany Claims.

          By letter dated February 13, 1995, counsel for Columbia requested that Judge Farnan modify the Stay Order to allow Columbia's Supplemental Bar

Date Motion to be heard so that Columbia could obtain the information necessary regarding its potential liability in order to finalize its reorganization
proposals.  Counsel for class action plaintiffs opposed that request by letter dated February 17, 1995.

          On April 10, 1995, counsel for class action plaintiffs filed a motion requesting that Judge Farnan lift the Stay Order.

          2.   SUMMARY OF SECURITIES ACTION  ALLEGATIONS.

          The Complaint generally alleges misrepresentations or omissions by

Defendants regarding the financial burden arising from the then existing,

above-market priced gas supply contracts of TCO's and the Company's general financial condition and prospects.

          The Complaint alleges that Defendants failed adequately to disclose the potential financial exposure arising from long term, high priced non-

market sensitive gas supply contracts entered into by TCO prior to 1982.

          Following the Natural Gas Wellhead Decontrol Act of 1989, TCO

performed various studies that purported to analyze or estimate the costs that would be associated with "buying out" or "buying down" various contracts to market levels.  In estimating buy-down costs, those studies attempted to calculate the present value of the expected payments under those contracts for the purchase of gas in excess of the projected spot market prices, referred to as "excess gas costs".  Those studies also reflected assumptions as to the percentage of the "excess gas costs" so calculated that would be required as payment to producers for the reformation of their contracts.

          The Complaint (referenced herein by paragraph number) alleges that

Columbia should have disclosed that the results of an early buydown analysis performed by low-level TCO personnel in April 1990:

     "arrived at a net present value ("NPV"), discounted at 10%, of the Company's excess gas cost exposure from the ten Southwest producers of $832 million (of which Coleve represented $334 million). Assuming, inter alia, a $.20 on the dollar settlement value to renegotiated these contracts, the April 1990 Study arrived at a 20% of NPV discounted costs to the Company of $166 million to buy down the applicable contracts."

     (Paragraph 151).

          Similarly, the Complaint alleges that Columbia should have disclosed that a further study performed in May of 1990 "arrived at a revised 'Total

Settlement Cost' of $186 million" (Paragraph 153) and concluded that:

     "[I]n order for Columbia to be competitive, measures to reduce gas purchase cost must be taken to ensure WACOG recovery and resume the purchase of gas under market responsive contracts."

     (Paragraph 155).

          In fact, Columbia's May 15, 1990, Form 10-Q had reported that:

     "Recent factors, including increased gas available under some older high cost contracts coupled with the anticipated effects of deregulation and Columbia Transmission's decline in sales volumes, have made it evident that a few Southwest producer contracts not previously renegotiated may present future marketability problems if not renegotiated. Columbia Transmission is in the process of investigating the feasibility of such reformations, the magnitude of costs which might be incurred and the long-term desirability of reformations."

The Complaint attacks that disclosure on the grounds that allegedly::

     "GAAP required the Company not only to reserve the $500 million plus discussed above, it further required Columbia Gas to disclose the high end of any material loss contingency (i.e. $1.165 billion from the May 1990 Study) as well as all assumptions underlying the findings of the Study. Columbia Gas not only failed to disclose the $1.165 billion figure, it also did not disclose the assumptions underlying the May 1990 Study, which the Individual Defendants knew or recklessly disregarded at the time were based upon, inter alia, materially inflated and insupportable sales and spot gas price projections."

     (Paragraph 173).

          The Complaint also identifies a draft study prepared by TCO dated

October 25, 1990, and alleges that Defendants failed to disclose the risks that study revealed.  (See  Paragraph Paragraph 194-206, Paragraph Paragraph

225-242).

          The Complaint further alleges that defendants should have disclosed details of an April 1991 Study, which allegedly "determined a gross excess gas cost exposure of $1.1 billion, discounted 10% to an NPV of $800 million,

compared to gross exposure of $858.9 and 10% NPV exposure of $617.9 million in the October Study, with the increase attributed to lower spot prices and greater contract deliverabilities" (Paragraph Paragraph 313), as well as the conclusions of subsequent studies and revisions completed on May 13, May 28,

June 11 and June 14, 1991.  (Paragraph Paragraph 321-323, 331-333).

          The Complaint repeats throughout the allegation that TCO was

"unreasonably optimistic" with regard to its gas cost studies and other internal studies and projections. Many other allegations contend that statements made by Defendants casting Columbia's financial condition in a positive light, understated or misrepresented the

Company's alleged serious financial problems.

          For example, the Complaint alleges that with regard to Gas Inventory

Charge (GIC) payments TCO was eligible to recover pursuant to the 1989 Global

Settlement with its customers, statements in Columbia's May 15, 1991, 10-Q were misleading for reporting that the GIC test "may not" be met when the

Company allegedly knew that it could not be met:

     "The statement that Columbia Gas 'may not be able to meet the test of price comparability with other pipelines' in order to be eligible to collect its GIC was false and misleading when made. Internal Company communications . . . demonstrate that the Individual Defendants knew or recklessly disregarded at least as early as June, 1990 and were again advised in December, 1990, that the Company would not meet its eligibility criteria to qualify to collect the GIC in 1991."

     (Paragraph 327).

          Similarly, the Complaint alleges that the declaration of an increased dividend in January 1991 was misleading:

     "On January 16, 1991 the Company announced in a PR Newswire release (the 'January 1991 Release') that its board of directors had authorized an increase in its quarterly dividend from $.55 to $.58. Consistent with the Company's previous false and misleading material statements about its positive business and financial prospects, the January 1991 Release trumpeted the fact that this was the second consecutive year of dividend rate increases, raising the annual dividend from $2.20 in 1990 to $2.32 in 1991, and continuing an unbroken stream of dividend payments going back 43 years."

     (Paragraph 258).

          Likewise, the Complaint alleges that Chairman John Croom made false and misleading statements in a February 6, 1991, press release when he reported that:

     "Although the weather has severely impacted earnings in the short-term and interrupted the earnings rebound begun in 1989, the Corporation has not changed its long range positive outlook or its goals and objectives."

     (Paragraph 266).

          In addition, the Complaint contends that Defendants violated GAAP,

SFAS and FIN rules through the alleged improper amortization of certain accounts and the alleged failure to recognize and disclose certain risks.

(See Paragraph Paragraph 170-174, 215-223).

          Finally, the Complaint alleges that Defendants improperly did not disclose that on May 15, 1991, Columbia CFO Oswald allegedly told the Board of

Directors that:

     "The severity of the situation has not been disclosed pending the completion of our analysis and plans for correction. Until additional disclosures are made, going to the public capital markets is difficult if not impossible. . . .  We will face the strong likelihood of a credit downgrading, the degree of which will be dependent on the credibility of our proposed solutions."

     (Paragraph  324).

          However, Columbia did announce on May 15, 1991, that:

     "Columbia Transmission has concluded that actions beyond the previously announced renegotiations of certain producer contracts are necessary.

     The parameters of the problem and the costs and feasibility of various possible responses, including seeking regulatory changes in the merchant function, are under intense study in light of current and prospective market conditions and the impact of final deregulation," and continued that their problems "may limit the Corporation's ability to access the financial markets".

          3.   SUMMARY OF RELEVANT PUBLIC DISCLOSURES BY DEFENDANTS

          In Columbia's Form 10-K and Annual Report for the fiscal year ending

December 31, 1989, filed March 16, 1990, Columbia reported that "[i]n the future, essentially all of Transmission's gas supply will come from producers", and that "Transmission is continually assessing its gas supply contracts in an effort to provide the necessary flexibility to meet the changing marketplace."

          On May 15, 1990, Columbia filed its Form 10-Q for the first quarter of 1990, reporting that Columbia had had disappointing earnings of

$47.6 million due to warm weather, and also stated:

     "Columbia Transmission continually assesses whether its gas supply contracts are responsive to market conditions. Recent factors, including increased gas available under some older high cost contracts coupled with the anticipated effects of deregulation and Columbia Transmission's decline in sales volumes, have made it evident that a few Southwest producer contracts not previously renegotiated may present future marketability problems if not renegotiated. Columbia Transmission is in the process of investigating the feasibility of such reformations, the magnitude of the costs which might be incurred and the long-term desirability of reformations."

          Filed on August 14, 1990, the Second Quarter Form 10-Q reported lackluster performance due to lower seasonal demands and warm weather.  It also repeated the First Quarter Form 10-Q's statement that TCO was continually assessing the
feasibility and desirability of reforming those older, high-cost producer contracts that may present future marketability problems.

          On September 28, 1990, in a press release announcing its settlement for $32 million of its long term gas supply contract with Coleve, Columbia stated that it had concluded it was "desirable" to "seek contract reformations" and that "whether the effort will be successful cannot be ascertained at this time".

          On November 7, 1990, Columbia issued a press release stating that

"Columbia Transmission is continually assessing whether its gas supply contracts are responsive to the market and is attempting to renegotiate certain Southwest producer contracts and, in some cases, to resolve related litigation."  The release noted that the $32 million settlement announced on

September 28, 1990, had involved "one such contract."  The release acknowledged that the cost of resolving TCO's other negotiations could be as high as $180 million and that this would exceed reserves by up to

$150 million.  The release stated that TCO did not expect the cost to exceed that amount.

          On November 13, 1990, Columbia filed its Third Quarter Form 10-Q,

which stated that:

     "[e]arlier this year, the Company announced that recent factors, including increased gas available under some older high-cost contracts, the anticipated effects of gas deregulation legislation passed in 1989 which will remove all remaining controls on pricing and Columbia Transmission's dramatic decline in sales volumes in the late 1980s (primarily due to large customers switching from sales to transportation service), made it evident that several of the Southwest [producer] contracts . . . will present future marketability problems if not renegotiated. . . .

     "The cost of these renegotiations, if incurred, is not expected by the Company to exceed current reserves of approximately $30 million by more than $150 million. Although most of the costs are not expected to be recovered in rates, approximately $22 million is expected to be recovered in the fourth quarter of 1990 from revenues earned under Columbia Transmission's gas inventory charge. . . .
     The incurrence of these costs in the estimated amounts should not have a material adverse effect on the consolidated financial position of the Company. However, due to the uncertainties inherent in the situation, it is impossible to predict the ultimate outcome or the timing of the renegotiation efforts."

          Columbia repeated the disclosures of its Third Quarter 10-Q in a

Registration Statement and Prospectus for the sale of common stock it filed on

December 6, 1990.

          On February 6, 1991, a Form 8-K filed by Columbia noted that "[t]he transmission segment's storage inventory is currently 90 billion cubic feet over planned levels, more than at any time in the company's history, reducing its ability to purchase gas under its producer contracts" and that, "[b]ecause of continued warm weather, a decline in spot market prices and availability of pipeline transportation capacity, TCO has reduced its estimated sales level for the contract year 1991 to about 150 Bcf, which is some 100 Bcf below original estimate."  Furthermore, the press release warned that "the lingering effects of 1990's warm weather coupled with continued warm weather thus far in

1991 have reduced Columbia's earnings outlook for 1991" and that "spot market prices for gas are significantly below earlier projections".  In addition, the

Form 10-Q stated that "recoupable TOP obligation of up to $100 million may be incurred in 1991", and that "spot market prices for gas are significantly below earlier projections which will reduce revenues of Columbia oil and gas operations."

          On March 13, 1991, Columbia filed its 1990 Form 10-K and Annual

Report.  In his message to shareholders, Croom reported that the record warm temperatures of 1990 that were continuing in 1991 "have substantially reduced gas demand, held wellhead prices at depressed levels by extending the nationwide supply surplus and created numerous operating problems."  "As a result", Croom continued, "1990 earnings are disappointing and well below anticipated levels."  Croom stated that the warm weather, "along with wellhead price and production levels in the oil and gas segment, decisions in pending

Transmission and Distribution rate cases and negotiations with producers to restructure gas purchase contracts to make them market sensitive will affect earnings in 1991."  Croom further stated the weather had "significantly reduced sales volumes and, in turn, purchases from producers.  Management currently expects that recoupable take-or-pay obligation of up to $100 million may be incurred in 1991."  The Report noted that while "$22 million of . . .

costs were recovered under the 'GIC' in 1990", "[m]anagement cannot estimate to what extent, if any, the remaining costs will be recovered in rates."

          On April 17, 1991, Columbia held its annual shareholders meeting and filed an accompanying Form 8-K.  At
that meeting, Croom repeated that "[t]he depressed gas prices and the continuing impact of the warm weather on transmission operation make it unlikely that 1991's earnings will be as high as 1990's earnings", which themselves had been disappointing.  At the same shareholders meeting, Columbia

CFO Oswald said that because of the warm weather, TCO's results would continue to be affected for the next year or more.

          In that Form 8-K, Croom also warned that "low gas prices and increased availability of transportation capacity provided the transmission segment's customers ready access to cheaper gas supplies and greatly reduced its sales volumes.  These conditions demonstrated the inherent risks of a closely-regulated merchant function and have caused us to re-evaluate the advisability of maintaining Transmission's sales service in its current form."

In addition, he stated that "contractual obligations with some producers will require prepayments which will increase borrowing costs."

          On April 19, 1991, Prudential Securities reported that Columbia management had met with securities analysts in New York the previous day to

"explain the substantial and surprising deterioration that has taken place in the company's intermediate-term earnings prospects as a result of the record warm weather that has plagued this very weather-sensitive company."  According to Prudential Securities, Columbia's management stated that "if spot prices did not recover, actions
in addition to the partial buydown program announced in late 1990 would probably be required."

          On May 1, 1991, Columbia announced first quarter earnings of

$49.8 million.  The release quoted Croom as saying that the past 15 months'

warm weather was "likely to depress transmission's financial performance for the next year or more."  Croom further warned:

     "[T]ransmission ended the heating season with a significant excess of natural gas in storage which will increase carrying costs, Croom said. To bring gas supplies into balance with anticipated demand, transmission has been negotiating temporary but costly settlements with producers and customers to implement new supply and storage agreements. In spite of these efforts, Croom said that transmission still expects to incur take-or-pay liabilities during 1991.

     "Croom said that if spot market gas prices remain depressed for an extended period of time, regulatory and other actions, in addition to the renegotiations of producer contracts . . . will be required to reduce transmission's merchant gas prices to marketable levels.

     "Absent increased sales, high gas supply management costs will continue to be incurred. If gas prices continue at low levels, as we are currently projecting, meaningful changes in the merchant function are critical to the successful future financial performance of Columbia's transmission segment."

          On May 15, 1991, Columbia filed its First Quarter 1991 Form 10-Q,

for the quarter ending March 31, 1991.  The filing stated:

     "In the third quarter of 1990, Columbia Transmission announced that it would attempt to renegotiate certain high-cost gas supply contracts. Using recently revised gas price projections, Columbia Transmission's cost of gas is now projected to be higher than generally anticipated gas price levels, even assuming the successful completion of the announced renegotiations. Consequently, gas sales are projected to be insufficient to avoid future gas supply management costs. In addition, Columbia Transmission may not be able to meet the tests of price comparability with other pipelines which is required to permit it to collect its gas inventory charge to reimburse it for gas supply management costs. Therefore, Columbia Transmission has concluded that actions beyond the previously announced renegotiations of certain producer contracts are necessary. The parameters of the problem and the costs and feasibility of various possible responses, including seeking regulatory changes in the merchant function, are under intense study in light of current and prospective market conditions and the impact of final deregulation."

          The First Quarter 1991 Form 10-Q estimated that "actions to minimize supply management costs" and "higher carrying costs due to the excess storage position" would cost TCO $30 million in the summer of 1991.  "Despite these efforts," the Form 10-Q continued, "Columbia Transmission may incur approximately $65 million of recoupable take-or-pay liabilities in 1991."  To manage its 1991 cash requirements, Columbia would seek "additional sales of commercial paper and borrowings under its bank credit facilities, issuance of senior debt, reductions in capital expenditures, proceeds from the potential sale of its Canadian properties . . ., and other potential sources of cash or reductions in spending."  The Form 10-Q reported that "matters discussed herein including those discussed under 'Supply Matters' . . . may limit the

Corporation's ability to access the financial markets."

          4.   TRENDS IN COLUMBIA'S STOCK PRICE

          From early 1990 through May 1991, despite Columbia's numerous disclosures of specific information regarding the subjects of the Complaint's allegations, Columbia's common stock
experienced relatively small daily price fluctuations.  The movement in

Columbia's share prices followed the market generally and pipeline industry trends.  Columbia shares traded in the mid-40 per share range from March through August 1990.  The price rose to the low-50's in September 1990 and reached the mid-50's in early November.  The price returned to the mid-40's in

December 1990, where it stayed until mid-April 1991.  Thereafter, the price dropped to the high-30s then stayed in the high-30's and low 40's until mid-

June 1991.  When the disclosures occurred in May that the previously announced

TCO contract buy down program might be insufficient, that TCO's merchant function may have to be reassessed and that intense studies were underway to consider TCO's problems and possible solutions, Columbia's stock price barely changed.

          5.   THE JUNE 19, 1991, ANNOUNCEMENT

          On June 19, 1991, Columbia issued a press release, which stated,

inter alia, that the board had voted to suspend the dividend on its common stock.  The release explained that:

     "The present value of losses associated with the pipeline subsidiary's above-market priced gas contracts could exceed $1 billion. It is anticipated that a substantial portion of these losses will be charged to income in the second quarter.

     "Columbia System Chairman John H. Croom said corporate officers are meeting with bank lenders today seeking to reestablish the System's credit facilities on revised terms in view of the pipeline subsidiaries financial difficulties. In addition, Columbia Transmission is launching a comprehensive effort to renegotiate all of its above-market gas purchase contracts. The program contemplates offering producers up to $600 million of Columbia Transmission obligations to fairly compensate them for restructuring their contracts. . . .

     "'[T]oday's action is a result of the Board's determination that in view of recent developments, including management's conclusions during the course of its studies regarding likely spot market prices over the next several years, it is no longer in the best interests of the System to have Columbia Transmission attempt to deal with the producers on any basis which does not clearly provide a permanent resolution of all the high-cost contract problems,' Croom said." . . .

     "Croom cautioned that the Columbia System's failure to reestablish and continuously maintain adequate lines of credit with its banks or the failure of producers to respond promptly and favorably to Columbia Transmission's efforts to restructure its contracts could force the System, the pipeline subsidiary, or both to seek protection from creditors under the bankruptcy laws."

          This announcement contained significant new information reflecting recent developments.  In particular, the announcement disclosed (i) the decision of the Columbia Board of Directors that Columbia would no longer support TCO absent a comprehensive solution to the producer contract problem;

(ii) the adoption of a plan to attempt to renegotiate all of those contracts at one time at an expected cost of $600 million; (iii) the expectation of a substantial charge to earnings; and (iv) the existence of a liquidity problem giving rise to the possibility of a bankruptcy filing.  Columbia's share price fell $14 on June 19, 1991.

          6.   PROPOSED SETTLEMENT

          Columbia disputes the assertion that there is any liability of the

Company or other Defendants on the Securities Actions.  Columbia believes that its public disclosures adequately and accurately described the information that could and should have been made available to the market.  In fact,

Columbia contends that several of the particular purported disclosures and accounting charges that the Complaint asserts should have been made would, if made, have been improper, false and highly misleading.  In particular,

Columbia believes that the Complaint improperly characterizes the calculations of "excess gas costs" in buy-down studies prepared in connection with anticipated contract renegotiations and erroneously labels the results as

"loss contingencies."

          Moreover, Columbia disputes the allegations that any identifiable drop in the prices of its securities occurred during the class period as a result of the disclosure of information that should or even could have been disclosed earlier.  In fact, the relative stability of the Columbia share price through the series of announcements of the business problems demonstrates the extent of the market's knowledge and understanding of

Columbia's business prospects.

          As described in Section III, Columbia and TCO are regulated entities about which extensive information is publicly available.  They are engaged in businesses that are subject to regular scrutiny and reporting by sophisticated and specialized securities analysts.  The significant drop in price on

June 19, 1991, reflected the market's reaction to the new information that could not have been previously disclosed--primarily the Board's determination that TCO's contracts must all be renegotiated and the prospect of a bankruptcy filing.

          Nevertheless, in order to resolve outstanding disputes and expedite the reorganization of the Debtor, Columbia's Plan incorporates an Offer of

Settlement to persons that purchased securities of Columbia after March 1,

1990, held such securities after March 31, 1991, and either held them through

June 19, 1991, or sold them at a loss on or before June 18, 1991.  The settlement proposal by Columbia and various non-debtors, offers an aggregate amount up to $18 million, subject to certain adjustments, to resolve all

Securities Action Claims of Qualifying Class 4 Claimants against Columbia and the contributing participants.

          The amount each Qualifying Class 4 Claimant will be offered will depend upon the type of security purchased, the dates of purchase and sale and the total number of Claimants who accept the Offer of Settlement.  The distribution amounts being offered to Claimants satisfying the requirements for participation, described below, are as follows:

     (1)  Claimants that purchased shares of Columbia Common Stock on or after

          October 1, 1990, but not later than May 14, 1991, and held such shares continuously until June 19, 1991, will receive at least $1.50 but not more than $3.00 per share so purchased.  Claimants that purchased shares of Columbia Common Stock on or after March 1, 1990,

          but not later than September 30, 1990, or on or after May 15, 1991,

          but not later than June 18, 1991, and held such shares continuously until

          June 19, 1991, will receive at least $.50 but not more than $1.00 per share so purchased.

     (2)  Claimants that purchased Columbia debt securities on or after

          October 1, 1990, but not later than May 14, 1991, and held such debt securities continuously until June 19, 1991, will receive at least

          $1.50 but not more than $3.00 for each $100 principal amount of debt so purchased.  Claimants that purchased Columbia debt securities on or after March 1, 1990, but not later than September 30, 1990, or on or after May 15, 1991, but not later than June 18, 1991, and held such debt securities continuously until June 19, 1991, will receive not less than $.50 nor more than $1.00 for each $100 principal amount of debt so purchased.

     (3)  Claimants that purchased shares of Columbia Common Stock on or after

          March 1, 1990, and sold such shares on or after March 31, 1991, but before June 19, 1991, will receive at least $.10 but not more than

          $.20 per share purchased.

     (4)  Claimants that purchased Columbia debt securities on or after

          March 1, 1990, and sold such debt securities on or after March 31,

          1991, but before June 19, 1991, will receive at least $.10 but not more than $.20 per $100 principal amount of debt so purchased.

          Because there is controversy as to how many Claimants purchased securities and held or sold such securities during the relevant periods, it is difficult to estimate the total amount of damages that would arise if liability were to be established.  Thus, Columbia will seek an order establishing a Supplemental Bar Date by which adequate information must be supplied by any person asserting a Securities Action Claims against

Columbia or any party that has asserted a timely claim for indemnification against Columbia with respect to Securities Action Claims.  All claimants that file satisfactory proofs of claim by the Supplemental Bar Date and accept the

Offer of Settlement will be eligible to be Class 4 Claimants.

          Claimants that file timely and satisfactory proofs of Claim but decline the Offer of Settlement will become Class 7 Claimants.



          After the reception and processing of all proofs of Claim, Columbia will determine the total amount of Class 4 Claims assuming that each claimant will received the maximum settlement amount ("Maximum Proof of Claim Amount").

If the Maximum Proof of Claim Amount is $18 million or less, each Claimant shall receive the maximum settlement amount offered to such Claimant.  If the

Maximum Proof of Claim Amount exceeds $18 million but does not exceed

$36 million, then each Claimant shall receive an amount equal to the maximum settlement amount offered to such Claimant multiplied by a fraction, the numerator of which is $18 million and the denominator of which is the Maximum

Proof of Claim Amount.

          If the Maximum Proof of Claim Amount exceeds $36 million, then

Columbia may, at its option, either:

     (1)  increase the total amount of settlement to the amount which is one-

          half of the Maximum Proof of Claim Amount, in which case each

          Claimant shall receive the minimum settlement amount, provided,

          however, that Columbia may elect to pay each Claimant pro-rata that portion of the total amount of settlement that exceeds $18 million in the form of shares of Columbia Common Stock or other debt or equity securities of Columbia having a value on the Effective Date equal to such excess; or

     (2)  to withdraw the Offer of Settlement in which case all Class 4 Claims shall be reclassified as Class 7 Claims.

          Defendants' Offer of Settlement is conditioned upon acceptance by offerees accounting for at least 75% of the Maximum Proof of Claim Amount.

Columbia may waive this condition.

          Upon and as a condition of distribution, all Class 4 Claimants will provide a full release of all Claims against the Contributors as a condition of receipt of the distribution.

          Reorganized Columbia will assume all Claims of Class 7 Claimants.

Reorganized Columbia will also assume any timely filed, proper indemnification

Claims of other defendants.

          Pursuant to section 1141(d) of the Bankruptcy Code, potential claims for which proper, timely proofs of Claim are not filed will be discharged as to Columbia and an order will be entered enjoining any person failing to have filed a timely proof of claim from asserting a Securities Action Claim against any officer or director of Columbia or any other party that had asserted a

Claim for indemnification against Columbia with respect to Securities Action

Claims.

          7.   DERIVATIVE CLAIMS

          The claims alleged in the Derivative Actions are property of the

Estate under section 541 of the Bankruptcy Code.  The Equity Committee has

commenced an investigation to assess the value of the contingent asset represented by those claims.  On March 15, 1995, the Columbia Board of

Directors formed a Special Litigation Committee of the Board to determine whether the continuous prosecution of the Derivative Actions is in the best interests of Columbia.  Once the Special Litigation Committee has completed its review and submitted its determination to the board, which determination shall be binding on the board, the Plan shall be amended to describe such determination and provide for the treatment of the purported derivative claims arising from such Derivative Actions.

     E.   THE COLUMBIA OMNIBUS SETTLEMENT

          As described in Section I, in order to facilitate the emergence of both Columbia and TCO from Chapter 11, Columbia is proposing the Columbia

Omnibus Settlement, under which Columbia will, inter alia, assist TCO to monetize the TCO Plan in order to provide distributions, substantially in the form of cash, to TCO Creditors under the

TCO Plan, in consideration for, among other things, a settlement of the

Intercompany Claims and settlement of litigation over Producer Claims.

     Specifically, the Columbia Omnibus Settlement allows Columbia to retain ownership of TCO and will end litigation over the Intercompany Claims, but as consideration therefor provides that: (a) Columbia will assist TCO in monetizing the TCO Plan which is estimated to provide for value to be distributed to TCO's Creditors of approximately $3.9 billion (in the event of

100% acceptance of the TCO Plan), which distribution, in the case of third party creditors will be substantially in cash; (b) Columbia will not receive any cash distribution with respect to its Secured Claim against TCO but,

instead, will receive new secured debt securities of reorganized TCO for a portion of such Claim and contribute the balance of such Claim to reorganized

TCO's equity; (c) Columbia will agree to the assumption by reorganized TCO of certain pre-petition environmental claims of governmental agencies and certain other claims; (d) Columbia will guarantee distributions to be made to TCO's

Creditors as provided under the TCO Plan (excluding assumed obligations); and

(e) Columbia will provide a guaranty of the Customer Settlement Proposal.

     Pursuant to a letter agreement with certain Customers and state agencies

(the "Parties"), Columbia agreed to guarantee

(subject to any necessary Bankruptcy Court or regulatory approvals) the payment of distributions to accepting Customers and to guarantee the financial integrity of the Customer Settlement Proposal.  Specifically, Columbia has

agreed that (i) the Customer Settlement Proposal will not be "retraded" with the Customers so as to reduce the financial benefits of the Customer

Settlement Proposal to the Proposal, (ii) the financial benefits of the

Customer Settlement Proposal will not be adversely affected by virtue of any subsequent settlement reached with other parties in either TCO's or Columbia's bankruptcy proceedings and (iii) Columbia and TCO will include the Customer

Settlement Proposal and Columbia's guarantee thereof in their respective

Plans.  However, the foregoing guarantee does not to apply to any modification imposed on the Customer Settlement Proposal or on a Plan incorporating the

Settlement by the action of any judicial or regulatory authority.  Finally,

the foregoing agreement terminates if (i) Plans of Reorganization incorporating the Customer Settlement Proposal and Columbia's guarantee thereof are not confirmed and FERC approval of the Customer Settlement is not received by June 30, 1996 (provided that if TCO and Columbia do not each file a Plan of Reorganization by April 1, 1995, then the date for confirmation of such Plans and FERC approval will be extended in one-month increments for each month that the filing of a Plan by TCO or Columbia is delayed after April 1,

1995); or (ii) the Parties as a class of Claims do not support the Plans of

Reorganization
filed by TCO and Columbia incorporating the Customer Settlement Proposal and

Columbia's guarantee thereof.

     The Omnibus Settlement provides substantial benefits to Columbia in addition to the retention of ownership of TCO, including, the resolution of contentious disputes with TCO's Producers and Customers affecting the economic value of the TCO Estate on terms which Columbia believes are fair and reasonable, the facilitation of the emergence of Columbia and TCO from bankruptcy and a substantial tax benefit to the System through deductions of payments to Producers and Customers on Columbia's consolidated federal income tax return.  Columbia believes that the Omnibus Settlement is in the best interests of both Columbia's and TCO's estates and that it will permit them to emerge from their respective Chapter 11 proceedings and turn their full attention and resources to the management of their ongoing businesses.

     F.   OTHER CLAIMS

     The remaining pre-petition claims against Columbia include unsecured claims for uncashed dividend checks, proxy fees, board of directors' fees,

expenses and pension or other retirement benefit payments, intercompany payables and other trade payables.  Pursuant to the Columbia Plan, all of these unsecured claims will be paid in full by Columbia on the Effective Date.

V.   DESCRIPTION OF THE COLUMBIA CHAPTER 11 PROCEEDINGS

     A.   COMMENCEMENT OF THE CASE

     On July 31, 1991 (the "Petition Date"), Columbia filed a voluntary petition under Chapter 11 of the Bankruptcy Code.  Since the Petition Date, Columbia's

Reorganization Case has been pending before the Bankruptcy Court.  Columbia has continued to manage its properties and operate its businesses as a debtor-in-

possession pursuant to sections 1107 and 1108 of the Bankruptcy Code since the

Petition Date.

          1.   FIRST DAY ORDERS

     On or about the Petition Date, the Bankruptcy Court issued numerous "first day orders" which facilitated the ongoing normal operations of Columbia.  These orders covered various issues including, inter alia, authorization for joint administration of Columbia's and TCO's bankruptcy proceedings; authorization to invest excess cash in accordance with court-approved investment guidelines; and

approval of debtor-in-possession financing on an interim basis pending a final hearing.

     In addition, on August 2, 1991, the Bankruptcy Court entered an Order authorizing Columbia to continue financing its non-debtor subsidiaries by transferring cash to such subsidiaries in accordance with Columbia's pre-

petition practice and in accordance with orders of the SEC previously issued under the HCA.

          2.   COLUMBIA'S RETENTION OF PROFESSIONALS

     On the Petition Date, the Bankruptcy Court issued an order approving

Columbia's retention of Cravath, Swaine & Moore, as special corporate counsel,

Stroock & Stroock & Lavan, as bankruptcy counsel, Young, Conaway, Stargatt &

Taylor, as local bankruptcy counsel, and Arthur Andersen & Co., as accountants.

The Bankruptcy Court approved Columbia's  retention of Salomon as financial advisor on October 22, 1991.

     In addition to the above professionals, Columbia subsequently received authorization to retain various other professionals, consultants, experts and non-bankruptcy counsel to provide advice to Columbia with regard to various matters.

     B.   DEBTOR IN POSSESSION FINANCING

     Following its Chapter 11 filing, Columbia received approval from the

Bankruptcy Court and the SEC for debtor-in-possession financing (the "DIP

Facility").  The initial DIP Facility, secured by subsidiaries' common stock owned by Columbia, permitted Columbia to borrow up to $275 million from a syndicate of banks led by Manufacturers Hanover Trust Company (later succeeded by Chemical Bank).  The DIP Facility was designed to supplement the use of internally generated funds for general corporate purposes and to provide financing for Columbia subsidiaries not involved in the bankruptcy proceedings.

     Columbia has reduced the borrowing capacity under the DIP Facility since

1991 as internally generated funds, including cash surpluses, have been sufficient to meet current and
projected financial needs, thereby reducing its need for borrowed funds.

Accordingly, the DIP Facility's borrowing capacity was reduced from its initial

$275 million to $200 million in 1992, to $100 million in 1993 and to $25 million in 1994, resulting in reduced fees and other costs for Columbia.

     By order dated August 16, 1994, the Bankruptcy Court approved an Amended and Restated Credit Agreement between Columbia and Chemical Bank which, among other things, (i) reduced the total commitment available under that facility to

$25 million, and made such commitment available only for the issuance of letters of credit and (ii) provided for certain related fees.  The Bankruptcy Court also approved a related Amended and Restated Security Agreement which provides

Chemical Bank with a first priority lien on cash collateral pledged by Columbia thereunder in an amount equal to one hundred five percent of the aggregate face amount of all outstanding letters of credit under the Amended and Restated

Credit Agreement.  Letters of credit with an aggregate stated amount of $13 million are currently outstanding, and will be replaced in accordance with the terms of the Columbia Plan, as of the Effective Date.

     C.   FORMATION OF COMMITTEES / RETENTION OF PROFESSIONALS

     On August 12, 1991, the United States Trustee (the "U.S. Trustee")

appointed the Columbia Creditors' Committee.  In addition, the U.S Trustee appointed the Columbia Equityholders' Committee on October 18, 1991.

     The following are the members of, and professional advisors to, each

Columbia Committee:

          1.   Columbia's Official Unsecured Creditors' Committee:

          Members:

               Teachers Insurance & Annuity Association
               Marine Midland Bank
               Metropolitan Life Insurance Co.
               Merrill, Lynch, Pierce, Fenner & Smith
               Morgan Guaranty Trust Company of New York
               Bankers Trust Company
               Provident Life & Accident Insurance Company

          Counsel:

               Milbank, Tweed, Hadley and McCloy
               1 Chase Manhattan Plaza
               New York, NY  10005
               (212) 530-5000

               Morris, Nichols, Arsht & Tunnell
               1201 North Market Street
               P.O. Box 1347
               Wilmington, DE  19899
               (302) 658-9200

          Financial Advisors:

               Barr Devlin Associates Incorporated
               450 Park Avenue
               New York, NY  10022

               New Harbor Incorporated
               885 Third Avenue
               New York, NY  10022

          2.   Columbia's Official Equityholders' Committee:

          Members:

               Robert F. Baker
               General Conference Corp. of Seventh Day
                Adventists
               David H. Goodman
               Kenneth E. Lehman
               Carl Stern
               The Titmus Foundation, Inc.
               Fidelity

               Marion E. Vaughn

          Invitees:

               CALPERS
               Ohio State Teachers Retirement System

          Counsel:

               LeBoeuf, Lamb, Greene & MacRae
               125 West 55th Street
               New York, NY  10019
               (212) 424-8000

               Cooch and Taylor
               824 Market Street
               P.O. Box 1680
               Wilmington, DE  19899
               (302) 652-3641

          Financial Advisors:

               Smith Barney
               388 Greenwich Street
               New York, NY  10013

     D.   MEETINGS WITH CREDITORS' AND EQUITYHOLDERS'
          COMMITTEES

     Throughout Columbia's Reorganization Case, representatives of Columbia have met regularly with representatives of both its Equityholders' and Creditors'

Committees to discuss Columbia's ongoing business operations, the various motions which have been filed by Columbia and others from time to time with the

Bankruptcy Court, the quantification and resolution of Claims against Columbia and the elements, strategy and timing for Plans of Reorganization for Columbia and TCO.  Extensive discussions with the Columbia Committees occurred regarding,

inter alia, (i) appropriate methodologies for calculating post-petition interest on the Borrowed Money Claims against Columbia and the allowability of pre-

payment premiums or call penalties on

Columbia's Debentures and Medium Term Notes; (ii) the structure and terms of various reorganization plans for Columbia and TCO; (iii) the tax effects of such various reorganization structures; (iv) the feasibility of various capital structures for a reorganized Columbia; (v) the litigation over the Intercompany

Claims and the impact of such litigation on Columbia and its reorganization,

including issues relating to the solvency of Columbia and TCO, and (vi)

proceedings relating to the liquidation and appropriate treatment of Producer

Claims against TCO.  For a further description of the negotiations regarding

Columbia's Borrowed Money Claims and other plan-related discussions with the

Committees, see Section IV.A, "Borrowed Money Claims and the Negotiations and

Settlement of Such Claims".

     E.   ADMINISTRATIVE FEE ORDER/APPOINTMENT OF FEE
          EXAMINER

      On motion of Columbia and TCO dated October 18, 1991, the Bankruptcy Court entered an order (the "Administrative Fee Order") dated November 15, 1991,

establishing procedures for interim compensation and reimbursement of expenses of all professionals.  Due to the numerous professionals retained in Columbia's and TCO's cases, the Bankruptcy Court deemed it necessary to appoint

Professional Fee Examiners, Inc. as the fee examiner (the "Fee Examiner") to assist the Court in reviewing fee applications in Columbia's and TCO's cases which are in excess of $75,000. To date, the Fee Examiner has filed reports relating to the first two interim fee periods: July 31, 1991 through March 31,

1992 (the "First Fee Period"); and April l, 1992 through November 30, 1992 (the

"Second Fee Period").  A supplemental report was filed as to the First Fee

Period, and a hearing on the interim fee applications covered by the First Fee

Period was held on June 13, 1994, at which time an order approving fees for that period was entered.  No hearing has yet been scheduled regarding the Second Fee

Period.

     F.   SIGNIFICANT PROCEEDINGS IN THE CHAPTER 11 CASE
          AND STATUS OF RELATED CLAIMS

          1.   CASH COLLATERAL ORDER

     As of the Petition Date, the total principal amount of secured debt owed to

Columbia by TCO on Columbia's secured Claim against TCO was approximately $1.3 billion, secured by substantially all the property of TCO.  The secured indebtedness consists of (i) the principal amount of $410 million and approximately $3 million of pre-petition interest arising under the Inventory

Financing Agreement dated June 19, 1985 between TCO and Columbia (the "Inventory

Financing Agreement"), secured by a lien on TCO's stored gas inventory (the

"Inventory Collateral") and (ii) mortgage indebtedness in the approximate amount of $930 million in principal plus pre-petition interest of $29 million arising under the TCO Indenture pursuant to which TCO issued first mortgage bonds to

Columbia, which bonds were secured by substantially all of TCO's non-storage inventory assets and property (the "Mortgage Collateral").  All present and future proceeds, offspring, rents, or profits of the

Inventory Collateral and the Mortgage Collateral, to the extent held or received by TCO, constitute "cash collateral" as defined in section 363 of the Bankruptcy

Code.

     On or about July 31, 1991, TCO filed a motion with the Bankruptcy Court seeking an emergency order authorizing it to use cash collateral pursuant to section 363 of the Bankruptcy Code, and granting adequate protection to

Columbia.  On August 23, 1991, the Bankruptcy Court entered a final order

(retroactively effective as of the Petition Date) authorizing TCO to use

Columbia's cash collateral and granting Columbia replacement liens and security interests in TCO's post-petition assets, to the extent such liens and security interests were valid, perfected and unavoidable as of the Petition Date and to the extent the value of the collateral securing Columbia's secured claims diminished after the Petition Date as a result of TCO's use of the cash collateral.  Columbia's post-petition liens and security interests were expressly subordinated to (i) TCO's debtor-in-possession financing facility;

(ii) post-petition liens held by purchasers of winter service gas from TCO under certain winter service agreements; (iii) other pre-petition liens on inventory,

if valid; (iv) claims of the trustee under the Inventory Financing Agreement for compensation, reimbursement and indemnification, and (v) the unpaid expenses of members of the TCO Creditors' Committee and the unpaid fees and expenses incurred by all the professionals retained by TCO and the TCO Creditors'

Committee in TCO's
bankruptcy proceeding to the extent allowed by the Bankruptcy Court.

          2.   SALE OF COLUMBIA CANADA

     On November 25, 1991, Columbia and Anderson Exploration Ltd. ("Anderson")

executed an agreement (the "Columbia Canada Sale Agreement") pursuant to which

Columbia agreed to sell to Anderson all of Columbia's issued and outstanding shares of Columbia Gas Development of Canada Limited ("Columbia Canada"), a

wholly-owned oil and gas exploration and production subsidiary of Columbia operating in Canada.  Anderson agreed, pursuant to the Columbia Canada Sale

Agreement, inter alia, to pay Columbia an aggregate consideration of $109.3 million (Cdn.) (the "Purchase Price"), plus or minus an adjustment for changes in working capital subsequent to the Columbia Canada balance sheet dated June

30, 1991.

     The Columbia Canada Sale Agreement also contained certain obligations on the part of Columbia after the sale.  Columbia assumed responsibility for certain litigation that is currently pending against Columbia Canada including a number of civil suits (the "Specified Litigation") and three separate suits concerning the properties located in the Kotaneelee Production area (the

"Kotaneelee Litigation").  Columbia has the right to conduct both the Specified

Litigation and the Kotaneelee Litigation to conclusion and has assumed certain indemnification obligations with respect to the two types of litigation.  In the case of the Specified Litigation, the indemnification pertaining thereto (the "Specified Litigation Indemnification") covers only the identified cases pending at the closing of the Columbia Canada Sale Agreement (the "Canada

Closing") and any liability to employees terminated prior to that date.

     With regard to the indemnification pertaining to the Kotaneelee Litigation

(the "Kotaneelee Litigation Indemnification"), the indemnity extends to any actions filed within the later of six years following the Canada Closing or thirty months after the termination of the litigation pending at the Canada

Closing or litigation arising out of matters pending at such Closing.  In the case of the Kotaneelee Litigation Indemnification, Columbia has the right to bind Columbia Canada to settlement agreements.  Judgments resulting in a change in the nature of the interest held by Columbia Canada or even in a forfeiture of the interest could be rendered.  Under both the Specified Litigation

Indemnification and the Kotaneelee Litigation Indemnification, Columbia agreed to indemnify Anderson for all litigation expenses, costs, damages and losses incurred as a result of any litigation covered under the indemnifications.

     Columbia's maximum liability to Anderson for these post- sale obligations is limited to the Purchase Price plus interest thereon at the rate of seven percent (7%) per year compounded annually (hereinafter referred to as the

"Aggregate Indemnification Obligation").  Columbia's post-sale obligations to

Anderson are secured under the terms of a "Security

Agreement" pursuant to which $30 million (Cdn.) of the sales proceeds was deposited with Montreal Trust Company, a Canadian trust company, in an escrow account (the "Kotaneelee Escrow") in which interest earned will accumulate.  The

Columbia Canada Sale Agreement provides that an additional $25 million (Cdn.) is to be added to the Kotaneelee Escrow upon confirmation of the Columbia Plan, and that letters of credit may be substituted for cash in the Kotaneelee Escrow.

Under the Columbia Canada Sale Agreement, the Kotaneelee Escrow may be reduced if it maintains an investment grade rating on its debt for matters following the

Effective Date.  Columbia expects to replace the Kotaneelee Escrow with a letter of credit as permitted under the Columbia Canada Sale Agreement.

     On December 31, 1991, the Bankruptcy Court approved the Columbia Canada

Sale Agreement pursuant to the Order Approving Share Sale and Purchase Agreement

Between The Columbia Gas System, Inc. and Anderson Exploration Ltd., Providing

For:  (A) the Sale to Anderson of All of the Capital Stock of Columbia Gas

Development of Canada Ltd., Free and Clear of All Liens, Encumbrances and Other

Interest; (B) Payment by Columbia of All Obligations Owed to Columbia Canada;

(C) Indemnification of Anderson by Columbia and Security for Such

Indemnification; and (D) Treatment of the Indemnification and Security as a

Superpriority Administrative Expense Claim (the "Canada Order").

     Pursuant to the Canada Order, Columbia's post-sale obligations to Anderson were granted administrative expense
claim status against Columbia and its Estate.  Except for the (i) administrative expense claims of Chemical Bank under the DIP Facility, (ii) unpaid fees and disbursements allowed pursuant to order of the Bankruptcy Court to professionals retained pursuant to sections 327 and 1103 of the Bankruptcy Code up to a maximum of $7.5 million (exclusive of compensation previously awarded whether or not paid) and (iii) quarterly fees required to be paid to the U.S. Trustee pursuant to 28 U.S.C. Section 1930(a)(6), Anderson's administrative expense

Claim has priority over all other administrative expense Claims of the kind specified in sections 726(b), 364(c), 507(b) and 503(b) of the Bankruptcy Code,

regardless of whether such competing administrative expense Claim(s) of parties other than Anderson arise in connection with Columbia's Reorganization Case, a superseding Chapter 7 case, or in any subsequent case or proceeding filed by or against Columbia under the provisions of the Bankruptcy Code.

     The Canada Order also provides that Anderson's Claims against Columbia or its Estate shall not be estimated under the provisions of section 502(c) of the

Bankruptcy Code, or disallowed under the provisions of section 502 of the

Bankruptcy Code, in Columbia's Reorganization Case, any superseding chapter 7 case, or in any subsequent case or proceeding filed by or against Columbia under the provisions of the Bankruptcy Code.  If Anderson's Claims are estimated,

Anderson's Claims shall be estimated in the full amount of the Purchase Price plus accrued interest as described above, and shall be estimated solely for purposes of determining the feasibility of any proposed plan of reorganization.

For a discussion of the treatment of Claims against Columbia arising under the

Columbia Canada Sale Agreement, see Section VI.A, "Classification and Treatment

of Claims and Interests".

          3.   INVESTMENT GUIDELINES LITIGATION

     On July 31, 1991, Columbia and TCO sought and obtained Bankruptcy Court approval of their use of guidelines for the investment of all their respective cash (the "Investment Guidelines Order").  The Bankruptcy Court expressly held that, although Columbia's and TCO's investments were not limited to ones insured or guaranteed by the United States, they did not need to obtain a bond from the entity with which such funds were to be deposited or invested and that compliance with the guidelines was "adequate and sufficient compliance with the requirements of section 345(b) of the Bankruptcy Code...."

     On August 14, 1991, the U.S. Trustee filed a motion for reconsideration of the Investment Guidelines Order, which was denied by the Bankruptcy Court after conducting a hearing on October 3, 1991.  Subsequently, on October 15, 1991, the

U.S. Trustee appealed the Investment Guidelines Order to the District Court.  On

appeal, the case was assigned to a United States Magistrate who issued a report on May 7, 1993 (the "Report").  The Report recommended reversal of the

Investment Guidelines Order on the basis that the guidelines did not comply with the bonding requirements of section 345(b) of the Bankruptcy Code.

On August 19, 1993, the District Court adopted the Report and reversed the

Investment Guidelines Order.  On August 30, 1993, Columbia and TCO appealed the

District Court's decision to the Third Circuit and filed a motion with the

District Court for a stay pending appeal.  On February 10, 1994, the District

Court granted the motion for a stay pending appeal.

     On August 29, 1994, the Third Circuit issued its decision (i) affirming the

District Court's decision except to the extent that it ruled on Columbia's and

TCO's investments in repurchase agreements and (ii) remanding the matter to the

District Court for further proceedings consistent with the opinion.  In its opinion, the Third Circuit suggested to the District and Bankruptcy Courts that they implement the statutory guidelines of section 345(b) of the Bankruptcy Code in a gradual manner so as not to have an unduly adverse impact on the TCO and

Columbia Estates.

     Pursuant to the Third Circuit's decision, the matter was remanded to the

District Court and then to the Bankruptcy Court for further proceedings.  As of the date hereof, no further proceedings have occurred.  In order to come into compliance with the Third Circuit's decision, Columbia and TCO, in consultation with the U.S. Trustee, have gradually transferred and will continue to transfer their investments into government-backed securities and other similar government insured or
guaranteed investments as their prior non-conforming investments have matured and continue to mature.(1)

          4.   APPROVAL OF TAX SHARING PROCEDURES

     Under Section 12 of the HCA and Rule 45(a) promulgated thereunder, no

System company may extend credit to another without prior approval from the SEC,

including extensions of credit which may result from the allocation of consolidated taxes.  Pursuant to Rule 45(c) under the HCA, a registered holding company which files a consolidated federal income tax return is required to secure the approval of the SEC for the allocation of the liabilities and benefits arising from such return among the consolidated companies unless there is in effect a tax agreement approved by the SEC providing for such allocation.

     Columbia and its subsidiaries entered into the TAA prior to the Petition

Date which provides for the allocation of the benefits and liabilities arising from their consolidated tax returns in a manner consistent with the requirements of Rule 45(c).  The TAA provides for apportionment of the consolidated tax in accordance with the "separate return tax" method.  The





















          ----------------------------
          (1) On October 22, 1994, President Clinton signed into law the Bankruptcy Reform Act of 1994 which, among other things, amends section 345(b) of the Bankruptcy Code so as to insert the phrase "unless the court for cause orders otherwise" at the end of section 345(b). This amendment allows the court to approve investments other than those permitted by section 345(b) for just cause, therebyeffectively overruling the Third Circuit's August 29, 1994 decision in In re Columbia Gas System, Inc. The relevant section of the Bankruptcy Reform Act, however, applies prospectively to cases filed after its effective date.

TAA specifically provides that each loss-company (i.e., a company having a negative separate return tax) will receive current cash payment in an amount equal to its negative separate return tax, rather than receive the amount of that tax benefit in a subsequent year when it has taxable income.  The TAA also provides that each profit-company (i.e., a company having, after intercompany eliminations, a positive separate return tax) will pay amounts equal to its separate return tax liability.  The TAA also provides (consistently with Rule

45(c)) that no subsidiary company shall be required, as a result of the allocation method provided in the TAA, to pay more than its separate return tax.

     No substantive amendments have been made to the TAA other than an amendment in 1987 which provides that: "Any parent corporation gain or loss realized from its sale of its interest in subsidiaries' securities will be assigned to parent corporation and will not be allocated to other members".

     On November 27, 1991, Columbia and TCO filed a joint motion with the

Bankruptcy Court seeking authorization to pay federal income taxes (including estimated federal income taxes) for 1991 and to allocate the System's 1991 consolidated tax liability in accordance with the TAA.  On December 12, 1991,

the Bankruptcy Court issued an order granting the authorization but expressly noted that its authorization did not constitute an assumption of the TAA nor create a rule of construction or legal presumption with respect to the effect or validity of the TAA.  Thereafter, on April 13, 1992 and April 1, 1993, the

Bankruptcy Court issued
similar orders authorizing Columbia and TCO to pay federal income taxes

(including estimated federal income taxes) for 1992 and 1993, respectively, and to allocate the System's consolidated tax liability for those years in accordance with the TAA.  These orders also provided that the Bankruptcy Court's authorization did not constitute an assumption of the TAA.

     Pursuant to the Columbia Plan, Columbia will assume the TAA; and pursuant to the TCO Plan, TCO also will assume the TAA.  Columbia believes that assumption of the TAA is prudent and in the best interests of its Estate.

          5.   LESOP LITIGATION

     In May 1992, Columbia suspended debt service payment on debentures issued under the Leveraged Employee Stock Ownership Plan (the "LESOP") portion of the

Employees' Thrift Plan of Columbia Gas System (the "Thrift Plan") and announced that no further debt service payments thereunder were likely until Columbia emerged from bankruptcy.  No further debt service payments on those debentures have been made since that announcement, but contributions to employees' accounts by participating employers under the Thrift Plan have continued to be made regularly.

     The failure to make those LESOP debt service payments has not affected the benefits of participating employees under the Thrift Plan.  However, under the terms of Columbia's guarantee of the repayment of the LESOP Debentures (the

"LESOP Guarantee"), those debenture holders have become subordinated creditors of Columbia due to the discontinuance of LESOP debt payments.

     In March 1993, the successor trustee for the LESOP debenture holders (the

"LESOP Trustee") filed a complaint against Columbia in the Bankruptcy Court alleging that Columbia contravened the Thrift Plan by directing the Thrift Plan trustee to use contributions from participating employers to service employees'

Thrift Plan accounts rather than allocating those amounts to pay debt service on the outstanding LESOP Debentures.  In May 1993, Columbia sought dismissal of the

LESOP Trustee's complaint by filing a motion for summary judgment with the

Bankruptcy Court.  The Bankruptcy Court denied that motion in March 1994, and

Columbia appealed that decision to the District Court.  That appeal has been briefed and argued by the parties, but the District Court has not yet issued its decision.(2)  Columbia continues to believe that it has meritorious defenses to the LESOP Trustee's Claims and that nonpayment of the LESOP debt will not affect participating employees' benefits under the Thrift Plan.  For a discussion of the treatment of the LESOP Debentures and the LESOP Guarantee under the Columbia

Plan, see























          ----------------------------
          (2) In May 1994, the LESOP Trustee filed a motion for a preliminary injunction with the District Court for an order directing that the May 1994 contributions by participating employers to employees' Thrift Plan accounts and all future employer contributions be allocated first to pay debt service on the outstanding LESOP Debentures. Columbia opposed that request as being groundless, and the District Court denied the LESOP Trustee's motion on May 27, 1994.

Section VI.A, "Classification and Treatment of Claims and Interests".

          6.   AGREEMENT WITH BANKS REGARDING FUNDS SUBJECT
               TO SETOFF

     On December 17, 1992, the Bankruptcy Court approved a Stipulation and

Order, dated December 14, 1992, among Columbia, Morgan and Mellon Bank, N.A.

("Mellon") regarding the investment of certain funds which Columbia deposited pre-petition in certain bank accounts with Morgan and Mellon (the "Setoff

Stipulation").  The funds on deposit with Morgan and Mellon are subject to setoff against pre-petition debts owed by Columbia under Columbia's $500 Million and $750 Million Credit Agreements.  As of the Petition Date, Columbia had on

deposit with Morgan the amount of $580,061.27 (the "Morgan Funds") and with

Mellon the amount of $2,333,477.73 (the "Mellon Funds").  As of the Petition

Date, Columbia was indebted to Morgan in an amount in excess of the Morgan Funds and to Mellon in an amount in excess of the Mellon Funds.  Pursuant to section

553(a) of the Bankruptcy Code, the Morgan Funds and the Mellon Funds

(collectively, the "Combined Funds") were subject to setoff by Morgan and

Mellon, respectively.

     Pursuant to the Setoff Stipulation, Columbia, Morgan and Mellon agreed that the Combined Funds shall be invested in interest-bearing obligations, with earned interest to be paid to Columbia from the date on which such investment is made.  Columbia, Mellon and Morgan further agreed that, for the convenience of investing the Combined Funds, the Mellon Funds would be transferred to Morgan and combined with the Morgan Funds for investment by Morgan.  Finally, the parties agreed that Morgan's and Mellon's setoff rights are preserved, that Morgan succeeds to all of Mellon's setoff rights upon transferring the Mellon Funds to Morgan and that Morgan is granted a first priority lien in investments of the Combined Funds and proceeds thereof, other than interest thereon which will be distributed to Columbia on a current basis.

Pursuant to the Columbia Plan, Morgan's right of setoff shall be recognized, the amounts payable to Morgan and Mellon duly credited against their Claims, and the balance of accrued interest remitted to Columbia.

          7.   EXTENSION OF EXCLUSIVE PERIODS

     During the course of Columbia's Reorganization Case, the Bankruptcy Court

has granted Columbia numerous extensions of the periods during which it has the exclusive right to file a plan of reorganization and to solicit acceptances thereof (the "Exclusive Periods").  Most recently, on November 16, 1994, the

Bankruptcy Court entered an order extending Columbia's Exclusive Periods to the earlier of: (i) the 180th day following the expiration date of the prior exclusive periods and (ii) the 90th day following entry of a judgment in the

Intercompany Claims litigation (and as to the exclusive right to solicit acceptances, 60 days thereafter), unless the judgment in the Intercompany Claims litigation is entered after January 31, 1995, in which case the 45th day following entry of the judgment
in the Intercompany Litigation (and as to the solicitation period, 60 days thereafter).  Pursuant to the terms of the November 16, 1994 order, unless otherwise extended, Columbia's Exclusive Periods will expire on April 18, 1995 and June 19, 1995, respectively.

          8.   EXTENSION OF TIME TO REMOVE ACTIONS AND FILE
               PROOFS OF CLAIM ON BEHALF OF CREDITORS

     During the course of Columbia's Reorganization Case, the Bankruptcy Court

has extended numerous times the time periods within which Columbia may file applications to remove related proceedings to the Bankruptcy Court and to file proofs of claim on behalf of Creditors who failed to do so.  Currently, those time periods, as last extended, have not expired.

          9.   SURETY BOND AGREEMENT

     By Motion dated January 29, 1992, Columbia sought an order of the

Bankruptcy Court providing that claims of up to $20 million which may arise under two pre-petition indemnity agreements (the "Surety Indemnity Agreements")

between Columbia and, respectively, (i) Reliance Insurance Company, United

Pacific Insurance Company and Planet Insurance Company and (ii) Reliance

Insurance Company of New York and United Pacific Insurance Company of New York

(collectively, the "Sureties"), will be accorded subordinated super-priority administrative claim status under section 364(c)(i) of the Bankruptcy Code.  The

Surety Indemnity Agreements govern the issuance and terms of bonds issued by the

Sureties on behalf of Columbia's non-debtor subsidiaries.  Such surety bonds are required with respect to
many aspects of the subsidiaries' operations.  An order granting the requested relief was entered by the Bankruptcy Court on February 19, 1992.

     Subsequently, on October 2, 1992, Columbia filed a motion with the

Bankruptcy Court seeking an order authorizing it to assume the two Indemnity

Agreements with the Sureties.  On October 16, 1992, the Bankruptcy Court entered an order authorizing Columbia to assume the Surety Indemnity Agreements and to pay all arrearages thereunder.  For a discussion of the treatment of the Claims of the Sureties under the Columbia Plan, see Section VI.A, "Classification and

Treatment of Claims and Interests".

          10.  RECAPITALIZATION OF SUBSIDIARIES

     Due to special business requirements or changed financial needs, the capital structures of certain non-debtor operating subsidiaries of Columbia were restructured.  In all instances, this was done with the approval of the

Bankruptcy Court and the SEC under the HCA.  Since the Petition Date, the

Bankruptcy Court authorized Columbia to recapitalize Columbia Gas Development

Corporation, TriStar, Columbia Gulf, Columbia Coal Gasification Corporation and

Columbia LNG.

          11.  AMENDMENT OF EMPLOYMENT AGREEMENTS WITH
               SENIOR OFFICERS AND ASSUMPTION OF
               RETENTION AGREEMENTS

     By Motion dated August 24, 1993, Columbia sought an order of the Bankruptcy

Court approving (i) the extension and amendment of existing employment agreements (the "Extension

Agreements") between Columbia and six key senior executives employed by various subsidiaries of Columbia, (ii) an employment agreement between Columbia and R.

Larry Robinson, President of TCO and (iii) Columbia's assumption of thirty-one

(31) key employee retention agreements with employees at TCO and other affiliates of CG (the "Retention Agreements").  By this Motion, Columbia sought to offer certain senior employees of its subsidiaries appropriate incentives to remain as employees until confirmation of plans of reorganization for TCO or

Columbia, as applicable.  An order (i) approving the Extension Agreements and the Robinson employment agreement, with certain revisions, and (ii) authorizing the assumption of the Retention Agreements was entered on October 19, 1993 by the Bankruptcy Court.

     The Extension Agreements, as revised and approved by the Bankruptcy Court,

run from July 19, 1993 until confirmation of a plan of reorganization for

Columbia or TCO as applicable, except for the Extension Agreement of C. Ronald

Tilley, Chief Executive Officer of Columbia of Ohio, which extends his employment through July 18, 1995.  In addition, the Extension Agreements, as revised, provide, inter alia, that in the event the officer covered thereby remains employed by any of Columbia's affiliates or subsidiaries at the date of confirmation of a Columbia or TCO plan of reorganization, the officer will receive a retention payment equal to his annual compensation at the time of confirmation.  However, if the officer is terminated, other than for cause,

prior to confirmation, he will be entitled to a severance payment equal to one year's salary plus a continuation of benefits for a twelve-month period.

     The Retention Agreements provided that if the key employees covered remained employed with TCO, or one of Columbia's subsidiaries or affiliates through July 14, 1994, they would receive a retention award, ranging in amount from 50% to 100% of the employee's annual salary.  Upon the expiration of the

Retention Agreements in 1994, the retention awards were paid to the covered employees.

          12.  EMPLOYEE RETENTION AND RELEASE PROGRAM

     On September 24, 1993, Columbia filed a motion for an order of the

Bankruptcy Court authorizing Columbia to undertake and assume the costs associated with implementation of an employee retention and release program (the

"Retention Program") with respect to certain employees whose job functions would become surplus to the needs of Columbia's subsidiaries over the next thirty-six months.

     The Retention Program provides that qualifying employees whose jobs are being eliminated but whose services are still required for a certain period of time will receive a payment, upon their release, calculated on the basis of two weeks' salary and benefits for every full year of service, to be made either in lump sum or in the form of salary and benefits continuation for the requisite time period.  However, if the affected employees depart prior to their respective release dates, they will be ineligible to receive the retention payment.  On October

18, 1993, the Bankruptcy Court entered an order approving the Retention Program and authorizing Columbia to undertake and assume its allocated share of the costs of the Retention Program.

          13.  DATA ROOM

     Upon petition by the TCO Creditors' Committee, the Bankruptcy Court in

March 1994 approved procedures for the establishment of a data room to make business information available to third parties which may have an interest in acquiring TCO.  In accordance with those procedures, a data room was established the following month in Charleston, West Virginia.  Although six companies initially requested admission, only four became qualified and reviewed the information available in the data room after paying the required $50,000 entrance fee.  The participants concluded their review by June 20, 1994, and the data room closed in accordance with court-approved procedures.  None of the data room entrants submitted to Columbia or TCO any proposal for acquiring TCO or its assets.  As reported in Columbia's prior public disclosures, management believes that the value that the TCO Plan places on that company reflects its full value.

     By letter dated August 19, 1994, Dimeling, Schreiber and Park ("Dimeling")

submitted to the Chairman of the Board of Columbia a proposal for the reorganizations of Columbia and TCO whereby Dimeling and an investor group would invest $500 million in newly issued equity of Columbia and, in return, receive the
right to propose an initial slate of directors for Reorganized Columbia.

Dimeling's proposal also contemplated the sale of the distribution assets of

Columbia for approximately $1.4 billion and the use of the cash proceeds therefrom to pay (i) Producers $1.3 billion in settlement of all their Claims,

(ii) all priority and other unsecured Claims against TCO in full and (iii) all unsecured Claims against Columbia in full, in cash.

     After a careful review and analysis of Dimeling's proposal, Columbia, with the assistance of its financial advisors, determined that Dimeling's proposal was inadequate, not feasible and thus not in the best interests of Columbia, TCO and their respective Estates.

          14.  LOAN TO COLUMBIA'S THRIFT PLAN

     On February 10, 1995, Columbia filed a motion with the Bankruptcy Court seeking authority to make an interest-free loan to Columbia's Thrift Plan to allow all participants therein (except those who are current and former employees of TCO)(3) or their beneficiaries immediate access to those Thrift

Plan funds which were frozen as a result of the seizure of the Confederation

Life Insurance Company ("Confederation Life") by its insurance regulators.

     Under the Thrift Plan, participants may invest their savings in fourteen investment options, including a Money





















          ----------------------------
          (3) On or about February 10, 1995, TCO also filed a motion with the Bankruptcy Court seeking entry of an order authorizing TCO to make a separate loan to the Thrift Plan so as to allow TCO plan participants access to the funds frozen in the Confederation Life account.

Market/Investment Contract Fund (the "Fund") which holds interests in Fidelity's

Money Market Fund and guaranteed investment contracts.  On January 20, 1990, the

Thrift Plan acquired an investment contract issued by Confederation Life (the

"CL Contract"), which is the sole remaining contract held in the Fund, in the amount of $6.5 million.  On August 12, 1994, Canadian and Michigan regulators seized the assets of Confederation Life due to its financial condition.  As a result, a new segregated subaccount was created to hold the CL Contract, thereby freezing approximately 17% of the Fund's investments.  As a result, 2,423 Thrift

Plan participants cannot access their funds in this subaccount.

      In order to alleviate hardships on participants who hold investments in frozen Confederation Life contracts, Columbia determined, as many other plan sponsors have also done, to make a loan to the Thrift Plan.  The total amount of the loan to the Thrift Plan is approximately $4.3 million which, for administrative convenience, represents the apportionment for Columbia's subsidiaries (other than TCO) and the accumulated value of the frozen investment in the CL Contract (including accrued interest) as of the close of business on

August 11, 1994 (the date Confederation Life's assets were seized).  As is customary for these types of transactions, the loan is an interest-free,

unsecured loan, in the principal amount of the cash infusion to the Thrift Plan,

evidenced by a note to Columbia.  Repayment of the loan is to be made only from the
proceeds to be received from the liquidation and rehabilitation of Confederation

Life, state guaranty funds, litigation proceeds received for the benefit of participants, and other sources in connection with the CL Contract.  Columbia has waived repayment of the loan to the extent the loan exceeds the ultimate recovery of proceeds from the Confederation Life account and related sources.

     On March 8, 1995, the Bankruptcy Court entered an order authorizing

Columbia's loan to the Thrift Plan.

          15.  COLUMBIA'S LONG-TERM INCENTIVE PLAN

     By motion dated February 17, 1995, Columbia sought an order authorizing it to resume its long-term stock incentive plan for key employees (the "Incentive

Plan").

     The Incentive Plan was adopted by Columbia's board of directors on

September 18, 1985 and approved by Stockholders on May 28, 1986.  The Incentive

Plan originally authorized the issuance of up to 1.5 million in the aggregate of

Columbia's Common Stock.  The purpose of the Incentive Plan was to address the need to provide long-term incentives to those officers and employees of

Columbia's subsidiaries who, in the opinion of the Compensation Committee of the board of directors of Columbia, make substantial contributions to Columbia and its subsidiaries by their ability, loyalty and efforts.  Six years of awards were made pursuant to the Incentive Plan.  The Plan, however, was voluntarily suspended by Columbia in 1991 prior to the Petition Date.  Currently, there are approximately 165,000 shares of

Common Stock that have not been previously awarded under the Incentive Plan.

The Incentive Plan terminates by its own terms on September 18, 1995.

     Pursuant to its motion, Columbia sought authority to resume distributions under the Plan to the thirty-two employees who are potentially eligible participants in the Incentive Plan.  An order authorizing Columbia to resume the

Incentive Plan was entered by the Bankruptcy Court on March 15, 1995.

          16.  SHAREHOLDER RIGHTS PLAN

     In early 1995, Columbia's board of directors approved the adoption of a

Shareholder Rights Plan (the "Rights Plan") and an amendment of Columbia's

Certificate of Incorporation (the "Charter Amendment") related thereto and directed the officers of Columbia to initiate applications for required HCA and

Bankruptcy Court approval.  The board of directors approved the Rights Plan in order to protect shareholder value for Columbia's Stockholders.  The Rights Plan is designed to require any person interested in acquiring ten percent or more of the Common Stock to offer full value for the Common Stock.

     On February 1, 1995, Columbia filed a Declaration on Form U-1 with the SEC seeking approval under the HCA for the adoption and implementation of the Rights

Plan, the Charter Amendment and the distribution of a proxy statement to

Stockholders soliciting their approval of the Charter Amendment.  On March 3,

1995, the SEC issued a notice regarding Columbia's Rights Plan requiring any comments or requests for hearing to be submitted to the SEC by March 27, 1995. On February 2, 1995, Columbia filed a motion with the

Bankruptcy Court for authorization to adopt the Rights Plan and so amend its

Certificate of Incorporation, subject to approval of such actions by the SEC and approval of the Charter Amendment by Columbia's Stockholders (the "Rights Plan

Motion").  No hearing has yet been scheduled by the Bankruptcy Court regarding the Rights Plan Motion.

     In summary, the Rights Plan provides that immediately following the effective date of the Rights Plan, one "Right" will attach to each share of

Columbia Common Stock outstanding and to each new share of Common Stock subsequently issued.  The "Rights" will separate from the Common Stock and will be exercisable on the earlier of (the "Distribution Date"): (i) such date as

Columbia learns that a person or a group of affiliated or associated persons (an

"Acquiring Person") has acquired ten percent or more of the outstanding Common

Stock (a "Threshold Acquisition") or (ii) such date as may be designated by the

Board of Directors following the commencement or announcement of a tender or exchange offer for Columbia's outstanding Common Stock by any person, if, upon consummation of such offer, such person would beneficially own ten percent or more of the outstanding Common Stock.

     After the Distribution Date and prior to a Threshold Acquisition, each

Right (except for Rights beneficially owned by an Acquiring Person) becomes a right to purchase from Columbia, upon exercise thereof, for a purchase price of

$100, subject to
adjustment, one-one thousandth of a share of Series A Participating Preferred

Stock ("Series A Preferred Stock").  When a Threshold Acquisition occurs, each

Right (other than Rights owned by an Acquiring Person) becomes a right to purchase that number of one-one thousandths of a share of Preferred Stock which is equal in number to the number of shares of Common Stock which, at the time of such Threshold Acquisition, will have a market value equal to twice the purchase price.  Until a Right is exercised, the holder thereof will have no rights as a

Stockholder of Columbia, including the right to vote or receive dividends.

     In addition, prior to being exercised, the Rights will have no economic value in and of themselves and no dilutive effect on the Common Stock.  The

Rights Plan expires eighteen months after the date on which Columbia emerges from bankruptcy, provided that if on such date there is pending any proposal for an acquisition of ten percent or more of the Common Stock or a business combination involving Columbia, the expiration date will be extended to the date that is the thirtieth day after the date on which no such proposal is pending.

     The Series A Preferred Stock issuable upon exercise of the Rights will have a par value of $10 per share.  Each one-one thousandth of a share of Series A

Preferred Stock issuable upon exercise of the Rights will be entitled to vote and participate in dividends and other distributions on an equivalent basis with one whole share of Common Stock.

     G.   PROCEDURES RELATING TO FILING AND DETERMINATION
          OF CLAIMS PROCESS AND BAR DATE

          1.   BAR DATE/CLAIMS AGENT

     On December 13, 1991, the Bankruptcy Court entered an order (the "Bar

Order") establishing March 18, 1992 as the Bar Date by which Proofs of Claim must be filed by all persons and entities, subject to certain enumerated exceptions, that have or may have a Claim against Columbia.  Creditors were required to file a Proof of Claim by the Bar Date for Claims which arose prior to the Petition Date but did not fall within one of the enumerated exceptions.

These exceptions included: (i) Claims listed on Columbia's Schedules of

Liabilities, if (A) the Claimant agrees with the amount, (B) the Claim is not listed as disputed, contingent, or unliquidated and the (C) the claimant agrees with the classification of the Claim; (ii) Claims previously allowed by the

Bankruptcy Court; (iii) holders of outstanding shares of Common Stock or preferred or special stock of Columbia whose Claims are based solely upon ownership of such stock; (iv) holders of public debt securities with maturity dates after July 30, 1991 whose Claims are based solely upon ownership of such debt securities; (v) Claims arising solely from pre-petition amounts owing under a non-residential real property lease not rejected or assumed by Columbia; and

(vi) Claims of state and federal environmental agencies.

     An order clarifying the Bar Order and confirming that holders of commercial paper need not file proofs of claim in respect of their Claims based solely upon ownership of

Columbia's commercial paper was entered by the Bankruptcy Court on March 16,

1992.

     The Bankruptcy Court also authorized Columbia to employ Poorman-Douglas

Corporation ("Poorman-Douglas") as the official Claims agent for purposes of receipt and docketing of Claims.(4)  Notice of the Bar Date and proof of claim forms were disseminated to Columbia's Creditors and Stockholders on or about

January 3, 1992.

               2.   CLAIMS OBJECTION PROCEDURES

     Since the Petition Date, approximately 7,629 proofs of claim, amounting to approximately $2.974 billion as docketed, have been filed against Columbia's

Estate.  Of those, approximately 7,000 proofs of claim were filed by

Stockholders, debenture holders, or commercial paper holders based solely upon ownership of the equity or debt securities issued by Columbia.

     By order of the Bankruptcy Court dated July 29, 1992, Columbia obtained authority to file procedural objections to Claims and to settle smaller Claims.

On August 18, 1992, Columbia filed its First Omnibus Objection to Claims seeking to expunge, reduce or reclassify thousands of Claims.  On January 12, 1993, the

Bankruptcy Court issued an order expunging, disallowing, reducing and/or reclassifying approximately 7,100




















          ----------------------------
          (4) However, with respect to the Borrowed Money Claims, pursuant to Columbia's motion seeking an order authorizing procedures to maintain records of holders of Borrowed Money Claims, discussed in Section G.3 below, such Claims must be reflected in the records of appropriate designated transfer agents as specified in that motion.

Claims filed against Columbia.  This resulted in the removal of more than $174 million in Claims against Columbia.  On May 11, 1993, the Bankruptcy Court entered a Supplemental Order which expunged, disallowed or reclassified additional Claims that were the subject of the First Omnibus Objection.  On

March 24, 1995, Columbia filed its Second Omnibus Objection to Claims seeking to expunge approximately one hundred Claims filed against Columbia.  Columbia will continue to analyze and formulate objections, if necessary, to the remaining

Claims against Columbia, in order to resolve disputes not otherwise settled under the Columbia Plan.

          3.   CLAIMS TRADING

     Throughout its Reorganization Case, Columbia has received numerous notices regarding private transfers of Claims pursuant to Bankruptcy Rule 3001.

Poorman-Douglas, Columbia's Claims Agent, has been recording these transfers on

Columbia's Official Claims Register.  To the extent Columbia and Poorman-Douglas have been notified of transfers and such transfers have been approved by the

Bankruptcy Court, only the transferees of record of these Claims will receive notices of hearings on the Disclosure Statement and the Columbia Plan as well as ballots for voting upon that Plan, and only the transferees will receive distributions under that Plan.  If a transfer of any Claim is not noticed or approved by the Bankruptcy Court, Columbia's Plan will not recognize such transfer.

     With respect to the recordation of Borrowed Money Claims and any transfers of such Claims, on April 3, 1995, Columbia filed a motion with the Bankruptcy Court seeking an order authorizing procedures to maintain records of holders of Borrowed Money Claims (the "Recordation

Motion").  Pursuant to the Recordation Motion, for purposes of recognizing

Borrowed Money Claims, the names, addresses and Claim amounts of holders of

Borrowed Money Claims must be reflected in the records of the appropriate designated transfer agents specified in the Recordation Motion, and a transferee of a Borrowed Money Claim will not be recognized as the valid holder thereof unless such transfer has been properly noticed to the appropriate designated transfer agent.

     H.   MISCELLANEOUS LITIGATION

          1.  MOUNTAINEER

     On or about May 19, 1994, Mountaineer Gas Company ("Mountaineer") filed in the Bankruptcy Court motions (i) to file a late proof of claim (the "Extension

Motion") and (ii) for relief from the automatic stay to liquidate that Claim

(the "Stay Motion"; and together with the Extension Motion, the "Mountaineer

Motions").  By these Mountaineer Motions, Mountaineer sought to file a proof of claim in connection with a civil action styled, Frank H. Fidler, III and Cheryl

M. Fidler v. Pennzoil Company and Mountaineer Gas Company, Civil Action No. 93C-

244l (the "Asbestos Litigation").  The Asbestos Litigation, filed in the Circuit

Court of Kanawha County, West Virginia on April 3, 1993, asserts that

Mountaineer is the successor corporation to Columbia Gas of West Virginia, Inc.

(a
former wholly-owned subsidiary of Columbia) and is liable for injuries the plaintiff allegedly sustained as a result of his exposure to asbestos while employed by Columbia Gas of West Virginia from about 1968 to 1974.

     Specifically, Mountaineer sought to file a proof of claim for indemnification as a third-party beneficiary under a contract, dated February

23, 1984, between Columbia and Mountaineer's parent company, Allegheny and

Western Energy Corporation, for the purchase and sale of Columbia Gas of West

Virginia (the "Stock Purchase Agreement").  In addition to its request to file its indemnification claim after the Bar Date, Mountaineer sought relief from the automatic stay so that it may file certain third-party claims against Columbia in the Asbestos Litigation and pursue its indemnification rights, if any, under the Stock Purchase Agreement relating to the Asbestos Litigation.

     After a hearing on the Mountaineer Motions on August 16, 1994, the

Bankruptcy Court (i) allowed Mountaineer to file a late proof of claim relating to the Asbestos Litigation and (ii) denied Mountaineer's Stay Motion.  Pursuant to that decision, on or about November 9, 1994, Mountaineer filed a contingent,

unliquidated proof of claim against Columbia based upon Columbia's alleged indemnification obligations under the Stock Purchase Agreement in connection with the Asbestos Litigation.  Columbia intends to file an objection to such

Claim in the near future.

          2.  KUNTZ LITIGATION

     As part of its First Omnibus Objection to Claims, Columbia objected to four duplicate claims filed by Mr. Kuntz in the amount of $100,000 for emotional distress allegedly arising from a gas pipeline explosion in Columbus, Ohio which occurred in 1988.  Columbia objected to all four Claims filed by Mr. Kuntz on the basis that Columbia was not liable to Mr. Kuntz since the pipeline that exploded was owned by Columbia Ohio, a non-debtor subsidiary of Columbia.

     A hearing to consider Columbia's Omnibus Objection was held by the

Bankruptcy Court on May 11, 1993.  Mr. Kuntz failed to appear at the hearing.

Based upon the testimony and other evidence provided by Columbia at the hearing,

the Bankruptcy Court entered an order disallowing the four proofs of claim filed by Mr. Kuntz.

     On May 16, 1993, Mr. Kuntz filed a notice of appeal to the District Court.

In June 1994, the District Court entered a Memorandum and Order affirming the

Bankruptcy Court's order disallowing Mr. Kuntz's Claim.

     On July 18, 1994, Mr. Kuntz filed a notice of appeal of the District

Court's decision to the Third Circuit.  On February 22, 1995, the Third Circuit

entered a judgment order affirming the District Court's decision disallowing Mr.

Kuntz's Claim and awarding costs to Columbia.

VI.  PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS

     A.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

     All Claims and Interests are placed in the Classes set forth below except that, in accordance with section 1123(a)(1) of the Bankruptcy Code,

Administrative Claims and Priority Tax Claims have not been classified.  The treatment of various Claims against and Interests in Columbia are generally described below.  This description is not intended to supersede the Columbia

Plan and, for the precise treatment of Claims and Interests, reference should be made to the Columbia Plan.

     As further described below, the Columbia Plan provides for the payment, on the Effective Date, of substantially all Claims that are then Allowed, in full,

together with post-petition interest calculated in accordance with the Columbia

Plan.

     1.   UNCLASSIFIED CLAIMS

          a.   ADMINISTRATIVE CLAIMS

     Administrative Claims include Claims for costs and expenses of administration of the Reorganization Case Allowed under sections 503, 507(a)(1)

and 507(b) of the Bankruptcy Code. Administrative Claims are unimpaired and consist of the following:

               (i)  PROFESSIONAL CLAIMS

     Professional Claims consist of all Claims for unpaid fees and expenses of attorneys, accountants, and other professional advisors retained pursuant to

Bankruptcy Court order by Columbia, the Columbia Creditors' Committee and the

Columbia

Equityholders' Committee.  Professionals not retained pursuant to Bankruptcy

Court order, including professionals retained by the Indenture Trustee, may also seek payment of fees and expenses if they can show, pursuant to an application made to the Court, that they made a "substantial contribution" to the

Reorganization Case.  A bar date will be set for the filing of such "substantial contribution" applications.  See Section VI.I.2.a, "Bar Dates for Certain

Administrative Claims - Professional Claims".

     Each Holder of an Allowed Professional Claim will be paid in full by

Columbia (unless Columbia and the Holder of such Claim agree to other treatment)

on the later of (i) the Effective Date or (ii) the tenth day after the date on which an order allowing such Professional Claim becomes a Final Order.

     Most Professionals retained in the Reorganization Case are being paid currently 90% of requested fees and 100% of requested expense reimbursements,

which amounts, as well as the remaining 10% of requested fees, are subject to

Bankruptcy Court approval.  Professionals may request that Columbia be required to pay, subject to Bankruptcy Court approval, post-petition interest on the 10%

of requested fees that have been reserved.  Columbia has not determined whether it will consent to pay such post-petition interest and reserves its rights to object to any such requests.  Any Allowed post-petition interest approved by

Final Order will be paid at the same time as the underlying Claim.

     Columbia estimates that the Allowed Professional Claims which are to be paid on or after the Effective date will aggregate approximately $4.8 million,

without regard to any post-petition interest which may be Allowed and paid thereon.

               (ii) POST-PETITION OPERATIONAL CLAIMS

     Post-Petition Operational Claims consist of all Administrative Claims that have arisen in the ordinary course of Columbia's business during the pendency of the Reorganization Case.  Post-Petition Operational Claims include, but are not limited to, Administrative Claims of governmental units for taxes, trade vendor and supplier payment obligations and obligations under contracts and leases.

     Post-Petition Operational Claims that are outstanding as of the Effective

Date will be assumed and paid by Reorganized Columbia as the same come due in the ordinary course.

               (iii)     ASSUMED EXECUTORY CONTRACT CLAIMS

     All of Columbia's executory contracts that have not been expressly assumed or rejected by order of the Bankruptcy Court as of the Confirmation Date and

that are listed on Exhibit E to the Columbia Plan will be assumed or rejected or otherwise dealt with as set forth on such Exhibit.  Among those contracts that

Columbia, subject to Bankruptcy Court approval, will assume is the TAA.  See

Section V.F.4, "Approval of Tax Sharing Procedures".  All executory contracts that have not been expressly rejected will be assumed.

     In accordance with the provisions of the Bankruptcy Code, Columbia is required to cure any defaults arising from or in connection with the pre-

petition executory contracts and unexpired leases.  In the case of Columbia,

most of those contracts relate to Columbia's operations, including financial services, public relations services and other professional services.  Such obligations are denominated as Assumed Executory Contract Claims.

     Assumed Executory Contract Claims that are or become Allowed on or before the Effective Date will be paid in cash on the Effective Date or upon such earlier or later date as may be authorized by the Bankruptcy Court.  Any Assumed

Executory Contract Claim that becomes an Allowed Claim after the Effective Date will be paid in cash within forty-five days after the end of the Calendar

Quarter in which such Claim becomes Allowed.

     Holders of Assumed Executory Contract Claims shall also be entitled to the payment of post-petition interest for the period from the date payment was required to be made under the contract to the date of payment calculated (i)

with respect to any executory contract evidenced by a written agreement that sets forth a non-default interest rate, at the non-default contractual interest rate set forth therein and (ii) in all other cases, at the rate of six (6%) per annum, or as otherwise provided by the Court.  Post-petition interest on such

Claims shall be paid at the same time as payment is made on the underlying

Claim.

     Columbia estimates that Allowed Assumed Executory Contract Claims will aggregate approximately $28.9 million, of which approximately $27.7 million represents amounts payable under the TAA to subsidiaries of Columbia, other than

TCO, and for which Columbia will, under the TAA, be entitled to be reimbursed by

TCO on the Effective Date.

               (iv) U.S. TRUSTEE'S FEE CLAIMS

     Pursuant to 28 U.S.C. Section 1930(a)(6), Columbia, as a Chapter 11 debtor,

is required to pay certain fees to the U.S. Trustee on a quarterly basis during the pendency of the Reorganization Case.  Such fees are based upon quarterly distributions made by Columbia but in no event may such quarterly fees exceed

$5,000.  Throughout the course of the Reorganization Case, Columbia has remitted such quarterly fees to the U.S. Trustee on a timely basis.  Columbia estimates that there will be $5,000 of U.S. Trustee's Fee Claims outstanding on the

Effective Date.  Such Claims will be paid in full in cash on the Effective Date.

               (v)  MISCELLANEOUS ADMINISTRATIVE CLAIMS

     Miscellaneous Administrative Claims consist of all  Administrative Claims other than Professional Claims, Post-Petition Operational Claims, Assumed

Executory Contract Claims and U.S. Trustee's Fee Claims.  Miscellaneous

Administrative Claims include the following:

     Contingent Indemnification Claims of officers, directors,

     employees and agents of Columbia and TCO.  In accordance with its certificate of incorporation, by-laws, other agreements and the laws of the State of Delaware, Columbia is required to indemnify the officers, directors, employees and agents of Columbia and its subsidiaries, including TCO.  Columbia believes that there are no such claims.



     Indemnity Claims arising under the Canada Sale Agreement.  These Claims arise pursuant to the Columbia Canada Sale Agreement in favor of Anderson,

     the purchaser of the stock of Columbia's former wholly-owned oil and gas production company, Columbia Canada. See Section V.F.2, "Sale of Columbia

     Canada."  An initial escrow of Cdn$30 million was established by Columbia as the Kotaneelee Escrow.  The Kotaneelee Escrow must be adjusted or replaced, depending on certain conditions, in accordance with the provisions of the Columbia Canada Sale Agreement.  Columbia intends to replace the Kotaneelee Escrow with a letter of credit for which Columbia estimates that it will incur approximately $470,000 in fees.  If Anderson's

     Claim has been liquidated by the Effective Date, Columbia will pay in cash the full amount of the Allowed Claim.  The Kotaneelee Escrow is subject to reduction depending on the outcome of the underlying Kotaneelee Litigation.



     Indemnity Claims under Columbia's Indemnity Agreements with the Reliance

     Group.  The Reliance Group has issued performance bonds on behalf of

     Columbia pursuant to a
     number of agreements.  See Section V.F.10, "Significant Proceedings in the

     Chapter 11 Case - Surety Bond Agreements".  Indemnity Claims arising under the agreements with the Reliance Group will, if liquidated on the Effective

     Date, be paid on the Effective Date, in full in cash, and, if not so liquidated, be assumed by Reorganized Columbia.



     All remaining Miscellaneous Administrative Claims that are unpaid as of the

Effective Date will be paid on the Effective Date in full in cash or as otherwise agreed to or provided for by Bankruptcy Court order.

     Any Miscellaneous Administrative Claim liquidated prior to the Effective

Date shall be entitled to receive post-petition interest from the date liquidated until payment thereof in cash calculated at the rate of 6% per annum,

or as otherwise provided by the Bankruptcy Court.

          b.   PRIORITY TAX CLAIMS

     Priority Tax Claims consist of all Claims for the payment of taxes entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code and shall include any post-petition interest allowed by the appropriate statute imposing such tax at a rate of interest set forth in such statute, or, if no rate is set forth in such statute, at the rate of 6% per annum, or as otherwise provided by the Bankruptcy Court, provided, however, that the rate of interest to be paid with
respect to the Claim of the IRS will be governed by the provisions of the IRS

Order.  Pursuant to the IRS Order, TCO is obligated to the IRS for approximately

$111.9 million, including $24.6 million of post-petition interest due thereon through December 31, 1995, unless the Bankruptcy Court concludes that TCO is not responsible for post-petition interest.  To the extent that TCO is not obligated to pay post-petition interest or fails to pay all or any portion of the principal amount of the IRS Claim, Columbia will be obligated to make the payment.  See Section IV.C, "Summary of Significant Claims in Columbia Chapter

11 Case and Their Settlements or Proposed Resolutions - The IRS Claims and

Settlement".  Columbia reserves the right to file an amendment to its Schedule of Liabilities to reflect certain state tax Claims as to which no proofs of

Claim have been Filed, at the amount of the liability recognized by Columbia, in order to avoid litigation over the dischargeability of such sums.

     Allowed Priority Tax Claims will be paid in cash on the Effective Date, if then Allowed, or, if thereafter Allowed, within thirty days from the date on which such Claim becomes an Allowed Claim.  However, Allowed Priority Claims that are the subject of the IRS Order will be paid in cash in equal quarterly installments beginning on the date which is three months after the Effective

Date and ending on the last quarterly date which is not later than the sixth anniversary of the date of assessment of such Claims, provided that the first quarterly
installment will be paid in three equal monthly segments beginning on the

Effective Date.  Each monthly or quarterly installment shall be paid together with interest on such installment, at the rate set forth in the IRS Settlement

Agreement, accrued to the date of payment.  Reorganized Columbia may,

nevertheless, pay such IRS Claims in full or in part at any time on and after the Effective Date without premium or penalty.

     Allowed Priority Tax Claims are unimpaired.

     2.   CLASSES OF CLAIMS AND INTEREST

          a.   CLASS 1 - DIP FACILITY CLAIM

     The DIP Facility Claim consists of the Claim, if any, arising under the DIP

Facility.  On the Effective Date, the DIP Facility Claim will be paid in full,

the DIP Facility shall be terminated and any letters of credit outstanding thereunder shall either be terminated or extended pursuant to further agreements with Chemical Bank.  Any Deficiency Claim arising from the DIP Facility will be treated as a "superpriority" administrative expense claim in accordance with section 364(c) of the Bankruptcy Code and the Final Order approving the DIP

Facility.  Columbia estimates that the DIP Facility Claim will total approximately $48,000.

     The Class 1 Claim is unimpaired.

          b.   CLASS 2 - NON-BORROWED MONEY CLAIMS

     Class 2 consists of all Claims which are not treated in any other Class under the Columbia Plan.  These Claims consist primarily of, among other things,

uncashed dividend, interest
and other checks, miscellaneous insurance Claims, proxy and other fees,

intercompany payables, other trade payables and non-bankruptcy related fees of the Indenture Trustee.  Holders of Allowed Class 2 Claims will be entitled to receive post-petition interest calculated at a rate of 6% per annum or as otherwise provided by the Bankruptcy Court.

     On the Effective Date, Columbia will pay to each Holder of an Allowed Class

2 Claim, cash in an amount equal to one hundred percent (100%) of the Allowed amount of such Claim plus any post-petition interest Allowed thereon.

     Columbia estimates that the Allowed Class 2 Claims will aggregate approximately $ 2.5 million.

     Class 2 Claims are unimpaired.

          c.   CLASS 3.1 CLAIMS - BORROWED MONEY CONVENIENCE
               CLAIMS

     Class 3.1 consists of Borrowed Money Claims that, as of the Petition Date,

did not exceed $15,000 and that would be classified in Class 3.2 but for the fact that such Claims did not exceed $15,000 as of such date.  Holders of

Allowed Class 3.1 Claims will be entitled to post-petition interest in an amount to be determined as if such Claims were Class 3.2 Claims.

     On the Effective Date, Allowed Class 3.1 Claims and the post-petition interest due thereon shall be paid in full in cash.  Columbia is unable to estimate the number of Class 3.1 Claims but believes that for a relatively small amount of cash it will be able to satisfy in full a large number of small

Claims.  Columbia believes that all Class 3.1 Claims are based on Debentures.

       Class 3.1 Claims are unimpaired.

          d.   CLASS 3.2 - BORROWED MONEY CLAIMS

     Class 3.2 consists of the following Claims that, as of the Petition Date,

were for an amount in excess of $15,000:

     (i)  DEBENTURE CLAIMS:  All Claims arising under the Debentures.  Each

     Holder of an Allowed Claim arising under a Debenture will be entitled to receive post-petition interest equal to the sum of (i) simple interest on the principal amount of such Debenture outstanding from time to time,

     assuming all sinking fund payments due after the Petition Date had been made as required by the 1961 Indenture, from the Petition Date to the date such Debenture would have matured by its terms in the absence of default,

     at the rate of interest provided for in such Debenture in the absence of default, and (ii) simple interest on the amount of each payment of interest and principal, including each sinking fund payment and the payment of principal due upon maturity, that was required to be made after the

     Petition Date to such maturity date in respect of such Debenture and was not made when due, from the date such payment was required to be made to the Effective Date, at the rate of 8% per annum.  No call premiums shall be paid.

     (ii) $500 MILLION CREDIT AGREEMENT CLAIMS:  All Claims (other than the

     Auction Note Claims) arising under the $500 Million Credit Agreement.  Each

     Holder of an Allowed Claim arising under the $500 Million Credit Agreement will be entitled to receive post-petition interest equal to the sum of (i)

     simple interest on the unpaid principal amount of the obligation giving rise to such Claim, from the Petition Date to the Effective Date, at a rate equal to the six-month LIBOR rate plus 1.25% per annum, and (ii) simple interest on the amount of each payment of interest that was required to be made after the Petition Date in respect of such obligation and was not made when due, from the date such payment was required to be made to the

     Effective Date, at the same rate.  Interest payments will be deemed to have been required at regular six-month intervals from the Petition Date to the

     Effective Date as if there had been no default with the first such payment deemed to have been required on January 31, 1992.  The amount of the $500

     Million Credit Agreement Claims for the purposes of distribution shall be determined after taking into account distribution of the Setoff Funds.  See

     Section VI.F.5, "Setoffs".

     (iii)  $750 MILLION CREDIT AGREEMENT CLAIMS:  All Claims arising under the

     $750 Million Credit Agreement.  Each Holder of an Allowed Claim arising under the $750 Million Credit Agreement will be entitled to receive post-

     petition
     interest equal to the sum of (i) simple interest on the unpaid principal amount of the obligation giving rise to such Claim, from the Petition Date to the Effective Date, at a rate equal to the six-month LIBOR rate plus 2%

     per annum, and (ii) simple interest on the amount of each payment of interest that was required to be made after the Petition Date in respect of such obligation and was not made when due, from the date such payment was required to be made to the Effective Date, at the same rate.  Interest payments will be deemed to have been required at regular six-month intervals from the Petition Date to the Effective Date as if there had been no default with the first such payment deemed to have been required on

     January 31, 1992.  The amount of the $750 Million Credit Agreement Claims for distribution purposes shall be determined after taking into account distribution of the Setoff Funds.  See Section VI.F.5, "Setoffs".

     (iv)  COMMERCIAL PAPER CLAIMS:  All Claims arising under the Commercial

     Paper.  Each Holder of an Allowed Claim arising under Commercial Paper will be entitled to receive post-petition interest equal to the sum of (i)

     simple interest on the unpaid principal of such Commercial Paper from the

     Petition Date to the date such Commercial Paper would have matured by its terms in the absence of default, at the imputed rate of interest provided for in such Commercial Paper in the absence of default, (ii) simple interest on such unpaid principal from such maturity date to the Effective

     Date, at a rate equal to the six-month LIBOR rate plus two percent per annum, and (iii) interest on the amount of each payment of interest that was required to be made after the Petition Date in respect of such

     Commercial Paper and was not made when due, from the date such payment was required to be made to the Effective Date, at the same rate.  Interest payments will be deemed to have been required at regular six-month intervals from the Petition Date to the Effective Date as if there had been no default with the first such payment deemed to have been required on

     January 31, 1992.

     (v)  BID NOTE CLAIMS:  All Claims arising under the Bid Notes.  Each Holder of an Allowed Claim arising under a Bid Note will be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal amount of the Bid Note giving rise to such Claim, from the

     Petition Date to the Effective Date at a rate equal to the six-month LIBOR rate plus two percent per annum, and (ii) simple interest on the amount of each payment of interest that was required to be made after the Petition

     Date in respect of such Bid Note and was not made when due, from the date such payment was required to be made to the Effective Date, at the same rate.  Interest payments will be deemed to have been required at regular six-month intervals from the Petition Date to the Effective

     Date as if there had been no default with the first such payment deemed to have been required on January 31, 1992.

     (vi) AUCTION NOTE CLAIMS:  All Claims arising under the Auction Notes.

     Each Holder of an Allowed Claim arising under an Auction Note will be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal amount of the Auction Note giving rise to such Claim, from the Petition Date to the Effective Date, at a rate equal to the six-month LIBOR rate plus two percent per annum, and (ii) simple interest on the amount of each payment of interest that was required to be made after the Petition Date in respect of such Auction Note and was not made when due, from the date such payment was required to be made to the

     Effective Date, at the same rate.  Interest payments will be deemed to have been required to be made at regular six month intervals from the Petition

     Date to the Effective Date as if there had been no default with the first such payment deemed to have been required on January 31, 1992.

     (vii)  MEDIUM TERM NOTE CLAIMS:  All Claims arising under the Medium Term

     Notes.  Each Holder of an Allowed Claim arising under a Medium Term Note will be entitled to receive post-petition interest equal to the sum of (i)

     simple interest on the unpaid principal amount of such Medium Term Note,

     from the Petition Date through the date such Medium Term Note would have matured by its terms in
     the absence of default, at the rate of interest provided for in such Medium

     Term Note in the absence of default, and (ii) simple interest on the amount of each payment of interest and principal, including the payment of principal due upon maturity, that was required to be made after the

     Petition Date to such maturity date in respect of such Medium Term Note and was not made when due, from the date such payment was required to be made to the Effective Date, at the rate of 8% per annum.

     (viii)  LESOP CLAIMS:  All Claims arising under the LESOP Guaranty.  Each holder of an Allowed Claim arising under the LESOP Guaranty shall be entitled to receive post-petition interest equal to the sum of (i) simple interest on the unpaid principal amount of the LESOP Debentures, assuming all sinking fund payments due after the Petition Date had been made as required by the LESOP Debentures, from the Petition Date to the date such underlying obligation would have matured by its terms in the absence of default, and (ii) simple interest on the amount of each payment of interest and principal, including each sinking fund payment and the payment of principal due upon maturity, that was required to be made after the

     Petition Date to such maturity date in respect of such underlying obligation and was not made when due, from the date such payment was required to be made to the Effective Date, at the rate of 8% per annum.  On the Effective Date, the LESOP
     will be terminated and the shares of Columbia Common Stock held by the

     LESOP Trustee will be purchased by Columbia for a price equal to the last available closing price for such shares.  The cash proceeds realized by the

     LESOP Trustee from such sale will be distributed to the Holders of Allowed

     LESOP Claims in reduction of the amounts distributable to them under the

     Columbia Plan.  See Section VI.H.4, "Plan Treatment of Claims and Summary

     of Other Plan Provisions - Corporate Governance, Directors, Officers -

     LESOP".

     (ix)  RATE SWAP CLAIMS:  All Claims arising under the Rate Swap Agreement.

     Each holder of an Allowed Claim arising under the Rate Swap Agreement shall be entitled to receive post-petition interest on the Termination Payment required to be made in respect of the obligation given rise to such Claim,

     from July 31, 1991 to the Effective Date at the federal funds rate plus 1%

     per annum, repriced and compounded daily.

     Each Allowed Class 3.2 Claim shall be paid in full, together with post-

petition interest calculated as set forth above, by the delivery to the Holder thereof of its Pro Rata Share of (i) the Cash Consideration, if any, (ii) the

aggregate principal amount of each Series of New Indenture Securities, (iii)

shares of New Preferred Stock having an aggregate Liquidation Value of $200 million and (iv) shares of DECS having an aggregate Liquidation Value of $200 million, subject,
however, to the payment by Columbia of cash in lieu of fractional shares and lots of New Preferred Stock and DECS of fewer than 100 shares and for the rounding of New Indenture Securities entitlements to integral multiples of

$1,000.  See Section VI.F.2.e, "Cash in Lieu of Fractional Shares and Odd Lots;

Rounding of New Indenture Securities".

     The amount of Cash Consideration will be determined by Columbia prior to the Effective Date taking into account the cash that Columbia projects will be available to it on the Effective Date, the cash Columbia estimates will be required post-Effective Date for its and its subsidiaries' working capital and liquidity needs, and the cash Columbia estimates will be required by it to fulfill its obligations under the Columbia Omnibus Settlement.  Once the amount of Cash Consideration, if any, is determined, and after taking into account distributions represented by shares of New Preferred Stock and shares of DECS,

the balance of the distribution owed to Holders of Allowed Class 3.2 Claims shall be in the form of New Indenture Securities divided among the respective

Series thereof substantially equally, with no Series having an aggregate principal amount which is less than 70% of the aggregate principal amount of any other Series.  See Section X.D, "Reorganized Columbia - Pricing of Securities",

for a discussion of the basis for pricing of the New Indenture Securities, New

Preferred Stock and DECS.

     Holders of Allowed Class 3.2 Claims shall have the option, to be exercised pursuant to the ballot cast in connection with solicitations of acceptances of the Columbia Plan, to request Reorganized Columbia to repurchase the shares of

New Preferred Stock and DECS which such Holders will receive on the Effective

Date. If the aggregate Liquidation Value of the shares of New Preferred Stock and DECS received by those opting for the Take-Out Election is at least $200 million, Reorganized Columbia will endeavor in good faith to complete, within,

180 days after the Effective Date, a public offering of Columbia securities at an aggregate public offering price equal to, when added to other funds that

Columbia, at its option, decides to apply to the repurchase of the New Preferred

Stock and DECS received by the Take-Out Electors, the Liquidation Value of the

such DECS and New Preferred Stock.  If the public offering is completed within the 180 day period, Reorganized Columbia, concurrently with the closing of the public offering and in any event on the date that the securities sold thereunder are issued, will purchase the shares of DECS and New Preferred Stock issued to the Take-Out Electors at an aggregate purchase price equal to the Liquidation

Value of such shares of DECS and New Preferred Stock less underwriting commissions and discounts incurred by Reorganized Columbia in connection with the public offering plus accrued and unpaid dividends, if any, on such DECS and

New Preferred Stock.

     If the public offering is not completed within 180 days after the Effective

Date, Reorganized Columbia shall have no obligation to repurchase the New Preferred Stock and DECS issued to the Take-Out

Electors, but Reorganized Columbia may, at its option, repurchase such securities using other available funds, in which event the Repurchase Price shall equal the Liquidation Value of the shares so purchased plus the accrued and unpaid dividends, if any, on such DECS and New Preferred Stock.

     Columbia estimates that Allowed Class 3.1 Claims and Allowed Class 3.2

Claims will aggregate approximately $2.4 billion and, as of the Effective Date,

Holders of such Claims shall be entitled to post-petition interest of approximately $994 million.  The estimated amounts of each category of such

Allowed Claims are as follows:

                    Estimated Claim Amounts
                    -----------------------
                         (in millions)

                       Pre-        Post-
                       Petition    Petition
Basis of Claim         Claim       Interest      Total
- --------------         --------    --------      -----
Debentures             $ 926.7     $ 427.0        $1353.7

$500 Million
Credit Agreement         101.0        31.5          132.5

$750 Million
Credit Agreement         404.5       138.2          542.7

Commercial Paper         268.0        89.5          357.5

Bid Notes                 76.6        26.3          102.9

Auction Notes             45.4        15.6           61.0

Medium Term              471.3       225.7          697.0
Notes

LESOP Guaranty            87.0        39.3          126.3

Rate Swap Claims           3.2         0.8            4.0
                       ----------- -----------   --------
     TOTAL:            $2383.7     $ 993.9        $3377.6


     The amounts to be distributed to Holders of Debenture Claims and Medium

Term Note Claims in accordance with the Columbia Plan may be diminished by the legal and other fees and expenses sought by the Indenture Trustee for bankruptcy-related services.  The Indenture Trustee has advised Columbia that it will seek payment of such fees through an application to be made pursuant to section 503(b) of the Bankruptcy Code which, if approved, will cause such fees to be treated as an Administrative Claim and result in no diminution in distributions to Holders of Debenture Claims and Medium Term Note Claims.

However, if such application is denied, the Indenture Trustee has advised

Columbia that it will exercise its lien rights under Section 10.01 of the 1961

Indenture and have an amount equal to its fees and expenses withheld from distributions to be made to Holders of Debenture Claims and Medium Term Note

Claims.  The Indenture Trustee has advised Columbia that it estimates that its fees and expenses total approximately $500,000.

     Class 3.2 Claims are impaired.

     e.   CLASS 4 - SECURITIES ACTION CLAIMS

     Class 4 consists of all Securities Action Claims the Holders of which have complied with the Supplemental Bar Date Order.  Columbia intends to seek entry of the Supplemental Bar Date Order to require each Holder of a Securities Action

Claim or a like claim that has asserted indemnification Claims against Columbia to file a proof of Claim which will provide certain information to determine the amount and validity of the Claim. A Holder of a

Securities Action Claim will have to file a proof of Claim by the Supplemental

Bar Date established by the Supplemental Bar Date Order or otherwise be forever barred from asserting any Securities Action Claim against Columbia or

Reorganized Columbia.

     Pursuant to the Plan, Holders of Class 4 Claims will have the option to accept the Offer of Settlement, which contains the following elements:

          1. Columbia and various non-debtors shall contribute up to an aggregate of $18 million, subject to change as described below, as the Settlement Amount;

          2. Only Holders of Columbia debt and equity securities purchased between the dates indicated below who either continued to hold such debt and equity securities as of March 31, 1991 or sold them during the period from March 31, 1991 through June 18, 1991 may receive distributions as Holders of Class 4 Claims;

          3. Holders of Class 4 Claims whose Claims are based on ownership of shares of Columbia Common Stock shall be entitled to receive: (i) between $.50 and $1.00 for each share purchased on or after March 1, 1990 but not later than September 30, 1990 or on and after May 15, 1991 but not later than June 18, 1991 and held until at least June 19, 1991; (ii) between $1.50 and $3.00 for each share purchased on or after October 1, 1990 but not later than May 14, 1991 and held until at least June 19, 1991; and (iii) between $.10 and $.20 for each share purchased on or after March 1, 1990 and sold on or after March 31, 1991 but not later than June 18, 1991;

          4. Holders of Class 4 Claims whose Claims are based on ownership of debt securities of Columbia shall be entitled to receive (i) between $.50 and $1.00 for each $100 principal amount of debt purchased on or after March 1, 1990 but not later than September 30, 1990 or on and after May 15, 1991 but not later than June 18, 1991 and held until at least June 19, 1991; (ii) between $1.50 and $3.00 for each $100 principal amount of debt purchased on or after October 1, 1990 but not later than May 14, 1991 and held until at least June 19, 1991; and (iii) between $.10 and $.20 for each $100 principal amount of debt purchased on or after March 1, 1990 and sold on or after March 31, 1991 but not later than June 18, 1991; and

          5. In consideration of the payments to be received pursuant to the Offer of Settlement, all Holders of Class 4 Claims receiving such distributions will release all claims such Holders may have against any of the Contributors and any other defendants in the Securities Action.

          The Settlement Amount to be actually paid to Holders of Class 4 Claims pursuant to the Offer of Settlement will be determined following the

Supplemental Bar Date but prior to the approval of the Disclosure Statement by the Bankruptcy Court.  Such Settlement Amount will be a function of the Maximum

Proof of Claim Amount.  If the Maximum Proof of Claim Amount is equal to or less than $18 million, then each Qualifying Class 4 Claimant shall receive its pro rata share of the Maximum Offer Amount.  If the Maximum Proof of Claim Amount is

between $18 million and $36 million, the Settlement Amount will remain at $18 million but the amounts to be paid to each Qualifying Class 4 Claimant will be reduced from the maximum amount offered to the minimum amount offered in proportion to the amount by which the Maximum Proof of Claim Amount exceeds $18 million and is less than $36 million.

     If the Maximum Proof of Claim Amount exceeds $18 million, then the

Contributors may increase the Settlement Amount to the extent necessary to permit each Qualifying Class 4 Claimant to receive the minimum settlement amount to which it is entitled pursuant to the Offer of

Settlement, provided that payment of such increased amount may, at Reorganized

Columbia's option, be either in the form of cash, shares of Columbia Common

Stock, other debt or equity securities of Reorganized Columbia, or any combination of the foregoing.  Alternatively, Columbia may withdraw the Offer of

Settlement in which case all Class 4 Claims shall be reclassified and treated as

Class 7 Claims.

     Columbia may also choose to withdraw the Offer of Settlement and have all

Class 4 Claims reclassified and treated as Class 7 Claims if Qualifying Class 4

Claimants holding Claims representing more than 25% of the Maximum Settlement

Amount reject the Offer of Settlement by failing to vote for the Columbia Plan.

Columbia further has the option, in such a situation, to withdraw the Columbia

Plan from consideration.

     All Holders of Class 4 Claims voting against the Plan shall have their

Claims reclassified to, and treated as, Class 7 Claims.

     Columbia intends to amend the Plan and Disclosure Statement following the

Supplemental Bar Date but prior to the approval of the Disclosure Statement by the Bankruptcy Court to reflect the specific amounts to be distributed to

Qualifying Class 4 Claimants.

     Class 4 Claims are deemed impaired.

          f.   CLASS 5 CLAIMS - INTERCOMPANY CLAIMS

     Class 5 consists of the Intercompany Claims.  On the Effective Date,

pursuant to the Columbia Omnibus Settlement, the Intercompany Claims shall be settled and discharged in full.

     Class 5 is unimpaired.

          g.   CLASS 6 - ASSUMED CLAIMS

               (i) CLASS 6.1 - INDEMNITY CLAIMS

     Class 6.1 consists of the pre-petition claims of the officers, directors,

employees and agents of Columbia, TCO or Columbia's other subsidiaries, to the extent insurance proceeds from Columbia's D&O Insurance are inadequate or unavailable to satisfy such claims, arising from liabilities assessed against such officers, directors employees and agents for which Columbia has an indemnity obligation under Delaware state law, the terms of Columbia's certificate of incorporation or otherwise.

     Each Class 6.1 Claim shall be paid in full in cash (i) if Allowed on the

Effective Date, on the Effective Date, and (ii) if not then Allowed, in the ordinary course by Reorganized Columbia after such Claim is Allowed.

     Columbia estimates that, as of the Effective Date, it shall not be required to make any payments in respect of Allowed Class 6.1 Claims.

     Class 6.1 Claims are unimpaired.

          (ii) CLASS 6.2 - PBGC GUARANTEE CLAIMS

     Class 6.2 consists of Columbia's secondary obligations to the PBGC for contributions to the pension fund of Columbia's subsidiaries.

     Under the Columbia Plan, Columbia's secondary obligations to the PBGC for contributions to the pension fund of Columbia's subsidiaries shall be unaffected.  Columbia estimates that such secondary obligations aggregate $150 million, but Columbia believes that, as of the Effective Date, no payments in respect of the Allowed Class 6.2 Claim will be required.

     The Class 6.2 Claim is unimpaired.

          (iii) CLASS 6.3 - SHAWMUT GUARANTEE CLAIM

     Class 6.3 consists of Columbia's guarantee to Shawmut Bank, N.A. of certain of the lease obligations with respect to the Columbus, Ohio headquarters of its subsidiary, Columbia Gas of Ohio, Inc.

     Under the Columbia Plan, Columbia's secondary obligations to Shawmut Bank,

N.A. shall be unaffected.  Columbia believes that, as of the Effective Date, no payments in respect of the Allowed Class 6.3 Claim will be required.

     The Class 6.3 Claim is unimpaired.

          h.   CLASS 7 - NON-SETTLING SECURITIES ACTION CLAIMS

     Class 7 consists of all Claims classified in Class 4 as of the Plan Mailing

Date, the Holders of which do not vote for the Plan.  This includes all

Complying Class 4 Claimants that are not Qualifying Class 4 Claimants.

     All Class 7 Claims will be assumed by Columbia on the Effective Date.  Each

Holder of a Class 7 Claim shall be entitled to pursue its Claim and shall be paid within forty-five days after the end of the Calendar Quarter in which such

Claim becomes Allowed.

     Class 7 Claims are unimpaired.

          i.   CLASS 8 - INTERESTS IN COLUMBIA COMMON STOCK

     Class 8 consists of all Interests of the Stockholders in Columbia Common

Stock.

     The Columbia Equityholders' Committee believes that Class 8 Interests may be affected by the Columbia Plan as a result of the issuance of DECS (to the extent not repurchased from the Take-Out Electors) and possibly of additional shares of Columbia Common Stock, and that the Class is impaired.

      The Class 8 Interests shall be deemed impaired under, and shall be entitled to vote on, the Columbia Plan.

     b.   TRANSACTIONS ON THE EFFECTIVE DATE

     The following transfers and transactions shall take place on the Effective

Date:

     1.   Reorganized Columbia shall take or cause to be taken all actions which are necessary or appropriate to effect:

     (a)  filing with the Secretary of State of the State of Delaware a revised certificate of incorporation substantially in the form of Exhibit A attached to the Columbia Plan and the Designation Certificates with respect to the New Preferred Stock and DECS in the form attached as Exhibits C and

     D to the Columbia Plan.

     (b)  issuance of the New Preferred Stock and DECS.

     (c)  issuance of the New Indenture Securities.

     2.   Reorganized Columbia shall enter into the New Indenture.

     3.   Reorganized Columbia shall enter into one or more Disbursing Agent

Agreements.

     4.   Unless Columbia shall waive the condition to the Effective Date with respect thereto, Reorganized Columbia shall enter into the Working Capital

Facility and the Term Loan Facility.

     5.   Reorganized Columbia shall make all cash payments required to be made under the Columbia Plan on the Effective Date to Holders of Allowed Claims other than Class 3.1 and Class 3.2.

     6.   Reorganized Columbia shall deliver to the appropriate Disbursing Agent or Disbursing Agents all consideration required to be paid to Holders of Allowed

Class 3.1 and 3.2 Claims on the Effective Date.

     7.   The Disbursing Agent or Disbursing Agents shall make all distributions required to be made pursuant to the Columbia Plan to Holders of Allowed Class

3.1 and 3.2 Claims subject to the receipt of the Surrender Instruments or compliance by such Holders with the requirements of the Columbia Plan related thereto and further subject to the lien of the Indenture Trustee.

     8.   The Setoff Funds (exclusive of any interest earned and accrued thereon) shall be distributed in accordance with the terms of the Setoff Order and the interest earned and accrued on the Setoff Funds shall be distributed to

Reorganized Columbia.

     9.   Unless Columbia withdraws the Offer of Settlement as permitted by the

Columbia Plan, the Settlement Amount shall be distributed to the Qualifying

Class 4 Claimants in accordance with the terms of its Offer of Settlement.

     10.  Reorganized Columbia shall adjust or replace the Kotaneelee Escrow in accordance with the provisions of the Columbia Canada Sale Agreement.

     11.  The Stipulation of Dismissal With Prejudice shall have been filed with the United States District Court for the District of Delaware.

     12.  The LESOP shall be terminated and Columbia shall purchase from the

LESOP Trustee the Columbia Common Stock held by it.

     13.  Reorganized Columbia shall take any and all further actions necessary or appropriate to effectuate the Columbia Plan.

     C.   NEW INDENTURE AND NEW INDENTURE SECURITIES

     Holders of Allowed Class 3.2 Claims shall receive, as part of the payment on their Claims, New Indenture Securities issued pursuant to the New Indenture.

The terms and conditions of the

New Indenture are described in Section X.F.2, "Indenture Securities".

     D.   NEW PREFERRED STOCK AND DECS

     Holders of Allowed Class 3.2 Claims shall also receive, as part of the payment on their Claims, shares of New Preferred Stock and DECS (subject to their right to elect the Take-Out Election).  The terms and conditions of the

New Preferred Stock and DECS are described in, respectively, Section X.E.5,

"Securities To Be Issued Pursuant To The Plan - New Preferred Stock", and

Section X.E.3, "Securities to be Issued Pursuant to the Plan - Equity DECS

(Dividend Enhanced Convertible Stock(TM).)".

     E.   REORGANIZED COLUMBIA OR THIRD PARTY AS DISBURSING AGENT FOR
          CLAIMS

     The Columbia Plan allows Reorganized Columbia or one or more third-parties,

as Reorganized Columbia may in its sole discretion employ, to act as Disbursing

Agent.  The Disbursing Agent shall make all distributions required to be made in respect of Allowed Class 3.1 and Class 3.2 Claims.  Columbia intends to act as

Disbursing Agent for all remaining Classes of Claims.

     F.   DELIVERY OF DISTRIBUTIONS; UNCLAIMED DISTRIBUTIONS

          1. DELIVERY OF DISTRIBUTIONS ON UNCLASSIFIED CLAIMS AND CLAIMS IN CLASSES 1, 2, 4 AND 6

     Distributions to each Holder of an Allowed Unclassified Claim, Class 1

Claim, Class 2 Claim, Class 4 Claim and Class 6 Claim shall be made (i) at the address set forth on the proof of Claim or amendment thereto Filed by such

Holder, (ii) in lieu of
the address set forth in clause (i), at the address set forth in any written notice of address change received by the Disbursing Agent after the Effective

Date, or (iii) at the address of such Holder reflected in the Schedule of

Liabilities if no proof of Claim has been Filed and the relevant Disbursing

Agent has not received a written notice of a change of address.

          2.   DELIVERY OF DISTRIBUTIONS TO HOLDERS OF CLASSES 3.1 AND 3.2
               CLAIMS

               a.   RECORD DATE

     Distributions to Holders of Allowed Class 3.1 and 3.2 Claims will be made by the Disbursing Agent at the direction of Reorganized Columbia.  The

Disbursing Agent shall make the distributions at the address maintained by the designated transfer agents in accordance with the Recordation Order.

     In order to have distributions made in an orderly fashion, on the Record

Date the transfer ledgers or registers and any other records determining ownership maintained by the designated transfer agents in accordance with the

Recordation Order will be closed, and for distribution purposes, there shall be no further changes in the record Holders of any of the Borrowed Money

Instruments and the Borrowed Money Claim arising therefrom or in connection therewith.

               b.   SURRENDER OF INSTRUMENTS

     Holders of the following Surrender Instruments must surrender them to the entity indicated below in order to receive a distribution under the Columbia

Plan:

                                        Entity to Which
     Surrender Instrument                 Surrendered
     --------------------               ---------------

     Auction Notes                      Columbia

     Bid Notes                          Columbia

     Debentures                         Indenture Trustee

     Notes issued pursuant              Bank Agent
     to the $500 Million Credit
     Agreement (other than
     the Auction Notes)

     Notes issued pursuant to           Bank Agent
     the $750 Million Credit
     Agreement

Following the Confirmation Date but prior to the Effective Date, Holders of

Surrender Instruments will receive detailed instructions concerning the time,

place and method of such surrenders.

     To the extent that a Holder is not the holder of record of a relevant

Surrender Instrument, such Holder must deliver to the specified entity to which such Surrender Instrument must be surrendered, together with the relevant

Surrender Instrument, documents reasonably satisfactory to Columbia evidencing succession of title from the record holder thereof.  In the event that any

Surrender Instrument which must be surrendered has been lost, destroyed, stolen or mutilated, the Holder thereof may instead execute and deliver an affidavit of loss and indemnity with respect thereto in form that is customarily utilized for such purposes and that is reasonably satisfactory to Columbia, together with, if

Columbia so requests, a bond in
form and substance (including, without limitation, amount) reasonably satisfactory to Columbia.

     Holders of Borrowed Money Claims not evidenced by Surrender Instruments need not surrender any instruments.

               c.   CANCELLATION

     All Surrender Instruments shall be canceled and, as of the Effective Date,

all Borrowed Money Instruments, the $500 Million Credit Agreement, the $750

Million Credit Agreement, the 1961 Indenture, the Rate Swap Agreement, the

Commercial Paper Master Note representing the Commercial Paper, and any other instrument or document evidencing any Claims in Class 3.1 or Class 3.2 shall be terminated, null and void and of no further force and effect.

               d. DISTRIBUTIONS OF CASH, NEW INDENTURE SECURITIES, NEW PREFERRED STOCK AND DECS

     On the Effective Date, Reorganized Columbia shall deliver to the Disbursing

Agent (i) the Cash Consideration, if any, (ii) the cash required to pay Allowed

Class 3.1 Claims, (iii) the cash necessary to make payments required with respect to fractional shares, odd lots and the issuance of New Indenture

Securities in integral multiples $1,000, (iv) one duly issued and authenticated

New Indenture Security for each Series intended to be issued under the Columbia

Plan, payable to the Disbursing Agent, (v) one duly issued certificate,

registered in
the name of the Disbursing Agent, for the number of shares of DECS to be issued under the Columbia Plan to Holders of Class 3.2 Claims,  and (vi) one duly issued certificate, registered in the name of the Disbursing Agent, for the number of shares of New Preferred Stock to be issued under the Columbia Plan to

Holders of Class 3.2 Claims.  On the Effective Date, or from time to time thereafter upon compliance with the provisions requiring the surrender of the

Surrender Instruments, the Disbursing Agent shall make all the appropriate distributions in respect of Allowed Class 3.1 Claims and Allowed Class 3.2

Claims.

     With respect to the Holders of Debentures and Medium Term Notes to which the applicable Disbursing Agent has assumed responsibility for making distributions, any New Indenture Securities, New Preferred Stock and DECS held by such Disbursing Agent for distribution to such Holders may, to the extent the

Indenture Trustee for such Holders continues to have a valid lien on such distributions for unpaid fees and expenses or other charges incurred by such

Indenture Trustee, not be distributed to such Holders until the unpaid fees and expenses or other charges of the Indenture Trustee have been satisfied.

     The DECS and New Preferred Stock delivered to the Disbursing Agent on behalf of the Take-Out Electors shall be held by the Disbursing Agent and (i) if the Take-Out Offering which may be undertaken by Reorganized Columbia is successfully completed, the Disbursing Agent shall transfer and deliver the certificates representing such DECS and New Preferred Stock to Reorganized

Columbia, Reorganized Columbia shall deliver the cash representing the aggregate

Repurchase Price to the

Disbursing Agent and the Disbursing Agent shall distribute such cash to the

Take-Out Electors entitled thereto or (ii) if such public offering is not successfully completed, and Reorganized Columbia does not exercise its right to repurchase such DECS and New Preferred Stock using other cash sources, the

Disbursing Agent shall deliver such DECS and New Preferred Stock to the Take-Out

Electors entitled thereto.

               e. CASH IN LIEU OF FRACTIONAL SHARES AND ODD LOTS; ROUNDING OF NEW INDENTURE SECURITIES

     No fractional shares of New Preferred Stock or DECS shall be issued under the Columbia Plan.  In lieu thereof, Reorganized Columbia will pay to any Person entitled to receive any such fractional share cash in an amount equal to the

Liquidation Value of such fractional share as of the Effective Date.

     Reorganized Columbia shall not issue to any Holder of an Allowed Class 3.2

Claim fewer than 100 shares of either New Preferred Stock or DECS.  In lieu thereof, Reorganized Columbia will pay to the Person entitled to receive such shares, cash in an amount equal to the Liquidation Value on the Effective Date of such shares.

     New Indenture Securities shall be issued solely in denominations of $1,000 or integral multiples thereof.  Any Holder of an Allowed Class 3.2 Claim that,

but for such provision, would be entitled to receive a principal amount of any

Series of New Indenture Securities of less than $1,000 or not constituting an integral multiple of $1,000 shall, in lieu thereof, be paid cash (i) in an amount equal to the principal
amount of such New Indenture Securities, in the former case, or (ii) in an amount equal to the excess of the principal amount of such New Indenture

Securities over the next lowest number that is $1,000 or an integral multiple of

$1,000, in the latter case.

     3.   UNCLAIMED DISTRIBUTIONS

     An Unclaimed Distribution shall be (A) any distribution made to the Holder of an Allowed Claim pursuant to the Columbia Plan including, in the case of any check or other instrument, the proceeds thereof, that (i) is returned to

Reorganized Columbia or the applicable Disbursing Agent as undeliverable or because delivery thereof is not accepted, or (ii) in the case of a distribution made in the form of a check, is not presented for payment within six months after it is sent to the payee thereof and (B) any distribution to be made to the

Holders of an Allowed Claim pursuant to the Columbia Plan in respect of a

Surrender Instrument if such Surrender Instrument is not surrendered to the appropriate Person or the provisions of the Columbia Plan with respect to the surrender thereof are not otherwise complied with within six months after the

Effective Date.

     Any Unclaimed Distribution in the form of cash shall, until such time as such Unclaimed Distribution becomes deliverable, be paid over by the Disbursing

Agent to Reorganized Columbia, which shall hold such cash and may commingle it with its other funds.  Unclaimed Distributions in the form of New Indenture

Securities, New Preferred Stock or DECS shall be held by the Disbursing Agent.

Reorganized Columbia shall pay and the Disbursing Agent shall receive and hold any interest and dividends to be paid by Reorganized

Columbia on behalf of any Unclaimed Distributions in the form of New Indenture

Securities, New Preferred Stock or DECS.

     Any Holder of an Allowed Claim that does not claim an Unclaimed

Distribution within five years after the Confirmation Date shall not participate in any further distributions under the Plan and shall be forever barred from asserting any such Claim against Reorganized Columbia or its property.  At the end of such five year period, the Unclaimed Distributions consisting of New

Indenture Securities, New Preferred Stock, DECS and any dividends, interest and other property received in exchange for or in respect of such New Indenture

Securities, New Preferred Stock or DECS shall be delivered by the Disbursing

Agent to Reorganized Columbia which shall retain the same as its property, free of any restrictions, and may cancel any such New Indenture Securities, New

Preferred Stock or DECS.  Any cash held by the Disbursing Agent in respect of such Claims shall be delivered by said Disbursing Agent to Reorganized Columbia and any such cash previously delivered to and being held by Reorganized Columbia shall be the property of Reorganized Columbia, free of any restrictions.

Nothing contained in the Columbia Plan shall require any Disbursing Agent or

Reorganized Columbia to attempt to locate any Holder of an Allowed Claim other than by reviewing its own or Reorganized Columbia's records or the records maintained in accordance with the Recordation Order.

     The states' abandoned property laws are preempted when they are in conflict with federal bankruptcy law.  Section 347(b) of the Bankruptcy Code provides that "any security, money or other property remaining unclaimed at the expiration of the time allowed in a case under Chapter 9, 11 or 12 of this title for the presentation of a security or the performance of any other act as a plan confirmed under section 943(b), 1129, 1173, or 1225 of this title, as the case may be, becomes the property of the debtor or the entity acquiring the assets of the debtor under the plan, as the case may be."  Accordingly, all Unclaimed

Distributions shall become property of Reorganized Columbia.

     4.   MEANS OF CASH PAYMENTS

     Cash payments made pursuant to the Columbia Plan shall be in United States dollars by check drawn on a domestic bank selected by the Disbursing Agent making such payment, or, at the option of such Disbursing Agent, by wire transfer from a domestic bank; provided, however, that cash payments to foreign creditors, if any, may be made, at the option of such Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.  All foreign currency costs and wire transfer costs incurred in making distributions to any Holder of a Claim pursuant to the Columbia Plan shall be for the account of such Holder.

     5.   SETOFFS

     Reorganized Columbia may setoff against any Allowed Claim and the distributions to be made pursuant to the Columbia Plan on account of such Claim,

the claims, rights and causes of action of any nature that Columbia or

Reorganized Columbia may hold against the Holder of such Allowed Claim;

provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim under the Columbia Plan shall constitute a waiver or release by Columbia or Reorganized Columbia of any such claim, right or cause of action that Columbia or Reorganized Columbia may possess against such Holder.

     Pursuant to the Setoff Order, Morgan Guaranty Trust Company of New York

currently holds the Setoff Funds which, as of the Effective Date, Columbia estimates will total approximately $2.8 million.  On the Effective Date, the

Morgan Guaranty Trust Company of New York shall deliver the Setoff Funds

(exclusive of interest earned and accrued thereon) to the Disbursing Agent which shall distribute them to Holders of Allowed Class 3.1 Claims and Allowed Class

3.2 Claims that arise by virtue of the $500 Million Credit Agreement (other than

Auction Notes) and the $750 Million Credit Agreement in partial satisfaction of their Claims.  The remaining amount of the Claims arising from the $500 Million

Credit Agreement and the $750 Million Credit Agreement, after taking into account such distribution, shall be treated as a Class 3.2 Claim or, if the amount of such Claim as
of the Petition Date as so reduced is not greater than $15,000, as a Class 3.1

Claim.  In accordance with the provisions of the Setoff Order, interest earned and accrued on the Setoff Funds shall be distributed by Morgan Guaranty Trust

Company of New York to Columbia on the Effective Date.

     6. CONTINUATION OF CERTAIN RETIREMENT, WORKERS' COMPENSATION AND LONG-TERM DISABILITY BENEFITS

     All employee and retiree benefit plans or programs in existence as of the

Petition Date (other than the LESOP) shall continue after the Effective Date.

     G. CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED COLUMBIA

     Columbia shall continue to exist after the Effective Date as Reorganized

Columbia, a Delaware corporation, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware state law, subject to the terms and provisions of the Columbia Plan and the Confirmation Order.

Except as otherwise provided in the Columbia Plan, on or after the Effective

Date, all property of the Columbia Estate, and any property acquired by Columbia or Reorganized Columbia under any provisions of the Columbia Plan, shall vest in

Reorganized Columbia, free and clear of all Claims, liens, charges and other encumbrances.  On and after the Effective Date, Reorganized Columbia may operate its business and may use, acquire and dispose of property and compromise or settle any claims against it without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or

Bankruptcy Rules, other than those restrictions expressly imposed by the

Columbia Plan and the Confirmation Order.  Reorganized Columbia may pay the

charges that it incurs on or after the Effective Date for professional fees,

disbursements, expenses or related support services without application to the

Bankruptcy Court.

     H.   CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS

          1.   CERTIFICATE OF INCORPORATION

     Upon the Effective Date, the certificate of incorporation of Reorganized

Columbia shall be amended and restated entirely to, among other things, provide for the issuance of the New Preferred Stock and DECS and prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the

Bankruptcy Code.  See Exhibit A to the Columbia Plan for a copy of the proposed amended and restated certificate of incorporation.  After the Effective Date,

Reorganized Columbia may amend its certificate of incorporation or by-laws as permitted by the Delaware General Corporation Law.

          2.   DIRECTORS AND OFFICERS OF REORGANIZED COLUMBIA

     Those persons serving as the directors and officers of Columbia as of the date hereof will, subject to changes in the ordinary course of business and except as discussed in Section X.G.2.b, "Reorganized Columbia Gas - Changes in

Senior Management".

          3.   CORPORATE ACTION

     Upon the Effective Date, adoption by Reorganized Columbia of an amended and restated certificate of incorporation and other matters contemplated by or provided for under the Columbia Plan involving the corporate structure of

Columbia or Reorganized Columbia or corporate action to be taken by or required of either Columbia or Reorganized Columbia shall be deemed to have occurred and be effective and upon the filing of the amended and restated certificate of incorporation as required by Delaware law, all actions required or contemplated in order to consummate the Columbia Plan shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of Columbia or Reorganized Columbia.

          4.   LESOP

     On the Effective Date, the LESOP shall be terminated and Columbia, in accordance with the terms of the LESOP Trust, shall purchase the shares of

Columbia Common Stock held by the LESOP Trustee thereunder for cash at the most recently available closing price for such shares.  Such cash purchase price shall be delivered by Columbia to the LESOP Indenture Trustee, which shall distribute such purchase price pro rata to the holders of the LESOP Debentures.

Such cash purchase price shall be applied, first, to any post-petition interest due on the Claims arising under the LESOP Guaranty and, thereafter, to the

Allowed amount of such Claims. The remaining amount of the Claims arising from the LESOP Guaranty, after taking into account such distribution,

shall be treated as a Class 3.2 Claim or, if the amount of such Claim as of the

Petition Date as so reduced is not greater than $15,000, as a Class 3.1 Claim.

          5.   WAIVERS, RELEASES AND ABANDONMENT OF CLAIMS

     The claims alleged in the Derivative Action are assets of the Estate.

Columbia's board of directors has appointed a Special Litigation Committee of the Board to determine whether the Derivative Action should be dismissed.  Once the Special Litigation Committee has completed its investigation and submitted its determinations, which determinations shall be binding on the board, the

Columbia Plan and the Columbia Disclosure Statement shall be amended to describe such determinations and proposed treatment of the Derivative Action.

     I.   BAR DATES

          1.   BAR DATE FOR OBJECTIONS TO NON-ADMINISTRATIVE CLAIMS

     Any non-Administrative Claim which was not Filed at least thirty days prior to the date of the hearing on the Disclosure Statement may be objected to by

Columbia, Reorganized Columbia, the Columbia Creditors' Committee or the

Columbia Equityholders' Committee.  Any such objections must be made by the later of (i) the Effective Date or (ii) the sixtieth day after a proof of Claim with respect to such Claim has been Filed.  Any such Claim that has not been objected to on or prior to such date shall be an Allowed Claim in the appropriate Class.

          2.   BAR DATES FOR PROFESSIONAL CLAIMS

     Professionals or other entities requesting compensation or reimbursement of expenses for "substantial contribution" to the Reorganization Case shall File and serve on Reorganized Columbia, the U.S. Trustee and the Fee Examiner an

application for final allowance of compensation and reimbursement of expenses no later than the thirtieth day after the Effective Date.  Objections to such applications must be Filed and served on Reorganized Columbia, the U.S. Trustee,

the Fee Examiner and the requesting party no later than the seventieth day after the Effective Date.  Payment of such professional fees shall be subject to approval by the Bankruptcy Court following a hearing.


     J.   REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
          ADDITIONAL BAR DATES

          1.   GENERAL

     All executory contracts that have not been so expressly rejected shall be assumed.  Exhibit E annexed to the Columbia Plan briefly describes all of

Columbia's executory contracts and states Columbia's intention with respect to assumption or rejection thereto.

          2.   TAX ALLOCATION AGREEMENT

     Under the Columbia Plan, Columbia will, subject to Bankruptcy Court approval, assume the TAA on the Effective Date.  See Section V.F.4, "Approval of

Tax Sharing Procedures".

          3.   BAR DATE FOR REJECTION DAMAGES

     If the rejection of an executory contract or unexpired lease pursuant to the Columbia Plan or the Confirmation Order gives rise to an Unsecured Claim or

Administrative Claim by the
other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against Columbia, Reorganized Columbia or its successors, or the properties of any of them, unless a request for payment, with respect to Administrative Claims, or a proof of Claim, with respect to other

Claims, is Filed and served on Reorganized Columbia within the later of (i) the time period established by the Bankruptcy Court in its Final Order authorizing such rejection or (ii) the thirtieth day after the Effective Date.  Objections to any request for payment or proof of Claim shall be filed not later than the seventieth day after the Effective Date.

          4. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

     Executory contracts and unexpired leases entered into and other obligations incurred by Columbia after the Petition Date (unless an order of the Bankruptcy

Court has been entered authorizing rejection of such contracts or leases) shall survive and remain unaffected by the Columbia Plan or entry of the Confirmation

Order.


     K.   CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE
          COLUMBIA PLAN

          1.   CONDITIONS TO CONFIRMATION

     The Bankruptcy Court shall not enter the Confirmation Order unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by Columbia:

     1.   The Bankruptcy Court has entered an order, pursuant to section 1129 of the Bankruptcy Code, confirming the TCO Plan.

     2.   The Plan shall have been approved by the SEC under the HCA and the SEC shall have approved all transactions contemplated by the TCO Plan which require its approval.

     3.   There shall have been no material adverse change to Columbia's business, properties, financial condition, results of operations or business prospects between the Plan Mailing Date and the Confirmation Date.

     4.   No material environmental liability Claim shall have been Filed by any entity including, without limitation, any state or federal environmental or regulatory agency, asserting actual or potential liability against Columbia,

other than Claims filed pursuant to consensual settlement agreements between

Columbia and such state or federal environmental or regulatory agency or other governmental entity.

     5.   TCO and Columbia shall have received a ruling from the IRS, in form and substance satisfactory to TCO and Columbia, to the effect that payments made by TCO under the TCO Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible when paid by TCO for Federal income tax purposes.

     6.   The Columbia Plan shall not have been amended, modified, waived,

supplemented or withdrawn without the consent of Columbia, after consultation with the Columbia Creditors' Committee and the Columbia Equityholders'

Committee.

     7.   Each of Moody's Investor's Service, Inc. and Standard & Poor's Ratings

Group shall have confirmed that each of Series of the New Indenture Securities,

upon its issuance in accordance with the Columbia Plan, shall be rated at investment grade.

     8.   Qualifying Class 4 Claimants holding Securities Action Claims entitling them to receive at least 75% of the Maximum Proof of Claim Amount have accepted the Offer of Settlement.

          2.   CONDITIONS TO EFFECTIVE DATE

     The Columbia Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or,

to the extent permitted, duly waived by Columbia:

     1.   The Confirmation Order shall not have been vacated, reversed or stayed.

     2.   The Bankruptcy Court shall have confirmed the TCO Plan and the order with respect to such confirmation shall not have been vacated, reversed or stayed.  The TCO Plan shall have become effective on terms consistent with the

Columbia Plan and without any amendments to which Columbia shall not have consented.

     3.   The order of the SEC approving, under the HCA, the Plan and all transactions contemplated by the TCO Plan which require its approval shall not have been vacated, reversed or stayed.

     4.   There shall have been no material adverse change to Columbia's business, properties, financial condition, results of operations or business prospects between the Confirmation Date and the Effective

Date.

     5.   Any condition to Confirmation that is waived by Columbia and that, at the time of such waiver, Columbia elects to have become a condition to the consummation of the Columbia Plan, shall have been satisfied or, if waivable,

waived.

     6.   Reorganized Columbia shall have entered into the Working Capital

Facility, the Term Loan Facility and the New Indenture, each of such agreements shall be in effect and the full amount of each such Facility shall be available for borrowing by Columbia.

     7.   The Stipulation of Dismissal With prejudice shall have been filed with the United States District Court for the District of Delaware.

     8.   Neither Moody's Investors Service, Inc. nor Standard & Poor's Rating

Group shall have withdrawn or changed its previously delivered confirmation that each Series of New Indenture Securities, upon its issuance in accordance with the Columbia Plan, shall be rated investment grade; and neither of those rating agencies shall have put Columbia on "credit watch" with negative implications.

     9.   The Effective Date shall occur on or before June 28, 1996.

          3.   WAIVER OF CONDITIONS TO CONFIRMATION OR EFFECTIVE
               DATE

     Each of the conditions to Confirmation or to the Effective Date may be waived in whole or in part by Columbia at any time in its discretion, provided that (i) the condition to Confirmation concerning authorization or approval under the HCA may be waived only if Columbia elects to have such condition become a condition to the Effective Date and may not be waived as a condition to the Effective Date, (ii) the conditions to Confirmation concerning material environmental liability Claims and a ruling from the IRS may be waived only if Columbia elects to have the conditions waived become conditions to the Effective Date, (iii) the condition concerning the last date by which the Effective Date must occur and the condition to the Effective Date concerning the investment grade rating of each Series of New Indenture

Securities may only be waived by Columbia if consented to by the Columbia

Equityholders' Committee and the Columbia Creditors' Committee and (iv) none of the conditions to Confirmation and the Effective Date may be waived without the

Columbia Equityholders' Committee and the Columbia Creditors' Committee having been given notice and an opportunity to be heard.  To be effective, any such waiver and consent must be in writing and Filed.  If the condition to

Confirmation concerning a ruling from the IRS has not been satisfied by December

15, 1995, then Columbia and TCO shall, by December 31, 1995, either (a) waive receipt of such ruling as a condition to Confirmation or (b) the settlements with TCO's producer-creditors shall be null and void.  The failure to satisfy any condition may be asserted by Columbia regardless of the circumstances giving rise to such failure (including any action or inaction by Columbia or

TCO).  Columbia's failure to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

          4.   EFFECT OF NON-OCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

     Each of the conditions to the Effective Date must be satisfied or duly waived by Columbia or other appropriate parties pursuant to the Columbia Plan by

June 28, 1996.  If the Confirmation Order is vacated, the Columbia Plan,

including the discharge of Claims pursuant to section 1141 of the Bankruptcy

Code, and the assumptions or rejections of executory contracts or unexpired leases as described in Exhibit E annexed to the Columbia Plan, shall be null and void in all respects.  In the event the Confirmation Order is so vacated,

nothing contained in the Columbia Plan shall (i) constitute a waiver or release of any Claim by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO or Columbia or (iii) constitute an admission against TCO or Columbia.

          5.   WORKING CAPITAL FACILITY

     A condition to the Columbia Plan's Effective Date is  Reorganized

Columbia's entry into the Working Capital Facility.  The Working Capital

Facility is discussed in Section X.G.2, "Revolving Credit Facility".

          6.   TERM LOAN FACILITY

     A further condition to the Columbia Plan's Effective Date is Reorganized

Columbia's entry into the Term Loan Facility.

The Term Loan Facility is discussed in Section X.G.1, "Term Credit Facility".

     L.   MISCELLANEOUS

          1.   DISSOLUTION OF COMMITTEES

     On the Effective Date, the Columbia Creditors' Committee and the Columbia

Equityholders' Committee will be dissolved and the members of those Committees as such will be released and discharged from all rights and duties arising from or related to the Reorganization Case.  The Professionals retained by the

Columbia Creditors' Committee and the Columbia Equityholders' Committee and the

members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed and served after the Effective Date.


          2.   DISCHARGE, TERMINATION AND INJUNCTION

     Section X of the Columbia Plan sets forth provisions releasing and discharging Columbia from Claims and other obligations arising prior to the

Confirmation Date and enjoining the prosection of such Claims and obligations.

Section V.D of the Columbia Plan provides for the release of all security interests in property of Columbia, except as otherwise provided in the Columbia

Plan.

          3.   JURISDICTION OF THE BANKRUPTCY COURT

     Section XI of the Columbia Plan specifies certain matters with respect to which the Bankruptcy Court will retain jurisdiction after the Effective Date to the extent legally permissible.  In particular, the Bankruptcy Court's retention of jurisdiction will include, without limitation, the resolution of Claims and any disputes arising over the distribution of assets under the Columbia Plan.

          4.   LIMITATION OF LIABILITY

     The Columbia Plan limits the liability of Columbia, Reorganized Columbia,

their affiliates and their respective directors, officers, employees, agents,

representatives and professionals (acting in such capacity), and the Columbia

Creditors' Committee, the Columbia Equityholders' Committee and their respective members and professionals (acting in such capacity), and their respective heirs,

executors, administrators, successors and assigns, with respect to their actions or omissions in connection with the Reorganization Case, the Columbia Plan, this

Disclosure Statement and related transactions.  However, this limitation of liability does not extend to any act or omission which is determined to have constituted gross negligence or willful misconduct.

          5.   MODIFICATION OF THE COLUMBIA PLAN

     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, Columbia reserves the right to alter, amend or modify the Columbia Plan before its substantial consummation.

          6.   REVOCATION OF THE COLUMBIA PLAN

     Columbia reserves the right to revoke or withdraw the Columbia Plan prior to the Confirmation Date.  If Columbia revokes or withdraws the Columbia Plan,

or if Confirmation does not occur, then the Columbia Plan will be null and void in all respects, and nothing contained in the Columbia Plan will (i) constitute a waiver or release of any Claims by or against, or any Interests in, Columbia or TCO (ii) prejudice in any manner the rights of Columbia or TCO or (iii)

constitute an admission against Columbia or TCO.

          7.   SEVERABILITY OF COLUMBIA PLAN PROVISIONS

     If, at or prior to Confirmation of the Columbia Plan, any term or provision of the Columbia Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  In the event of any such holding,

alteration or interpretation, the remainder of the terms and provisions of the

Columbia Plan may, at Columbia's option, remain in full force and effect and not be deemed affected, impaired or invalidated by such holding, alteration or interpretation.  However,

Columbia reserves the right not to proceed to Confirmation or consummation of the Columbia Plan if any such ruling occurs.  The Confirmation Order will constitute a judicial determination and shall provide that each term and provision of the Columbia Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

          8.   SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any entity named or referred to in the Columbia Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

VII. RISK FACTORS

     The following is a summary of certain material risks associated with the

Columbia Plan and the securities to be issued, or retained by existing holders,

pursuant to that Plan.  Each Creditor entitled to vote on the Columbia Plan and each Stockholder should carefully consider the risk factors enumerated or referred to below, as well as all the information contained in this Disclosure

Statement, including the exhibits hereto, in determining whether to vote to accept or reject the Columbia Plan.

     A.   CONDITIONAL NATURE OF THE PLAN

     There are a number of significant conditions to the confirmation and effectiveness of the Columbia Plan.  Those conditions include, among other things, the conditions that (i) the TCO Plan, the confirmation and effectiveness of which is also subject to many significant conditions, shall have been confirmed by an order of the Bankruptcy Court and such order shall not have been vacated, reversed or stayed; (ii) the Columbia Plan shall have been approved by the SEC under the HCA and the SEC shall have approved all transactions contemplated by the TCO Plan which require its approval; and the order embodying those approvals shall not have been vacated, reversed or stayed; (iii) there shall have been no material adverse change to Columbia's business, properties,

financial condition, results of operations or business prospects between the date of mailing of










                                     VII-1
the Columbia Plan to Columbia Creditors and Interest holders and the Effective

Date; (iv) TCO and Columbia shall have received a ruling from the IRS, in form and substance satisfactory to TCO and Columbia, to the effect that payments made by TCO under the TCO Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible by TCO for federal income tax purposes, provided, that, if such ruling has not been received by December 15,

1995, then TCO and Columbia must, by December 31, 1995, (a) either waive the receipt of such ruling as a condition to Confirmation or the Effective Date, as appropriate or (b) all settlements of Producers' Claims shall be null and void;

(v) Moody's Investors Service, Inc. and Standard & Poor's Ratings Group shall have confirmed that the New Indenture Securities, upon their issuance, will be rated at least investment grade; (vi) holders of Securities Actions Claims representing at least 75% in value of the Maximum Proof of Claim Amount (as defined in Section VI.A.2.e) shall have accepted the Offer of Settlement proposed in the Columbia Plan; (vii) a stipulation of dismissal with prejudice of the Intercompany Claims Litigation, conditioned only upon the completion of payment by Reorgnized TCO of all distributions payable on the effective date of the TCO Plan, shall have been filed with the United States District Court for the District of Delaware; and (viii) the Effective Date shall have occurred on or before June 28, 1996.  For a complete description of all of


























                                      VII-2
the conditions to the confirmation and the effectiveness of the Columbia Plan,

see Section VI.K, "Conditions Precedent to Confirmation and Consummation of the

Columbia Plan".  Each of the conditions to effectiveness of the Columbia Plan may be waived by Columbia after its Equityholders' and Creditors' Committees having been given proper notice thereof and an opportunity to be heard, provided that the consent of both those Committees is required to waive the conditions described in clauses (v) and (vii) above.

     While Columbia believes that each of the conditions to the confirmation and effectiveness of the Columbia Plan (and to the confirmation and effectiveness of the TCO Plan) should be capable of being satisfied (or, if appropriate, amended or waived) by June 28, 1996, satisfaction of many of those conditions is beyond the control of Columbia.  Accordingly, no assurances can the given that the

Columbia Plan will be confirmed and become effective or that confirmation and effectiveness will occur by any particular date.  In the event that the

Effective Date does not occur by June 28, 1996, or shortly thereafter, the terms of TCO's settlement with its Customers and its agreement in principle with certain Producers (which are subject to termination by the Creditors that are parties thereto if the Effective Date does not occur by that date), as well as changes in the securities and other financial markets, or in Columbia's financial condition and results of


























                                      VII-3
operations, may materially affect the feasibility, timing or other elements of the Columbia Plan.  Further, TCO has agreed to make additional distributions to the Initial Accepting Producers if the effective date of the TCO Plan does not occur by January 31, 1994.

     B. LACK OF ESTABLISHED MARKET FOR THE NEW INDENTURE SECURITIES, DECS AND NEW PREFERRED STOCK; VOLATILITY

     There is no existing market for the New Indenture Securities, the DECs or the New Preferred Stock.  The New Indenture Securities will not be listed on any exchange.  In addition, there can be no assurance that an active market therefor will develop or as to the degree of price volatility in any such particular market.  Accordingly, no assurance can be given that a holder of the New

Indenture Securities will be able to sell such securities in the future or as to the price at which such a sale may occur.  If such markets were to exist, such securities could trade at prices higher or lower than par, depending upon many factors, including prevailing interest rates, markets for similar securities,

industry conditions and the performance of, and investor expectations for,

Reorganized Columbia.

     It is currently contemplated that the DECs and the New Preferred Stock will be traded on the New York Stock Exchange.  However, the DECS and the New

Preferred Stock will be issued to certain pre-petition Creditors, some of whom may prefer to liquidate their investment rather than to hold it on a long-term

























                                      VII-4
basis.  Accordingly, it is anticipated that the market for the DECs and the New

Preferred Stock may be volatile, at least for an initial period after the

Effective Date.  Further, an investment in New Preferred Stock and DECS will be less liquid than might otherwise be expected if the holders of a significant amount of Class 3.2 Claims elect the Cash-Out Election and Columbia repurchases the equity securities issued to those holders pursuant to the Columbia Plan.

     While the objective of the Pricing Formulae pursuant to which the New

Indenture Securities, DECS and New Preferred Stock to be issued in respect of the Class 3.2 Borrowed Money Claims is for the New Indenture Securities, upon their issuance on the date, to trade at par, and for the DECS and New Preferred

Stock, upon their issuance on that Effective Date, to trade at their face value,

it is not possible to determine in advance the prices at which the New Indenture

Securities, DECS and New Preferred Stock will actually trade in the market.  No assurances can be given as to the market prices that will prevail following the

Effective Date.  See Section X.D, "Reorganized Columbia -- Pricing of

Securities".

     C.   PROJECTIONS

     The financial projections included in this Disclosure Statement are dependent upon the successful implementation of Columbia's business plan and the reliability of the other assumptions contained therein.  See Section X.B,

"Reorganized
























                                      VII-5

Columbia -- Financial Projections; Recapitalization".  Those projections reflect numerous assumptions, including confirmation and consummation of the Columbia

Plan in accordance with its terms, the anticipated future performance of

Columbia, industry performance, general business and economic conditions and other matters, including, without limitation, future gas prices, most of which are beyond the control of Columbia.  In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of Columbia.  Therefore, the actual results achieved throughout the periods covered by the projections will vary from the projected results.  These variations may be material.  See Section X.B,

"Reorganized Columbia -- Financial Projections; Recapitalization".

     D.   BUSINESS FACTORS AND COMPETITIVE CONDITIONS

     The rate-regulated and nonregulated markets in which Columbia conducts business continue to evolve.  These changes and trends are discussed in

Columbia's Annual Report which is attached hereto as Exhibit 2.  Most notably,

consumers are being offered additional choices with regard to how and from whom they purchase services.  This increasing capability of customers to choose provides both opportunities and risks to Columbia.  The risk is one of increasing gas-on-gas and gas versus inter-fuel competition.  In addition,

Columbia, just like any other business entity, is affected by macroeconomic factors such as
























                                      VII-6
the general level of economic activity, interest and inflation rates.

     E.   LIABILITIES ASSUMED BY COLUMBIA

     Columbia will assume certain liabilities pursuant to its Plan, including obligations, if any, to indemnify its officers, directors and agents and the officers, directors, employees and agents of its subsidiaries, including TCO,

and liabilities that may arise from continuation of the Securities Litigation by holders of Securities Action Claims that do not accept the offer to settle that litigation proposed in the Columbia Plan.  Columbia does not expect that either such category of liabilities will result in significant costs to Columbia.

Columbia believes that it has meritorious defenses to the allegations made by the plaintiffs in the Securities Litigation.  Also, Columbia expects that a significant portion of any indemnification obligations it might have to officers and directors would be covered by the insurance policies maintained by Columbia for that purpose.  Nonetheless, no assurances can be given as to the outcome of the Securities Litigation, as to the magnitude of any indemnification obligations Columbia may have to officers, directors, employees and agents of

Columbia and its subsidiaries or as to the availability of insurance proceeds to fulfill such obligations.






























                                      VII-7

     F.   UNCERTAINTIES ASSOCIATED WITH THE TCO PLAN

     The Columbia Omnibus Settlement embodied in the Plans is expected to facilitate and expedite the emergence of both Columbia and TCO from Chapter 11 prior to the resolution of certain Claims against TCO, including those of dissenting Producers and Customers.  As a result, however, the total amount distributable under the TCO Plan, and guaranteed by Columbia, to dissenting

Producers and Customers and certain other Creditors may not be known until several years after the Effective Date and such amount may be substantial.  TCO and Columbia have reserved the right to pay certain excess amounts to dissenting

Producers in Common Stock of Columbia or other property, in each case having a fair market value on the distribution date equal to the required payment.

     As described in Section IV.E. under the caption "The Columbia Omnibus

Settlement", Columbia has agreed pursuant to the Columbia Customer Guaranty, to guaranty the payment of distributions to accepting Customers and to guaranty the financial integrity of the Customer Settlement.  Based on the status of discussions between TCO and its Customer-creditors, Columbia reasonably believes that (a) the Customer Settlement Proposal should be accepted by substantially all TCO's Customers and should be feasible to effectuate and (b) the liability to dissenting Customers, if any, should not be material.




























                                      VII-8

     Substantial recoveries by dissenting Producers, dissenting Customers and other non-settling Creditors of TCO, however, the level of which is uncertain at this time, could result in a material liability, which could in turn impair shareholder value and have an adverse effect on Columbia's operating results.

     G.   ENVIRONMENTAL LIABILITIES

     Columbia's subsidiaries are subject to extensive federal, state and local laws and regulations relating to environmental matters.  Moreover, pursuant to the TCO Plan,  TCO will assume environmental obligations to governmental agencies, including obligations to the Environmental Protection Agency (the

"EPA") embodied in an agreement approved by the Bankruptcy Court in November

1994 and obligations under agreements reached with two state environmental agencies concerning TCO's environmental remediation programs that also were approved by the Bankruptcy Court.

     The eventual total cost of full future environmental compliance for the

System is difficult to estimate due to, among other things: (1) the possibility of as yet unknown contamination, (2) the possible effect of future legislation and new environmental agency rules, (3) the possibility of future litigation,

(4) the possibility of future designations as a potential responsible party by the EPA and the difficulty of determining liability, if any, in proportion to other responsible parties, (5) possible insurance and rate recoveries


























                                      VII-9
and (6) the effect of possible technological changes relating to future remediation.  However, reserves have been established based on information currently available which resulted in a total recorded net liability of $146.7 million for the System at December 31, 1994, which includes the low end of a range for certain expenditures for the transmission segment.  As new issues are identified, additional liabilities will be recorded.

     It is Columbia's continued intent to address environmental issues in cooperation with regulatory authorities in such a manner as to achieve mutually acceptable compliance plans.  However, there can be no assurance that fines and penalties will not be incurred.

     Columbia expects most environmental assessment and remediation costs to be recoverable through rates.  Although significant charges to earnings could be required prior to rate recovery, Columbia does not believe that environmental expenditures should have a material adverse effect on its financial position,

based on known facts, existing laws and regulations and the period over which expenditures are required.

     The foregoing notwithstanding, no assurances can be given as to the total cost of full future environmental compliance for the System or as to whether reserves established therefor will be sufficient.




























                                     VII-10

     H.   CASH-OUT ELECTION

     In order to accommodate holders of Class 3.2 Claims who desire to dispose of the DECS and New Preferred Stock that will be distributed to them pursuant to the Columbia Plan, Columbia has offered the Cash-Out Election.  As more fully described in Section VI.A.2.d, under the caption "Class 3.2 - Borrowed Money

Claims", if the Take-Out Offering is consummated or Columbia otherwise elects, a holder of a Class 3.2 Claim who elects the Cash-Out Election will be entitled to have Columbia repurchase the DECS and New Preferred Stock issued to such holder on the Effective Date pursuant to the Columbia Plan at a price equal to the face amount of those securities minus underwriting commissions and discounts.  The obligation of Columbia to so purchase DECS and New Preferred Stock is subject to the conditions that (i) holders of Class 3.2 Claims that will receive on the

Effective Date DECS and New Preferred Stock having an aggregate face amount of not less than $200 million shall have elected the Cash-Out Election and (ii)

Columbia shall be able to consummate the Take-Out Offering, on terms satisfactory to it, within one hundred eighty (180) days of the Effective Date.

     Although Columbia will undertake in good faith to effectuate the Take-Out

Offering within one hundred eighty days of the Effective Date, no assurances can be given that Columbia will be able to complete that offering on terms acceptable to


























                                     VII-11
it.  If holders of a sufficient amount of Class 3.2 Claims fail to elect the

Cash-Out Election or Columbia is not able to complete the Take-Out Offering on acceptable terms and does not otherwise elect to repurchase DECS and New

Preferred Stock issued to Creditors making the Cash-Out Election, holders of

Class 3.2 Claims who wish to dispose of the equity securities distributed to them under the Columbia Plan will be forced to make such dispositions in the open market.

     I.   HOLDING COMPANY STRUCTURE

     Columbia will continue to be structured as a holding company, substantially all of the operations of which will be conducted through subsidiaries.  As such,

Columbia will rely principally on dividends and payment of principal and interest in intercompany debt from its subsidiaries for the funds necessary for,

among other things, the payment of principal of and interest on the New

Indenture Securities.  In addition, any right of the holders of the New

Indenture Securities, DECs and the New Preferred Stock or Common Stock to

participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be effectively subordinated to the claims of such subsidiary's creditors and preferred stockholders (if any), except to the extent that Columbia is itself recognized as a creditor of such subsidiary.  See

"Description of Securities to be Issued Pursuant to The Plan--Indenture

Securities" in Exhibit 4 to this Disclosure Statement.
























                                     VII-12

VIII.     FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following discussion is a summary of certain significant federal income tax consequences of the Columbia Plan to Columbia and to the holders of Claims and Interests and is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect.

The federal income tax consequences to the holders of Claims may vary based on the particular circumstances of each holder, and this summary does not address aspects of federal income taxation applicable to holders that are subject to special treatment for federal income tax purposes, including, but not limited to, financial institutions, tax exempt entities, insurance companies and foreign persons.  Moreover, the federal income tax consequences of certain aspects of the Columbia Plan are uncertain due to a lack of definitive legal authority.  No ruling has been obtained or will be requested from the IRS with respect to any of the federal income tax aspects of the Columbia Plan (other than the deductibility of certain payments made by TCO under the TCO Plan) and no opinion of counsel has been obtained by Columbia with respect thereto.  Nor does this summary address, or has any opinion of counsel been obtained, with respect to any of the resulting state or local income tax consequences.  Each holder of a

Claim is therefore strongly urged to consult with its own tax advisor regarding the federal, state and local income and other tax consequences to it of the

Columbia Plan.













                                     VIII-1

     A.   TAX CONSEQUENCES TO COLUMBIA

          1.   GENERAL

     Columbia and its subsidiaries, including TCO, file a consolidated income tax return under the provisions of Sections 1502 and 1504 of the Internal

Revenue Code of 1986, as amended (the "Code").  Treasury Regulations provide that Columbia, as parent of the consolidated group, is the group's agent for purposes of filing the group's federal income tax returns, paying the tax due,

and in general for dealing with the Service.  In addition, Treasury Regulations provide that every member of the consolidated group is jointly and severally liable for any tax incurred during the time that such member joined in the filing of the consolidated return.

          2.   DISCHARGE OF INDEBTEDNESS

     Under the Code, a taxpayer generally must include in gross income the amount of any cancellation of indebtedness income ("COD income") which is realized during the taxable year.  COD income generally equals the difference between the amount of the taxpayer's indebtedness outstanding (as measured by the greater of the amount of the Allowed Claim or the amount, if any, claimed as a tax deduction with respect to such indebtedness) and the value of the consideration exchanged therefor.  Since the Columbia Plan provides for the payment in full, or assumption by Columbia, of all Allowed Claims (plus accrued interest thereon), Columbia will not realize any COD income as a result of the

Columbia Plan.






















                                     VIII-2

          3.   DEDUCTIBILITY OF PLAN PAYMENTS

     Columbia intends to deduct, for federal income tax purposes, all payments of accrued interest under the Plan to the extent they exceed the amounts previously deducted on its federal income tax returns.  Columbia also intends to deduct such other payments made under the Columbia Plan as it determines can be deducted under applicable federal income tax laws.  There is no assurance that the IRS may not attempt to challenge, and may not succeed in challenging, any deductions claimed by Columbia as a result of the Columbia Plan.

     B.   TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS

          1.   TRADE CREDITORS AND OTHERS RECEIVING ONLY CASH

     A holder that receives only cash pursuant to the Columbia Plan will generally be required to recognize income, gain or loss equal to the difference between the holder's basis in the Claim and the amount of consideration allocable thereto (other than consideration allocable to accrued interest, as discussed in Section 5.a below).  The character of any recognized gain or loss will depend upon the status of the holder, the nature of the claim in its hands,

and its holding period.

          2.   CREDITORS WHOSE CLAIMS ARE ASSUMED

     Holders whose claims are assumed by Reorganized Columbia generally should not recognize income or loss upon the assumption of their Claims under the

Columbia Plan.  Taxable income may be recognized, however, if such holders receive or are considered to receive interest, as discussed in Section 5.a below, damages or




















                                     VIII-3
other income in connection with the assumption, or if the assumption is considered to involve a modification of the Claim for tax purposes.

          3.   HOLDERS OF CLASS 3.2 CLAIMS

               a.   GENERAL

     The federal income tax consequences of the Columbia Plan to holders of

Class 3.2 Claims will depend in large part on whether the exchange of a Class

3.2 Claim for Cash Consideration, New Indenture Securities, shares of Preferred

Stock, and DECS will be treated, in whole or in part, as a "recapitalization" of

Columbia within the meaning of Code Section 368(a)(1)(E).  If the exchanges contemplated by the Plan are made pursuant to such a recapitalization, then an exchanging holder generally will not recognize gain or loss for income tax purposes (except to the extent of any "boot" and any consideration attributable to accrued but unpaid interest, as further described in paragraph 5.a below).

If an exchange is not made pursuant to a recapitalization, then an exchanging holder will recognize gain or loss on such exchange.

     For purposes of this discussion, a holder who makes the Cash-Out Election for shares of Preferred Stock and DECS should be deemed, and is assumed, to have received those shares under the Plan and to have disposed of them in an independent redemption transaction.  See "Disposition of Preferred Stock and

DECS Pursuant to Cash-Out Election" in Section 5.g below.  This discussion further assumes that each holder of a Class 3.2 Claim
























                                     VIII-4
holds the Claim, and will hold any New Indenture Securities, Preferred Stock or

DECS received under the Columbia Plan, as capital assets under Code Section

1221.

     In order for an exchange contemplated by the Plan to constitute a tax-free recapitalization, the Claim exchanged by a holder must be a "security" for federal income tax purposes, and the holder must receive stock and/or

"securities" in exchange.  The term "security" is not defined in the Code or the regulations issued thereunder, and has not been clearly defined by court decisions.  In general, a debt instrument constitutes a "security" if it represents a participating, continuing interest in the issuer, rather than merely the right to a cash payment. Thus, the term of the debt instrument is usually regarded as a significant factor in determining whether it is a security.  The IRS has ruled that a debt instrument with a maturity of ten years or more is treated as a security.  However, under the case law, debt instruments with maturities ranging between five and ten years are often held to be securities.

     For purposes of this discussion, it is assumed that the Debentures and the

Medium Term Notes constitute "securities" within the meaning of the provisions of the Code governing reorganizations, but that all other Class 3.2 Claims

("Other Class 3.2 Claims") do not.  It is also assumed that all New Indenture

Securities constitute "securities".  However, the IRS may contend that certain issues of New Indenture Securities, particularly those having a maturity of five or possibly even




















                                     VIII-5
seven years, may not constitute "securities".  If any issue of New Indenture

Securities were not treated as "securities", they would be treated as "boot" in the manner described immediately below.

          b.   TAX CONSEQUENCES OF THE EXCHANGE

     Exchange of Debentures or Medium Term Notes.  The exchange of the

Debentures or Medium Term Notes for Cash Consideration, New Indenture

Securities, Preferred Stock and DECS should be treated as a recapitalization within the meaning of Code Section 368(a)(1)(E).  If the exchange is treated in that manner, the federal income tax consequences to the holders of the

Debentures and Medium Term Notes (other than holders who receive only cash in lieu of partial or fractional interests in the New Indenture Securities,

Preferred Stock and DECS, and not including amounts received in respect of Class

4 Claims, as discussed in Section 4 below) would be as follows:

          (i)  Subject to the discussion below as to accrued but unpaid interest, a holder would not recognize loss on the exchange, but would recognize gain to the extent of the lesser of (a) the amount of gain realized from the exchange and (b) the sum of the Cash Consideration and the excess, if any, of the principal amount of the New Indenture Securities received over the principal amount of the portion of the Claim that the holder is deemed to have exchanged therefor (such Cash Consideration and excess principal amount being hereinafter referred to as "boot").  The amount of gain realized, if any, would be equal to the excess






















                                     VIII-6
of (a) the sum of the Cash Consideration, the issue price of the New Indenture

Securities, and the fair market value of the Preferred Stock and DECS received,

over (b) such holder's adjusted tax basis in the Debentures or Medium Term Notes surrendered in the exchange.

          (ii) Subject to the discussion below as to accrued market discount,

any such gain recognized on the exchange would be capital gain, and such capital gain would be long-term capital gain if such holder held the Debentures or

Medium Term Notes for more than one year as of the Effective Date.

          (iii) Except for the consideration treated as received in exchange for accrued but unpaid interest as discussed below: (a) a holder should have an aggregate tax basis in the New Indenture Securities, Preferred Stock and DECS

equal to such holder's adjusted tax basis in the Debentures or Medium Term Notes exchanged therefor, reduced by the amount of any boot received and increased by any gain recognized on the exchange, and (b) the holding period of the New

Indenture Securities, Preferred Stock and DECS should include the holding period of the Debentures or Medium Term Notes.  The holding period for any boot received should commence on the day immediately following the Effective Date.

          (iv) A holder receiving cash in lieu of fractional, partial or de minimis interests in New Indenture Securities, Preferred Stock or DECS will be treated as having received such New Indenture Securities, Preferred Stock or

DECS and having
























                                     VIII-7
exchanged them for cash in a transaction which, in the case of the New Indenture

Securities, would constitute a retirement of such New Indenture Securities and,

in the case of the Preferred Stock and DECS, would be a transaction subject to

Section 302 of the Code and related provisions.  Any such exchange should generally result in capital gain or loss measured by the difference between the cash received for the fractional, partial or de minimis interest and the holder's adjusted tax basis for such interest.

     Exchange of Other Class 3.2 Claims.  Based on the assumptions set forth above, the exchange by holders of Other Class 3.2 Claims for their respective share of the Cash, New Indenture Securities, Preferred Stock and DECS would be treated as a taxable exchange under Code Section 1001.  If the exchange were treated in that manner, then the federal income tax consequences to the holders of such claims would be as follows:

          (i) Subject to the discussion below as to accrued but unpaid interest,

a holder would recognize gain or loss on the exchange in an amount equal to the difference between (a) the sum of the Cash Consideration, the issue price of the

New Indenture Securities and the fair market value of the Preferred Stock and

DECS as of the Effective Date, and (b) such holder's adjusted tax basis in its

Other Class 3.2 Claim.

          (ii) Subject to the discussion below as to accrued market discount,

any such gain or loss should be capital gain or loss, and such capital gain or loss should be long-term capital






















                                     VIII-8
gain or loss if such holder held the Other Class 3.2 Claim for more than one year as of the Effective Date.

          (iii) A holder's tax basis in the Preferred Stock and DECS would be equal to the fair market value of the Preferred Stock and DECS, respectively, as of the Effective Date and the holder's tax basis in the New Indenture Securities would be equal to the issue price of such Securities.  The holding period of the

Preferred Stock, DECS and New Indenture Securities would begin on the day immediately following the Effective Date.

     4.   HOLDERS OF CLASS 4 CLAIMS.

     The tax consequences to the holder of a Class 4 Claim are not entirely clear and will depend, in part, on the specific nature of the Claim, whether the

Claim relates to the acquisition of Debentures or Interests, whether the holder still holds the Debentures or Interests at the time that distributions under the

Plan are made with respect to the Claim, whether the Debentures or Interests were held as capital assets and whether the holder receives any shares of Common

Stock or other debt or equity securities of Columbia with respect to such holder's Claim.  Holders of Class 4 Claims are advised to consult their tax advisors with respect to the tax treatment of amounts they receive in respect of their Class 4 Claims.

     5.   CERTAIN OTHER TAX CONSIDERATIONS FOR HOLDERS OF CLAIMS

          a.  RECEIPT OF INTEREST

     Holders of Claims not previously required to include in their taxable income any accrued but unpaid interest on a Claim




















                                     VIII-9
will be treated as receiving taxable interest to the extent that any consideration they receive under the Plan is allocable to such interest.

Holders who previously included in their taxable income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss to the extent that such interest is not actually paid under the Columbia Plan.  A holder's tax basis in the New Indenture Securities, Preferred Stock and DECS treated as received in exchange for any accrued but unpaid interest will be equal to the fair market value of such New Indenture Securities, Preferred Stock and DECS,

respectively, as of the Effective Date.  The holding period for such New

Indenture Securities, Preferred Stock and DECS will begin on the day immediately following the Effective Date.  Columbia will file information returns reflecting the fact that the consideration received by such holders under the Columbia Plan includes accrued interest.

          b.   ACCRUED MARKET DISCOUNT

     A debt instrument that is purchased or acquired for less than its stated

redemption price at maturity will have "market discount" for federal income tax purposes unless such discount is less than a specified de minimis amount.  The same rule applies to the purchase or acquisition of a debt instrument with original issue discount, as discussed below, for less than its "adjusted issue price."  (The "adjusted issue price" is generally the issue price of the debt instrument increased by the original issue discount includable in income by all of the instrument's






















                                     VIII-10
previous holders and decreased by all payments on the instrument other than payments of "qualified stated interest," as defined under Section 5.c below.)  A holder of a Claim with market discount must treat any gain recognized with respect to the principal amount of such Claim as ordinary income to the extent of the Claim's accrued market discount.  Also, if the accrued market discount on a "security" (as determined for tax purposes) surrendered in the exchange exceeds the gain recognized on such security under the Plan, such excess accrued market discount will be allocated between the New Indenture Securities,

Preferred Stock and DECS in proportion to their fair market values.  The accrued market discount allocated to the New Indenture Security will be treated as accrued market discount subject to the rules discussed below.  The accrued market discount allocated to the Preferred Stock or DECS will be treated as ordinary income when the holder disposes of such stock (or the Common Stock into which the DECS may be converted) in a taxable transaction.

     Unless the holder of debt having market discount elects to include such market discount in income as it accrues, gain on the retirement or disposition of such market discount debt issued after July 18, 1984 will be ordinary income to the extent of the cumulative amount of market discount that has accrued during such holder's holding period ("accrued market discount").  The amount of accrued market discount is calculated either by using a straight line method or a constant interest method.  Such holder may also be required to defer the deduction for all or a portion






















                                     VIII-11
of the interest expense on any indebtedness incurred or maintained to carry the debt until its maturity or disposition in a taxable transaction.  A holder of debt having market discount may instead elect to include such market discount in income currently as it accrues, in which case no deferral of the deduction for interest expense will be required.

          c.   ORIGINAL ISSUE DISCOUNT ("OID")

     Under the Code, a holder of a debt instrument which has OID must include a portion of the OID in gross income on a constant yield basis in each taxable year or portion thereof in which the holder holds the debt instrument even if the holder has not received a cash payment in respect of such OID.  The Code defines OID as the difference between the issue price and the stated redemption price at maturity of a debt instrument (assuming the difference exceeds a de minimis amount).  The stated redemption price at maturity is generally the total of all payments due the holder of the instrument, other than interest payments based on a fixed rate or certain floating rates and payable unconditionally at fixed intervals of one year or less during the entire term of the instrument

("qualified stated interest").  The issue price of a debt instrument depends on the circumstances surrounding its issuance.  The issue price of a debt instrument that is issued for property and publicly traded or is issued in exchange for publicly traded property is generally the fair market value of the debt instrument when issued.  The fair market value generally is the price at which the debt instrument trades on the first






















                                     VIII-12
trading day after issuance.  Debt instruments issued for property not subject to the foregoing rule generally are considered to have an issue price equal to their stated principal amount if they bear "adequate stated interest" (within the meaning of the OID rules).

     A holder acquiring a debt instrument in a reorganization exchange may exclude all of the OID on such debt instrument from such holder's taxable income if it is acquired at a "premium" (that is, if the adjusted tax basis in the acquired debt instrument exceeds all payments due on the instrument after the acquisition date, other than payments of qualified stated interest) and may exclude a part of the OID on such debt instrument from such holder's taxable income if it is acquired at an "acquisition premium" (that is, if the adjusted tax basis in the acquired debt instrument exceeds its adjusted issue price but is less than its stated redemption price at maturity).

     Columbia believes that none of the New Indenture Securities to be issued under the Columbia Plan should bear OID because all issues of New Indenture

Securities issued under the Columbia Plan (i) will bear adequate stated

interest, and (ii) are expected to trade on the first trading day at their respective par values.  If, however, the New Indenture Securities trade at less than their respective par values, OID may arise to the extent of the difference between the fair market value of the New Indenture Securities and their stated

principal amount.  The rules and regulations governing the calculation of OID are complex; holders






















                                     VIII-13
of New Indenture Securities are therefore urged to consult their tax advisors with regard to the tax consequences to them of owning such securities.  If the

New Indenture Securities were issued with OID, Columbia would report to each holder the amount of OID includable in income in each taxable year.

          d.   FUTURE STOCK GAINS

     Any gain recognized by a Holder on the later sale or taxable exchange of

Preferred Stock or DECS received under the Columbia Plan in satisfaction of a

Claim will be treated as ordinary income to the extent of (i) accrued market discount carried over in the exchange, as described above or (ii) any bad debt or ordinary loss deduction taken by such holder with respect to such Claim less any amount included in such holder's gross income on the satisfaction of such

Claim pursuant to the Plan.

          e.   FUTURE SALES OF NEW DEBT

     Generally, a holder of New Indenture Securities will recognize gain or loss upon the sale, retirement or other disposition of the New Indenture Securities in an amount equal to the difference between the amount realized from such sale,

retirement or other disposition and such holder's adjusted tax basis for such

New Indenture Securities.  A holder's basis for its New Indenture Securities will initially be determined as provided above.  Thereafter, a holder's basis will be increased by the amount of any OID that the holder includes in its income while it holds the New Indenture Securities and decreased by the amount of payments, other than qualified stated interest






















                                     VIII-14
payments, received by the holder with respect to the New Indenture Securities.

Under existing laws, gain or loss on a disposition of the New Indenture

Securities generally will (except to the extent of any accrued OID or market discount) constitute capital gain or loss, and will be long-term if the New

Indenture Securities have been held for one year or more.

          f.   DEFEASANCE OF NEW INDENTURE SECURITIES

     As more fully described in Section X.E.2, "Securities To Be Issued Pursuant

To The Plan; Indenture Securities", Columbia, at its option, may terminate (a)

all its obligations in respect of the New Indenture Securities and the New

Indenture ("Legal Defeasance Option") or (b) its obligations to comply with certain restrictive covenants therein ("Covenant Defeasance Option"), provided certain conditions are met.  If Columbia were to exercise its Legal Defeasance

Option, such exercise may be treated for federal income tax purposes as a taxable exchange of the New Indenture Securities for new securities on the date the cash or other obligations are deposited with the trustee to effect such defeasance.  If the transaction were treated as a taxable exchange, a holder may recognize gain or loss in respect of the New Indenture Securities as described in Section 5.e above.

          g.   TAX TREATMENT OF DECS (AND PREFERRED STOCK, WHERE NOTED)

     Stock having terms closely resembling those of the DECS has not been the subject of any regulation, ruling or judicial decision currently in effect.

Although the IRS may take contrary






















                                     VIII-15
positions, the likely federal income tax consequences associated with the ownership and disposition of the DECS (and Preferred Stock, where noted) are as follows:

     Dividends.  Dividends paid on the DECS (and Preferred Stock) out of

Columbia's current or accumulated earnings and profits will be taxable as ordinary income and will qualify for the 70 percent intercorporate dividends-

received deduction subject to the minimum holding period (generally at least 46 days) and other applicable requirements.  Under certain circumstances, a corporate holder may be subject to the alternative minimum tax with respect to the amount of its dividends-received deduction.

     A corporation that receives an "extraordinary dividend," as defined in

Section 1059(c) of the Code, is required under certain circumstances to reduce its stock basis by the non-taxed portion of such dividend.  Generally, quarterly dividends not in arrears paid to an original holder of the DECS (or Preferred

Stock) will not constitute extraordinary dividends under Section 1059(c).  In addition, under Section 1059(f), any dividend with respect to "disqualified preferred stock" is treated as an "extraordinary dividend."  However, while the issue is not free from doubt due to the lack of authority directly on point, the

DECS (and Preferred Stock) are not expected to constitute "disqualified preferred stock."

     Redemption Premium.  Under certain circumstances, Section 305(c) of the

Code requires that any excess of the redemption price of preferred stock over its issue price be includable in




















                                     VIII-16
income, prior to receipt, as a constructive dividend.  While the issue is not free from doubt due to a lack of authority addressing the issue, assuming that the issue price (fair market value) of the DECS and the Preferred Stock equals its stated face amount, Section 305(c) should not currently apply to stock with terms such as those of the DECS (or Preferred Stock).

     Redemption or Mandatory or Optional Conversion into Common Stock.  Gain or loss generally will not be recognized by a holder upon the redemption of the

DECS for shares of Common Stock or the conversion of DECS into shares of Common

Stock if no cash is received.  Income may be recognized, however, to the extent cash or Common Stock is received in payment of accrued and unpaid dividends in arrears.  Such income would probably be characterized as dividend income,

although some uncertainty exists as to the appropriate characterization of payments in satisfaction of undeclared accrued and unpaid dividends.  In addition, a holder who receives cash in lieu of a fractional share will be treated as having received such fractional share and having exchanged it for cash in a transaction subject to Section 302 of the Code and related provisions.  Such exchange should generally result in capital gain or loss measured by the difference between the cash received for the fractional share interest and the holder's basis in the fractional share interest.

     Generally, a holder's basis in the Common Stock received upon the redemption or conversion of the DECS (other than shares of Common Stock taxed upon receipt) will equal the adjusted tax






















                                     VIII-17
basis of the redeemed or converted DECS plus the amount of gain recognized,

minus the amount of cash received, and the holding period of such Common Stock will include the holding period of the redeemed or converted DECS.

     Special rules, as discussed above, may apply to certain gain recognized upon the sale or other taxable disposition of the DECS or of the Common Stock received upon redemption or conversion of the DECS.

     Adjustment of Conversion Rate.  Certain adjustments (or failures to make adjustments) to the Conversion Rate, in the case of mandatory conversions, or the Conversion Price, in the case of optional conversions, to reflect Columbia's issuance of certain rights, warrants, evidences of indebtedness, securities or other assets to holders of Common Stock may result in a constructive distribution taxable as dividends to the holders of the DECS, which may constitute (and cause other dividends to constitute) "extraordinary dividends"

to corporate holders.  See "Dividends."

     Conversion of DECS after Dividend Record Date.  If a holder of DECS exercises such holder's right to convert DECS into shares of Common Stock after a dividend record date but before payment of the dividend, then such holder generally will be required to pay Columbia an amount equal to the portion of such dividend attributable to the current quarterly dividend period upon conversion, which amount would increase the basis of the Common Stock received.

The holder would recognize the dividend payment as income.
























                                     VIII-18

          h.   DISPOSITION OF PREFERRED STOCK AND DECS
               PURSUANT TO CASH-OUT ELECTION

     A holder of a Class 3.2 Claim who receives cash in lieu of shares of

Preferred Stock and DECS pursuant to the exercise of the Cash-Out Election is likely to be treated as having received such shares under the Plan (and be subject to tax in the manner described in Section B, above), and having exchanged them for cash in a transaction subject to Section 302 of the Code and related provisions.  Such holder should recognize gain or loss measured by the difference between the amount of cash received in the exchange and such holder's adjusted tax basis in the Preferred Stock and DECS, respectively.  Except as discussed in Section 5.d above, any such gain or loss generally should be treated as capital gain or loss.

          i.   BACKUP WITHHOLDING

     Interest paid to a holder of New Indenture Securities and dividends paid to a holder of Preferred Stock or DECS will ordinarily not be subject to withholding of federal income taxes.  Withholding of such tax at a rate of 31 percent may be required, however, by reason of certain events (such as the failure of a holder to supply the issuer or its agent with such holder's taxpayer identification number).  Such "backup" withholding may also apply to a holder who is otherwise exempt from backup withholding if such holder fails properly to document his exempt status.  If dividends and interest are subject to backup withholding, the amount of tax withheld in each year is reflected as a credit in the holder's tax return for such year (and may be





















                                     VIII-19
refunded if such holder's federal income tax liability has been otherwise satisfied).  Each holder of a Claim who receives New Indenture Securities,

Preferred Stock or DECS will be asked to provide and certify such holder's correct taxpayer identification number.

     6.   HOLDERS OF CLASS 7 INTERESTS

     The holders of Class 7 Interests should have no tax consequences as a result of the retention of their shares of Common Stock under the Columbia Plan

(except to the extent that they may hold, and receive consideration with respect to, Class 4 Claims, as discussed in Section B.4 above).

     7.   IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

     The foregoing is intended to be a summary only and not a substitute for careful tax planning with a tax professional.  The federal, state and local income and other tax consequences of the Plan Columbia are complex and, in some cases, uncertain.  Such consequences may also vary based on the particular circumstances of each holder of a claim.  Accordingly, each holder is strongly urged to consult with its own tax advisor regarding the federal, state and local income and other tax consequences to it of the Columbia Plan.
































                                     VIII-20

IX.  VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

      A.   CONFIRMATION HEARING

      The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing (the "Confirmation Hearing") on whether the Columbia Plan and its proponent has fulfilled the Confirmation requirements of section 1129 of the

Bankruptcy Code.  The Confirmation Hearing has been scheduled for

_______________ at _____ a.m. before the Honorable Helen S. Balick, United

States Bankruptcy Court for the District of Delaware, 824 Market Street,

Wilmington, Delaware 19801.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.  Any objection to Confirmation of the Columbia Plan must be made in writing and specify in detail the name and address of the objector, all grounds for the objection, and the amount and proposed treatment of the Claim held by the objector.  Any such objections must be Filed and served upon the persons designated in the notice of the Confirmation hearing, including Columbia.

      B.   CONFIRMATION REQUIREMENTS

      In order to confirm the Columbia Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning that Plan and

Columbia's compliance with the requirements of Chapter 11, including, in relevant part, that:

           (i) the Plan complies with the applicable provisions of the

      Bankruptcy Code;

           (ii) the Bankruptcy Court approves, after notice and a hearing,

      Columbia's Disclosure Statement as containing adequate information as required pursuant to section 1125 of the Bankruptcy Code;

           (iii) the proponent of the Columbia Plan has complied with the relevant provisions of the Bankruptcy Code;

           (iv) the proponent of the Columbia Plan has proposed that Plan in good faith and not by any means forbidden by law;

           (v) any payments made or to be made for services or for costs and expenses in or in connection with the Reorganization Case or the

      Columbia Plan have been approved by or are subject to the approval of the Bankruptcy Court as reasonable;

           (vi) the proponent of the Columbia Plan has disclosed (a) the identity and affiliations of any individual proposed to serve, after

      Confirmation, as a director or officer of Reorganized Columbia (and the appointment or continuance in such office of such individual is consistent with the interests of Creditors and equity security holders and with public policy) and (b) the identity of any insider that will be employed or retained by Reorganized Columbia and the nature of any compensation for such insider;

           (vii) any governmental regulatory commission with jurisdiction,

      after confirmation of the Columbia Plan, over Columbia's rates has approved any rate change provided for in that Plan, or such rate change is expressly conditioned on such approval;

           (viii) the Columbia Plan is in the "best interests" of all the holders of Claims or Interests in an impaired Class by providing to such holders on account of their respective Claims or Interests, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a Chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan;

           (ix) the Columbia Plan has been accepted by the requisite

      majorities of holders of Claims or Interests in each impaired Class of

      Claims or Interests or, if accepted by at least one but not all of such

      Classes, is "fair and equitable," and does not discriminate unfairly as to any non-accepting Class, as required by the so-called "cram-down"

      provisions of section 1129(b) of the Bankruptcy Code;

           (x) the Columbia Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of Columbia;

           (xi) all fees and expenses payable under 28 U.S.C. Section  1930,

      as determined by the Bankruptcy Court at the hearing on Confirmation of the Columbia Plan, have been paid, or the

      Columbia Plan provides for the payment of such fees on the Effective

      Date; and

           (xii) the Columbia Plan provides for the continuation after the

      Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to

      Confirmation pursuant to sections 1114(e)(1)(B) or 1114(g) of the

      Bankruptcy Code, for the duration of the period that Columbia has obligated itself to provide such benefits.

           1.  ACCEPTANCE

      Under the Bankruptcy Code, all impaired Classes of Claims and Interests are entitled to vote to accept or reject the Columbia Plan.  Pursuant to section 1126 of the Bankruptcy Code, the Columbia Plan will be accepted by an impaired Class of Claims if holders of two-thirds in dollar amount and a majority in number of Claims of that Class vote to accept that Plan.  Only the votes of those holders of Claims who actually vote (and are entitled to vote)

to accept or reject the Columbia Plan count in this tabulation.  The Columbia

Plan will be accepted by an impaired Class of Interests if holders of two-

thirds of the amount of outstanding shares in such Class vote to accept that

Plan.  As with Claims, only those holders of Interests who actually return a ballot count in this tabulation.  Pursuant to section 1129(a)(8) of the

Bankruptcy Code, all the impaired Classes of Claims must accept the Columbia

Plan in order for that Plan to be confirmed on a consensual basis (and at least
one such impaired Class must accept the Plan without including acceptance by an insider in that determination).  However, under the cram-down provisions of section 1129(b) of the Bankruptcy Code, only one impaired Class (determined without including the acceptance by any insider) needs to accept the Columbia

Plan if the other conditions to cram-down are met.

      The Columbia Plan provides for two Classes of Claims which are impaired or deemed impaired (Classes 3.2. and 4), which classes are unsecured and are entitled to vote on that Plan.

      The Columbia Plan provides for one Class of Interests (Class 8), which

Class is deemed impaired and is entitled to vote on the Plan.

           2.  BEST INTERESTS TEST

      Notwithstanding acceptance of the Columbia Plan by each impaired Class,

section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court determine that such Plan is in the best interests of each holder of a Claim or

Interest in any such impaired Class if any holder in such Class has voted against the Plan.  Accordingly, if an impaired Class under the Columbia Plan does not unanimously accept that Plan, the "best interests" test requires that the Bankruptcy Court find that the Columbia Plan provides to each member of such impaired Class a recovery on account of the member's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that each such member would receive if Columbia were then liquidated under Chapter 7 of the Bankruptcy Code.

      To estimate what members of each impaired Class of Claims or Interests would receive if Columbia were liquidated as part of a Chapter 7 case, the

Bankruptcy Court must analyze the recoverable values achievable and the nature and amount of liabilities to be satisfied if the Reorganization Case is converted to a Chapter 7 case under the Bankruptcy Code and Columbia's assets are liquidated by a Chapter 7 trustee.  See Section X.C, "Best Interests

Test".  Columbia believes that its Plan meets the "best interests" test by providing value to impaired Classes that is at least equal to and may be greater than that which they would receive in a Chapter 7 liquidation of

Columbia, since the Plan provides for the payment in full of all impaired

Claims.

           3.  FEASIBILITY

      Section 1129(a)(11) of the Bankruptcy Code requires a finding that

Confirmation of the Columbia Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of Columbia or any successor to Columbia (unless such liquidation or reorganization is proposed in its Plan, which is not the case for Columbia).  For purposes of determining whether its Plan meets this requirement, Columbia and its financial advisors have analyzed the ability of Columbia to meet its obligations under the Columbia Plan.  As part of this analysis, Columbia, in consultation with Salomon, has prepared the Projections, which together with the material assumptions on which they are based, are set forth in Section

X.B, "Financial Projections; Recapitalization".  Based upon the Projections,

Columbia and its financial advisors believe that its reorganization under the

Columbia Plan will meet the feasibility requirements of section 1129(a)(11) of the Bankruptcy Code.

           4. THE PLAN MUST COMPLY WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

      Section 1129(a)(1) of the Bankruptcy Code requires that the Columbia

Plan comply with the applicable provisions of the Bankruptcy Code.  Columbia and its bankruptcy counsel believe that the Columbia Plan complies with all applicable provisions of the Bankruptcy Code, including all provisions of section 1129(a) not otherwise specifically discussed herein.

               a.   CLASSIFICATION OF CLAIMS AND INTERESTS

      Section 1122 of the Bankruptcy Code sets forth the requirements relating to classification of claims.  Section 1122(a) provides that claims or interests may be placed in a particular class only if they are substantially similar to the other claims or interests in that class.  Columbia and its bankruptcy counsel believe that all Classes under its Plan satisfy the requirements of section 1122(a).  Columbia's unsecured creditors have been classified according to the following criteria:

           CLASS 2. Non-Borrowed Money Claims.  This Class consists of all pre-petition Claims that are not treated in any other Class under the Plan.

This Class is primarily comprised of pre-petition claims for uncashed dividends, proxy fees,
directors' fees and expenses, intercompany payables and all other trade-

payable type Claims against Columbia.  These Claims will be paid on the

Effective Date in cash, in full, plus post-petition interest.

           CLASS 3.1.  Borrowed Money Convenience Claims.  This Class consists of all pre-petition Claims for Borrowed Money that are for an amount that is not more than $15,000.  This Class constitutes a convenience class as contemplated by section 1122(b) of the Bankruptcy Code, whereby all smaller

Borrowed Money Claims are to be paid, in cash, in full, on the Effective Date.

This classification is justified by administrative convenience and fairness to holders of very small claims.  Specifically, it permits such Creditors to be paid in cash thereby avoiding the administrative burden and costs attendant to issuing such Creditors small strips of the debt and equity securities to be issued to the remainder of the Borrowed Money Creditors in order to satisfy their Claims.

           CLASS 3.2.  Other Borrowed Money Claims.  This Class consists of all Borrowed Money Claims not falling within the convenience class of Class

3.1.  The Class 3.2 Claims are further subclassified for descriptive and convenience of reference purposes only.  Columbia is treating all the Borrowed

Money Creditors in a like manner:  all are being paid in full and will receive the same form of distribution, namely, a pro rata share, based on the amounts of their respective claims, of a certain combination of Cash, New Indenture

Securities,

Preferred Stock and DECS, subject to adjustment to avoid the issuance of fractional shares, odd lots of DECS and New Preferred Stock and non-round lots of New Indenture Securities.

           CLASS 4.  The Securities Action Claims.  This Class consists of all properly filed Securities Action Claims.  The Claims are properly classified as they are the only Class of Claims against Columbia that are disputed and unliquidated.  Moreover, they arise from a distinct set of legal principles and, as Claims for damages arising from the purchase or sale of securities,

are subject to the specific subordination provisions of section 510(b) of the

Bankruptcy Code.  Due to the uniqueness of these Claims, Columbia has proposed, as part of the Columbia Plan, a comprehensive settlement offer to the Securities Claimants to settle all of the Securities Litigation-related

Claims.  Such settlement proposal includes an Offer of Settlement by Columbia and the Contributing Non-Debtors in an aggregate amount of up to $18 million,

in exchange for a full release of all Securities Action Claims against

Columbia and the Contributing Non-Debtors.  Although the Class 4 Claims are

technically unimpaired by the Columbia Plan, Class 4 Claimants will be deemed impaired and will vote on whether to accept or reject the Columbia Plan and the Offer of Settlement embodied therein.

           CLASS 5.  Intercompany Claim.  Class 5 consists of the Intercompany

Claims.  The Columbia Omnibus Settlement includes consideration from Columbia to TCO to settle the Intercompany

Claims and other claims which have been or might be asserted by the TCO Estate and its Creditors against Columbia.

           CLASS 6.      Assumed Claims.  Class 6, which is subclassified into

Classes 6.1, 6.2 and 6.3, consists of similar indemnity or guarantee-type obligations of Columbia, which obligations Columbia has agreed to assume post-

Reorganization.  These Assumed Claims include: (i) the indemnity Claims of officers, directors, agents and employees of Columbia and its subsidiaries relating to liabilities that may be assessed against them to the extent applicable insurance proceeds are inadequate to satisfy such Claims; (ii) the

Claim of the PBGC against Columbia for Columbia's secondary obligations for contributions to the pension funds of Columbia's subsidiaries and (iii) the

Claims of Shawmut Bank of Boston, N.A. for certain obligations of Columbia to guarantee Columbia Ohio's headquarters lease.

           CLASS 7. Non-Accepting Securities Claims.  Class 7 consists of all

Securities Action Claims held by claimants who timely file satisfactory individual proofs of claims but reject Columbia's Offer of Settlement to the

Securities Claimants.  These Claims are properly classified separately as they have opted not to accept Columbia's Offer of Settlement and proposed treatment.  Reorganized Columbia will assume the Class 7 Securities Claims.

      Columbia believes the classifications of Unsecured Claims set forth in its Plan are appropriate in classifying
substantially similar Claims together, and do not discriminate unfairly in the treatment of those Classes.  In fact, the classifications are intended to enhance administrative convenience, recognize and accommodate distinct legal entitlements of various types of Unsecured Claims, and effectuate reasonable settlements of disputes that are beneficial to the Estate and fair to all of

Columbia's Creditors.

               b.   MANDATORY AND OPTIONAL PLAN PROVISIONS

      Section 1123 of the Bankruptcy Code specifies both mandatory and optional provisions that a plan shall or may contain.  In general, section

1123(a) mandates that a plan shall designate classes of claims and interests

(excluding administrative and priority claims identified in section 507);

specify any class of claims or interests that is not impaired; specify the treatment of classes of claims or interests that are impaired; provide the same treatment for each claim or interest in a particular class, unless the holder thereof agrees to a less favorable treatment; provide adequate means for the plan's implementation including (as provided in the Columbia Plan) the retention by the debtor of all of the property of the estate and the satisfaction or modification of liens; provide for the inclusion in the debtor's charter of a provision prohibiting the issuance of non-voting equity securities; and contain only provisions that are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of
selection of any officer, director or trustee under the plan.  Columbia and its bankruptcy counsel believe that the Columbia Plan complies in all respects with the relevant requirements of section 1123(a).

      Section 1123(b) provides that a plan may impair or leave unimpaired any class of claims or interests; provide for the assumption, rejection or assignment of executory contracts or unexpired leases not previously rejected;

provide for the settlement or adjustment of any claims belonging to the debtor or the estate; and include any other appropriate provision not inconsistent with the applicable provisions of title 11.

      The Columbia Plan avails itself of many of the optional provisions of section 1123(b), and does so, in the opinion of Columbia and its bankruptcy counsel, in compliance with applicable standards of law.  With respect to all executory contracts and unexpired leases not previously assumed or rejected and which have not terminated after the Petition Date by their own terms or by operation of law, the Columbia Plan specifies the proposed treatment to be accorded to those contracts.  Notably, the Columbia Plan contains important provisions for the settlement or adjustment of Claims against Columbia and its

Estate, including the settlement of disputes relating to the calculation and allowance of post-petition interest on pre-petition Claims, and the resolution of litigable issues with the Creditors of the TCO estate.

               c.   POST-PETITION INTEREST

      As a general rule, the Bankruptcy Code provides for the disallowance of claims for unmatured interest on pre-petition unsecured claims against the estate.  11 U.S.C. Section  502(b)(2).  However, it is fairly well-established in case law that a solvent debtor in a chapter 11 proceeding is required to pay post-petition interest on its unsecured debt.  In reaching this conclusion, courts have followed several lines of reasoning.  One well-

established line of case law holds that, based upon equitable principles,

there is a "solvent-debtor" exception to the general rule prohibiting post-

petition interest on unsecured claims, which permits unsecured creditors of a solvent debtor to recover post-petition interest on pre-petition claims,

subject to the general equitable power of the bankruptcy court to approve the calculation and allowance of such interest.

      Another line of case law holds that in order for a plan to meet the

"best interests" test set forth in section 1129(a)(7) of the Bankruptcy Code for dissenting, impaired creditors, compliance with the statutory Chapter 7 distribution priorities set forth in section 726 of the Bankruptcy Code is required, which in turn requires payment of interest on creditor claims before distributions can be made to equity holders.

      Recent legislative modifications to section 1124 of the Bankruptcy Code embodied in the Bankruptcy Reform Act of 1994, have also validated the concept that in order for a plan of reorganization for a solvent debtor to be "fair and equitable",
unsecured claims are entitled to be paid in full, including post-petition interest, before equity holders may participate in any recovery.  While, the

Bankruptcy Reform Act of 1994, including the amendment to section 1124, is applied only prospectively to cases filed after its effective date and therefore technically does not apply to the Columbia Reorganization Case, some courts have nevertheless applied the reasoning of the Bankruptcy Reform Act to bankruptcy cases filed before its effective date.  See, e.g., In re Artha

Management, Inc., 174 B.R. 671 (Bankr. S.D.N.Y. 1994).

      The Columbia Plan includes payment of post-petition interest on

Creditors' Claims.  The amount of post-petition interest has been discussed with the Columbia Equityholders' Committee, the Columbia Creditors' Committee,

and individual holders of Borrowed Money Claims.  See Section IV.A, "Borrowed

Money Claims and the Negotiations and Settlement of Such Claims", for a more complete discussion of the resolution and the positions of the parties on this issue.

               d.   COMPROMISE OF INTERCOMPANY CLAIMS

      Practically from the inception of Columbia's and TCO's Chapter 11 cases,

there has been intense, costly litigation over the claims of TCO's creditors,

asserted by the TCO Creditors' Committee and ultimately joined by TCO's

Customers' Committee, to recoveries of additional value for themselves from

Columbia's Estate, over and above the enterprise value of TCO.  Both through the Intercompany Claims litigation itself, and through numerous discovery demands and various motions to the Bankruptcy Court, the

TCO Creditors' Committee has sought to enhance the recoveries of TCO's

Creditors by:

           --  opposing extensions of Columbia's and TCO's exclusive periods for filing plans of reorganization, asserting their intention to file a liquidating plan for TCO, and demanding that Columbia

               "bid" for TCO in some type of public auction (notwithstanding the absence of any third-party offer for TCO arising out of the data room proceedings requested by the TCO Creditors' Committee

               (See discussion in Section V.F.14));

           --  Continually disputing Columbia's going-concern valuation of TCO without defining to what extent that valuation was deficient or improper;

           --  Asserting and prosecuting the Intercompany Claims;

           --  Opposing the allocations of liability to TCO under the IRS

               Settlement and TCO's Settlement with the Environmental

               Protection Agency.(1)

      Columbia has had to weigh the interests of its Creditors and

Equityholders in a prompt and viable reorganization of Columbia






- ------------------------
(1) On November 16, 1994, the Bankruptcy Court approved three settlements by TCO with various governmental environmental agencies which include the U.S. Environmental Protection Agency, the Kentucky Natural Resources and Environmental Protection Cabinet and the Pennsylvania Department of Environmental Resources. These settlements address TCO's environmental remediation obligations under Federal law and the laws of the Commonwealths of Kentucky and Pennsylvania.

and TCO against the Intercompany Claims asserted by TCO's Creditors in developing a global restructuring proposal for Columbia and TCO which fairly values the rights and interests of all parties.

      The Columbia Omnibus Settlement provides the foundation upon which both

Columbia and TCO can reorganize and emerge from Chapter 11 as healthy, viable companies:

           --  100% recoveries for Columbia's Creditors;

           --  with investment grade debt and stabilized shareholder values for Columbia; and

           --  substantial recoveries for all Creditors of TCO, rendering them whole or nearly whole on their Claims notwithstanding the

               insolvency of TCO's estate.

      Columbia and its bankruptcy counsel believe that both the letter and spirit of Chapter 11 validate the compromises and settlements contained in the

Columbia Plan, and that they are reasonable, legally justified, equitable, and in the best interests of Columbia, its Creditors and Stockholders.

           5. COLUMBIA MUST COMPLY WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

      Section 1129(a)(2) of the Bankruptcy Code requires that Columbia, as the proponent of the Columbia Plan, comply with the applicable provisions of the

Bankruptcy Code.  Columbia believes that, as the proponent of its Plan, it has complied with, and continues to comply with, the applicable provisions of the

Bankruptcy Code.

      Section 1125(b) of the Bankruptcy Code requires that acceptance or rejection of a plan may not be solicited from a holder of a claim or interest after the commencement of the case  unless the plan or a summary of the plan and a written disclosure statement (which has been approved, after notice and hearing, by the Bankruptcy Court as containing adequate information) are transmitted to such holder.  The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

      Columbia intends to solicit acceptances of its Plan only after the

Bankruptcy Court has approved the adequacy of information in this Disclosure

Statement, and will make appropriate motions to the Bankruptcy Court to establish procedures for notice and hearing on the Disclosure Statement, and on Confirmation of the Columbia Plan once the Disclosure Statement is approved.  In addition, as described in more detail in Section III.B.2, "HCA

Jurisdiction Over the Terms of the Columbia Plan", Columbia will submit its

Plan and this Disclosure Statement for approval to the SEC in accordance with

Sections 11(f) and (g) of the HCA, including authorization to distribute this

Disclosure Statement.

      Section 1126 of the Bankruptcy Code and related Bankruptcy Rules govern issues relating to voting on and acceptance or rejection of a plan.  Section

1126(a) provides that "the holder of a claim or interest allowed under section

502 of this title may accept or reject a plan."  Substantially all Claims against

Columbia have been allowed, or are not disputed at this time, and thus, are entitled to vote, if impaired, in the stated amount of those Claims.

      Consequently, Columbia and its bankruptcy counsel believe that the

Columbia Plan complies or will comply with sections 1125 and 1126 of the

Bankruptcy Code.

           6.  ALTERNATIVES TO THE PLAN

               a.   CRAMDOWN REQUIREMENTS

      The Bankruptcy Code provides for Confirmation of the Columbia Plan even if it is not accepted by all impaired Classes, as long as at least one impaired Class of Claims has accepted it (without counting the acceptances of insiders).  These so-called "cramdown" provisions are set forth in section

1129(b) of the Bankruptcy Code.  The Columbia Plan may be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of section 1129 of the Bankruptcy Code, it (i) is "fair and equitable" and (ii)

"does not discriminate unfairly" with respect to each Class of Claims or

Interests that is impaired under, and has not accepted, such Plan.

      If necessary, the Columbia Plan may be confirmed over the dissent of any

Class of unsecured Claims so long as one impaired Class of Unsecured Claims accepts that Plan.

               (i)  THE PLAN MUST BE FAIR AND EQUITABLE

      With respect to a dissenting Class of Unsecured Creditors, the "fair and equitable" standard requires, among other things, that the Columbia Plan contain one of two elements. The Plan must provide either that each Unsecured Creditor in the Class receive or retain property having a value, as of the Effective Date of the Plan equal to the Allowed amount of its Claim, or that no holder of Allowed Claims or Interests in any junior Class may receive or retain any property on account of such Claims or

Interests.  The strict requirement as to the allocation of full value to dissenting Classes before junior Classes can receive a distribution is known as the "absolute priority rule."  The Columbia Plan meets the requirements of the absolute priority rule since each Unsecured Creditor will be receiving property under that Plan of a value, as of the Effective Date, equal to the

Allowed amount of its Claim.(2)

      In addition, the "fair and equitable" standard has also been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than one hundred percent of its Allowed Claims.  The Columbia Plan complies with that requirement with respect to all claims of Creditors and the holders of Columbia Common Stock.

               (ii) THE PLAN MUST NOT DISCRIMINATE UNFAIRLY

      As a further condition to approving a cram-down, the Bankruptcy Court must find that the Columbia Plan does not "discriminate unfairly" in its treatment of dissenting Classes.






- --------------------------
(2) The "fair and equitable" standard also applies to dissenting classes of secured claims, however, other than the DIP Facility Claim which is being paid in full, in cash, on the Effective Date, there are no classes of secured claims under the Columbia Plan.

The Columbia Plan contains classifications of impaired Claims which Columbia believes are reasonable, appropriate and fair.  See Section IX.4.a,

"Classification of Claims and Interests".

      Columbia reserves the right to seek to confirm the Columbia Plan pursuant to the cramdown provisions, and may, if necessary, modify the

Columbia Plan in order to comply with such cram-down requirements.

               b.   LIQUIDATION

      See Section X.C, "Best Interests Test Analysis".

      C.   VOTING PROCEDURES AND REQUIREMENTS

           1.  VOTING REQUIREMENTS - GENERALLY

      Pursuant to the Bankruptcy Code, only Classes of Claims against or

Interests in Columbia that are Allowed pursuant to section 502 of the

Bankruptcy Code and that are "impaired" under the terms and provisions of the

Columbia Plan are entitled to vote to accept or reject that Plan.  If Columbia or any other party-in-interest has objected to a Claim or Interest, the holder of such Claim will not be entitled to vote on the Columbia Plan unless the

Bankruptcy Court has entered a Final Order allowing such Claim or Interest or unless otherwise permitted to vote by the Bankruptcy Court.  In addition, any holder of a Claim that is listed on the Schedule of Liabilities as contingent,

disputed or unliquidated and has not Filed a proof of Claim prior to the Bar

Date, will not be entitled to vote such Claim with regard to the Plan.

      Columbia or any other party-in-interest may seek an order of the

Bankruptcy Court temporarily allowing, for voting purposes only, certain disputed claims.

      Pursuant to the Bankruptcy Code, a Class is "impaired" if the legal,

equitable, or contractual rights attached to the Claims or Interests of that

Class are modified, other than by (i) curing defaults and reinstating maturity or (ii) by payment in full in cash.  Classes of Claims and Interests that are not impaired are not entitled to vote on the Columbia Plan, are conclusively presumed to have accepted that Plan and will not receive a ballot.  The classification of Claims and Interests under the Columbia Plan is summarized,

together with notations as to whether each Class or Interests is impaired or unimpaired, in Sections II and VI of this Disclosure Statement.

      IF YOU HAVE A CLAIM THAT IS IMPAIRED UNDER THE COLUMBIA PLAN ENTITLING

YOU TO VOTE AND YOU DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT, OR

LOST YOUR BALLOT, PLEASE CONTACT POORMAN - DOUGLAS AT ____________________.

VOTING ON THE COLUMBIA PLAN BY A HOLDER OF ANY IMPAIRED CLAIM ENTITLED TO VOTE

ON THAT PLAN IS IMPORTANT.  IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS, YOU MAY

RECEIVE MORE THAN ONE BALLOT.  YOU SHOULD COMPLETE, SIGN AND RETURN EACH

BALLOT YOU RECEIVE.

      In most cases, each ballot enclosed with this Disclosure Statement has been encoded with the amount of your Claim for voting purposes.  If your Claim is or may become a Disputed Claim this amount may not be the amount ultimately

Allowed for
purposes of distribution and the Class to which your Claim has been attributed.  PLEASE FOLLOW THE DIRECTIONS CONTAINED ON THE ENCLOSED BALLOT

CAREFULLY.

      TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY 5:00 P.M., PACIFIC

STANDARD TIME, ON _____________, 1995, AT THE ADDRESS SET FORTH ON THE

ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH IS:

_______________________________________________________. ALTERNATIVELY,

CREDITORS MAY FAX THEIR BALLOTS TO COLUMBIA'S BALLOT TABULATION CENTER C/O

POORMAN-DOUGLAS CORPORATION  AT ____________________, BUT SUCH FAX MUST BE

RECEIVED BY 5:00 P.M., PACIFIC STANDARD TIME, ON ____________, 1995.  IT IS OF

THE UTMOST IMPORTANCE TO COLUMBIA THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

      Votes cannot be transmitted orally.  Accordingly, you are urged to return your signed and completed ballot(s) promptly.

      Any ballot received that is not duly executed shall be an invalid ballot and shall not be counted for purposes of determining acceptance or rejection of the Columbia Plan.  Any ballot received that does not indicate whether the holder of the Claim or Interest is voting to accept or reject the Columbia

Plan will be counted as a vote to accept that Plan.  A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code or if a Claim was voted in bad faith.

X.  REORGANIZED COLUMBIA

      A.   BUSINESS OF COLUMBIA GAS

      Following the Effective Date, Columbia, a Delaware holding company, and its seventeen operating subsidiaries will continue to operate the businesses of the System.  A description of the System's businesses is set forth in

Section III.A. above.  While no fundamental changes in those businesses are anticipated in connection with confirmation of Columbia's Plan and the occurrence of the Effective Date, Columbia believes that it will be in a position to improve its financial results upon emergence from the Chapter 11 proceedings.  Upon emergence from Chapter 11, Columbia will no longer require

Bankruptcy Court approval for transactions considered to be outside the ordinary course of business and management will no longer be required to focus substantial time and effort on the Chapter 11 proceedings, resolution of related disputes and the development of a plan of reorganization.  In addition, Reorganized Columbia is expected to have improved access to the capital markets and will no longer be burdened with the substantial expenses,

including professional fees, incurred in connection with the Chapter 11 proceedings.  For certain projected financial information with respect to

Reorganized Columbia, see Section X.B.

      B.   FINANCIAL PROJECTIONS; RECAPITALIZATION

           1.  INTRODUCTION

      As a condition to confirmation of the Columbia Plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor.  See "Voting Procedures and

Confirmation Requirements -- Confirmation Requirements" in Section IX.  For

purposes of determining whether the Columbia Plan satisfies this feasibility standard, the management of Columbia analyzed the ability of Reorganized

Columbia to meet obligations under its Plan with sufficient liquidity and capital resources to conduct its businesses.  In this regard, the management of Columbia developed and periodically refined Columbia's business plan and prepared certain projections of Columbia's operating profit, free cash flow,

and certain other items, for the five-year period (the "Projection Period")

from fiscal year 1995 through 1999.  Such projections, as adjusted to reflect certain subsequent events, the terms of the Columbia Plan, and various additional assumptions (the "Projections"), are summarized below.

      The Projections should be read in conjunction with the assumptions,

qualifications, and explanations set forth herein and the historical consolidated financial statements
and related notes thereto contained in the Columbia Annual Report attached hereto as Exhibit 2.

      Columbia does not customarily publish its business plans and strategies or make external projections or forecasts of its anticipated financial position or results of operations.  Accordingly, Columbia (including

Reorganized Columbia) does not anticipate that it will, and disclaims any obligation to, furnish updated business plans or projections to holders of

Claims or Interests prior to the Effective Date, except as may be necessary to meet legal requirements for Confirmation of the Columbia Plan, or to stockholders or debtholders after the Effective Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public.

           2.  PRINCIPAL ASSUMPTIONS

      The Projections are based on and assume the successful implementation of

Columbia's business plan.  Columbia's current business plan, reviewed by its

Bankruptcy Court-approved financial advisors, was presented confidentially to the Columbia Creditors' and Equityholders' Committees.  From time to time as adjustments have been made thereto, Columbia has furnished representatives of the Columbia Creditors' and Equityholders' Committees detailed information relating to its business plan, including its underlying assumptions, and computations of projected financial results.

      Both Columbia's business plan and the Projections reflect numerous assumptions, including various assumptions with respect to the anticipated future performance of Columbia, industry performance, general business and economic conditions and other matters, most of which are beyond the control of

Columbia.  In addition, unanticipated events and circumstances may affect the actual financial results of Columbia.  THEREFORE, WHILE THE PROJECTIONS ARE

PRESENTED WITH SOME SPECIFICITY, THE ACTUAL RESULTS ACHIEVED THROUGHOUT THE

PROJECTION PERIOD WILL LIKELY VARY FROM THE PROJECTED RESULTS, AND THESE

VARIATIONS MAY BE MATERIAL.  ACCORDINGLY, NO REPRESENTATION CAN BE, OR IS

BEING, MADE WITH RESPECT TO THE ACCURACY OF THE PROJECTIONS OR THE ABILITY OF

COLUMBIA TO ACHIEVE THE PROJECTED RESULTS.  See "Risk Factors" for a

discussion of certain factors that may affect the future financial performance of Columbia and of various risks associated with the securities of Reorganized

Columbia to be issued pursuant to the Columbia Plan.

      While the management of Columbia believes that the assumptions underlying the Projections for the Projection Period, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be, or is being, given that the Projections will be realized.  As indicated below, the business plan on which the Projections are based assumes,

among other things, that the nature of the System's operations does not change in any significant
manner; no significant acquisition or disposition of assets or businesses of the System occurs during the Projection Period; no significant new regulatory schemes are adopted which require major changes in the business of the System;

applicable regulatory bodies set rates at levels which allow Columbia and its subsidiaries to recover their costs and a reasonable return on rate base; and

certain anticipated levels of oil and gas prices are achieved.

      The Projections are also based on certain assumptions regarding the amount of cash and the principal amount of New Indenture Securities to be issued to the holders of Class 3.2 Claims pursuant to the Columbia Plan and the financial terms of those securities, the DECS and the New Preferred Stock.

Those assumptions are illustrative only.  The actual amount of cash, if any,

and the actual principal amount of New Indenture Securities issued to holders of those Claims and the financial terms of the New Indenture Securities, the

DECS and the New Preferred Stock may differ substantially from those reflected in the Projections.

      COLUMBIA STOCKHOLDERS AND CREDITORS ENTITLED TO VOTE ON THE COLUMBIA

PLAN MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH

ASSUMPTIONS AND THE RELIABILITY OF THE PROJECTIONS IN REACHING THEIR

DETERMINATIONS OF WHETHER TO ACCEPT OR REJECT THAT PLAN.

      Additional information relating to the principal assumptions used in preparing the Projections is set forth below.

               a.   COLUMBIA AND TCO PLAN ASSUMPTIONS

     (i)  The Effective Date of each of the TCO Plan and the Columbia Plan is

December 31, 1995; and on that date each of those Plans is consummated on substantially the terms described in the TCO Disclosure Statement and this

Disclosure Statement, respectively.  Payouts by each of TCO and Columbia are

$3.9 billion.

    (ii)  On the Effective Date, Columbia, in respect of Class 3.1 and 3.2

Claims (w) pays $900 million in cash, (x) issues $200 million of DECS, (y)

issues $200 million of New Preferred Stock and (z) issues $2.1 billion of New

Indenture Securities.

   (iii)  Cash payments in the aggregate amount of approximately $237 million are made by Columbia to TCO and Columbia's Creditors (other than holders of

Class 3.1 and 3.2 Claims) on the Effective Date pursuant to the Columbia Plan,

excluding for this purpose amounts received by Columbia from TCO in respect of

Columbia's Claims against TCO that are immediately reinvested in TCO.

    (iv)  All holders of Securities Claims accept the settlement proposed in the Columbia Plan.

     (v)  All Producers accept their settlement values set forth in the TCO

Plan; and all Customers accept the settlement embodied in that Plan.

    (vi)  No payments are made by Columbia or TCO during the Projection Period in respect of other obligations assumed by Columbia or TCO pursuant to the

Columbia Plan or the TCO Plan, other than (x) to the extent set forth below,

environmental obligations, (y) obligations incurred in the ordinary course of business under assumed contracts and (z) payments to be made pursuant to the

IRS Closing Agreement over the six-year period following the Effective Date as described in Section VI.1.b, "Priority Tax Claims".

               b.   FINANCING ASSUMPTIONS

      (i)  The holders of DECs receive annual cumulative dividends at a rate of 8.75% per annum.  On the fourth anniversary of the Effective Date, each DEC is mandatorily converted into one share of Common Stock as described in

Section X.E.3.--"Securities to be Issued pursuant to the Plan--Equity DECS

(Dividend Enhanced Convertible Stock)".  No DECS are converted into Common

Stock at the option of the holder prior to that date.

    (ii)  The holders of New Preferred Stock are entitled receive annual

cumulative dividends at a rate of 8.75% per annum.   The New Preferred Stock

remains outstanding throughout the Projection Period.

   (iii)  The weighted average coupon rate of the New Indenture Securities is

8.5% per annum.  No principal of the New Indenture Securities is paid during the Projection Period.

    (iv)  Dividends on the Common Stock of $0.50 per share per annum commence in the second quarter of 1996 with subsequent increases of $0.10 per annum during the Projection Period.  The only issuance of Common Stock after the

Effective Date and prior to the end of the Projection Period is the resale in

1996 of the approximately 1.4 million shares of Common Stock to be repurchased from the LESOP trust on the Effective Date.

     (v)  The average aggregate outstanding balance under the Term Facility and the Revolving Facility during the Projection Period is approximately $530 million and the average interest rate on such balance is 7.5%.

               c.   BUSINESS, REGULATORY AND GENERAL ECONOMIC ASSUMPTIONS

     (i)  Average annual inflation during the Projection Period ranges from

2.5% to 3% based on the GDP implicit price deflator.

    (ii)  The nature of the System's operations does not change in any significant manner.  No significant acquisition or disposition of assets or businesses of the System occurs during the Projection Period.

   (iii)  An additional non-cash charge for environmental matters and higher operating expenses at TCO is incurred in

1995.  TCO, which has not implemented a general rate increase since 1991,

implements such a case before year-end 1996.  Compensatory returns are realized beginning in 1996 and beyond in the rate-regulated transmission and distribution segments as a result of the recovery in rates of investments made to serve Columbia's new and existing customers.  In that regard, it is assumed that applicable state and federal regulatory bodies set rates at levels which allow Columbia and its regulated subsidiaries to recover their costs, giving effect to general inflation, and a reasonable return on rate base, in a manner consistent with past practice.  No significant new regulatory schemes are adopted which require major changes in the business of the System or any of its component parts.  TCO completes a phased market expansion in the 1997-1999 timeframe; and Columbia's distribution companies add approximately 35,000 new customers annually.

    (iv)  Oil and gas operating income increases result primarily from higher forecasted energy commodity prices and, to a lesser extent, higher production volumes.  The average annual West Texas Intermediate oil price and gas price located at the Henry Hub in Louisiana for 1995 are $18.50/Bbl and $1.65/MMbtu,

respectively.  Therefore, the price of both fuels increases gradually throughout the Projection Period in response to projections for rising domestic demand and resource depletion. Other energy operation results improve as a result of the planned expanded operations of

Columbia Energy Services' market center in Pittsburgh, Pennsylvania and from additional investments in power plants and other new markets by TriStar.

     (v)  Columbia's long-term debt to equity ratio decreases from approximately 62% at the end of 1995 to approximately 54% by the end of 1999.

    (vi)  System capital expenditures approximate $500 million per year during the Projection Period with both transmission and distribution operations making significant new investments to replace and upgrade existing facilities.

This level of capital expenditures is based on the assumption regarding oil and gas prices during the Projection Period set forth above.

   (vii)  TCO's expenditures for environmental assessment and remediation average approximately $20 million per year during the Projection Period.  A substantial portion of these costs are recovered through customer rates and/or insurance proceeds.

               d.   TAX ASSUMPTIONS

      1.   The System's 1995 Net Operating Loss ("NOL") of approximately $1.2 billion is partially monetized in 1996 by obtaining a refund of taxes previously paid in tax years 1992, 1993 and 1994.  The remaining NOL is monetized in the future as it is used to offset operating income and the minimum tax credits that are created are utilized to offset a portion of the

Columbia Group's regular tax liability.  A refund from the settlement of the

1991-92 tax audit is received in 1997.

           3.  PROJECTIONS

      Proforma financial statements in the form of Projected Condensed Income

Statements, Projected Condensed Cash Flow Statements and Projected Condensed

Balance Sheets are set forth below.  Those financial statements also include actual condensed financial information for 1994.




                              COLUMBIA GAS SYSTEM
                            FIVE-YEAR BUSINESS PLAN
                     PROJECTED CONDENSED INCOME STATEMENTS
                                 ($ MILLIONS)

                                               1994           1995          1996            1997            1998           1999
                                             -------        -------       -------         -------         -------        -------
 Operating Revenues                          2,833.4        2,957.8       3,255.5         3,571.9         3,745.1        3,933.5

 Operating Expenses:
   Products Purchased                          976.7        1,088.4       1,223.0         1,409.6         1,477.4        1,560.2
   Operation and Maintenance                 1,012.8        1,082.2       1,086.6         1,128.9         1,171.5        1,216.0
   Depreciation and Depletion                  261.7          275.7         295.5           315.0           326.0          339.4
   Taxes Other than Income                     209.0          220.0         229.3           245.3           259.0          273.7
                                             -------        -------       -------         -------         -------        -------

   Total Operating Expenses                  2,460.2        2,666.3       2,834.4         3,098.8         3,233.9        3,389.3
                                             -------        -------       -------         -------         -------        -------

 Operating Income                              373.2          291.5         421.1           473.1           511.2          544.2

 Other Income (Deductions):
   Interest Income and Other, Net               46.1           22.3          23.0            18.5            14.7           17.1
   Interest Expense and Related Charges        (14.8)        (978.3)       (205.4)         (195.8)         (196.2)        (200.2)
   Reorganization Items, Net                   (12.3)        (374.4)         --              --              --             --

   Total Other Income (Deducts)                 19.0       (1,330.4)       (182.4)         (177.3)         (181.5)        (183.1)
                                             -------        -------       -------         -------         -------        -------

   Income before Income Taxes                  392.2       (1,038.9)        238.7           295.8           329.7          361.1
   Income Taxes                                146.0         (356.8)         89.6           110.8           121.2          133.7
                                             -------        -------       -------         -------         -------        -------

 Income before Extraordinary Charges           246.2         (682.1)        149.1           185.0           208.5          227.4

                              COLUMBIA GAS SYSTEM
                            FIVE-YEAR BUSINESS PLAN
                     PROJECTED CONDENSED INCOME STATEMENTS
                                 ($ MILLIONS)

                                               1994           1995          1996            1997            1998           1999
                                             -------        -------       -------         -------         -------        -------

 Extraordinary Items (net)                      --            288.1          --              --              --             --
 Change in Accounting                           (5.6)          --            --              --              --             --
                                             -------        -------       -------         -------         -------        -------

 Net Income                                    240.6         (394.0)        149.1           185.0           208.5          227.4

 Preferred Dividend Payments                    --             --            35.0            35.0            35.0           35.0
                                             -------        -------       -------         -------         -------        -------

 Earnings on Common Stock                      240.6         (394.0)        114.1           150.0           173.5          192.4
                                             =======        =======       =======         =======         =======        =======

 Primary Earnings per Share                  $   4.76      $  (7.79)       $  2.30         $  2.93        $   3.34       $   3.67
 (DECS converted at $30/share)

 Fully Diluted Earnings per Share
   (DECS converted at $25/share)             $   4.76      $  (7.79)       $  2.25         $  2.86        $   3.26       $   3.58

                              COLUMBIA GAS SYSTEM
                            FIVE-YEAR BUSINESS PLAN
                      PROJECTED CONDENSED BALANCE SHEETS
                                 ($ MILLIONS)

                                                 1994           1995          1996           1997            1998            1999
                                              -------         -------       -------        -------         -------         -------
 Net Property, Plant, and Equipment           4,081.0         4,329.7       4,466.9        4,707.4         4,926.9         5,133.1
 Investments and Other Assets                   306.4           208.9         176.7          103.5           113.4           123.2
 Current Assets:
  Cash                                        1,481.8             1.0           1.0            1.0             1.0             1.0
  Accounts Receivable                           561.4           516.6         479.0          449.8           475.5           469.7
  Gas Inventory                                 230.3           225.8         225.3          223.8           222.9           223.1
  Other Current Assets                          211.6           446.1         437.0          403.7           380.4           354.2
                                              -------         -------       -------        -------         -------         -------
 Total Current Assets                         2,485.1         1,189.5       1,142.3        1,078.3         1,079.8         1,048.0
 Deferred Charges                               292.4           298.7         292.1          288.7           289.5           287.5
                                              -------         -------       -------        -------         -------         -------
 Total Assets                                 7,164.9         6,026.8       6,078.0        6,177.9         6,409.6         6,591.8
                                              =======         =======       =======        =======         =======         =======
 Capitalization:
  Equity                                      1,468.0         1,474.0       1,598.3        1,717.8         1,855.8         2,008.0
  Long Term Debt                                  4.3         2,432.3       2,265.4        2,232.8         2,308.6         2,326.7
                                              -------         -------       -------        -------         -------         -------
  Total Capitalization                        1,472.3         3,906.3       3,863.7        3,950.6         4,164.4         4,334.7

 Current Liabilities:
  Short-Term Debt                                 1.2           300.0         300.0          300.0           300.0           300.0
  Rate Refunds Payable                           92.2            76.6          39.3           45.5            45.6            46.2
  Other Current Liabilities                     766.5           621.2         742.5          759.1           775.4           785.4
                                              -------         -------       -------        -------         -------         -------
 Total Current Liabilities                      859.9           997.8       1,081.8        1,104.6         1,121.0         1,131.6
 Liabilities Subject to Chapter 11
   Proceedings                                3,988.9            --             --            --              --              --
 Other Non-Current Liabilities                  843.8         1,122.7       1,132.5        1,122.7         1,124.2         1,125.5
                                              -------         -------       -------        -------         -------         -------
 Total Capitalization and Liabilities         7,164.9         6,026.8       6,078.0        6,177.9         6,409.6         6,591.8
                                              =======         =======       =======        =======         =======         =======


                              COLUMBIA GAS SYSTEM
                            FIVE-YEAR BUSINESS PLAN
                     PROJECTED CONDENSED CASH FLOW SHEETS
                                 ($ MILLIONS)

                                                1994            1995          1996           1997            1998            1999
                                                ------         -------       -------        -------         -------         -------
 Cash from Operations:
   Net Income                                    240.6          (394.0)        149.1          185.0           208.5           227.4
   Depreciation and Depletion                    261.7           275.7         295.5          315.0           326.0           339.4
   Deferred Income Taxes (non-current)            72.2           274.7          19.3           (2.1)            9.8            10.0
   Reorganization Items, Net                      16.9        (1,515.6)         --             --              --              --
   Other (net)                                   (41.9)           47.3          (2.9)          (4.3)           (9.1)           (6.7)
   Change in Working Capital                      23.3          (343.0)        144.4          118.1           (29.8)           (0.7)
                                                ------         -------       -------        -------         -------         -------

 Net Cash from Operations                        572.8        (1,654.9)        605.4          611.7           505.4           569.4

 Investment Activities:
   Capital Expenditures                          433.6           465.7         428.7          515.0           512.0           513.6
   Other                                           1.3           (25.2)         --             --              --              --
                                                ------         -------       -------        -------         -------         -------

 Net Investment Activities                       434.9           440.5         428.7          515.0           512.0           513.6
                                                ------         -------       -------        -------         -------         -------

 Net Cash before Financing Activities            137.9        (2,095.4)        176.7           96.7            (6.6)           55.8

 Financing Activities:
   Debt Financing                                  3.5           650.0        (167.0)         (32.4)           75.8            18.1
   Equity Financing                               --             (35.4)         35.5           --              --              --
   Dividend Payments                               --             --           (45.2)         (64.3)          (69.2)          (73.9)
                                                ------         -------       -------        -------         -------         -------
 Net Financing Activities                          3.5           614.6        (176.7)         (96.7)            6.6           (55.8)
                                                ------         -------       -------        -------         -------         -------

 Change in Cash and Equivalents                  141.4        (1,480.8)         --             --              --              --
                                                ======         =======       =======        =======         =======         =======
 Supplemental Cash Flow Disclosures:
 -----------------------------------
   Interest Paid                                   0.8           995.8         208.3          198.0           199.6           203.2
   Income Taxes Paid                              38.8            77.2        (102.1)          43.6            88.8           102.3

  Supplemental Schedule of 1995 Noncash Financing Activity:
  ---------------------------------------------------------
    Extinguishment/Retirement of Historical                   (2,382.0)
      Indebtedness
    Interest Expense not Paid in Cash                            (96.1)
    Issuance of New Long-Term Debt                             2,078.1
    Issuance of DECS                                             200.0
    Issuance of Preferred Stock                                  200.0
                                                              --------

    Total                                                         --
                                                              ========

      C.   BEST INTERESTS TEST ANALYSIS

      As described above in Section IX.B. under the caption "Best Interests

Test", if any Interest holders or any Columbia Claim holders voting in an impaired Class reject the Columbia Plan, the Bankruptcy Court must determine whether that Plan satisfies the "best interests" test.  To meet that test, the

Columbia Plan must provide value to dissenting impaired Interest and Claim holders which is not less than the value which would be distributed in a

Chapter 7 liquidation.

      In the case of a hypothetical liquidation of Columbia, the Liquidation

Value available to holders of Interests and Claims would be reduced by, among other things, (i) the costs, fees, and expenses of the liquidation, as well as other administrative expenses of Columbia's Chapter 7 case, (ii) unpaid

Administrative Claims of the Columbia Reorganization Case, including tax liabilities in respect of gain arising from the disposition of assets, and

(iii) priority claims, including pre-petition priority state and federal tax claims.  Columbia's costs of liquidation in a Chapter 7 case thus would include the compensation of a trustee, as well as counsel and other professionals retained by such trustee, asset disposition expenses, applicable taxes, litigation costs, Claims arising from the operation of the System during the pendency of the Chapter 7 case, and all unpaid Administrative

Claims incurred by Columbia during
the Reorganization Case that are allowed in Chapter 7 cases.  Additional costs might be incurred in securing required approvals under the HCA and from FERC and state regulatory authorities in connection with the liquidation.  The liquidation itself would likely accelerate the payment of other priority

Claims that would otherwise be payable in the ordinary course of business.

These priority Claims would be paid in full out of the net liquidation proceeds before the balance would be made available to pay Claims of creditors or to make any distribution in respect of Interests.  Columbia believes that the liquidation would also generate a significant increase in Claims, on an accelerated basis.

      Columbia believes that its creditors and Interest holders will receive or retain value as of the Effective Date (or thereafter in the case of Claims that are not liquidated as of the Effective Date) under the Columbia Plan that is at least equal to, and is likely to be greater than, the value such creditors and Interest holders would receive under a Chapter 7 liquidation.

      Pursuant to the Columbia Plan, (a) holders of Class 3.2 Claims (Claims for Borrowed Money in excess of $15,000) will receive a combination of cash,

if available therefor (as determined by Columbia), each Series of New

Indenture Securities, DECS and New Preferred Stock with an aggregate face amount, when added to the cash, if any, to be distributed, equal to the amount of such Claims (plus post-
petition interest and interest on missed interest payments as provided in that

Plan), provided that holders of Class 3.2 Claims that elect the Cash-Out

Election will be entitled, subject to the conditions described herein, to have

Columbia repurchase the DECS and New Preferred Stock that they have received on the Effective Date under the Columbia Plan at a price equal to the face amount of those securities less underwriting commissions and discounts plus accrued and unpaid dividends thereon, (b) holders of Securities Action Claims qualifying under the terms of the Offer of Settlement will receive the settlement values provided for in the Columbia Plan and (c) holders of

Interests will continue to hold such Interests.  Columbia believes that this treatment satisfies the "best interests" requirements of the Bankruptcy Code.

The net recovery available for distribution to the holder of an Interest or a

Claim upon the liquidation of Columbia would be reduced and adversely affected by each of the factors described above, as well as substantial liquidation discounts and costs that would be incurred in the sale of assets on a piecemeal subsidiary-by-subsidiary basis.  In the event of actual liquidation of Columbia, distributions to Creditors would be made substantially later than is provided for in the Columbia Plan.  This delay would materially reduce the amount determined on a present value basis available for distribution to

Creditors and holders of Interests.

      In addition, the Columbia Plan embodies a proposed resolution in respect of (a) the amounts to be paid to holders of Borrowed Money Claims in respect of post-petition interest and interest on missed interest payments and (b) the amounts to be paid to holders of Securities Action Claims in respect of those

Claims.  Columbia believes that holders of such Claims would be unlikely to receive more in respect of such interest or Claims, as applicable, in the context of a litigated Chapter 7 liquidation.  In a Chapter 7 liquidation, the settlements of the Borrowed Money Claims and Securities Actions Claims would not be consummated and the issues between the holders of those Claims and

Columbia would be fully litigated by the parties.

      In summary, Columbia believes that a Chapter 7 liquidation of Columbia would result in substantial diminution in the value to be realized by holders of Interests and Claims, as compared to the proposed provisions of the

Columbia Plan, because of, among other factors, (i) the possibility that a liquidation sale of Columbia would not realize the full going concern value of

Columbia's assets, (ii) additional administrative expenses involved in the appointment of a liquidating trustee, as well as attorneys, financial advisors, accountants and other professionals to assist such trustee,

(iii) additional expenses and substantial tax liabilities, some of which would be entitled to priority in payment, which would arise by reason of the liquidation and (iv) the substantial delay before holders of

Interests and Claims would receive any distribution in respect of their

Interests and Claims.  Consequently, Columbia believes that the Columbia Plan,

which provides for the payment in full of all Class 3.2 Claims for Borrowed

Money, the payment of the settlement values set forth therein in respect of the Securities Action Claims and the continuation of Columbia's businesses,

will provide payment of an amount and an ultimate return to holders of Claims and Interests, respectively, that is at least equal to that which would be provided by a Chapter 7 liquidation.

      D.   PRICING OF SECURITIES

      The securities to be issued pursuant to the Columbia Plan will be priced based on formulae developed by Salomon (the "Pricing Formulae") and set forth in Exhibit 4 to this Disclosure Statement.  The Pricing Formula for determining the interest rate for each Series of New Indenture Securities is based on the spreads of (x) an interpolation of yields based on average yields of baskets of debt securities identified in Exhibit 5 over (y) an interpolation of the yields of U.S. treasury securities having similar maturities and trading closest to par during a specified period ending five business days prior to the Effective Date, adjusted to take account of call provisions.  The identified securities were selected to be comparable to the

New Indenture Securities and are subject to substitution or elimination if they do not remain comparable to those securities.  Factors involved in determining comparability include the industry of the issuer of the securities and the rating of the securities.  The dividend rate for the New Preferred

Stock will be determined based on a comparison, during a specified period ending five business days prior to the Effective Date, of the "trading prices"

(as defined in Exhibit 4) and dividend yields of a basket of identified preferred issues that are comparable to the New Preferred Stock, adjusted for call provisions, and subject to substitution or elimination as described above.  The issue price of the DECS will be the market price of the Common

Stock on the fifth business day prior to the Effective Date.  The dividend rate for the DECs and the extent to which a holder of DECS will share in appreciation in the Common Stock upon conversion of the DECS will be determined five business days prior to the Effective Date and will be designed to cause the DECS to trade at a market price equal to the market price of the

Common Stock.

      Salomon has advised Columbia that the objective of the Pricing Formulae was for the New Indenture Securities, upon their issuance on the Effective

Date, to trade at par and for the New Preferred Stock and DECS, upon their issuance on the Effective Date, to trade at their face amount.  There can be no assurances, however, that those securities will in fact trade at par or their face amount, as applicable, because, among other things, the comparisons with other securities to be made pursuant to the

Pricing Formulae will be made over a specified period ending five business days prior to the Effective Date.  In addition, the trading prices of the New

Indenture Securities, DECS and New Preferred Stock will fluctuate after the

Effective Date with changes in prevailing interest rates, dividend rates,

market conditions, general economic conditions, industry conditions, the conditions and prospects (financial and otherwise) of Columbia and other factors which influence generally the price of securities.  For a discussion of other factors that might affect the trading prices of the securities to be issued pursuant to the Columbia Plan, see Section VII.B, "Risk Factors - Lack

of Established Market for the New Indenture Securities, DECS and New Preferred

Stock; Volatility".

      E.   SECURITIES TO BE ISSUED PURSUANT TO THE PLAN

           1.  INTRODUCTION

      As of the Effective Date, Columbia will issue (i) New Indenture

Securities in an aggregate principal amount of up to $3.0 billion, subject to adjustment as described in Section VI.A.2.d to reflect the actual amount of cash, if any, distributed pursuant to the Columbia Plan in respect of Claims

for Borrowed Money, pursuant to an Indenture dated as of [    ], 1995 (the

"New Indenture"), between Columbia and

[       ], as Trustee (the "Trustee"), (ii) $200 million of DECS and

(iii) $200 million of New Preferred Stock; provided, however, that in the event holders of Class 3.2 Claims elect the Cash-Out Election and the Take-Out

Offering is consummated, Columbia may issue, in an amount equal to the DECS or

New Preferred Stock repurchased by it in connection with the Cash-Out

Election, Other Securities.  As more fully described in Section VI.A.2.d under the caption "Class 3.2-Borrowed Money Claims", the New Indenture Securities,

DECS and the New Preferred Stock will be issued to Columbia Creditors in respect of their Claims, subject, in the case of DECS and New Preferred Stock,

to repurchase by Columbia if holders of Class 3.2 Claims elect the Cash-Out

Election and the Take-Out Offering is completed or Columbia otherwise agrees to repurchase those securities.  As described below under the caption "Other

Post-Reorganization Debt", Columbia also expects to enter into a Term Credit

Facility and a Revolving Credit Facility on the Effective Date.

      Set forth below are brief descriptions of the key features of the New

Indenture Securities, the DECS and the New Preferred Stock and of the Common

Stock issuable upon conversion or redemption of the DECS.  More complete descriptions of those securities (including definitions of certain capitalized terms) are set forth in Exhibit 4 hereto, which all holders of Claims against,

and equity

Interests in Columbia are encouraged to read in their entirety.

           2.  INDENTURE SECURITIES

      The New Indenture Securities will be issued in seven Series, each in an aggregate initial principal amount which is no less than 70% of the principal amount of any other Series of New Indenture Securities, with the respective maturities set forth below.

 Series                        Maturity
 ------                        --------
 Series A                       5 years
 Series B                       7 years
 Series C                      10 years
 Series D                      12 years
 Series E                      15 years
 Series F                      20 years
 Series G                      30 years



     Each New Indenture Security will bear interest from the Effective Date,

payable semi-annually on dates to be determined, for each Series of New

Indenture Securities, by Columbia prior to the Effective Date, to the registered holder thereof at the close of business on the applicable record date therefor.  The rate of interest to be borne by the New Indenture

Securities of each Series will be determined prior to the Effective Date in accordance with the Pricing Formula therefor as described above in this

Section X under the caption "Pricing of Securities".

     Principal of each Series of New Indenture Securities will be payable on the maturity date therefor set forth above.  The New Indenture Securities will be issued only in
denominations of $1,000 or any integral multiple thereof.  New Indenture

Securities will be issued only in book-entry form, will not be exchangeable for New Indenture Securities in certificated form at the option of the Holder and, except in certain limited circumstances, will not otherwise be issuable in definitive form.

     Series A, Series B and Series C New Indenture Securities may not be

redeemed.  Series C, Series D and Series E New Indenture Securities may be

redeemed at the option of Columbia after year 10 at par.  Series F New

Indenture Securities may be redeemed at the option of Columbia after year 10 at a premium of the principal amount equal to the coupon of such Securities in year 1 declining ratably to zero in year 15.  Series G New Indenture

Securities may be redeemed at the option of Columbia after year 10 at a premium of the principal amount equal to the coupon of such Securities in year 1 declining ratably to zero in year 20.

     The New Indenture contains customary affirmative covenants and customary limitations on Columbia's ability to merge or engage in other business combinations.  The New Indenture also contains limitations on the ability of

Columbia's Significant Subsidiaries to incur long-term debt owed to third parties and a negative pledge with respect to Columbia, subject, in each case,

to customary exceptions and exceptions for current asset financings and natural resource
production loans.  The New Indenture does not include any financial covenants or any limitations on the amount of unsecured debt that can be incurred by

Columbia.

     The New Indenture contains the following Events of Default:  (i) defaults in payment of the New Indenture Securities; (ii) failures to comply with covenants; and (iii) certain events of insolvency with respect to Columbia;

subject, as applicable, to customary grace periods.

     Columbia may, at any time, terminate (i) all its obligations under the

New Indenture Securities and the New Indenture ("Legal Defeasance Option") or

(ii) its obligations to comply with certain restrictive covenants ("Covenant

Defeasance Option"), provided that Columbia irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the New Indenture Securities to maturity or redemption, as the case may be.  The only condition to defeasance, in addition to a 90-day hiatus in the case of the Legal Defeasance Option, shall be that (i) no default exists or occurs and (ii) Columbia obtains a certificate from a firm of nationally recognized independent accountants that the deposited U.S.

Government Obligations will be sufficient to pay principal of and interest on the New Indenture Securities to be defeased when due.

     The New Indenture Securities will be general unsecured senior obligations of Columbia.

          3.   EQUITY DECS (DIVIDEND ENHANCED CONVERTIBLE STOCK)(TM)

The DECS will constitute shares of Convertible Preferred Stock and rank on a parity with the New Preferred Stock and prior to Common Stock and the Series A

Preferred Stock (defined in Section V.F.16), in each case as to payment of dividends and distribution of assets upon liquidation.  Each share of DECS will be issued at a price equal to the market price of a share of the Common

Stock of Columbia on the fifth business day prior to the Effective Date (the

"Issue Price").

     The holders of DECS will be entitled to receive, when, as and if dividends on the DECS are declared by the board of directors of Columbia out of funds legally available therefor, cumulative preferential dividends from the Effective Date, accruing at the rate per share per annum that is determined in accordance with the applicable Pricing Formula, payable quarterly in arrears.  Dividends are payable in cash or, in connection with certain redemptions by Columbia, in shares of Common Stock.  Accumulated unpaid dividends will not bear interest.

     On the Mandatory Conversion Date (the fourth anniversary of the Effective

Date), each outstanding share of DECS will convert automatically into shares of Common Stock at the Conversion Rate in effect on such date and the right to receive an amount in cash equal to all accrued and unpaid dividends on such

DECS to the Mandatory Conversion

Date, subject to the right of Columbia to redeem the DECS on or after the

Initial DECS Redemption Date and prior to the Mandatory Conversion Date, as described below, and subject to the conversion of the DECS at the option of the holder at any time prior to the Mandatory Conversion Date.  The Conversion

Rate will initially be one share of Common Stock for each DECS, and is subject to adjustment as described below.

     Because the price of the Common Stock is subject to market fluctuations,

the value of the Common Stock received by a holder of DECS upon mandatory conversion may be more or less than the Issue Price for the DECS.

     The DECS will not be redeemable by Columbia prior to the Initial DECS

Redemption Date (the third anniversary of the Effective Date).  At any time and from time to time on or after the Initial DECS Redemption Date and prior to the Mandatory Conversion Date, Columbia may redeem the outstanding DECS, in whole or in part.  Upon any such redemption, each holder of DECS will receive,

in exchange for each DECS so called, a number of shares of Common Stock equal to the Call Price of the DECS in effect on the date of redemption divided by the Current Market Price of the Common Stock determined as of the date which is one trading day prior to the public announcement of the call for redemption.  The Call Price of each DECS will be the sum of (i) the Issue

Price therefor, (ii) a premium equal to the annual dividend on the DECS in the first quarter following the Effective Date declining ratably to zero in the quarter immediately preceding the Mandatory Conversion

Date, and (iii) all accrued and unpaid dividends thereon to the date fixed for redemption.  The public announcement of any call for redemption shall be made prior to the mailing of the notice of such call to holders of DECS.

     The opportunity for equity appreciation afforded by an investment in the

DECS is less substantial than the opportunity for equity appreciation afforded by an investment in the Common Stock because Columbia may, at its option,

redeem the DECS at any time on or after the Initial DECS Redemption Date and prior to the Mandatory Conversion Date, and may be expected to do so prior to the Mandatory Conversion Date if the market price of the Common Stock exceeds the Conversion Price.  In such event, holders of the DECS will receive less than one share of Common Stock for each DECS.  However, because holders of

DECS called for redemption will have the option to surrender DECS for conversion at the Conversion Price up to the close of business on the redemption date (and may be expected to do so if the market price of the

Common Stock exceeds the Conversion Price), a holder that elects to convert will receive a percentage of a share of Common Stock for each DECS that will be determined pursuant to the Pricing Formula for the DECS.  Because the number of shares of Common Stock
to be delivered in payment of the Call Price will be determined on the basis of the market price of the Common Stock prior to the announcement of the call,

the value per share of the shares of Common Stock to be delivered may be more or less than the Call Price on the date of delivery.

     The DECS will be convertible, in whole or in part, at the option of the holders thereof, at any time prior to the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate that will be determined in accordance with the Pricing Formula for the DECS (the dollar equivalent thereto per share of Common Stock is referred to as the "Conversion

Price"), subject to adjustment as described below.  The right to convert DECS called for redemption will terminate immediately prior to the close of business on the redemption date.

     The Conversion Rate for mandatory conversions and the Conversion Price for optional conversions are both subject to adjustment in the event of certain stock dividends or distributions, subdivisions, splits, combinations,

issuances of certain rights or warrants or distributions of certain assets with respect to the Common Stock, as well as in the event of certain mergers or other business combinations to which Columbia is a party.

     The liquidation preference of each of the DECS is an amount equal to the sum of (i) the Issue Price and (ii) all
accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up.

     The holders of DECS shall not have voting rights except as required by law and except as follows:  (i) if dividends on the DECS are in arrears and unpaid for six quarterly dividend periods, the holders of the DECS (voting separately as a class with holders of all other series of Preferred Stock ranking on a parity with the DECS upon which like voting rights have been conferred and are exercisable) will be entitled to vote, on the basis of one vote for each of the DECS, for the election of two directors of Columbia, such directors to be in addition to the number of directors constituting the board of directors immediately prior to the accrual of such right, and (ii) the holders of DECS will have voting rights with respect to certain alterations of

Columbia's Certificate of Incorporation.

     DECS redeemed for or converted into Common Stock or otherwise acquired by

Columbia will assume the status of authorized but unissued Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued

Preferred Stock.

     Application will be made to list the DECS on the NYSE.

          4.   COMMON STOCK

     Subject to the rights of the holders of any Preferred Stock of Columbia then outstanding, holders of Common Stock are entitled to one vote per share on all matters to be
voted on by Stockholders of Columbia, other than the election of directors.

Voting for directors is cumulative; each Stockholder has votes equal to the number of shares of Common Stock the Stockholder owns multiplied by the number of directors to be elected and all votes can be cast for one nominee or divided among more than one.

     Subject to the rights of the holders of Preferred Stock, holders of

Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors of Columbia in its discretion out of funds legally available therefor.  Upon any liquidation or dissolution of Columbia, holders of the Common Stock are entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of any Preferred Stock at the time outstanding.  Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock.

          5.   NEW PREFERRED STOCK

     The New Preferred Stock will constitute shares of Preferred Stock with a liquidation value of $25 per share and rank on a parity with the DECS and prior to the Common Stock and the Series A Preferred Stock, in each case as to payment of dividends and distribution of assets upon liquidation.

     The holders of New Preferred Stock will be entitled to receive, when, as and if dividends on the New Preferred Stock are declared by the board of directors of Columbia out of funds legally available therefor, cumulative preferential cash dividends from the Effective Date, accruing at the rate per share per annum that is determined in accordance with the Pricing Formula therefor, payable quarterly in arrears.  Accumulated unpaid dividends will not bear interest.

     The New Preferred Stock will not be redeemable by Columbia prior to the

Initial New Preferred Redemption Date (the fifth anniversary of the Effective

Date).  At any time and from time to time on or after the Initial New

Preferred Redemption Date, Columbia may redeem the outstanding New Preferred

Stock, in whole or in part.  Upon any such redemption, each holder of New

Preferred Stock will receive, in exchange for each share of New Preferred

Stock so called, cash in an amount equal to the sum of (i) the liquidation value therefor and (ii) all accrued and unpaid dividends thereon to the date fixed for redemption.

     The New Preferred Stock is not subject to mandatory redemption by

Columbia and is not convertible into or exchangeable for any other securities.

     The liquidation preference of each share of New Preferred Stock is an amount equal to the sum of (i) the liquidation value and (ii) all accrued and unpaid dividends
thereon to the date of liquidation, dissolution or winding up.

     The holders of New Preferred Stock shall not have voting rights except as required by law and except as follows:  (i) if dividends on the New Preferred

Stock are in arrears and unpaid for six quarterly dividends periods, the holders of the New Preferred Stock (voting separately as a class with holders of all other series of Preferred Stock ranking on a parity with the New

Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote, on the basis of one vote for each share of New Preferred Stock, for the election of two directors of Columbia, such directors to be in addition to the number of directors constituting the board of directors immediately prior to the accrual of such right and (ii) the holders of New Preferred Stock will have voting rights with respect to certain alterations of Columbia's Certificate of Incorporation.

     Application will be made to list the New Preferred Stock on the NYSE.

          6.   APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

     Certain holders of Claims will receive securities under the Columbia

Plan.  Section 1145 of the Bankruptcy Code creates certain exemptions from the registration and licensing requirements of federal and state securities laws with respect to the distribution of securities pursuant to a plan of reorganization.

               a.   ISSUANCE OF SECURITIES UNDER THE PLAN

     Section 1145 of the Bankruptcy Code exempts the issuance of securities under a plan of reorganization from registration under the Securities Act and under state securities laws if three principal requirements are satisfied: (i)

the securities must be issued "under a plan" of reorganization by the debtor or its successor or under a plan of an affiliate participating in a joint plan of reorganization with the debtor; (ii) the recipients of the securities must hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property.  Although the issuance of the New Indenture Securities, DECS and New

Preferred Stock under the Columbia Plan satisfies the requirements of section

1145(a)(1) of the Bankruptcy Code and is, therefore, exempt from registration under federal and state securities laws, under certain circumstances subsequent transfers of such securities may be subject to registration requirements under such securities laws.

               b.   TRANSFERS OF NEW SECURITIES

     The securities to be issued pursuant to the Columbia Plan may be freely transferred by most recipients thereof, and all resales and subsequent transactions in the new securities are exempt from registration under federal and state securities laws, unless the holder is an "underwriter" with respect to such securities.  Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

     (i)  persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to

          distributing any security received in exchange for such a claim or interest;

    (ii)  persons who offer to sell securities offered under a plan for the holders of such securities;

   (iii)  persons who offer to buy such securities for the holders of such securities, if the offer to buy is (x) with a view to distributing such securities or (y) made under a distribution agreement; and

    (iv)  a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

          Under section 2(11) of the Securities Act, an "issuer" includes any person directly or indirectly controlling or controlled by the issuer, or any
          person under direct or indirect common control with the issuer.

     To the extent that persons deemed to be "underwriters" receive securities pursuant to the Columbia Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities

Act or other applicable law.  Persons deemed to be underwriters, however, may be able to sell such securities without registration, subject to the provisions of Rule 144 or Rule 148 under the Securities Act, both of which permit the public sale of securities received pursuant to the Columbia Plan by

"underwriters", subject to the availability to the public of current information regarding the issuer and to volume limitations and certain other conditions.

     Whether or not any particular person would be deemed to be an

"underwriter" with respect to any security to be issued pursuant to the

Columbia Plan would depend upon various facts and circumstances applicable to that person.  Accordingly, Columbia expresses no view as to whether any person would be an "underwriter" with respect to any security to be issued pursuant to that Plan.

     GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A

PARTICULAR PERSON MAY BE AN UNDERWRITER, COLUMBIA MAKES NO REPRESENTATION

CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE NEW INDENTURE SECURITIES,

DECS OR NEW PREFERRED STOCK TO BE DISTRIBUTED PURSUANT TO THE COLUMBIA

PLAN.  COLUMBIA RECOMMENDS THAT POTENTIAL RECIPIENTS OF THE NEW INDENTURE

SECURITIES, DECS OR NEW PREFERRED STOCK CONSULT THEIR OWN COUNSEL CONCERNING

WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

               c.   CERTAIN TRANSACTIONS BY STOCKBROKERS

     Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of securities issued under the Columbia Plan to their customers for the first forty days after the Effective Date.  This requirement specifically applies to trading and other aftermarket transactions in such securities.

          7. HCA PROVISIONS APPLICABLE TO SECURITIES TO BE ISSUED PURSUANT TO THE PLAN

     The HCA prohibits the acquisition by any person of 5% or more of the voting securities of a registered public utility holding company such as

Columbia unless the acquisition has been approved by the SEC.  It also requires that any person that owns, controls or holds with power to vote, 10%

or more of the voting securities of a public utility holding company register with the SEC as a holding company under the HCA.  The DECS and the New

Preferred Stock will not be voting securities for those purposes upon their issuance.  However, in the event holders of DECS and New Preferred Stock became entitled to elect directors following a default in the payment of dividends thereon, those
securities would become voting securities and would be included in any calculation pursuant to the above-described provisions of the HCA.  Further,

the Common Stock issuable upon redemption or conversion of the DECS is a voting security for purposes of the HCA and SEC approval and/or registration is required in connection with the acquisition or holding thereof to the extent described above.

          8.   FUTURE STOCK ISSUANCES

     In addition to the DECS and New Preferred Stock to be issued pursuant to the Columbia Plan, the Other Securities issued in the Take-Out Offering to provide funds to repurchase some or all the DECS and New Preferred Stock and the equity securities that might be issued pursuant to the Columbia Plan or the TCO Plan, Columbia will be authorized to issue additional shares of capital stock from time to time following the Effective Date.  There will be no specific restrictions on such issuances, subject to the availability of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, therefor.  Under Delaware law, in the absence of fraud in the transaction, the judgment of the directors as to the value of consideration received upon the issuance of a corporation's capital stock is conclusive.  In addition, as permitted by Delaware law, under Columbia's Certificate of

Incorporation existing Columbia stockholders will not have preemptive rights to purchase additional shares of Columbia capital stock upon any issuance of such shares authorized by Columbia's Board of

Directors.

     F.   OTHER POST-REORGANIZATION DEBT

     In addition to the New Indenture Securities described above under the caption "Securities to be Issued Pursuant to the Plan--New Indenture

Securities", the principal indebtedness of Columbia anticipated to be outstanding following the Effective Date is described below.

          1.   TERM CREDIT FACILITY

     Columbia is currently seeking to arrange a senior unsecured term credit facility in an aggregate principal amount of $450 million (the "Term

Facility"), effective as of the Effective Date.  Amounts available to be borrowed under the Term Facility would be applied to make payments in respect of Claims of Columbia Creditors and obligations of TCO and for general corporate purposes.  Amounts borrowed under the Term Facility will rank pari passu with all other senior unsecured obligations of Columbia, including the

New Indenture Securities.

     The specific terms of the Term Facility, including, without limitation,

interest rates, repayment terms, conditions to borrowings, representations and warranties, covenants and events of default will be negotiated by Columbia and prospective providers of the Term Facility.

     No assurances can be given that the Term Facility will be arranged or as to the amount thereof.  The failure of

Columbia to arrange the Term Facility or a reduction in the principal amount thereof would result in a reduction in the amount of cash available to satisfy

Claims of Columbia Creditors and a corresponding increase in the amount of New

Indenture Securities distributed to such Creditors pursuant to the Columbia

Plan.  Although entry into the Term Facility is a condition to the effectiveness of the Columbia Plan, such condition may be waived by Columbia.

          2.   REVOLVING CREDIT FACILITY

     Columbia is currently seeking to arrange a senior unsecured revolving credit facility in an aggregate principal amount of up to $700 million (the

"Revolving Facility"), effective as of the Effective Date.  It is expected that the Revolving Facility would be available (i) to provide working capital for Columbia and its subsidiaries and (ii) for the issuance of commercial and standby letters of credit to be issued for the account of Columbia in the ordinary course of its business.  Amounts borrowed under the Revolving

Facility will rank pari passu with all other senior unsecured obligations of

Columbia, including the New Indenture Securities.

     The specific terms of the Revolving Facility, including, without limitation, interest rates, repayment terms, conditions to borrowings,

representations and warranties, covenants and events of default will be negotiated by Columbia and prospective providers of the Revolving Facility.

     No assurances can be made that the Revolving Facility can be arranged or as to the principal amount thereof.  The failure of Columbia to arrange the

Revolving Facility or a reduction in the principal amount thereof could have an adverse impact on Columbia's ability to achieve the financial projections contained herein under "Reorganized Columbia Gas--Financial Projections;

Recapitalization".  Although entry into the Revolving Facility is a condition to the effectiveness of the Columbia Plan, such condition may be waived by

Columbia.

          3.   OTHER CREDIT FACILITIES

     In addition to the foregoing credit facilities, from and after the

Effective Date, Columbia may enter into other credit facilities on such terms as Columbia determines to be appropriate, subject to any applicable limitations on indebtedness contained in Columbia's other debt instruments from time to time.

     G.   MANAGEMENT

          1.   BOARD OF DIRECTORS

     Columbia's board of directors is divided into three classes of directors.

During each annual meeting of stockholders, on a rotating basis, members of one of the classes are elected for a term of three years.  The following is a table of the persons who are the current directors of Columbia and who will continue to be the directors on the Effective Date, except as noted below, and certain biographical information relating to each person identified:

                                                                                       Shares of
              Name & Principal                          Year First      End of        Stock Owned
                 Occupation                    Age        Elected     Curr. Term     Beneficially
              ----------------                 ---      ----------    ----------     ------------
 Richard F. Albosta(1)                         58       1995           1995              0
        Consultant since October, 1994.
        Chairman, President and CEO of
        Ensearch Environmental Corporation
        (January 1994 to October, 1994;
        President and CEO since 1986 and
        Chairman since 1990 of Ebasco
        Services, Inc.

Robert H. Beeby                                63       1993           1996            1,000
        Chairman of the Board of Service
        America Corporation since 1992.
        Former President and CEO of Frito-
        Lay, Inc. (1989 to 1991) and
        Pepsi-Cola International (1984 to
        1988).  Director of Church &
        Dwight Co., Inc. and Applied
        Extrusion Technologies, Inc.

 Wilson K. Cadman                               67      1993           1997              0
        Private Investor since 1992.
        Former Chairman, President and
        CEO, Kansas Gas & Electric Co. and
        retired Vice Chairman of Western
        Resources, Inc.  Director of El
        Paso Electric Co., Inc. and
        Clark/Bardes Companies.

- ---------------------------
(1) These directors were elected to the board at the February, 1995 meeting of the board of directors and were designated to the class of directors whose terms expire in 1995 in anticipation of the vacancies created when the terms of Messrs. John D. Daly, Thomas S. Blair and Robert H. Hillenmeyer expire on April 28, 1995. Messrs. Hillenmeyer and Blair each reached the mandatory retirement age in 1994 and Mr. Daly has decided to not stand for re-election following his retirement as an officer of Columbia.

                                                                                       Shares of
              Name & Principal                          Year First      End of        Stock Owned
                 Occupation                    Age        Elected     Curr. Term     Beneficially
              ----------------                 ---      ----------    ----------     ------------
 John H. Croom(2)                               62       1981           1997           34,773
        Chairman of the Board, President
        and CEO of Columbia since August
        1984.

 James P. Heffernan                             49       1993           1997             0
        Managing Director and President of
        Whitman Heffernan Rhein & Co.,
        Inc., since 1987.  CEO and
        Director of Danielson Holding
        Corporation, since 1990 and
        Director of its subsidiary,
        Danielson Trust Company, since
        1993.  Director and President of
        Herman's Holdings, Inc. and
        Director of its subsidiary,
        Herman's Sporting Goods, Inc.
        since 1993.

 Malcolm T. Hopkins(1)                          66       1982           1996            5,512
        Private investor since 1984.
        Retired Vice Chairman, CFO and
        Director of the former St. Regis
        Corporation.  Director of
        Metropolitan Series Fund, Inc. and
        MetLife Portfolios, Inc.; MAPCO,
        Inc.; KinderCare Learning Centers,
        Inc., EMCOR, Inc.; and U.S. Home
        Corporation. Trustee of The
        Biltmore Funds.

 Malcolm Jozoff                                 55       1995           1995            1,000
        Chairman and CEO of Lenox,
        Incorporated, since 1993.  Self
        employed Management Consultant on
        marketing and strategic planning;
        (July 1992 to October 1993);
        previously Group Vice President,
        The Procter & Gamble Co. and
        President - Health Care Products,
        Procter & Gamble, USA. Director of
        Chemtrak, Inc.

 William E. Lavery                              64       1985           1996              750
        President Emeritus and Professor,
        Virginia Polytechnic Institute and
        State University; President from
        1975 to 1987.  Director of First
        Union Corporation of Virginia and
        Shenandoah Life Insurance Co.

 George P. MacNichol, III(3)                    71       1971           1995              600
        Private Investor since 1979.
        Retired Officer and Director of
        Libbey-Owens-Ford Company and
        retired Director of Fifth Third
        Bank of Toledo, N.A.

 George E. Mayo                                 62       1994           1995              500
        Chairman of the Board and
        President of the Midland Life
        Insurance Company since 1980.
        President Midland Financial
        Services since Dec. 29, 1994.
        Chairman of the Board of U.S.
        Health Corporation.  Director of
        Compuserve, Inc.; HBO & Co. of
        Atlanta; Huntington Bancshares
        Inc.; and Borror Corporation.

- -----------------------
(2)   Will retire on May 1, 1995.

(3) It is expected that Mr. MacNichol will retire from the Board after he reaches the mandatory retirement age for directors of Columbia in August, 1995.

                                                                                       Shares of
              Name & Principal                          Year First      End of        Stock Owned
                 Occupation                    Age        Elected     Curr. Term     Beneficially
              ----------------                 ---      ----------    ----------     ------------
 Douglas E. Oleson(1)                           56       1995           1995              0
        President and CEO of Battelle
        Memorial Institute, since 1987.

 Ernesta G. Procope                             65       1979           1997            1,161
        President and CEO of E.G. Bowman
        Co., Inc., since 1953.  Director
        of Avon Products, Inc. and Chubb
        Corporation.

 James R. Thomas, II                            69       1990           1997              300
        Private investor, since 1983.
        Retired President and CEO of
        Carbon Industries, Inc.  Director
        of One Valley Bank, N.A., Camcare,
        Inc., and Shoney's, Inc.

 William R. Wilson                              67       1987           1996            5,000
        Private investor, since 1992.
        Retired Chairman of the Board and
        CEO of Lukens Inc.  Director of
        Acme Metals Incorporated,
        Provident Mutual Life Insurance
        Company, and L.F. Driscoll Co.

 Oliver G. Richard, III(4)                      42       1995           1996         10,000(5)
        Chairman, Chief Executive Officer
        and President of Columbia
        (effective April 28, 1995).
        Chairman of New Jersey Resources
        Corporation since 1992; former
        President and CEO since 1991.
        Former President and CEO of New
        Jersey Natural Gas Company;
        President and CEO of Northern
        Natural Gas Company (1989 to
        1991).  Senior Vice President and
        subsequently Executive Vice
        President of Exxon Gas Pipeline
        Group; Vice President and General
        Counsel of Tenngasco, a subsidiary
        of Tenneco Corporation (1985 to
        1987); and FERC Commissioner (1982
        to 1985).  Director of National
        Westminster Bank USA, Monmouth
        College and Monmouth Medical
        Center.

     For the year 1994, directors received a retainer of $25,000 and a meeting fee of $1,000 per meeting.  Those directors on the audit, compensation, finance,

corporate governance and ad hoc committees of the board received a meeting fee of $1,000 per committee meeting.  Directors serving on the executive committee of the board also received a $6,000 retainer and a meeting fee of $800 per




- -------------------------
(4)   Mr. Richard is to replace Mr. Croom as Chairman, Chief
      Executive Officer and President of Columbia on April 28,
      1995.

(5)   As of May 1, 1995.

meeting.  The board held eleven meetings in 1994 and each incumbent director attended at least 75% of the total number of meetings of the board and board committees on which he or she served.  No officer received any compensation for services as a director while also serving as an officer of Columbia.

     Columbia offers medical coverage to non-employee directors and pays the premium associated with their participation.  Columbia also reimburses its non-employee directors for the cost of Medicare Part B, if applicable.  Non-

employee directors may elect to defer compensation for distribution at a later date.  Deferred amounts of compensation accrue interest at the rate for six-

month U.S. Treasury Bills and may be paid in a lump sum or in annual installments over ten years.

     Each non-employee director who has served on the board for a minimum of five years and who retires after attaining the age of 70 or becomes disabled,

will receive annual retirement payments equal to the amount of the annual retainer for board service at the time of retirement.  These payments will cease at the death of the director unless the director elected an actuarial equivalent option.  In the event of certain specified changes in the control of Columbia, a director (regardless of years of service on the board) may elect a lump-sum payment equal to the present value of the retainer at the time of the election multiplied
by the number of years of such director's service on the board, with a minimum of ten years.

     2.   OFFICERS OF COLUMBIA

          a.   OVERVIEW OF COLUMBIA'S SENIOR MANAGEMENT

     The following is a table indicating the persons who currently are and expected to serve as executive officers of Columbia, as of the Effective Date,

their principal capacities, 1994, 1995 and 1996 base salaries(6), the 1993 bonus payable in 1994, the 1994 bonus payable in 1995, other compensation for 1994(7),

and stock options to be granted thirty days after the Effective Date.

                                                                                        1993       1994
                                                      BASE       BASE        BASE       BONUS      BONUS
                                                      SALARY     SALARY      SALARY     PAID       PAID      OTHER
                                                      FOR 1994   FOR 1995    FOR 1996   IN 1994    IN 1995   COMP. 1994    STOCK
 NAME                    TITLE                           $          $           $          $          $          $         OPTIONS
 ----                    -----                        --------   --------    --------   -------    -------   ----------    -------
 John H. Croom           Chairman of the Board,       682,000    728,000     740,400    50,000     400,000   40,720        10,000(8)
                         President and CEO (will
                         retire on April 28, 1995)


 Oliver  G. Richard,     Chairman of the Board,       N/A        750,000     750,000    N/A        N/A       N/A           N/A
 III                     President and CEO
                         (effective April 28,
                         1995)

 Daniel L. Bell, Jr.     Senior Vice President,       299,200    308,150     310,400     29,260    42,196    17,908         5,000
                         Chief Legal Officer and
                         Secretary


- ---------------------------------
(6) Columbia calculates its management's base salaries on a fiscal calendar year which begins on April 1st of each year. The salaries listed for the years 1994 and 1995 have been adjusted to conform to a calendar year basis. The base salaries for the calendar year 1996 reflect the salaries effective as of April 1, 1995. At this time, it is too early to estimate what the projected base salaries will be for the fiscal year beginning April 1, 1996 for members of Columbia's management.

(7) Other compensation reflects Columbia's contributions to the Employees' Thrift Plan which is a qualified plan and the Thrift Restoration Plan which is an unqualified plan.

(8)   To be granted 30 days after the Plan is filed.

                                                                                          1993       1994
                                                        BASE       BASE        BASE       BONUS      BONUS
                                                        SALARY     SALARY      SALARY     PAID       PAID      OTHER
 NAME                      TITLE                        FOR 1994   FOR 1994    FOR 1996   IN 1994    IN 1995   COMP. 1994    STOCK
                                                           $          $           $          $          $           $        OPTIONS
 ----                      -----                        --------   --------    --------   -------    -------   ----------    -------
 Michael W. O'Donnell      Senior Vice President and     286,025    310,150    315,300     26,000     53,046    92,031*       5,000
                           Chief Financial Officer

 Richard A. Casali         Vice President                137,861    141,438    142,120      5,000      6,969     62,464*      -0-

 Richard E. Lowe           Vice President and            169,700    178,850    181,000      8,080     20,688    107,868*      2,000
                           Controller

 Lawrence J. Bainter       Treasurer                     167,250    176,275    178,400      7,965     20,388    107,655*      2,000

 Tejinder S. Bindra        Assistant Secretary           143,997    150,294    151,682     10,320     23,381    115,674*      -0-

 Joyce K. Hayes            Assistant Secretary           128,753    134,202    135,441      9,267     20,877    106,584*      -0-


- -------------------------

   * Includes payment under Retention Agreement (defined and described in Section V.F.11)



     Prior to the Petition Date, Columbia's board of directors established various incentive compensation programs for Columbia's executives.  These programs include an annual incentive compensation plan, the Incentive Plan

(defined and described in Section V.F.15), a performance share program,

benefits plans and miscellaneous arrangements.  In 1991, due to the reduction in the dividend on Common Stock and Columbia's filing for bankruptcy,

Columbia's incentive compensation programs were suspended.  This suspension has been continued to date for the performance share program.

     The annual incentive compensation plan was adopted in 1987 and provides key employees with the opportunity to receive cash awards for attaining specific goals which contribute directly to the present and future financial health of Columbia.  The amounts of these annual awards are determined be the compensation committee of the board of directors. The amount for the awards based on performance in 1994 were determined and awarded in March 1995.

     The Incentive Plan, as described in Section V.F.15, provides additional incentives to officers and other key employees through the granting of incentive stock options, nonqualified stock options, stock appreciation rights and/or contingent stock awards.  As previously stated, the Incentive Plan has been resumed during 1995 and will terminate by its terms on September 1995.

     The performance share program was adopted in 1990 and provides for the payment of contingent stock awards to senior executives if specific pre-

determined financial targets are attained in future years.  This program is still currently suspended.

     Columbia also maintains thrift, retirement, medical, dental, long-term disability, life insurance and other benefit plans of general applicability.

Federal regulations establish limits on the benefits which may be paid under thrift and retirement plans qualified under the Internal Revenue Code.  To maintain compliance, Columbia caps benefits under the qualified plans at the required levels.  To provide comparable benefits to more highly compensated employees, Columbia has established a thrift restoration plan and pension restoration plan, both of which are nonqualified and unfunded.  However, the pension restoration plan may be funded through a trust arrangement at the election of the
beneficiary once a threshold liability of $100,000 has been reached.

     A noncontributory defined benefit pension plan is maintained for all employees of Columbia's participating subsidiaries who are least 21 years of age.  The annual benefit (payable monthly) under the pension plan is based on the average annual compensation and years of credited service.  Final average compensation is calculated using base compensation paid to the employee for the highest 36 months of the last 60 months prior to retirement.

     Under certain circumstances, Columbia can enter into agreements seeking to retain the services of its management during periods of financial uncertainty.  Employment agreements, effective July 19, 1991 and which expired on July 18, 1993, were entered into with Messrs. Croom and Bell.  New employment agreements with Messrs. Croom and Bell were entered into effective

July 19, 1993 which the Bankruptcy Court approved on October 20, 1993.  The employment agreements entered into in 1993 by Messrs. Croom and Bell each provide retention payments equal to one year's base salary if the individual remains employed as of the Confirmation Date.

     The employment agreements also provide that the employee may treat his employment terminated without cause if certain if one of the following occurs:

(i) a reduction in the employee's fixed salary or other benefits to which such employee is entitled (other than a reduction affecting all employees generally); (ii)
a liquidation, dissolution, consolidation or merger, or transfer of all or substantially all of Columbia's assets (other than a transaction in which the successor corporation has a net worth equal to or greater than Columbia's and assumes the agreement and all of its obligations and undertakings); (iii) a change in the control of Columbia (as defined in the agreement) or a material reduction in the employee's rank or responsibilities.  In the event of such an election by an employee to treat the agreement as terminated or in the event of a termination by Columbia not permitted by the agreement, the employee is entitled to receive, in lieu of the retention payments, a lump-sum termination payment equal to the present value of all amounts otherwise payable under the agreement (except certain fringe benefits), discounted at the interest rate specified in the agreement.

          b.   CHANGES IN SENIOR MANAGEMENT OF COLUMBIA

     At the 1993 shareholders' meeting, John H. Croom, Columbia's current

Chairman of the Board, Chief Executive Officer and President announced that he would be retiring when Columbia's Chapter 11 bankruptcy proceedings were further advanced to allow new management to lead Reorganized Columbia.

Following the 1993 shareholder's meeting, the board of directors established a committee of Columbia's outside directors to conduct a search for a highly qualified replacement for Mr. Croom.  As a result of its extensive search, the executive search committee, at the board's March 15, 1995 meeting, announced its recommendation that the board elect Oliver G. Richard, III as the Chairman of the Board,

Chief Executive Officer and President of Columbia.  The board accepted the recommendation and elected Mr. Richard to these positions effective as of the close of business on April 28, 1995.

     Mr. Richard, 42, has a very distinguished record.  In 1992, he was elected Chairman of the New Jersey Resources Corporation where he had served as President and Chief Executive Officer since 1991.  He also served as

President and Chief Executive Officer of New Jersey Natural Gas Company, New

Jersey Resources Corporation's principal operating company.  Mr. Richard was also previously with Enron Corporation where he was President and Chief

Executive Officer of Northern Natural Gas Company from 1989 to 1991 and, from

1987 to 1989, Senior Vice President and then Executive Vice President of Enron

Gas Pipeline Group.  Prior to such time, from 1985 to 1987, he served as Vice

President and General Counsel of Tenngasco, a subsidiary of Tenneco

Corporation, and, from 1982 to 1985, as a Commissioner of FERC.

     Columbia has entered into an employment agreement with Mr. Richard pursuant to which he is to receive a base salary of $750,000 per year, subject to increases by the board.  At present, Mr. Richard does not own any shares of

Columbia Common Stock, however, the agreement provides for a grant of 10,000 shares of Common Stock when he begins his employment and a grant of 5,000 shares per year on December 31 of the years 1995, 1996, and 1997, on the condition that he is employed by Columbia as of those dates.  In addition,

subject to necessary approvals, on the
thirtieth day after the Effective Date, Mr. Richard will receive a grant of options to purchase, at the then prevailing market price, 80,000 shares of

Columbia Common Stock.  If such options cannot be issued as of such date, but are issued later, Mr. Richard is to receive a cash payment equal to the excess, if any, of the exercise price over the fair market value of the shares of Common Stock on the thirtieth day following the Effective Date.

     The employment agreement also provides that Columbia will compensate Mr.

Richard for certain items he will forfeit as a result of his termination of his employment with New Jersey Resources Corporation.  Such compensation is not expected to exceed $80,000.  In addition to being eligible to participate in all of Columbia's incentive compensation plans and employee benefit programs provided to other senior executives of Columbia, Mr. Richard may receive upon retirement, supplemental pension payments to make up the difference, if any, between Columbia's pension benefits and those he would have received from New Jersey Resources Corporation.

     The employment agreement further provides for Mr. Richard to be paid severance benefits if his employment is terminated without cause.  Such severance benefits include payment of Mr. Richard's base salary, incentive compensation and fringe benefits for the remainder of the first year in addition to the 24-month salary, incentive compensation and fringe benefits.

If Mr. Richard's employment is terminated due to a change in control of

Columbia (as defined in the agreement), the period of his severance benefits is increased to thirty-six months, but the amount paid to

Mr. Richard, which would constitute "parachute payments" under the Internal

Revenue Code, will be limited to the extent necessary to avoid the imposition of an excise tax.

     H.   AMENDMENT TO CERTIFICATE OF INCORPORATION

     Pursuant to the Columbia Plan, the Certificate of Incorporation of

Columbia would be amended and restated (the "Restated Certificate of

Incorporation"), pursuant to Section 303 of the Delaware General Corporation

Law and Section 1123(a) of the Bankruptcy Code.  The Restated Certificate of

Incorporation will become effective upon filing with the Delaware Secretary of

State on or after the Effective Date.  Columbia will remain incorporated under the laws of the State of Delaware.  A form of the Restated Certificate of

Incorporation is attached as Exhibit A to the Columbia Plan, which is attached as Exhibit 1 to this Disclosure Statement.  The Restated Certificate of

Incorporation represents a streamlining and modernization of Columbia's current Certificate of Incorporation, with the additional changes outlined below.  The following discussion is qualified in its entirety by reference to the Restated Certificate of Incorporation.

     The Restated Certificate of Incorporation prohibits the issuance of Anon-

voting equity securities as required by Section 1123(a)(6) of the Bankruptcy

Code, subject to further amendment of the Restated Certificate of

Incorporation as permitted by applicable law.

     The Restated Certificate of Incorporation also increases the number of authorized shares of Preferred Stock to 20 million shares.  It is anticipated that up to 16 million shares of Preferred Stock having the terms described under the caption

"Reorganized Columbia -- Securities to be Issued pursuant to the Plan" herein will be issued on the Effective Date in order to effectuate the Columbia Plan.

Also, shares of Preferred Stock having other terms might be issued if holders of Class 3.2 Claims elect the Cash-Out Election and the Take-Out Offering is consummated.

     In addition, if the Rights Plan is approved and implemented, 51,000 shares will be reserved for issuance in connection with that Plan.  The remaining shares of authorized but unissued Preferred Stock may be issued from time to time pursuant to resolution adopted by the Columbia board of directors, subject to approval of the SEC under the HCA.

     The Restated Certificate of Incorporation permits a super-majority of the board of directors to remove one or more directors for "cause".  Under the current Certificate of Incorporation only the Stockholders may remove a director or directors for "cause".  This revision is designed to permit the board of directors to act in an expedient manner to dismiss a director who has engaged in malfeasance and who refuses to resign from the board.  Columbia is not aware of any situation that would currently require the use of this provision.

     The following additional amendments to the current Certificate of

Incorporation, proposed for approval by Stockholders at the Annual Meeting scheduled for April 28, 1995 and subject to approval of the Bankruptcy Court and the SEC, will be included in the Restated Certificate of Incorporation,

even if
those amendments are not implemented prior to the Effective Date.  The proposed amendments to ARTICLE FOURTH would delete the restrictions on dividends and amounts of secured debt applicable while any Preferred Stock is outstanding.  They would also remove from the Certificate of Incorporation specific provisions regarding Preferred Stock voting rights, dividend rights and liquidation rights and permit the board of directors to determine the specific rights, powers and preferences of each series of Preferred Stock, and the limitations thereon, at the time of its issuance.  The par value of the

Preferred Stock would also be reduced from fifty dollars ($50) to ten dollars

($10) per share.  Conforming amendments to ARTICLE EIGHTH (i) provide for continuation of a staggered board for directors elected by holders of Common

Stock even if directors are elected by the holders of Preferred Stock and

(ii) recognize that the terms of the Preferred Stock may be set by resolutions adopted by the board of directors pursuant to ARTICLE FOURTH as proposed to be amended.

     Stockholders who vote to approve the Columbia Plan will, by such vote,

and without further action, also vote to approve the amendments to the

Certificate of Incorporation described above.

X.   CONCLUSION

     For all of the reasons contained in this Disclosure Statement, the Debtor believes that confirmation and consummation of the Columbia Plan is preferable to any other  reasonable alternative.  Consequently, Columbia urges all of holders of Claims entitled to vote and all Stockholders to accept the Columbia

Plan by duly completing and returning their ballots in accordance with the procedures approved by the Bankruptcy Court.

Dated:    Wilmington, Delaware
          April 17, 1995



                                THE COLUMBIA GAS SYSTEM, INC.



                                By: /s/ JOHN H. CROOM
                                   ----------------------------
                                   John H. Croom
                                   Chairman and Chief Executive
                                   Officer

                 UNITED STATES BANKRUPTCY COURT
                  FOR THE DISTRICT OF DELAWARE

 ----------------------------------x
 In re:                            :  Chapter 11
                                   :
                                   :  Case No. 91-804 (HSB)
                                   :
 COLUMBIA GAS TRANSMISSION         :
 CORPORATION,                      :
                                   :
                                   :
                    Debtor.        :
 ----------------------------------x

                AMENDED PLAN OF REORGANIZATION OF
              COLUMBIA GAS TRANSMISSION CORPORATION

                              Respectfully Submitted,

                              STROOCK & STROOCK & LAVAN
                              Lewis Kruger
                              Robin E. Keller
                              Seven Hanover Square
                              New York, New York  10004-2696
                              (212) 806-5400

                              CRAVATH, SWAINE & MOORE
                              John F. Hunt
                              John E. Beerbower
                              825 Eighth Avenue
                              New York, New York  10019-7475
                              (212) 474-1000

                              YOUNG, CONAWAY, STARGATT & TAYLOR
                              James L. Patton, Jr.
                              11th Floor - Rodney Square North
                              P.O. Box 391
                              Wilmington, Delaware  19899-0391
                              (302) 571-6600

                              Co-Counsel for Debtors.

 Dated:  April 17, 1995


                                                             Page
                                                             ----
INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . .   1

I.  DEFINED TERMS, RULES OF INTERPRETATION,
    COMPUTATION OF TIME AND GOVERNING LAW. . . . . . . . . .   2
    A.  Defined Terms. . . . . . . . . . . . . . . . . . . .   2
        1.    "Accepting Producer" . . . . . . . . . . . . .   2
        2.    "Accepting Producer Percentage". . . . . . . .   2
        3.    "Accepting 3.2 Claimant" . . . . . . . . . . .   2
        4.    "Actual Target Producer Distribution". . . . .   2
        5.    "Additional Distribution". . . . . . . . . . .   3
        6.    "Administrative Claim" . . . . . . . . . . . .   3
        7.    "Administrative Fee Order" . . . . . . . . . .   3
        8.    "Administrative Recoupment Claim". . . . . . .   3
        9.    "Affiliate Tax Claim". . . . . . . . . . . . .   3
        10.   "Allowance Amount" . . . . . . . . . . . . . .   3
        11.   "Allowed". . . . . . . . . . . . . . . . . . .   3
        12.   "Assumed Executory Contract Claim" . . . . . .   4
        13.   "Avoidance Claim". . . . . . . . . . . . . . .   4
        14.   "Bankruptcy Code". . . . . . . . . . . . . . .   5
        15.   "Bankruptcy Court" . . . . . . . . . . . . . .   5
        16.   "Bankruptcy Rules" . . . . . . . . . . . . . .   5
        17.   "Bar Date" . . . . . . . . . . . . . . . . . .   5
        18.   "Bar Date Order" . . . . . . . . . . . . . . .   5
        19.   "BG&E Case". . . . . . . . . . . . . . . . . .   5
        20.   "BG&E Claim" . . . . . . . . . . . . . . . . .   6
        21.   "Business Day" . . . . . . . . . . . . . . . .   6
        22.   "Calendar Quarter" . . . . . . . . . . . . . .   6
        23.   "Cash Collateral Orders" . . . . . . . . . . .   6
        24.   "Claim". . . . . . . . . . . . . . . . . . . .   6
        25.   "Claimholder". . . . . . . . . . . . . . . . .   7
        26.   "Claims Estimation Procedures" . . . . . . . .   7
        27.   "Class". . . . . . . . . . . . . . . . . . . .   7
        28.   "CNR". . . . . . . . . . . . . . . . . . . . .   7
        29.   "Columbia" . . . . . . . . . . . . . . . . . .   7
        30.   "Columbia Customer Guaranty" . . . . . . . . .   7
        31.   "Columbia Guaranty". . . . . . . . . . . . . .   8
        32.   "Columbia Omnibus Settlement". . . . . . . . .   8
        33.   "Columbia Secured Claim" . . . . . . . . . . .   9
        34.   "Columbia Transmission Investment
               Corporation". . . . . . . . . . . . . . . . .  10
        35.   "Columbia Unsecured Claim" . . . . . . . . . .  10
        36.   "Confirmation" . . . . . . . . . . . . . . . .  10
        37.   "Confirmation Date". . . . . . . . . . . . . .  10
        38.   "Confirmation Order" . . . . . . . . . . . . .  10
        39.   "Creditor" . . . . . . . . . . . . . . . . . .  10

                                                             Page
                                                             ----
        40.   "Creditors' Committee" . . . . . . . . . . . .  11
        41.   "Customer" . . . . . . . . . . . . . . . . . .  11
        42.   "Customers' Committee" . . . . . . . . . . . .  11
        43.   "Customer Regulatory Claim". . . . . . . . . .  11
        44.   "Customer Settlement Proposal" . . . . . . . .  11
        45.   "Deficiency Claim" . . . . . . . . . . . . . .  11
        46.   "DIP Facility" . . . . . . . . . . . . . . . .  12
        47.   "Disclosure Statement" . . . . . . . . . . . .  12
        48.   "Disputed" . . . . . . . . . . . . . . . . . .  12
        49.   "Dissenting 3.2 Claimant". . . . . . . . . . .  12
        50.   "Distribution Date". . . . . . . . . . . . . .  12
        51.   "East Lynn Condemnation Award" . . . . . . . .  12
        52.   "East Lynn Condemnation Obligation". . . . . .  13
        53.   "East Lynn Property" . . . . . . . . . . . . .  13
        54.   "Effective Date" . . . . . . . . . . . . . . .  13
        55.   "Environmental Claims" . . . . . . . . . . . .  13
        56.   "EPA Order". . . . . . . . . . . . . . . . . .  13
        57.   "Estate" . . . . . . . . . . . . . . . . . . .  13
        58.   "Excess Amount". . . . . . . . . . . . . . . .  13
        59.   "Fee Examiner" . . . . . . . . . . . . . . . .  14
        60.   "FERC" . . . . . . . . . . . . . . . . . . . .  14
        61.   "FERC Gas Tariff". . . . . . . . . . . . . . .  14
        62.   "FERC Interest". . . . . . . . . . . . . . . .  14
        63.   "FERC Interest Order". . . . . . . . . . . . .  14
        64.   "File" . . . . . . . . . . . . . . . . . . . .  14
        65.   "Final Allowance Date" . . . . . . . . . . . .  15
        66.   "Final Distribution Percentage". . . . . . . .  15
        67.   "Final Order". . . . . . . . . . . . . . . . .  15
        68.   "Final FERC Order" . . . . . . . . . . . . . .  15
        69.   "First Mortgage Bonds" . . . . . . . . . . . .  16
        70.   "General Unsecured Claim". . . . . . . . . . .  16
        71.   "GRI". . . . . . . . . . . . . . . . . . . . .  16
        72.   "GRI Claim". . . . . . . . . . . . . . . . . .  16
        73.   "Holdback Amount". . . . . . . . . . . . . . .  16
        74.   "Initial Accepting Producer" . . . . . . . . .  17
        75.   "Initial Accepting Producer Settlement". . . .  17
        76.   "Initial Accepting Producer Settlement
               Agreement". . . . . . . . . . . . . . . . . .  17
        77.   "Initial Distribution Percentage". . . . . . .  17
        78.   "Intercompany Claims". . . . . . . . . . . . .  17
        79.   "Intercompany Claims Litigation" . . . . . . .  17
        80.   "Interests". . . . . . . . . . . . . . . . . .  18
        81.   "Inventory Financing Agreement". . . . . . . .  18
        82.   "Inventory Loan Agreements". . . . . . . . . .  18
        83.   "Investment Guidelines". . . . . . . . . . . .  18

                                                             Page
                                                             ----
        84.   "IRS". . . . . . . . . . . . . . . . . . . . .  18
        85.   "IRS Order". . . . . . . . . . . . . . . . . .  18
        86.   "IRS Settlement Agreement" . . . . . . . . . .  18
        87.   "Kentucky Environmental Orders". . . . . . . .  18
        88.   "Lowest Intermediate Balance Amount" . . . . .  18
        89.   "Miscellaneous Administrative Claim" . . . . .  19
        90.   "1990 Rate Case" . . . . . . . . . . . . . . .  19
        91.   "1990 Rate Case Claim" . . . . . . . . . . . .  19
        92.   "1990 Rate Case Settlement". . . . . . . . . .  19
        93.   "NGA". . . . . . . . . . . . . . . . . . . . .  19
        94.   "Omnibus FERC Motion". . . . . . . . . . . . .  19
        95.   "Omnibus FERC Motion Claim". . . . . . . . . .  20
        96.   "Original Settlement Values" . . . . . . . . .  20
        97.   "PBGC" . . . . . . . . . . . . . . . . . . . .  20
        98.   "Pennsylvania Environmental Order" . . . . . .  20
        99.   "Petition Date". . . . . . . . . . . . . . . .  20
        100.  "Plan" . . . . . . . . . . . . . . . . . . . .  20
        101.  "Plan Mailing Date". . . . . . . . . . . . . .  20
        102.  "Post-Petition Operational Claim". . . . . . .  20
        103.  "Priority Tax Claim" . . . . . . . . . . . . .  20
        104.  "Producer" . . . . . . . . . . . . . . . . . .  20
        105.  "Producer Claim" . . . . . . . . . . . . . . .  21
        106.  "Producer Settlement Agreement". . . . . . . .  21
        107.  "Professional" . . . . . . . . . . . . . . . .  21
        108.  "Professional Claim" . . . . . . . . . . . . .  21
        109.  "Projected Target Producer Distribution" . . .  21
        110.  "Recoupment Claim" . . . . . . . . . . . . . .  21
        111.  "Refund Claim" . . . . . . . . . . . . . . . .  22
        112.  "Refund Dispute" . . . . . . . . . . . . . . .  23
        113.  "Refund Obligation". . . . . . . . . . . . . .  23
        114.  "Rejecting Producer" . . . . . . . . . . . . .  23
        115.  "Reorganization Case". . . . . . . . . . . . .  24
        116.  "Reorganized TCO". . . . . . . . . . . . . . .  24
        117.  "RIA Account". . . . . . . . . . . . . . . . .  24
        118.  "Schedule of Liabilities". . . . . . . . . . .  24
        119.  "Section 4(e) Claim" . . . . . . . . . . . . .  24
        120.  "Secured Claim". . . . . . . . . . . . . . . .  24
        121.  "Secured Tax Claim". . . . . . . . . . . . . .  24
        122.  "Service Contract" . . . . . . . . . . . . . .  25
        123.  "Settlement Value" . . . . . . . . . . . . . .  25
        124.  "Stipulation of Dismissal with Prejudice". . .  25
        125.  "Subordinated Tax Claims". . . . . . . . . . .  25
        126.  "Supplemental Distribution Percentage" . . . .  25
        127.  "Supplemental Interest Payment". . . . . . . .  25

                                                             Page
                                                             ----
        128.  "Target Distribution Percentage" . . . . . . .  26
        129.  "Tax Allocation Agreement" . . . . . . . . . .  26
        130.  "TCO". . . . . . . . . . . . . . . . . . . . .  26
        131.  "TCO Committees" . . . . . . . . . . . . . . .  26
        132.  "TCO Obligation" . . . . . . . . . . . . . . .  26
        133.  "Trust Fund Decision". . . . . . . . . . . . .  26
        134.  "Unclaimed Distribution" . . . . . . . . . . .  27
        135.  "Unsecured Claim". . . . . . . . . . . . . . .  27
        136.  "U.S. Trustee" . . . . . . . . . . . . . . . .  27
        137.  "U.S. Trustee's Fee Claims". . . . . . . . . .  27
        138.  "Voting Deadline". . . . . . . . . . . . . . .  27
        139.  "WACOG". . . . . . . . . . . . . . . . . . . .  27
        140.  "Waiver Agreement" . . . . . . . . . . . . . .  27
    B.  Rules of Interpretation  . . . . . . . . . . . . . .  28
    C.  Computation of Time  . . . . . . . . . . . . . . . .  29
    D.  Governing Law  . . . . . . . . . . . . . . . . . . .  29

II. UNCLASSIFIED CLAIMS AND
    CLASSES OF CLAIMS AND INTERESTS. . . . . . . . . . . . .  29
    A.  General  . . . . . . . . . . . . . . . . . . . . . .  29
    B.  Unclassified Claims  . . . . . . . . . . . . . . . .  30
        1.    Administrative Claims. . . . . . . . . . . . .  30
              a. Professional Claims . . . . . . . . . . . .  31
              b. Post-Petition Operational Claims. . . . . .  31
              c. Assumed Executory Contract Claims . . . . .  31
              d. U.S. Trustee's Fee Claims . . . . . . . . .  31
              e. Miscellaneous Administrative Claims . . . .  32
              f. Administrative Recoupment Claims. . . . . .  32
       2.    Priority Tax Claims . . . . . . . . . . . . . .  33
       3.    East Lynn Condemnation Obligation . . . . . . .  33

    C.   Classes of Claims . . . . . . . . . . . . . . . . .  33
       1.    Class 1 Claims - Secured Claims . . . . . . . .  33

              a. Class 1.1 - DIP Facility Claim. . . . . . .  33
              b. Class 1.2 - Secured Producer Claims . . . .  33
              c. Class 1.3 - Other Secured Claims. . . . . .  33
       2.    Class 2.1 Claim - Columbia Secured Claim. . . .  33
       3.    Class 3 Claims - Unsecured Claims . . . . . . .  33

              a. Class 3.1 - Unsecured Claims of
                  $25,000 or Less. . . . . . . . . . . . . .  33

              b. Class 3.2 - Unsecured Customer Claims
                  and GRI Claims . . . . . . . . . . . . . .  34

              c. Class 3.3 - Producer Claims . . . . . . . .  34
              d. Class 3.4 - General Unsecured Claims. . . .  34
              e. Class 3.5 - Columbia Unsecured Claim. . . .  34
       4.   Class 4 Claims - Assumed Claims. . . . . . . . .  34
              a. Class 4.1 - Environmental Claims. . . . . .  34

                                                             Page
                                                             ----

              b.   Class 4.2 - Certain Condemnation
                     Claims. . . . . . . . . . . . . . . . .  35
              c.   Class 4.3 - Pension Claims. . . . . . . .  35

              d.   Class 4.4 - Surety Bond Related Claims. .  35
              e.   Class 4.5 - Affiliate Tax Claims. . . . .  36
    D.   Class of Interests

    Class 5 Interests - Common Stock of TCO. . . . . . . . .  36

III.     TREATMENT OF CLAIMS AND INTERESTS . . . . . . . . .  36
    A.   Treatment of Unclassified Claims. . . . . . . . . .  36

         1.   Administrative Claims. . . . . . . . . . . . .  36
              a. Professional Claims . . . . . . . . . . . .  36
              b. Post-Petition Operational Claims. . . . . .  36
              c. Assumed Executory Contracts Claims  . . . .  36
              d. U.S. Trustee's Fees . . . . . . . . . . . .  37
              e. Miscellaneous Administrative Claims . . . .  37
              f. Administrative Recoupment Claims. . . . . .  38
         2.   Priority Tax Claims. . . . . . . . . . . . . .  38
         3.   East Lynn Condemnation Obligation. . . . . . .  39

    B.   Treatment of Classified Claims. . . . . . . . . . .  39
         1.   Class 1 Claims - Secured Claims. . . . . . . .  39

              a. Class 1.1 - DIP Facility Claim. . . . . . .  39
              b. Class 1.2 - Secured Producer Claims . . . .  39
              c. Class 1.3 - Other Secured Claims. . . . . .  40
         2.   Class 2.1 - Columbia Secured Claim . . . . . .  41
         3.   Class 3 Claims - Unsecured Claims. . . . . . .  41

              a. Settlement Values and Allowance
                  Amounts. . . . . . . . . . . . . . . . . .  41

              b. Class 3.1 - Unsecured Claims of
                  $25,000 or Less. . . . . . . . . . . . . .  44

              c. Class 3.2 - Unsecured Customer
                  Claims and GRI Claims. . . . . . . . . . .  45

              d. Class 3.3 - Producer Claims . . . . . . . .  48
              e. Class 3.4 - General Unsecured
                   Claims. . . . . . . . . . . . . . . . . .  52
              f. Class 3.5 - The Columbia Unsecured
                  Claim. . . . . . . . . . . . . . . . . . .  53
         4.   Class 4 Claims - Other Claims. . . . . . . . .  54

              a. Class 4.1 - Environmental Claims. . . . . .  54
              b. Class 4.2 - Certain Condemnation
                  Claims . . . . . . . . . . . . . . . . . .  54
              c. Class 4.3 - Pension Claims. . . . . . . . .  54
              d. Class 4.4 - Surety Bond Related Claims. . .  54
              e. Class 4.5 - Affiliate Tax Claims. . . . . .  55

    C.   Treatment of Interests. . . . . . . . . . . . . . .  55
        1.    Class 5 Interests - Common Stock of TCO. . . .  55

IV. PROVISIONS GOVERNING DISTRIBUTIONS . . . . . . . . . . .  55
    A.   Transactions On the Effective Date. . . . . . . . .  55
    B.   Distributions on Claims . . . . . . . . . . . . . .  56

                                                             Page
                                                             ----
    C.   Reorganized TCO As Disbursing Agent . . . . . . . .  57
    D.   Delivery of Distributions; Unclaimed
           Distributions . . . . . . . . . . . . . . . . . .  57
         1.   Delivery of Distributions in General . . . . .  57
         2.   Unclaimed Distributions. . . . . . . . . . . .  57

    E.   Means of Cash Payments. . . . . . . . . . . . . . .  59
    F.   Setoffs . . . . . . . . . . . . . . . . . . . . . .  59
    G.   Limit on Distributions. . . . . . . . . . . . . . .  60
    H.   Continuation of Certain Retirement, Workers'
           Compensation and Long-Term Disability Benefits. .  60

V.  MEANS FOR IMPLEMENTATION OF THE PLAN . . . . . . . . . .  60

    A.   Continued Corporate Existence and Vesting of
            Assets in Reorganized TCO. . . . . . . . . . . .  60

    B.   Corporate Governance, Directors and Officers. . . .  61
         1.   Certificate of Incorporation and By-Laws . . .  61
         2.   Directors and Officers of Reorganized TCO. . .  62
         3.   Corporate Action . . . . . . . . . . . . . . .  62

    C.   Preservation of Rights of Action. . . . . . . . . .  62
    D.   The Claims Estimation Procedures. . . . . . . . . .  63
    E.   Release of Liens. . . . . . . . . . . . . . . . . .  63
    F.   TCO's Funding Obligations . . . . . . . . . . . . .  64
    G.   Columbia Guaranty . . . . . . . . . . . . . . . . .  64

VI. BAR DATES; PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS
    AND FOR RESOLVING DISPUTED CLAIMS. . . . . . . . . . . .  65
    A.   Bar Date for Objections to Certain
           Non-Administrative Claims . . . . . . . . . . . .  65

         1.   Claims Subject to the Claims Estimation
                Procedures . . . . . . . . . . . . . . . . .  65

         2.   Other Non-Administrative Claims. . . . . . . .  65
    B.   Bar Dates for Certain Administrative Claims . . . .  65

         1.   Professional Claims  . . . . . . . . . . . . .  65
         2.   Bar Date for Administrative Claims Arising
                from Rejection of Executory Contracts or
                Unexpired Leases . . . . . . . . . . . . . .  66

    C.   Authority to Prosecute Objections . . . . . . . . .  66

VII.     TREATMENT OF EXECUTORY CONTRACTS AND
    UNEXPIRED LEASES; ADDITIONAL BAR DATES . . . . . . . . .  67
    A.   General . . . . . . . . . . . . . . . . . . . . . .  67
    B.   Payments Related to Assumption of Executory

          Contracts and Unexpired Leases . . . . . . . . . .  67
    C.   Bar Date for Rejection Damages. . . . . . . . . . .  68
    D.   Executory Contracts and Unexpired Leases Entered
           Into and Other Obligations Incurred After the
           Petition Date . . . . . . . . . . . . . . . . . .  69

                                                             Page
                                                             ----

VIII.    CONDITIONS PRECEDENT TO CONFIRMATION
    AND CONSUMMATION OF THE PLAN . . . . . . . . . . . . . .  69
    A.   Conditions to Confirmation. . . . . . . . . . . . .  69
    B.   Conditions to Effective Date. . . . . . . . . . . .  71
    C.   Waiver of Conditions to Confirmation or
          Effective Date . . . . . . . . . . . . . . . . . .  73
    D.   Effect of Vacating Confirmation Order . . . . . . .  74

IX. CONFIRMABILITY AND SEVERABILITY

    OF THE PLAN AND CRAMDOWN . . . . . . . . . . . . . . . .  75
    A.   Confirmability and Severability of the Plan . . . .  75
    B.   Cramdown. . . . . . . . . . . . . . . . . . . . . .  75

X.  DISCHARGE, RELEASES, SETTLEMENT OF CLAIMS AND
     INJUNCTION. . . . . . . . . . . . . . . . . . . . . . .  75

    A.   Discharge of Claims and Termination of Interests. .  75
    B.   Injunction. . . . . . . . . . . . . . . . . . . . .  77
    C.   Limitation of Liability . . . . . . . . . . . . . .  78
    D.   Releases. . . . . . . . . . . . . . . . . . . . . .  79

XI. RETENTION OF JURISDICTION. . . . . . . . . . . . . . . .  80

XII.     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . .  83
    A.   Dissolution of the Creditors' Committee and the

          Customers' Committee . . . . . . . . . . . . . . .  83
    B.   Modification of the Plan. . . . . . . . . . . . . .  85
    C.   Revocation of the Plan. . . . . . . . . . . . . . .  85
    D.   Severability of Plan Provisions . . . . . . . . . .  86
    E.   Successors and Assigns. . . . . . . . . . . . . . .  87
    F.   Service of Documents on TCO or Reorganized TCO. . .  87
    G.   Payment and Withholding of Taxes. . . . . . . . . .  88

CONFIRMATION REQUEST . . . . . . . . . . . . . . . . . . . .  89


    EXHIBIT A - Affidavit of John H. Croom . . . . . . . . . A-1
    EXHIBIT B - Calculation of Post-Petition Interest on

                  the Columbia Secured Claim . . . . . . . . B-1
    EXHIBIT C - Waiver Agreement . . . . . . . . . . . . . . C-1
    EXHIBIT D - Producer Settlement Agreement. . . . . . . . D-1
    EXHIBIT E - Customer Settlement Proposal . . . . . . . . E-1
    EXHIBIT F - Amended and Restated Certificate

                  of Incorporation . . . . . . . . . . . . . . .
    SCHEDULE I - Original Settlement Values. . . . . . . . . . .
    SCHEDULE II - Allowance Amounts. . . . . . . . . . . . . . .

     SCHEDULE III - Settlement Values on Plan Mailing Date. . . .

INTRODUCTION

     Columbia Gas Transmission Corporation ("TCO") proposes the following plan of reorganization (the "Plan") (amending its Plan of Reorganization dated January 18, 1994) providing for the resolution of TCO's outstanding creditor Claims and equity Interests. The Columbia Gas System, Inc. ("Columbia"), the sole shareholder of TCO, has been authorized by its Board of Directors to support the Plan and to enter into the Columbia Omnibus Settlement (as defined herein), subject to the necessary approvals of the Bankruptcy Court having jurisdiction over Columbia's Chapter 11 case and of the United States Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935, and any other regulatory approvals which Columbia may be required to obtain. See affidavit of John H. Croom annexed as Exhibit A hereto. In addition, the Customer Settlement Proposal is subject to the approval of the FERC.

     For a discussion of TCO's history, businesses, properties, results of operations and projections for future operations and for a summary and analysis of the Plan and related matters, reference should be made to the First Amended Disclosure Statement pursuant to section 1125 of the Bankruptcy Code for the First Amended Plan of Reorganization of Columbia Gas Transmission Corporation (the "Disclosure Statement") Filed by TCO with the Bankruptcy Court. TCO and, subject to the approvals described above, Columbia are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

        ALL HOLDERS OF CLAIMS AGAINST TCO SHOULD READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN

I.        DEFINED TERMS, RULES OF INTERPRETATION,
          COMPUTATION OF TIME AND GOVERNING LAW

A.        DEFINED TERMS

          As used in the Plan, the capitalized terms below have the following meanings. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

          1. "ACCEPTING PRODUCER" means any Producer that, prior to the Voting Deadline, accepts the Settlement Value proposed for its Producer Claim or, after the Voting Deadline but prior to the Effective Date, executes a Producer Settlement Agreement.

          2. "ACCEPTING PRODUCER PERCENTAGE" means the percentage which the aggregate of the Original Settlement Values proposed for the Claims of Accepting Producers is of the aggregate of all Original Settlement Values proposed by TCO under the Plan.

          3. "ACCEPTING 3.2 CLAIMANT" means, if Class 3.2 votes to accept the Plan, a holder of a Class 3.2 Claim that either (i) votes in favor of the Plan (and accordingly, by the terms of the ballot by which such vote is cast, agrees to be bound by the Waiver Agreement) or (ii) does not vote for the Plan but, prior to the Effective Date, executes a written Waiver Agreement.

          4. "ACTUAL TARGET PRODUCER DISTRIBUTION" means the amount derived by (a) multiplying (i) the aggregate of the Allowed amounts of Producer Claims held by Producers in Class 3.3 by

(ii) the Target Distribution Percentage and (b) adding the aggregate of the Allowed amounts of Producer Claims held by Producers in Classes 1.2 and 3.1.

          5. "ADDITIONAL DISTRIBUTION" means one half of the amount, if any, by which the Actual Target Producer Distribution is exceeded by the Projected Target Producer Distribution.

          6. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503, 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code, as more fully described in Section II.B.1, "Administrative Claims."

          7. "ADMINISTRATIVE FEE ORDER" means the Administrative Order under sections 105(a) and 331 of the Bankruptcy Code Establishing Procedures for Interim Compensation and Reimbursement of Expenses for all Professionals entered in the Reorganization Case by the Bankruptcy Court on November 15, 1991.

          8. "ADMINISTRATIVE RECOUPMENT CLAIM" means a Recoupment Claim described in Section II.B.1.f.

          9. "AFFILIATE TAX CLAIM" means a Claim of Columbia or any of its subsidiaries for any amount owed by TCO under the Tax Allocation Agreement.

          10.      "ALLOWANCE AMOUNT" has the meaning set forth in Section
III.B.3.a.
          11. "ALLOWED" when used with respect to a Claim, means a Claim against TCO:

                   a. which has been scheduled as undisputed, not contingent and liquidated in the Schedule of Liabilities, and as to which no proof of Claim or objection has been timely Filed;

                   b. as to which a proof of Claim has been timely Filed and either:
                            i.      no objection thereto has been timely Filed;
                                    or

                           ii. the Claim has been allowed (but only to the extent allowed) (a) by a Final Order or (b) in the case of (i) a Claim held by a Rejecting Producer or (ii) a General Unsecured Claim the holder of which has rejected its Allowance Amount, by an order of the Bankruptcy Court, unless such order of the Bankruptcy Court has been appealed by the holder of such Claim or by Reorganized TCO or any other party and Reorganized TCO or such other party shall not have obtained a stay pending appeal;

                   c. which, in the case of the Columbia Secured Claim, the Columbia Unsecured Claim, Customer Claims and Producer Claims, has been allowed under the provisions of the Plan; or

                   d. which is a Professional Claim for which a fee award amount has been approved by Final Order of the Bankruptcy Court.

          12.      "ASSUMED EXECUTORY CONTRACT CLAIM" means a Claim described in
 Section II.B.1.c hereof.

          13. "AVOIDANCE CLAIM" means a claim, other than an Intercompany Claim, which a trustee, debtor in possession or appropriate party-in-interest may assert under sections 542, 544, 545, 547, 548, 549, 550 or 551 of the Bankruptcy Code.

          14. "BANKRUPTCY CODE" means title 11 of the United States Code, Sections 101 et seq., as now in effect or hereafter amended.

          15. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware or, if such court ceases to exercise jurisdiction over the Reorganization Case, the court or adjunct thereof that exercises jurisdiction over the Reorganization Case.

          16. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the District of Delaware, as now in effect or as the same may from time to time hereafter be amended.

          17. "BAR DATE" means any applicable date by which proofs of Claim must have been or, in the future, must be, Filed, as established by the Bar Date Order, the Plan, or the Confirmation Order.

          18. "BAR DATE ORDER" means, collectively, the orders of the Bankruptcy Court establishing bar dates by which proofs of Claim must have been, or in the future must be, Filed, including the Order Establishing Bar Date for Filing Proofs of Claim entered by the Bankruptcy Court on December 13, 1991.

          19. "BG&E CASE" means the case on remand to FERC from the United States Court of Appeals for the District of Columbia Circuit styled Baltimore Gas & Electric Co. v. FERC, D.C. Cir. No. 88-1779 involving TCO's obligation to refund to Customers certain costs billed to them by TCO.

          20. "BG&E CLAIM" means a Claim of a Customer for refund of recoveries of certain costs billed to TCO by its pipeline suppliers collected by TCO from its Customers, and which are the subject of the BG&E Case.

          21. "BUSINESS DAY" means any day which is not a Saturday, a Sunday or a day which in Wilmington, Delaware, Charleston, West Virginia or New York, New York is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          22. "CALENDAR QUARTER" means a three (3) month period ending on any March 31, June 30, September 30 or December 31; provided that the first Calendar Quarter shall be deemed to be the period commencing on the Effective Date and ending on the first day that is (x) the last day of such a three (3) month period and (y) more than sixty days after the Effective Date.

          23. "CASH COLLATERAL ORDERS" means the final orders of the Bankruptcy Court, dated July 31, 1991 and August 23, 1991, which respectively authorize TCO to use the cash collateral pledged by TCO to Columbia pursuant to the Inventory Loan Agreement and the Indenture and Deed of Trust securing the First Mortgage Bonds and grant to Columbia and certain other secured parties certain replacement liens and security interests in TCO's assets.

          24.      "CLAIM" means, as against TCO,

                   a. a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or

                   b. a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          25. "CLAIMHOLDER" means the holder of a Claim and, when used in conjunction with a Class or type of Claim, means a holder of a Claim in such Class or of such type.

          26. "CLAIMS ESTIMATION PROCEDURES" means the procedures established by orders of the Bankruptcy Court dated August 27, 1992 and October 9, 1992, to liquidate disputed, contingent or unliquidated Claims of Producers, as the same may be amended from time to time by the Bankruptcy Court.

          27.      "CLASS" means a class of Claims or Interests.

          28. "CNR" means Columbia Natural Resources, Inc., a Texas corporation.
          29. "COLUMBIA" means The Columbia Gas System, Inc., a Delaware corporation.

          30. "COLUMBIA CUSTOMER GUARANTY" means Columbia's guaranty (subject to any necessary Bankruptcy Court and regulatory approvals) of the payment of distributions on account of Refund Claims to Accepting 3.2 Claimants and of the financial integrity of the Customer Settlement Proposal. Specifically, Columbia has agreed (i) that the Customer Settlement Proposal will not be

"retraded" with the Customers so as to reduce the financial benefits of the settlement to them, (ii) that the financial benefits of the Customer Settlement Proposal will not be adversely affected by virtue of any subsequent settlement reached with other parties in either TCO's or Columbia's bankruptcy proceedings, and (iii) that Columbia and TCO will include the Customer Settlement Proposal and Columbia's guaranty in their respective Plans. The foregoing guaranty does not apply to any modification imposed on the Customer Settlement Proposal or on a Plan incorporating the Customer Settlement Proposal, by the action of any judicial or regulatory authority.

          31.      "COLUMBIA GUARANTY" has the meaning set forth in Section V.G.

          32. "COLUMBIA OMNIBUS SETTLEMENT" means Columbia's agreement, conditioned on the Plan becoming effective without any modification that is not consented to by Columbia, to facilitate the prompt emergence of TCO and Columbia from their respective Chapter 11 proceedings by (i) assisting TCO to monetize the Plan which is estimated to provide for value to be distributed to TCO Creditors of approximately $3.9 billion (in the event of 100% acceptance of Settlement Values), which distribution, in the case of third party Creditors, will be substantially in cash; (ii) providing a guaranty of payment of distributions to TCO's Creditors as provided under the Plan (excluding assumed obligations); (iii) providing the Columbia Customer Guaranty; (iv) consenting to the assumption by Reorganized TCO of certain pre-petition environmental Claims of governmental agencies and certain other Claims, and (v) accepting new secured debt securities of Reorganized TCO (rather than cash) for a portion of the Columbia Secured Claim and contributing the balance of the Columbia Secured Claim to Reorganized TCO's equity, in consideration for (a) the retention by Columbia of the equity of Reorganized TCO, (b) the settlement of litigation over the liquidation of the Producer Claims of the Initial Accepting Producers, of Customer Claims and of certain other Disputed Claims, and (c) a settlement of the Claims raised or which could have been raised in the Intercompany Claims Litigation among Columbia, CNR, TCO, the Creditors' Committee and the Customers' Committee and all other Claims and disputes between TCO's Creditors and Columbia and various other Claims and disputes between TCO's Creditors and TCO as provided herein (other than Claims arising in the normal course of business subsequent to the Petition Date between Creditors and TCO or Columbia).

          33. "COLUMBIA SECURED CLAIM" means, as of the Effective Date, the aggregate of:

                   a. (i) the unpaid principal as of the Petition Date owing in respect of the First Mortgage Bonds, (ii) the unpaid principal and accrued and unpaid interest owing as of the Petition Date in respect of the Inventory Financing Agreement, and (iii) the interest on all of such unpaid principal and interest from the Petition Date to the Effective Date, calculated in the manner described in Exhibit B;

                   b. all amounts to which Columbia is entitled under the Cash Collateral Orders, including post-petition interest as Allowed by the Bankruptcy Court; and

                   c. all amounts to which Columbia is entitled for reasonable fees, costs and charges approved by the Bankruptcy Court under
Section 506 of the Bankruptcy Code.

          34. "COLUMBIA TRANSMISSION INVESTMENT CORPORATION" has the meaning set forth in Section IV.A.4.

          35. "COLUMBIA UNSECURED CLAIM" means Columbia's Claims against TCO for the repayment of principal and interest arising under and related to unsecured loans made by Columbia to TCO under certain promissory notes and revolving credit notes, as more specifically set forth in Columbia's proof of Claim numbered 11442, Filed on March 17, 1992.

          36.      "CONFIRMATION" means the entry of the Confirmation Order.

          37. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.
          38. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
          39.      "CREDITOR" means

                   a. an entity that has a Claim against TCO that arose at the time of or before the Petition Date; or

                   b. an entity that has a Claim against the Estate of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

          40. "CREDITORS' COMMITTEE" means the Official Committee of Unsecured Creditors appointed in the Reorganization Case pursuant to section 1102 of the Bankruptcy Code.

          41. "CUSTOMER" means any entity that purchases or has purchased natural gas or services from TCO pursuant to the FERC Gas Tariff or agreements entered into in connection therewith.

          42. "CUSTOMERS' COMMITTEE" means the Official Committee of Customers of TCO appointed in the Reorganization Case pursuant to section 1102 of the Bankruptcy Code.

          43. "CUSTOMER REGULATORY CLAIM" means a Claim of a Customer arising under or in connection with the FERC Gas Tariff or any of the services provided by TCO pursuant to the jurisdiction of FERC, including, but not limited to, any Refund Claim. Most Customer Regulatory Claims are listed in Appendix M, Schedule 1 of the Customer Settlement Proposal.

          44. "CUSTOMER SETTLEMENT PROPOSAL" means the terms and agreements embodied in the Stipulation and Agreement dated April 17, 1995, filed by TCO with the FERC, a copy of which is annexed hereto as Exhibit E.

          45. "DEFICIENCY CLAIM" means the amount, if any, by which the Allowed amount of a Secured Claim, exclusive of any post-petition interest, exceeds the value of the collateral securing such Secured Claim as determined by the Bankruptcy Court.

          46. "DIP FACILITY" means the Amended and Restated Secured Revolving Credit Agreement, dated as of April 2, 1992, between TCO and Chemical Bank, as successor to Manufacturers Hanover Trust Company, as amended from time to time.

          47. "DISCLOSURE STATEMENT" has the meaning set forth in the "Introduction" to this Plan.

          48. "DISPUTED" when used with respect to a Claim, means a Claim against TCO that is not an Allowed Claim and that has not been barred or otherwise disallowed or discharged. If an objection is timely Filed and relates to the allowance of only a portion of a Claim, such Claim shall be a Disputed Claim to the extent of the portion of such Claim to which such objection relates.

          49. "DISSENTING 3.2 CLAIMANT" means, if Class 3.2 votes to accept the Plan, any holder of a Class 3.2 Claim that is not an Accepting 3.2 Claimant, and, if Class 3.2 rejects the Plan, any holder of a Class 3.2 Claim.

          50. "DISTRIBUTION DATE" means the date on which at least eighty (80%) percent of the total amounts payable on the Effective Date with respect to Allowed Claims of the Accepting Producers and the holders of Allowed General Unsecured Claims shall have been paid.

          51. "EAST LYNN CONDEMNATION AWARD" means the funds received by TCO for the damages arising from the condemnation of the East Lynn Property by the United States government and held in trust by TCO on behalf and for the benefit of CNR, in such form as such funds are from time to time invested, together with all income earned on such funds while so held, net of applicable taxes, if any, payable by TCO in respect of such award or such income.

          52. "EAST LYNN CONDEMNATION OBLIGATION" means the obligation of TCO set forth in Section II.B.3.

          53. "EAST LYNN PROPERTY" means the real estate that was the subject of a taking by eminent domain by the United States of America in the cases styled United States v. 16,286.08 Acres of Land Situate in Wayne County, West Virginia (Case No. CA77-3324-H) and United States v. 298.25 Acres of Land Situate in Wayne County, West Virginia (Case No. CA75-0061-H).

          54. "EFFECTIVE DATE" means the first Business Day that is more than ten (10) days after the Confirmation Date and on which (a) no stay of the Confirmation Order is in effect and (b) all conditions to the Effective Date set forth in Section VIII.B have been satisfied or, if waivable, waived.

          55. "ENVIRONMENTAL CLAIMS" has the meaning set forth in Section II.C.4.a.

          56.      "EPA ORDER" has the meaning set forth in Section III.B.4.a.

          57. "ESTATE" means the estate created for TCO in the Reorganization Case pursuant to section 541 of the Bankruptcy Code.

          58. "EXCESS AMOUNT" means the amount by which the Target Distribution Percentage of the Accepting Producers' Class 3.3

Allowed Claims would exceed the Final Distribution Percentage of such Claims.

          59. "FEE EXAMINER" means the fee examiner appointed by the Bankruptcy Court pursuant to the Court's January 8, 1992 Order Retaining Examiner on Fees and Expenses.

          60.      "FERC" means the Federal Energy Regulatory Commission.

          61. "FERC GAS TARIFF" means the documents filed by TCO with, and in force from time to time pursuant to procedures established by, FERC setting forth the rates at and the conditions under which TCO renders natural gas-related services to its Customers.

          62. "FERC INTEREST" means interest calculated in accordance with the provisions of Section 154.67 of the FERC's Regulations, 18 C.F.R. Section 154.67.
          63. "FERC INTEREST ORDER" means the FERC order dated June 23, 1994, 67 FERC.

          61,384 (1994) providing that TCO must pay FERC Interest on flowthrough refunds from the dates that TCO collected those refunds until TCO deposited such refunds into the RIA Account and that TCO must pay interest actually earned on such refunds after the date of their deposit in the RIA Account.

          64. "FILE" or "Filed" means file or filed in the Reorganization Case with the Bankruptcy Court, or in the case of proofs of Claim, (a) file or filed with Poorman-Douglas Corporation, the claims agent designated by order of the Bankruptcy Court, or (b) deemed so filed pursuant to section 1111(a) of the Bankruptcy Code.

          65. "FINAL ALLOWANCE DATE" means the first date upon which all Producer Claims have become Allowed, or disallowed by a Final Order, or withdrawn.

          66. "FINAL DISTRIBUTION PERCENTAGE" means the percentage which, if multiplied by the aggregate of all Allowed Class 3.3 Claims, would produce an amount which, when added to the sum of the amount of all distributions on Allowed Class 3.1 Producer Claims and Allowed Class 1.2 Claims less the amount of the Projected Target Producer Distribution, equals the Excess Amount.

          67. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, entered on the docket in the Reorganization Case, which has not been reversed, vacated or stayed, and as to which the time to appeal or seek certiorari, move to reconsider, move to amend judgment or move for a new trial, has expired with no appeal or petition for certiorari having been timely taken or filed, or no motion for new trial, reconsideration or amendment to judgment having been granted, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

          68. "FINAL FERC ORDER" means a FERC order as to which (a) no request for rehearing has been filed on the day after the last date for filing a request for rehearing, or (b) if requests for rehearing are filed, a FERC order has been entered ruling on all pending requests for rehearing, as to which the time for filing any further requests for rehearing has passed without further rehearing requests having been filed.

          69. "FIRST MORTGAGE BONDS" means those certain bonds, designated Series A, B, D, E and F, issued by TCO pursuant to and secured by the Indenture of Mortgage and Deed of Trust dated August 30, 1985, made by TCO in favor of Wilmington Trust Company as Trustee.

          70. "GENERAL UNSECURED CLAIM" means any Unsecured Claim that is not a Producer Claim or a Customer Regulatory Claim, including a Claim arising prior to the Petition Date from the sale of goods or the rendering of services to TCO in the ordinary course of its business including, without limitation, all Claims of upstream pipelines, other than a Claim arising from exit fees paid or to be paid to upstream pipelines pursuant to any agreement for the termination of upstream pipeline service contracts and including the Subordinated Tax Claims.

          71.      "GRI" means the Gas Research Institute.

          72. "GRI CLAIM" means any pre-petition Claim of GRI for monies collected by TCO from Customers on behalf of GRI.

          73. "HOLDBACK AMOUNT" means the amount, if any, by which the Target Distribution Percentage of the Allowed Claims of the Accepting Producers exceeds the Initial Distribution Percentage of such Claims.

          74. "INITIAL ACCEPTING PRODUCER" means a Producer that has agreed to the Initial Accepting Producer Settlement and that will execute the Initial Producer Settlement Agreement.

          75. "INITIAL ACCEPTING PRODUCER SETTLEMENT" means the settlement among TCO, Columbia, and the Initial Accepting Producers, the terms of which will be documented in the Initial Accepting Producer Settlement Agreement.

          76. "INITIAL ACCEPTING PRODUCER SETTLEMENT AGREEMENT" means the proposed Producer Agreement to Settle Claims subject to Plan of Reorganization
dated as of April   , 1995.

          77. "INITIAL DISTRIBUTION PERCENTAGE" means 68.875%, the percentage derived by multiplying the Target Distribution Percentage by ninety five (95%) percent.

          78. "INTERCOMPANY CLAIMS" means the claims and causes of action asserted against Columbia and CNR in the Intercompany Claims Litigation and any claims and causes of action against Columbia or CNR arising out of the same or similar facts and circumstances.

          79. "INTERCOMPANY CLAIMS LITIGATION" means the litigation against Columbia and CNR on behalf of TCO by the Creditors' Committee and the Customers' Committee in the complaints styled and numbered Columbia Gas Transmission Corporation v. The Columbia Gas System, Inc. and Columbia Natural Resources, Inc., Adv. No. A92-35, filed on March 19, 1992 and May 26, 1992, pending before the United States District Court for the District of Delaware.

          80. "INTERESTS" means the rights of Columbia as the sole holder of all of the issued and outstanding common stock of TCO.

          81. "INVENTORY FINANCING AGREEMENT" means that certain Inventory Financing Agreement dated June 19, 1985 between Columbia and TCO, as the same may have been amended from time to time.

          82. "INVENTORY LOAN AGREEMENTS" means the Inventory Financing Agreement and the related Security Agreement dated as of June 19, 1985, between TCO and Wilmington Trust Company, as the same may have been amended from time to time.

          83. "INVESTMENT GUIDELINES" means the guidelines for investment of TCO's cash, cash equivalents, deposit accounts and other short-term investments promulgated by TCO as restricted by the order of the Third Circuit Court of Appeals dated August 29, 1994.

          84.      "IRS" means the United States Internal Revenue Service.

          85. "IRS ORDER" means the order of the Bankruptcy Court dated October 12, 1994 approving the IRS Settlement Agreement.

          86. "IRS SETTLEMENT AGREEMENT" means that certain Stipulation and Order of Settlement of Proofs of Claim Filed by the IRS, dated October 12, 1994, by and between TCO and the IRS.

          87.      "KENTUCKY ENVIRONMENTAL ORDERS" has the meaning set forth in
Section III.B.4.a.

          88. "LOWEST INTERMEDIATE BALANCE AMOUNT" means the approximately $3.3 million determined under the Trust Fund

Decision to be distributable as trust funds after application of the "lowest intermediate balance" principle, together with interest thereon calculated in accordance with the FERC Interest Order.

          89. "MISCELLANEOUS ADMINISTRATIVE CLAIM" means a Claim described in Section II.B.1.e.

          90. "1990 RATE CASE" means TCO's general rate case under Section 4(e) of the NGA, FERC Docket No. RP90-108, which went into effect, subject to refund, on November 1, 1990.

          91. "1990 RATE CASE CLAIM" means any pre- or post-petition Claim, whether or not listed on the Schedule of Liabilities and whether or not Filed, of a Customer arising from the 1990 Rate Case or which is the subject of or has been settled by the terms of the 1990 Rate Case Settlement.

          92. "1990 RATE CASE SETTLEMENT" means the settlement of the 1990 Rate Case among TCO and certain other parties thereto, approved by FERC on October 15, 1992.

          93.      "NGA" means the Natural Gas Act, 15 U.S.C. Sections 717-717W
(1988).

          94. "OMNIBUS FERC MOTION" means the motion Filed by TCO on August 23, 1991 entitled "Motion for Order Authorizing Columbia Gas Transmission Corporation to Comply with its Federal Energy Regulatory Commission Gas Tariff and Orders and Regulations of the Federal Energy Regulatory Commission."

          95. "OMNIBUS FERC MOTION CLAIM" means any GRI Claim and any pre-petition Claim of a Customer for a regulatory refund that is the subject of the Omnibus FERC Motion.

          96. "ORIGINAL SETTLEMENT VALUES" means the Settlement Values proposed for all Producer Claims which are set forth on Schedule I hereto.

          97.      "PBGC" means the Pension Benefit Guaranty Corporation.

          98. "PENNSYLVANIA ENVIRONMENTAL ORDER" has the meaning set forth in Section III.B.4.a.

          99.      "PETITION DATE" means July 31, 1991.

          100. "PLAN" means this Amended Plan Of Reorganization of TCO and all exhibits, attachments and schedules annexed hereto or referenced herein, as the same may be amended, modified or supplemented with the prior consent of Columbia.

          101. "PLAN MAILING DATE" means that date set by order of the Bankruptcy Court as the date for the mailing of the Plan to Creditors for purposes of voting thereon.

          102.     "POST-PETITION OPERATIONAL CLAIM" means a Claim described in
Section II.B.1.b.

          103.     "PRIORITY TAX CLAIM" means a Claim described in Section
II.B.2.

          104. "PRODUCER" means an entity that has made a first sale of natural gas, as that term is defined in the Natural Gas Policy Act of 1978, under a contract for the sale of natural gas to TCO.

          105. "PRODUCER CLAIM" means a Claim of a Producer which, in any way, arises under, is related to, or is asserted in connection with a contract for the sale of natural gas to TCO.

          106. "PRODUCER SETTLEMENT AGREEMENT" means an agreement, in the form annexed hereto as Exhibit "D," pursuant to which a Producer agrees to accept its Settlement Value and the treatment provided in the Plan for Accepting Producers in full settlement of all Claims against TCO.

          107. "PROFESSIONAL" means any professional employed in the Reorganization Case pursuant to sections 327 or 1103 of the Bankruptcy Code and any professional seeking compensation or reimbursement of expenses pursuant to sections 330(a) and 503(b)(4) of the Bankruptcy Code.

          108.     "PROFESSIONAL CLAIM" means a Claim described in Section
II.B.1.a.

          109. "PROJECTED TARGET PRODUCER DISTRIBUTION" means the amount derived by (a) multiplying (i) the aggregate of the Original Settlement Values proposed by TCO for the Claims of Producers in Class 3.3 by (ii) the Target Distribution Percentage and (b) adding the aggregate of the Original Settlement Values proposed by TCO for the Claims of Producers in Class 3.1.

          110. "RECOUPMENT CLAIM" means the right of any Customer to recoup from TCO or Reorganized TCO any Refund Claim, and the right of any Customer to set off the WACOG surcharges against pre-petition Claims.

          111. "REFUND CLAIM" means any pre-petition Claim, whether or not listed on the Schedule of Liabilities and whether or not Filed, of a Customer arising from any Refund Obligation, including, without limitation, any 1990 Rate Case Claim, any Omnibus FERC Motion Claim, any Section 4(e) Claim and any Claim which is the subject of the BG&E Case. The amount of any such Claim shall include (i) in the case of any Claim that is attributable to funds which, prior to the Petition Date, were transferred to TCO by third parties for payment to the holder of such Claim (which funds may have included interest paid by such third party to TCO) and which have been determined to be trust funds, interest as prescribed by FERC from the date such funds were transferred to TCO until the Petition Date, and thereafter, with respect only to the approximately $3.3 million which under the Trust Fund Decision was determined to be distributable as trust funds after application of the "lowest intermediate balance" principle, in accordance with the FERC Interest Order,
(ii) in the case of any Claim attributable to any funds so transferred to TCO for such purpose subsequent to the Petition Date, interest on the amount so transferred at the rate income is actually earned by TCO on such funds, (iii) in the case of any other such Claim attributable to funds transferred to or collected by TCO prior to the Petition Date which are not trust funds, interest as prescribed by FERC to the Petition Date, and (iv) in the case of any Claim attributable to any funds transferred to TCO subsequent to the Petition Date; but not subject to the FERC Interest Order, with applicable FERC Interest.

          112. "REFUND DISPUTE" means any right or claim of any Customer or GRI with respect to any pre-petition Refund Obligation including, but not limited to, (i) any right to appeal from or otherwise seek modification of the Trust Fund Decision or otherwise seek more favorable treatment of its Omnibus FERC Motion Claims (and any interest due thereon) than that provided in the Trust Fund Decision, (ii) any right or Claim in respect of any 1990 Rate Case Claim, (iii) any right to assert a Refund Claim which is the subject of the BG&E Case, (iv) any Claim or right in respect of any other Refund Claim other than as provided in the Plan, (v) any right of setoff or recoupment in respect of any Customer Claim, (vi) any claim or right to compel assumption, rejection or enforcement of its pre-petition Service Contracts except as otherwise provided herein and (vii) any right or claim against Columbia in respect of or arising from any Refund Claim.

          113. "REFUND OBLIGATION" means any obligation on the part of TCO arising prior to the Petition Date to make refunds, including applicable interest thereon, to Customers pursuant to regulations or orders of FERC, or any order of a court of competent jurisdiction on appeal of an order of FERC, or the terms of the FERC Gas Tariff. Refund Obligations include the GRI Claim.

          114. "REJECTING PRODUCER" means any Producer that is not an Accepting Producer.

          115. "REORGANIZATION CASE" means the case commenced under Chapter 11 of the Bankruptcy Code bearing number 91-804 pending in the Bankruptcy Court with respect to TCO.

          116. "REORGANIZED TCO" means TCO (i) on the Effective Date to the extent and for the purpose of performing those acts which are required under the Plan to be performed by Reorganized TCO on the Effective Date and (ii) after the Effective Date.

          117. "RIA ACCOUNT" means the restricted investment arrangement account established by TCO on March 2, 1993 pursuant to an order of the Bankruptcy Court dated January 6, 1993.

          118. "SCHEDULE OF LIABILITIES" means the schedule of assets and liabilities Filed by TCO under section 521(1) of the Bankruptcy Code, as amended from time to time.

          119. "SECTION 4(E) CLAIM" means any pre-petition Refund Obligations arising pursuant to TCO's general rate filings under section 4(e) of the NGA, but shall not include any 1990 Rate Case Claim.

          120. "SECURED CLAIM" means a pre-petition Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code to the extent of the value of the interest of the holder of such Claim in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

          121. "SECURED TAX CLAIM" means a Secured Claim held by a taxing authority.

          122. "SERVICE CONTRACT" means a pre-petition agreement between TCO and a Customer pursuant to which TCO provides or has provided sales, transportation, storage or related services to such Customer pursuant to the relevant provisions of the FERC Gas Tariff, any certificate of public convenience and necessity or any other agreement.

          123.     "SETTLEMENT VALUE" has the meaning set forth in Section
III.B.3.a.

          124. "STIPULATION OF DISMISSAL WITH PREJUDICE" has meaning set forth in Section IV.A.5.

          125. "SUBORDINATED TAX CLAIMS" means the Claims of state taxing authorities for non-pecuniary tax penalties which were Allowed and equitably subordinated to all Unsecured Claims, pursuant to an order of the Bankruptcy Court dated May 6, 1994. TCO, however, expressly waives the enforcement of the subordination granted by the order of the Bankruptcy Court and the Creditors' Committee has consented to such waiver by TCO.

          126. "SUPPLEMENTAL DISTRIBUTION PERCENTAGE" means that percentage which, when added to the Initial Distribution Percentage, equals the Final Distribution Percentage.

          127. "SUPPLEMENTAL INTEREST PAYMENT" means, when applied to any distribution to be made to a Creditor under the Plan, an amount of interest calculated as follows:

                   If the Distribution Date occurs on or after January 31, 1996, an amount equal to an accrual for the period from and including January 1, 1996 to but excluding the Distribution Date, on the amount of each such distribution at a rate per annum equal to the annualized rate realized by TCO on funds invested by it pursuant to the Investment Guidelines during such period.

          128. "TARGET DISTRIBUTION PERCENTAGE" means seventy-two and one-half (72.5%) percent.

          129. "TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement dated December 31, 1990, among Columbia and its subsidiaries, including TCO, interpreted and applied in a manner consistent with its interpretation and application prior to the Petition Date.

          130. "TCO" means Columbia Gas Transmission Corporation, a Delaware corporation, the debtor and debtor in possession in the Reorganization Case.

          131. "TCO COMMITTEES" means, collectively, the Creditors' Committee and the Customers' Committee.

          132.     "TCO OBLIGATION" has the meaning set forth in Section V.F.

          133. "TRUST FUND DECISION" means the decision of the United States Court of Appeals for the Third Circuit styled The Official Committee of Unsecured Creditors of the Columbia Gas Transmission Corporation v. The Columbia Gas System, Inc., Columbia Gas Transmission Corporation, et al., 997 F.2d 1039 (3d Cir. 1993), with respect to the payment by TCO of certain refunds to certain of its Customers and payments by TCO to GRI.

          134. "UNCLAIMED DISTRIBUTION" has the meaning set forth in Section IV.D.2.

          135. "UNSECURED CLAIM" means a Claim that is not a Secured Claim, an unclassified Claim described in Section II.B or a Claim in Class 4.

          136.     "U.S. TRUSTEE" means the Office of the United States Trustee.

          137.     "U.S. TRUSTEE'S FEE CLAIMS" means the Claims described in
                   Section II.B.1.d.

          138. "VOTING DEADLINE" means the deadline for voting to accept or reject the Plan established by order of the Bankruptcy Court.

          139. "WACOG" means the weighted average cost of gas purchased by TCO for resale to its Customers.

          140. "WAIVER AGREEMENT" means an agreement, in the form annexed hereto as Exhibit C, pursuant to which a Customer or GRI agrees to accept the treatment provided for in the Plan for Accepting 3.2 Claimants and in consideration of such treatment agrees (i) to the full settlement, satisfaction, discharge and termination of all of its Refund Claims and Refund Disputes and to accept the treatment provided in the Customer Settlement Proposal for all of its Refund Claims and Refund Disputes, (ii) to the withdrawal, with prejudice, of the Customers' Committee's complaint and intervention in and its participation in any appeal or other proceeding in connection with the Intercompany Claims Litigation, as well as the release of such Accepting 3.2

Claimant's rights or interests in any judgment or other recovery on account of the Intercompany Claims, (iii) to the withdrawal, with prejudice, of any appeal of the Bankruptcy Court's denial of approval of the 1990 Rate Case Settlement and (iv) not to oppose recovery by Reorganized TCO from Customers of certain sums, as more fully described in Exhibit C.

B.        RULES OF INTERPRETATION

          For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to a document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in the Plan to sections, articles and exhibits are references to sections, articles, schedules and exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than a particular portion of the Plan; (vi) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

C.        COMPUTATION OF TIME

          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

D.        GOVERNING LAW

          EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE OR BANKRUPTCY RULES ARE APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT, RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION WITH THE PLAN, AND THE APPLICABILITY OF FEDERAL LAWS AS TO MATTERS WHICH ARE SUBJECT TO FERC'S JURISDICTION, THE RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS-OF-LAW PRINCIPLES WHICH WOULD APPLY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE OR THE UNITED STATES OF AMERICA.

II.       UNCLASSIFIED CLAIMS AND
          CLASSES OF CLAIMS AND INTERESTS

A.        GENERAL

          Administrative Claims, Priority Tax Claims and the East Lynn Condemnation Obligation, as described below in Section II.B.(3), have not been classified and the holders thereof are not entitled to vote on the Plan.

          To the extent that a proof of Claim asserts more than one Claim, each such Claim shall be treated as a separate Claim under the Plan, and where such Claims may be classified in different Classes, such Claims shall be deemed for purposes of this Plan to be distinct Claims entitled to be voted in their respective Classes subject, however, to the following condition. If any Creditor holds more than one Claim in any Class, all of the Claims held on the Petition Date by that Creditor in that Class shall be aggregated and the Creditor's aggregate Claim shall be accorded the treatment appropriate for a Claim of such type and amount.

          A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and is classified in one or more other Classes to the extent that any remainder of the Claim qualifies within the description of such other Class or Classes. A Claim is also classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied.

B.        UNCLASSIFIED CLAIMS

          1.       ADMINISTRATIVE CLAIMS

          Administrative Claims consist of those Claims more fully described below:

                   A.      PROFESSIONAL CLAIMS

          Professional Claims consist of all Administrative Claims for unpaid fees and expenses of Professionals and amounts for compensation allowed under sections 330(a) and 503(b) of the Bankruptcy Code.

                   B.      POST-PETITION OPERATIONAL CLAIMS

          Post-Petition Operational Claims consist of all Administrative Claims, other than Environmental Claims included in Class 4.1, in respect of liabilities incurred by TCO in the ordinary course of business during the pendency of the Reorganization Case, including, but not limited to, Administrative Claims of governmental units for taxes, Refund Claims attributable to rates and charges for services rendered by TCO after the Petition Date and FERC-mandated post-petition interest thereon, trade vendor and supplier payment obligations and obligations under contracts and leases.

                   C.      ASSUMED EXECUTORY CONTRACT CLAIMS

          Assumed Executory Contract Claims consist of all obligations of TCO to cure defaults arising from or in connection with the assumption of pre-petition executory contracts and unexpired leases by TCO, under the Plan or otherwise, pursuant to section 365(b)(1) of the Bankruptcy Code.

                   D.      U.S. TRUSTEE'S FEE CLAIMS

          The U.S. Trustee's Fee Claims consist of the fees TCO is required to pay pursuant to 28 U.S.C. Section 1930(a)(6).

                   E.      MISCELLANEOUS ADMINISTRATIVE CLAIMS

          Miscellaneous Administrative Claims consist of all Administrative Claims other than Professional Claims, Post-Petition Operational Claims, Assumed Executory Contract Claims, U.S. Trustee's Fee Claims, and Administrative Recoupment Claims, including, but not limited to, Claims which are (i) contingent indemnification Claims of officers, directors and employees of TCO, including indemnification Claims by (a) employees in connection with pre- and post-petition personal injury and property damage actions brought against them by third parties and (b) officers and directors in connection with pre-petition stockholder class actions and other securities law actions, (ii) post-petition personal injury and property damage Claims and (iii) Claims arising pursuant to performance bonds issued on behalf of TCO post-petition.

                   F.      ADMINISTRATIVE RECOUPMENT CLAIMS.

          Administrative Recoupment Claims consist of all Recoupment Claims of Dissenting 3.2 Claimants that are entitled to administrative priority by virtue of the Stipulation and Order Regarding Motions for an Order Authorizing Recoupment, or, In the Alternative Directing Payments Into Escrow, dated October 13, 1993, and the Stipulation and Order Regarding Motion For An Order Modifying the Automatic Stay to Permit Set-offs of WACOG Surcharges, or, in The Alternative, Directing Payment Into Escrow, dated October 20, 1993.

          2.       PRIORITY TAX CLAIMS

          Priority Tax Claims consist of all Claims for the payment of taxes entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

          3.       EAST LYNN CONDEMNATION OBLIGATION

          The East Lynn Condemnation Obligation consists of TCO's obligation to turn over the East Lynn Condemnation Award to CNR.

C.        CLASSES OF CLAIMS

          1.       CLASS 1 CLAIMS - SECURED CLAIMS

                   A.      CLASS 1.1 - DIP FACILITY CLAIM

          Class 1.1 consists of the Secured Claim of Chemical Bank as agent under the DIP Facility.

                   B.      CLASS 1.2 - SECURED PRODUCER CLAIMS

          Class 1.2 consists of all Claims of Producers that supplied gas to TCO pre-petition to the extent that such Producers assert that such Claims are secured by statutory liens.

                   C.      CLASS 1.3 - OTHER SECURED CLAIMS

          Class 1.3 consists of all Secured Claims not included in Classes 1.1,
1.2 or 2.1, and includes setoff Claims permitted under section 553 of the Bankruptcy Code.

          2.       CLASS 2.1 CLAIM - COLUMBIA SECURED CLAIM

          Class 2.1 consists of the Columbia Secured Claim.

          3.       CLASS 3 CLAIMS - UNSECURED CLAIMS

                   A.      CLASS 3.1 - UNSECURED CLAIMS OF $25,000 OR LESS

          Class 3.1 consists of all Unsecured Claims (other than any Customer Regulatory Claim the holder of which does not execute a

Waiver Agreement prior to the Effective Date) which are Allowed in an amount that does not exceed $25,000.

                   B.      CLASS 3.2 - UNSECURED CUSTOMER CLAIMS AND GRI CLAIMS

          Class 3.2 consists of all GRI Claims and all Customer Regulatory Claims not included in Class 3.1.

                   C.      CLASS 3.3 - PRODUCER CLAIMS

          Class 3.3 consists of all Producer Claims not included in Class 3.1 or Class 1.2.

                   D.      CLASS 3.4 - GENERAL UNSECURED CLAIMS

          Class 3.4 consists of all General Unsecured Claims not included in any other Class.

                   E.      CLASS 3.5 - COLUMBIA UNSECURED CLAIM

          Class 3.5 consists of the Columbia Unsecured Claim.

          4.       CLASS 4 CLAIMS - ASSUMED CLAIMS

                   A.      CLASS 4.1 - ENVIRONMENTAL CLAIMS

          Class 4.1 consists of all pre- and post-petition environmental compliance and remediation obligations to state and federal environmental enforcement and regulatory agencies, including, without limitation, those obligations of TCO arising under the Order Approving Administrative Order on Consent for Removal Actions and Toxic Substance Control Act and Consent Agreement between TCO and the United States Environmental Protection Agency approved by order of the Bankruptcy Court on November 16, 1994 (the "EPA Order"), that certain Consent Order and Agreement, dated October 6, 1994 by and between TCO and the Commonwealth of Pennsylvania, Department of Environmental

Resources, approved by order of the Bankruptcy Court dated November 16, 1994 (the "Pennsylvania Environmental Order") and two certain Agreed Orders by and between TCO and the Commonwealth of Kentucky, Natural Resources and Environmental Protection Cabinet both dated October 24, 1994 and approved by order of the Bankruptcy Court dated November 16, 1994 (the "Kentucky Environmental Orders"). Non-consensual pre-petition environmental penalty liabilities asserted by entities other than the Commonwealth of Pennsylvania, the Commonwealth of Kentucky or the United States Environmental Protection Agency and settled in the above-referenced orders are not included in this Class.

                   B.      CLASS 4.2 - CERTAIN CONDEMNATION CLAIMS

          Class 4.2 consists of condemnation awards payable pursuant to the Bankruptcy Court's December 18, 1992 Order Authorizing TCO to Pay Condemnation Awards Adjudicated Post-Petition Where No Bond Has Been Posted.

                   C.      CLASS 4.3 - PENSION CLAIMS

          Class 4.3 consists of all contingent Claims arising under or related to Claims Filed by the PBGC in connection with employee or retiree benefit or pension plans or programs.

                   D.      CLASS 4.4 - SURETY BOND RELATED CLAIMS

          Class 4.4 consists of all contingent Claims arising under or related to Claims Filed by Columbia in connection with TCO's obligation to reimburse Columbia for any payments Columbia is or may be required to make on behalf of TCO under or in connection with surety bonds issued for TCO's benefit.

                   E.      CLASS 4.5 - AFFILIATE TAX CLAIMS

          Class 4.5 consists of all Affiliate Tax Claims remaining after payment of all Assumed Executory Contract Claims.

D.        CLASS OF INTERESTS

          CLASS 5 INTERESTS - COMMON STOCK OF TCO

          Class 5 consists of Columbia's Interests.

III.      TREATMENT OF CLAIMS AND INTERESTS

A.        TREATMENT OF UNCLASSIFIED CLAIMS

          1.       ADMINISTRATIVE CLAIMS

                   A.      PROFESSIONAL CLAIMS

          Each holder of an Allowed Professional Claim will receive cash equal to the amount of such Claim and such post-petition interest, if any, allowed by the Bankruptcy Court (unless TCO and the holder of such Claim agree to other treatment) on the later of (i) the Effective Date, or (ii) the tenth day after the date on which an order allowing such Claim becomes a Final Order.

                   B.      POST-PETITION OPERATIONAL CLAIMS

          Each Post-Petition Operational Claim that is unpaid as of the Effective Date will be assumed and paid by Reorganized TCO pursuant to the terms and conditions of the particular transaction giving rise to such Claim, without any further action on the part of the holder of such Claim.

                   C.      ASSUMED EXECUTORY CONTRACTS CLAIMS

          Each Assumed Executory Contract Claim that is or becomes Allowed on or before the Effective Date will be paid in full in cash on the Effective Date or upon such earlier or later date as may be authorized by order of the Bankruptcy Court. TCO will, subject to the approval of the Bankruptcy Court, assume the Tax Allocation Agreement. To the extent that the Tax Allocation Agreement allocates to TCO the obligation to pay post-petition interest on amounts included in the Priority Tax Claim or to reimburse Columbia or any other subsidiary of Columbia for any refunds and interest accrued on such refunds which Columbia or any other subsidiary of Columbia would have been entitled to receive under the Tax Allocation Agreement but were used by TCO to offset the Priority Tax Claims against it, such post-petition interest will be paid and such reimbursement will be made by TCO as an Assumed Executory Contract Claim. Any Assumed Executory Contract Claim that becomes an Allowed Claim after the Effective Date will be paid in full in cash on the thirtieth day after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim or in accordance with such other terms as may be agreed upon by TCO and the holder of such Claim or as provided by an order of the Bankruptcy Court. Payment will be made net of any setoff of moneys owed by the holder of such Claim to TCO.

                   D.      U.S. TRUSTEE'S FEES

          U.S. Trustee's Fee Claims that are unpaid as of the Effective Date will be paid in full in cash on the Effective Date.

                   E.      MISCELLANEOUS ADMINISTRATIVE CLAIMS

          Each Miscellaneous Administrative Claim that is unpaid as of the Effective Date will be assumed and paid by Reorganized TCO as it becomes due and payable or as otherwise agreed to or directed by the Bankruptcy Court.

                   F.      ADMINISTRATIVE RECOUPMENT CLAIMS

          Administrative Recoupment Claims will be treated as set forth in the discussion of the treatment of Class 3.2 in Section III.B.3.c.

          2.       PRIORITY TAX CLAIMS

          Each Priority Tax Claim will be paid, to the extent Allowed, in full, in cash, on the Effective Date, if then Allowed, or, if not then Allowed, on the thirtieth day after the date on which it becomes on Allowed Claim, except that, pursuant to Section 1129(a)(9)(C) of the Bankruptcy Code, the Claims of the IRS that are the subject of the IRS Order will be paid in installments over a period not to exceed six years from the date of assessment of such Claims, together with interest at the rate set forth in Section D.7 of the IRS Settlement Agreement. The full amount of such Claims will be paid in cash in quarterly equal installments, beginning on the date which is three months after the Effective Date and ending on the last quarterly date which does not exceed six years from the date of assessment of such Claims, except that the first quarterly installment shall be paid in three equal monthly installments beginning on the Effective Date. Each monthly or quarterly installment shall be paid together with interest on such installment at the rate set forth in Section D.7 of the IRS Settlement Agreement accrued to the date of payment. Notwithstanding the foregoing, however,

Reorganized TCO, with the prior consent of Reorganized Columbia, shall have the right to pay the Claims of the IRS, or any remaining balance of such Claims, in full or in part at any time on or after the Effective Date, without premium or penalty. Payments on the Priority Tax Claims of the IRS made by Columbia or Reorganized Columbia shall, pursuant to the IRS Settlement Agreement, reduce the Priority Tax Claims of the IRS against TCO or Reorganized TCO in accordance with the terms of the IRS Order.

          3.       EAST LYNN CONDEMNATION OBLIGATION

          On the Effective Date, the East Lynn Condemnation Award will be delivered to CNR.

B.        TREATMENT OF CLASSIFIED CLAIMS

          1.       CLASS 1 CLAIMS - SECURED CLAIMS

                   A.      CLASS 1.1 - DIP FACILITY CLAIM

          The Class 1.1 Claim will be paid in full on the Effective Date, if then Allowed, or if not then Allowed, then on or before the tenth day after such Claim becomes an Allowed Claim. On the Effective Date, the DIP Facility will terminate by its terms. Any Deficiency Claim will be treated as an Administrative Claim in accordance with Section 364(c) of the Bankruptcy Code. The Class 1.1 Claim is unimpaired.

                   B.      CLASS 1.2 - SECURED PRODUCER CLAIMS

          On the Effective Date, TCO shall pay to each holder of a Class 1.2 Claim that is then Allowed, cash in an amount equal to the lesser of (i) the Allowed amount of such Claim and (ii) the value of such holder's collateral as determined by the Bankruptcy

Court. Any Class 1.2 Claim that is not Allowed as of the Effective Date but that becomes an Allowed Claim after the Effective Date shall be paid in cash in an amount equal to the lesser of (i) the Allowed amount of such Claim and (ii) the value of such holder's collateral as determined by the Bankruptcy Court on the thirtieth day after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim. Any Deficiency Claim will be treated as an Unsecured Claim in the appropriate category of Class 3.

          Class 1.2 Claims are unimpaired.

                   C.      CLASS 1.3 - OTHER SECURED CLAIMS

          On the Effective Date, TCO shall satisfy each Class 1.3 Claim that is then Allowed by, at TCO's option, (i) paying each holder of such Allowed Claim cash in an amount equal to the lesser of (x) the Allowed amount of such Claim and (y) the value of such holder's collateral as determined by the Bankruptcy Court, (ii) reinstating the maturity of the obligation giving rise to such Allowed Claim and curing all defaults in connection therewith in accordance with the provisions of section 1124 of the Bankruptcy Code, or (iii) permitting setoff of such Allowed Claim against any obligation the holder of such Claim may have to TCO. Any Class 1.3 Claim that becomes an Allowed Claim after the Effective Date will, on the thirtieth day after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim, receive the treatment described in the preceding sentence. Any

Deficiency Claim will be treated as an Unsecured Claim in the appropriate category of Class 3.

          Class 1.3 Claims are unimpaired.

          2.       CLASS 2.1 - COLUMBIA SECURED CLAIM

          The Columbia Secured Claim shall be Allowed as Filed, provided that all other distributions which, under the Plan, are required to be made to Creditors on the Effective Date are in fact made as provided for.

          On the Effective Date, Columbia shall receive in respect of the Columbia Secured Claim, newly issued debt securities of Reorganized TCO (which will be secured by substantially all of the assets of Reorganized TCO) having a principal amount calculated to provide Reorganized TCO with an appropriate funded debt-to-equity ratio as of the Effective Date, and the right to retain the presently outstanding common stock of Reorganized TCO, with the remainder of the Columbia Secured Claim to be contributed to the capital of Reorganized TCO. The terms of such debt securities will be as jointly proposed by TCO and Columbia, subject to approval by the SEC and the Bankruptcy Court, on or before the Effective Date.

          The Class 2.1 Claim is impaired.

          3.       CLASS 3 CLAIMS - UNSECURED CLAIMS

                   A.      SETTLEMENT VALUES AND ALLOWANCE AMOUNTS

          A dollar amount (a "Settlement Value") has been proposed under the Plan for each Producer Claim. The Settlement Values have been determined as set forth below:

               (i) The Settlement Value proposed for each Producer Claim which is an Allowed Claim as of the Plan Mailing Date is the Allowed amount of the Claim as of that date and accordingly is deemed accepted by the holder thereof without any further action on its part.

              (ii) The Settlement Value proposed for each Producer Claim which is not an Allowed Claim on the Plan Mailing Date is an amount which TCO, in light of all the relevant facts, believes constitutes a fair and equitable compromise at which it believes that the Claim should be Allowed.

             (iii) In the case of the Initial Accepting Producers, the Settlement Values proposed have been individually negotiated with those Producers, taking into account all known factors likely to affect the ultimate allowance of such Claims.

          TCO shall have the right, prior to the [Plan Mailing Date], with the consent of the Creditors' Committee, to decrease, or after consultation with the Creditors' Committee, to increase the Original Settlement Values offered to Producers (other than Initial Accepting Producers) which are set forth on
Schedule I.

          Each Producer that accepts the Settlement Value proposed for its Claim will be deemed to have agreed to an Allowed Claim in that amount, subject to Bankruptcy Court approval, in Class 3.1 or Class 3.3, as appropriate. A Producer who accepts the proposed Settlement Value for its Claim will be deemed to have waived and released any right of setoff, any lien, or any other Claim against TCO or TCO's property, and TCO shall be deemed to have released all rights of setoff or Avoidance Claims which TCO may have against such Producer or its property, subject to Bankruptcy Court approval of such Producer's Settlement Value, on the Effective Date.

          If a holder of a Producer Claim accepts its Settlement Value, but its Settlement Value is not approved by the Bankruptcy Court, such holder shall be treated as a Rejecting Producer in Class 3.3 unless TCO and such Producer agree on a modified Settlement Value that is approved by the Bankruptcy Court. If a holder of a Producer Claim that TCO proposes be in Class 3.1 does not accept its proposed Settlement Value, such Claim will be a Class 3.1 Claim to the extent that such Claim is Allowed in an amount of $25,000 or less and otherwise will be a Class 3.3 Claim or Class 1.2 Claim. Any holder of a Producer Claim that does not accept its Settlement Value will have the Allowance of its Claim determined by litigation before the Claims Mediator or the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court.

          Additionally, a dollar amount (an "Allowance Amount") has been proposed under the Plan for each General Unsecured Claim that is not an Allowed Claim as of the Plan Mailing Date. The Allowance Amounts are set forth on
Schedule II. The Allowance Amounts proposed for each such General Unsecured Claim is the amount at which TCO, in light of all the relevant facts known to it, believes and consents that the Claim should be Allowed.

          Each holder of an unliquidated General Unsecured Claim that accepts the Allowance Amount proposed for its Claim shall have an Allowed Claim in that amount, subject to Bankruptcy Court approval, in Class 3.1 or Class 3.4, as appropriate. A holder of a General Unsecured Claim who accepts its Allowance Amount for

Its Claim will be deemed to have waived and released any right of setoff, any lien, or any other Claim against TCO or TCO's property, and TCO shall be deemed to have released all rights of setoff or Avoidance Claims which TCO may have against such holder or its property, subject to Bankruptcy Court approval of such holder's Allowance Amount, on the Effective Date. If the holder of an unliquidated General Unsecured Claim that TCO proposes be in Class 3.1 does not accept its Allowance Amount, such Claim will be a Class 3.1 Claim to the extent that such Claim is Allowed in an amount of $25,000 or less and otherwise will be a Class 3.4 Claim. Any holder of an unliquidated General Unsecured Claim that does not accept its Allowance Amount will have the Allowance of its Claim determined by litigation before the Bankruptcy Court or by a settlement approved by the Bankruptcy Court.

          If the Plan is not consummated, any voluntary reduction in a Claim made by a Claimholder by acceptance of a Settlement Value, or an Allowance Amount, or otherwise, in order to receive the treatment provided for Class 3.1, Class 3.3 or Class 3.4, as applicable, may be nullified at the option of the Claimholder by written notice to TCO in accordance with such procedures as shall be determined by the Bankruptcy Court.

                   B.      CLASS 3.1 - UNSECURED CLAIMS OF $25,000 OR LESS

          TCO shall pay to each holder of a Class 3.1 Claim cash in an amount equal to one hundred (100%) percent of the Allowed amount of such Claim, on the Effective Date, if the Claim is then

Allowed, or, if not then Allowed, then on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes an Allowed Claim. The foregoing is subject, in the case of any Customer Regulatory Claim of a Customer, to the provisions of the fourth paragraph of Section III.B.3.c. with respect to the method of payment of such Claims other than in cash, including, but not limited to, distributions in the form of a credit to a rate mechanism.

          Class 3.1 Claims are unimpaired.

          C.       CLASS 3.2 - UNSECURED CUSTOMER CLAIMS AND GRI CLAIMS

                   If Class 3.2 votes to accept the Plan, and if there is a Final FERC Order approving the Customer Settlement Proposal, each Accepting 3.2 Claimant shall have an Allowed Refund Claim in an amount equal to the amount set forth for such Claimholder on the schedules attached to the Customer Settlement Proposal and shall receive on the Effective Date, (i) that to which such Claimholder is entitled under the Trust Fund Decision and any Final Orders made in furtherance or implementation thereof, including, without limitation, any Final Orders regarding the allocation of the Lowest Intermediate Balance Amount, with post- petition interest in accordance with the FERC Interest Order, (ii) eighty (80%) percent of the pre-petition amount and one hundred (100%) percent of the post-petition amount due to such Claimant with interest as provided in the 1990 Rate Case Settlement in full satisfaction of the 1990 Rate Case Claims, (iii) such Claimholder's allocable share of $52.5 million in settlement of all BG&E Claims, and (iv) an amount equal to eighty (80%) percent of each Claimant's remaining Customer Regulatory Claim. In addition, TCO shall pay, within forty-five days after the Effective Date, a lump-sum payment of $1.3 million to the current members of the Customers' Committee as of the date of this Plan, which payment shall be shared pro rata among such Committee members. TCO shall also pay, within the same period, $225,000 to UGI Utilities, Inc. ("UGI"), a former member of the Customers' Committee, representing one half of the expenses incurred by UGI while serving on the Customers' Committee. Such payments to the Customers' Committee and UGI shall be made solely from post-Effective Date income of Reorganized TCO.

          Each Dissenting 3.2 Claimant will be entitled to pursue its Refund Disputes by litigation in any appropriate forum and shall receive in respect of its Allowed Class 3.2 Claim (i) that to which such Claimholder may become entitled under Final Orders resolving such Claimholder's Recoupment Claim (including Administrative Recoupment Claims), if any, and (ii) that to which such Claimholder is entitled under the Trust Fund Decision and any Final Orders made in furtherance or implementation thereof, including any Final Orders regarding the allocation of the Lowest Intermediate Balance Amount and/or the determination of the amount of post- petition interest due, or both; and shall receive a distribution in cash in an amount equal to the Target Distribution Percentage of the Allowed amount of its Class 3.2 Claim remaining after application of any sums paid pursuant to clauses (i) and (ii) above. See Section IV.B, "Distributions on Claims." In no event shall a Dissenting 3.2 Claimant's Claim be deemed Allowed, and in no event shall any distribution be made to a Dissenting 3.2 Claimant, until all Refund Disputes relating to such Dissenting 3.2 Claimant have been resolved by Final Orders.

          Distributions to each Dissenting 3.2 Claimant shall be made (i) if recoupment or setoff relating to the Refund Disputes is Allowed by Final Order, on the thirtieth day after the end of the Calendar Quarter in which such Final Order is entered and such holder's Claim is Allowed and (ii) with respect to final resolutions of such Dissenting 3.2 Claimant's other Refund Disputes, as to which no recoupment or setoff is authorized, on the thirtieth day after the end of the Calendar Quarter in which all such Refund Disputes are resolved.
See Section IV.B, "Distribution on Claims."

          Distributions to be made to an Accepting Class 3.2 Claimant shall be made in accordance with the distribution provisions of the Customer Settlement Proposal. Distributions to Dissenting 3.2 Claimants shall be distributed in cash at such time as provided in this Section III.B.3.c, or over such period of time and in such form as may be appropriate under the Confirmation Order or relevant FERC orders. If, at an Accepting Claim 3.2 Claimant's option, as set forth in the Customer Settlement Proposal, such distribution is made in other than cash, including, but not limited to, distributions in the form of a credit to a rate mechanism, Reorganized TCO shall retain the cash which would otherwise be distributed to such holder under the Plan.

          TCO may, in its discretion, petition the Bankruptcy Court for an order estimating, for voting and distribution purposes, the Claims of Dissenting 3.2 Claimants which are the subject of the BG&E Case and any other Disputed Claims.

          If Class 3.2 rejects the Plan, or if the Plan is not consummated, any acceptance of the Waiver Agreement may, at the option of the holder of the Claim, be considered null and void by written notice to TCO.

          Pursuant to the Columbia Customer Guaranty, Columbia shall guaranty the treatment afforded Accepting Class 3.2 Claimants.

          Class 3.2 Claims are impaired.

                   D.      CLASS 3.3 - PRODUCER CLAIMS

          If all Producers in Class 3.3 accept the Original Settlement Values proposed for their Claims and such Original Settlement Values are approved by the Bankruptcy Court, each holder of an Allowed Class 3.3 Claim shall be paid, in cash, on the Effective Date, an amount equal to the Target Distribution of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable. Otherwise, each holder of a Class 3.3 Claim which is Allowed as of the Effective Date shall be paid, in cash, on the Effective Date, an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable.

          Rejecting Producers may continue to litigate their Claims under the Claims Estimation Procedures or before the Bankruptcy Court. Each Rejecting Producer shall be paid an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable, on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed, provided, however, if on such day, there is pending an appeal (a) by such Rejecting Producer from the order Allowing such Rejecting Producer's Claims, or (b) by Reorganized TCO or any other party from the order Allowing such Rejecting Producer's Claim and Reorganized TCO or such other party has obtained a stay pending appeal of such order, such distribution shall be made on the thirtieth day after the earlier of the termination of the stay pending appeal or the entry of a Final Order Allowing such Rejecting Producer's Claim.

          On the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date occurs, except as provided in the following paragraph, Reorganized TCO shall distribute to each holder of an Allowed Class
3.3 Claim (a) if the Actual Target Producer Distribution is less than the Projected Target Producer Distribution (i) the Target Distribution Percentage of its Allowed Class 3.3 Claim less any amounts previously paid to such holder, together with a Supplemental Interest Payment thereon, if applicable, and (ii) such holder's pro rata share (based on the respective amounts of Allowed Class
3.3 Claims) of
the Additional Distribution, together with a Supplemental Interest Payment thereon, if applicable, or (b) if the Actual Target Producer Distribution exceeds the Projected Target Producer Distribution, and if (i)(A) the sum of
(1) the Initial Distribution Percentage of the aggregate of all Allowed Class
3.3 Claims and (2) the aggregate of all Allowed Producer Claims in Class 3.1 and Class 1.2 equals or exceeds (B) one hundred five (105%) percent of the Projected Target Producer Distribution, no additional distribution; or (ii)(A) the sum of (1) the Initial Distribution Percentage of the aggregate of all Allowed Class 3.3 Claims and (2) the aggregate of all Allowed Producer Claims in Class 3.1 and Class 1.2 is less than (B) one hundred five (105%) percent of the Projected Target Producer Distribution, the Supplemental Distribution Percentage of such holder's Allowed Class 3.3 Claim, together with a Supplemental Interest Payment thereon, if applicable.

          If, prior to the Final Allowance Date, Reorganized TCO determines in its good faith judgment, in light of the remaining unliquidated Producer Claims, that the Holdback Amount will exceed the Excess Amount by at least $25,000,000, Reorganized TCO shall make one interim distribution of such excess to all holders of Allowed Class 3.3 Claims pro rata (based on the respective amounts of Allowed Class 3.3 Claims), subject to a maximum distribution for any such holder equal to the Target Distribution Percentage of such holder's Allowed Class 3.3 Claim. If such an interim distribution is made by Reorganized TCO, the distribution to be made with respect to each Allowed Class 3.3 Claim relating to the Final Allowance Date will be adjusted so that the amount of such distribution together with the amount of the interim distribution made pursuant to this paragraph equal the amount that would have been distributed with respect to such Claim under the proceeding paragraph if no interim distribution was made.

          Claims of Rejecting Producers shall be liquidated through litigation under the Claims Estimation Procedures or before the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court.

          All distributions to holders of Allowed Class 3.3 Claims shall be made in cash, except that Reorganized TCO, with the prior consent of Columbia, shall have the option to pay any amount due to any Rejecting Producer in excess of the Target Distribution Percentage of the Original Settlement Value proposed for its Claim, in the form of readily marketable publicly traded securities of Reorganized Columbia having a fair market value equal to the distribution that Reorganized TCO has elected not to pay in cash. The fair market value of such securities shall be determined based upon the last New York Stock Exchange trading day prior to the date of distribution to such Rejecting Producer and, in the case of Columbia common stock, such fair market value shall be deemed to be the midpoint between the high and the low price for Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on such last trading day.

          Class 3.3 Claims are impaired.

                   E.      CLASS 3.4 - GENERAL UNSECURED CLAIMS

          Each holder of an Allowed Class 3.4 Claim shall be paid, on the Effective Date, if the Claim is then Allowed and, if not then Allowed, on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed, provided, however, if on such day, there is pending an appeal
(a) by such a Claimholder from the order Allowing such Claimholder's Claims, or
(b) by Reorganized TCO or any other party from the order Allowing such Claimholder's Claim and Reorganized TCO or such other has obtained a stay pending appeal of such order, such distribution shall be made on the thirtieth day after the earlier of the termination of the stay pending appeal or the entry of a Final Order Allowing such Claimholder's Claim, an amount equal to the Target Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable.

          All distributions to holders of Allowed Class 3.4 Claims shall be made in cash, except that Reorganized TCO, with prior consent of Columbia, shall have the option to pay any amount due to any holder of a General Unsecured Claim that does not accept the Allowance Amount proposed for its Claim, in excess of the Target Distribution Percentage of the Allowance Amount proposed for its Claim, in the form of readily marketable publicly traded securities of Reorganized Columbia having a fair market value equal to the distribution that Reorganized TCO has elected not to pay in cash. The fair market value of such securities shall be determined based upon the last New York Stock Exchange trading day prior to the date of distribution to such Claimholder and, in the case of Columbia common stock, such fair market value shall be deemed to be the midpoint between the high and the low price for Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on such last trading day.

          Class 3.4 Claims are impaired.

                   F.      CLASS 3.5 - THE COLUMBIA UNSECURED CLAIM

          The Columbia Unsecured Claim shall be Allowed as Filed.

          On the Effective Date, Reorganized Columbia shall be paid, in cash, an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable. On the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date has occurred, Reorganized Columbia shall be paid, in cash, an amount equal to the same final distribution percentage of its Allowed Claim as
(a) all holders of Allowed Class 3.3 Claims have received on their Allowed Claims or (b) all holders of Allowed Class 3.4 Claims have received on their Allowed Claims, whichever is lower, less any amounts previously received by Reorganized Columbia in respect of the Columbia Unsecured Claim, together with a Supplemental Interest Payment thereon, if applicable.

          The Class 3.5 Claim is impaired.

          4.       CLASS 4 CLAIMS - OTHER CLAIMS

                   A.      CLASS 4.1 - ENVIRONMENTAL CLAIMS

          Claims in Class 4.1 shall survive and be unaffected by entry of the Confirmation Order. All Class 4.1 Claims shall be assumed by Reorganized TCO and paid if and when due and payable, either in the course of Reorganized TCO's business or in accordance with such agreements or stipulations as may be entered into with the relevant governmental environmental authority, including, without limitation, the EPA Order, the Pennsylvania Environmental Order and the Kentucky Environmental Orders.

          Class 4.1 Claims are unimpaired.

                   B.      CLASS 4.2 - CERTAIN CONDEMNATION CLAIMS

          Claims in Class 4.2 shall survive and be unaffected by entry of the Confirmation Order. Class 4.2 Claims will be satisfied when and if due in the ordinary course of Reorganized TCO's business.

          Class 4.2 Claims are unimpaired.

                   C.      CLASS 4.3 - PENSION CLAIMS

          On the Effective Date, Reorganized TCO will assume its obligations relating to all employee and retiree benefit or pension plans or programs in existence as of the Petition Date in full satisfaction of any and all Claims in Class 4.3.

          Class 4.3 Claims are unimpaired.

                   D.      CLASS 4.4 - SURETY BOND RELATED CLAIMS
          Claims in Class 4.4 shall survive and be unaffected by entry of the Confirmation Order. Class 4.4 Claims will be satisfied when and if due in the ordinary course of Reorganized TCO's business.

          Class 4.4 Claims are unimpaired.

                   E.      CLASS 4.5 - AFFILIATE TAX CLAIMS

          Claims in Class 4.5 shall survive and be unaffected by entry of the Confirmation Order. Class 4.5 Claims will be satisfied when and if due in the ordinary course of Reorganized TCO's business.

          Class 4.5 Claims are unimpaired.

C.        TREATMENT OF INTERESTS

          1.       CLASS 5 INTERESTS - COMMON STOCK OF TCO

          Columbia shall receive no distribution in respect of its Interests.

          Class 5 Interests are impaired.

IV.       PROVISIONS GOVERNING DISTRIBUTIONS

A.        TRANSACTIONS ON THE EFFECTIVE DATE

          The following transfers and transactions shall take place on the Effective Date:

          1. Columbia shall deliver to Reorganized TCO the cash and securities, if any, to the extent required by Reorganized TCO to fund the distributions to be made to Creditors under the Plan, as contemplated by the Columbia Omnibus Settlement.

          2. Reorganized TCO shall make the distributions required under the Plan to be made on the Effective Date to the holders of Allowed Claims.

          3. Reorganized TCO shall issue and deliver to Columbia new secured debt securities of Reorganized TCO, as provided in Section III.B.2, "Class 2.1 Claim - Columbia Secured Claim," in respect of the Class 2.1 Claim.

          4. If it is not already dissolved, Columbia Transmission Investment Corporation ("CTIC") shall be dissolved. Funds in the RIA Account shall be distributed to Accepting Class 3.2 Claimants in the manner provided in the Customer Settlement Proposal, and the RIA Account shall be dissolved. Any remaining funds held by CTIC shall be distributed to Reorganized TCO.

          5. The Stipulation of Dismissal with Prejudice of the Intercompany Claims Litigation which is conditioned only upon the completion of payment by Reorganized TCO of all distributions payable on the Effective Date (the "Stipulation of Dismissal with Prejudice") shall have been filed with the District Court.

B.        DISTRIBUTIONS ON CLAIMS

          Under the Plan, except as otherwise provided, or pursuant to orders of the Bankruptcy Court, distributions to holders of Claims that are Allowed Claims as of the Effective Date will be made by Reorganized TCO in cash or securities on the Effective Date. Distributions to holders of Claims that are not Allowed Claims as of the Effective Date will be made by Reorganized TCO in cash or securities on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed. Under the Plan, distributions to holders of Classes 3.3 and 3.5 Claims will be made as provided in Section III.B.3.d, "Class 3.3 -

Producer Claims" and Section III.B.3.f, "Class 3.5 - The Columbia Unsecured Claim." Any payment, distribution or other action that is required under the Plan to be made or taken on the Effective Date, or any other date, shall be deemed to have been made or taken on the Effective Date or such other date, as applicable, if made or taken or within ten (10) Business Days and TCO shall use its best efforts to complete distributions due to be made on the Effective Date as soon as reasonably possible once such distributions are commenced by Reorganized TCO.

C.        REORGANIZED TCO AS DISBURSING AGENT

          Reorganized TCO shall make all of the distributions required to be made in respect of Allowed Claims under the Plan.

D.        DELIVERY OF DISTRIBUTIONS; UNCLAIMED DISTRIBUTIONS

          1.       DELIVERY OF DISTRIBUTIONS IN GENERAL

          Distributions to each holder of an Allowed Claim shall be made (i) at the address set forth on the proof of Claim Filed by such holder, (ii) at the address set forth in any written notice of address change delivered to TCO or Reorganized TCO after the date of Filing of any related proof of Claim or (iii) at the address of such holder reflected in the Schedule of Liabilities if no proof of Claim has been Filed and neither TCO nor Reorganized TCO has received a written notice of a change of address.

          2.       UNCLAIMED DISTRIBUTIONS

          An Unclaimed Distribution shall be any distribution made to the holder of an Allowed Claim pursuant to the Plan including, in the case of any check or other instrument, the proceeds thereof, that (i) is returned to Reorganized TCO, as undeliverable or because delivery thereof is not accepted, or (ii) in the case of a distribution made in the form of a check or other instrument, is not negotiated.

          Any Unclaimed Distribution shall, until such time as such Unclaimed Distribution becomes deliverable, be retained by Reorganized TCO which may commingle such funds with its other funds; provided, however, that any holder of an Allowed Claim that does not claim an Unclaimed Distribution within the later of five (5) years after the entry of the Confirmation Order or two (2) years after such check or other instrument was issued by Reorganized TCO shall not participate in any further distributions under the Plan, and shall be forever barred from asserting any such Claim against Reorganized TCO or its property. Any cash held for distribution on account of such holder's Claim and any accumulated income thereon shall be property of Reorganized TCO, free of any restrictions thereon. Nothing contained in the Plan shall require Reorganized TCO to attempt to locate any holder of an Allowed Claim other than by reviewing its records.

          Within thirty (30) days after the end of each Calendar Quarter, Reorganized TCO shall distribute all such previously Unclaimed Distributions that became deliverable during the preceding Calendar Quarter.

E.        MEANS OF CASH PAYMENTS

          Cash payments made pursuant to the Plan shall be in United States dollars by check drawn on a domestic bank selected by TCO or Reorganized TCO, or by wire transfer from a domestic bank, at the option of TCO or Reorganized TCO; provided, however, that cash payments to (i) Creditors in excess of $1,000,000 who make a request in writing and provide wire instructions to TCO at least thirty (30) days in advance of the Effective Date shall be made by wire transfer by TCO or Reorganized TCO and (ii) foreign creditors, if any, may be made, at the option of TCO or Reorganized TCO, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

F.        SETOFFS

          Subject, in the case of Accepting Class 3.2 Claimants, to the applicable provisions of the Customer Settlement Proposal, and as to other Creditors, the provisions relating to accepted Settlement Values and Allowance Amounts set forth in Section III.B.3.a. of this Plan, Reorganized TCO may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim, the claims, rights and causes of action of any nature that TCO or Reorganized TCO may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by TCO or Reorganized TCO of any such claim, right or cause of action that TCO or Reorganized TCO may possess against such holder.

G.        LIMIT ON DISTRIBUTIONS

          Anything to the contrary contained in the Plan notwithstanding, no holder of a Claim shall receive under the Plan more than the Allowed amount of such Claim, plus any post-petition interest to which such Claimholder may be entitled pursuant to the Plan, the Customer Settlement Proposal, or any order of the Bankruptcy Court. All payments and distributions to be made under the Plan shall be made without interest, penalty or late charge arising subsequent to the Petition Date, except as expressly provided by the Plan.

H. CONTINUATION OF CERTAIN RETIREMENT, WORKERS' COMPENSATION AND LONG-TERM DISABILITY BENEFITS

          Notwithstanding anything to the contrary herein contained, all employee and retiree benefit plans or programs in existence as of the Petition Date shall continue after the Effective Date as required by sections 1114(e)(1)(B) and 1114(g) of the Bankruptcy Code.

V.        MEANS FOR IMPLEMENTATION OF THE PLAN

A.        CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED
          TCO

          TCO shall continue to exist after the Effective Date as Reorganized TCO, a Delaware corporation, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware law, subject to the terms and provisions of this Plan and the Confirmation Order. Except as otherwise provided in the Plan, on or after the Effective Date, all property of the Estate, and any property acquired by TCO or Reorganized TCO under any provisions of the Plan, shall vest in Reorganized TCO, free and clear of all Claims, liens, charges and other encumbrances. On and after the Effective Date, Reorganized TCO may operate its business and may use, acquire and dispose of property and compromise or settle any claims against it without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and the Confirmation Order. Without limiting the foregoing, Reorganized TCO may pay the charges that it incurs on or after the Effective Date for professional fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

B.        CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS

          1.       CERTIFICATE OF INCORPORATION AND BY-LAWS

          Upon the Effective Date, the certificate of incorporation and the by-laws of Reorganized TCO shall be unchanged except that the certificate of incorporation shall be amended to prohibit the issuance of non-voting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. On the Effective Date, Reorganized TCO will file an amended and restated certificate of incorporation with the Secretary of State of Delaware in accordance with section 103 of the Delaware General Corporation Law, a copy of which is annexed hereto as Exhibit "F".

          2.       DIRECTORS AND OFFICERS OF REORGANIZED TCO

          Those persons serving as the directors and officers of TCO as of the date hereof will, subject to changes in the ordinary course of business, continue to serve in their same capacities on behalf of Reorganized TCO after Confirmation.

          3.       CORPORATE ACTION

          Upon the Effective Date, adoption by Reorganized TCO of the amendment to the certificate of incorporation and the other matters contemplated by or provided for under the Plan involving the corporate structure of TCO or Reorganized TCO or corporate action to be taken by or required of either TCO or Reorganized TCO shall be deemed to have occurred and be effective and all actions required or contemplated in order to consummate the Plan shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of TCO or Reorganized TCO.

C.        PRESERVATION OF RIGHTS OF ACTION

          Except as provided elsewhere in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into or created in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, Reorganized TCO shall retain and may enforce any claims, rights and causes of action that either TCO or its Estate may hold against any entity and shall retain the right to prosecute all adversary proceedings asserting Avoidance Claims that are pending before the Bankruptcy Court as of the Effective Date. All other

Avoidance Claims will be released. Reorganized TCO or its successors may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized TCO. As to Customers who vote in favor of the Plan or who execute a Waiver Agreement prior to the Effective Date, all claims, rights and causes of action that either TCO or its Estate may hold relating to refunds or collections will be settled, released or preserved as provided in the Customer Settlement Proposal. TCO expressly preserves the right to pursue any rights, claims or causes of action, whether or not the subject of this Plan or the Customer Settlement Proposal, against Dissenting Customers.

D.        THE CLAIMS ESTIMATION PROCEDURES

          Following the Effective Date, all Disputed Claims subject to the Claims Estimation Procedures will continue to be subject thereto and each such Claim will be liquidated in accordance with the Claims Estimation Procedures. After the Effective Date, Reorganized TCO shall continue to participate in the Claims Estimation Procedures.

E.        RELEASE OF LIENS

          Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property or assets of the Estate shall be deemed discharged and satisfied, and all the right, title and interest of any holder of any such mortgage, deed of trust, lien or other security interest shall revert to Reorganized TCO and its successors and assigns. The new debt securities issued by Reorganized TCO in payment of the Columbia Secured Claim will be secured by the lien on the assets of Reorganized TCO in favor of Wilmington Trust Company (or any successor thereto) for the benefit of Columbia.

F.        TCO'S FUNDING OBLIGATIONS

          TCO and Reorganized TCO shall be obligated to fund all distributions required to be made under the Plan, on the Effective Date or otherwise, to all holders of Allowed Claims.

G.        COLUMBIA GUARANTY

          Columbia shall guaranty that funding shall be made available to the extent needed by TCO or Reorganized TCO (in excess of TCO's or Reorganized TCO's cash available for distribution under the Plan) for the purpose of making the distributions under the Plan, other than payments in respect of Post-Petition Operational Claims and Class 4 Claims (the "Columbia Guaranty"). Columbia's provision of the funding required of it pursuant hereto may be in the form of a direct cash capital investment in TCO, a loan to TCO, or such other form as may be determined by TCO and Columbia. Columbia may utilize for such purposes the distributions made to it and, with their respective consents, its affiliates under the Plan, including the distributions in respect of the Columbia Unsecured Claim and the

East Lynn Condemnation Obligation. The Columbia Guaranty includes the Columbia Customer Guaranty.

VI.       BAR DATES; PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS
          AND FOR RESOLVING DISPUTED CLAIMS

A.        BAR DATE FOR OBJECTIONS TO CERTAIN NON-ADMINISTRATIVE CLAIMS

          1.       CLAIMS SUBJECT TO THE CLAIMS ESTIMATION PROCEDURES

          All objections by TCO and all other parties-in-interest to Producer Claims which are the subject of the Claims Estimation Procedures shall be governed by the provisions of the Claims Estimation Procedures or by other orders of the Bankruptcy Court relating to such Claims.

          2.       OTHER NON-ADMINISTRATIVE CLAIMS

          Any non-Administrative Claim which was not Filed at least thirty (30) days prior to the date of the hearing on the Disclosure Statement may be objected to by TCO or Reorganized TCO, or the TCO Committees by the later of
(i) the Effective Date or (ii) sixty (60) days after a proof of Claim with respect to such Claim has been Filed. Any such Claim that has not been objected to on or prior to such date shall be an Allowed Claim in the appropriate Class.

B.        BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

          1.       PROFESSIONAL CLAIMS

          Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a "substantial contribution" in the Reorganization
Case) shall File and serve on Reorganized TCO, the U.S. Trustee, and the Fee Examiner an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Administrative Fee Order or other such order of the Bankruptcy Court may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on Reorganized TCO, the U.S. Trustee, the Fee Examiner, and the requesting party no later than sixty (60) days after the Effective Date.

          2. BAR DATE FOR ADMINISTRATIVE CLAIMS ARISING FROM REJECTION OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES

          Bar dates for Administrative Claims arising from the rejection of executory contracts or unexpired leases shall be established as set forth in
Section VII.C.

C.        AUTHORITY TO PROSECUTE OBJECTIONS

          Subject to the Bar Dates and other limitations set forth in this
Section VI and in Section VII.C, after the Effective Date, only Reorganized TCO shall have the authority to File objections, and shall have authority to settle, compromise, withdraw or litigate to judgment objections to Claims Filed by it, subject to the approval of the Bankruptcy Court. Reorganized TCO shall File all such objections to Claims (other than Producer Claims) within one hundred twenty (120) days after the Effective Date.

VII.      TREATMENT OF EXECUTORY CONTRACTS AND
          UNEXPIRED LEASES; ADDITIONAL BAR DATES

A.        GENERAL

          Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, on the Effective Date, (i) all of TCO's executory contracts which have not been expressly assumed or rejected by order of the Bankruptcy Court as of the Confirmation Date and which are listed on Exhibit 3 attached to the Disclosure Statement shall be assumed or rejected or otherwise dealt with as set forth on said Exhibit 3 and (ii) all other executory contracts that have not been so expressly assumed shall be rejected. Executory Contracts between TCO and its Customers will receive the treatment provided for in Article XII of the Customer Settlement Proposal.

B.        PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
          LEASES

          Any monetary amounts by which any executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to section 1123(a)(5)(G) of the Bankruptcy Code, by payment of the defaulted amount in cash on the Effective Date, or on such other terms as are agreed to by TCO and the parties to such executory contract or unexpired lease. In the event of a dispute regarding (i) the amount of any cure payments, (ii) the ability of Reorganized TCO to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, the cure payments required by section 1123(a)(5)(G) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C.        BAR DATE FOR REJECTION DAMAGES

          If the rejection of an executory contract or unexpired lease pursuant to the Plan or the Confirmation Order gives rise to an Unsecured Claim or Administrative Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against TCO, Reorganized TCO or its successors, or the properties of any of them, unless, with respect to an Administrative Claim, a request for payment, or, with respect to any other Claim, a proof of Claim, is Filed and served on Reorganized TCO within the later of (i) the time period established by the Bankruptcy Court in its Final Order authorizing such rejection or (ii) thirtieth day after the Effective Date. Objections to any request for payment or proof of Claim shall be Filed not later than sixtieth day after the Effective Date.

D. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

          Executory contracts and unexpired leases entered into and other obligations incurred by TCO after the Petition Date (unless an order of the Bankruptcy Court has been entered authorizing rejection of such contracts or leases) shall survive and remain unaffected by the Plan or entry of the Confirmation Order.


VIII.     CONDITIONS PRECEDENT TO CONFIRMATION
          AND CONSUMMATION OF THE PLAN

A.        CONDITIONS TO CONFIRMATION

          The Bankruptcy Court shall not enter the Confirmation Order unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by TCO, with the prior consent of Columbia, pursuant to
Section VIII.C:

          1.       The Bankruptcy Court has entered an order, pursuant to
section 1129 of the Bankruptcy Code, confirming a Plan of Reorganization for Columbia which provides for Columbia to fulfill the terms of the Columbia Omnibus Settlement and the Columbia Guaranty and for the financing of Reorganized TCO on terms reasonably satisfactory to Columbia and TCO.

          2. Any authorization or approval required under the Public Utility Holding Company Act of 1935 with respect to Columbia or Reorganized TCO of the transactions contemplated by the Plan or by the Plan of Reorganization for Columbia has been obtained.

          3. There shall have been no material adverse change to TCO's or Columbia's business, properties, financial condition, results of operations or business prospects between the Plan Mailing Date and the Confirmation Date.

          4. No material environmental liability Claim shall have been Filed by any entity including, without limitation, any state or federal environmental or regulatory agency, asserting actual or potential liability against TCO, other than Claims Filed pursuant to consensual settlement agreements between TCO and such state or federal environmental or regulatory agency or other governmental entity.

          5. TCO and Columbia shall have received a ruling from the IRS, in form and substance satisfactory to TCO and Columbia, to the effect that payments made by TCO under the Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible when paid by TCO for Federal income tax purposes.

          6. The Bankruptcy Court shall have entered an order which approves the settlement, in accordance with the Plan, of the Refund Disputes with Accepting 3.2 Claimants, and the 1990 Rate Case Settlement (as amended by the Customer Settlement Proposal), and approves the Customer Settlement Proposal and TCO's implementation thereof and the Bankruptcy Court's order shall not have been vacated, reversed or stayed. FERC shall have entered a Final FERC Order approving the Customer Settlement Proposal.

          7. The Bankruptcy Court shall have entered an order approving the Initial Accepting Producers Settlement and such order shall not have been vacated, reversed or stayed and the

Initial Accepting Producers Settlement shall not have been terminated pursuant to Paragraph 14 thereof.

          8. The Plan shall not have been amended, modified, waived, supplemented or withdrawn, in whole or in part, without the prior consent of Columbia, and without the prior consent of (i) the Creditors' Committee, if such revisions would (a) change the Original Settlement Values set forth on Schedule I, (b) change the amount, timing or composition of distributions to Classes 3.1,
3.3 or 3.4, (c) change the conditions to Confirmation or to the Effective Date or (d) otherwise materially affect the treatment of Unsecured Creditors, other than Customers, under the Plan, or (ii) the Customers' Committee, if such revisions would (a) change the amount, timing or composition of distributions to Class 3.2, (b) change the conditions to Confirmation or to the Effective Date, or (c) otherwise materially affect the treatment of Accepting Class 3.2 Claimants under the Plan.

          9. The Accepting Producer Percentage shall be not less than ninety (90%) percent.

B.        CONDITIONS TO EFFECTIVE DATE

          The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or, to the extent permitted, duly waived by TCO with the prior consent of Columbia pursuant to Section VIII.C:

          1. The order of the Bankruptcy Court confirming Columbia's Plan of Reorganization shall not have been vacated, reversed or stayed, and Columbia's Plan of Reorganization shall have become effective on terms consistent with the Plan.

          2. The Confirmation Order shall not have been vacated, reversed or stayed.

          3. There shall have been no material adverse change to TCO's or Columbia's business, properties, financial condition, results of operations or business prospects between the Confirmation Date and the Effective Date.

          4. The Effective Date shall have occurred on or before June 28, 1996, provided, however, that if the Effective Date has not occurred, unless TCO, with Columbia's prior consent, the Initial Accepting Producers, the Creditors' Committee or the Customers' Committee elect to notify all other parties referenced in this paragraph of their intent to terminate the Plan, the Plan shall become effective on such later date as all other conditions to the Effective Date have been satisfied or waived.

          5. The Stipulation of Dismissal with Prejudice of the Intercompany Claims Litigation shall have been filed with the District Court.

          6. Each of the conditions to Confirmation that was made a condition to the Effective Date has been satisfied.

C.        WAIVER OF CONDITIONS TO CONFIRMATION OR EFFECTIVE DATE

          Each of the conditions set forth in Sections VIII.A and VIII.B may, with the prior consent of Columbia, be waived in whole or in part by TCO at any time in its discretion except that (i) the condition numbered 2 in Section VIII.A may be waived only if TCO and Columbia elect to have such condition become a condition to the Effective Date and may not be waived as a condition to the Effective Date, (ii) the conditions numbered 4, 5 and 9 in Section VIII.A may be waived only if TCO and Columbia elect to have such conditions become conditions to the Effective Date provided that conditions numbered 5 and 9 may not be waived as a condition to the Effective Date without the Official Committee of Equity Holders appointed in Columbia's reorganization case having been given notice and an opportunity to be heard, (iii) the condition numbered 9 in Section VIII.A may be waived only with the prior consent of the Initial Accepting Producers, and (iv) the condition numbered 6 in Section VIII.A. may be waived only with the prior consent of the Sponsoring Parties (as defined in the Customer Settlement Proposal). If the condition numbered 5 in Section VIII.A. has not been satisfied by December 15, 1995, then Columbia and TCO shall, by December 31, 1995, (a) either waive the receipt of such ruling as a condition to Confirmation or the Effective Date, as appropriate or (b) all settlements of Producers' Claims shall be null and void.

          To be effective, any such waiver and consent must be in writing and Filed and served upon each of the appropriate parties. The failure of a condition to have been satisfied may be asserted by TCO or Columbia, as the case may be, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by TCO or Columbia). The failure by TCO, or Columbia, as the case may be, to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right, which may be asserted at any time.

D.        EFFECT OF VACATING CONFIRMATION ORDER

If the Confirmation Order is vacated, whether prior to or subsequent to the Effective Date, the Plan, including the discharge of Claims pursuant to section 1141 of the Bankruptcy Code, and the assumptions or rejections of executory contracts or unexpired leases pursuant to Section VII.A, unless modified, supplemented or amended in accordance with the provisions of Chapter 11 of the Bankruptcy Code so that the Confirmation Order is reinstated or a new Confirmation Order is entered, shall be null and void in all respects. In the event the Confirmation Order is so vacated, nothing contained in the Plan shall
(i) constitute a waiver or release of any Claim by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO, Columbia or any of the Creditors, or (iii) constitute an admission against TCO, Columbia or any of the Creditors.

IX.       CONFIRMABILITY AND SEVERABILITY
          OF THE PLAN AND CRAMDOWN

A.        CONFIRMABILITY AND SEVERABILITY OF THE PLAN

          TCO and the Plan must satisfy the confirmation requirements of section 1129 of the Bankruptcy Code. TCO and Columbia reserve the right to modify, supplement, revoke or withdraw the Plan pursuant to Sections XII.B or XII.C. However, TCO and Columbia may not modify the Customer Settlement Proposal or the Initial Accepting Producers Settlement Agreement. A determination by the Bankruptcy Court that the Plan is not confirmable pursuant to section 1129 of the Bankruptcy Code shall not limit or affect TCO's ability, subject to the provisions and limitations contained herein, to modify the Plan to satisfy the confirmation requirements of said section 1129.

B.        CRAMDOWN

          TCO reserves the right to seek confirmation of the Plan if any impaired Class does not accept the Plan pursuant to section 1126 of the Bankruptcy Code.

X.        DISCHARGE, RELEASES, SETTLEMENT OF CLAIMS AND INJUNCTION

A.        DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

          Except as otherwise expressly provided in the Plan or in the Confirmation Order, the discharge, pursuant to section 1141(d) of the Bankruptcy Code, of all debts of, Claims against and Interests in TCO including any interest accrued on Claims from the Petition Date, that arose prior to the Confirmation Date, is effective as of the Effective Date, so long as the distributions to Creditors which are payable under the Plan on the Effective Date are made as of the Effective Date as provided in this Plan. Notwithstanding the foregoing, TCO shall not be discharged from Claims of Accepting Class 3.2 Claimants arising prior to the Confirmation Date to the extent those Claims survive as a result of provisions of the Customer Settlement Proposal. Without limiting the generality of the foregoing, on the Effective Date, except as otherwise specifically provided in the Plan or Confirmation Order, TCO shall be discharged from any debt that arose prior to the Confirmation Date and from all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt was Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is an Allowed Claim pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has voted to accept the Plan.

          As of the Confirmation Date, except as otherwise specifically provided in the Plan or Confirmation Order, all entities, including any third party claiming rights under any contract between TCO and any Creditor, shall be precluded from asserting against TCO, Reorganized TCO, or the properties of any of them, any other or further Claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, provided, however, that the Customers' Committee expressly reserves its right to pursue a Motion to Unseal Judicial Records filed in the Intercompany Claims Litigation which is presently sub judice. The scope of the discharge of Claims of Accepting Class 3.2 Claimants against TCO is to be determined in accordance with the Customer Settlement Proposal, which describes Claims which are being settled and released, and Claims which are preserved by TCO, Reorganized TCO and the Accepting Class 3.2 Claimants, and which shall survive after the Effective Date. Any conflict between the terms of the Customer Settlement Proposal and the Plan as to issues addressed by the Customer Settlement Proposal shall be resolved in favor of the Customer Settlement Proposal.

          In accordance with the foregoing, except as specifically provided in the Plan or Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against TCO, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against TCO at any time, to the extent that such judgment relates to a discharged Claim.

B.        INJUNCTION

          As of the Confirmation Date, except as provided in the Plan, any settlement agreement incorporated as part of the Plan or the Confirmation Order, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plan: (i) commencing or continuing in any manner any action or other proceeding against TCO, Reorganized TCO or the property of any of them; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against TCO, Reorganized TCO or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against TCO, Reorganized TCO, or their respective properties; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to TCO, Reorganized TCO, or their respective properties; and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

C.        LIMITATION OF LIABILITY

          TCO, Reorganized TCO, Columbia, their affiliates and their respective directors, officers, employees, agents, representatives and professionals (acting in such capacity), and the Creditors' Committee and the Customers' Committee and their respective members and Professionals (acting in such capacity), the Official Committee of Equity Holders appointed in Columbia's reorganization case and the Official Committee of Unsecured Creditors appointed in Columbia's reorganization case and their respective members and professionals (acting in such capacity), and their respective heirs, executors, administrators, successors and assigns, shall neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan or the Reorganization Case, provided, however, that the foregoing provisions of this
Section X.C shall have no effect on the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

D.      RELEASES

        Columbia, TCO, Reorganized TCO, CNR, each of their respective affiliates, each of their respective present and former directors, officers, employees, agents, attorneys, accountants, bankers, investment bankers and other representatives, each of their respective successors, executors, administrators, heirs and assigns, and each official committee appointed in the Reorganization Case and Columbia's reorganization case and their professionals, will be released as of that date from (i) the Intercompany Claims and from any and all Claims arising from or related to the transactions which are the subject of the Intercompany Claims, and the Confirmation Order will enjoin the prosecution by any entity, whether directly, derivatively or otherwise, of any Claim, debt, right, cause of action or liability which was or could have been asserted in connection with the Intercompany Claims and (ii) Refund Claims and Refund Disputes and from any and all claims arising from or related to the transactions that are the subject of such Refund Claims and Refund Disputes, and the Confirmation Order will enjoin the prosecution by any entity, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability which was or could have been asserted in connection with such Refund Claims and Refund Disputes.

          Acceptance of the Plan shall constitute consent to the settlement of the Intercompany Claims Litigation.

          As of the Effective Date, and except as provided in the Customer Settlement Proposal, in consideration of the various settlements and agreements contained in the Customer Settlement Proposal, which shall be approved by the Bankruptcy Court pursuant to the Plan, the Refund Claims and Refund Disputes held by Customers shall be deemed settled, released and discharged.

          The Bankruptcy Court's approval of the Customer Settlement Proposal shall bind all supporters as defined therein, to the settlement of all litigation involving Refund Disputes and the Intercompany Claims. Dissenting
3.2 Claimants may elect to continue to litigate the Refund Disputes.

XI.       RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the

Effective Date as is legally permissible, including jurisdiction to:

          1. Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of, any Claim, including the resolution of any request for payment of any Administrative Claim, and the resolution of any and all objections to the allowance or priority of Claims (including any Administrative Claim and any Priority Tax Claim);

          2. Grant or deny any application for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which TCO is a party or with respect to which TCO may be liable and to hear, determine and, if necessary, Allow any Claim arising therefrom;

          4. Decide or resolve any matter arising under the Claims Estimation Procedures;

          5. Resolve any determinations which may be requested by TCO or Reorganized TCO of unpaid or potential tax liability or any matters relating thereto under sections 505 and 1146(d) of the Bankruptcy Code, including tax liability or such related matters for any taxable year or portion thereof ending on or before the Effective Date;

          6. Resolve any matters relating to distributions to holders of Allowed Claims pursuant to the provisions of the Plan, including the assertion of set-off rights by or against TCO;

          7. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications that may be pending on the Effective Date, that arise in or relate to the Reorganization Case or the Plan;

          8. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or referenced in the Plan or the Disclosure Statement;

          9. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any entity's obligations under or in connection with the Plan, including determinations relating to the enforceability of the Columbia Customer Guaranty, and the Columbia Guaranty and any disputes regarding compensation for those post-Effective Date services referenced in Section XII.A. hereof, except that such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with FERC regulatory matters;

          10. Modify the Plan before, on or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

          11. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan;

          12. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          13. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order, any Claim or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement; and

          14.      Enter a final decree closing the Reorganization Case.

XII.      MISCELLANEOUS PROVISIONS

A.        DISSOLUTION OF THE CREDITORS' COMMITTEE AND THE CUSTOMERS' COMMITTEE

          The Creditors' Committee and the Customers' Committee shall continue in existence until the Effective Date for the principal purposes of participating in the reconciliation and resolution of Disputed Claims and in overseeing the implementation of the Plan. On the Effective Date, except as provided in the following sentence, the Creditors' Committee and the Customers' Committee shall dissolve and the members of those Committees as such shall be released and discharged from all rights and duties arising from or related to the Reorganization Case. The Creditors' Committee will continue in existence after the Effective Date, and the Professionals retained by the Creditors' Committee may continue to be employed after the Effective Date, to represent Unsecured Creditors' interests (a) with respect to any appeal taken from the Confirmation Order or from the order approving the Initial Accepting Producers Settlement and (b) by reviewing proposed settlements of Unsecured Claims, other than Customer Regulatory Claims. The Professionals retained by the Creditors' Committee and the Customers' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for (a) services performed by the Creditors' Committee and the Professionals retained by the Creditors' Committee after the Effective Date as described in the preceding sentence or (b) services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section VI.B.1. After the

Effective Date, the Creditors' Committee may, in its discretion, dissolve upon notice to Reorganized TCO. Upon such dissolution, the members of the Creditors' Committee shall be released and discharged from all rights and duties arising from or related to the Reorganization Case. The Professionals retained by the Creditors' Committee and the members of such Committee must submit monthly bills to Reorganized TCO for such services and Reorganized TCO shall pay all reasonable costs and expenses of such Committee members and all reasonable fees and expenses of their Professionals. Any dispute regarding compensation for such post-Effective Date services shall be determined by the Bankruptcy Court.

B.        MODIFICATION OF THE PLAN

          Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, TCO reserves the right to alter, amend, modify or supplement the Plan (but not the Customer Settlement Proposal or the Initial Accepting Producers Settlement Agreement) before its substantial consummation; provided, however, that no alterations, amendments, modifications or supplements shall be made without the prior consent of Columbia and such other parties in accordance with Section VIII hereof.

C.        REVOCATION OF THE PLAN

          TCO reserves the right to revoke or withdraw the Plan, with the prior consent of Columbia, prior to the Confirmation Date. If TCO revokes or withdraws the Plan, or if Confirmation does not occur, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO or Columbia or (iii) constitute an admission against TCO or Columbia.

D.        SEVERABILITY OF PLAN PROVISIONS

          If any term or provision of the Plan (excluding the Customer Settlement Proposal and the Initial Accepting Producers Settlement Agreement) is held by the Bankruptcy Court prior to or at the time of Confirmation to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as so altered or interpreted. In the event of any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan may, at TCO's option, with the prior consent of Columbia, remain in full force and effect and not be deemed affected, impaired or invalidated by such holding, alteration or interpretation. However, TCO and Columbia jointly and severally reserve the right not to proceed to Confirmation or consummation of the Plan if any such ruling occurs. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.        SUCCESSORS AND ASSIGNS

          The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity. From and after the Voting Deadline, any heir, executor, administrator, successor or assign of any Creditor who has voted to accept the Plan shall be bound to accept the Plan and the treatment of such Creditor hereunder.

F.        SERVICE OF DOCUMENTS ON TCO OR REORGANIZED TCO

          Any pleading, notice or other document required by the Plan to be served on or delivered to TCO or Reorganized TCO shall be sent by first class U.S. mail, postage prepaid to:

                           Columbia Gas Transmission Corporation
                           1700 MacCorkle Avenue, S.E.
                           Charleston, West Virginia  25314
                           Attention:  James A. Jarrell

with copies to:

                           The Columbia Gas System, Inc.
                           20 Montchanin Road
                           Wilmington, Delaware  19807
                           Attention:  Tejinder S. Bindra
                                       Edmond M. Ianni

                           Stroock & Stroock & Lavan
                           Seven Hanover Square
                           New York, New York  10004-2696
                           Attention:  Lewis Kruger
                                       Robin E. Keller

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, New York  10019-7475
                           Attention:  John F. Hunt

                           Young, Conaway, Stargatt & Taylor
                           11th Floor - Rodney Square North
                           P.O. Box 391
                           Wilmington, Delaware  19899-0391
                           Attention:  James L. Patton, Jr.

G.        PAYMENT AND WITHHOLDING OF TAXES

          Except as otherwise specifically provided in the Plan, all distributions made pursuant to the Plan shall, where applicable, be subject to information reporting to appropriate governmental authorities and to withholding of taxes.

CONFIRMATION REQUEST

          TCO hereby requests Confirmation of the Plan pursuant to Section 1129(a) of the Bankruptcy Code.

Dated:  April 17, 1995
        Charleston, West Virginia

                                                   Respectfully submitted,

                                                   COLUMBIA GAS TRANSMISSION
                                                   CORPORATION


                                                   By:__________________________
                                                       James P. Holland
                                                       Chairman and Chief
                                                       Executive Officer

                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

- ---------------------------------X
                                 :
IN RE:                           :     CHAPTER 11
                                 :
COLUMBIA GAS TRANSMISSION        :     CASE NO. 91-804 (HSB)
CORPORATION,                     :
                                 :
                 DEBTOR.         :
- ---------------------------------X



                 DISCLOSURE STATEMENT PURSUANT TO SECTION 1125
                 OF THE BANKRUPTCY CODE FOR THE AMENDED PLAN OF
                  REORGANIZATION OF COLUMBIA GAS TRANSMISSION
                        CORPORATION DATED APRIL 17, 1995


                                        Respectfully Submitted,

                                        STROOCK & STROOCK & LAVAN
                                        Lewis Kruger
                                        Robin E. Keller
                                        Seven Hanover Square
                                        New York, New York  10004-2594
                                        (212) 806-5400

                                        CRAVATH, SWAINE & MOORE
                                        John F. Hunt
                                        John E. Beerbower
                                        825 Eighth Avenue
                                        New York, New York  10019-7475
                                        (212) 474-1000

                                        YOUNG, CONAWAY, STARGATT & TAYLOR
                                        James L. Patton, Jr.
                                        11th Floor - Rodney Square North
                                        P.O. Box 391
                                        Wilmington, Delaware  19899-0381
                                        (302) 571-6600

                                        Co-Counsel for Debtor.


THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR CIRCULATION TO CREDITORS OR FOR USE IN THE SOLICITATION OF VOTES ON THE AMENDED PLAN OF REORGANIZATION OF COLUMBIA GAS TRANSMISSION CORPORATION.

I.       SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Executive Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.       The Debtor and its Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.       The Problems that Led to the Chapter 11 Petitions . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 3.       TCO's Business Operations and Financial Performance and Prospects . . . . . . . . . . . . . . . . . .   7
                 4.       Obstacles to Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          a.      Producer Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          b.      Intercompany Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          c.      Customer Disputes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                          d.      IRS Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          e.      Environmental Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 5.       Proposed Settlements With Producers and Customers . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          a.      Producer Settlement and Settlement Offer  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                          b.      The Proposed Customer Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                          c.      Other Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          d.      The Columbia Unsecured Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 6.       The Cornerstone of the TCO Plan:  The Columbia Omnibus Settlement . . . . . . . . . . . . . . . . . .  25
         C.      Distributions Under the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         D.      Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         E.      Conclusion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

II.      OVERVIEW OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.  Reorganized TCO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.  Summary of Description of Classes and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.  Unclassified Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.  Secured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.  Unsecured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.  Assumed Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.  Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

III.     BUSINESS ISSUES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      TCO's Pre-Bankruptcy Corporate Structure and Operations; Historical Industry Background  . . . . . . . . . . .   1
         B.      Events Leading to the Filing of TCO's Reorganization Case  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 1.       Gas Shortages and Reversal of Federal Gas Price Policies  . . . . . . . . . . . . . . . . . . . . . .   5
                 2.       Emergence of the Gas "Bubble" and
                          the Effect on TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 3.       The Advent of "Open Access" and "Unbundling"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 4.       Further Federal Actions Affecting the Cost of Pipeline "Merchant" Gas . . . . . . . . . . . . . . . .  11

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
                 5.       TCO's 1991 "Excess Supply Crisis" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

IV.      CURRENT AND FUTURE OPERATIONS; CUSTOMER AND UPSTREAM PIPELINE ISSUES AND SETTLEMENTS.  . . . . . . . . . . . . . . . .   1
         A.      TCO's Implementation of Order No. 636 Restructuring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.       General Overview  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 2.       Procedural Status of TCO's Restructuring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 3.       Impact on TCO's Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 4.       Rate Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 5.       Customer Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 6.       Upstream Pipeline Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 7.       Transition Cost Recovery Mechanisms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         B.      Regulatory Claims and Related Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 1.       Customer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 2.       Upstream Pipeline Supplier Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.       The Omnibus FERC Motion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 4.       Customer Contract Issues and Recoupment and Setoff Motions  . . . . . . . . . . . . . . . . . . . . .  27
                 5.       The BG&E Case . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 6.       Order No. 94 Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 7.       TCO Rate Cases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          a.      The 1990 Rate Case Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          b.      The 1991 Rate Case Settlement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 8.       FERC Forum Litigation Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         C.      Customer Settlement Proposal; Treatment of Regulatory and Other Customer and Pipeline Claims under the Plan  .  39
         D.      Order No. 636 Implementation and Post-Confirmation Operations Generally  . . . . . . . . . . . . . . . . . . .  47

V.       SUMMARY OF CLAIMS AND OTHER SIGNIFICANT ISSUES IN THE CHAPTER 11 CASE  . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Producer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Estimation of Producer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.       The Establishment of Claims Estimation Procedures . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 2.       Status of Claims Estimation Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          a.      General Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          b.      Proceedings Relating to Contract Rejection Claims . . . . . . . . . . . . . . . . . . . . . .   7
                          c.      Consideration of Non-rejection Producer Claims  . . . . . . . . . . . . . . . . . . . . . . .  16
                 3.       The Claims Mediator's Initial Report on Generic Issues  . . . . . . . . . . . . . . . . . . . . . . .  17
         C.      The Settlement With Various Producers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         D.      Settlement Offers for Remaining Producer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         E.      Non-Producer Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 1.       State and Local Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 2.       Accounts Payable/Trade Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 3.       Miscellaneous Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

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
                 4.       Kentucky West Virginia Gas Company Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 5.       IRS and Other Priority Tax Claims; Affiliate Tax Claims . . . . . . . . . . . . . . . . . . . . . . .  37
                 6.       Pension Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 7.       Environmental Issues  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         F.      Miscellaneous Administrative Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 1.       Commencement of the Case  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 2.       First Day Orders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 3.       Debtor in Possession Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 4.       Formation of Committees and Retention of Professionals  . . . . . . . . . . . . . . . . . . . . . . .  52
                 5.       Extension of Exclusive Period to File Plan of Reorganization  . . . . . . . . . . . . . . . . . . . .  54
                 6.       Motion for a Data Room  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 7.       Assumption of Nonresidential Leases; Extension of Time to Remove Actions and File Proofs of Claim
                          on Behalf of Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 8.       Cash Collateral Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 9.       Appointment of Fee Examiner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 10.      Procedures Relating to the Filing and Determination of Claims . . . . . . . . . . . . . . . . . . . .  60
                          a.      Bar Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                          b.      Claims Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          c.      Claim Objections Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                          d.      Removal/Filing of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         G.      Investment Guidelines Litigation and Other Investment Decisions  . . . . . . . . . . . . . . . . . . . . . . .  64

VI.      THE COLUMBIA SYSTEM:  PUBLIC UTILITY HOLDING COMPANY ACT REGULATION, SYSTEM FINANCING, COLUMBIA'S CLAIM AGAINST TCO
         AND THE INTERCOMPANY CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      The Columbia System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.       System Companies and Relationships with TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          a.      Columbia Distribution Companies (collectively, "CDC") . . . . . . . . . . . . . . . . . . . .   1
                          b.      Columbia Gulf Transmission Corporation ("Gulf") . . . . . . . . . . . . . . . . . . . . . . .   2
                          c.      Columbia Gas Service Corporation ("Columbia Service Corporation") . . . . . . . . . . . . . .   2
                          d.      Columbia Natural Resources, Inc. ("CNR"), and Columbia Gas Development Corporation ("CGD")  .   3
                          e.      Columbia LNG Corporation ("Columbia LNG") . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          f.      TriStar Ventures Corporation and Columbia Energy Services . . . . . . . . . . . . . . . . . .   3
                 2.       Certain Shared Operation and Maintenance Services within the System . . . . . . . . . . . . . . . . .   4
         B.      Regulation by the SEC Under the HCA of the
                 Columbia System; HCA Regulation of
                 Chapter 11 Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

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
         C.      Regulation by the SEC Under the HCA of External and Internal Columbia System Financings and of Intra-System
                 Sales and Service Contracts and Asset Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 1.       System External and Internal Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 2.       SEC Regulation under the HCA of Intra-System Sales and Service Contracts and Asset Transfers  . . . .   7
         D.      Claims of Columbia and its Other Subsidiaries against the TCO Estate . . . . . . . . . . . . . . . . . . . . .   8
                 1.       Columbia's Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          a.      Secured Claims for Borrowed Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          b.      Unsecured Claims for Borrowed Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          c.      Unsecured Claims Arising Under Contractual Arrangements . . . . . . . . . . . . . . . . . . .  10
                          d.      Miscellaneous Payable Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.       CNR's Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 3.       Other Columbia Subsidiaries' Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         E.      The Intercompany Claims (Asserted on Behalf of the TCO Estate Against Columbia and CNR)  . . . . . . . . . . .  11
                 1.       Background  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          a.      TCO's 1985 Crisis . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          b.      Transfer of Natural Resource Properties from TCO to CNR . . . . . . . . . . . . . . . . . . .  14
                                  (i)      Initial Approval of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                                  (ii)     Withdrawal of the Application  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                  (iii)    Resubmittal of the Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . .  15
                                  (iv)     The CNR Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 2.       The Intercompany Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          a.      Stipulation and Order Concerning Prosecution of the Intercompany Claims . . . . . . . . . . .  17
                          b.      Intercompany Claims Litigation Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .  17
                          c.      Response of Columbia and CNR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 3.       Intercompany Claims Litigation Pretrial Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 4.       The Intercompany Claims Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.       Summary of Creditors' Committee's Position  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 6.       Summary of Columbia's Analysis of the Intercompany Claims . . . . . . . . . . . . . . . . . . . . . .  27
                 7.       Settlement of the Intercompany Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

VII.     PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Classification and Treatment of Claims and
                 Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.       Unclassified Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          a.      Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                                  (i)       Professional Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                                  (ii)      Post-Petition Operational Claims  . . . . . . . . . . . . . . . . . . . . . . . . .   3

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
                                  (iii)     Assumed Executory Contract Claims   . . . . . . . . . . . . . . . . . . . . . . . .   4
                                  (iv)      U.S. Trustee's Fee Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                                  (v)       Miscellaneous Administrative Claims   . . . . . . . . . . . . . . . . . . . . . . .   6
                                  (vi)      Administrative Recoupment Claims  . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          b.      Priority Tax Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          c.      East Lynn Condemnation Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 2.       Classes of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          a.      Class 1 Claims - Secured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                                  (i)       Class 1.1 - The DIP Facility Claims   . . . . . . . . . . . . . . . . . . . . . . .  11
                                  (ii)      Class 1.2 - Secured Producer Claims   . . . . . . . . . . . . . . . . . . . . . . .  11
                                  (iii)     Class 1.3 - Other Secured Claims  . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          b.      Class 2.1 Claim - The Columbia Secured Claim  . . . . . . . . . . . . . . . . . . . . . . . .  13
                                  (i)       Interest on Inventory Loan Agreement  . . . . . . . . . . . . . . . . . . . . . . .  14
                                  (ii)      Interest on First Mortgage Bonds - Series A   . . . . . . . . . . . . . . . . . . .  14
                                  (iii)     Interest on First Mortgage
                                  Bonds - Series B, D, E and F  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                          c.      Class 3 Claims - Unsecured Claims   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                                  (i)       Settlement Values and Allowance Amounts   . . . . . . . . . . . . . . . . . . . . .  16
                                  (ii)      Class 3.1 - Unsecured Claims of $25,000 or Less   . . . . . . . . . . . . . . . . .  19
                                  (iii)     Class 3.2 - Unsecured Customer Refund Claims and GRI Claims   . . . . . . . . . . .  20
                                  (iv)      Remaining Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                                            (a)    Description of Remaining Unsecured Claims Classes  . . . . . . . . . . . . .  27
                                            (b)    Treatment of Remaining Unsecured Claims  . . . . . . . . . . . . . . . . . .  27
                          d.      Class 4 Claims - Assumed Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                                  (i)       Class 4.1 Claims - Environmental Claims   . . . . . . . . . . . . . . . . . . . . .  34
                                  (ii)      Class 4.2 Claims - Certain Condemnation Claims  . . . . . . . . . . . . . . . . . .  35
                                  (iii)     Class 4.3 Claims - Pension Claims   . . . . . . . . . . . . . . . . . . . . . . . .  36
                                  (iv)      Class 4.4 Claims - Surety Bond Related Claims   . . . . . . . . . . . . . . . . . .  36
                                  (v)       Class 4.5 Claims - Affiliate Tax Claims   . . . . . . . . . . . . . . . . . . . . .  37
                          e.      Class 5 Interests - Common Stock of TCO . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         B.      Mechanism for Quantifying Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 1.       Producer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

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
                 2.       Disputed General Unsecured Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         C.      Transactions on the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         D.      Distributions Under the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 1.       Distributions on Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 2.       Delivery of Distributions and Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . .  42
                          a.      Delivery of Distributions in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          b.      Unclaimed Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 3.       Means of Cash Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 4.       Setoffs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         E.      Settlement of Intercompany Claims Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         F.      Settlement of Customer Refund Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         G.      Settlement of 1990 Rate Case . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         H.      Procedures For Establishing Allowed Claims And For Resolving Disputed Claims; Bar Dates  . . . . . . . . . . .  48
                 1.       Bar Dates for Certain Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          a.      Professional Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          b.      Bar Date for Administrative Claims Arising From Rejection of Executory Contracts  . . . . . .  49
                 2.       Bar Date for Objections to Certain Non-Administrative Claims  . . . . . . . . . . . . . . . . . . . .  50
                          a.      Claims Subject to the Claims Estimation Procedures  . . . . . . . . . . . . . . . . . . . . .  50
                          b.      Objections to Other Non-Administrative Claims . . . . . . . . . . . . . . . . . . . . . . . .  50
                 3.       Authority to Prosecute Objections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 4.       Liquidation of Claims for Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         I.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 1.       Conditions to Confirmation and Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          a.      Conditions to Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          b.      Conditions to Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 2.       Assumption and Rejection of Executory Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 3.       Continued Corporate Existence and Vesting of Assets in Reorganized TCO  . . . . . . . . . . . . . . .  57
                 4.       Corporate Governance, Directors and Officers; Compensation  . . . . . . . . . . . . . . . . . . . . .  57
                 5.       Dissolution of Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 6.       Discharge, Termination, and Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 7.       Continuation of Retiree Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 8.       Jurisdiction of the Bankruptcy Court  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 9.       Limitation of Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 10.      Modification of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                 11.      Revocation of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 12.      Severability of Plan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 13.      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

VIII.    RISK FACTORS RELATING TO PLAN IMPLEMENTATION AND CREDITOR DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . .   1
                 A.       Conditions to Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          1.      Satisfaction of Confirmation Requirements of Section 1129 . . . . . . . . . . . . . . . . . .   1
                          2.      Confirmation of the Columbia Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          3.      SEC Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          4.      No Material Adverse Changes to Plan Assumptions or Business   . . . . . . . . . . . . . . . .   5
                          5.      No Environmental Liability Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          6.      IRS Ruling on Deductibility of Producer Payments  . . . . . . . . . . . . . . . . . . . . . .   6
                          7.      Approvals of the Customer Settlement Proposal . . . . . . . . . . . . . . . . . . . . . . . .   7
                          8.      Approval of Initial Accepting Producers Settlement  . . . . . . . . . . . . . . . . . . . . .   9
                          9.      Prohibition of Certain Revisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                          10.     Acceptance of Settlement Values by Producers  . . . . . . . . . . . . . . . . . . . . . . . .  10
                 B.       Conditions to Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          1.      Columbia's Plan of Reorganization Shall be Effective  . . . . . . . . . . . . . . . . . . . .  12
                          2.      No Stay of TCO's Confirmation Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          3.      No Material Adverse Changes to TCO's Business . . . . . . . . . . . . . . . . . . . . . . . .  12
                          4.      Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                          5.      Intercompany Claims Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 C.       Liquidation of General Unsecured Claims; Claims Allowance Process Generally . . . . . . . . . . . . .  13
                 D.       Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 E.       Liabilities Assumed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

IX.  TAX ASPECTS OF THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Tax Consequences of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.       Tax Consequences to TCO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          a.      General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                          b.      Discharge of Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          c.      Deduction for Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 2.       Tax Consequences to the TCO Creditors other than Columbia . . . . . . . . . . . . . . . . . . . . . .   5
                 3.       Tax Ruling  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 4.       Importance of Obtaining Professional Tax Assistance . . . . . . . . . . . . . . . . . . . . . . . . .   7
         B.      Assumption of Tax Allocation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

X.       VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         A.      Confirmation Hearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Confirmation Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.       Acceptance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.       Best Interests Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                 3.       Feasibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 4.       The Plan must Comply with the Applicable Provisions of the Bankruptcy Code  . . . . . . . . . . . . .   6
                          a.      Classification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          b.      Other Plan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.       TCO must Comply with the Applicable Provisions of the Bankruptcy Code . . . . . . . . . . . . . . . .  16
                 6.       Any Governmental Regulatory Commission Having Jurisdiction over TCO's Rates Must Have Approved Any
                          Rate Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 7.       Alternatives to the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          a.      Cramdown Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                          b.      Liquidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         C.      Voting Procedures and Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 1.       Voting Requirements - Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 2.       Elections by Certain Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          a.      Elections by Holders of Producer Claims . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          b.      Elections by Disputed General Unsecured Claims  . . . . . . . . . . . . . . . . . . . . . . .  24
                          c.      Elections by Holders of Customer Regulatory Claims and GRI Claim  . . . . . . . . . . . . . .  25

XI.      FINANCIAL PROJECTIONS, PRO FORMA FINANCIAL STATEMENTS, AND LIQUIDATION ANALYSIS  . . . . . . . . . . . . . . . . . . .   1
         A.      Financial Analysis of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         B.      Recapitalization Post-Emergence/Feasibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         C.      Financial Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 i)          Throughput . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 ii)         Successful implementation of Order No. 636 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 iii)        Environmental liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 iv)         Cost of capital financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 v)          Regulatory Lag . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 vi)         Upstream Pipeline Order No. 94 Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 vii)        Customer Settlement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 viii)       Majorsville/Heard Storage Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 ix)         Market Expansion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 x)          Federal Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         D.      Capital Structure and Other Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         E.      Pro Forma Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         F.      Liquidation Analysis/Best Interests Test . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 i)          Estimated Liquidation Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 ii)         Deductions from Liquidation Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 iii)        Creation of Additional Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 iv)         Timing of the liquidation process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 v)          Distributions; absolute priority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

I.       SUMMARY

         A.      INTRODUCTION

         On July 31, 1991, Columbia Gas Transmission Corporation ("TCO")(1) and its parent company, The Columbia Gas System, Inc. ("Columbia"), each filed voluntary petitions for reorganization under Chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101, et seq. (the "Bankruptcy Code"). On January 18, 1994, TCO filed its original plan of reorganization dated January 18, 1994 (the "1994 Plan") and a Disclosure Statement relating thereto (the "1994 Disclosure Statement"), but did not proceed to schedule hearings on that plan because of its stated intention to conduct further negotiations with its creditors regarding their treatment under the 1994 Plan. In recent months, intensive negotiations with major Producer Creditors and Customer Creditors have finally culminated in consensual agreements in principle regarding the treatment of Customer and Producer Claims and the proposed resolution of extensive litigation with both constituencies. Simultaneously with the filing of this Disclosure Statement, TCO filed its Amended Plan of Reorganization dated April 17, 1995 (the "Plan"). Columbia is a co-proponent of the TCO Plan, subject to Bankruptcy Court and other approvals in its own Case.


- -----------------------
(1) Terms not otherwise defined in this Section I shall have the meanings ascribed to them in the Plan or in subsequent Sections of this Disclosure Statement.

         On April 12, 1995, representatives of TCO, Columbia, and each of their Official Committees informed Judge Balick of the Bankruptcy Court and Judge Farnan of the United States District Court of the projected filing of their Plans, and the nature of the settlement agreements reflected therein.

         On April 17, 1995, Columbia filed its Plan of Reorganization (the "Columbia Plan"), which contains a comprehensive structure for the
recapitalization of Columbia.   The Columbia Plan embodies the Columbia Omnibus
Settlement (more fully described below) which is integral to TCO's Plan.

         TCO believes that most of its significant Producer and Customer Creditors support the Plan and strongly desire TCO's emergence from Chapter 11 and the effectiveness of this Plan prior to year end.

         This Disclosure Statement is submitted by TCO in connection with its solicitation of acceptances of the Plan. The following Executive Summary is intended to highlight key aspects of the Reorganization Case and the proposed Plan, and is not intended in any way to substitute for a complete review of the Plan and the balance of this Disclosure Statement.

B.       EXECUTIVE SUMMARY

         1.      THE DEBTOR AND ITS BUSINESS

         TCO owns and operates a 19,000 mile natural gas ("gas") transmission pipeline network and related extensive underground gas storage fields that serve parts of thirteen states in the Northeastern, Mid-Atlantic, Midwestern and Southeastern regions of the United States and the District of Columbia. TCO's Customers are various affiliated and unaffiliated gas distribution companies, gas marketers, producers and end users of gas. Its rates, charges, services and facilities are subject to regulation by the Federal Energy Regulatory Commission ("FERC"), primarily pursuant to the Natural Gas Act, 15 U.S.C. Sections 717, et seq. ("NGA").

         TCO is a wholly-owned subsidiary of Columbia, which is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended, 15 U.S.C. Sections 79, et seq. ("HCA"). Columbia's seventeen other operating subsidiaries are engaged in the exploration, production, marketing, transmission and distribution of natural gas, other energy ventures such as cogeneration and energy-related business and other specialized services. Pursuant to the HCA, Columbia's external and intercompany financing activities, including certain transactions contemplated by the Plan, and certain of its intercompany contractual relationships and various other matters are regulated by the Securities and Exchange Commission ("SEC").

         Prior to the mid-1980s, TCO operated principally as a "merchant" of gas, purchasing gas from Producers and other pipeline companies and reselling it to distribution companies. Thereafter and until November 1, 1993, consistent with a series of significant changes occurring in federal regulatory policy, TCO's "merchant" activities declined and a steadily increasing portion of its business consisted of transporting gas owned by others and providing gas storage services for its Customers. Since November 1, 1993, following a fundamental change in the gas industry brought about by FERC under its Order No. 636, TCO no longer conducts significant gas merchant activities and is presently almost entirely engaged in the business of transporting and storing gas for its Customers.

                 2.       THE PROBLEMS THAT LED TO THE CHAPTER 11 PETITIONS

         In 1984-85, TCO and Columbia had attempted to solve permanently TCO's business problems through a major settlement with TCO's customers and a massive buydown of TCO's high-priced, high-volume gas supply contracts. The success of that effort, however, was hampered by several unexpected market and regulatory developments over the subsequent years.

         In 1986, gas prices declined precipitously, contrary to predictions by both government and industry. In early 1990, prices on the spot market again declined sharply and in early 1991, fell below $1.25/mcf. In addition, TCO's service area experienced six consecutive warmer-than-normal winters, reducing demand, as well as price, and permitting TCO's customers to take advantage of FERC's new "open access" policy, whereby pipeline capacity was made available to wholesale and industrial customers to transport gas purchased from producers. Transportation allowed customers to satisfy much of their weather-reduced demand with spot market purchases, replacing sales of TCO'S own gas.

         The resulting business problems of TCO were exacerbated by FERC's decision to address only one side of the market disequilibrium. FERC relieved customers of their commitment to purchase from pipelines, but it did not relieve pipelines of their obligations to supply customers' needs or their contractual obligations to purchase gas from producers. Then, in 1989, the Natural Gas Wellhead Decontrol Act was enacted, providing for deregulation of natural gas that had been deemed "forever regulated." As a consequence, TCO contracts that had previously been considered low-cost sources of supply became potential financial burdens. In addition, certain producers with contracts that had become high-priced, as market prices fell, or that were expected to become high- priced as a result of the 1989 Decontrol Act aggressively engaged in development activities under those contracts, increasing the volumes of gas TCO would be required to purchase. TCO was also beset by other disappointing court and regulatory decisions.

         TCO's financial condition and prospects deteriorated in 1991 as the record warm weather that had begun in early 1990 continued. The spot market had become TCO's primary competition and declines in the current (and projected future) spot marker prices undercut the bases for TCO's revenue projections for 1991 and several years thereafter. TCO's sales volumes fell to approximately 10% of throughput, and TCO's storage capacity became severely overburdened. Even some market-responsive contracts became burdensome as price adjustments lagged behind declining market prices.

         In May 1991, Columbia reported that the effects of the warm weather were likely to depress TCO's financial performance for the next year or more; that TCO was likely to incur take-or-pay liability in 1991; that actions in addition to the contract buydown program announced in 1990 would be required to bring TCO's gas prices to marketable levels; and that, if current low future price projections continued, meaningful changes in TCO's merchant function would be critical to its successful future financial performance. On May 15, Columbia reported that the TCO problems and possible responses were under intense study in light of changing current and prospective market conditions.

         On June 19, 1991, Columbia announced that its Board of Directors had determined that, in light of the further studies of TCO's problems, Columbia would continue to support TCO only if a comprehensive approach representing a permanent solution to the producer contract problem was implemented. Columbia simultaneously announced a $600 million plan to renegotiate all of TCO's above-market contracts. Columbia also reported that the present value of the losses associated with those contracts, if not reformed, could exceed $1 billion, a substantial portion of which was likely to be charged to second quarter income, and that if the contracts could not be renegotiated or credit lines could not be maintained, Columbia, TCO or both might be forced to file bankruptcy petitions.

         Columbia immediately initiated negotiations with its banks in an effort to reestablish lines of credit that were interrupted by the June 19 announcement, and TCO promptly proposed a comprehensive producer settlement plan (the "PSP") offering $600 million to buy out producers' over-market contracts and settle other contractual disputes. Progress was made in both areas of negotiation. However, agreements could not be concluded before TCO's and Columbia's available cash resources were substantially exhausted, forcing both to seek Chapter 11 protection on July 31, 1991. Further discussion of the Debtor's business background and the events leading to Chapter 11 is contained in Section III of this Disclosure Statement.

                 3.       TCO'S BUSINESS OPERATIONS AND FINANCIAL
                          PERFORMANCE AND PROSPECTS

         Subsequent to the filing of its Chapter 11 petition, TCO rejected, as permitted by the Bankruptcy Code, more than 4,800 gas purchase contracts. Rejection of the above-market-price contracts enabled TCO to purchase market-priced gas, allowing TCO to effectively perform its merchant function. Subsequently, as of November l, 1993, TCO successfully implemented a major restructuring of its transportation and storage services under FERC's Order No.
636. In essence, the implementation of Order No. 636 restructuring requirements effectively eliminated any residual role of pipelines as merchants of natural gas, and provided specific directives and mechanisms to pipelines to buy-out or otherwise terminate their gas contract liabilities.

         As a result of the successful implementation of restructured operations as well as the termination of over-market gas contracts, TCO has recorded substantial operating profits and projects having a cash balance of approximately $1.4 billion as of December 31, 1995. TCO expects to continue to operate profitably in the future by providing an array of competitively-priced, FERC- approved transportation and storage services to current and prospective Customers.

         Regulated natural gas pipelines have the right to recover their costs associated with complying with the requirements of Order No. 636 from their Customers, including costs associated with reformation or termination of gas purchase contracts. However, FERC has determined that, with minor exceptions, TCO is not eligible to recover costs arising from its rejection of Producers' gas supply contracts. The ultimate level of TCO's other recoupable transition costs, which are a significant component of TCO's enterprise value, are currently the subject of litigation before the FERC, which will be substantially resolved through the Customer Settlement Proposal more fully discussed in Section IV.C. below.

         Since the inception of its Reorganization Case, TCO has incurred substantial reorganization expenses which are expected to total approximately $130 million by December 31, 1995. Moreover, the largest Claims against the TCO Estate for money borrowed are held by Columbia and are secured by substantially all of TCO's assets. This indebtedness bears interest at rates substantially higher than those earned by TCO on its excess cash because of limitations on TCO's temporary investments imposed by the Bankruptcy Code. As a result, the growth in TCO's secured interest obligations has exceeded its interest earnings on its cash available for debt service by an amount exceeding $450 million when projected to December 31, 1995.

                 4.       OBSTACLES TO REORGANIZATION

         In contrast to the situation of many other Chapter 11 debtors, reorganization of TCO has not been hampered by unprofitable or marginal business operations. Rather, in TCO's case the achievement of the Chapter 11 objective of reorganization has been hindered primarily by the enormity and complexity of the disputed Claims filed against it by Producer Creditors, by extensive litigation over the amount and priority of Customer Refund Claims and TCO's ability to recover costs from its Customers, and by the litigation against Columbia brought by the Creditors' Committee (and joined by the Customers' Committee) on TCO's behalf.

                 a.       PRODUCER CLAIMS LITIGATION

         The Producer counterparties to the rejected gas purchase contracts filed Claims for rejection damages in excess of $13 billion, which amount TCO believes, based on its own analysis and its review of the court-appointed Claims Mediator's Initial Report and Recommendations on Generic Issues for Natural Gas Contract Claims dated October 13, 1994 and the Supplement to Initial Report and Recommendations of the Claims Mediator dated

February 17, 1995 (collectively, the "Claims Mediator Report") is many times greater than the actual allowable level of those Claims. Producers also filed other Claims based on pre-petition contractual disputes relating to pricing, take-or-pay obligations and other issues in amounts often significantly in excess of TCO's estimates of its liabilities with respect to such disputes.

         Efforts to liquidate Producer Claims commenced with the initial filing by TCO in May, 1992 of an Estimation Motion and objections to those Claims.
The objective of TCO's Estimation Motion was, among other things, to establish a consistent methodology for calculating contract rejection and other Producer Claims which had been filed based on widely differing bases. The Bankruptcy Court entered a procedural order that provided for (i) the appointment of the Claims Mediator, (ii) initial resolution of issues generic to all or large categories of gas supply Contract Claims and (iii) subsequent resolution of issues specific to particular rejected gas supply contracts. By agreement confirmed by order of the Bankruptcy Court, Charles Normandin, Esq. was appointed Claims Mediator, and John Norris, Esq. was appointed to advise Mr. Normandin with respect to the natural gas law aspects of the proceedings.

         Extensive evidentiary hearings before the Claims Mediator with respect to generic issues relating to the recalculation of both Contract Rejection Claims and non-Contract Rejection Claims were conducted over the next two years, concluding in the first quarter of 1995. Preliminary hearings and discovery also occurred on TCO's proposal of a market reserves methodology to calculate Contract Rejection Claims.

         In connection with the Claims Mediator Report, Mr. Normandin generated forms for the recalculation of Producer Claims and distributed them to Producer Creditors. Those recalculated Claims forms are due to be completed by Producers and returned by May 19, 1995. Additional hearings on TCO's proposed market reserves methodology are scheduled for June, 1995. However, TCO and the Creditors' Committee intend to file a motion to defer scheduled matters before Mr. Normandin pending further proceedings on the Claims Settlements contemplated in the Plan.

         It is apparent simply from the application of a discount rate, and the imposition of the obligation to mitigate, both of which principles are clearly recognized and mandated in the Claims Mediator Report, that Producers' filed Claims will be substantially reduced upon recalculation. The major unresolved issues as to Producer Claims levels include the allowable volumes of proven undeveloped reserves that may be shown to have been dedicated to the rejected contracts, certain contract-specific pricing issues (the ultimate determination of which could materially affect certain creditors' claims levels) and the application of TCO's "market value of reserves" approach to the calculation of rejection damages.

         It is also apparent that litigation over these disputed issues, both between TCO and Producers and among Producers, will result in a further prolonged estimation process. As more fully discussed below, TCO and a number of the largest Producers who have agreed to settle their Claims in connection with this Plan (the "Initial Accepting Producers"), believe it is in the best interest of the Estate and its Creditors to set forth the following proposed structure and mechanisms for resolving Claims, thereby permitting a prompt and substantial distribution to all settling Creditors. Further discussion of Producer and other non-Customer Claims is set forth in Section V of this Disclosure Statement.

                 b.       INTERCOMPANY CLAIMS LITIGATION

         To avoid possible conflicts of interest and with the approval of Columbia and of the Bankruptcy Court, TCO assigned to its Creditors' Committee early on in its Chapter 11 Case the right to assert challenges to Columbia's Claims against TCO and to bring possible avoidance actions under the Bankruptcy Code against Columbia and other subsidiaries of Columbia. The Creditors' Committee brought an action (later joined in by the Customers' Committee) against Columbia and one of its other subsidiaries, Columbia Natural Resources, Inc. ("CNR"), seeking to recharacterize as equity, or to subordinate, debt claims held by Columbia against TCO, to reclaim various payments made by TCO to Columbia in respect of its investments in TCO and to set aside the transfer by TCO to CNR of various oil, gas and coal properties allegedly made for inadequate consideration and at a time when TCO allegedly was insolvent (the "Intercompany Claims").

         On May 13, 1994, Bankruptcy Judge Balick filed a sua sponte motion to the United States District Court for the District of Delaware seeking withdrawal of the jurisdictional reference on the Intercompany Claims, which motion was granted on May 25, 1994. On September 12, 1994, District Judge Farnan commenced a six-week trial on the Creditors' and Customers' Committees' complaints, which concluded on October 25, 1994. Judge Farnan has announced that he would issue his decision around June 1, 1995. However, Columbia and the TCO Committees which are plaintiffs in the Intercompany Claims Litigation have requested Judge Farnon to defer ruling pending further proceedings on the proposed reorganization Plans.

         TCO and Columbia have analyzed the extensive record generated in the trial in valuing the Intercompany Claims and developing their proposed settlement. Regardless of the parties' views of the ultimate outcome should Judge Farnan rule, extensive appellate litigation likely would ensue and further delay the reorganization process. Further discussion of the Intercompany Claims Litigation is set forth in Section VI of this Disclosure Statement.

         c.      CUSTOMER DISPUTES

         TCO's status as a regulated gas transmission company under the NGA has brought into the bankruptcy forum creditors' rights issues involving its Customers which were greatly complicated by public law considerations arising under the NGA. Both TCO and its Customers have recognized the existence of issues as to the propriety of treating Refund Claims on a pari passu level with other pre-petition unsecured Claims. Customers have asserted trust fund, recoupment and setoff theories as a basis for elevating their Claims to a higher payout priority. The litigation surrounding these Claims has also been prolonged and contentious. However, discussions begun during the last half of 1994 have resulted in a broad-based agreement to resolve Customer regulatory issues, which agreement has been embodied in a Stipulation which is being presented to FERC for approval. In TCO's view, this agreement significantly benefits TCO's Estate and its other Creditors by defining the level and priority of TCO's liabilities to its Customers, and providing certainty to TCO's ability to recover substantial costs from its Customers.

                          i.  FLOW-THROUGH REFUNDS

         Shortly after the commencement of the Reorganization Case, TCO moved the Bankruptcy Court for permission to honor its obligations under the NGA to flow through to its Customers refunds received by TCO from upstream pipeline suppliers.

         The Creditors' Committee opposed TCO's motion and asserted that all Refund Obligations should be treated as Unsecured Claims. The legal issues were litigated until the Supreme Court of the United States denied the Creditors' Committee's petition for certiorari, thereby affirming the decision of the United

States Court of Appeals for the Third Circuit, which affirmed the Bankruptcy Court's conclusions that (i) Refund Obligations to Customers arising from TCO's post-petition refund collections from upstream pipelines must be passed on to Customers in accordance with the NGA and (ii) Refund Obligations arising from TCO's pre-petition refund collections must be passed on to its Customers but only to the extent of TCO's "lowest intermediate cash balance" (deemed to be a "trust fund" and calculated at approximately $3.3 million) in the interval between the collections and the filing of the Chapter 11 petition. As a result, TCO believes the remainder of such obligations with respect to pre-petition collections have the status of Unsecured Claims; however, Customers have asserted rights to recoup and/or setoff such amounts, thereby seeking to achieve a one hundred percent recovery of those Claims from the TCO Estate, possibly with post-petition interest.

                          ii.     THE BALTIMORE GAS AND ELECTRIC CLAIMS

         On June 24, 1994, the United States Court of Appeals for the District of Columbia ruled on a long-standing appeal by Customers of a FERC determination that TCO is entitled to recover from its Customers charges paid by TCO to its upstream pipeline suppliers totalling approximately $125 million in principal amount, plus interest. The matter was remanded to the FERC for a determination as to the amount of refunds owed by TCO to its Customers, and such proceedings have been initiated in accordance with FERC orders on the matter. Customers have asserted an entitlement to recover the full amount, plus pre-and post-petition interest, and have asserted recoupment and/or setoff rights entitling them to one hundred percent recoveries of the BG&E Claims as well.

                          iii.    TCO'S 1990 RATE CASE SETTLEMENT
                                  (NGA SECTION 4(E))

         In 1990, TCO filed with FERC proposed higher rate levels and, as provided by the NGA, on November 1, 1990 began to collect such higher rates from its Customers subject to an obligation to refund to them with FERC prescribed interest, any portion of such higher collections determined to be in excess of "just and reasonable" rates. The pre-petition and post-petition collections subject to refund total approximately $135 million, of which approximately two-thirds relate to pre-petition periods. A settlement of this rate case has been negotiated and approved by FERC, but the Bankruptcy Court has denied TCO authority to implement the settlement because of the pre-petition component. If settlement authority is granted on appeal, it would establish TCO's refund obligations at approximately $58.5 million for the pre- and post-petition periods plus FERC-prescribed interest to the date of payment. Again, Customers have asserted recoupment and/or setoff rights for the 1990 Rate Case refunds.

                          iv.     TCO'S ENTITLEMENTS TO RECOVERIES FROM ITS
                                  CUSTOMERS

         The levels of recoveries by TCO from its Customers of previously unrecouped gas and non-gas costs and of costs incurred to terminate its obligations to upstream pipelines (the "FERC Receivables") are significant and are the subject of contested proceedings pending before FERC. Further discussion of Customer Claims, FERC regulatory issues, and the Customer Settlement Proposal is contained in Section IV of this Disclosure Statement.

                          d.      IRS CLAIM

         The Internal Revenue Service filed against TCO and Columbia a priority income tax liability Claim for approximately $553 million. On October 12, 1994, the Bankruptcy Court entered an order, which has become final, approving a settlement agreement between TCO, Columbia (and its other subsidiaries which comprise the consolidated tax reporting group) and the IRS resolving all pre-petition priority tax claim issues. Under the settlement agreement and in accordance with the Tax Allocation Agreement, which is expected to be assumed by TCO under the Plan, TCO is obligated to pay the IRS' Allowed Claim of $134.6 million together with interest thereon computed at the rate of 4.5% from July 31, 1991 (or approximately $29.6 million as of December 31, 1995). However, because of deductions and interest refunds which TCO is entitled to receive in post-petition years, the net cost to TCO of the IRS settlement is approximately $84.5 million including interest. Further discussion of the IRS Claim and Settlement is contained in Section V.C.5 of this Disclosure Statement.

                          e.      ENVIRONMENTAL LIABILITIES

         TCO, like most other pipeline companies, is subject to environmental liabilities arising from its past operations and will incur future costs to bring all of its operations into compliance with current environmental protection standards.

         On November 16, 1994, the Bankruptcy Court approved three settlements, between TCO, the EPA, the Kentucky Natural Resources and Environmental Protection Cabinet and the Pennsylvania Department of Environmental Resources, which settlements address TCO's environmental assessment and remediation obligations and/or penalty obligations under Federal law and the laws of Pennsylvania and Kentucky. These Settlement Agreements are binding on Reorganized TCO, and contemplate a long-term program of assessment and remediation, the costs of which Reorganized TCO will incur. Further discussion of environmental issues is contained in Section V.C.7 of this Disclosure Statement.

                 5.       PROPOSED SETTLEMENTS WITH PRODUCERS AND CUSTOMERS

         From the early months of these Chapter 11 Cases, TCO and Columbia have endeavored to identify and settle their differences with Producer Creditors and TCO's Customer constituency.

         These efforts have included:

                 - extensive, comprehensive valuations of the TCO Estate by the Debtors' financial advisors;

                 - numerous meetings with Producer and Customer groups wherein TCO explained its views and judgments on values available to satisfy Creditor

                          Claims, and the likely allowable magnitude of those claims;

                 -        the Filing of the 1994 Plan; and

                 - TCO's voluntary deferral of further proceedings on the 1994 Plan pending further discussions with Producers, mediation sessions in the Claims Estimation Procedures, and continuing settlement efforts with Customers.

Substantial progress has been achieved in reaching settlements with Producers and Customers in recent months.

                          a.      PRODUCER SETTLEMENT AND SETTLEMENT OFFER

         After years of effort to find a common ground for resolving the calculation of Producer Claims and determining the level of asset values available to satisfy those Claims, TCO, Columbia, and a number of the largest Producer Creditors representing in the aggregate over 80% in amount of TCO's proposed Settlement Values for Producer Claims (the "Initial Accepting Producers")2 have reached agreements in principle, subject to documentation and subject to confirmation of the Plan (the "Producer Settlement") which form the basis for the treatment of Producers in this Plan. That agreement provides for the Initial Accepting Producers' Claims to be allowed in a total amount of $1.327 billion, with an expected payout of $962.3 million and a minimum payout of $914.2 million.

         The Producer Settlement and the settlement offer embodied in the Plan are based on a settlement concept the key features


- --------------------
(2) TCO anticipates filing a list of the Initial Accepting Producers, together with a copy of the Initial Accepting Producers' Settlement Agreement with the Court shortly.

of which include (i) settlement offers to all Producers of Settlement Values for their Claims, (ii) settlements, conditioned upon consummation of a TCO Plan supported by Columbia, that would contain a target payout of 72.5% of Allowed Producer Claims and would guarantee at least 95% of such target payout, (iii) some sharing between settling Producers and TCO of the risk that non-settling Producers would achieve Allowed Claims at higher levels than their Settlement Values, and (iv) a guarantee by TCO and Columbia in the Plan that non-settling Producers would also receive at least the same percentage payout as the settling Producers on their Allowed Claim when ultimately liquidated.


         Under the Producer Settlement, TCO, Columbia and the Initial Accepting Producers have agreed to the allowable amounts of the Initial Accepting
Producers' Claims.   Further, each Initial Accepting Producer has agreed to
support TCO's proposed Settlement Values (or any other amount agreed to by TCO and such other (unaffiliated) Producers and approved by the Bankruptcy Court), for the allowable amounts of all other Producer Claims, and to otherwise support the Plan. Each Initial Accepting Producer has also agreed to support any adjournments requested by TCO, Columbia and the Creditors' Committee of the ruling on the Intercompany Claims Litigation.

         In consideration of the foregoing agreements, TCO and Columbia have agreed to file Plans incorporating their agreement with Initial Accepting Producers and to use their best efforts to confirm and consummate those Plans prior to year-end, but in any event not later than June 28, 1996.

         The Plan proposes specific, individual Settlement Values for all Producer Claims that have not already been settled or Allowed. These proposed quantifications of Claims for allowance were developed by TCO in consultation with the Creditors' Committee based on a comprehensive methodology which reflects the application of various assumptions and principles on a consistent basis for all such Claims, generated with due consideration of the Claims Mediator Report, and with consideration of significant Claim- specific issues where appropriate. If all Producers accept their Settlement Values, the Plan assures distributions of nearly $1.2 billion in cash to holders of Producer Claims.

         By accepting their proposed Settlement Values, Producers agree to compromise certain positions they might otherwise take in order to end litigation and receive a prompt distribution on what TCO and the Initial Accepting Producers believe to be appropriate settlement levels for their Claims. Effectiveness of the Plan is conditioned, among other things, on the acceptance by not less than 90% in amount of Producer Claims (based on the proposed Settlement Values, and including the Initial Accepting Producers) of their proposed Settlement Values.

         The proposed settlement contemplated by the agreement with Initial Accepting Producers resolves numerous controversies which have arisen in the TCO and Columbia Reorganization Cases and which have delayed the realization by Creditors of their recoveries from both Estates. Absent settlement, the Claims Estimation Procedures appear likely to continue to be a prolonged, contentious, costly and uncertain of outcome.

         If Producers and other Creditors fail to accept the Plan, they ultimately risk dilution of their payout as a result of continued litigation with other Creditors and with TCO, as well as substantial delays in receiving the payout. Further discussion of the treatment of Producer Claims is set forth in Sections II and VII of this Disclosure Statement, and in the Plan itself.

                          b.      THE PROPOSED CUSTOMER SETTLEMENT

          TCO has negotiated with a substantial group of its Customers (including affiliated companies), and various of their state regulatory agencies and consumer advocate offices, an agreement embodying a global resolution of Customers' Claims, and TCO's regulatory recovery claims against Customers. The Customer Settlement Proposal is being presented to the FERC for approval, concurrently with the Filing of the Plan. TCO expects that FERC will approve those aspects of the agreement subject to its jurisdiction, which approval will in turn be conditioned on Bankruptcy Court approval of those aspects of the agreement subject to its jurisdiction, and on confirmation of this Plan.

         Pursuant to the settlement, disputes over essentially all transition cost recoveries, including dozens of active FERC proceedings are resolved, with the TCO Estate receiving hundreds of millions of dollars of payments from Customers. In turn, TCO's Plan offers all Customers, whether or not they participated in the negotiations, the following treatment of their Claims in bankruptcy:

              (i) payment in full of post-petition flow-through refunds when received by TCO;

             (ii) payment in full of their allocable share of the $3.3 million trust fund balance with interest in accordance with applicable FERC orders;

            (iii) payment of their allocable share of eighty percent (80%) of the pre-petition portion and one hundred percent (100%) of the post-petition portion, of the 1990 Rate Case settlement;

             (iv) payment of a total of $52.5 million in compromise and settlement of BG&E Claims;

              (v) payment of all other pre-petition Refund Claims in cash at the rate of eighty percent (80%) of the Allowed Claim amounts; and

             (vi) payment of $1.3 million to the current members of the Customers' Committee in full satisfaction of all costs incurred in connection with the Reorganization Case from the post-reorganization income of TCO.

         In consideration of the proposed settlement of regulatory issues by TCO, Accepting 3.2 Claimants must agree to (i) waive all further Claims and terminate all litigation relating to those settled Claims, including recoupment and setoff litigation and their participation in the Intercompany Claims litigation and (ii) pay their pro-rata portion of the settled amounts of FERC Receivables to TCO as approved by FERC.

         In order for the proposed treatment to be effective, a majority in number and two-thirds in dollar amount of the Claims of Customers entitled to vote and who do vote in Class 3.2 must accept their treatment under the Plan, the Plan must be confirmed, and FERC must have approved the matters submitted to it relating to the settlement agreement.

         Those Customers that refuse to accept the Plan's proposed treatment are categorized as Dissenting 3.2 Claimants under the Plan and will be entitled to continue to litigate all issues, but to the extent they fail to obtain a priority through litigation, will be paid 72.5 cents on the dollar on their Allowed Claims. TCO does not believe that its exposure to Dissenting 3.2 Claimants, if any, will be material. Further discussion of the treatment of Customer Claims is set forth in Sections II, IV and VII of this Disclosure Statement, and in the Plan itself.

                          c.      OTHER UNSECURED CLAIMS

         Holders of all other Unsecured Claims (other than Columbia) will be paid in cash 72.5% of their Allowed Claims, unless such Claims are Allowed in amounts which do not exceed $25,000 in which case they will receive one hundred cents on the dollar of their Allowed Claims. That portion, if any, of the payment on Disputed Class 3.4 Claims (General Unsecured Claims) in excess of 72.5% of the originally proposed Allowance Amount may, at TCO's option with Columbia's consent, be paid in non-cash consideration with an equivalent market value.

                          d.      THE COLUMBIA UNSECURED CLAIM

         The Columbia Unsecured Claim shall be Allowed as Filed, and shall receive the lower of the final distribution percentage received by Allowed
Class 3.3 (Producer) Claims and 72.5%.   Columbia may utilize all or any
portion of the distribution on its Unsecured Claim to meet its guaranty obligations under the Plan.

                 6. THE CORNERSTONE OF THE TCO PLAN: THE COLUMBIA OMNIBUS SETTLEMENT

         The Plan is premised on an omnibus settlement proposal by Columbia providing, in consideration of (a) the retention by Columbia of the equity of Reorganized TCO, (b) the settlement of litigation over the liquidation of the Producer claims of the Initial Settling Producers, Customer Claims and of certain other Disputed Claims, and (c) settlement of the claims raised or which could have been raised in the Intercompany Claims Litigation and various other claims and disputes between TCO's Creditors, TCO and Columbia, for:

                 (i) the monetization for the benefit of TCO's Creditors (other than Columbia) of the amounts necessary to fund the Plan;

                (ii) the guaranty of payment of distributions to TCO's Creditors as provided under the Plan (excluding assumed obligations);

               (iii)   the Columbia Customer Guaranty;

                (iv) avoidance of the delay in and diminution of Creditors' recoveries from the Estate consequent to (i) a waiver of TCO's right to impose a Bar Date on most pre-petition Claims against the Estate by public environmental enforcement agencies, and (ii) the assumption of such Claims and certain other pre-and post-petition Claims by Reorganized TCO; and

                 (v) satisfaction of a portion of the Columbia Secured Claim with new secured debt securities of TCO (in lieu of cash) and the contribution of the balance of that Claim to TCO's equity in order to facilitate reorganization.

              The components of the total consideration paid by TCO and Columbia cannot be expressed in precise dollar amounts, but Columbia believes they constitute, in the aggregate, a fair valuation of TCO's Estate, a reasonable and fair settlement of the Intercompany Claims and all other claims, disputes and issues related to these cases (except those expressly reserved in the Plan), and reflect substantial additional consideration from Columbia to facilitate the reorganization of both Debtors.

         The Plan is also predicated on TCO's and Columbia's belief that it is in the best interest of both estates that TCO be reorganized without awaiting final adjudication of the Intercompany Claims Litigation and the litigation over Producer Claim amounts.

         By offering proposed Settlement Values to all Producers, developed according to a consistent and comprehensive methodology believed by TCO and its professional advisors to fairly reflect the appropriate outcome of such Claims litigation, the Estate and its Creditors will be saved the substantial cost of continued litigation, and the prompt emergence of both Debtors will permit substantial cash distributions to occur.

         C.      DISTRIBUTIONS UNDER THE PLAN

                 The Plan, if accepted by Creditors including all Producer Creditors, provides for:

         (a) payments in cash in full of all Allowed Priority Claims (other than the IRS Claim which may be paid over time as permitted by the Bankruptcy
Code), all Secured Claims held other than by Columbia, and administrative expenses;

         (b) satisfaction of Columbia's Secured Claims with new secured debt securities of Reorganized TCO (secured by substantially all of TCO's assets) and Columbia's retention of Reorganized TCO as a wholly-owned subsidiary.

         (c) cash payment in full of Allowed Unsecured Claims of (or voluntarily reduced to) $25,000 or less;

         (d) cash payments or tracker credits for the Refund Claims of Accepting 3.2 Claimants; and

         (e) cash payments of 72.5% of all other Unsecured Claims, including large contract rejection and other Producer Claims. Further discussion of the amount and timing of distributions to

Creditors under the Plan is contained in Section II and VII of this Disclosure Statement, and in the Plan itself.

         D.      CONDITIONS

         Confirmation of the Plan is subject to certain conditions which must be satisfied or, if waivable, waived. Further discussion of the conditions is contained in Sections VII and VIII of this Disclosure Statement. Further, if the Effective Date has not occurred by January 31, 1996, Creditors in Class 3.3 and 3.4 are entitled to receive a supplemental interest payment, retroactive to January 1, 1996, accrued through the ultimate Effective Date, on the actual distributions payable on their allowed claims.

         E.      CONCLUSION

         The Plan offers substantial payouts to Producers for the resolution of outstanding disputes and the buyout of burdensome long-term gas supply contracts.

         In addition, by permitting the effectuation of the Customer Settlement proposal, years of contentious, burdensome and costly litigation primarily relating to the impact on TCO's business and its Customers of the gas costs relating to rejected or previously terminated Producer contracts will come to an end. The Refund Claims of Customers, as compromised, will be paid, and the TCO Estate will receive the benefit of certainty as to the recoverability of substantial assets. This settlement benefits the public interest, as well as facilitating this reorganization and maximizing the recoveries available to creditors.

         The Columbia Omnibus Settlement fully monetizes TCO's going-concern value and ends litigation over the Intercompany Claims and provides other economic benefits of a material nature to TCO's Creditors. In addition, it offers a formulation whereby Columbia's own reorganization can proceed for the benefit of thousands of public and private creditors and shareholders.

         In sum, the Plan offers a comprehensive solution to the bankruptcy proceedings which have been pending for nearly four years. It is hoped that the Plan will be acceptable to all Creditors as a prompt, cost efficient, balanced and practical financial solution for all concerned.

Isaac Arnold, Jr., et al.; Elf Aquitaine Operating, Inc.; Energy Development Corporation; Meridian Oil Production, Inc.; Samedan Oil Corporation; Adobe Resources Corporation; Cherokee Resources Incorp.; Jones O'Brien, Inc.; Rebel Oil; Thomas J. Wyatt; Black Hawk Oil Company, et al.; Unocal Exploration Corporation; Exxon Company USA; Koch Industries, Inc.; Union Pacific Resources Co.; Equitable Resources Energy Co.; Phillips Production Company; Ashland Exploration, Inc.; R.H. Adkins, Agent; R.H. Adkins d/b/a Eldon Gas Company; R.H. Adkins d/b/a Stockton Gas Company; R.H. Adkins d/b/a Edon Gas Company; Ronald H. Hooser, Trustee, and Tudor Gas Company; Ethel Gas Company; R.F. Turley, Agent; Freeman Gas Company and Pate Gas Company; Freeman Gas Company, Pate Gas Company and Tincher Gas Company; Tincher Gas Company; Charley's Branch Gas Company, Copley Gas Company, Leestock Gas Company, Leet Gas Company, Stockton Gas Company; Houston Gas Company; Ranger Gas Company; DotsAdkins Ageon Branch Gas Company; Lambert Gas Company, Laurel Hill Gas Company; Laurel Hill Gas Company; Edsel Gas Company; Hamilton Creek Gas Company; Magnolia Gas Company, North Fork Gas Company, Etta Gas Company; Hall Gas Company; R.L. Hooser Gas Account; Pigeon Creek Gas Company; R.H. Adkins Gas Department; Ferdinand Gas Company; Burchett and Adkins; Harts Gas Company, Watson Gas Company; Dean Gas Company; Starcher Gas Company; Hoover Gas Company; Fry Gas Company, Workman Gas Company; Morris Gas Company; Mahue Construction Company; R.H. Adkins, Toney Gas Company; Peter M. Mark, Ronald L. Hooser; R.L. Hooser; Linville Gas Company, R.H. Adkins, Agent; Leet Gas Company; Alfred Knobler Gas Company; William Allen & Lewis D. Jessie, Sr.; Angerman Associates, Inc., Agent; Atlas Energy Group, Inc., Agent; Atlas Energy Group, Inc., agent successor by merger to Lordstown Energy, Inc.; Atlas Energy Group, Inc., Agent; Atlas Resources, Inc., agent; Base Petroleum; Blue Creek Gas Company, Agent; Joe Rubin & Sons, a partnership; Rubin Brothers, a partnership; Clay Gas Company; Lois Bronson Agent for C.S. Black, Trustee; William E. Burchett; William S. Burkland; Calvert Family Agency; Horace K. Clavert, agent for Adams Gas Company and Burks Gas Company; Calvert Family Agency and Horace K. Calvert, agent for A.F. Morris; Horace K. Calvert, agent for Sweetland Burns & Reyolds (aka E.B. Curry); Cameron Oil and Gas Company; Chesterfield Energy Corporation, Agent/Jen Associates; Jen Associates; Clint Hurt & Associates, Inc.; Enterprise Energy K; Consolidation Coal Company, Ray Brothers Corporation, Ray Brothers Drilling Company; James S. Ray, Agent; Continental Petroleum Company, Robert Jones; Robert Jones, Agent d/b/a Continental Petroleum Company (Trio); Robert
R. Jones, Agent d/b/a Rockwell Petroleum Company; Continental Reserves Oil Company; Eastern American Energy Corporation, Agent; J&J Enterprises, Inc.; Apollo, Ray Resources, Great Western; Edisto/NRM; Elahs Gas Company, Inc., Agent; Jack C. Dyer, Sr. and Jack C. Dyer, Jr.; d/b/a D&D Gas Company; Jamar Land Company, Inc.; Elahs Gas Company, agent for Badger Oil & Gas Company; EMAX Oil Company, Agent; Five Star Gas Company, Agent; John W. Stone and Charles O. Hardman d/b/a Massa

Oil Company; John W. Stone; Bruce Foster; D. Richard Fox,
Individually and as Agent; D.G. Haney, Inc., Agent; Huntington-Oklahoma Oil Company; Hunt-Oklahoma Oil Company and Midway City Gas Company; King Gas Company; The Jack Company, successor in interest to J&J Enterprises, Inc.; Indiana Area School District and Plum Production, Inc., by and through their agent The Jack Company; Plum Production, Inc., by and through its agent The Jack Company; Jackson Well Service, Agent; Johnson Exploration Company; Thomas
A. Leeper; Liberty Oil & Gas Corporation, Agent; D.C. Malcolm, Inc., Agent; Pilot Oil & Gas; D.C. Malcolm, Inc., successor to Geosonic, Inc.; McCabe Land Company; Robert E. O'Neill, Trustee for Robert E. O'Neill Living Trust; PIP Petroleum Corporation; Peake Operating Company, Agent; Presidio Oil Company; Betty Quick, Agent; C.E. Richner, Agent; R.E. Riley & Company; C.E. Richner, Agent; Sigma Corporation; Boyd Oil & Gas, Inc.; Gilbert Exploration Co.; Gilbert Imported Hardwoods, Inc.; Gilbert Exploration Company, Inc.; Grey Eagle Construction Company; C.F. Shewey; C.F. Shewey, Agent; Rubin Resources, Inc., Agent; Blue Creek Gas Company; Joe Rubin & Sons, a partnership; Estate of Alton Skinner; Clyde Smith, Agent; Bill & Jessie, Inc., as successor to William H. Smith and Jessie H. Smith; Synder-Armclar Gas Co., Agent; Southeastern Gas Company; Cumberland Gas Company; Michael L. Thomas; Tri-Country Oil & Gas, Inc., Agent; U.S. Energy Development Corp., Agent; U.S. Energy Development Corp., individually and as agent for Oilmark and Company, Inc., U.S. Energy Development Corp., successor to American Penn Energy Inc., and as agent for American Penn Energy Inc.

II.      OVERVIEW OF THE PLAN

         THE FOLLOWING IS A BRIEF OVERVIEW OF CERTAIN MATERIAL PROVISIONS OF THE PLAN. THIS OVERVIEW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT 1. ADDITIONALLY, SECTION VII, "PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS," OF THIS DISCLOSURE STATEMENT CONTAINS A DETAILED NARRATIVE DESCRIPTION OF THE TREATMENT OF CLAIMS AND MECHANICS FOR IMPLEMENTATION UNDER THE PLAN.

         A.  REORGANIZED TCO

         Under the Plan, Reorganized TCO will remain a wholly-owned subsidiary of Columbia, will continue to operate as a transporter and storer of natural gas, and will retain ownership of its extensive network of pipelines, storage and related facilities. The Plan does not provide for changes to TCO's current management other than in the ordinary course of business. See Section VII.I.4, "Corporate Governance, Directors and Officers."

         B.  SUMMARY OF DESCRIPTION OF CLASSES AND DISTRIBUTIONS

         The Plan contemplates the distribution to TCO's Creditors of value of approximately $3.9 billion, a settlement of the Intercompany Claims Litigation, settlement of Customer Claims, and settlement of litigation over Producer Claims and certain other matters resolved by the Columbia Omnibus Settlement. All distributions to Creditors, other than to Columbia in respect of the Columbia Secured Claim and to certain Rejecting Producers and holders of Disputed General Unsecured Claims in respect of a portion of their Claims, will be in cash to be provided by Reorganized TCO with such payments guaranteed by Columbia.

         The Plan proposes a comprehensive settlement with Customers of their Claims against TCO and of certain of TCO's recovery rights under applicable FERC regulations. The proposal is consistent with the agreement reached between TCO and a significant number of its Customers and affected State Public Service Commissions and Consumer Advocates offices after extended negotiations, and which has been submitted to FERC for approval.

         The Plan proposes a global settlement with Producers as well. A Settlement Value is proposed for each Producer Claim in the amount that the Claim was previously Allowed, if applicable, or in the amount at which TCO agrees the Claim should be Allowed. If a Producer accepts the Settlement Value proposed for its Claim, such Claim will, subject to Bankruptcy Court approval, be Allowed at its Settlement Value, in Class 3.1 if the Settlement Value is not more than $25,000, and if more than $25,000, in Class 3.3 or Class 1.2.

         Additionally, an Allowance Amount is proposed for each General Unsecured Claim in the amount that the Claim was previously Allowed, or if applicable, or in the amount at which TCO agrees the Claim should be Allowed. If a holder of a Disputed General Unsecured Claim accepts the Allowance Amount proposed for its Claim, such Claim will, subject to Bankruptcy Court approval, be Allowed at its Allowance Amount, in Class 3.1 if the Allowance Amount is not more than $25,000, and in Class 3.4 if the Allowance Amount is more than $25,000.

         If the Plan is not consummated, any voluntary reduction made to a Claim, by acceptance of a Settlement Value, or an Allowance Amount, or otherwise, may, at the option of the holder of such Claim, be nullified.

         The following table summarizes each category of Claims and Interests and indicates, where appropriate, the classification of Claims and Interests, the estimated amount at which Claims in each Class will be Allowed, and the percentage distribution for each Class based on those estimates.

         The estimated Claims amounts in the following table are as of an assumed Effective Date of December 31, 1995.(1) Such amounts constitute TCO's present estimates of the amounts of such Claims upon resolution of all Disputed Claims and reflect the Settlement Values for Producer Claims and Allowance Amounts for unliquidated General Unsecured Claims discussed above. See Section VII.A.2.c.(iv) "Plan Treatment of Claims and Summary of Other Plan Provisions". The estimated amounts for Secured Claims include, where appropriate, estimates of accrued post-

______________________

(1) All references to the Effective Date in this Disclosure Statement assume an Effective Date of December 31, 1995. The actual Effective Date may be different from the assumed Effective Date set forth herein for a variety of substantive and scheduling reasons, including the ultimate date set by the Bankruptcy Court for the Confirmation hearing and the date upon which conditions to the Effective Date have been satisfied or, if waivable, waived. See Section VII.B, "Conditions to the Effective Date". TCO believes that changes to the Effective Date through June 28, 1996 will not materially adversely impact on the distributions to Creditors under the Plan.

petition interest on pre-petition secured indebtedness through the Effective
Date.

         The total amount of all Claims Filed against TCO's Estate is materially in excess of the total amount of Allowed Claims reflected in the table below and assumed in the development of the Plan. Many Claims have been Allowed but virtually all Producer Claims are unliquidated, although the Initial Accepting Producers have agreed to Settlement Values for their Claims, subject to the approval of the Bankruptcy Court. Based upon its review of the Claims as Filed and the impact on Producer Claims of the Claims Mediator Report, TCO believes that many of the Claims were Filed in amounts that are well in excess of the amounts that will ultimately be Allowed and that the Disputed Claims are likely to be Allowed at lower amounts in the ranges projected below.

         The estimates of Allowed Claims and distributions reflected in the table below assume that each Claim for which a Settlement Value is proposed will be Allowed at its Settlement Value, each Claim for which an Allowance Amount is proposed will be Allowed at its Allowance Amount, and that all other Claims will be Allowed at amounts which approximate TCO's adjusted book amounts. However, the level at which Claims are ultimately Allowed could be greater or less than those assumed amounts. See Section VIII, "Risk Factors".

         This summary describes distributions to the holders of Claims which are Allowed as of the Effective Date except where otherwise indicated. Claims which are not Allowed Claims on the Effective Date will be paid on a quarterly basis as such Claims become Allowed, except that Professional Claims will be paid by Reorganized TCO within ten (10) days of Allowance and the IRS Claim will be paid as set forth in the table below. A portion of the distribution for Allowed Producer Claims may be paid on the thirtieth day after the Final Allowance Date. See Section VII.D.1, "Distributions on Claims."

         Class 3.1 Claims and Class 4 Claims are unimpaired and, consequently, do not vote on the Plan.

         Annexed to this Disclosure Statement as Exhibit 2 is the Payout Analysis Reflecting Emergence at December 31, 1995 (the "Payout Analysis").
The analysis sets forth the estimated level of distributions under the Plan for all Claims, classified and unclassified, and is premised upon the treatment of Claims provided herein, as well as the fulfillment of the numerous assumptions set forth in this Disclosure Statement.

        TABLE OF SUMMARY DESCRIPTION OF CLASSES AND THEIR DISTRIBUTIONS

DESCRIPTION AND ESTIMATION                                     DESCRIPTION OF DISTRIBUTION
OF CLAIMS AND INTERESTS                                        UNDER THE PLAN
- --------------------------                                     ------------------
1.  UNCLASSIFIED CLAIMS
    -------------------

PROFESSIONAL CLAIMS: Claims for unpaid fees and                Each holder of an Allowed Professional Claim
expenses of Professionals retained during TCO's                will receive cash in the amount of such Claim
Reorganization Case.                                           on the later of the Effective Date or the tenth
                                                               day after the Claim becomes Allowed.  Post-
         ESTIMATED CLAIMS AMOUNT:                              petition interest will be payable, to the
         $19.8 million                                         extent Allowed by the Bankruptcy Court, on
                                                               amounts held back by order of the Bankruptcy
         DISTRIBUTION: 100%                                    Court with respect to interim fee applications.
                                                               Professional Claims are unimpaired.




POST-PETITION OPERATIONAL CLAIMS: Claims                       Each Post-Petition Operational Claim will be
incurred by TCO in the ordinary course of its                  assumed by Reorganized TCO and paid in the
business post-petition, including post-petition                ordinary course of business according to the
Refund Claims and FERC-mandated post-petition                  terms of the transaction giving rise to such
interest thereon, tax obligations, trade vendor                Claim.  Post-Petition Operational Claims are
and supplier obligations and obligations under                 unimpaired.
contracts and leases, but excluding
Environmental Claims included in Class 4.1.

         ESTIMATED CLAIMS AMOUNT:
         Not applicable

         DISTRIBUTION: 100%

ASSUMED EXECUTORY CONTRACT CLAIMS:  Claims                     Each holder of an Allowed Assumed Executory
arising from the assumption by TCO of pre-                     Contract Claim will receive cash in the amount
petition executory contracts, including the Tax                of such Claim on the Effective Date or such
Allocation Agreement, and unexpired leases                     earlier or later time as may be authorized by
pursuant to section 365(b)(1) of the Bankruptcy                the Bankruptcy Court.  Any Assumed Executory
Code.                                                          Contract Claim that becomes an Allowed Claim
                                                               after the Effective Date will be paid in full
         ESTIMATED CLAIMS AMOUNT:                              in cash on the thirtieth day after the end of
         $35.3 million                                         the Calendar Quarter in which such Claim
                                                               becomes Allowed.  Assumed Executory Contract
         DISTRIBUTION: 100%                                    Claims are unimpaired.



U.S. TRUSTEE'S FEE CLAIMS:  The quarterly                      The U.S. Trustee's Fee Claims which remain
statutory fees owed to the United States                       unpaid and outstanding as of the Effective Date
Trustee.                                                       will be paid in full in cash on the Effective
                                                               Date.  U.S. Trustee's Fee Claims are
         ESTIMATED CLAIMS AMOUNT:                              unimpaired.
         $5,000

         DISTRIBUTION: 100%


MISCELLANEOUS ADMINISTRATIVE CLAIMS:  All                      The Miscellaneous Administrative Claims that
Administrative Claims not included in any other                remain unpaid as of the Effective Date will be
category of unclassified Claims, including (i)                 assumed by Reorganized TCO and paid in the
contingent indemnification Claims of officers,                 ordinary course of business according to the
directors and employees of TCO, including                      terms of the transactions or events giving rise
indemnification Claims by (a) employees in                     to such Claims.  Miscellaneous Administrative
connection with pre- and post-petition personal                Claims are unimpaired.
injury and property damage actions brought
against them by third parties and (b) officers
and directors in connection with stockholder
class actions, (ii) post-petition personal
injury and property damage Claims, and (iii)
Claims arising pursuant to performance bonds
issued on behalf of TCO post-petition.

         ESTIMATED CLAIMS AMOUNT:
         Not applicable

         DISTRIBUTION: 100%

ADMINISTRATIVE RECOUPMENT CLAIMS:                              If any Administrative Recoupment Claim shall be
All Recoupment Claims (i.e., Claims of any                     upheld by a Final Order, the holder of such
Dissenting 3.2 Claimant to recoup from TCO or                  Claim shall be paid the Allowed amount of such
Reorganized TCO any Refund Claims and the right                Administrative Recoupment Claim. Accepting 3.2
of any Dissenting 3.2 Claimant to set off its                  Claimants, pursuant to the Waiver Agreement,
WACOG surcharges against pre-petition Claims)                  waive their Administrative Recoupment Claims.
entitled to administrative priority pursuant to                Administrative Recoupment Claims are
certain orders of the Bankruptcy Court.                        unimpaired.

         ESTIMATED CLAIMS AMOUNT:
         Not applicable (assumes all Customers
         are Accepting 3.2 Claimants)

         DISTRIBUTION: 100%

PRIORITY TAX CLAIMS: Claims attributable to                    Each holder of an Allowed Priority Tax Claim
income taxes, property taxes and any other                     will receive cash in the amount of such Claim,
taxes entitled to priority in payment pursuant                 on the Effective Date, if then Allowed, or, if
to section 507(a)(8) of the Bankruptcy Code.                   not then Allowed, on the thirtieth day after
                                                               the date on which such Claim becomes



         ESTIMATED CLAIMS AMOUNT:                              Allowed, provided, however, that the IRS Claim shall
         $137.3 million                                        be paid in quarterly installments commencing three
                                                               months from the Effective Date with interest at
         DISTRIBUTION: 100%                                    the rate set forth in the IRS Settlement
                                                               Agreement, unless Reorganized TCO, with the
                                                               consent of Reorganized Columbia, exercises its
                                                               right to prepay such Claim without premium or
                                                               penalty.  Any portion of any such Claim that
                                                               represents an obligation to pay post-petition
                                                               interest allocable to TCO under the Tax
                                                               Allocation Agreement or for which TCO is
                                                               required under the Tax Allocation Agreement to
                                                               reimburse Columbia or its other affiliates,
                                                               will be paid by TCO either as an Assumed
                                                               Executory Contract Claim, subject to the
                                                               approval of the Bankruptcy Court, or otherwise
                                                               as an Affiliate Tax Claim.  Priority Tax Claims
                                                               are unimpaired.





EAST LYNN CONDEMNATION OBLIGATION: TCO's                       The East Lynn Condemnation Award will be
obligation to turn over to CNR the funds                       delivered to CNR on the Effective Date.  The
received and held by TCO in trust for CNR for                  East Lynn Condemnation Obligation is
damages arising from the condemnation of the                   unimpaired.
East Lynn Property by the United States,
including income earned by TCO on those funds
through the Effective Date.

         ESTIMATED CLAIM AMOUNT:
         $62.5 million

         DISTRIBUTION: 100%

2.  SECURED CLAIMS
    --------------

CLASS 1.1:  DIP Facility Claims.                               Each Class 1.1 Claim will be paid in full on
                                                               the Effective Date, if then Allowed, or, if
         ESTIMATED CLAIMS AMOUNT:                              not, on the tenth day after such Claim becomes
         $2 million                                            Allowed.  The DIP Facility will terminate by
                                                               its terms on the Effective Date.  Any
         DISTRIBUTION: 100%                                    Deficiency Claim will be treated as an
                                                               Administrative Claim in accordance with Section
                                                               364(c) of the Bankruptcy Code.  Class 1.1
                                                               Claims are unimpaired.


CLASS 1.2:  Secured Producer Claims, consisting                Each holder of an Allowed Class 1.2 Claim will
of Claims arising from pre-petition gas                        receive, on the Effective Date, if then
purchases by TCO to the extent such Claims are                 Allowed, cash equal to the lesser of (i) the
secured by statutory liens.                                    Allowed amount of the Claim, and (ii) the value
                                                               of the collateral as determined by the
         ESTIMATED CLAIMS AMOUNT:                              Bankruptcy Court.  Any Class 1.2 Claim that
         $0                                                    becomes Allowed after the Effective Date will,
                                                               on the thirtieth day after the end of the
         DISTRIBUTION: 100%                                    Calendar Quarter in which such Claim becomes
                                                               Allowed, receive the treatment



                                                               described in the preceding sentence.  Any resulting
                                                               Deficiency Claim will be treated in the appropriate
                                                               category of Class 3.  Class 1.2 Claims are
                                                               unimpaired.  Class 1.1 Claims are unimpaired.


CLASS 1.3:  Other Secured Claims not included                  Each holder of an Allowed Class 1.3 Claim will
in Classes 1.1, 1.2 or 2.1, including setoff                   receive, on the Effective Date, if then
Claims permitted under section 553 of the                      Allowed, at the option of TCO, (i) cash in an
Bankruptcy Code.                                               amount equal to the lesser of (x) the Allowed
                                                               Amount of such Claim and (y) the value of the
         ESTIMATED CLAIMS AMOUNT:                              collateral securing such Claim, (ii)
         $163,000                                              reinstatement of the maturity of such Claim and
                                                               the curing of all defaults in connection
         DISTRIBUTION: 100%                                    therewith, or (iii) permission to set off such
                                                               Claim.  Any Class 1.3 Claim that becomes an
                                                               Allowed Claim after the Effective Date will, on
                                                               the thirtieth day after the end of the Calendar
                                                               Quarter in which such Claim becomes Allowed,
                                                               receive the treatment described in the
                                                               preceding sentence.  Any resulting Deficiency
                                                               Claim will be treated in the appropriate
                                                               category of Class 3.  Class 1.3 Claims are
                                                               unimpaired.


CLASS 2.1:  The Columbia Secured Claim,                        On the Effective Date, Columbia will receive in
including costs and post-petition interest at                  respect of the Columbia Secured Claim,
the appropriate interest rate provided in the                  (i) newly issued secured debt securities of
relevant loan documents, calculated as provided                Reorganized TCO having a principal amount
in Exhibit B to the Plan.                                      calculated to provide Reorganized TCO with an
                                                               appropriate funded debt-to-equity ratio as of
         ESTIMATED CLAIMS AMOUNT:                              the Effective Date and (ii) the right to retain
         $1,984 million                                        the stock of TCO, with the remainder of the
                                                               Columbia Secured Claim to be contributed to the
                                                               capital of Reorganized TCO.  The Class 2.1
         DISTRIBUTION: See Description                         Claim is impaired.
         of Distribution


3.  UNSECURED CLAIMS
    ----------------

CLASS 3.1:  Unsecured Claims (other than any                   TCO will pay each holder of an Allowed Class
Customer Regulatory Claim the holder of which                  3.1 Claim in cash or, in the case of a Customer
does not execute a Waiver Agreement prior to                   Refund Claim, in cash or by credit to an
the Effective Date) that are Allowed in amounts                appropriate rate mechanism, on the Effective
that do not exceed $25,000.                                    Date, if the Claim is then Allowed, or, if not
                                                               then Allowed, on the thirtieth day after the
         ESTIMATED CLAIMS AMOUNT:                              end of the Calendar Quarter during which such
         $8.0 million                                          Claim becomes Allowed.  Class 3.1 Claims are
                                                               unimpaired.
         DISTRIBUTION: 100%







CLASS 3.2:  GRI Claims and all Customer                        If Class 3.2 accepts the Plan, each
Regulatory Claims not included in Class 3.1.                   holder of an Allowed Class 3.2 Claim that votes
This Class excludes environmental obligations                  to accept the Plan (and thereby agrees to the
and liabilities owed to Customers.  The                        Waiver Agreement) or, not having voted for the
Customer Regulatory Claims include Claims (i)                  Plan, prior to the Effective Date executes a
that are the subject of or are otherwise                       written Waiver Agreement (in either case, an
affected by the Trust Fund Decision, (ii) that                 "Accepting 3.2 Claimant"),  will receive the
arise from the 1990 Rate Case, (iii) for                       following treatment, subject to the applicable
asserted refund rights which are the subject of                provisions of the Customer Settlement Proposal
the BG&E Case and (iv) for other types of                      (i) that to which it is entitled under the
regulatory refunds owed to Customers.  Class                   Trust Fund Decision and any Final Orders in
3.2 Claims include interest in certain                         furtherance thereof, with post-petition
instances as and to the extent described in the                interest in accordance with the FERC Interest
definition of the term "Refund Claim" in the                   Order, (ii) 80% of the pre-petition amount and
Plan.                                                          100% of the post-petition amount to which it is
                                                               entitled under the 1990 Rate Case Settlement
         ESTIMATED CLAIMS AMOUNT:                              with interest as provided in the 1990 Rate Case
         $175.2 million                                        Settlement in full satisfaction of its 1990
                                                               Rate Case Claims, (iii) its allocable share of
         DISTRIBUTION:                                         $52.5 million in settlement of all BG&E Claims
         See Description of Distribution                       and (iv) an amount equal to 80% of the balance
                                                               of its remaining Regulatory Refund Claims.
                                                               Payment will be made in cash or over such
                                                               period of time and in such form as may be set
                                                               forth in the Customer Settlement Proposal or as
                                                               may be appropriate under the FERC Gas Tariff or
                                                               relevant FERC order.  The Waiver Agreement
                                                               provides for (i) the full settlement,
                                                               satisfaction, discharge and termination by the
                                                               Customer of all of its Disputed Refund Claims
                                                               as defined in the Plan, including withdrawal of
                                                               all of its Recoupment Claims and the
                                                               termination, with prejudice, of all litigation
                                                               and litigation rights with respect thereto,
                                                               (ii) an agreement not to object to any of the
                                                               provisions of the Customer Settlement Proposal,
                                                               including the recovery by Reorganized TCO from
                                                               Customers, in accordance with the terms of the
                                                               Customer Settlement Proposal, of certain Order
                                                               No. 636 transition costs, including amounts
                                                               payable under the Plan in respect of certain
                                                               recoverable gas cost Claims, and exit fees to
                                                               be paid by TCO to upstream suppliers to obtain
                                                               their consent to the termination of
                                                               transportation contracts with such pipelines,
                                                               (iii) agreement to the withdrawal, with
                                                               prejudice, of the intervention by the
                                                               Customers' Committee in the Intercompany Claims
                                                               Litigation and, except for the Customer
                                                               Committee's prosecution of its Motion to Unseal
                                                               Judicial Records, to the release of any



                                                               rights or interests in any judgment or other
                                                               recovery on account of the Intercompany Claims,
                                                               (iv) withdrawal, with prejudice, of such Customer's
                                                               appeal of the Bankruptcy Court's denial of
                                                               approval of the 1990 Rate Case Settlement and
                                                               (v) the acceptance of the treatment provided
                                                               for Accepting 3.2 Claimants in the Customer
                                                               Settlement Proposal and as described above.  If
                                                               Class 3.2 votes to accept the Plan, each Class
                                                               3.2 Claimant that does not vote to accept the
                                                               Plan and does not execute a written Waiver
                                                               Agreement prior to the Effective Date and each
                                                               holder of a Class 3.2 Claim if the Class does
                                                               not vote to accept the Plan (each, a
                                                               "Dissenting 3.2 Claimant"), will be entitled to
                                                               pursue its Claims by litigation in any
                                                               appropriate forum and will receive that to
                                                               which it may become entitled (i) under Final
                                                               Orders resolving its Recoupment Claims and
                                                               (ii) under the Trust Fund Decision and Final
                                                               Orders in furtherance thereof.  To the extent
                                                               no other priority is allowed by Final Order of
                                                               the Bankruptcy Court, the holder of such Claim
                                                               shall receive cash equal to the 72.5% of its
                                                               Allowed Claim remaining after application of
                                                               the payments made pursuant to clauses (i) and
                                                               (ii) above.  Class 3.2 Claims are impaired.

CLASS 3.3: Producer Claims not included in                     Producers will receive in cash on the Effective
Class 3.1.                                                     Date the Target Distribution Percentage [72.5%]
                                                               of their respective Allowed Claims if all
         ESTIMATED CLAIMS AMOUNT:                              Producers accept their Original Settlement
         $1,627.5 MILLION                                      Values.  If there are Rejecting Producers, then
                                                               the Producer distributions will be subject to a
         DISTRIBUTION (ESTIMATE):                              holdback of 5%.  Accepting Producers will
         72.5%                                                 receive the Initial Distribution Percentage
                                                               [68.875%] of their respective Settlement Values
                                                               on the Effective Date.  Rejecting Producers
                                                               will receive the Initial Distribution
                                                               Percentage of their Allowed Claims if and when
                                                               such Claims are Allowed.  If, after all Claims
                                                               of Producers have been Allowed, disallowed, or
                                                               withdrawn, the Claims of Producers have been
                                                               Allowed in the aggregate at less than the
                                                               aggregate of the Original Settlement Values
                                                               initially proposed for them, (i) holders of
                                                               Allowed Class 3.3 Claims will receive the
                                                               Target Distribution Percentage of their Allowed
                                                               Claims less any amounts previously paid to such
                                                               Producers and (ii) one half of the amount by
                                                               which the actual



                                                               distribution to Producers is
                                                               less than the distribution projected for
                                                               Producers (had they all accepted their Original
                                                               Settlement Values) will be distributed pro-rata
                                                               to all holders of Allowed Class 3.3 Claims. If
                                                               the Claims of Producers have been Allowed in
                                                               the aggregate at more than the aggregate of the
                                                               Original Settlement Values proposed for them
                                                               and the sum of the Initial Distribution
                                                               Percentage of the Allowed Class 3.3 Claims plus
                                                               the aggregate of all Allowed Producer Claims in
                                                               Classes 3.1 and 1.2 exceeds 105% of the
                                                               distribution projected for Producers, no
                                                               additional distribution will be made to the
                                                               holders of Allowed Class 3.3 Claims.  If the
                                                               Claims of Producers have been Allowed in the
                                                               aggregate at more than the aggregate of the
                                                               Original Settlement Values proposed for them
                                                               and the sum of the Initial Distribution
                                                               Percentage of the Allowed Class 3.3 Claims plus
                                                               the aggregate of all Allowed Producer Claims in
                                                               Classes 3.1 and 1.2 is less than 105% of the
                                                               distribution projected for Producers, an
                                                               additional distribution will be made to holders
                                                               of all Allowed Class 3.3 Claims, which amount
                                                               will vary depending upon the total aggregate
                                                               Allowed amount of all Producer Claims.  All
                                                               holders of Allowed Class 3.3 Claims will
                                                               receive interest on their distributions if
                                                               distributions to Producers commence after
                                                               January 31, 1996.  All Disputed Class 3.3
                                                               Claims will be resolved by litigation before
                                                               the Bankruptcy Court, or in the Claims
                                                               Estimation Procedures, as appropriate, or by a
                                                               settlement approved by the Bankruptcy Court.
                                                               All distributions to holders of Allowed Class
                                                               3.3 Claims shall be made in cash except that
                                                               Reorganized TCO shall have the option, with the
                                                               consent of Reorganized Columbia, to pay any
                                                               amounts due to any Rejecting Producer in excess
                                                               of 72.5% of the Original Settlement Value
                                                               proposed for such Rejecting Producer's Claim in
                                                               the form of securities of Reorganized Columbia
                                                               having a fair market value equal to the
                                                               distribution that Reorganized TCO has elected
                                                               not to pay in cash.  Class 3.3 Claims are
                                                               impaired.






CLASS 3.4:  Unsecured Claims that are not                      Each holder of an Allowed Class 3.4 Claim shall
included in any other Class.                                   be paid 72.5% of its Allowed Claim.  All
                                                               holders of Allowed Class 3.4 Claims will
         ESTIMATED CLAIMS AMOUNT:                              receive interest on their distributions if
         $56.3 million                                         distributions to Creditors commence after
                                                               January 31, 1996.  Distributions to holders of
         DISTRIBUTION (ESTIMATE):                              Allowed Class 3.4 Claims will be made on the
         72.5%                                                 Effective Date, if the Claims are then Allowed,
                                                               or, if not then Allowed, on the thirtieth day
                                                               after the end of the Calendar Quarter during
                                                               which such Claim becomes Allowed.  All
                                                               distributions to holders of Allowed Class 3.4
                                                               Claims shall be made in cash except that
                                                               Reorganized TCO shall have the option, with the
                                                               consent of Reorganized Columbia, to pay any
                                                               holder of a Disputed General Unsecured Claim
                                                               that does not accept its Allowance Amount any
                                                               amounts due to such holder in excess of 72.5%
                                                               of the Allowance Amount proposed for such
                                                               holder's Claim in the form of securities of
                                                               Reorganized Columbia having a fair market value
                                                               equal to the distribution that Reorganized TCO
                                                               has elected not to pay in cash.  Class 3.4
                                                               Claims are impaired.

CLASS 3.5:  Columbia Unsecured Claim                           Reorganized Columbia shall be paid in cash on
                                                               its Allowed Class 3.5 Claim an amount equal to
         ESTIMATED CLAIM AMOUNT:                               the lesser of (a) the same final distribution
         $351 million                                          percentage as holders of Allowed Class 3.3
                                                               Claims ultimately receive or (b) the same final
         DISTRIBUTION (ESTIMATE):                              distribution percentage as holders of Allowed
         72.5%                                                 Class 3.4 Claims ultimately receive.
                                                               Reorganized Columbia shall be paid the Initial
                                                               Distribution Percentage [68.875%] of its
                                                               Allowed Claim on the Effective Date and the
                                                               balance of the distribution, if any, on the
                                                               Final Allowance Date.  Reorganized Columbia
                                                               will receive interest on its distribution if
                                                               distributions to Creditors commence after
                                                               January 31, 1996.  Reorganized Columbia may use
                                                               all or any portion of the distribution that it
                                                               receives on its Allowed Class 3.5 Claim to fund
                                                               its obligations under the Columbia Omnibus
                                                               Settlement.  The Class 3.5 Claim is impaired.






4.  ASSUMED CLAIMS
    --------------

                                                               All such Environmental Claims shall survive and
CLASS 4.1:  Environmental Claims, consisting of                be unaffected by the Confirmation Order and
all pre- and post-petition environmental                       will be assumed and paid by Reorganized TCO if
compliance and remediation obligations to State                and when due and payable.  Class 4.1 Claims are
and Federal environmental enforcement and                      unimpaired.
regulatory agencies, including Claims under the
EPA Order, the Pennsylvania Environmental Order
and the Kentucky Environmental Orders, but
excluding all other non-consensual pre-petition
environmental penalty liabilities.

         ESTIMATED CLAIMS AMOUNT:
         Not applicable.

         DISTRIBUTION: 100%

CLASS 4.2:  Condemnation awards payable                        All such obligations shall survive and be
pursuant to the Bankruptcy Court's December 18,                unaffected by the Confirmation Order and will
1992 Order Authorizing TCO to Pay Condemnation                 be assumed and paid by Reorganized TCO if and
Awards Adjudicated Post-Petition Where No Bond                 when due and payable.  Class 4.2 Claims are
Has Been Posted.                                               unimpaired.

         ESTIMATED CLAIMS AMOUNT:
         $227,000

         DISTRIBUTION: 100%

CLASS 4.3:  Contingent Claims arising under or                 On the Effective Date, Reorganized TCO will
related to Claims Filed by the PBGC in                         assume its obligations relating to all employee
connection with employee benefit or pension                    and retiree benefit or pension plans or
plans or programs.                                             programs in existence as of the Petition Date
                                                               in full satisfaction of any and all Claims
         ESTIMATED CLAIMS AMOUNT:                              Filed by the PBGC.  Class 4.3 Claims are
         Not applicable.                                       unimpaired.

         DISTRIBUTION: 100%



CLASS 4.4:  Contingent Claims arising under or                 Class 4.4 Claims shall survive and be
related to Claims Filed by Columbia in                         unaffected by the Confirmation Order and will
connection with TCO's obligation to reimburse                  be assumed and paid by Reorganized TCO if and
Columbia for any payments Columbia is or may be                when due and payable.  Class 4.4 Claims are
required to make on behalf of TCO under surety                 unimpaired.
bonds issued for TCO's benefit.

         ESTIMATED CLAIMS AMOUNT:
         $7,000

         DISTRIBUTION: 100%




CLASS 4.5:  Claims of Columbia or any of its                   Claims in Class 4.5 shall survive and be
subsidiaries for any amount owed by TCO under                  unaffected by the Confirmation Order and will
the Tax Allocation Agreement remaining after                   be assumed and paid by Reorganized TCO if and
payment of Assumed Executory Contract Claims.                  when due and payable.  Class 4.5 Claims are
                                                               unimpaired.
         ESTIMATED CLAIMS AMOUNT:
         $0

         DISTRIBUTION: 100%


5.  INTERESTS
    ---------

CLASS 5:  Columbia's Interests, consisting of                  Columbia will receive no distribution in
all of the issued and outstanding common stock                 respect of its Interests.  Class 5 Interests
of TCO.                                                        are impaired.






III.     BUSINESS ISSUES

         A. TCO'S PRE-BANKRUPTCY CORPORATE STRUCTURE AND OPERATIONS; HISTORICAL INDUSTRY BACKGROUND

         TCO, a wholly owned subsidiary of Columbia, was incorporated in Delaware in June 1971. The formation of TCO consolidated into one company the business activities of numerous other Columbia subsidiaries, including wholesale natural gas sales, storage and transportation. After public notice, the SEC approved the consolidation, finding that it was "in the public interest."

         TCO operates an extensive natural gas pipeline network and storage fields in the eastern half of the United States. Its principal place of business is in Charleston, West Virginia. TCO employs approximately 3,000 people in eight states and the District of Columbia.

         Prior to the Petition Date, TCO purchased natural gas in the Southwest, Mid-Continent, Rocky Mountain and Appalachian producing areas for resale to its wholesale customers. This merchant business has been substantially eliminated for TCO and other pipelines as of November 1, 1993 by FERC's Order No. 636, issued April 8, 1992.

         TCO continues to provide interstate natural gas transportation, storage and related services to hundreds of Customers, including local distribution companies ("LDCs") (five of which are affiliates), brokers, marketers, producers and other shippers of natural gas in fifteen states and the District

                                      III-1
of Columbia. TCO's LDC Customers serve more than eight million retail customers.

         TCO also operates a series of underground natural gas storage fields in New York, Pennsylvania, Ohio and West Virginia, which consist of approximately 3,700 storage wells covering more than 800,000 acres, with total storage capacity of approximately 600 Bcf.(1)

         Prior to the 1980s, the U.S. natural gas industry was structured in a tripartite form: gas exploration and production, gas pipeline and gas distribution.(2) Producers sold gas at or close to the wellhead to pipeline companies. Pipeline companies transported it to other pipelines or to "City Gates"(3) where they resold it to LDCs. LDCs transported it locally and resold it to users within their service areas. Thus, pipeline companies were interstate transporters and wholesale "merchants"; LDCs were local distributors and retail "merchants." Neither were significant users of gas. Under this structure, pipeline companies constituted the predominant market

- ---------------
(1) "Bcf" is a volumetric measure representing a billion cubic feet of natural gas at standard pressure and temperature. Similarly, "Mcf," where used, represents a thousand cubic feet of natural gas at standard pressure and temperature.

(2) Pipeline companies often owned exploration and production properties. As a result of regulatory changes in the early 1980s, many pipelines (including TCO) transferred such properties to separate affiliates.

(3) This term refers to the interconnection between a pipeline company and a local distribution company system.


                                      III-2
         for producers and virtually the only source of supply for LDCs. (4)

         In 1938, the NGA commenced Federal regulation of the interstate pipeline segment of the industry by the Federal Power Commission ("FPC", now known as FERC).(5) The NGA provided for Federal utility-type regulation of the interstate sale and transportation of gas to ensure "just and reasonable" rates and required that services and certain facilities be justified by "public convenience and necessity."

         Until the mid-1980s, with minor exceptions, the FPC and then FERC accepted and continued (i) the function of pipeline companies as wholesale merchants, (ii) the requirement that a pipeline have sufficient long-term supplies to assure customers and the FPC or FERC that it could meet its certificated service obligations to its customers, (iii) the substantial dependence of producers on pipeline companies as purchasers of their gas production and (iv) the dependence of LDCs on pipeline companies as wholesale suppliers.

         Under the FPC's interpretation of the "just and reasonable" rate standard of the NGA and the FPC's Purchase Gas Adjustment

- ---------------
(4) Certain gas "systems," including Columbia's, were partially integrated, i.e., in some instances an affiliate within the system was the producer, pipeline and/or LDC.

(5) On October 1, 1977, pursuant to the provisions of the Department of Energy Organization Act, Public Law 95-91, Stat. 565 (Aug. 4, 1977) and Executive Order No. 12009, 42 Fed. Reg. 46267 (Sept. 15, 1977), the FPC ceased to exist and most of its functions were transferred to FERC.


                                      III-3

("PGA") regulations adopted in the early 1970s, (6) pipeline companies could not "mark up" the price of gas they purchased from producers and were entitled to recover only their weighted- average cost of gas plus an amount (which included a fair return on capital) calculated to compensate the pipeline for the transmission of the gas from the area of production to the relevant market area. Under the "public convenience and necessity" standard, pipelines were required to demonstrate, before expanding facilities or services, that the markets to be served required additional facility investment or service offerings and that they had under contract (or could obtain) sufficient gas to utilize the new facilities and services.

         The typical format for contractual relations between gas production companies and gas pipeline companies was, until the advent of the "spot market" in the mid-to-late 1980s, the "take-or-pay" contract. The seller obligated itself, long term, to make gas available from identifiable acreage either up to a stipulated quantity or to the extent it was deliverable. The purchaser obligated itself to purchase a fixed percentage of such gas or, upon its failure to do so, to pay the unit price for the quantities not taken up to the fixed percentage of deliverability (i.e., the "take-or-pay percentage"). Generally, these take-or-pay payments could be recouped by applying them

- ---------------
(6) In 1972, the FPC established the PGA mechanism by which pipeline companies such as TCO could recover or "track" changes in their cost of purchased gas on a timely basis without the necessity of filing general rate cases under section 4(e) of the NGA.


                                      III-4

(usually for a limited period) to future purchases of gas in excess of the then applicable take-or-pay percentage.

         B.      EVENTS LEADING TO THE FILING OF TCO'S
                 REORGANIZATION CASE

                 1.       GAS SHORTAGES AND REVERSAL OF FEDERAL GAS PRICE
                          POLICIES

         With the expansion of the markets for natural gas following World War II, interstate pipelines' gas purchase costs began to escalate substantially. The NGA was then construed to require regulation (both price and non-price) of wellhead sales by producers into interstate transportation systems. While the FPC in due course departed from a strict utility-type regulation of such wellhead prices, the price levels that it did impose greatly reduced the incentives of gas producers to develop new production for, or to commit production to, interstate sales.

         In the 1970s, the nation experienced a severe and extended shortage of natural gas in the interstate market. The principal cause of this shortage was the low regulated wellhead prices imposed by the FPC on gas purchased by interstate pipelines such as TCO. This price regulation artificially depressed interstate gas prices and resulted in great disparities between the prices for federally regulated interstate natural gas and the prices of alternate fuels and intrastate natural gas. This price disparity discouraged both the exploration for and development of natural gas reserves and the commitment of such reserves by producers to the interstate market. As these price disparities


                                     III-5
increased, the demand for natural gas far exceeded available supplies, especially in the interstate market.

         The shortages of natural gas supplies in the interstate market caused by federal regulatory decisions were exacerbated by an increase in demand for natural gas brought about by the steep rise in oil prices following the formation of the OPEC cartel.

         In 1971, several interstate pipelines instituted curtailment plans, approved by the FPC, to allocate the shortages of natural gas on their systems. TCO instituted a curtailment plan commencing in 1972. The level of curtailments grew each year through the winter of 1976-77, when the coldest winter on record in the eastern United States forced factories, businesses and schools to close for brief periods for lack of natural gas for both heating and industrial production. These closings generated a sense of national crisis, which was responded to by Congressional legislation and internal measures undertaken by interstate pipelines.

         In 1978, Congress enacted the Natural Gas Policy Act of 1978 ("NGPA"), which retained the existing regulation of the price of some "old gas," but created substantially higher maximum lawful prices for "new gas" and certain categories of old gas. The variations in these higher price levels were intended to correspond to the relative costs and risks of finding and bringing various types of undeveloped reserves into production and maintaining production from depleting reserves.


                                      III-6

The price for some categories of gas was deregulated almost immediately and other categories were scheduled for phased price deregulation commencing in 1985.

                 2.       EMERGENCE OF THE GAS "BUBBLE" AND
                          THE EFFECT ON TCO

         After the NGPA was enacted, exploration and production activities accelerated. Pipelines were now authorized to pay higher prices that provided producers with the incentive to find and develop more reserves. Pipelines were thus able to compete with intrastate markets and contracted for large quantities of additional new, but higher priced, gas in order to cure existing shortages and to secure future supplies to meet their public service obligations. Both private and government analysts projected continuing increases in crude oil and natural gas prices, and the geologic availability of sufficient domestic gas supplies was questioned. These projections and the pent-up demand for gas by consuming markets created a seller's market for new gas supplies. In return for commitments of new or increased gas supplies, producers were able to obtain the highest permissible pricing formulae, high take-or-pay levels, and maximum protection against future contingencies.

         The NGPA achieved its objective of eliminating gas shortages within a few years. Gas supplies available to the interstate market increased substantially, while high prices operated to reduce the demand for natural gas. Supplies of natural gas soon exceeded market requirements for gas. On a blended cost basis, natural gas supplies also became more

                                      III-7
expensive as the proportion of old low-priced supplies decreased in relation to high-priced supplies. By the end of 1982 the price of crude oil and fuel oil (which is competitive with natural gas) had declined. Further, because of energy conservation and a recession in heavy industry, the market for natural gas was then stagnant.

         These phenomena, together with the enormous NGPA-derived increases in the supply and price of gas, created a surplus of natural gas, called the "bubble." The bubble was viewed by virtually all observers and commentators in government and industry as temporary.

         In the mid-1980's, most major pipelines found themselves with excess supplies of gas under contracts with price and take-or-pay levels that were not responsive to the market. The higher the gas cost reflected in pipeline tariffs, the less attractive pipeline gas became in the marketplace. The response of the pipeline industry included attempts to seek relief from FERC through special marketing programs, requests that FERC declare non-market responsive gas purchase contracts unlawful under section 5 of the NGA, and in some instances, court tests as to whether the defense of force majeure excused pipelines from their expensive take-or-pay obligations. These efforts failed to resolve the pipeline industry's mounting take-or-pay and excess supply problems.

         Some of TCO's Customers and others challenged TCO's attempts to recover the costs of purchasing gas under its long-

                                      III-8
term contracts. In January 1984, FERC found that TCO had acted improperly in discharging its duty to provide adequate gas supplies at the lowest reasonable price. FERC concluded that TCO failed to ensure that over the long term its gas costs wouldbe competitive with alternate fuel prices in TCO's service territory. This decision put at risk the recovery by TCO of hundreds of millions of dollars in gas costs under existing Producer contracts.

         In order to avoid continued litigation, TCO commenced settlement discussions with Customers, FERC staff and others. In June 1985, FERC approved a settlement (the "PGA Settlement"), among TCO, its Customers and other interested parties whereby TCO reduced and froze its sales commodity rate for two years, and Customers agreed to make every effort to purchase specified quantities of gas from TCO. The PGA Settlement resulted in write-offs for TCO in excess of $400 million in 1985 and 1986, and subjected it to potentially substantial future losses if its high-priced supply contracts could not be renegotiated.

         Later in 1985, TCO undertook a major initiative to reform its large Southwest Producer contracts with prices above the prevailing market price (the "Producer Price Reduction Purchase Plan" or "PPRPP"). From 1985 through 1987, TCO paid approximately $1 billion to Producers, including approximately $800 million paid primarily pursuant to the PPRPP to Southwest Producers, to reform the price, take-or-pay and other provisions in its Producer contracts.


                                     III-9

                 3.       THE ADVENT OF "OPEN ACCESS" AND "UNBUNDLING"

         Due to changes in the energy marketplace caused by the legislative and regulatory actions described above, the price of gas purchased by LDCs from pipelines came to significantly exceed the cost of purchasing gas directly from producers and paying a pipeline to transport it. But the LDC's were, at least in part, foreclosed from pursuing alternatives by the Federally-approved "pipeline-as-merchant" structure of the industry.

         Responding to this situation, in October 1985, FERC issued Order No. 436, which encouraged pipelines to accept blanket certificates to transport gas for any party, provided that the pipelines offered the service on a non-discriminatory basis to all potential customers. Such "open access" transportation was to be available even if it resulted in a displacement of sales by the transporting pipeline. TCO accepted its open-access transportation certificate in early 1986, followed shortly thereafter by virtually all other major interstate pipelines. However, this solution left the pipelines "holding the bag," as the United States Court of Appeals for the D.C. Circuit put it at the time, because the pipelines would continue to bear the cost of their high-priced supply contracts, which they had secured to satisfy their public service obligations to customers and to avoid future shortages of gas.

         After the freeze on TCO's sales rate agreed to in the PGA Settlement ended on April 1, 1987, controversies about TCO's

                                     III-10
ongoing gas costs and its attempt to recover from Customers a portion of its PPRPP payments ensued. TCO, its Customers and others eventually reached a "Global Settlement" in 1989, which resolved these controversies, provided new and increased services for Customers, and established for TCO a Gas Inventory Charge ("GIC") in connection with its sales service.(7) The Global Settlement also provided a mechanism whereby TCO had the opportunity to recover from Customers an estimated $217 million of its PPRPP payments.

                 4. FURTHER FEDERAL ACTIONS AFFECTING THE COST OF PIPELINE "MERCHANT" GAS

         In July 1989, Congress enacted the Natural Gas Wellhead Decontrol Act of 1989 (the "Decontrol Act"), which deregulated, effective January 1, 1993, the price of all gas, including categories of gas that were to be forever regulated under the NGPA. This deregulation made certain alternative pricing formulae in pipelines' take-or-pay contracts potentially applicable starting in 1993. These alternative formulae would generally result in higher contract prices and higher weighted

- ---------------
(7) The purpose of the GIC generally was to provide TCO, under certain circumstances, with a source of revenue that would compensate it
         (at least in part) for its costs in maintaining firm gas supplies to meet its wholesale Customers' indicated requirements. TCO was given an opportunity to charge its Customers $.35 per dekatherm for the amount by which Customer purchases fell below certain levels, provided that TCO met an annual "comparability test" by having an average sales commodity rate no higher than those of certain specified pipelines. Any such revenues could be used by TCO to offset ongoing gas supply costs. Such revenues could be retained for a five-year period. Any amounts remaining thereafter were to be returned to the Customers.

                                     III-11
average gas costs for TCO. The Decontrol Act also eliminated any need for FERC authorization for a producer to stop selling gas to one purchaser and to sell that gas to another purchaser. This made it somewhat easier for customers and competitors of pipelines to acquire gas directly from producers instead of pipelines.

                 5.       TCO'S 1991 "EXCESS SUPPLY CRISIS"

         Although TCO met the comparability test under the Global Settlement and collected GIC revenues of approximately $22 million for the contract year ending October 31, 1990, it was unable to do so for the subsequent twelve-month period for several reasons. First, the winter of 1989-90 had, in the aggregate, been unusually warm across the eastern United States, and the twelve months of 1990 were the warmest in TCO's history. The warm weather continued in 1991, setting an all-time record for the fifteen-month period from January 1990 through March 1991. TCO's sales and earnings were far less than projected as warm winter weather decreased the demand for gas and spot market prices fell. In February 1991, when spot market prices were expected to be at their annual peak, they plummeted to unprecedented low levels for the winter heating season.

         Second, the lower demand experienced in TCO's service territory during the 1990-91 winter freed up additional capacity on pipelines, including TCO's, that was used by Customers to transport gas which they purchased on the spot market directly from producers and marketers. As a result, TCO's sales for the

                                     III-12

1990-1991 winter fell to 111 Bcf, half the anticipated sales level.

         Simultaneously, production under several contracts that had not been renegotiated by TCO in 1985 increased, forcing TCO to take (or pay for) increasing volumes of high-priced gas. In addition, several other contracts became uneconomic when spot market prices declined sharply. Consequently, TCO commenced a contract buydown program in the latter half of 1990. Several targeted gas supply contracts were successfully reformed pursuant to this program, but it was only partially completed when price and supply conditions worsened further in 1991.

         The sharp drop in sales and the rise in high-priced supply further increased TCO's gas supply management costs and its related borrowing requirements. In response to these business conditions, TCO revised its operating and financial plans, undertook steps to reduce operating expenses, decreased its planned capital expenditures, and pursued studies of new rate designs and rate structures.

         During the first quarter of 1991, TCO also undertook various extraordinary operating steps to protect the integrity of its storage operations and to minimize its contractual exposure. TCO reached agreement with its Customers and received FERC approval to waive certain provisions of its rate schedule for gas storage service provided to its Customers. The waiver permitted Customers to postpone delivery of approximately 38 Bcf of third-party gas to TCO for injection into storage from the

                                     III-13
summer of 1991 to the summers of 1992 and 1993. In return TCO agreed to make equal quantities available to such Customers during the 1991-92 heating season and to protect them if spot-market gas prices were higher in the summers of 1992 or 1993 (when they were to purchase replenishment gas).(8)

         By late March 1991, a number of natural gas price projections, including those developed internally for the entire Columbia System, were substantially reduced for the period 1991-1995 because of the gas surplus caused by continued warm weather and exploration and drilling reports for 1990 that indicated substantial increases in activity. Columbia System forecasts in 1990, in line with general industry forecasts, had predicted a spot market price in January/February 1991 of approximately $2.40 per Mcf with gradual increases in future years. The actual February 1991 spot price was in the range of $1.40 per Mcf. The new forecasts predicted spot prices over several subsequent heating seasons at $.85 to $.90 per Mcf lower than the prices forecasted in 1990.

         In light of these revised price projections, TCO's merchant gas was projected to be less competitive than previously anticipated, even assuming the successful completion of the previously announced Producer renegotiations. Consequently, gas sales were projected to be insufficient to avoid substantial

- ---------------
(8) This agreement was revised with Bankruptcy Court approval in March 1992 to provide for the postponed quantities to be redelivered to TCO in the summer of 1992, thus mitigating the exposure to TCO for increased costs under the arrangement.


                                     III-14
future gas supply management costs. In addition, TCO projected that it would not be able to meet the comparability test for collecting GIC revenues.

         In mid-to late May 1991, TCO began to finalize its ongoing studies, the costs associated with such problems and the feasibility of various possible responses, including seeking regulatory changes in the merchant function and rate restructuring. These studies were designed to yield fundamental structural solutions to resolve TCO's gas supply problems and to estimate the amount by which TCO's potential gas supply costs exceeded predicted spot market prices. The studies focused on the impact of the substantially reduced forecasts of spot market prices, the effect of pending deregulation and increases in deliverability under some contracts.

         In early to mid-June 1991, Columbia's management reviewed TCO's recommendations, which included a proposed buydown of all of its high-cost purchase contracts to market-based prices. Columbia's Board of Directors was presented with the financial planning analyses, excess gas cost studies, the reports of other studies and projects, and management proposals for dealing with the excess gas cost problem. The Board was informed that, based on the information available at that time, the present value of the total excess of all gas costs above predicted spot market prices for the following ten years could exceed $1 billion. The analyses underlying this estimate were refined throughout June and July. Following the Petition Date, TCO continued to refine

                                     III-15
the studies, which became known as the Life of Reserve Study (the "LOR Study").

         The Board endorsed the recommendation of TCO management to undertake a comprehensive effort to terminate all of its above-market gas purchase contracts by offering Producers up to $600 million of short-term TCO obligations under the PSP.

         On June 19, 1991, Columbia announced that a substantial portion of the projected exposure of nearly $1 billion on above-market priced gas purchase contracts would likely be charged to income in the second quarter; that TCO was launching a comprehensive effort to renegotiate or terminate all of its above-market gas purchase contracts; that Columbia had suspended the dividend on its common stock; and that it was meeting with bank lenders in an effort to re-establish its credit facilities on revised terms.

         Following the June 19, 1991 announcement, it was no longer possible for Columbia to issue commercial paper or borrow under its bank credit lines. Because Columbia only had sufficient cash on hand to fund the operational needs of its subsidiaries for a short time, it was unable to pay maturing short-term debt obligations.

         During June and July 1991, TCO entered into negotiations with its high-cost Producers. This time period proved

                                     III-16
insufficient to bring these numerous negotiations to a conclusion. (9)

         During this period, Columbia entered into intense negotiations to reestablish its lines of credit, but an acceptable agreement could not be reached in a timely manner. As a result of these financial difficulties, on July 31, 1991, Columbia and TCO filed for protection under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.











- ---------------
(9)   TCO's financial problems worsened when the West Virginia Supreme
      Court of Appeals, in an otherwise unrelated decision, ordered that TCO must post a $10 million bond by July 29, 1991, in order to stay execution pending appeal of a $29.5 million judgment against it in Bruen v. ColumbiaGas Transmission Corporation. The Bruen judgment was ultimately invalidated in its entirety by the West Virginia Supreme Court.


                                     III-17

IV. CURRENT AND FUTURE OPERATIONS; CUSTOMER AND UPSTREAM PIPELINE ISSUES AND SETTLEMENTS.

          A.    TCO'S IMPLEMENTATION OF ORDER NO. 636 RESTRUCTURING

                1.        GENERAL OVERVIEW

          On April 8, 1992, FERC issued Order No. 636, its final Rule on Pipeline Service Obligations and Equality of Transportation Services by Pipelines.(1) FERC stated that this rule, which is often referred to as the "Restructuring Rule," was the final stage in the transition of the pipeline industry to one in which pipelines function principally as transporters of gas purchased by others directly from producers and other suppliers. These regulatory changes were designed by FERC to increase the competitive structure of the natural gas industry while maintaining adequate and reliable service to consumers.

          The Restructuring Rule:

          (i) required pipelines to "unbundle" their sales, or merchant function, from their transportation and other functions by moving the point at which pipeline sales to wholesale customers (if any) take place, the effect of which has been virtually to eliminate the interstate pipeline merchant service;





- ---------------
(1)   Pipeline Service Obligations and Revisions to Regulations
      Governing Self-Implementing Transportation; and Regulation of Natural Gas Pipelines After Partial Wellhead Decontrol, 57 Fed. Reg. 13,267 (April
      16, 1992); III FERC Stats. & Regs. Preambles paragraph 30,939 (April 8,
      1992); order on reh'g, Order No. 636-A, 57 Fed. Reg. 36,128 (August 12,
      1992), III FERC Stats. & Regs. Preambles paragraph 30,950 (August 3, 1992) order denying reh'g, Order No. 636-B, 57 Fed. Reg. 57,911 (December 8,
      1992), 61 FERC paragraph 61,272 (November 27, 1992).

          (ii) established the principle of equality of pipeline services for all customers, regardless of whether they buy gas from a pipeline or some other supplier;

          (iii) re-designed gas pipeline rates to the straight fixed variable ("SFV") rate design, under which all fixed costs are included in pipeline demand rates and all variable costs are included in commodity rates;

          (iv) restructured pipelines' contractual relations with upstream pipelines and with customers, as more fully described below;

          (v) provided mechanisms for pipelines to recover their transition costs, i.e., costs that are the direct result of the implementation of Order No. 636, once they became known and measurable.

          Four types of transition costs were identified in Order No. 636:

                (1) Purchased gas costs that would have been recovered from customers through the PGA provisions of current tariffs, but which are unrecovered when a pipeline implements the Restructuring Rule and terminates its PGA;

                (2) The cost of facilities or transportation arrangements no longer necessary or which are uneconomic after they are unbundled upon restructuring. These costs, known as "stranded costs," include such things as unused or underutilized gathering facilities and the costs (including exit fees) associated with the termination of upstream pipeline transportation contracts which are not needed or desired by downstream pipeline customers or any other party;

                (3) The cost of installing new facilities, such as remote electronic metering, flow control and information systems, that may be required as part of the implementation of restructured services; and

                (4) Gas supply realignment ("GSR") costs that are required to reform or terminate contracts obligating pipelines to purchase gas from producers or other suppliers, which contracts are no longer viable because they are in excess of the pipeline's merchant requirements or at prices higher than market prices.

          and (vi) set forth a timetable for restructuring to be implemented on all pipeline systems, all leading toward industry- wide implementation by the winter of 1993-94.

                2.        PROCEDURAL STATUS OF TCO'S RESTRUCTURING

          On December 30, 1992, TCO made its compliance filing pursuant to Order No. 636. FERC issued an initial order on TCO's compliance filing on July 14, 1993 (the "July 14 Order"), accepting, rejecting or requiring modification of different aspects of TCO's compliance filing.

          On August 13, 1993, TCO made a revised Order No. 636 filing to comply with the July 14 Order. TCO and other parties also filed requests for rehearing on many aspects of the July 14 Order. On September 29, 1993, FERC issued its Second Order on Compliance Filings and Order on Rehearing (the "September 29 Order") whereby it accepted TCO's revised compliance proposal, subject to modification, effective November 1, 1993. On October 5, 1993, TCO appealed certain aspects of the July 14 and September 29 Orders to the United States Court of Appeals for the D.C. Circuit. TCO's Creditors' Committee, some of TCO's Customers and others also appealed these orders. TCO made a second revised Order No. 636 compliance filing on October 13,

1993 to comply with the September 29th Order. TCO and other parties also sought rehearing of certain aspects of that Order. On December 16, 1993, FERC issued its third order in TCO's restructuring proceedings (the "December 16 Order"). FERC approved TCO's third compliance filing, with minor modifications, and for the most part denied requests for rehearing. TCO's fourth compliance filing was accepted and all subsequent requests for rehearing were denied.

          As indicated above, multiple parties-in-interest have filed appeals from FERC's rulings on TCO's Order No. 636 compliance filings. While FERC has generally accepted TCO's proposals for implementation of the operational and rate restructuring elements of Order No. 636, as well as the proposed mechanisms for transition cost recoveries (with the exception of TCO's proposals for recovery of GSR costs), FERC has ruled on the merits of TCO's recovery claims for certain transition cost recoveries. Disputes are pending as to some of those issues, and reversal or modification of FERC's current rulings, or TCO's inability to implement those rulings on the terms anticipated by TCO, could adversely affect TCO's performance in the future. However, TCO believes the fundamental operational restructuring mandated by Order No. 636 will not be reversed, and has resolved the major transition cost recovery issues through the Customer Settlement Proposal more fully described below.

          In accordance with FERC's direction, TCO began implementation of restructured services pursuant to Order No.

636 on November 1, 1993. By order of the Bankruptcy Court dated October 20, 1993, TCO was authorized (to the extent such authorization is required) (i) to implement compliance with Order No. 636, including the execution of new or revised contracts with Customers and the filing of necessary tariffs and rate schedules; and (ii) to transfer title to its storage working gas, free and clear of liens, to its Customers (with valid liens and encumbrances to attach to the proceeds of sale), and to sell miscellaneous assets on notice to the Creditors' Committee. That order further provided that execution of new contracts did not constitute an assumption or rejection of existing pre-petition contracts or an elevation to administrative priority of Claims arising under those pre-petition contracts; and that no determination was being made as to the status of Customers' recoupment rights or whether the existing contracts were superseded or terminated as a result of Order No. 636.

                3.        IMPACT ON TCO'S SERVICES

          Order No. 636 has had a substantial impact on how TCO does business. In particular, while the aggregate quantity of gas moved on TCO's system has not and is not expected to change materially, TCO's business no longer includes any significant merchant function but instead consists primarily of the storage and transportation of natural gas owned by others.(2)





____________________

(2) TCO retains a limited merchant service for some of its smallest Customers, but this accounts for less than 1% of its overall services.

          FERC has generally accepted TCO's unbundling and service-related proposals. Thus, TCO has continued to provide firm, off- peak firm and interruptible transportation services, and firm storage services post-restructuring, as well as various new transportation, gathering and storage services.

                4.        RATE ISSUES

          FERC has accepted TCO's compliance filing proposal to unbundle its rates under the SFV rate design. FERC has also held that TCO is not required to file a new general rate case as part of its restructuring, although TCO has the option of making limited or general rate filings to recover certain transition costs.

          Various parties have appeals pending of Order No. 636 and of the FERC orders relating to the implementation of Order No. 636 on TCO's system. As discussed below, the Customer Settlement Proposal provides that certain of the issues raised on appeal are resolved by the Settlement, while other issues may be pursued by certain parties with any resulting relief to be applied on a prospective basis with no potential refund exposure to TCO, or collection recovery exposure to Supporting Parties (as defined in the Customer Settlement Proposal). While it is possible that certain parties may continue to pursue issues which could involve potential refund liability on TCO's part, any such refund liability would be limited to these individual parties. TCO regards such parties' prospects for prevailing on such issues as remote and, in any event, does not believe the results will have a material impact on TCO. The Settlement also contemplates that parties may continue to pursue issues surrounding TCO's recovery of costs paid to Columbia Gulf between the implementation of Order No. 636 on November 1, 1993 and the termination of the Contract between TCO and Columbia Gulf as of November 1, 1994 according to its terms. While it is not possible to predict the outcome of this reserved issue, TCO believes its recovery of the subject costs will be upheld.

                5.        CUSTOMER CONTRACTS

          Prior to the Filing Date, TCO was a party to numerous executory contracts with its Customers, covering the provision of services which TCO was mandated or authorized to provide as a regulated interstate pipeline under the NGA and FERC rules and regulations. Under Order No. 636, pipelines generally were required to offer the same capacity entitlements to their customers, on an unbundled basis, as those customers had received prior to the implementation of Order No. 636.

          However, customers were permitted to convert all or a portion of their gas purchase entitlement from pipelines to transportation and/or storage entitlement. Firm transportation customers were further permitted to reduce or eliminate their contractual transportation entitlement from pipelines, provided that the pipeline could remarket the reduced capacity to other parties or mutually agree with customers as to appropriate "exit fees".

          FERC has also taken steps to provide that pipeline-customer relationships will be governed more by contracts and less by regulation, such as by issuing blanket abandonment authorization of pipeline services once a restructured or new contract has expired or terminated, so that the contracts themselves will govern the duration of such services. However, in order to ensure reliability of services to consumers, Order No. 636 provides firm transportation and storage customers with a contract term of one year or longer with a right of first refusal, so that, upon expiration of any firm transportation or storage contract, the customer has the option of continuing such service from the pipeline by matching any third-party offer for the services.

          In connection with the implementation of Order No. 636, TCO offered its Customers contracts reflecting the restructured services and regulatory environment. Many Customers refused to execute new contracts with TCO because of concerns over the possible impairment of their recoupment, set-off or other legal claims against TCO in its Bankruptcy Case.

          It is obvious that continuation of its business relationships with the Customers to which it provides ongoing services is of the utmost importance to TCO's ability to reorganize, pay its Creditors, and operate its business in the future. As a result, TCO believes it must, in connection with its reorganization, resolve all issues regarding the status of its contractual relationships with Customers.

          As set forth in Section IV.B.4, "Customer Contract Issues and Recoupment and Setoff Motions", disputes over Customers' rights to full payment of all regulatory refund claims under their existing contracts have generated extensive litigation before the Bankruptcy Court and the FERC during the course of these proceedings. The Customer Settlement Proposal, the terms of which are embodied in the treatment of Class 3.2 of the Amended Plan and more fully set forth below (See Section IV.C), contains a fair and reasonable resolution of Customers' recoupment and setoff rights, avoids the possibility of assumption by TCO of service contracts not yet amended to conform to Order No. 636 provisions, with attendant claims for cure costs, and sets the stage for the consensual execution of new service contracts essential to the stable operations of TCO post-reorganization, which will preserve substantial value in the estate for Non-Customer Creditors.

          As provided in the Customer Settlement Proposal, TCO shall assume pursuant to this Plan all service agreements and all other agreements with Accepting Class 3.2 Claimants, provided that TCO is neither assuming nor rejecting contracts or service agreements that have been superseded subsequent to the Petition Date or which have otherwise terminated according to their provisions. TCO shall continue to provide, post-reorganization, the services it currently provides under its FERC Gas Tariff, without prejudice to its rights or the rights of any other party or the FERC to request, protest or require modification or termination of such services. TCO shall not reject any FERC-approved settlement, including but not limited to, the Global Settlement and the PGA Settlement, excluding exit fee agreements (and underlying upstream pipeline contracts) approved by the Bankruptcy Court and the FERC if those agreements are unwound in accordance with their terms.

                6.        UPSTREAM PIPELINE CONTRACTS

          As noted above, an important element of restructuring is the unbundling of upstream pipeline transportation and storage contracts by offering such contracts to downstream pipeline customers. TCO has or had two types of such contracts:

                (1) market area contracts, whereby the upstream pipelines deliver gas into various points throughout TCO's system; and

                (2) supply area contracts, whereby pipelines directly or indirectly deliver gas to Columbia Gulf Transmission Company ("Gulf") in the Southwest, which then transports such gas to TCO.

          Several of TCO's market area upstream pipeline contracts will be retained by it. FERC has approved TCO's direct assignment of most of the capacity under its other market-area upstream pipeline contracts to its Customers (together with the prospective transition costs attributable to those contracts), according to the needs of its Customers for upstream pipeline capacity, subject to bankruptcy law requirements of assumption as a precedent to assignment. However, only a portion of TCO's largest market area transportation contract, with Tennessee Gas Pipeline Company ("Tennessee"), could be assigned to Customers. On November 15, 1993, the Bankruptcy Court approved a settlement between TCO and Tennessee whereby the contract would be partially assigned and the remainder of the contract would be terminated upon payment by TCO of an exit fee to Tennessee. The Bankruptcy Court has also approved settlements between TCO and other market- area upstream pipelines, including Texas Eastern Transmission Corporation, Panhandle Eastern Pipe Line Company, Texas Gas Transmission Corporation, and Transcontinental Pipeline Corporation ("Transco") permitting assumption of certain contracts and termination of others.

          All supply area upstream pipeline contracts were offered to TCO's Customers and other parties on a nondiscriminatory basis. To the extent capacity under those contracts could not be assigned or remarketed by the upstream pipeline suppliers, TCO undertook to negotiate appropriate exit fees with the pipelines, recognizing that if a mutually agreeable exit fee could not be negotiated, it might be necessary for TCO to reject such upstream pipeline contracts in order to avoid the retention of a contract (and the associated cost) which is not required for TCO's long-term operations. Since November 1, 1993, the Bankruptcy Court has approved several exit fee settlements between TCO and its supply-area upstream pipeline suppliers including Natural Gas Pipeline Corporation ("NGPL"), Ozark Gas Transmission System ("Ozark"), Wyoming Interstate Company, Ltd. ("WIC"), Trailblazer Pipeline Company ("Trailblazer"), and TCO is seeking Bankruptcy Court approval of a similar settlement with Overthrust Pipeline Company ("Overthrust").

          All of the settlements are subject to TCO obtaining FERC approval of the settlements and of TCO's recovery of the full amount of the negotiated exit fees from its Customers. On June 30, 1994, the Commission approved the Tennessee Exit Fee settlement. On September 28, 1994, FERC denied requests for rehearing of its June 30 order. On January 27, 1995 and February 10, 1995, FERC approved the Transco, WIC, Trailblazer and NGPL settlements. Requests for rehearing of FERC's orders, or appeals to the United States Court of Appeals for the D.C. Circuit, are pending.

          TCO's Plan assumptions and the Payout Analysis annexed hereto as
Exhibit 2 do not include any allocation for upstream pipeline contract rejection costs. As set forth in Section IV.B.2, "Upstream Pipeline Supplier Claims," several pipelines have Filed significant contingent Claims for such potential liabilities, and others could still File such Claims if their contracts are in fact rejected. If that were to occur, TCO would expect such Claims to assert liability for demand charges over the remaining life of those contracts, subject to obligations to discount future liabilities and reflect mitigation, and that such Claims could exceed $250 million. Annexed to hereto as Exhibit 3 are schedules of the proposed treatment or disposition of pre-petition executory contracts between TCO and its upstream pipelines which were in existence as of the Petition Date.

          TCO has taken the position, under the authority of Order No. 636, that any exit fees or contract rejection costs it becomes obligated to pay to upstream pipelines are recoverable from its Customers as "stranded" transition costs. Customers and other interested parties have already opposed the recovery of at least a portion of the exit fees negotiated by TCO and submitted to FERC for approval, and likewise have stated they would oppose the recoverability of payments on contract rejection Claims. The proposed Customer Settlement, set forth more fully below, substantially resolves the exit fee and other Account No. 858 stranded cost recovery disputes, by providing that all Settling Customers will pay their allocable shares of actual exit fees and stranded 858 costs incurred by TCO, provided that, inter alia, TCO absorb $11.5 million of upstream pipeline stranded costs and flow through certain additional refunds expected to be received from TCO's upstream pipelines.(3)

                7.        TRANSITION COST RECOVERY MECHANISMS

                          a.  NON-GAS COSTS

          TCO has proposed and FERC has approved a recovery mechanism for non-gas costs associated with TCO's upstream pipeline contracts, including unpaid pre-petition demand charges relating





____________________

(3) The Customer Settlement provides that, in the event an exit fee settlement is voided or does not receive necessary regulatory approvals, TCO preserves its right to seek recovery, and customers preserve the right to oppose TCO's recovery, of all costs incurred by TCO from such pipelines with the terms of the Customer Settlement otherwise remaining intact.

to periods subsequent to March 31, 1990, exit fees and costs associated with Contract Rejection Claims, if any. That mechanism is set forth in the Transportation Cost Recovery Adjustment ("TCRA") provisions of TCO's FERC Gas Tariff. TCO's TCRA, which has been in effect since the 1989 Global Settlement, is a tracker provision which allows dollar for dollar recovery of TCO's upstream pipeline transportation and storage costs, to the extent paid by TCO.

          While FERC has accepted the proposed recovery mechanism and permitted it to be included in TCO's tariff, Customers and other parties retain the right to question the prudence and eligibility for recovery as transition costs of any costs which TCO actually seeks to recover, and FERC will not rule on any request for recovery until it is actually filed. As discussed above, the Customer Settlement Proposal provides for the recovery of substantially all of TCO's costs under its upstream pipeline contracts.

                          b.  GAS COSTS AND GSR COSTS

          TCO has proposed to recover from its former sales Customers the balance of unrecovered purchased gas costs associated with its merchant function for periods prior to its implementation of restructuring (so-called "Account 191 costs"). Such recovery includes liability associated with gas received by TCO prior to the Petition Date, for which payments have either not yet been made, or have been challenged as inadequate under the terms of
the contracts.(4)   These gas costs will be paid to Producers in accordance with the various treatments for Producer Claims in the Plan. As discussed below, the Customer Settlement Proposal provides for TCO's recovery of a substantial level of such gas costs.

          TCO filed two mechanisms for recovery of GSR costs in its Order No. 636 restructuring proceedings, including a portion of the costs that will be paid to Producers for damages arising from rejection of their gas supply contracts. These proposals were by far the most controversial elements of TCO's compliance filing.(5) TCO's Customers, affected state commissions and consumer advocates vigorously opposed any recovery by TCO of contract rejection costs.

          The July 14 and September 29 Orders effectively denied TCO's right to recover the large majority of costs relating to the payment of Contract Rejection Claims. The FERC did acknowledge that TCO was not precluded from seeking a limited recovery of costs for gas supply contracts rejected by TCO





____________________

(4) Certain of the Producers asserting claims for unpaid pre- petition gas deliveries have asserted that their Claims are secured by statutory liens, which status TCO has disputed in an adversary proceeding pending before the Bankruptcy Court.

(5) TCO's primary proposal sought recovery of such costs as GSR transition costs under FERC Order No. 636-A. To the extent that any of such GSR costs were determined to be ineligible for GSR transition cost recovery, TCO proposed to recover a portion of such costs through FERC Order No. 528, which requires pipelines to absorb at least 25% of such costs. Order No. 636-A, FERC's order on rehearing of Order No. 636, made minor modifications to Order No. 636.

subsequent to October 31, 1991. However, the vast majority of such contracts were rejected prior to that date. While TCO and the Creditors' Committee have appealed those determinations, in light of FERC rulings to date, it is very unlikely that Reorganized TCO would be able to recover a meaningful portion of the payments to be made under the Plan to Producers for damages arising from rejection of their gas supply contracts. In addition to the unfavorable prospects on the merits, the pursuit of such recoveries would be time consuming, entail considerable legal expenses, and would threaten the maintenance of a healthy business relationship among TCO and the Customers upon which its business depends. The Customer Settlement Proposal resolves the GSR issue as between TCO and all Supporting Parties as defined therein.

          B.    REGULATORY CLAIMS AND RELATED LITIGATION

          As a federally regulated interstate pipeline, TCO's bankruptcy proceeding has been complicated by the often conflicting interplay between the requirements of the Bankruptcy Code, and the regulatory requirements applicable to TCO's operation of its business in accordance with the requirements and regulations of the Natural Gas Act and the FERC. In particular, operational and compliance issues have arisen affecting TCO's relationships with its upstream pipeline suppliers, and even more significantly its Customers, to whom TCO supplies transportation and storage services and from whom it receives the major portion of its revenues.

          In recognition of the significance of the interests of the Customer constituency in TCO's case, on September 30, 1991, the U.S. Trustee appointed the Official Committee of Nonaffiliated Customers (the "Customers' Committee"), which subsequently retained legal and financial advisors. In addition, individual Customers and various state regulatory and consumer agencies have intervened in the Bankruptcy Case since the Petition Date, and have actively monitored all proceedings.

          The regulatory and contractual relationships between TCO, its upstream pipelines and its Customers have been significantly affected by the
impact of Order No. 636, and TCO's required restructuring.   The sections below
discuss more fully the nature and status of the issues, and ultimately the resolutions achieved. Extensive litigation before the Bankruptcy Court, the FERC and various levels of appellate courts has ensued during this Case, as TCO, its Customers, the Creditors' Committee and other interested parties have attempted to define and adjust their competing interests. The implementation of Order No. 636 added significantly to the already-present claims of TCO for cost recoveries of various kinds, totaling significant sums for TCO's Estate, and these collections were entangled in many respects with the resolution of Customers' Claims in the Bankruptcy Case and the resolution of upstream pipeline Claims and contracts.

          Ultimately, the Customer Settlement Proposal described below was negotiated by TCO, the Customers' Committee, most of its affiliated and unaffiliated firm service Customers, and various state regulatory and consumer agencies as a global mechanism for resolving dozens of pending litigations affecting the amount and priority of potentially hundreds of millions of dollars of Claims in TCO's Bankruptcy Case, and the recoverability of several hundred millions of dollars in Customer payments.
The following sections describe the major pending Bankruptcy and FERC litigation which will be resolved by approval of the settlement and confirmation of the Plan, the Customer and upstream pipeline claims which are resolved, the nature of the settlement, the terms of which are set forth in the Customer Settlement Proposal annexed to the Plan as Exhibit "E", and the proposed treatment of upstream pipeline and Customer Claims under the Plan.

                1.        CUSTOMER CLAIMS

          Approximately 450 Claims have been filed relating to or arising from TCO's contracts with its Customers for sales, transportation, gas storage and similar services, totaling approximately $550 million as filed plus unliquidated amounts. Customers have asserted trust fund, recoupment, setoff and other theories which could elevate their otherwise pre-petition unsecured claims to higher priority status, and extensive litigation relating to those matters has occurred during the Bankruptcy Case.

          Generally, Customer Claims allege several bases for liability against TCO including, inter alia, claims for upstream supplier Order No. 500/528 flow-through refunds (whether or not treated as trust funds), refunds owed in connection with the 1990 Rate Case, certain tax refunds relating to storage gas, refunds alleged to be due as a result of FERC's determination on remand of the D.C. Circuit's ruling in BG&E v. FERC, refunds received by TCO relating to overcharges to Commonwealth by Transco, refunds resulting from TCO's GIC mechanism, Winter Service inventory, pre-paid transportation request fees, transportation and exchange imbalances, and uncashed checks for rate refunds.

          In addition, TCO believes it is entitled to recover significant costs from its Customers as transition costs under Order No. 636 and on other grounds, and has asserted its rights in numerous proceedings before the FERC. These obligations from its Customers include exit fees paid by TCO pursuant to settlements for the termination of transportation agreements with upstream pipeline suppliers and other Account No. 858 costs incurred pre- and post-petition by TCO, Account No. 191 costs incurred pre- and post-petition, gas supply-related costs for which TCO could have sought recovery through its GIC (which was terminated when TCO implemented Order No. 636), costs associated with certain contracts TCO rejected in its bankruptcy proceedings and various other costs TCO is authorized to recover under the regulatory scheme of the Natural Gas Act.

          TCO believes that the treatment of Customer Claims, as reflected in the Customer Settlement Proposal, is acceptable to the vast majority of its Customers as a resolution both of disputes relating to Customers' Claims against TCO and the settlement of substantial claims of TCO against the Customers for recovery of Order No. 636 transition costs and other costs.

          Through its Plan, TCO seeks Bankruptcy Court approval of the settlement of the many issues embodied in the Customer Settlement Proposal also submitted to the FERC, and will seek approval of the proposed treatment of Customer Claims embodied in the Plan. TCO proposes to divide Customers' Claims into three categories: (1) regulatory refund and non-regulatory refund claims totaling $25,000 or less (per Customer), which are treated as convenience class claims in Class 3.1; (2) regulatory refund claims and the GRI claims in excess of $25,000 which are treated in Class 3.2; and (3) non-regulatory refund Claims in excess of $25,000 which are treated in Class 3.4.

                2.        UPSTREAM PIPELINE SUPPLIER CLAIMS

          Claims relating to or arising from TCO's contracts with its upstream pipeline suppliers for gas purchase, transportation and storage services represent about fifty-four Claims, totalling approximately $123 million as filed and amended. In addition to certain pipeline-specific issues, the bases for liability generally asserted in these Claims include: (i) amounts for pre-petition services rendered; (ii) amounts allegedly due under pipeline filings to recover costs under FERC Order Nos. 500 and 528; (iii) amounts allegedly due under pipeline filings to recover costs incurred resulting from FERC Order No. 94 production-related costs; (iv) potential contract rejection damages; and (v) return of gas imbalances that TCO owed under gas transportation and exchange agreements.

          As part of TCO's implementation of new services and the restructuring of its operations consistent with FERC's Order No. 636, TCO has to assume, assign or terminate its pre-petition upstream pipeline contracts and resolve Claims relating to those contracts. As a general rule, where an upstream pipeline's capacity can be assigned to TCO's downstream Customers without further liability to TCO, TCO has assumed the pipeline contracts in order to effectuate the assignment and pay settled and agreed pre- petition invoices as "cure" costs (which payments may be recoverable from TCO's Customers through the TCRA). As to upstream pipeline contracts where some or all of the capacity is "stranded" i.e., not assignable to TCO's Customers and not needed by TCO, TCO has negotiated exit fee agreements which operate to terminate the upstream pipeline contracts in consideration for payment of the exit fees, which, in turn may be recoverable from TCO's Customers.

          The Bankruptcy Court has consistently approved the exit fee arrangements TCO has negotiated with various upstream pipelines, conditioned on recovery from Customers of the exit fees payable to upstream pipelines, and FERC has approved all but one of the agreements with the remaining agreement presently pending approval. Customers, however, have asserted objections to the amount and their liability for such exit fees, arguing, among other things, that the capacity underlying those contracts became unused and unuseful prior to November 1, 1993 and therefore the exit fees and other stranded Account No. 858 costs were not directly related to or recoverable under Order No. 636.

          This issue, including pending requests for rehearing and appeals, has been compromised, in principle, as part of the Customer Settlement Proposal. Under that settlement proposal, TCO will recover all but $11.5 million of its upstream pipeline stranded costs, which include both exit fee payments and other contractual costs paid prior to the termination of stranded contracts. Contingent contract rejection and transition cost Claims filed by TCO's most significant upstream pipelines will most likely be resolved in this manner, and it should not be necessary for TCO to reject pipeline contracts, thereby avoiding substantial, unliquidated rejection damage Claims which could significantly dilute the level of recoveries available for other unsecured Creditors.

          Upstream pipeline Claims which are treated under the Plan consist of pre-Petition Date unpaid transportation charges and certain other settled amounts which are treated as trade payables in Class 3.4, entitled to receive
72.5 cents on the dollar. To the extent upstream pipeline contracts have been assumed by TCO, Bankruptcy Court orders have authorized the payment of pre-petition unpaid charges as cure costs.

                3.        THE OMNIBUS FERC MOTION

          In connection with the Motion for Order Authorizing Columbia Gas Transmission Corporation to comply with Federal Energy Regulatory Commission Gas Tariff and Orders and Regulations of the Federal Energy Regulatory Commission filed by TCO on August 23, 1991 with the Bankruptcy Court (the "Omnibus FERC Motion"), and after hearings and extensive briefing by numerous parties in interest, the Bankruptcy Court issued a Memorandum Opinion and Order on February 13, 1992 regarding, inter alia, TCO's right to flow through to its Customers pre-petition refunds from its pipeline suppliers pursuant to FERC orders and its FERC Gas Tariff and to pay to GRI pre-petition collections from its Customers under a special GRI surcharge.

          The Bankruptcy Court adopted the arguments of TCO and its Customers that such pre-petition refunds and collections were held in trust for TCO's Customers and GRI, respectively, pursuant to FERC orders and its Tariff. The Bankruptcy Court authorized TCO to flow through all pre-petition pipeline supplier refunds and GRI collections received post-petition, to its Customers. However, applying the "lowest intermediate balance rule", the Bankruptcy Court held that for refunds and GRI collections received by TCO pre-petition (totalling approximately $35 million), the trust fund Claims were limited to TCO's cash on hand on the Petition Date, i.e., $3.3 million. TCO's Customers and GRI were entitled to receive their pro rata share of the $3.3 million cash balance. The Bankruptcy Court denied TCO's request to reimburse its upstream pipeline suppliers and transporters for pre-petition transportation charges.(6)

          TCO, the Creditors' Committee, the Customers' Committee and others appealed the Bankruptcy Court's decision. On July 6, 1992, the United States District Court for the District of Delaware overturned the Bankruptcy Court's February 13 Order, holding that the supplier refunds and GRI collections were not held in trust, but belonged to TCO's Estate for the general benefit of its Creditors.(7)

          The District Court upheld the Bankruptcy Court's Order that the amounts owed to upstream pipeline suppliers constituted general unsecured Claims and, thus, could not be paid to such suppliers prior to a plan of reorganization.





____________________

(6) In prior orders, the Bankruptcy Court approved three stipulations resulting from the Omnibus FERC Motion which, inter alia, authorized TCO to (i) pay its pre-petition FERC charges; (ii) remedy imbalances with respect to gas deliveries which existed between TCO, its Customers and other parties as of the Petition Date in the normal course of business;
      (iii) deliver gas to its firm storage Customers pursuant to its FSS agreements and FERC regulations and orders, subject to certain conditions and (iv) consummate settlements of certain FERC matters without Bankruptcy Court review if TCO's Creditors' Committee, after notice, did not object.

(7) Of the approximately $195 million of refunds at issue, approximately $165 million relate to FERC Order No. 500 and 528 refunds. See Section IV.B.3, "The Omnibus FERC Motion." On August 20, 1992, TCO advised FERC that in view of the District Court's July 6 Order, it was suspending all remaining upstream pipeline Order No. 528 payments as well as Order No. 528 billing adjustments to its Customers. On October 15, 1992, FERC granted TCO the necessary waivers for such suspensions.

          TCO, its Customers and other parties appealed the District Court's ruling to the United States Court of Appeals for the Third Circuit. On July 6, 1993 the Court of Appeals reversed in part and affirmed in part the decision of the District Court. In effect, the Court of Appeals reinstated the decision of the Bankruptcy Court, holding that the supplier refunds and the GRI collections were held in trust by TCO and that the transportation charges owed to upstream pipeline suppliers and transporters were pre-petition unsecured charges for goods and services. The ruling generally authorized TCO to flow through to its Customers and the GRI the funds owed. However, the Court of Appeals also reinstated that portion of the Bankruptcy Court's decision which applied the "lowest intermediate balance rule" to the supplier refunds and GRI collections, holding that only the $3.3 million dollars cash on hand when TCO filed its petition would be available to satisfy Claims relating to monies actually collected by TCO pre-petition. On February 22, 1994, the United States Supreme Court denied the Creditors' Committee's petition for certiorari of the Third Circuit's decision.

          As a result of the Third Circuit's decision, TCO has refunded approximately $170 million of upstream pipeline refunds received post-petition to its Customers. Because the refunds that were the subject of TCO's requests for relief in the Omnibus FERC Motion were limited to certain refunds enumerated therein, TCO and the various parties reserved their rights to request a further adjudication of whether certain other refund obligations owed by TCO similar in character to the Trust Claims should also be considered trust funds and thus subject to the $3.3 million lowest intermediate balance. Thus, TCO has not distributed to date any of the $3.3 million to its Customers.

          While the appeals to the Third Circuit were pending, on January 6, 1993, the Bankruptcy Court approved a motion by TCO to establish a Restricted Investment Arrangement (the "RIA Account", as defined in the Plan) for supplier refunds held by TCO as of or paid to TCO following the Petition Date, with the disposition of the funds to be subject to the outcome of the appellate proceedings and further order of the Bankruptcy Court. On March 2, 1993, FERC approved an Order directing TCO's pipeline suppliers to pay all such refunds pursuant to FERC orders to TCO and for TCO to place such refunds into the RIA Account.

          On June 23, 1994, FERC ruled that TCO could pay interest actually earned by the RIA on such flowthrough refunds after such refunds were deposited into the RIA, but must pay interest at higher FERC-prescribed rates from the dates TCO collected the refunds until they were deposited into the RIA (the "FERC Interest Order"). FERC denied rehearing of its order on October 5, 1994. One TCO Customer has filed a petition for review of this order with the United States Court of Appeals for the D.C. Circuit. TCO has made additional refunds of $8.6 million consistent with FERC's orders. References to "RIA Interest" in the Plan of Reorganization and this Disclosure Statement mean interest consistent with the FERC Interest Order.

                4.        CUSTOMER CONTRACT ISSUES AND RECOUPMENT AND SETOFF
                          MOTIONS

           Since September of 1993, various Customers of TCO (collectively, the "Recoupment Movants") have filed motions with the Bankruptcy Court seeking authority to permit them to exercise alleged recoupment rights, whereby any refunds owed to them which were not otherwise payable in full under the Third Circuit Decision on the Omnibus FERC Motion (i.e., the difference between the upstream pipeline refunds received by TCO pre-petition and the Customer pro rata share of the aforementioned $3.3 million), all 1990 Rate Case refunds, BG&E refunds and miscellaneous refunds not otherwise payable in full under current court rulings, would be "recouped" out of post-petition payments due under ongoing service contracts between TCO and those Customers. Certain other Customers (collectively, the "Setoff Movants") have filed motions seeking authority to setoff post-Petition Date Weighted Average Cost of Gas ("WACOG") surcharges,(8) collectible by TCO from its Customers, against pre-and post-petition refunds and other alleged obligations of TCO to those Customers.

          In October 1993, the Bankruptcy Court approved interim stipulations pursuant to which the Recoupment Movants, the





____________________

(8) The WACOG surcharge arises under TCO's 1985 PGA Settlement with its Customers which permits TCO to recover certain gas costs from its Customers if TCO meets the "WACOG test" in given years.

Setoff Movants and certain similarly situated Customers have continued making payments to TCO for FERC-authorized services and charges while TCO has agreed to grant such Customers administrative priority Claims to the extent the Court finds that such Customers are entitled to recoupment or setoff rights ("Administrative Recoupment Claims.") On January 6, 1994, the Bankruptcy Court entered an order approving procedures pursuant to which Customers similarly situated to the Recoupment and Setoff Movants could assert similar claims. Approximately 50 of TCO's Customers have filed such requests for recoupment and/or setoff of the applicable amounts of their claims, certain of which amounts are unliquidated or contingent. TCO, its Creditors' and Customers' Committees, the IRS, various state regulatory agencies and various Customers subsequently filed summary judgment motions and briefs in support of or opposition to the recoupment and set-off requests. The last brief was filed on August 24, 1994. To date, the Bankruptcy Court has not set a hearing to consider oral argument or issued a ruling on the Customers' requests.

          These disputes over the payment of Customer refunds have resulted in proceedings before FERC as well as the Bankruptcy Court, whereby Customers have sought protection of their recoupment and setoff rights, if any, notwithstanding an alleged obligation to execute new or revised contracts reflecting TCO's restructured service obligations under Order No. 636. To date, many Customers have yet to execute such contracts, and all parties have preserved their rights with respect to the legal significance in the Bankruptcy context of the execution of the new agreements. The Customer Settlement Proposal promises to bring an end to this ongoing litigation over Customer contracts and allow full implementation of TCO's Order No. 636 restructuring.

                5.        THE BG&E CASE

          Under FERC Order No. 500, issued in August, 1987, FERC established a policy allowing pipelines to bill directly a portion of their take-or-pay and contract reformation costs (herein referred to as "Order No. 500 Costs") to their customers, provided that the pipeline was willing to absorb an equal share of such costs. All of TCO's pipeline suppliers received FERC acceptance for direct billing recovery of Order No. 500 costs, resulting in an allocation to TCO of approximately $350 million in principal dollars. TCO and other parties challenged the legality of the allocation methodology, and in December, 1989, in a case styled AGD v. FERC, 893 F.2d 349 (D.C. Cir. 1989), cert. denied, 498 U.S. 907 (1990), the reviewing court held that the allocation applied by FERC violated the filed rate doctrine and the prohibition against retroactive ratemaking under the NGA.

          In November 1990, FERC issued its Order No. 528, which required pipelines to file revised direct billing recovery mechanisms for Order No. 500 Costs to comply with the mandate of the Court in AGD v. FERC. TCO's Order No. 500 cost allocation has been reduced to a principal amount in excess of $122 million.

          TCO's Customers and consumer groups challenged TCO's recovery of any Order Nos. 500 and 528 direct charges billed to TCO by its pipeline suppliers. They argued that TCO was barred from recovering such charges under its 1985 PGA Settlement, and that TCO should not recover such charges because they resulted from imprudent past purchasing practices. FERC had issued a series of orders holding that (i) TCO was not precluded from recovering such charges under the 1985 PGA Settlement; and (ii) that the Settlement barred challenges to TCO's purchasing practices prior to April 1, 1987.

          TCO's Customers filed petitions for review of such orders in a case styled Baltimore Gas & Electric Co. v. FERC, D.C. Cir. No. 88-1779 (the "BG&E Appeal"). On June 24, 1994, the D.C. Circuit Court of Appeals ruled on the BG&E Appeal. It held that TCO is not entitled to recover from its Customers Order No. 500/528 fixed charges paid by TCO to its upstream pipeline suppliers if and to the extent such charges are "applicable to" gas purchases made by TCO prior to April 1, 1987. Baltimore Gas & Electric Company v. FERC, 26 F.3d 1129 (D.C. Cir. 1994)(the "BG&E Decision"). The total principal amount of Order No. 500/528 costs paid by TCO to the upstream pipelines and recovered from its Customers exceeded $122 million. Including interest, the amount at issue as of July 31, 1991 exceeds $162 million, and as of December 31, 1994 exceeds $237 million. The matter was remanded to the FERC for a determination as to the amount of refunds owed by TCO to its Customers.

          On December 1, 1994, FERC issued an order on remand directing TCO to make a factual submission regarding which fixed charges imposed by the upstream pipelines were "applicable to" gas purchases made on or after April 1, 1987. Extensions of time for such filing have been granted, so that TCO's evidentiary submission is now due on May 15, 1995. On January 26, 1995, the Commission denied requests for rehearing of the December 1, 1994 order, but clarified that it had not pre-judged any substantive issue, and that TCO and the other parties were free to make any factual showing or take any position they desired regarding the recoverability of the relevant costs. The Customer Settlement Proposal resolves the BG&E remand refund issue as between TCO, Accepting Class
3.2 Claimants, and all Supporting Parties as defined therein.

                6.        ORDER NO. 94 ISSUES

          In 1985, FERC accepted direct billing filings by certain pipeline suppliers of TCO to recover certain retroactive charges paid to producers by those pipelines for production and production-related costs under section 110 of the NGPA, pursuant to FERC Order No. 94. These costs were in turn allocated to each pipeline customer based upon its purchases from the pipeline during the period 1980-83, when the pipelines purchased the subject gas from producers.(9) (These costs will hereinafter be referred to as "Order No. 94 costs"). TCO (as lead petitioner) and other parties challenged the legality of the past purchase allocation methodology under these direct billing orders. In decisions issued in October 1987 and February 1990, in cases styled Columbia Gas Transmission Corp. v. FERC, the Court of Appeals for the D.C. Circuit held that the past period allocation mechanism approved by FERC violated the filed rate doctrine and the prohibition against retroactive ratemaking under the NGA. The United States Supreme Court denied petitions for writ of certiorari of the latter decision in October, 1990.

          TCO entered into settlements with Panhandle, Texas Eastern, Trunkline Gas Company and Texas Gas as to the appropriate allocation of Order No. 94 costs to TCO, which settlements provide for full recovery from TCO's Customers of the revised amounts paid or to be paid to these upstream pipelines. These settlements were approved by FERC in early 1993 and thereafter by the Bankruptcy Court, and the remaining Order No. 94 settlement with Transco was presented to FERC. Panhandle and TCO elected to accelerate the effectiveness of their settlement, and Panhandle made a net refund of $5.9 million to TCO in April 1993. However, many of TCO's Customers filed requests for rehearings of these orders at FERC, arguing that TCO should not be permitted to recover any of these amounts from them.





____________________

(9) In 1988, the FERC approved a similar direct billing filing by Panhandle to recover retroactive production-related costs under FERC Order No. 473.

          On January 13, 1994, FERC issued rehearing orders in these cases reversing its original approval of the settlements. The FERC determined that TCO's 1985 PGA Settlement precludes it from recovering from its Customers the Order No. 94 amounts payable to the pipelines under the settlements, the effect of which was to unwind the settlements. However, the FERC also found that, absent TCO's consent, the pipelines may not lawfully recover any of the subject Order No. 94 costs from TCO. The Commission thus ordered the pipelines to refund the amounts previously billed to TCO (approximately $32 million) but waived the normal requirement that such refunds include interest, which amounts to approximately $29 million as of December 31, 1993.

          On October 18, 1994, FERC denied requests for rehearing in the Panhandle, Trunkline, Texas Eastern and Texas Gas Order No. 94 proceedings, but clarified that these pipelines must pay interest at FERC prescribed rates on these refunds for the period commencing February 11, 1994. On February 13, 1995, the Commission issued a similar order in Transco's Order No. 94 proceeding, finding that Transco must pay all principal Order No. 94 refunds to TCO, but is not required to pay interest on such refunds.

          Columbia, Panhandle, Texas Eastern and Texas Gas have filed petitions for review of the Commission's January 12 and October 18, 1994 orders.
Columbia has entered into arrangements with Panhandle, Texas Eastern and Texas Gas, approved by FERC, to defer payment of any further refunds pending judicial review, provided that the pipelines will be obligated to pay interest at FERC prescribed rates on the refunds during the period pending judicial review and that any party has the right to request FERC to accelerate the payment of refunds.

          Depending upon the outcome of these appeals (and an order on rehearing of the Transco February 13, 1995 order), TCO may have substantial claims against the upstream pipelines for Order No. 94 refunds, while those pipelines may assert claims against TCO for rebilling of these charges on a legally sustainable basis (including the $5.9 million refund made by Panhandle to TCO). TCO intends to oppose the assertion of these Claims, and believes there is no liability to TCO in connection therewith. The Customer Settlement Proposal does not resolve or waive contingent claims which TCO might assert for recoveries from its Customers in the event the upstream pipelines are determined to have the legal ability to impose rebillings on TCO.

                7.        TCO RATE CASES

          On April 30, 1990, TCO and Gulf made joint general rate increase filings with the FERC pursuant to section 4(e) of the NGA (Docket Nos. RP90-108-000 and RP-90-107-000) (the "1990 Rate Case"). On May 31, 1990, the
FERC accepted and suspended the proposed rates and tariff sheets for the full statutory five-month suspension period, so that they became effective and TCO began collecting the rates set forth therein as of November 1, 1990, conditioned on TCO's collection of its newly filed rates subject to refund. On May 31, 1991, TCO and Gulf filed new general rate proceedings (Docket Nos. RP91-161-000 and RP91-160-000, respectively) (the "1991 Rate Case") and those rates become effective, subject to refund, on December 1, 1991. Thus, the 1990 Rate Case covers 13 months of rates, 8 of which occurred pre- petition and 5 of which occurred post-petition.

                          a.  THE 1990 RATE CASE SETTLEMENT

          After conducting extensive pre-trial discovery and convening numerous settlement conferences, TCO, Gulf and most of the other parties to the 1990 Rate Case entered a settlement which was filed with the FERC on April 16, 1992. On October 15, 1992, the FERC issued its Order on Contested Partial Settlement (the "FERC Rate Case Order"), pursuant to which the FERC approved the settlement as fair and reasonable and in the public interest. The FERC rejected all requests for modifications to the settlement. No requests for rehearing of the FERC Rate Case Order were filed.

          The settlement provides that, subject to the Bankruptcy Court's approval, TCO is to make refunds to its Customers of overcharges collected during the period of the 1990 Rate Case. The refund amounts represent the difference between filed collection rates and settlement rates. The settlement amount is approximately $58.5 million plus FERC-prescribed interest to the date of payment. The Rate Case Refunds, together with interest thereon at the FERC approved rates, were to be made within forty-five days of the later of (1) the date the FERC Rate Case Order approving the Settlement became final or (2) the date an order of the Bankruptcy Court approving the Settlement became final. However, if such final approvals were not obtained, the settlement would be invalidated absent unanimous approval of the parties thereto.

          Although TCO has consistently taken the position that Bankruptcy Court approval is not required for the settlement of matters pending before the FERC, in May, 1993, TCO filed a motion with the Bankruptcy Court for approval of the settlement of the 1990 Rate Case due to the importance of the settlement to TCO's business and since the Rate Case Refunds related to pre-petition as well as post-petition time periods. The Creditors' Committee, while generally recognizing the benefit of the settlement to TCO, opposed that portion of the settlement which provided for the payment of refunds for the pre-petition period refunds.

          On August 9, 1994, the Bankruptcy Court denied the motion for approval on the grounds that it could not, absent a confirmed plan of reorganization or a compelling business necessity, approve a settlement which provided for the immediate payment of pre-petition claims. An appeal of that order filed by the Joint State Agencies is currently pending in the U.S. District Court for the District of Delaware in Civil Action No. 94-497-JJF.

          The attached Customer Settlement Proposal, which provides for payment of 80% of the amount due under the 1990 Rate Case Settlement for pre-petition periods and 100% of the amount due for post-petition periods with interest as provided in the 1990 Rate Case Settlement substantially preserves the effectiveness of the negotiated settlement of the 1990 Rate Case.

                          b.  THE 1991 RATE CASE SETTLEMENT

          The Bankruptcy Court has approved a settlement of TCO's 1991 Rate Case, as has FERC. All of the rates and charges collected subject to refund pursuant to the 1991 Rate Case filings relate to post-petition periods and all of the refunds contemplated by the settlement have been made.

                8.        FERC FORUM LITIGATION GENERALLY

          The services TCO provides and the rates it charges for those services are subject to extensive oversight and regulation by the FERC. As a result, in the normal course of its business, TCO is involved in numerous ongoing regulatory proceedings before the FERC, as well as appellate proceedings related to FERC orders. These regulatory proceedings involve TCO's own rate and certificate cases, i.e., proceedings initiated by applications filed and prosecuted by TCO, as well as proceedings of other pipeline companies from which TCO receives services, and rulemaking and other miscellaneous proceedings initiated by the FERC. Since the Petition Date, TCO has continued to file and prosecute its own applications before FERC, to participate in other proceedings in which it has an interest, and to settle such matters on notice to its Creditors' Committee, without the need for Bankruptcy Court involvement in most instances. While the Customer Settlement Proposal resolves many outstanding regulatory proceedings involving TCO's right to recover costs from, and its obligation to make refunds to, its customers, it does not address and resolve certain other ongoing regulatory proceedings involving TCO's collection of rates subject to refund in the ordinary course of its business. TCO does not expect the outcome of any such ongoing proceedings to adversely affect its ability to operate as a financially viable company post reorganization.

          To the extent the Creditors' Committee has intervened or appeared in any FERC proceeding involving or affecting TCO, or has filed appeals in connection therewith, upon the Effective Date the Creditors' Committee shall be deemed to have withdrawn and dismissed all such intervention, appearances and/or appeals.

          C. CUSTOMER SETTLEMENT PROPOSAL; TREATMENT OF REGULATORY AND OTHER CUSTOMER AND PIPELINE CLAIMS UNDER THE PLAN

          Annexed to the Plan as Exhibit "E", is a Stipulation and Agreement filed contemporaneously herewith by TCO with the FERC (the "Customer Settlement Proposal"), which sets forth the terms of a comprehensive settlement of disputes between TCO, its Customers, and various state regulatory and consumer agencies. These disputes have been and are the subject of prolonged, contentious, burdensome and costly litigation before the Bankruptcy Court, the FERC and appellate courts for both of those forums.

          Numerous settlement meetings have been held over an extended period of time with TCO's Customers' Committee, its affiliated and unaffiliated firm transportation and storage customers, and many state regulatory and consumer agencies. Extensive documentation relating to the issues has been provided by TCO to the Customers. The Customer Settlement Proposal represents a delicate balancing of multiple and diverse interests that will collapse if its provisions are modified or conditioned. Any of the parties to the Settlement may disagree with the resolution of any particular issue or proceeding underlying the Settlement. However, the give and take of settlement negotiations among knowledgeable parties has resulted in an overall settlement that is acceptable to all. Further, TCO and the parties to the Settlement believe that it is in the public interest, by resolving disputes over regulated rates and costs charged to consumers of natural gas and permitting refunds to flow, by resolving in a fair and equitable manner a multitude of proceedings before the FERC, the Bankruptcy Court and appellate courts involving hundreds of millions of dollars that would otherwise take years to reach a litigated resolution, and by facilitating, through the recovery of costs, TCO's emergence from Chapter 11 as a financially sound, ongoing concern.

          If approved by the FERC and the Bankruptcy Court, the Customer Settlement Proposal will resolve, inter alia, as to Accepting Class 3.2 Claimants (and all other Supporting Parties as defined in the Customer Settlement Proposal) the amount of substantially all pre-petition regulatory refund claims asserted by Customers against TCO, and the amount of substantially all Order No. 636 transition cost and other cost recoveries which have been sought by TCO from its Customers. The liquidation of regulatory refund Claim amounts, and of the transition cost recoveries, brings to conclusion significant controversies affecting both the value of the TCO Estate and the level of recoveries available from that Estate to non-Customer Creditors.

          The willingness of what TCO believes will be a substantial percentage in number and amount of its Customers to accept the Customer Settlement Proposal greatly enhances the viability and will expedite the timing of TCO's reorganization efforts.

          The Regulatory Claims (including all of the claims held by the GRI) are classified together in Class 3.2 of the Plan. Class 3.2 is impaired, thereby requiring that the Class 3.2 claimants vote on the Plan. Treatment of the Class 3.2 Claims reflects proposed settlements embodied in the Customer Settlement Proposal.

          Assuming the requisite number and amount of Customers holding Claims in Class 3.2 vote to accept the Plan, those Customers who vote to accept the Plan or execute a Waiver Agreement consenting to the settlement embodied in the Plan described below (the "Accepting Customers") will receive by cash payments or credits to rate mechanisms for (i) the remaining amounts owed by TCO to such Customers in accordance with the Trust Fund Decision, with interest on trust fund monies in accordance with the FERC Interest Order (Customers will receive interest on refunds received by TCO pre-petition over the $3.3 million lowest intermediate balance at the FERC prescribed

V.       SUMMARY OF CLAIMS AND OTHER SIGNIFICANT ISSUES IN THE CHAPTER 11 CASE

         A.      PRODUCER CLAIMS

         Approximately 2,500 timely non-duplicative Claims have been filed against TCO by Producers in connection with contracts pursuant to which TCO purchased natural gas as part of its merchant function (described and discussed in greater detail in Section I). Many of these Claims are for damages assertedly suffered by Producers as a result of TCO's rejection of several thousand of these gas purchase contracts. Approximately 4,100 contracts were rejected pursuant to a motion filed contemporaneously with the Petition in Bankruptcy and orders dated July 31, 1991 and August 22, 1991. An additional 400 contracts were rejected by TCO in early 1992.

         In total, TCO served notice of these rejections and of applicable Claims Bar Dates on more than 100,000 potential Claimants under such contracts based upon an extensive search of its files to identify such potential Claimants.(1) In addition, notice of these Bar Dates was provided by publication in a variety of regional and national newspapers.

- ---------------
(1) Notice of TCO's initial rejection in August 1991 and of the March 18, 1992 Bar Date was provided to primary parties to these contracts. Similarly, primary parties to the second group of contracts to be rejected were notified of an April 17, 1992 Bar Date for Claims related to TCO's rejection of those contracts. Finally, after a thorough search of its files to identify potential Claimants under all of its contracts, notice of an additional Bar Date of July 31, 1992 was provided.

         Also, by order dated February 10, 1994, the Bankruptcy Court approved TCO's motion dated December 29, 1993 (i) authorizing TCO's rejection of approximately 140 additional executory gas purchase contracts, (ii) declaring that approximately 7,800 gas purchase contracts had been terminated pre-petition and were not executory and (iii) setting a Bar Date of April 1, 1994 for the filing of all claims arising under the rejected and terminated contracts. Pursuant to the April 1, 1994 Bar Date, approximately 120 Claims were filed totalling approximately $121,000,000.

         In addition to contract rejection Claims, Producers and others have filed additional Non-Rejection Claims against TCO related to issues such as take-or-pay obligations, underpayment for gas taken by TCO, NGPA Section 110 production-related cost reimbursements, tax reimbursements and other issues all related to or arising from TCO's gas purchase contracts. These nonRejection Claims are discussed more fully, infra.

         B.      ESTIMATION OF PRODUCER CLAIMS

                 1.       THE ESTABLISHMENT OF CLAIMS ESTIMATION PROCEDURES

         In addition to significantly overstating the value of their Claims,(2) the Producers' Claims as Filed were premised upon a variety of different theories as to the appropriate measure of damages and upon inconsistent or conflicting assumptions as to common facts or generally applicable legal principles. This was

- ---------------
(2) The Claims as filed by Producers arising from Contracts with TCO total over $13 billion.

particularly true of contract rejection Claims. For instance, the treatment of mitigation of damages, discounting to present value, treatment of contract modification, future exploration and drilling varied greatly among Producers and in some cases were ignored altogether. Some Claimants simply failed to explain or support their Claims in any meaningful way, so that the methods, facts and assumptions used in calculating their Claims are indiscernible from their filings.(3)

         In order to provide for the quantification of the Contract Rejection Claims and disputed Non-rejection Producer Claims on a fair, consistent, efficient and relatively timely basis, TCO filed a motion on March 27, 1992, asking the Bankruptcy Court to

- ---------------
(3) On or about November 30, 1993, TCO mailed, on behalf of the Claims Mediator, a questionnaire to holders of Producer Claims subject to the Claims Estimation process more fully described below, seeking clarification of the nature of Claims which were ambiguous or incomplete as filed. The focus of the questionnaire was to elicit information regarding the nature and rationale of Producer Non-rejection Claims. A notice circulated with that questionnaire provided that claimants who did not respond to the questionnaire and define the nature of Claims asserted in their Proofs of Claim, would have their Claims (i) treated as Contract Rejection Claims only or (ii) expunged as being without basis. TCO subsequently filed a motion, after review of all questionnaires submitted, relating to claims as to which the questionnaires had been returned seeking (i) to limit certain of those proofs of Claim believed by TCO to consist only of contract rejection Claims, and (ii) to expunge claims where no adequate justification of any basis for liability had been demonstrated. By order dated November 2, 1994 and November 16, 1994, the Bankruptcy Court granted substantially all of the relief requested and declared most of the Claims to be only Contract Rejection Claims and expunged proofs of Claim which failed to set forth any basis for a Claim and as to which TCO could identify no liability on its books and records.

estimate Producer Claims for allowance pursuant to section 502(c) of the Bankruptcy Code. TCO asserted that, absent estimation, the liquidation of Producer Claims would unduly delay the administration of its reorganization and would impose an extraordinary burden on the resources of TCO and the Bankruptcy Court.

         As a result of extensive negotiations among TCO, the Creditors' Committee and representatives of Producer-claimants over the appropriate parameters of the Claims Estimation Procedures, the Bankruptcy Court entered an order on August 27, 1992 (the "August 27 Order") conditionally approving comprehensive procedures for the estimation of Producer Claims, and the appointment of Charles P. Normandin of the law firm of Ropes & Gray located in Boston, Massachusetts, to serve as the claims mediator (the "Claims Mediator") for the estimation process. On October 9, 1992, the Bankruptcy Court entered its order (the "October 9 Order") confirming the estimation procedures and appointment of Mr. Normandin as Claims Mediator (the August 27 Order and the October 9 Order are collectively referred to herein as the "Estimation Order").

         The Estimation Order contemplates the quantification of Producer Claims generally through a two-stage process. The first stage consists of the identification of generic issues (i.e., factual or legal issues common to all or significant subsets of the Claims of a particular type); determinations by the Claims Mediator regarding the appropriate resolutions of those generic issues; and a recalculation of filed Claims based on these generic determinations (the "Generic Recalculation") for those Producers Claims as to which Generic issues have been identified.

         The second stage of proceedings contemplated by the Estimation Order would permit interested parties to attempt to demonstrate that any amount established in the Generic Recalculation for a particular Claim should be revised upward or downward for purposes of final allowance under a plan of reorganization, based on individual factual or legal distinctions as to the particular gas contract or Producer warranting an adjustment for that Claim of the recalculated results based upon the generic determinations. Following the contract-specific determinations, the Claims Mediator is to issue a final recommendation as to the appropriate amounts for allowance of Producer Claims.

         The procedures expressly invite settlement negotiations and the liquidation of Claims based on resulting agreements, subject to a review by the Claims Mediator and the approval of the Bankruptcy Court.

         The Estimation Order provides for a ninety day period following the Generic Recalculation before TCO could request temporary allowance for voting purposes of Claims based on that recalculation, but it also expressly preserves TCO's right to propose temporary allowance of Claims at any time on any other basis under Bankruptcy Rule 3018(a) in order to establish voting rights with respect to its Plan.

          All recommended determinations of the Claims Mediator are to be submitted to the Bankruptcy Court for approval, following which the Bankruptcy Court may issue generic and contract-specific determinations and establish the allowed amounts of each of the Producer Claims based upon the record generated through the estimation procedures and the recommendations of the Claims Mediator.

                 2.       STATUS OF CLAIMS ESTIMATION PROCEDURES

                          a.      GENERAL PROCEEDINGS

         On November 13, 1992, Mr. Normandin issued a set of Rules of Procedure for Estimation of Producer Claims to govern the Claims Estimation Proceedings and set dates for the initial phases of the Claims Estimation Proceedings. He also retained, with court approval, John H. Norris of the law firm of Dickinson, Wright, Mann, Van Dusen & Freeman, located in Detroit, Michigan, as natural gas law counsel to the Claims Mediator, and Ronald Harrell of Ryder Scott Company and John G. Redic of John G. Redic, Inc., petroleum engineers, as technical expert advisers.

         Mr. Norris made presentations to Mr. Normandin as Claims Mediator on the background and current status of natural gas law in December 1992 and February, 1993. During that period, the parties voluntarily exchanged listings of possible generic issues that might be decided by the Claims Mediator.

                          b.      PROCEEDINGS RELATING TO CONTRACT REJECTION
                                  CLAIMS

         From February 1993 through January 1995, a series of hearings was held during which generic issues related to Contract Rejection Claims were addressed. TCO, with the support of the TCO Customer Committee, advanced an approach to the quantification of the rejection Claims based upon market evidence of the economic value that the Producers had lost as a result of the rejection of their long-term gas purchase and sale contracts (the "Market Value of Reserves Proposal"). TCO proposed examining evidence of (i) transactions for the purchase and sale of reserves dedicated under similar contracts; and (ii) negotiated buyouts by pipelines of these types of contracts.

         The first type of data would permit a comparison of the average actual market values of reserves-in-place subject to such contracts with the average actual market values of uncommitted reserves, as established by transactions involving the purchase or sale of reserves occurring within an appropriate time-frame. The difference in market price between committed and uncommitted reserves would reflect the value that the marketplace was attributing to these types of long-term contracts. Similarly, the amounts paid between willing parties for the elimination (by renegotiation to market-price levels or termination) of long-term contractual obligations at prices in excess of market levels would evidence the economic value that the market was placing on these types of contracts pre-petition.

The implementation of this approach required discovery of information about actual transactions for the purchase or sale of reserves and of negotiated contract buyouts.

         The Producers strongly opposed TCO's Market Value of Reserves Proposal and the possibility of discovery from them of the necessary information. In the course of various conferences on issues relating to the recalculation of Contract Rejection Claims, Mr. Normandin announced that TCO's Market Value of Reserves Proposal merited further consideration and that discovery concerning reserve transactions should occur. After significant negotiations regarding the scope and handling of confidential data, that discovery was conducted and is in the process of being analyzed by TCO.

         The Creditors' Committee attacked the TCO Market Value Reserves Proposal on the ground that it would systematically understate this category of Claims to the detriment of this group of unsecured Creditors relative to other unsecured Creditors. The Creditors' Committee endorsed the DCF approach in concept, but took no position on which, if any, of the conflicting proposals was more appropriate or as to how that determination should be made.

         All the Producer proposals incorporated some form of a discounted cash flow ("DCF") methodology for consideration by Mr. Normandin in estimating rejection Claims. Pursuant to procedures established by the Claims Mediator, the Producers submitted their proposals for the estimation of Contract

Rejection Claims on May 24, 1993. In addition to its Market Value of Reserves Proposal, TCO advanced its own DCF approach.

         All submissions by TCO and individual and/or groups of Producers suggested various simplifying assumptions to beincorporated in the DCF approach. However, there was little agreement on what simplifying assumptions should be used.

         In contrast to many of the Filed Claims, all of the proposals recognized the need to discount to present value the projected lost future revenue streams; the need to mitigate damages in light of the fact that the Producers retained ownership of the gas and had the right to sell it to others; the appropriateness of limiting speculative potential "fly-ups" of contract prices; and the correctness of ignoring highly speculative possible production from unproved reserves.

                                  (i)      HEARINGS ON THE DCF APPROACH ON
                                           PRICING AND DISCOUNT RATE

         The estimation hearings on the various DCF methodologies commenced on July 14, 1993, at the offices of Ropes & Gray in Boston, Massachusetts, and continued intermittently through July, August, September, October and November, 1993. The hearings addressed the Producer proposals in three segments: prices, discount rates and volumes. The first ten and one-half days of hearings were devoted to the presentation of argument and testimony on the appropriate contract prices and market or mitigation prices to be used in the calculation of lost revenue resulting from the rejection of the contracts.

         Various competing Producer pricing proposals were presented primarily by (i) a coalition of certain Southwest producers (e.g., Union Pacific Resources, Co. ("UPR")) and Appalachian producers (e.g., Ashland Exploration Inc.), and (ii) Exxon Company USA ("Exxon"). The Southwest/Appalachian group proposed using projected contract prices and actual spot market prices to calculate damages for the period between July 31, 1991 and the date of the Generic Recalculation (the "Gap Period"), taking the last contract price and a twelve month average spot market price to establish differentials that would then be projected for future periods over the life of the contracts. An integral part of this proposal was the assumption that gas dedicated under many contracts would have experienced a substantial increase in price on January 1, 1993, due to deregulation pricing provisions in the contracts ("Fly-Up") and that potential Fly Up should be reflected in the calculation of damages.

         Exxon proposed using the actual difference between the July 31, 1991, contract price and the July 1991 spot market price, seasonally adjusted, for each Producer as the damage differential assumed for all periods, using the contract/mitigation price premium existing on the Petition Date as the per unit dollar amount of rejection damages. The Exxon approach ignores any post-petition fluctuations in the contract and/or market price levels.

         The Producer-participants, and Customers' Committee then presented, for two and one-half days in August, 1993, evidence on the appropriate discount rate to be applied. Producer-proposed discount rates ranged from a risk-free investment rate of 8.5% per annum (reflecting the then current government ten-year bond yield), presented by the Southwest/Appalachian group, to a rate of 11.4% per annum based upon the average cost of capital for natural gas production companies similar to those with Contract Rejection Claims, presented by Exxon. The Customers' Committee presented evidence that appropriate discount rates for the types of projected cash flows at issue in these proceedings between 15% and 19% per annum, based upon actual practice in the industry.

                              (ii)         PRODUCER PROPOSALS ON VOLUMES

         Over eleven days of hearings in September and October, 1993, the Producers presented their proposals for determining the relevant volumes of natural gas to be used in the estimation of damages for contract rejection. The Producers generally agreed that the smaller claimants should be given the option of adopting, without audit, the monthly volumes attributed to them in TCO's previously defined LOR Study of August 1991. See Section III.B.5, "TCO's 1991 'Excess Supply Crisis'" for a discussion of the origin of the LOR. Otherwise, the proposals differed significantly.

         Exxon proposed that each Producer-claimant be allowed to determine and support for purposes of the proceeding its own total proved reserves (both developed and undeveloped) as defined by the Society of Petroleum Engineers ("S.P.E.")

existing and dedicated to TCO as of July 31, 1991 (the "Proved Reserves"). With minor adjustments to that total to obtain saleable gas quantities, the Producer would then compute its monthly or annual deliverable volumes by applying an exponential decline curve that would permit the production of all such reserves during their expected life, if possible without exceeding in any future year the greater of the quantities actually produced in the last year before the Generic Recalculation or 80% of the quantities actually produced during the year prior to the Petition Date. The Producer-claimant would then submit its calculations with supporting documentation to the Claims Mediator.

         The resulting monthly (or annual) deliverable quantities would be used in the Generic Recalculation of damages over the life of the relevant contracts. Under this proposal, Producers would compute damages based upon total deliverable quantities, so calculated, without regard to the differing contractual commitments of TCO under the rejected contracts to take only particular percentages of the total available.

         The Appalachian Producer group supported the Exxon proposal except that under its methodology, damages would be calculated on Proved Reserves existing as of the date of the Generic Recalculation, so as to give credit for post-Petition activity by particular producers that increased their Proved Reserves and, thereby, increased their damage claims.

         The Southwest Producer group proposed utilizing the quantities forecasted for each Producer by TCO, in the course of its normal business, as incorporated in the TCO volumes data base as of August 1991. Under this proposal, errors or omissions in the volume forecasts could be corrected at a Producer's initiative if the Producer could demonstrate that no engineering or geological judgment would be required to conclude that there was an error or omission and to correct for it (e.g., omissions or errors as to the Producer's working interest, dedicated acreage or producing wells).

         The South Lake Arthur Producers proposed through their written submission, without calling witnesses, that the Claims Mediator take the historical amounts being delivered under the contracts as of the Petition Date and apply generic decline curves (based upon producing regions and other characteristics) to those levels of deliverability to generate post-petition monthly volumes for purposes of the Generic Recalculation.

                             (iii)         TCO'S RESPONSE TO THE PRODUCERS'
                                           PROPOSALS

         In three days of hearings, commencing November 2, 1993, TCO outlined how the Producers' DCF methodology should be implemented if it were to be used instead of TCO's Market Value of Reserves Proposal. TCO asserted that a properly implemented DCF approach to claims estimation would yield similar results to its proposed market value approach.

         TCO proposed a method of estimating the contract/ mitigation price differentials for each month under each rejected contract that combined features of the various Producers' proposals. TCO's goal was to identify a set of simplifying assumptions that could be easily employed but that would still capture the relative benefits of the Producers' various contracts. Thus, where available, the specified anticipated contract price premium over market would be utilized. Otherwise, for the period from the Petition Date to the Recalculation Date, the monthly differentials generally would be derived from (i) the contract prices being paid immediately prior to the Petition Date, (ii) any determinable and undisputed contract price changes that would have occurred thereafter and (iii) mitigation prices based on reported spot prices for the applicable regional delivery point adjusted for the quantifiable benefit from the accelerated cash flow that resulted from the rejection of particular contracts (i.e., from the ability to produce above the daily contract quantity ("DCQ") level specified in the rejected contract).(4)

         For the future period (post-Recalculation until the end of relevant damages period), TCO proposed that the applicable monthly contract/mitigation price differentials be the differences between the last determinable and undisputed contract prices prior to the Recalculation Date (or the last contract price being paid prior to the Petition Date) and the

- ---------------
(4) Under TCO's proposal, the benefit to the Producers would be reflected by adjusting the mitigation price upward.

average of the monthly mitigation prices for 12 months prior to the Recalculation Date.

         TCO presented two alternative volumes proposals. First, TCO proposed to use monthly deliverable volumes at the appropriate DCQ levels from the Petition Date as utilized in the LOR study "LOR", infra, adjusted to reflect only proved producing reserves existing as of July 31, 1991.

         Alternatively, TCO proposed that if it were determined that non-producing proved reserves should be included in the Generic Recalculation of claims, then proved reserve estimates contained in the Producers' existing SEC filings should be used rather than estimates prepared for purposes of the Estimation Proceedings.

         TCO proposed a post-tax discount rate of 16% per annum to reflect the average cost of equity project financing for natural gas Producers. Finally, TCO suggested that the resulting net present values be adjusted to reflect the additional uncertainty and speculativeness of the resulting cash flow projections so as to reflect the fair market value under established appraisal standards of the contract rights that were lost by the rejection of the contracts.

                              (iv)          PRODUCER REBUTTAL

         In November, 1993, certain Producers and Producer-groups offered rebuttal testimony to TCO's presentation. Through expert testimony, these parties offered various critiques of TCO's proposals for the implementation of the Producers' DCF methodology. Generally, the Producers asserted that the pricing and discount rate proposals would result in lower Contract Rejection Claims than would the Producer-proposed approaches.

         The Southwest Producers group supported the principle of using the LOR to establish reserves for the purposes of the initial recalculation. All of the Producers represented at the Claims Estimation hearings indicated that they objected to the exclusion of proved non-producing reserves from the damages calculation.

         The Producers uniformly objected to TCO's proposal to use pre-petition, contemporaneous SEC proved reserve data. However, the testimony during the surrebuttal presentation demonstrated that there were relatively few differences between the SPE and SEC proved reserve definitions. The Producers' primary criticism was that the use of pre-existing reserve reports denied Producers the opportunity of issuing reserve reports and estimates prepared for the Estimation proceeding. They also criticized TCO's SEC volumes proposal because it would allow Producers who did not have pre-existing SEC reports to calculate their reserves for the specific purpose of the Claims Estimation Proceeding while depriving other Producers of the same opportunity.

                          c.      CONSIDERATION OF NON-REJECTION PRODUCER CLAIMS

         The principal Non-rejection Producer Claims include (i) take-or-pay Claims ( i.e. assertions that TCO failed to pay for gas it did not take or make payment for under its gas purchase contracts) (ii) price deficiency Claims (i.e. assertions that TCO underpaid Producers for gas taken because of disputes over the applicable contract price, errors in measurement of the quantity of gas taken which have been discovered and corrected), (iii) Claims that TCO took gas in the weeks or months immediately preceding the Petition Date but made no payment therefor, and (iv) miscellaneous other Claims related to the gas purchase contracts.

         Most of the Non-rejection Producer Claims are not subject to generic determinations and will, therefore, be addressed in the Claims-specific phase of the Estimation Proceeding.

                 3.       THE CLAIMS MEDIATOR'S INITIAL REPORT ON GENERIC ISSUES

         On October 13, 1994, Mr. Normandin issued his Initial Report and Recommendations of the Claims Mediator on Generic Issues For Natural Gas Contract Claims (the "Normandin Initial Report"), regarding the recommended determination of generic issues for, and the methodology for recalculating and quantifying, the contract rejection claims based upon a discounted cash flow methodology. Mr. Normandin noted in his report that:

                 "While this recalculation will make it possible for the Bankruptcy Court and the parties to analyze the claims in some detail and on a comparable basis, the result of the recalculation will not be final. Not all legal issues relating to the claims are generic issues. There are claim-specific issues, resolution of which will depend on the facts as to an individual producer's claim, or the wording of a particular contract. Claims cannot be finally estimated and allowed until these claim-specific issues, too, are resolved." Normandin Initial Report, p. 3.

          The Normandin Initial Report establishes as to Contract Rejection Claims, a prefinanced discounted cash flow methodology, based on the applicability of enunciated generic principles relating to pricing, volumes, and discount rate, which producers are to use in recalculating those claims, subject to extensive audits particularly in the area of existing and proved undeveloped volumes claimed by the producers.(5)

         The generic principles applied to contract rejection claims include a 20-year study period, with an applicable discount rate of 10%. The Report applies a single price differential to volumes expected to be produced over the study period, using the difference between (a) the contract price as of the Petition Date, and (b) the mitigation price for four producing regions as of the Petition Date, adjusted to eliminate the effect of seasonality by using average spot prices over a 12-month period ending with the Petition Date.

         Allowed volumes include all proved reserves as of December 31, 1991, including proved undeveloped reserves ("PUDs") if planned as of the Petition Date to be developed and producing prior to December 31, 1994. Audits of the claim forms and of the underlying volumes data are required for most large claimants, with a random selection of audits to be conducted for smaller claimants. Mr. Normandin did acknowledge the usefulness

- ---------------
(5) The applicability of the Claims Mediator's DCF approach is also subject to his findings as to the applicability of TCO's Market Value of Reserves approach to estimating contract rejection damages.

of the LOR database and adopted those numbers as a secondary source for establishing and auditing reserves:

                 "My conclusion that the primary source of data should be the producer's records and files in no way implies a criticism of the LOR database. The testimony of the TCO witnesses who were responsible for assembling and maintaining the database was credible, and I am convinced that, on the whole, it was assembled and maintained in a careful and reasonably objective manner... While I don't think that the LOR database should be used as the primary source of information as to volumes, I do think that it is an appropriate secondary source." Normandin Initial Report at 121.

         As to non-rejection claims, the Normandin Initial Report finds TCO obligated to producers for breach of its take or pay contracts, without any reduction for unexpired take-on-pay recoupment rights. TCO is not liable, however, for any take or pay claim for any contract year that had not expired prior to the Petition Date, nor may any take or pay claim include claims for severance taxes or Section 110 Costs. The report also includes forms for the calculation of flowing gas and price and volume dispute claims.

         Mr. Normandin acknowledges that the generic nature of the recalculation set out in his report will necessarily provide inaccurate damage values for individual producers: "...[T]he estimation process may require that standardized rules and procedures be applied in estimating claims, even though these may result in some departure from the exact rules which would [be] applied and procedure followed if individual claims were being liquidated." Normandin Initial Report at 19. Specifically, Mr. Normandin notes that the use of a modified date of breach method "is not without flaws, and that the results it will yield are not perfect." Normandin Initial Report at 86. Although he recommends the method as fair, he acknowledges that it is "somewhat arbitrary". Normandin Initial Report at 87.

         Following the issuance of his Initial Report, Mr. Normandin scheduled follow-up hearings in November, 1994 and January, 1995 to consider comments on the proposed recalculation forms, and certain specific objections to the Initial Report. A further hearing was held on January 17, 1995, on the issue of the appropriate mitigation price for Appalachian Basin gas. (At the time of the Initial Report, Mr. Normandin mistakenly thought that there was agreement on that issue among TCO and the Producers; after learning that that was not the case, he scheduled an additional hearing on that matter.)

         On February 17, 1995, Mr. Normandin issued a Supplement to Initial Report and Recommendations of the Claims Mediator ("Normandin Supplement"). The Normandin Supplement incorporated agreed upon comments on the recalculations forms and corrected typographical errors therein. The Normandin Supplement also discussed and rejected several objections to the Normandin Initial Report, including the treatment of royalty gas, the use of a generic decline curve to schedule deliverability, the restriction on the use of post-July 31, 1991 geological data to calculate reserve estimates, and the use of the modified date of breach method. The Normandin Supplement also recommended that the appropriate mitigation price for Appalachian Basin gas be the index price at Rayne, Louisiana plus sixteen cents (the cost of purchasing gas in the Southwest plus the cost of transportation of the gas from the Southwest to Appalachia on Columbia Gulf Transmission). Mr. Normandin rejected TCO's recommendation that the Appalachian index price be used, agreeing instead with the Appalachian producers that, although an Appalachian index would be generally favorable for measuring a mitigation price for Appalachian Basin gas, that particular index was not mature and/or liquid enough to represent a viable mitigation alternative during the period one year prior to July 31, 1991.

         Mr. Normandin originally set April 21, 1995, as the return date for the recalculation forms. At the request of TCO and several of the Producers, that date was extended to May 19, 1995, because of expressions of concern from Producers that they would be unable to meet the earlier deadline due to, among other things, the difficulty of supplying the data in computerized form.

         The Normandin Report is specifically designated an "initial" report because it is without prejudice to TCO's Market Value of Reserves methodology, the legal and factual issues in regard to which remain to be heard by Mr. Normandin. Mr. Normandin has established a schedule by which hearings on TCO's Market Value of Reserves approach would be held in June 1995.

                             (i)  CONTRACT AND PRODUCER SPECIFIC ISSUES
                                  ("CONTRACT-SPECIFIC DETERMINATIONS") AND
                                  DEFENSES

         As anticipated in the Estimation Order, the Normandin-Initial Report leaves many contract-specific issues for resolution subsequent to the Generic Recalculation. Various parties may contend that the Generic Recalculations overstate or understate the appropriate damages for particular Producers depending upon their specific contract terms and conditions and related facts. Certain contract specific issues can be anticipated. They include, but are not limited to:

                 (a) Whether a particular market-sensitive contract with a periodic price redetermination clause would reasonably be expected to embody any systematic price premium over Market Value for the long-term.

                 (b) Whether prices in particular contracts would have experienced Fly-Up post-petition under the applicable contract provisions and the facts relevant thereto.

                 (c) Whether prices in contracts with no deregulation pricing provision generate any post-deregulation damages.

                 (d) Whether particular pricing provisions or volume provisions are too vague or indefinite under applicable state law to be enforceable.

                 (e) Whether post-recalculation damages under certain contracts are too speculative to calculate with any reasonable degree of certainty.

                 (f) Whether specific development plans for proved non-producing reserves were sufficiently definite as of the Petition Date to be allowed for damage calculations.

                 (g) Whether the contract between TCO and UPR entitles UPR to calculate damages on volumes of gas previously sold to a different purchaser from the same fields subject to the TCO contract.


         These contract-specific adjustments may increase or decrease damages for individual claimants. As contemplated by the Estimation Order, contract-specific Claims and defenses will be considered subsequent to the Generic Recalculation.

         The Producer Claims involve a myriad of complex and difficult issues the resolution of which, even in the context of an abbreviated procedure such as estimation proceedings will take years to accomplish. The Claims Mediator's generic determinations are only recommendations which must be adopted by the Bankruptcy Court to become effective. Even if those recommendations are adopted, questions will remain as to the relationship between the generic rules for estimation and the liquidation of individual claims. In addition, there are numerous issues specific to particular claims that have been expressly excluded from the generic recommendations.

         C.      THE SETTLEMENT WITH VARIOUS PRODUCERS

         Commencing in December 1994, Columbia engaged in meetings with certain producers with the largest claims against TCO to discuss means of achieving a negotiated resolution of the central issues in these proceedings. In February 1995, Columbia and TCO embarked upon a series of meetings with the individual Producer Creditors holding the larger Claims against TCO to present a settlement concept, the key features of which were (i) that TCO would attempt to negotiate Allowed Claim amounts with individual Producer Creditors or groups of Producer Creditors; (ii) the settlements would be conditioned upon a TCO plan of reorganization supported financially by CG that would contain a target payout of 72.5% of Allowed Producer Claims and guarantee at least 95% of that target payout; and (iii) that TCO and Columbia would guarantee in that Plan that all other Producer Creditors would receive at least the same percentage payout as the settlors were to receive on their Claims once liquidated and allowed either through settlement or litigation. In the judgment of the Debtors, it was the willingness of TCO and Columbia to assume the exposure and risk, and of Columbia to guarantee the funding, with respect to the payment on equal terms of other Producer Creditors that made the negotiations and, ultimately, the settlements possible.

         Following six weeks of intense negotiations, the Debtors reached agreement in principle (the "Producer Settlement") with Producer Creditors representing in the aggregate over 80% of the Debtors' estimate of the total likely allowed amounts of Producer Claims (the "Settling Producers"). That agreement provides for the Settling Producers' claims to be Allowed in a total amount of $1.327 billion, with an expected payout of

$962.3 million and a minimum payout of $914.2 million. That agreement is conditioned upon a confirmed plan of reorganization containing the terms that are set forth in this Plan.

         D.      SETTLEMENT OFFERS FOR REMAINING PRODUCER CLAIMS

         The rights of other Producer Creditors to liquidate their Claims through settlement or litigation are fully preserved. Any Producer that elects to liquidate its Claim through litigation will be afforded the opportunity to do so and will enjoy that opportunity much sooner because of the Producer Settlement and attendant process.

         To expedite the process of the liquidation of the remaining Producer Claims, TCO and the Creditors' Committee have worked together to generate a schedule of settlement offers for all other Producer Creditors. TCO and the Creditors' Committee expect that those offers will be attractive to and accepted by large numbers of Producer Creditors with which TCO has been unable to conduct individual negotiations. If so, then the process of estimating and liquidating the Producer Claims will be expedited and simplified even further.

         To promote the objective of prompt and efficient liquidation of these Producer Claims, the Schedule of settlement offers has been generated on a basis believed to be highly favorable to the preponderance of remaining Producer Claimants. The methodology underlying the Schedule, as further described below, resolves numerous identifiable legal and factual disputes of general applicability in favor of the Producer Creditors and utilizes compromise on a few issues where a reasonable basis for identifying a compromise position exists. At the same time, TCO recognizes that certain Producers have individual issues of significance and that the data available to TCO is not necessarily complete or fully accurate. Thus, individual Producers may want, and will be given an opportunity if they so elect, to present their own data and to litigate their individual issues.

         In 1991, TCO compiled an extensive data base containing production data and delivery forecasts for all of its active gas supply contracts. That study became known as the Life-of-Reserve or "LOR" study. The data base also contained various assumptions concerning future contract prices under those contracts and projections of future spot market prices for natural gas. That study generated an estimate of the present value of the anticipated future costs in excess of forecast spot-market prices for natural gas that was to be purchased by TCO under the contracts. That estimate subsequently was used in August 1991, after the filing of the bankruptcy petition, as a surrogate for possible contract damages in taking a charge against earnings for the second quarter of 1991. Subsequently, that data base was revised by TCO utilizing new computer projection techniques contained in a software package named ARIES for volume projections for Appalachian Producers.

         The Initial Report issued in October 1994 adopted an initial generic approach for estimating damages for the rejection of the gas supply contracts using different pricing and discount rate assumptions than were used in the LOR. The utilization of those assumptions with the LOR volume data results in higher estimated damages than the LOR study for some producers and lower estimated damages for others.

         The Schedule of settlement offers was generated as follows: The Schedule adopts Filed proof of claim amounts for Claims that TCO has concluded were filed in appropriate amounts. For each other Producer rejection Claim, TCO utilized the LOR volume data, modified when applicable by the ARIES program, and computed two separate potential allowed Claims amounts, one utilizing the pricing and discount rate assumptions of the LOR (the "LOR Amount") and the other utilizing the corresponding assumptions recommended in the Claims Mediator's Reports (with certain other issues resolved as discussed below) (the "Normandin Amount"). Then, for each Producer, the Schedule incorporates the higher of the LOR Amount or 103.45% of the Normandin Amount (reflecting an assumed payout percentage of 75% rather than 72.5% as to that part of the Claim) plus TCO's best estimate of that Producer's nonrejection Claims minus any applicable setoffs or, where significant disputes appear to exist as to such Claims or setoffs, TCO's best estimate of appropriate compromise amounts. For the computation of the Normandin Amount, two issues on which the Claims Mediator's Report did not make a recommendation, were treated as follows:

                 (i) the settlement offers assume no "flydown" to market levels of prices upon deregulation in contracts that contain no deregulation pricing provisions; and

                 (ii) the settlement offers treat contracts as containing Cost Recovery Clauses where the signatories opted out of the Enterprise Energy class action on generally the same terms as received under the settlement of that action by the producer class members.

         The data used to generate the settlement offers set forth in the Schedule contains, for Appalachian Producers, no additions beyond what is incorporated in the ARIES projections for proved, undeveloped reserves, to which some Producers may be entitled under the Claims Mediator's Reports. Data with respect to the amount or eligibility of such reserves for particular Producers is not available to TCO. However, in the judgment of TCO, the pricing assumptions utilized to generate the Normandin Amount provide several benefits for Appalachian Producers that may not be attainable if the Claims were liquidated through litigation. These benefits include the following:

                 (i) an additional increment to the Normandin Amount;

                 (ii) the use of a price premium of $.62 above market for contracts that specify a premium to be reflected in annual price redeterminations of $.50;

                 (iii) the use of a permanent above-market price differential in contracts as to which prices would be market-based when the market prices reached a certain level;

                 (iv) no "fly-down" to market upon deregulation for contracts that contain no deregulation pricing provision; and

                 (v) treatment of the Enterprise Energy opt outs on the compromise basis reflected in the Enterprise Energy class action settlement.

         Any Producer that elects to decline the settlement offer will be entitled to liquidate its Claims through litigation, in which case TCO reserves the right to assert its positions on all of the issues and defenses as to which it has offered to compromise as part of the settlement offer and reserves its rights as to any other issues that may arise in that litigation.

         E.      NON-PRODUCER CLAIMS

         While several Bar Dates have been set for Producer Claims, March 18, 1992 is the only Bar Date established thus far for most Non-Producer Claims. Approximately 2,900 of the proofs of Claim Filed have been classified by TCO as Claims which do not arise from or relate to gas purchase and sales contracts, and are generally referred to as "Non-Producer Claims".

         TCO has expended considerable resources in reviewing and reconciling to TCO's books the Non-Producer Claims to ensure a high degree of accuracy in deciding whether the Claims Filed are proper as Filed or are objectionable. As a result of this detailed review and pursuant to the Court's order dated

December 17, 1992, establishing guidelines for procedural objections to Claims and settlement parameters for Claims liquidation (the "Procedural Order"), TCO has Filed two Omnibus Procedural Objections seeking to disallow over 1,000 Non-Producer Claims on the basis that the Claims were Filed after the Bar Date, are duplicates of other Claims, were amended by subsequent amending Claims, are unsigned, have already been paid pursuant to Bankruptcy Court orders, or asserted no basis for a Claim and as to which TCO's books and records reflect no liability. The relief requested by TCO in those two Omnibus Procedural Objections has been or, TCO believes, will be substantially granted by the Bankruptcy Court.

         TCO's review of Non-Producer Claims to date has resulted in the resolution of disputes and the liquidation for allowance purposes of virtually all of the Non-Producer Claims. To the extent Disputed Non-Producer Claims are not resolved by settlement, TCO will continue to prosecute procedural and substantive objections before the Bankruptcy Court, and believes it can, if necessary, achieve thereby an Allowed level of Claims reflective of the levels for such Claims recorded in the proposed Payout Analysis annexed hereto as
Exhibit 2.

         Non-Producer Claims (apart from TCO's secured and unsecured obligations to Columbia) can be categorized into five groups. These groups are (a) Customer Claims, See Section IV.B.1., (b) upstream pipeline supplier Claims, See Section IV.B.2., (c) taxing authority Claims, (d) accounts payable/trade debt

Claims and (e) miscellaneous Claims (including Claims arising in connection with non-gas contract related litigation). In addition, there are several individual Claims of governmental agencies that because of their magnitude are separately described, such as the Claims of the IRS, the EPA and the PBGC.

         As with all of the Claims, TCO undertook a careful review of the Non-Producer/Non-Customer Claims by first identifying the general nature of the Claim, then assigning that Claim to the appropriate department within TCO, and then having each Claim analyzed in more detail by individuals in the department assigned. Each Claim was reviewed to identify the need and basis for an objection, if any. The Claim amounts were compared with TCO's books and records to determine the amount of discrepancy between TCO's and Claimant's positions. TCO made efforts with virtually every Claimant to reconcile or settle the Claim.

         In those instances where no settlement could be achieved, the reviewing department, with the assistance of the Finance and Law Departments as necessary, was asked to determine an amount that TCO should propose in order to liquidate each Claim based upon its review of all records available, communications with the Claimant and appropriate legal analysis. TCO or Reorganized TCO will continue in its effort to liquidate the Claims held by holders of unliquidated General Unsecured Claims that did not accept the Allowance Amounts proposed for their Claims by objecting to such Claims in the Bankruptcy Court, to the extent that TCO has not already objected to such Claims or through settlement of such Claims.

                 1.       STATE AND LOCAL TAXES

         A substantial portion of the Claims relating to TCO's pre-petition state and local property tax liabilities have been paid in full pursuant to Bankruptcy Court orders characterizing those liabilities as secured or administrative obligations. Remaining Claims of state and local taxing authorities represent about 150 proofs of Claim, totalling approximately $23.7 million as Filed. Those Claims which TCO has not been authorized to pay in full are being liquidated on the basis of assessments and invoices from the taxing authorities.

         Additionally, TCO has included an estimated Allowed Claim for approximately $2.2 million for Priority Tax Claims, and approximately $6.85 million principally related to Claims by the State of West Virginia for property taxes which under Court orders are treated as Unsecured, non-Priority Claims and for unsecured penalties asserted where they relate to taxes which are Allowed Secured Claims. The State of West Virginia appealed the ruling on the status of its Claim to the U.S. Court of Appeals for the Third Circuit which upheld the lower Court's decision. The State of West Virginia has filed a petition for a writ of certiorari with the United States Supreme Court. The Priority Tax Claims also include state income taxes, state sales taxes, state use taxes and other miscellaneous state and local taxes.

         In order to liquidate certain tax claims, on April 4, 1994, TCO filed its Omnibus Objection to Certain Tax Claims concerning about 180 Claims by various taxing authorities. Virtually all of the Claims were disallowed in whole or in part. The Claims for penalties on secured taxes were reclassified to unsecured, non-Priority Claims or subordinated to Unsecured Claims. TCO believes the remaining Tax Claims are not valid for various reasons and is attempting to have those Claims withdrawn, or if necessary, will file objections to those Claims.

         State and local tax obligations are treated as unclassified Priority Claims, or as Unsecured Claims in Classes 3.1 or 3.4. Approximately $230,000 of non-compensatory penalty Claims, which have been subordinated by orders of the Bankruptcy Court, are treated in Class 3.1 or Class 3.4 under the Plan because TCO, with the consent of the Creditors' Committee, has agreed to waive enforcement of such subordination.

                 2.       ACCOUNTS PAYABLE/TRADE DEBT

         Claims arising from the purchase of miscellaneous goods and services represent approximately 1,120 proofs of Claim in the amount of about $20 million. TCO's books and records reflect liabilities of approximately $24 million as of December 31, 1994, including amounts listed on TCO's Schedules of Liabilities as undisputed, liquidated and not contingent, as to which no proofs of Claim were filed. Fewer than twenty of the Claims Filed are for an amount which exceeds TCO's valuation of the Claim, or which assert a priority or secured status with which

TCO disagrees, or which have not yet been liquidated by agreement or withdrawn, and Allowance Amounts are proposed in the Plan for these Claims. The amount asserted for those Claims yet to be liquidated is less than $6.0 million. Allowed Claims are treated under the Plan in Classes 3.1 and 3.4 as appropriate.

                 3.       MISCELLANEOUS CLAIMS

         Claims arising from issues not otherwise categorized account for the remaining 380 Claims, and generally relate to ordinary-course obligations or transactions arising from TCO's business. Generally, these Claims assert: (1) personal injury liability, whether litigation was initiated pre-petition or not;
(2) property damage, primarily related to TCO's ongoing use of property under leases and rights of way for its pipeline operations; (3) condemnation damages arising from TCO's exercise of its right of eminent domain for natural gas pipelines and storage facilities; (4) indemnity Claims by employees and officers as well as Claims for benefits; (5) Claims by states based upon abandoned property or escheat laws; (6) advance payments for construction, and (7) other Claims which do not exceed $100,000.

         TCO is proceeding to liquidate by settlement or objection filed with the Bankruptcy Court, or have the Claimants withdraw, virtually all of the Claims in this category. The Allowance Amounts proposed by TCO for unliquidated Claims are set forth on a schedule to the Plan in the appropriate Classes for these

Claims. These Claims are treated as Class 3.1 or 3.4 Claims, except for indemnity and condemnation Claims which are to be assumed pursuant to the treatment provided for Unclassified Claims and Class 4.2, respectively.

                 4.       KENTUCKY WEST VIRGINIA GAS COMPANY CLAIM

         After conducting numerous settlement negotiations, TCO and Kentucky West Virginia Gas Company ("Kentucky West") entered into a settlement agreement which settled, inter alia, (i) all issues, claims and matters by and between Kentucky West and TCO arising in FERC Docket Nos. TQ89-1-46, et al., RP86-165-000, et al. and RP86-166-000, et al. (the "Kentucky West Filings");
(ii) claims relating to TCO's rejection of a Rate Schedule PLS-1 Contract (the "PLS-1 Contract") pursuant to an order of the Bankruptcy Court dated November 6, 1992; (iii) claims for unpaid pre-petition demand charges accrued under the PLS-1 Contract; and (iv) issues regarding the restructuring of certain services provided among Kentucky West, TCO and Equitrans, Inc. On February 17, 1993, the FERC approved the settlement, as clarified and conditioned by the FERC, pursuant to an Order Accepting Contested Settlement As Clarified. On June 22, 1993, the Bankruptcy Court entered an order approving the settlement.

         As part of the Kentucky West Filings, Kentucky West sought to directly bill TCO over $57 million, plus interest, for gas costs arising from the repricing of Kentucky West's company-owned production to reflect prices set in accordance with the Natural Gas Policy Act (as interpreted by the Supreme Court in

Public Serv. Comm'n of New York v. Mid-Louisiana Gas Co., 463 U.S 319, 103 S. Ct. 3024 (1983)) for the period of December 1, 1978 through March 2, 1983. Kentucky West filed a proof of claim in TCO's case in the total amount of $67,334,312 based on the Kentucky West Filings. The settlement allows Kentucky West an unsecured claim of $19 million for gas repriced pursuant to the NGPA for the period of December 1, 1978 through March 2, 1983.

         Another element of the settlement relates to damages arising from the rejection of the PLS-1 Contract, the pre-petition contract that governed the terms of TCO's purchases of gas from Kentucky West. On November 6, 1992, the Court approved TCO's rejection of its PLS-1 Contract effective as of September 30, 1992. Pursuant to the terms of the settlement, Kentucky West is allowed an unsecured claim of $7 million representing the damages arising from the rejection of the PLS-1 Contract. The settlement also provides that Kentucky West is permitted an unsecured claim in the amount of $166,083 for pre-petition demand charges TCO incurred during June and July, 1991.

         Pursuant to the settlement, Kentucky West dismissed all direct billing claims against TCO in the Kentucky West Filings in addition to any other FERC or court proceedings involving Kentucky West's right to recover company-owned production for the period of December 1, 1978 through March 2, 1983. TCO also dismissed various actions pending before the United States Court of Appeals for the District of Columbia and the Fifth Circuit

Court of Appeals regarding the review of the FERC's orders permitting direct billings for repriced gas and withdrew its opposition to Kentucky West's right to recover direct billing claims for the repriced production for the period December 1, 1978 through March 2, 1983.

         Kentucky West's Claims are Classified in Class 3.4.

                 5.       IRS AND OTHER PRIORITY TAX CLAIMS; AFFILIATE TAX
                          CLAIMS

         Pursuant to section 507(a)(8) of the Bankruptcy Code, Allowed Unsecured Claims relating to certain income taxes, property taxes, employment taxes, and certain other types of taxes are Priority Tax Claims.

         On or about March 13, 1992, the Internal Revenue Service (the "IRS") timely filed four duplicative proofs of claim against TCO, each in the amount of $553,728,311.39 (the "IRS Claims"), as well as identical Claims against Columbia. The IRS Claims asserted claims for income taxes plus penalties and interest, for the taxable years ending 1980, 1981, 1983, 1985, 1986, 1987, 1988 and 1990 and for excise taxes (Form 720) for the period ended June 30, 1991 and protective claims for pension excise taxes. The IRS Claims asserted that (i) $11,667,918.33 constituted a secured claim by virtue of a set-off of refunds due for the taxable years 1979, 1982 and 1989, (ii) $461,884,205.75 constituted an unsecured priority claim, and (iii) $80,176,187.31 constituted a general unsecured claim.

         Columbia disputed both the amount and priority of the IRS Claims and engaged in extensive negotiations, along with TCO and the IRS, over the IRS' claims. Ultimately Columbia, and its subsidiaries, including TCO, entered into a settlement with the IRS covering income taxes, excise taxes (Form 720) and pension excise taxes.

         The principal federal income tax issues raised by the IRS Claims consisted of (i) IRS objections to the treatment by TCO of approximately $850 million in payments made by TCO to producers under the Producer Price Reduction Purchase Plan ("PPRPP") and for other similar payments to producers from 1985 to 1987 in order to obtain price and take-or-pay reductions and for other contract reformation costs under gas purchase contracts which TCO had with such Producers; (ii) TCO's ability to deduct in certain tax years expenses that had previously been included in the valuation of its book and tax LIFO inventory layer, and (iii) as to TCO as well as other members of the Columbia Group, questions relating to the deductibility of software development costs incurred during the taxable years 1985 to 1990.

         The settlement agreement with the IRS, documented in the Department of the Treasury - Internal Revenue Service Agreement as to the Final Determination of Tax Liability with the IRS (the "Closing Agreement"), was approved by the Joint Committee on Taxation of the United States Congress on June 30, 1994 and was approved by an Order of the Bankruptcy Court dated October 12, 1994.

         The IRS settlement reduced the IRS' Claims for the Columbia Group as a whole from $553 million to $111,902,703.00 plus post-petition interest (of approximately $24.6 million through December 31, 1995) to be calculated pursuant to the Closing Agreement, and the Bankruptcy Court's order approving the settlement allowed the IRS' claims as priority claims under 11 U.S.C Section 507(a)(8) against both Columbia and TCO. It is anticipated that future tax benefits arising from the payment of the IRS' Claim (the "turnarounds") will reduce the effective cost of the settlement to approximately $68.2 million, including post-petition interest through December 31, 1995.

         The consolidated income tax regulations provide that each member of the Columbia Group is severally liable for the entire consolidated tax liability of the Group. However, the Debtors intend to allocate the tax savings and costs engendered by the IRS settlement in accordance with their Tax Allocation Agreement (the "TAA"), which both Columbia and TCO are seeking to assume pursuant to their respective plans of reorganization. As a result, TCO, as the taxpayer primarily responsible for generating the tax liabilities, will fund the payment to the IRS, including post-petition interest, and receive its allocable share of the turnarounds. Net Refunds allocable to Columbia and its non-debtor subsidiaries which have been offset by the IRS against its Claim will be paid by TCO to those entities as a cure cost under the TAA, if the Bankruptcy Court approves the assumption of the TAA. It is estimated that under the TAA, TCO will owe approximately $134.6 million plus post-petition interest of approximately $29.6 million through December 31, 1995, and that other members of the Columbia Group will be entitled to a refund of approximately $22.7 million plus post-petition interest of approximately $5.0 million. After taking into account various turnarounds for the period 1991 through 1995, the net cost of the settlement to TCO is approximately $76.8 million, including interest through December 31, 1995 and the net result to other members of the Columbia Group is a refund of approximately $8.6 million, including interest through December 31, 1995.

         At the time the Bankruptcy Court approved the Closing Agreement, it also approved an agreement between Columbia, TCO and TCO's Unsecured Creditor's Committee that in the event the Bankruptcy Court failed to approve the allocation of post-petition interest to TCO pursuant to the TAA or otherwise, Columbia and/or its non-debtor subsidiaries would be obligated to make that payment to the IRS.

         In the event that the Bankruptcy Court does not approve the assumption of the TAA as an executory contract, in accordance with section 365 of the Bankruptcy Code, the amounts claimed against TCO under the TAA by Columbia and/or its non-debtor subsidiaries will be Affiliate Tax Claims classified in Class 4.5 of the Plan and will be assumed by Reorganized TCO and paid in cash when and if due.

         In addition to the $2.2 million of state and local Priority Tax Claims described above in subsection 1, this Class includes also a $700,000 annual pipeline safety fee payable to the United States Department of Transportation.

                 6.       PENSION CLAIMS

          Columbia has a pension plan known as the Retirement Income Plan for the Columbia Gas System Companies (the "Retirement Plan") for certain employees of Columbia's participating subsidiaries, including TCO. The Retirement Plan is governed by Title IV of Employee Retirement Income Security Act of 1974 ("ERISA"). To date, all contributions required to be made to the Retirement Plan and all premiums due to the Pension Benefit Guaranty Corporation ("PBGC") pursuant to section 4007 of ERISA, whether pre-or post-petition, have been paid.

         The PBGC, however, filed three proofs of Claim (the "PBGC Claims") against both Columbia's and TCO's estates. The first proof of Claim asserts a priority Claim pursuant to sections 507(a)(1) and (7) in the estimated amount of $150 million for statutory termination liability which is contingent upon, among others, the termination of the Retirement Plan prior to the confirmation of a plan of reorganization.

         The second Claim filed by the PBGC is for contributions required to be made to the Retirement Plan pursuant to sections 302 and 4062(c) of ERISA and the third Claim is for future premiums to be paid to the PBGC pursuant to section 4007(a) of ERISA. Both of these Claims were filed in unliquidated amounts and the PBGC has asserted that at least portions of each of the Claims are entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code.

         TCO, Columbia and representatives of the PBGC have reached a preliminary, informal agreement that if TCO and Columbia (i) continue to make the required contributions to the Retirement Plan pursuant to section 302 of ERISA, (ii) pay all premiums due to the PBGC pursuant to section 4007 of ERISA, and (iii) do not terminate the Retirement Plan prior to the earlier of the entry of orders confirming plans of reorganization or other orders of the Bankruptcy Court, the PBGC will withdraw the PBGC Claims.

         In fact, the Plan contemplates that all pension-related obligations will be assumed by Reorganized TCO. At this time, TCO does not believe any modifications will be made to the existing Retirement Plan. Thus, the PBGC Claims are expected to be withdrawn, or disallowed as of the Effective Date of this Plan.

                 7.       ENVIRONMENTAL ISSUES

         TCO is subject to complex state and federal environmental regulations that impact its operations over approximately 18,900 miles of pipeline, approximately 300 active or retired compressor stations and support facilities, an estimated 15,000 points at which pipeline liquids are or were removed, and numerous support facilities in eleven states and four regions of the U.S. Environmental Protection Agency ("EPA"). An objective of the Plan is to insure that Reorganized TCO emerges from bankruptcy appropriately postured to comply with all applicable environmental regulatory requirements as well as to remedy the environmental impacts of its past operations.

         TCO has been engaged, prior and subsequent to the Petition Date, in a comprehensive assessment of the environmental liabilities associated with its current and past operations. This assessment involves site screening, characterization and remediation activities. TCO's management has retained outside counsel and environmental consultants to assist in its environmental assessment program.

          Although TCO initiated its environmental assessment on a voluntary basis, it has sought to involve the various appropriate governmental environmental agencies in its characterization and remediation activities in those jurisdictions with the greatest concentrations of its facilities and operations. Representatives of TCO have met regularly with representatives from the various environmental agencies, including the EPA and the environmental agencies for the states of Pennsylvania, West Virginia and Kentucky in furtherance of developing plans acceptable to those agencies for the characterization and remediation of those TCO facilities that are or may be contaminated. While meetings have been held with representatives of the New York, Ohio and Virginia environmental agencies, no regular participation in characterization and remediation activities has yet been secured from these states' environmental agencies.

         On November 16, 1994, the Bankruptcy Court approved three settlements with various governmental environmental agencies which include the EPA, the Kentucky Natural Resources and Environmental Protection Cabinet (the "Kentucky Cabinet") and the Pennsylvania Department of Environmental Resources (the "PADER").

         The settlement with the EPA (the "EPA Settlement") provides for TCO's continuation of its comprehensive environmental assessment and remediation program, TCO's reimbursement of the EPA's oversight costs incurred in connection with the implementation of the remediation program and the settlement of litigation regarding TCO's alleged violations of the Toxic Substances Control Act ("TSCA").

         The first part of the EPA Settlement is a consent order pursuant to which TCO has agreed to continue its comprehensive environmental assessment and remediation program. Under the consent order, TCO will be responsible for investigating its sites along the pipeline for environmental contamination, reporting the results to the EPA and conducting any necessary clean-up activities in compliance with the terms of the consent order. Throughout the duration of the program, the EPA will oversee TCO's progress. TCO will be responsible for reimbursing the EPA for its costs incurred in connection with the oversight of TCO's remediation program as administrative expense claims.

         The second part of the EPA Settlement resolves a complaint filed by the EPA which sets out 107 counts of alleged violations of TSCA by TCO with regard to the use and disposal of PCBs at various sites along the pipeline spanning both pre- and post-petition time periods. In the complaint, the EPA alleged that TCO was liable for over $8.4 million in penalties. In accordance with the second part of the EPA Settlement, TCO has paid the EPA a civil penalty of $4,916,472 as an administrative expense claim in full settlement of the alleged violations of TSCA.

         TCO's settlement with the Kentucky Cabinet (the "Kentucky Settlement") is similar to the EPA Settlement and is also comprised of two parts. The first part of the settlement provides that TCO will continue its environmental remediation program at certain sites located within Kentucky and the Kentucky Cabinet will oversee TCO's progress. TCO is obligated to reimburse the Kentucky Cabinet for (i) its claim for pre-petition oversight costs of approximately $30,000 as an administrative expense claim under the Plan, (ii) its claim for all post-petition oversight costs of approximately $71,000 as of November 16, 1994 as an administrative expense within 30 days of the effectiveness of the Kentucky Settlement, and (iii) all future oversight costs as administrative expenses.

          The second part of the Kentucky Settlement addresses TCO's penalty obligations for its alleged violations of various Kentucky environmental laws and regulations. Prior to January 1, 1994, the Kentucky Cabinet had issued fourteen notices of violations to TCO alleging that TCO had violated various

Kentucky environmental laws and thus was liable for penalties ranging from $1,000 to $25,000 per day per violation. In settlement of these notices of violation, TCO paid the Kentucky Cabinet $50,000 as an administrative expense claim.

         The settlement with the PADER (the "PADER Settlement") provides that TCO is to reimburse the PADER for (i) its pre-petition oversight costs of $53,384 as administrative expenses under the Plan; (ii) post-petition oversight costs of $27,622 incurred as of May 31, 1994 as administrative expenses 30 days after the effectiveness of the PADER Settlement; and (iii) all post-petition oversight costs incurred after May 31, 1994 to be paid within 60 days of receipt of the PADER's invoice for such costs as administrative expenses. For any 12 month period, TCO's reimbursement obligations are limited to the lesser of $200,000 or $20,000 per site.

         It is TCO's management's continued intent to address environmental issues with the cooperation of regulatory authorities in a mutually acceptable manner. TCO concluded initially in the bankruptcy proceedings that protracted conflict with environmental agencies over the issue of dischargeability of Claims of such agencies would be non-productive. It was determined by TCO's management that the long-term interests of the company and its Creditors would be best served by effectively addressing environmental liability issues and resolving these in a manner acceptable to the state and Federal environmental enforcement and regulatory agencies and to TCO.

In doing so, it was TCO's intention to assume liability associated with Claims that may have been held by such agencies for the investigation or clean-up of environmental contamination caused by past operations of TCO, with the exception of non-consensual prepetition environmental penalty liabilities. Proceeding in this manner also inures to the benefit of TCO's Creditors by not burdening the bankruptcy proceedings with potentially protracted disputes over environmental issues with complex questions of damages and dischargeability, and it relieves the Creditors from sharing their recoveries with potentially sizeable pre-petition and accelerated post-petition environmental Claims.

         To this end, on January 3, 1992, TCO disseminated a "Notice of Bar Date for Filing Proof of Claim" as ordered by the Bankruptcy Court. The notice specifically provided that state and federal environmental agencies were not required to file proofs of Claims in order to preserve environmental Claims against TCO. Additionally, letters were sent by TCO management to the EPA and all state environmental agencies in the states in which TCO maintains facilities, stating that these agencies would not be bound by the Bar Date in the bankruptcy proceeding.

         On March 14, 1994, Columbia Gas Transmission Corporation filed a declaratory judgment action against Aetna Casualty & Surety Company, American Re-Insurance Corporation, Continental Casualty Company, Employer's Liability Assurance Corporation, The Home Insurance Company, Lexington Insurance Company, Certain

Underwriters at Lloyd's, London, London Market Insurance Companies, North Star Reinsurance corporation and St. Paul Indemnity Insurance Company in the Circuit Court of Kanawha County, West Virginia (Civil Action No. 94-C-454) seeking recovery under various insurance policies for environmental cleanup costs incurred (or to be incurred by TCO). Standstill agreements were entered into with The Travelers Insurance Company and Associated Electric & Gas Insurance Services, Limited (AEGIS).

         The parties are currently engaged in extensive fact discovery related to the cleanup and other costs incurred or to be incurred by TCO. No trial date has been established as of yet.

         In furtherance of TCO's strategy for addressing its liabilities to governmental environmental agencies, the Plan classifies all such Claims in Class 4.1. Pursuant to the Plan, Class 4.1 Claims will not be affected by the Confirmation Order and, therefore, will continue to be liabilities of Reorganized TCO post-confirmation which will be paid when due and payable. The Plan also provides that such post-confirmation liabilities include those under the EPA Settlement, the Kentucky Settlement and the PADER Settlement and will be paid in accordance with the terms of such settlements.

         Primarily as a consequence of its self-assessment program, TCO has accrued environmental liabilities of approximately $178 million as of December 31, 1994 (which are reduced by approximately $45 million previously spent on these issues). TCO has also disclosed that as characterization and site-specific activities progress and the nature and extent of contamination along the pipeline, at compressor stations and support facilities becomes better defined, additional liabilities will be recorded. To the extent that plans for assessment and remediation of contamination require approval of Federal and/or state authorities, they may be subject to revision. Until assessment progresses further, management lacks sufficient data to predict the magnitude of all required costs.

         Based on the data now available and on various assumptions as to characterization and required remediation, TCO's management currently estimates that the environmental assessment and remediation program may take ten to twelve years to complete and cost approximately $20 million per year. As part of this program, TCO and its environmental consultant are pursuing an ongoing study of possible environmental contamination and remediation. TCO's estimates of these remediation costs and the time period for completing that work are expected to be revised as this ongoing study progresses. The financial projections included herein assume that earnings will continue to be charged appropriately in advance of required expenditures. The cost of additional and future environmental clean-up by TCO is impossible to estimate due to (1) the unknown magnitude of possible contamination; (2) the possible effect of future legislation; (3) the possibility of future litigation; (4) the possibility of future designations as a potentially responsible party under CERCLA and the difficulty of determining liability, if any, in proportion to other responsible parties; and (5) the effect of possible technological changes related to future cleanups.

         The Customer Settlement Proposal addresses certain aspects of TCO's ability to seek to recover environmental costs through its rates, but does not resolve all such issues. All penalties, however, are not recoverable by TCO from Customers. Nonetheless, TCO believes that such matters will not have a material adverse effect on its financial position and post-reorganization operations, due in part to the projected recoverability in rates of most of its environmental expenditures and/or from its insurers and the long period over which such expenditures will be made.

         F.      MISCELLANEOUS ADMINISTRATIVE PROCEEDINGS

                 1.       COMMENCEMENT OF THE CASE

         On the Petition Date, Columbia and TCO each filed a voluntary petition under Chapter 11 of the Bankruptcy Code. Since the Petition Date, TCO's Reorganization Case has been pending before the United States Bankruptcy Court for the District of Delaware. TCO has continued to manage its properties and operate its businesses as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code since the Petition Date.

                 2.       FIRST DAY ORDERS

         On or about the Petition Date, the Bankruptcy Court issued numerous "first day orders" which facilitated the on-going normal operation of the Debtor. These orders covered various issues including, inter alia, authorization for joint administration of Columbia's and TCO's bankruptcy proceedings; the payment of pre-petition wages, employee business expenses and employee benefits; and approval of debtor in possession financing on an interim basis pending a final hearing.

         The Bankruptcy Court also entered an order authorizing TCO to identify the initial group of gas purchase contracts that it intended to reject by August 8, 1991, and to implement procedures permitting the immediate reduction in volumes of gas which TCO was obligated to receive and reducing to spot market levels the prices to be paid for gas taken.

         On the Petition Date, the Bankruptcy Court issued an order approving TCO's retention of Cravath, Swaine & Moore, Stroock & Stroock & Lavan, and Young, Conaway, Stargatt & Taylor as bankruptcy co-counsel; and Arthur Andersen & Co. as accountants. The Bankruptcy Court approved the Debtors' retention of Salomon Brothers Inc. as financial advisor on October 22, 1991.

         In addition to the above professionals, TCO subsequently received authorization to retain various other professionals and special counsel to provide advice to TCO with regard to various non-bankruptcy matters.

                 3.       DEBTOR IN POSSESSION FINANCING

         On August 22, 1991, the Bankruptcy Court entered a final order (the "DIP Order") authorizing TCO to borrow up to $80 million from Manufacturers Hanover Trust Company ("MHT") under a revolving credit facility (the "DIP Facility"). On November 27, 1991, in accordance with the terms of the DIP Facility, and effective as of November 29, 1991, TCO notified MHT of its intention to reduce the DIP Facility to $25 million, all of which was available for the issuance of letters of credit only. The DIP Facility was amended subsequently on January 8, 1993 to extend its maturity from July 31, 1993 to December 31, 1994 and on December 9, 1993 to extend its maturity to December 31, 1995 or such later date as agreed to by Chemical Bank ("Chemical"), the successor by merger to MHT, and TCO. The Claims arising under the DIP Facility are secured by a first priority lien on, and security interest in, certain cash, cash equivalents and other property of TCO (the "Cash Collateral") equal to 105% of the face amount of all letters of credit requested by TCO. The Cash Collateral is funded by deposits made by TCO into an account maintained by Chemical.

                 4.       FORMATION OF COMMITTEES AND RETENTION OF PROFESSIONALS

         On August 12, 1991, the United States Trustee appointed the Official Committee of Unsecured Creditors of TCO (the "Creditors' Committee"). On September 26, 1992, the United States Trustee appointed the Official Committee of Customers of TCO (the "Customers' Committee").

         The following are the members and professional advisors to each
Committee:

                 TCO's Official Unsecured Creditor's Committee:

                 Members:

                          Union Pacific Resources Company
                          Meridian Oil Production, Inc.
                          Energy Development Corporation
                          Exxon Corporation
                          Koch Industries, Inc.
                          Phillips Production Company
                          Wyoming - Interstate Company
                          Equitable Resources Co.

                 Counsel:

                          Sidley & Austin
                          One First National Plaza
                          Chicago, IL 60603

                          Rosenthal, Monheit & Gross
                          First Federal Plaza
                          P.O. Box 1070
                          Wilmington, DE 19899

                 Financial Advisors:

                          Lehman Brothers
                          American Express Tower
                          World Financial Center
                          New York, NY 10255-2000

                 Accountants:

                          Ernst & Young
                          787 Seventh Avenue
                          New York, NY 10019

                 TCO's Official Customers' Committee:

                 Members:

                          Baltimore Gas & Electric Company
                          Cincinnati Gas & Electric Company
                          The Dayton Power & Light Company
                          Mountaineer Gas Company
                          Washington Gas Light Company

                 Counsel:

                          Shaw, Pittman, Potts & Trowbridge
                          2300 N Street, N.W.
                          Washington, DC 20037

                          Trzuskowski, Kipp, Kelleher & Pearce, PA
                          1020 N. Bancroft Parkway
                          Wilmington, DE 19899-0429

                 Financial Advisers:

                          The NorthBridge Group
                          950 Winter Street
                          Waltham, MA 02154

         Counsel and advisors to the Customers' Committee currently are not compensated pursuant to sections 330 and 331 of the Bankruptcy Code. However, pursuant to the Customer Settlement Proposal, TCO has agreed to pay current members of the Customers' Committee, but not its professionals, the amount of $1.3 million, which payment will be shared pro rata among them, and in a separate settlement agreement, has agreed to pay UGI, a former member of the Customers' Committee, the amount of $225,000. All such payments will be paid out of the post-reorganization income of Reorganized TCO forty-five days after the Effective Date.

                 5.       EXTENSION OF EXCLUSIVE PERIOD TO FILE PLAN OF
                          REORGANIZATION

         During the course of TCO's Reorganization Case, the Bankruptcy Court has granted TCO several extensions of the periods during which it has the exclusive right to file a plan of reorganization and to solicit acceptances thereto. Concurrently with the filing of the Plan, TCO has requested a Bankruptcy Court order further extending the exclusive periods for Plan filing and solicitation on an interim basis through May

18, 1995, and then for a total of an additional one hundred and eighty (180) days through October 16, 1995 and December 18, 1995, respectively. This extension will provide TCO the opportunity to pursue confirmation of its Plan.

                 6.       MOTION FOR A DATA ROOM

         On January 31, 1994, the Creditors' Committee filed a motion for an order requiring TCO to establish a data room (the "Data Room Motion"). The Debtors and the Columbia Committees opposed the Data Room Motion. At a hearing held on February 19, 1994, Judge Balick granted the Data Room Motion and ordered TCO and its Creditors' Committee to submit a joint stipulation of terms and conditions for entry into the data room by March 11, 1994.

         After much discussion, TCO and its Creditors' Committee negotiated a Joint Stipulation and Order Re Terms and Conditions for Admission to TCO Data Room (the "Stipulation") which was "so ordered" by the Court on March 18, 1994. The salient provisions of the Stipulation provided that all interested parties submit by April 20, 1994, a written request (the "Request") for entry into the data room. The Requests were required, inter alia, to (i) identify the name and identity of the entity or entities making the request, (ii) include an executed confidentiality agreement in the form annexed to the Stipulation, (iii) include a check in the amount of $50,000 payable to TCO, and (iv) include the entity's most recent financial statements or similar information reasonably demonstrating the financial capability of each person or entity providing material capital or financial support to any transaction involving TCO. The Requests were to be reviewed by Lehman Brothers and Salomon Brothers Inc to determine whether the Requesting Entities should be deemed qualified. Any disagreements over an entity's qualifications, were to be submitted to the Bankruptcy Court for determination.

         Pursuant to the Stipulation, TCO received six (6) timely Requests for entry into the data room from the following entities: (i) Tennessee Gas Pipeline Co., (ii) CNG Transmission Corporation, (iii) Exxon Company, U.S.A. ("Exxon"),
(iv) Dimeling, Schreiber & Park ("Dimeling"), (v) National Fuel Gas Supply Corporation and (vi) Occidental Petroleum Corporation.

         Pursuant to the Stipulation, TCO issued four (4) access letters to the requesting entities allowing those entities access to the data room on the dates requested. With respect to two (2) of the requesting entities, Dimeling and Exxon, TCO denied those entities access to the Data Room. With respect to Dimeling's Request, Salomon Brothers Inc. determined that Dimeling's Request failed to demonstrate the requisite financial capability. Dimeling's Request failed to provide the identity of, or supporting financial documentation for, those entities who would be participating with Dimeling in a potential acquisition of TCO as specifically required by the Stipulation. With respect to Exxon, TCO denied Exxon access to the data room because (i) the confidentiality agreement executed by Exxon failed to conform with the form of confidentiality agreement annexed to the Stipulation and (ii) a potential conflict of interest exists between Exxon's role as a prospective bidder for TCO and its role as a member of the Creditors' Committee.

         On May 2, 1994, both Exxon and Dimeling filed motions with the Bankruptcy Court requesting that the Court grant them access to the TCO Data Room. A hearing on the Motions was held before Judge Balick on May 17, 1994. Just prior to hearing Exxon withdrew its application for entry into the Data Room. At the hearing, Judge Balick ordered Dimeling to come forward with additional information in order to demonstrate its financial capability. Shortly after the hearing, Dimeling sent a letter to TCO voluntarily withdrawing its application for entry into the Data Room.

         The four parties entitled to access visited the Data Room and requested extensive documentation, which was delivered to them. The Data Room was closed on June 20, 1994.

         By letter dated August 19, 1994, Dimeling submitted to the Chairman of the Board of Columbia a proposal for the reorganizations of Columbia and TCO whereby Dimeling and an investor group would invest $500 million in newly issued equity of Columbia, and in return receive the right to propose an initial slate of directors for reorganized Columbia. Dimeling's proposal also contemplated the sale of the distribution assets of Columbia for approximately $1.4 billion and the use of the cash proceeds therefrom to pay producers $1.3 billion in settlement of all their claims, and to pay all priority and other unsecured claims of TCO in full, and to pay, in full, in cash all unsecured claims of Columbia.

         After a careful review and analysis of Dimeling's proposals, Columbia, with the assistance of its financial advisors, determined that the Dimeling proposal was inadequate, not feasible and thus not in the best interest of Columbia, TCO and their respective estates.

                 7. ASSUMPTION OF NONRESIDENTIAL LEASES; EXTENSION OF TIME TO REMOVE ACTIONS AND FILE PROOFS OF CLAIM ON BEHALF OF CREDITORS

         On October 3, 1991, the Bankruptcy Court extended the time within which TCO may assume or reject leases of nonresidential real property until Confirmation of a plan of reorganization by TCO. On August 19, 1992, TCO filed a motion with the Court seeking authority to assume over 15,600 leases, which are substantially all of TCO's non-residential real property leases including its natural gas storage leases. On October 16, 1992, the Court entered an order authorizing TCO to assume all of the real property leases identified in the August 19, 1992 motion and to pay all arrearages in connection with the assumed leases which totalled approximately $1.2 million. Subsequently, TCO was authorized to assume the lease for its main headquarters located in Charleston, West Virginia (subject to further Bankruptcy Court approval of the exercise of TCO's option to extend the term of that lease).

         To date, the Bankruptcy Court has extended both of the time periods within which TCO may file applications to remove related proceedings to the Bankruptcy Court and to file proofs of Claims on behalf of Creditors who failed to do so.

                 8.       CASH COLLATERAL ORDER

         As of the Petition Date, the total principal amount of secured debt owed to Columbia by TCO for the Columbia Secured Claim was approximately $1.3 billion, secured by substantially all the property of TCO. The secured indebtedness consists of (i) the principal amount of $410 million arising from the Inventory Financing Agreement between TCO and Columbia secured by a lien on certain stored gas and (ii) a pre-petition mortgage indebtedness in the approximate amount of $930 million in principal and $29 million in interest arising from the TCO Indenture which is secured by substantially all of TCO's non-storage inventory assets and property, whether currently owned or after-acquired including the proceeds thereof.

         On August 23, 1991, the Bankruptcy Court entered a final order (retroactively effective as of the Petition Date) authorizing TCO to use Columbia's cash collateral and granting Columbia replacement liens and security interests in TCO's post-petition assets, to the extent such liens and security interests were valid, perfected and unavoidable as of the Petition Date and to the extent the value of the collateral securing Columbia's Secured Claims diminished after the Petition Date as a result of TCO's use of the cash collateral. Columbia's post-petition liens and security interests were expressly subordinated to (i) the DIP Facility; (ii) post-petition winter service liens; (iii) other pre-petition liens on inventory, if valid, and (iv) $7.5 million of the unpaid fees and expenses incurred by all the professionals retained by TCO and the Committees in the bankruptcy proceeding to the extent allowed by the Bankruptcy Court.

                 9.       APPOINTMENT OF FEE EXAMINER

         Due to the numerous professionals retained in TCO's and Columbia's cases, the Bankruptcy Court deemed it necessary to appoint Professional Fee Examiners, Inc. as the fee examiner (the "Fee Examiner") to assist the Court in reviewing the numerous fee applications filed and applications to be subsequently filed in Columbia's and TCO's cases which are in excess of $75,000. On June 13, 1994, a hearing was held on interim fee applications filed for the periods July 31, 1991 through March 31, 1992.

                 10.      PROCEDURES RELATING TO THE FILING AND DETERMINATION OF
                          CLAIMS

                          a.      BAR DATES

         On December 13, 1991, the Bankruptcy Court entered an order establishing March 18, 1992, as the Bar Date by which Proofs of Claim must be filed by all persons and entities that have or may have a Claim against TCO subject to certain enumerated exceptions. Creditors were required to file a Proof of Claim by the Bar Date if they hold a Claim which arose prior to the Petition Date, and if the Claim does not fall within an enumerated list of exceptions. These exceptions include (i) Claims listed on TCO's Schedules of Liabilities, if (A) the

Claimant agrees with the amount, (B) the Claim is not listed as disputed, contingent, or unliquidated and the (C) claimant agrees with the classification of the Claim; (ii) Claims previously allowed by the Bankruptcy Court; (iii) Claims arising solely from prepetition amounts owing under a non-residential real property lease not rejected or assumed by TCO; and (iv) Claims of state and Federal environmental agencies.

         Subsequently, Bar Dates were established for limited groups of Creditors. First, the Court entered an order setting April 17, 1992 as the Bar Date by which parties holding Claims arising under the class member contracts that were within the scope of the Enterprise Energy Action could file
Claims. Pursuant to an order dated June 11, 1992, the Court also established July 30, 1992 as a Bar Date by which certain beneficial interestholders or potential interestholders of approximately 4,680 gas purchase contracts rejected by TCO not previously notified of TCO's March 18, 1992 Bar Date were to file proofs of Claim. The June 11, 1992 order also permits TCO to serve a notice of a new bar date for certain pre-petition Creditors who were not listed on TCO's Schedules and who did not receive notice of TCO's initial March 18, 1992 bar date. Pursuant to an order dated February 10, 1994, the Court established April 1, 1994 as a Bar Date by which certain beneficial interestholders or potential interestholders of approximately 7,800 gas purchase contracts which were rejected by TCO or declared terminated pursuant to the Court's order were to file Claims. Such Creditors are allowed 30 days from the date of service of the notice to file a proof of Claim in TCO's case. TCO has the right to serve such notices until an order confirming a Plan of Reorganization is entered by the Court.

                          b.      CLAIMS AGENT

         The Bankruptcy Court also authorized TCO to employ Poorman-Douglas Corporation ("Poorman-Douglas") as its official Claims agent, for purposes of receipt and docketing of Claims. Notice of the Bar Date and Proof of Claim forms were disseminated in a wide distribution to TCO's Creditors on or about January 3, 1992.

                          c.      CLAIM OBJECTIONS PROCEDURES

         Since the Petition Date, approximately 7,200 proofs of Claim, amounting to at least $16.8 billion as docketed have been Filed against TCO's Estate. TCO has obtained authority to file procedural objections to Claims, and to settle smaller Claims. TCO has filed two omnibus procedural objections seeking to expunge or reduce over 1,000 Non-Producer Claims, and has filed objections to all Producer Claims, which objections have been consolidated with the Claims Estimation Procedures. In addition, TCO has filed a request for an order approving procedures for asserting and resolving procedural objections to Producer Claims.

                          d.      REMOVAL/FILING OF CLAIMS

         The Bankruptcy Court has enlarged TCO's time to file applications to remove litigation pursuant to Bankruptcy Rule

9027(a)(2) during TCO's Chapter 11 proceeding, most recently by an Order dated March 24, 1995 which enlarged TCO's time to file such applications to July 22, 1995. Pursuant to section 1452 of Title 28 of the United States Code, TCO has the right to remove any claim or cause of action in certain civil actions to the district court in the district where the civil action is pending and such district court may remand the claim or cause of action on any equitable ground. Bankruptcy Rule 9027 provides that an application for removal of a litigation in accordance with section 1452 must be filed by the debtor within the longest of "(A) 90 days after the order for relief in the case under the Code, (B) 30 days after entry of an order terminating a stay, if the claim or cause of action in a civil action has been stayed under Section 362 of the Code, or (C) 30 days after a trustee qualifies in a chapter 11 reorganization case but not later than 180 days after the order for relief." Bankruptcy Rule 9006 authorizes the Bankruptcy Court to enlarge this time period "for cause shown." The Bankruptcy Court has continued to enlarge the time period for TCO because of the thousands of Claims filed against TCO and the large number of lawsuits to which TCO is a party.

         The Bankruptcy Court has also enlarged TCO's time to file proofs of Claim on behalf of Creditors who do not timely file proofs of Claim, most recently to July 22, 1995, pursuant to an Order dated March 24 1995. Section 501(c) of the Bankruptcy Code provides that if a creditor does not timely file its proof of claim, the debtor may file a proof of such claim in the name of the creditor. Bankruptcy Rule 3004 provides that the debtor must file such proof of claim within thirty (30) days after the expiration of the time for filing proofs of claim. Bankruptcy Rule 9006 authorizes the Bankruptcy Court to enlarge this time period "for cause shown." The Bankruptcy Court has continued to enlarge this time period for TCO because of the thousands of Claims filed against TCO and the time-consuming process to reconcile and liquidate such Claims.

         G.      INVESTMENT GUIDELINES LITIGATION AND OTHER INVESTMENT DECISIONS

         On July 31, 1991, Columbia and TCO sought and obtained Court approval of the Debtors' use of SEC-approved guidelines for the investment of all of the Debtors' respective cash, cash equivalents, and deposit accounts. The Court expressly held that the Debtors did not need to obtain a bond from the entity with which such funds were to be deposited or invested and that compliance with the guidelines was "adequate and sufficient compliance with the requirements of
Section 345(b) of the Bankruptcy Code...."

         On August 14, 1991, the U.S. Trustee filed a motion for reconsideration of the order approving the investment guidelines (the "Investment Guidelines Order"), which was denied by the Court after conducting a hearing on October 3, 1991. Subsequently, on October 15, 1991, the U.S. Trustee appealed the Investment Guidelines Order to the District Court. On appeal, the case was assigned to a United States Magistrate (the

"Magistrate") who issued a report on May 7, 1993 (the "Report"). The Report recommended reversal of the Investment Guidelines Order on the basis that the guidelines do not comply with the with the bonding requirements of section 345(b). On August 19, 1993, the United States District Court for the District of Delaware (the "District Court") adopted the Report and reversed the Investment Guidelines Order.

         On August 30, 1993, Columbia and TCO appealed the District Court's decision to the Third Circuit Court of Appeals (the "Third Circuit Appeal") and filed a motion for stay pending appeal (the "Stay Pending Appeal"). On February 10, 1994, the District Court granted the Debtors' motion for a stay pending appeal.

         On August 29, 1994, the Third Circuit issued its decision (i) affirming the District Court's decision except to the extent that it ruled on the Debtors' investments in repurchase agreements and (ii) remanding the matter to the District Court for further proceedings consistent with the opinion. In its opinion, the Third Circuit suggested to the District and Bankruptcy Courts that they implement the statutory guidelines of section 345(b) in a gradual manner so as not to have an unduly adverse impact on the estate.

         Pursuant to the Third Circuit's decision, the matter was remanded to the District Court and then to the Bankruptcy Court for further proceedings. As of the date hereof, no further proceedings have occurred. In order to come into compliance with the Third Circuit's decision, the Debtors, in consultation with the U.S. Trustee, have gradually transferred and will continue to transfer their investments into government-backed securities and other similar government insured or guaranteed investments as their prior non-conforming investments have matured and continue to mature.(6) Thus, TCO's current investments of excess cash are currently substantially in compliance with the Third Circuit's decision.

                 Because TCO, as a debtor in possession, has been unable post-petition to utilize the cash generated by its operations in excess of its cash needs in the ordinary course of its business, TCO determined that its surplus cash could earn substantial amounts of interest income if invested. Because TCO conducts operations within the jurisdiction of several states which require the apportionment of an entity's taxable income based on factors related to the entity's operations within such states (the "Apportionment States"), however, such interest income would be subject to significant state income taxes in the Apportionment States in which it conducts operations. The amount of income tax owed by an entity per taxable year in each

- ---------------
(6) On October 22, 1994, President Clinton signed into law the Bankruptcy Reform Act of 1994 which, among other things, amends section 345(b) of the Bankruptcy Code so as to insert the phrase "unless the court for cause orders otherwise" at the end of section 345(b). This amendment allows the court to approve investments other than those permitted by section 345(b) for just cause, thereby overruling the Third Circuit's decision in In re Columbia Gas System, Inc. The Bankruptcy Reform Act applies prospectively to cases filed after its effective date.

of the Apportionment States is calculated based on the entity's apportioned income.

         Because Delaware Investment Holding Companies ("DIHC") are exempt from the income taxes of Apportionment States, TCO concluded that by establishing a wholly-owned DIHC subsidiary, it could invest its surplus income in the DIHC in exchange for 100% of the stock of the DIHC which would result in a reduction of its state income tax obligations in excess of $250,000 per year. Moreover, although its excess cash would be held by a subsidiary, the accumulated interest income would remain available to TCO through dividend declarations, repurchases of its stock or loans to TCO by the DIHC.

         On February 14, 1992, TCO sought authorization from the Bankruptcy Court to form a DIHC by filing an Application for Entry of Order Approving the Formation of a Delaware Investment Holding Company by Columbia Transmission Corporation filed on February 14, 1992 (the "DIHC Application"). Pursuant to an order dated March 18, 1992, the Bankruptcy Court granted TCO's requested relief contained in the DIHC Application. The order authorized TCO to form a DIHC and to borrow funds, or receive dividends, from, and engage in stock transactions with the DIHC. The order requires TCO to cause the DIHC to conduct its investment activities in conformity with the investment guidelines established by the Bankruptcy Court. Due to changes in the tax laws, TCO anticipates dissolving its DIHC subsidiary pursuant to the Plan, if not authorized to do so by the Bankruptcy Court prior to the Confirmation Date.

VI. THE COLUMBIA SYSTEM: PUBLIC UTILITY HOLDING COMPANY ACT REGULATION, SYSTEM FINANCING, COLUMBIA'S CLAIM AGAINST TCO AND THE INTERCOMPANY CLAIMS

          A.     THE COLUMBIA SYSTEM

          Columbia, the parent of TCO, is a holding company which owns 100% of the stock of TCO. Columbia has eighteen subsidiaries, all but one of which are wholly-owned, comprising one of the largest natural gas systems in the United States (the "Columbia System").

                 1.       SYSTEM COMPANIES AND RELATIONSHIPS WITH TCO

         TCO and its properties and business are described in Section III. The other components of the Columbia System are:

                          a.      COLUMBIA DISTRIBUTION COMPANIES
                                  (COLLECTIVELY, "CDC")

          Columbia Gas of Kentucky, Inc., Columbia Gas of Maryland, Inc., Columbia Gas of Ohio, Inc., Columbia Gas of Pennsylvania, Inc., and Commonwealth Gas Services, Inc. These companies provide natural gas service to more than 1.9 million residential, commercial and industrial customers in Kentucky, Maryland, Ohio, Pennsylvania and Virginia. With more than 28,000 miles of distribution pipelines, these companies serve major markets such as: Columbus, Lorain, Parma, Springfield and Toledo in Ohio; Gettysburg, York and Pittsburgh in Pennsylvania; Lynchburg, Staunton, Portsmouth and Richmond suburbs in Virginia; Ashland, Frankfort and Lexington in Kentucky; and Cumberland and Hagerstown in Maryland. In 1994, these five local distribution companies provided approximately 513 billion cubic feet of natural gas to their customers. TCO served these distribution companies as a provider of merchant gas prior to the implementation of Order No. 636, and now provides them with gas transportation and storage services.

                          b.      COLUMBIA GULF TRANSMISSION CORPORATION
                                  ("GULF")

          Gulf has been the primary provider of transportation service for TCO in connection with gas purchased by TCO from the Southwest, Mid-Continent and Rocky Mountain gas producing areas. As a consequence of Order No. 636, TCO is no longer purchasing any significant quantities of gas for which transportation by Gulf would be necessary. However, Gulf continues to be important to TCO's operations since it is the transportation source for much of the gas that is received by TCO for redelivery to TCO's Customers.

                          c. COLUMBIA GAS SERVICE CORPORATION ("COLUMBIA SERVICE CORPORATION")

          Columbia Gas Service Corporation (the "Columbia Service Corporation"), a mutual service company approved by the SEC under the HCA, cost-effectively provides a broad range of specialized and other business services to support the operations of Columbia and its subsidiaries. These services include electronic data processing, risk management, accounting, legal, financial, environmental, tax, human resources, auditing and other services for Columbia and its affiliates. Through economies of scale and efficiency, the Columbia Service Corporation is able to service the diverse and specialized needs of Columbia System businesses.

                          d. COLUMBIA NATURAL RESOURCES, INC. ("CNR"), AND COLUMBIA GAS DEVELOPMENT CORPORATION ("CGD")

         CNR is an Appalachian gas and oil producer and CGD a Southwest gas and oil producer. TCO purchased gas from CNR and CGD prior to the implementation of Order No. 636. Under Order No. 636, TCO will continue to render transportation services for gas produced by them.

                          e.      COLUMBIA LNG CORPORATION ("COLUMBIA LNG")

          Columbia LNG Corporation ("Columbia LNG"), an approximately 92%-owned subsidiary of Columbia, is also involved in the transmission segment. Columbia LNG, in partnership with a subsidiary of Potomac Electric Power Company, has started construction of a FERC-approved natural gas peaking operation at the Cove Point, Maryland facility referred to above. Peaking and related services are expected to start in late 1995 to meet the peak demands for natural gas in the mid-Atlantic area.

                          f. TRISTAR VENTURES CORPORATION AND COLUMBIA ENERGY SERVICES

          These companies are, respectively, a cogeneration project developer and a marketer of gas. TriStar Ventures Corporation ("TriStar"), another Columbia subsidiary, develops new business opportunities in power generation and other energy-related markets. Its primary focus is the development, ownership and operation of natural gas-fueled cogeneration and independent power projects. Its cogeneration projects include interests in a 117 megawatt facility at the B.F. Goodrich manufacturing plant in Pedricktown, New Jersey, a 44 megawatt facility at

International Paper's Anitech plant in Binghamton, New York, a 46 megawatt facility at the Progresso Foods plant in Vineland, New Jersey and an 85 megawatt facility in Rumford, Maine. TCO transports gas for certain cogeneration projects in which TriStar has an interest and for Columbia Energy Services. Columbia Energy Services Corporation is the System's non-regulated natural gas marketing affiliate which markets natural gas and provides an array of supply and fuel management services to distribution companies, independent power producers and other large end users both on and off Columbia's transmission and distribution pipeline systems.

                 2. CERTAIN SHARED OPERATION AND MAINTENANCE SERVICES WITHIN THE SYSTEM

          TCO provides, at cost, certain operation and maintenance services related to the facilities of CDC, CNR and Columbia LNG. In addition, CDC and CNR perform operation and maintenance services for TCO at cost. All of these intercompany service arrangements are designed to maximize the efficiency and effectiveness of system-wide personnel and equipment. TCO proposes to assume all such executory contracts with its affiliates, and to pay cure costs connected therewith. See also Section VIII.B, "Assumption of Tax Allocation Agreement."

          B.     REGULATION BY THE SEC UNDER THE HCA OF THE
                 COLUMBIA SYSTEM; HCA REGULATION OF CHAPTER 11 PLANS

          Columbia is a registered public utility holding company under the HCA. Under the HCA, the CDC companies are "public utility" subsidiaries, Columbia Service Corporation is a "mutual service company" and the remainder of Columbia's subsidiaries are "nonutility" subsidiaries of Columbia.

          Under sections 11(f) and (g) of the HCA, Columbia's Chapter 11 plan of reorganization must be approved by the SEC after public notice and opportunity for hearing, and the disclosure statement utilized to solicit acceptances of Columbia's plan must be submitted to the SEC for its review and a report by the SEC on the plan (or an abstract of such report), made after opportunity for hearing, must accompany Columbia's plan disclosure/solicitation materials.

          While these same statutory provisions are applicable to Chapter 11 reorganization plans and related disclosure/solicitation materials of all subsidiary companies, pursuant to its rule-making authority the SEC has exempted from these requirements nonutility subsidiaries of registered holding companies such as TCO (with limited exceptions applicable to TCO).

          Several of the transactions which are or may be necessary in order to consummate the TCO Plan (as distinguished from the TCO Plan itself) require approvals by the SEC under the HCA. Specifically, (i) the acquisition by Columbia of securities of TCO in satisfaction of its existing Secured Claims against TCO requires approval under sections 9 and 10 and (ii) the guaranty by Columbia of the distributions to Creditors contemplated by the TCO Plan requires approval under sections 6 and 7. In each case public notice and an opportunity for a hearing before the SEC by interested parties are required.

          Columbia's plan of reorganization is essentially a purely financial restructuring, and Columbia does not reasonably expect that its plan will not be approved by the SEC. Similarly, neither Columbia nor TCO anticipates that the TCO Plan transactions requiring approval by the SEC under the HCA will not be so approved.

         C. REGULATION BY THE SEC UNDER THE HCA OF EXTERNAL AND INTERNAL COLUMBIA SYSTEM FINANCINGS AND OF INTRA-SYSTEM SALES AND SERVICE CONTRACTS AND ASSET TRANSFERS

                 1.       SYSTEM EXTERNAL AND INTERNAL FINANCING

          Because the holding company represents the aggregate of the diversified credits of its subsidiaries, historically it enjoyed ready and cost-efficient access to the financial markets. It has proved to be a vehicle for satisfying the external financing needs of the Columbia System which is more cost effective than direct financing of the subsidiaries. As a consequence, with infrequent exceptions, Columbia has satisfied the capital requirements of its subsidiaries, including TCO, by reinvesting the proceeds of its own external financings in those subsidiaries either as indebtedness bearing interest rates and maturities corresponding to the interest rate and maturities of Columbia's own indebtedness, or as equity.

          Sections 6 and 7 of the HCA govern the issuances by Columbia of its own securities and sections 6, 7, 9 and 10 of the HCA govern the issuances by its subsidiaries of corresponding securities and Columbia's acquisition of those corresponding securities.

          Section 7 of the HCA provides that debt securities may not (with minor exceptions) be issued either by a registered holding company or by any of its subsidiaries if the SEC finds (among other things) that (i) the asset value underlying the securities is inadequate, (ii) the securities are not reasonably adapted to the capital structure of the holding company system, (iii) the terms of the debt securities are not reasonable, or (iv) in the case of debt securities of subsidiaries, they are not reasonably adapted to the subsidiary's earning power.

                 2. SEC REGULATION UNDER THE HCA OF INTRA-SYSTEM SALES AND SERVICE CONTRACTS AND ASSET TRANSFERS

          Most significant transactions between Columbia and its subsidiaries and between its subsidiaries are subject to HCA regulation by the SEC. Sections 9, 10 and 13 require SEC approval for the sale or acquisition of affiliate securities or oil and gas leasehold interests and govern the sale of non-gas goods and services, generally requiring them to be provided at cost.(1)

          As noted, TCO has had and continues to have a variety of on-going transactions with certain other Columbia subsidiaries. All these transactions have been and continue to be in compliance with the requirements of the HCA and any applicable

- -------------------

(1) In addition, state regulation of utility companies also generally requires pre-approval of transactions with affiliates (including pipeline affiliates) and generally provides for limited ability to recover more than a fair allocation of cost of capital.

state regulations. The sale of gas, however, is regulated only by FERC and state commissions.

         D.      CLAIMS OF COLUMBIA AND ITS OTHER SUBSIDIARIES AGAINST THE TCO
                 ESTATE

                 1.       COLUMBIA'S CLAIMS

          Columbia's Claims against the TCO Estate fall into four categories:
(i) Secured Claims for borrowed money, (ii) Unsecured Claims for borrowed money,
(iii) Contingent Claims arising under certain contractual relationships and (iv) Claims for miscellaneous payables.

                          a.      SECURED CLAIMS FOR BORROWED MONEY

          The first Secured Claim (the "Inventory Claim") is based upon indebtedness owed by TCO to Columbia pursuant to an Inventory Loan Agreement. The Inventory Claim is secured by all of the natural gas held in storage by TCO in certain underground storage reservoirs, including cushion gas, and the proceeds thereof (the "Collateral"), as more fully set forth in the Inventory Security Agreement dated as of June 19, 1985, between Columbia and TCO. As of the Petition Date, the outstanding amount of the Inventory Claim was $410 million in principal plus accrued interest of approximately $2.7 million. Post-petition interest has been accrued by TCO on the Inventory Claim, calculated in accordance with the Inventory Financing Agreement. In connection with the implementation of Order No. 636, TCO transferred title to most of its gas inventory to its Customers. Pursuant to the Bankruptcy Court order dated October 20, 1993 approving that transfer, Columbia's lien attached to the proceeds of sale (approximately $127 million in cash), and continues to attach to cushion gas retained by TCO in connection with the operation of its storage facilities.

          The second Secured Claim (the "Mortgage Claim") is based on indebtedness issued by TCO to Columbia under the TCO Indenture. The Mortgage Claim is secured by substantially all property, rights, privileges and franchises of TCO of every kind and description, real, personal and mixed, tangible or intangible (with the exception of certain property set forth in the TCO Indenture) and the proceeds thereof (collectively, the "Trust Estate"). As of the Petition Date, the outstanding amount of the Mortgage Claim was approximately $930.4 million in principal plus accrued interest of approximately $29 million. Post-petition interest has been accrued by TCO on the Mortgage Claim calculated in accordance with the various underlying mortgage documents.

                          b.      UNSECURED CLAIMS FOR BORROWED MONEY

          The first Unsecured Claim for borrowed money (the "Columbia Unsecured Promissory Note Claim") is based upon unsecured indebtedness of TCO to Columbia evidenced by a series of Installment Promissory Notes of various dates. As of the Petition Date, the aggregate principal amount outstanding was approximately $293.8 million and accrued interest was approximately $6.8 million.

          The second Unsecured Claim for borrowed money is based upon a series of Revolving Credit Agreement Notes of various dates.

The aggregate principal amount owed, as of the Petition Date, was $50 million, and accrued interest was approximately $314,000.

                          c. UNSECURED CLAIMS ARISING UNDER CONTRACTUAL ARRANGEMENTS

          Columbia has asserted an Unsecured Claim against TCO in an undetermined amount for reimbursement of obligations Columbia has or will pay to the Reliance Insurance Companies ("Reliance") as guarantor of TCO's obligations to Reliance under certain surety bonds issued pre-petition. The Plan provides for the assumption by Reorganized TCO of its obligations to Columbia on account of such surety bonds.

          Columbia and other affiliates have asserted contingent, unsecured Claims in undetermined amounts (the "TAA Claims") for amounts which may become owing to them by TCO in the event TCO rejects the Tax Allocation Agreement. See
Section VIII.B, "Assumption of Tax Allocation Agreement." The Plan, however, provides that TCO will seek to assume the TAA, subject to the approval of the Bankruptcy Court.

                          d.      MISCELLANEOUS PAYABLE CLAIMS

          [Columbia also holds an Unsecured Claim against TCO in the amount of $193,313.00 for miscellaneous payables, which were scheduled on TCO's Schedules of Liabilities as undisputed, liquidated and non-contingent.]

                 2.       CNR'S CLAIM FOR THE EAST LYNN CONDEMNATION AWARD.

         Following the filing of the petition, TCO received payment from the U.S. Army Corps of Engineers (the "Corps") for certain coal properties which the Corps had condemned. These properties had previously been transferred to CNR (see Section V.E.1.b, "Transfer of Natural Resource Properties From TCO to CNR"), and this payment has been held by TCO in an interest-bearing account.

The Plan provides for the transfer of the East Lynn Condemnation Award to CNR.

                 3.       OTHER COLUMBIA SUBSIDIARIES' CLAIMS

          The CDC companies and other subsidiaries of Columbia have Claims against TCO which arose in the ordinary course of their business dealings, as well as contingent Claims which would arise from a rejection of the Tax Allocation Agreement. These Claims are payable in full to the extent they are cure costs on assumed executory contracts, or are classified in Class 3.4.

          E. THE INTERCOMPANY CLAIMS (ASSERTED ON BEHALF OF THE TCO ESTATE AGAINST COLUMBIA AND CNR)

                 1.       BACKGROUND

                          a.      TCO'S 1985 CRISIS

          As more fully described in Section III.A, "TCO's Pre-Bankruptcy Corporate Structure and Operations; Historical Industry Background," by early 1985 TCO's exposure on its high-priced, high take-or-pay, Southwest Producer gas supply contracts jeopardized its long-term viability. In March 1985, Arthur Andersen & Co., Columbia's auditors, qualified the 1984 Columbia financials to reflect the uncertainty and risks arising from the adverse FERC determinations and TCO's high-priced gas supply contracts.

          TCO and Columbia structured a two-part response to resolve TCO's business problems and to preserve its viability. The first step in this response came in the spring of 1985: the PGA Settlement between TCO and its Customers and other participants in certain FERC proceedings set Customer purchase levels and capped TCO's prices for natural gas sales for two years. See Section III.B.2, "Emergence of the Gas 'Bubble' and the Effect on TCO." As a result of the PGA Settlement, TCO incurred pre-tax writeoffs in excess of $400 million in 1985 and 1986, causing TCO's debt-to-equity ratio to deteriorate substantially.

          The second step of the response was to renegotiate TCO's most troublesome supply contracts, which effort required more than a billion dollars in financial assistance from Columbia. In April 1985, the Columbia Board of Directors approved the plan, which was called the PPRPP (see Section III.B.2., "Emergence of the Gas 'Bubble' and the Effect on TCO") and consisted of a massive buyout proposal to various Producers. Because of the high level of risk as to TCO's continued financial viability absent success of the PPRPP, the Board authorized the extension of new funds to TCO only on a secured basis. That secured financing was initially approved by the SEC in June 1985.

          From June through December 1985, TCO incurred more than $1 billion dollars in secured debt, most of which funded the PPRPP. The buydown of those supply contracts reduced the Producer

Claims for which TCO might be liable in a subsequent bankruptcy proceeding by more than $4 billion dollars.

         As a result of Columbia's 1985 commitment and continuing support, TCO remained a viable, going concern for almost six years and generated net cash flow from operations (before debt service) of $1.3 billion. From 1986 through 1989, TCO reduced its overall debt by more than $725 million and TCO's debt-to-equity ratio improved until abnormally warm weather adversely impacted TCO's operating performance in 1990.

          The exceptionally warm winter weather beginning in 1990 substantially reduced TCO's cash flow and increased its working capital requirements. Through 1990 and early 1991, TCO's secured debt increased rapidly as Columbia provided new funds to meet TCO's capital and operating cash needs.

          After the PPRPP generally became effective, TCO paid Producers (through the Petition Date) more than $5.3 billion or approximately $1.6 billion more than these Producers would have received if they had sold their gas on the declining spot market. Producers also received from TCO another $393 million in payments for additional contract reformation and non-recouped take-or-pay, in addition to the $796 million paid as part of the PPRPP.

          TCO's pre-tax cash flow was more than adequate to fund all its dividend, interest and principal payments to Columbia. During this period, TCO made capital expenditures exceeding $680 million, virtually all of which was spent on the construction of gas pipeline facilities, including transmission pipelines to reach new Customer areas. In addition, dividends totaling $130 million were paid out of earnings in conformity with Delaware General Corporation Law and SEC regulations under the HCA. No unsecured debt was prepaid or retired early.

                          b. TRANSFER OF NATURAL RESOURCE PROPERTIES FROM TCO TO CNR

                                  (i)       INITIAL APPROVAL OF TRANSFER

          In 1944, Columbia was composed of many companies, a number of which were involved in distribution, transmission and production. In 1971, those companies were merged to form TCO, a single interstate transmission company subject to FERC jurisdiction. As a result, TCO acquired all of Columbia's production properties located in Appalachia. After the passage of the NGPA in 1978, many pipelines (including Columbia) reconsidered the logic of continuing to combine gas production and pipeline businesses in one company.

          In the early 1980s, many pipelines were transferring production properties to affiliates. Columbia and TCO actively explored transferring TCO's Appalachian exploration and production properties to a subsidiary devoted to developing and marketing Appalachian oil and gas free from FERC regulations (and thereby separating it from TCO's highly regulated pipeline business of buying, transporting and reselling Appalachian and Southwestern gas). CNR was incorporated in 1984 for that purpose.

          In 1984-85, Columbia and TCO filed applications with the SEC and FERC to effectuate the transfer. As noted in those applications, the proposed transfer of properties had been structured as a tax-free reorganization.

                                  (ii)      WITHDRAWAL OF THE APPLICATION

          TCO had in the meantime begun formulating the PPRPP. Because Columbia was not in a position to provide all the funds required by TCO, a bank loan to TCO that was secured by the Appalachian oil and gas reserves that were to be transferred to CNR (the "Production Loan") was obtained instead.

          The Production Loan, however, required any transfer to be subject to liens. To effect the transfer subject to the liens would have resulted in a high level of deferred taxes that would have been recognized in the event of a loss of control by either CNR or TCO of the production properties. To protect TCO and its creditors (including Columbia) from those tax consequences, the SEC and FERC applications were withdrawn and the transfer was postponed. At that time, TCO entered into a management agreement with CNR relating to those properties.

                                  (iii)     RESUBMITTAL OF THE REORGANIZATION

         TCO repaid the Production Loan in 1988. In early 1989, a new reorganization agreement providing for transfer of the properties was entered into and submitted to the SEC and FERC for approval. Following public notice and an opportunity for hearing, the SEC approved the transfer in May 1989. Congressional passage of the Natural Gas Wellhead Decontrol Act of 1989 and a subsequent FERC interpretation of that Act (FERC Order No. 523, February 18, 1990) established that there was no longer a need for FERC approval of the transfer. Shortly thereafter, the transfer of properties began.

                                  (iv)      THE CNR TRANSFER

          On May 31, 1990, CNR and TCO executed a purchase and sale agreement. Pursuant to that agreement, the closings for the transfer (the "CNR Transfer") of TCO's natural resource properties were held from June to August 1990. The transfers were structured to be tax free, and, like other intercompany transfers, were all done at book value.

          In exchange for the properties (including wells, oil and gas leaseholds, equipment, contracts and accounts receivable), $54 million of net liabilities, and $22 million in cash, which collectively had a net book value of $101,628,700, CNR issued to TCO 4,065,148 shares of its common stock, with an aggregate par value of $101,628,700. Immediately after the transfer, TCO owned 80% of CNR. Pursuant to the requirements of section 368(a)(1)(D) of the Internal Revenue Code governing tax-free divisive reorganizations, TCO then distributed the CNR shares to Columbia; in exchange TCO received from Columbia TCO common stock having the same aggregate par value as the CNR shares transferred to Columbia. Before and after these transactions, both TCO and CNR were wholly-owned subsidiaries of Columbia.

                 2.       THE INTERCOMPANY CLAIMS LITIGATION

                          a. STIPULATION AND ORDER CONCERNING PROSECUTION OF THE INTERCOMPANY CLAIMS

          On February 4, 1992, the Bankruptcy Court approved a stipulation among Columbia, TCO and the Creditors' Committee assigning to the Creditors' Committee the right to investigate and prosecute, on behalf of the Estate, all claims against Columbia or CNR relating to actions occurring prior to the Petition Date that may arise under sections 510(c), 544, 545, 547, 548, 550(a) and 550(b) of the Bankruptcy Code or under applicable non-bankruptcy law for any allegedly fraudulent conveyance, equitable subordination, illegal dividend, corporate waste, alter ego, piercing the corporate veil, preference, invalidation of unperfected liens or security interests and breach of fiduciary duty (the "Intercompany Claims").

          The Stipulation allowed the claims to be pursued without conflict by the TCO Creditors that potentially had the most to gain from the litigation and provided that TCO would cooperate with the Creditors' Committee in the investigation and prosecution of all intercompany claims. The order approving the Stipulation reserved to TCO and Columbia the right to include settlement of the litigation in any plan(s) of reorganization. Settlement negotiations were conducted prior to the filing of a complaint, but did not produce a settlement.

                          b.      INTERCOMPANY CLAIMS LITIGATION PROCEEDINGS

          On March 18, 1992, the Creditors' Committee filed its Complaint against Columbia and CNR asserting the Intercompany Claims (the "Complaint"), which are summarized below.

                                  (i)  ALLEGATIONS OF EQUITABLE SUBORDINATION

          The Complaint asserted that from 1985 to the filing of TCO's bankruptcy petition in 1991, Columbia had used its position as sole stockholder of TCO to gain for itself an unfair advantage over TCO's unaffiliated creditors by maintaining TCO in an undercapitalized or insolvent condition while Columbia removed valuable assets from TCO and repositioned itself as a secured creditor in TCO's remaining assets so that Columbia would be at the head of the creditor line in the event of a TCO bankruptcy. Among the transactions challenged as part of the equitable subordination case were the transfer of TCO's oil, gas and coal properties to Columbia and CNR in exchange for the return of TCO stock; the payment of $130 million in dividends to Columbia; the use of new secured debt to Columbia to pay principal and interest on TCO's pre-1985 unsecured debt to Columbia; and the increase in TCO's secured debt to Columbia prior to bankruptcy. The Complaint alleged that these actions had conferred an unfair advantage on Columbia over TCO's other creditors and caused injury to TCO and its creditors. As a remedy for this conduct, the Complaint sought the equitable subordination of Columbia's claims against the TCO estate to the claims of TCO's other creditors.

                                  (ii)  ALLEGATIONS SEEKING RECHARACTERIZATION
                                        OF DEBT AS EQUITY

          The Complaint also asserted that Columbia's secured advances to TCO from 1985 through 1991 should be recharacterized as equity contributions because those loans were made by an insider at a time when TCO was undercapitalized or had inadequate equity capital such that no disinterested lender would have been willing to lend a like amount of funds to TCO on similar terms. The Complaint asserted that Columbia's use of secured debt to finance TCO in these circumstances inequitably shifted the risk of loss from Columbia to TCO's other creditors.

                                  (iii) ALLEGATIONS OF FRAUDULENT CONVEYANCES

          The Complaint further asserted that the transfer of TCO's oil, gas and coal properties to CNR, the payment of dividends to Columbia after July 31, 1988, the payment of principal and interest on TCO's prior unsecured debt to Columbia after July 31, 1988, and the untimely perfection of certain of Columbia's liens during that period constituted fraudulent conveyances under applicable state and federal law. The Complaint alleged that those transfers were made with the intent to hinder, delay or defraud TCO's Creditors; that TCO was insolvent or engaged in business with unreasonably small capital at the time of those transfers; and that TCO did not receive fair consideration.

                                  (iv)  ALLEGATIONS OF VOIDABLE REDUCTION IN
                                        CAPITAL

          The Complaint further alleged that TCO's capital was impaired as a result of the transfer of TCO's oil, gas and coal properties to CNR and that, therefore, that transfer was avoidable under applicable state and federal law. That claim was withdrawn at trial.

                                  (v)   ALLEGATIONS OF PREFERENCES

          The Complaint also asserted that TCO's payments of principal and interest on its unsecured debt to Columbia and the untimely perfection by Columbia of certain liens on TCO real estate between July 31, 1990, and July 31, 1991, were transfers made on account of antecedent debts when TCO was insolvent which enabled Columbia to receive more than it would have received in a liquidation of TCO under Chapter 7, and thus voidable preferences under Section 547 of the Bankruptcy Code.

                          c.      RESPONSE OF COLUMBIA AND CNR

         Columbia's response to the Complaint was, among other things, that:

                          (i) with respect to the fraudulent conveyance claims,
such transfers were made for legitimate business reasons and fair consideration; TCO was solvent and sufficiently capitalized at all relevant times and did not act to hinder, delay or defraud its Creditors; that dividends were paid in accordance with Delaware Corporation Law and that TCO had sufficient earnings and/or surplus to pay such dividends to Columbia;

                          (ii) with respect to the preference claims, that TCO
was solvent at the time the payments were made; that the loans were obtained and the payments were made in the ordinary course of TCO's business; that the loans were repaid in accordance with their regular payment terms; and TCO's payments of principal and interest on Columbia's unsecured debt were not voidable preferences under Section 547 of the Bankruptcy Code;

                          (iii) with respect to claims for equitable
subordination and recharacterization of Columbia's debt as equity, when TCO encountered severe business problems in 1985, Columbia could have either supported TCO or allowed it to enter bankruptcy; the decision by Columbia to support TCO and avert its bankruptcy immensely benefitted TCO and its Creditors (especially Producers that received PPRPP and other contract renegotiation payments exceeding $1 billion and, over the next six years, more than $1.6 billion in above-market payments for gas); supporting TCO with unsecured debt or equity was foreclosed by Columbia's duties to its security holders and thus secured debt was the only means of providing TCO with financial support; TCO was solvent and adequately capitalized during the relevant period; all of TCO's dividends were legally paid, reasonable and appropriate; through Columbia's support, TCO continued to operate successfully until record warm weather arrived in early 1990; TCO paid all of its obligations as they came due (including those owed to Producers and Columbia alike); TCO did not prepay unsecured debt or in any way convert it to secured debt; Columbia's conduct was neither inequitable nor injurious to TCO's other Creditors; and any alleged advantage to Columbia over other Creditors in bankruptcy is derived from its unique position--unlike other Creditors, Columbia provided new financing to TCO and did so at a time when TCO's financial position was precarious. The allegation regarding recharacterization of debt as equity is not a separate claim under the Bankruptcy Code and, in any event, recharacterization would be improper because it benefitted Creditors when TCO incurred the debt and Columbia received SEC approval to finance TCO on a secured basis after public notice. In addition, only initial undercapitalization, which is not alleged in the Complaint, could support a claim for recharacterization, and the Complaint also fails to adequately allege facts that could support a finding of injury or unfair advantage as is required under section 510(c) of the Bankruptcy Code, 11 U.S.C. Section 510(c).

                 3.       INTERCOMPANY CLAIMS LITIGATION PRETRIAL MATTERS

          On April 13, 1992, the Bankruptcy Court entered a Scheduling Order with respect to discovery and procedures relating to the Intercompany Claims. Hundreds of thousands of document pages were produced to the Creditors' Committee by TCO, Columbia and CNR, and depositions of two dozen former or current employees of TCO and Columbia were taken. In addition, approximately a dozen expert witnesses were deposed by the parties.

          In May through June 1992, Columbia's Official Committees of Equity Holders and of Unsecured Creditors (the "Columbia Committees") both intervened in the Intercompany Claims litigation as defendant-intervenors and answered the complaint jointly, and TCO's Customers' Committee intervened as a plaintiff-intervenor and filed a complaint substantially similar to the Creditors' Committee's complaint.

          On June 30, 1992, Columbia filed an Objection to the TCO Creditors' Committee's Proof of Claim filed on behalf of TCO against Columbia (the "Objection"), which was consolidated with the Complaint pursuant to a Consent Order signed on July 31, 1992.

          In June 1992, Columbia and CNR filed a Motion for Judgment on the Pleadings and Summary Judgment (the "Summary Judgment Motion") as to the equitable subordination, recharacterization and certain other claims in the Complaint. The parties (including the intervening committees) briefed the Summary Judgment Motion extensively, first in 1992 and then, based upon the factual record developed during discovery, again in 1993. The Summary Judgment Motion was denied shortly before trial without opinion.

          On May 13, 1994, the Bankruptcy Court made a sua sponte motion to the District Court for withdrawal of the jurisdictional reference of the Intercompany Claims Litigation.

On May 25, 1994, the District Court granted the Bankruptcy Court's sua sponte motion and withdrew the reference of the Intercompany Claims Litigation.

                 4.       THE INTERCOMPANY CLAIMS TRIAL

          Trial before the Honorable Joseph H. Farnan commenced in the United States District Court for the District of Delaware on September 12, 1994. The trial was completed on October 25, 1994.

          During the trial the Creditors Committee called three fact witnesses (as adverse witnesses) and six expert witnesses and offered 677 exhibits in support of TCO's claims against Columbia. In their defense, Columbia and CNR called four fact witnesses and seven expert witnesses and offered 184 exhibits in opposition to the evidence presented by the Creditors Committee. Each side designated portions of 23 depositions in support of their positions. All of the fact witnesses testifying at trial or by deposition were present or former officers of Columbia or TCO.

          Following the trial, both sides submitted proposed findings of fact, reply findings of fact, proposed conclusions of law, and post-trial argument. These post-trial written submissions were completed on December 20, 1994. The Court's decision is not expected before June 1, 1995.

                 5.       SUMMARY OF CREDITORS' COMMITTEE'S POSITION

          The Creditors Committee contends that it established at trial that between 1985 and 1991 Columbia was carrying out a plan to use its control over TCO to gain for itself an inequitable advantage over TCO's general unsecured creditors. The Creditors Committee contends that the evidence showed (i) that Columbia formulated this plan in late 1984 and early 1985 when TCO was experiencing severe financial problems, including the possibility that it might soon be forced into bankruptcy; (ii) that Columbia recognized that, as stockholder and unsecured creditor of TCO, it had little chance of holding on to its investment in TCO if TCO went into bankruptcy at that time; and (iii) that to avoid the loss of its investment and gain a priority over TCO's other creditors, Columbia devised and implemented a plan to forestall an immediate TCO bankruptcy and maintain Columbia's control over TCO while Columbia removed assets from TCO and repositioned itself as a secured creditor in TCO's remaining assets, thereby shifting the risk of loss to TCO's other creditors in case TCO failed.

          The Creditors Committee contends that the evidence further showed that Columbia's plan included (i) the removal of TCO's valuable oil, gas and coal properties for the benefit of Columbia through the transfer of those assets to CNR in exchange for the return of shares of TCO's own stock which had no value to TCO; and (ii) the removal of an additional $130 million from TCO through the payment of dividends to Columbia when TCO was undercapitalized and needed additional cash. The Creditors Committee contends that the evidence also showed that TCO borrowed additional secured debt from Columbia to pay those dividends, and that Columbia's equity interest was thereby in effect converted into secured debt having a priority over TCO's unsecured creditors.

          In addition, the Creditors Committee contends that the evidence at trial showed that Columbia made several changes in its practices with respect to TCO's financial structure between 1985 and 1991 for the purpose of improving Columbia's claim position in the event of a TCO bankruptcy, including (i) leaving TCO severely undercapitalized from 1985 through 1991 so as to minimize Columbia's equity investment at risk in TCO without reducing its ownership and control; (ii) the institution of a new policy in 1985 of meeting all of TCO's financing requirements from 1985 onwards exclusively with secured debt from Columbia in an attempt to gain a secured claim on all of TCO's remaining assets; and (iii) the conversion of over $300 million of Columbia's pre-1985 unsecured loans to TCO into secured loans by having TCO borrow new secured debt from Columbia to repay the prior unsecured debt, thereby elevating Columbia's claim in bankruptcy over that of TCO's other unsecured creditors.

          The Creditors' Committee contends that the evidence showed that Columbia's conduct was inequitable and, unless remedied by the Court, would result in an unfair advantage for Columbia in the distribution of the TCO estate and a corresponding injury to TCO's other creditors.

          The Creditors Committee contends that the evidence at trial also showed that a number of these transactions could be set aside as fraudulent conveyances or voidable preferences. Thus, the Creditors Committee contends that the evidence established (i) that the transfer of TCO's oil, gas and coal properties to CNR was both an intentional fraudulent conveyance and a constructive fraudulent conveyance under Section 548 of the Bankruptcy Code and Delaware fraudulent conveyance law; (ii) that the dividends paid to Columbia in the three years prior to TCO's bankruptcy were fraudulent conveyances under Delaware law; (iii) that the new liens given to Columbia in connection with the conversion of TCO's pre-1985 unsecured debt to Columbia into secured debt in the three years prior to bankruptcy were fraudulent conveyances under Delaware law; and (iv) that the liens acquired by Columbia in connection with the conversion of TCO's pre-1985 unsecured debt to Columbia into secured debt in the one year prior to bankruptcy and those liens that Columbia failed to perfect on a timely basis prior to the preference period were voidable preferences under Section 547 of the Bankruptcy Code.

                 6.       SUMMARY OF COLUMBIA'S ANALYSIS OF THE INTERCOMPANY
                          CLAIMS

          Columbia believes that the Creditors' Committee failed to show at trial (i) that any transfers by TCO to Columbia were improper or inequitable or that any such transfers (or liens) constituted fraudulent conveyances or voidable preferences; (ii) that the secured financing of TCO by Columbia (or any other conduct of Columbia) was improper or inequitable or that Columbia obtained any unfair advantage thereby; (iii) that TCO accelerated any payments to Columbia on unsecured debt or that any unsecured debt was converted to secured debt; (iv) that the secured financing by Columbia of TCO injured or unfairly disadvantaged any group of actual or potential Creditors of TCO; or (v) that TCO was initially undercapitalized.

          Columbia also believes that the credible evidence at trial demonstrates that the two-part plan developed by TCO and Columbia in response to TCO's problems in 1985 was a reasonable and bona fide attempt to solve TCO's problems permanently, which in large part succeeded until adverse regulatory and market developments, followed by unprecedented warm weather in 1990-91, led to TCO's Chapter 11 filing. The evidence presented at trial also shows that (i) TCO's problems in 1985 and the attendant increase in its debt/equity ratio were a result of adverse business developments unrelated to Columbia's conduct; (ii) all financing of TCO was approved by the SEC, after public notice and opportunity for objection; (iii) TCO repaid unsecured debt only as it came due;
(iv) TCO had sufficient net cash flow from operations to fund all of its debt and dividend payments to Columbia; (v) TCO's payment of principal and interest to Columbia was in the ordinary course of business and pursuant to the terms of loans made in the ordinary course of business that had been approved by the SEC;
(vi) providing TCO with unsecured debt or equity would have been inconsistent with Columbia's duties to its own creditors and shareholders; and (vii) all of TCO's dividends were proper.

          Most important, Columbia contends that the trial record demonstrates that Columbia's continued funding of TCO greatly benefitted TCO's Creditors, since it enabled TCO (i) to continue operating and fulfilling TCO's obligations to outside Creditors (including the purchase of gas from Producers at prices above spot market prices) and (ii) to substantially reduce potential Producer Claims against the Estate by the payment of approximately $850 million over two years to Producers under the PPRPP, the continued performance of the long-term gas contracts from 1986 through mid-1991, and the expenditure of more than $200 million for buyouts (and buydowns) of long-term contracts after 1986.

          Finally, Columbia believes that the credible evidence demonstrates that the CNR Transfer was not a fraudulent conveyance because TCO was in fact solvent and had sufficient capital available to it at the time of the transfer (and immediately thereafter) and the transfer was not made with fraudulent intent, but was made to further long-standing substantial and legitimate business purposes that were shared and effectuated by many other pipelines, including ensuring that unregulated properties were maintained in a separate unregulated company where they could be managed and developed more efficiently free from regulatory constraints.

                 7.       SETTLEMENT OF THE INTERCOMPANY CLAIMS

          The outcome of the numerous legal and factual issues raised by the Intercompany Claims Litigation is not without doubt, and the potential recovery by the Creditors' Committee could, at least in theory, reach the billion-dollar level. In addition, any decision by the trial court would likely be subject to costly and time-consuming appeals. The appeals could result in a reversal and a new trial that would only further delay resolution of these Claims and the payment of TCO's Creditors. The settlement of these Claims allows TCO's Creditors an opportunity to receive substantial cash payments upon the Effective Date and permits TCO and Columbia the opportunity to emerge from bankruptcy proceedings without extended further delay.

VII.     PLAN TREATMENT OF CLAIMS AND SUMMARY OF OTHER PLAN PROVISIONS

         THE FOLLOWING SUMMARY OF THE PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL PROVISIONS OF THE PLAN, A COPY OF WHICH IS ATTACHED HERETO AS EXHIBIT 1.

         A.      CLASSIFICATION AND TREATMENT OF CLAIMS AND
                 INTERESTS

         All Claims and Interests are placed in the Classes set forth below except that, in accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and certain other obligations of TCO have not been classified. The treatment of various Claims against, and Columbia's Interests in, TCO are generally described below. This description is not intended to supersede the Plan and, for the precise treatment of Claims and Interests, reference should be made to the Plan itself.

         In general, distributions in respect of Claims that are Allowed Claims on the Effective Date will be made on the Effective Date by Reorganized TCO. If all Producers accept their Original Settlement Values, all Producers in Class
3.3 will receive the Target Distribution Percentage of their Allowed Claims on the Effective Date. If all Producers do not accept the Original Settlement Values proposed for their Claims prior to the Effective Date, each Accepting Producer in Class 3.3 will receive the Initial Distribution Percentage of their Allowed Claims on the Effective Date. Each Rejecting Producer in Class 3.3 will receive the Initial Distribution Percentage of its Allowed Claim on the thirtieth day after the end of the Calendar





                                     VII-1

Quarter during which its Claim becomes Allowed. Additionally, all holders of Allowed Class 3.3 Claims may receive an additional distribution after all Class
3.3 Claims have been liquidated as described below.

         Under the Plan, Reorganized TCO will assume Post-Petition Operational Claims, Miscellaneous Administrative Claims and all Class 4 Claims.

                 1.       UNCLASSIFIED CLAIMS

                          a.      ADMINISTRATIVE CLAIMS

         Administrative Claims include Claims for costs and expenses of the administration of the Reorganization Case Allowed under sections 503, 507(a)(1), 507(b) or 1114(e)(2) of the Bankruptcy Code and consist of the following:

                          (i)       PROFESSIONAL CLAIMS

         Professional Claims include all Claims for unpaid fees and expenses of Professionals retained in the Reorganization Case, as well as Claims pursuant to section 503(b) of the Bankruptcy Code for compensation or reimbursement of expenses to Creditors, indenture trustees and other entities and their attorneys and other professional advisors who are determined by the Bankruptcy Court to have made a "substantial contribution" to the Reorganization Case.

         Each Allowed Professional Claim will be paid in full in cash by TCO (unless the holder of such Claim agrees to other treatment) on the later of (i) the Effective Date and (ii) the tenth day after the date on which an order allowing such





                                     VII-2

Professional Claim becomes a Final Order. Pursuant to the Plan, a Bar Date will be set for the Filing of Professional Claims. See Section VII.H.1.a, "Bar Dates For Certain Administrative Claims; Professional Claims."

         TCO estimates that the Allowed Professional Claims which are to be paid on or after the Effective Date will aggregate approximately $19.8 million. Most Professionals retained in the Reorganization Case are being paid currently 90% of requested fees and 100% of requested expense reimbursements, which amounts, as well as the remaining 10% of requested fees, are subject to final Bankruptcy Court approval. Post-petition interest will be payable, to the extent Allowed by the Bankruptcy Court, on such remaining 10% of requested fees. TCO has not consented to the payment of post-petition interest on any professional fees.

                          (ii)      POST-PETITION OPERATIONAL CLAIMS

         Post-Petition Operational Claims consist of all those Administrative Claims, other than Environmental Claims included in Class 4.1, arising from liabilities incurred by TCO in the ordinary course of business during the pendency of the Reorganization Case. Post-Petition Operational Claims include, but are not limited to, Administrative Claims of governmental units for taxes, Refund Claims attributable to rates and charges for services rendered by TCO after the Petition Date and FERC-mandated post-petition interest thereon, post-petition trade





                                     VII-3
vendor and supplier payment obligations and post-petition obligations under contracts and leases.

         Post-Petition Operational Claims that are outstanding as of the Effective Date will be assumed and paid by Reorganized TCO pursuant to the terms and conditions of the particular transaction giving rise to such Claim, without any further action on the part of the holder of such Claim.

                          (iii)     ASSUMED EXECUTORY CONTRACT CLAIMS

         Assumed Executory Contract Claims consist of all unpaid obligations of TCO to cure defaults in connection with the assumption by TCO under the Plan or otherwise of pre-petition executory contracts and unexpired leases pursuant to section 365(b)(1) of the Bankruptcy Code. Most of these contracts relate to TCO's operations, including computer maintenance contracts, software leases, equipment leases, service agreements with Affiliates and any upstream pipeline contracts which may be assumed by TCO. See Section VII.I.2, "Assumption and Rejection of Executory Contracts." TCO will seek to assume the Tax Allocation Agreement as an executory contract and, if approved by the Bankruptcy Court, to the extent that the Tax Allocation Agreement allocates to TCO the obligation to pay post-petition interest on amounts included in the IRS's Priority Tax Claim or requires TCO to reimburse Columbia or any other subsidiary of Columbia for any refunds and interest accrued on such refunds which Columbia or any other subsidiary of Columbia would have been entitled to receive under the Tax Allocation Agreement but





                                     VII-4
were used by TCO to offset the Priority Tax Claims against it, such post-petition interest will be paid and such reimbursement will be made by TCO as an Assumed Executory Contract Claim.

         Allowed Assumed Executory Contract Claims will be paid in cash on the Effective Date. Any Assumed Executory Contract Claim that does not become an Allowed Claim until after the Effective Date will be paid in cash on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes an Allowed Claim. Payments will be made net of any setoff of sums owed to TCO by the holder of such Claim.

         TCO estimates that the Allowed Assumed Executory Contract Claims will aggregate approximately $35.3 million, which amount includes cure costs which would be payable in respect of the Tax Allocation Agreement.

                          (iv)      U.S. TRUSTEE'S FEE CLAIMS

         Pursuant to 28 U.S.C. Section 1930(a)(6), TCO, as a Chapter 11 debtor, is required to pay certain fees to the U.S. Trustee on a quarterly basis during the pendency of the Reorganization Case. Such fees are based upon quarterly distributions made by TCO but in no event may such quarterly fees exceed $5,000. Throughout the course of the Reorganization Case, TCO has remitted such quarterly fees to the U.S. Trustee on a timely basis. TCO estimates that there will be no more than $5,000 of U.S. Trustee's Fee Claims outstanding on the Effective Date. Such Claims will be paid in full in cash on the Effective Date.





                                     VII-5

                          (v)       MISCELLANEOUS ADMINISTRATIVE CLAIMS

         Miscellaneous Administrative Claims consist of all Administrative Claims which are outstanding as of the Confirmation Date other than Professional Claims, Post-Petition Operational Claims, Assumed Executory Contract Claims, U.S. Trustee's Fee Claims, and Administrative Recoupment Claims and include (i) contingent indemnification Claims of officers, directors and employees of TCO, including indemnification Claims by (a) employees in connection with pre- and post-petition personal injury and property damage actions brought against them by third parties, and (b) officers and directors in connection with pre-petition stockholder class actions and other securities law actions, (ii) post-petition personal injury and property damage Claims and
(iii) Claims arising pursuant to performance bonds issued on behalf of TCO post-petition.

         Miscellaneous Administrative Claims, including the obligation to provide collateral security to support post-Confirmation performance bonds, will be assumed and paid by Reorganized TCO as they become due and payable or as otherwise directed by the Bankruptcy Court. TCO does not believe that the liabilities likely to be incurred in connection with these assumed obligations will be material to its business.
                          (vi)      ADMINISTRATIVE RECOUPMENT CLAIMS
         Administrative Recoupment Claims consist of all Recoupment Claims of Customers that are entitled to administrative priority by virtue of the Stipulation and Order Regarding Motions for an





                                     VII-6

Order Authorizing Recoupment, or, In the Alternative Directing Payments Into Escrow, dated October 13, 1993, and the Stipulation and Order Regarding Motion For An Order Modifying the Automatic Stay to Permit Set-offs of WACOG Surcharges, or, in the Alternative, Directing Payment Into Escrow, dated October 20, 1993 (collectively, the "Recoupment and Set-Off Stipulations").
See Section VII.A.2.c.(iii), "Class 3.2 - Unsecured Customer Refund Claims and GRI Claims" for a discussion of the treatment of such Administrative Recoupment Claims.

         The Recoupment and Set-off Stipulations apply to payments made by Customers to TCO from September 1, 1993 to the extent such Customers are determined to have Recoupment Claims equal to or greater than these payments.

         If Class 3.2 accepts the Plan, the Accepting 3.2 Claimants waive their Administrative Recoupment Claims (see Section VII.A.2.C.(iii), "Class 3.2 - Unsecured Customer Refund Claims and GRI Claims") and the Dissenting 3.2 Claimants will be entitled to pursue their Refund Disputes by litigation in the Bankruptcy Court or before FERC and shall be entitled to such amounts, if any, as such Claimants may be entitled under Final Orders determining and resolving such Claimant's Administrative Recoupment Claims. Such Allowed Administrative Recoupment Claims shall be paid in cash on the thirtieth day after the end of the Calendar Quarter in which such final resolution occurs and such holder's Administrative Recoupment Claim is Allowed.





                                     VII-7

                          b.        PRIORITY TAX CLAIMS

         Priority Tax Claims consist of all Unsecured Claims which are attributable to income taxes, property taxes and any other taxes entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code, including the Claims of the IRS that are the subject of IRS Order. See Section IV.C.6, "IRS and Other Priority Tax Claims." TCO reserves its right to file an amendment to its Schedule of Liabilities to reflect certain state tax Claims as to which no proofs of Claim have been Filed in the amount of the liability recognized by TCO, in order to avoid litigation over the dischargeability of such sums.

           The IRS Order resolves essentially all pre-petition tax disputes between Columbia and its affiliates and the IRS. TCO is obligated to pay the principal amount of the Allowed IRS Claims, and intends to pay post-petition interest to the IRS and to reimburse its affiliates for refunds owed to them which TCO used to set off against TCO's obligations, as cure costs arising in connection with the assumption of the Tax Allocation Agreement. However, Columbia is also liable to pay the principal amount and post-petition interest on the Allowed IRS Claims, and if and to the extent these payments are made by Columbia, TCO is obligated to reimburse Columbia for such payments under the Tax Allocation Agreement.

         TCO estimates that Allowed Priority Tax Claims will aggregate approximately $137.3 million, of which the IRS Claims represent approximately $134.6 million, other Priority Claims





                                     VII-8
represent approximately $.5 million, and state tax Claims represent approximately $2.2 million.

         Each Allowed Priority Tax Claim will be paid in full, in cash, on the Effective Date, if then Allowed, or, if not then Allowed, on the thirtieth day from the date on which it becomes an Allowed Claim, except that the Claims of the IRS that are the subject of the IRS Order will be paid, in accordance with
Section 1129(a)(9)(C) of the Bankruptcy Code, in installments over a period not to exceed six years from the date of assessment of such Claims, together with interest at the rate set forth in Section D.7 of the IRS Settlement Agreement. The full amount of such Claims will be paid in cash in equal quarterly installments, beginning on the date which is three months after the Effective Date and ending on the quarterly date which does not exceed six years from the date of assessment of such Claims, except that the first quarterly installment shall be paid in three equal monthly installments beginning on the Effective Date. Each monthly or quarterly installment shall be paid together with interest on such installment at the rate set forth in Section D.7 of the IRS Settlement Agreement accrued to the date of payment. Notwithstanding the foregoing, however, Reorganized TCO, with the prior consent of Reorganized Columbia, shall have the right to pay the Claims of the IRS, or any remaining balance of such Claims, in full or in part at any time on or after the Effective Date, without premium or penalty. Payments on the Priority Tax Claims of the IRS made by Columbia





                                     VII-9
or Reorganized Columbia shall, pursuant to the IRS Settlement Agreement, reduce the Priority Tax Claims of the IRS against TCO or Reorganized TCO in accordance with the terms of the IRS Order.

         It is currently intended that payments of the Allowed IRS Claims and post-petition interest thereon will be made to the IRS by Columbia, as parent of the Columbia Group. Accordingly, TCO will pay to Columbia, on the Effective Date, an amount equal to such Allowed Claims and post-petition interest through the Effective Date, pursuant to its obligations under the Tax Allocation Agreement.

                          c.        EAST LYNN CONDEMNATION OBLIGATION

         In late 1991, TCO received $52 million from the United States government representing damages arising from the condemnation of the East Lynn Property which, at the time the condemnation proceedings were begun, was owned by TCO. Prior to TCO's receipt of the East Lynn Condemnation Award, the East Lynn Property, together with the right to receive the East Lynn Condemnation Award, was transferred to CNR. TCO has been holding the money in trust for CNR and has invested the $52 million in interest-bearing securities. TCO estimates that as of December 31, 1995, it will hold approximately $62.5 million in trust for CNR. On the Effective Date, TCO will turn over to CNR the cash and cash equivalents held on behalf of CNR, including the interest earned thereon through the Effective Date.





                                     VII-10

                 2.       CLASSES OF CLAIMS
                          a.        CLASS 1 CLAIMS - SECURED CLAIMS

                                    (i)    CLASS 1.1 - THE DIP FACILITY CLAIMS

         Class 1.1 consists of all Secured Claims of Chemical Bank under the DIP Facility. All Class 1.1 Claims will be paid in full on the Effective Date, if then Allowed, or, if not then Allowed, on the tenth day after such Claims become Allowed Claims. On the Effective Date, the DIP Facility will terminate by its terms. Deficiency Claims, if any, will be treated as Administrative Claims in accordance with Section 364(c) of the Bankruptcy Code and in accordance with the Order of the Bankruptcy Court dated August 22, 1991 approving the DIP Facility. TCO believes that there will be no such Deficiency Claims.

         TCO estimates that the Allowed Class 1.1 Claims will aggregate approximately $2 million.

         Class 1.1 Claims are unimpaired.

                          (ii)      CLASS 1.2 - SECURED PRODUCER CLAIMS

         Class 1.2 consists of Claims of Producers that supplied gas to TCO pre-petition to the extent such Claims are secured by statutory liens. Although several Claimants have asserted such liens (totalling approximately $40 million), TCO has Filed complaints seeking a determination that such liens are invalid or are avoidable by TCO, and believes that its position will be upheld if the matters are ultimately brought to trial.


                                     VII-11

         To the extent that a lien underlying a Class 1.2 Claim is held to be valid, the holder of such Claim that is Allowed as of the Effective Date will receive, on the Effective Date, cash in an amount equal to the lesser of (i) the Allowed amount of its Claim, and (ii) the value of its collateral as determined by the Bankruptcy Court. Deficiency Claims, if any, will be treated as Unsecured Claims in the appropriate category of Class 3. TCO believes that there will be no such Deficiency Claims.

         Any Class 1.2 Claim that does not become an Allowed Claim until after the Effective Date will be paid in cash to the extent described above from the Claims Reserve on the thirtieth day after the end of the Calendar Quarter in which such Claim becomes an Allowed Claim.

         Class 1.2 Claims are unimpaired.

                          (iii)     CLASS 1.3 - OTHER SECURED CLAIMS

         Class 1.3 consists of Secured Claims not included in Classes 1.1, 1.2 or 2.1 and includes setoff Claims permitted under section 553 of the Bankruptcy Code. On the Effective Date, TCO will satisfy each Class 1.3 Claim that is then Allowed by, at TCO's option, (i) paying the holder of such Allowed Claim cash in an amount equal to the lesser of (x) the Allowed amount of such Claim and (y) the value of such holder's collateral as determined by the Bankruptcy Court, (ii) reinstating the maturity of the obligation giving rise to such Allowed Claim and curing all defaults in accordance with section 1124 of the Bankruptcy Code, or (iii) permitting setoff of such Allowed





                                     VII-12

Claim against any obligation the holder of such Claim may owe to TCO. Deficiency Claims, if any, will be treated as Unsecured Claims in the appropriate category of Class 3. TCO believes that there will be no such Deficiency Claims.

         Any Class 1.3 Claim that does not become an Allowed Claim until after the Effective Date will be paid in cash from the Claims Reserve in the amount described in the preceding paragraph on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes an Allowed Claim.

         Although several claimants have asserted that they hold liens against property of TCO, the only such Claim which TCO acknowledges to be valid, other than certain setoff Claims, was Filed by the West Virginia Economic Development Authority (the "WVEDA") for approximately $155,000. TCO plans to reinstate its obligations to the WVEDA and cure any outstanding defaults. TCO has Filed or will File prior to the Plan Mailing Date objections to those Claims that it believes have improperly asserted secured status. TCO estimates that Allowed Class 1.3 Claims will aggregate approximately $163,000.

         Class 1.3 Claims are unimpaired.

                          b.        CLASS 2.1 CLAIM - THE COLUMBIA SECURED CLAIM

         Class 2.1 consists of the Columbia Secured Claim.

         On the Petition Date, the principal amount of the Columbia Secured Claim was $1,340,448,419.33 and the total Claim amount on the Effective Date will be approximately $1,984.1 million (which includes pre- and post-petition interest calculated as





                                     VII-13
described below, assuming an Effective Date of December 31, 1995. Interest on the Columbia Secured Claim is calculated as follows:

                          (i)       INTEREST ON INVENTORY LOAN AGREEMENT

         Interest will be accrued on the aggregate of the unpaid principal and accrued and unpaid interest under the Inventory Loan Agreement as of the Petition Date from the Petition Date to the Effective Date at the fluctuating "Applicable Rate", as that term is defined in the Inventory Financing Agreement, plus the additional two (2%) percent per annum provided for therein.

                          (ii)      INTEREST ON FIRST MORTGAGE BONDS - SERIES A

         Accrued interest on each Series A First Mortgage Bond as of the Effective Date will be the aggregate of:

                 (a) all unpaid sums due and payable as interest on the unpaid principal balance thereof during the period between the Petition Date and December 31, 1991, the date upon which the Series A Bonds are deemed to have matured, at the fluctuating "Series A Rate", as that term is defined in the Indenture of Mortgage and Deed of Trust pursuant to which the First Mortgage Bonds were issued;

                 (b) interest on each of the installments of interest referred to in clause (a) above from the due date of such installment to December 31, 1991, at the said Series A Rate; and

                 (c) interest on the aggregate of the unpaid principal amount of such bond and the interest installments referred to in





                                     VII-14
clause (a) above, from January 1, 1992 to the Effective Date, at such Series A Rate.

                          (iii)     INTEREST ON FIRST MORTGAGE BONDS -
                                    SERIES B, D, E AND F

         Accrued interest on each Series B, D, E and F First Mortgage Bond on the Effective Date will be the aggregate of:

                 (a) all unpaid sums due and payable as interest on the unpaid principal balance thereof (assuming all required post-petition sinking fund payments had been made) on each of the interest payment dates provided for in respect of such Bond, during the period from the Petition Date to the Effective Date, at the "Series B Rate" (as that term is defined in said Indenture) with respect to the Series B Bonds and at the fixed rate of interest established for such bond at the time of the issuance thereof, in the case of the Series D, E and F Bonds;

                 (b) interest on each such installment of interest referred to in clause (a) above from the due date of such installment to the Effective Date, at the rate described in such clause; and

                 (c) interest on each defaulted sinking fund payment from the due date of the payment to the Effective Date, at the rate described in clause
(a) above.

         The Columbia Secured Claim will be Allowed as Filed, provided that all other distributions which, under the Plan, are required to be made to Creditors on the Effective Date are in fact made as provided for. On the Effective Date, Columbia will receive in respect of its Secured Claim, newly issued secured





                                     VII-15
debt securities of Reorganized TCO having a principal amount calculated to provide Reorganized TCO with an appropriate funded debt-to-equity ratio as of the Effective Date, and the right to retain the existing TCO stock, with the balance of the Columbia Secured Claim to be contributed to the capital of Reorganized TCO. The terms of the secured debt securities to be distributed in respect of the Class 2.1 Claim will be as proposed by TCO and approved by the Bankruptcy Court on or before the Effective Date.

         The Class 2.1 Claim is impaired.

                          c.        CLASS 3 CLAIMS - UNSECURED CLAIMS

                                    (i)    SETTLEMENT VALUES AND ALLOWANCE
                                           AMOUNTS

         TCO has proposed Settlement Values for each Producer Claim in Class 3. The Settlement Value proposed for any Producer Claim that is an Allowed Claim as of the Plan Mailing Date is the Allowed amount of such Claim as of that date. The Settlement Value proposed for each Producer Claim other than the Claims of the Initial Accepting Producers, which is not Allowed on that date is the amount which TCO, in light of all the relevant facts, believes constitutes a fair and equitable compromise at which it believes that the Claim should be Allowed and at which TCO will, if the Plan is consummated, consent to have it be Allowed. In the case of the Initial Accepting Producers, the Settlement Values proposed have been individually negotiated with those Producers, taking into account all known factors likely to affect the ultimate Allowance of such Claims.


                                     VII-16

TCO shall have the right, prior to the Plan Mailing Date, with the consent of the Creditors' Committee, to decrease or, after consultation with the Creditors' Committee, to increase the Original Settlement Values offered to Producers (other than Initial Accepting Producers) which are set forth on
Schedule I.

         Each Producer that accepts the Settlement Value proposed for its Claim will be deemed to have agreed to an Allowed Claim in that amount, subject to Bankruptcy Court approval, in Class 3.1 or Class 3.3, as appropriate. A Producer who accepts the proposed Settlement Value for its Claim will be deemed to have waived and released any right of setoff, any lien, or any other Claim against TCO or TCO's property, and TCO shall be deemed to have released all rights of setoff and Avoidance Claims which TCO may have against such Producer or its property, subject to Bankruptcy Court approval of such Producer's Settlement Value, on the Effective Date. If the holder of a Producer Claim in either of Classes 3.1 or 3.3 that accepts its Settlement Value, but its Settlement Value is not approved by the Bankruptcy Court, such holder shall be treated as a Rejecting Producer in Class 3.3 unless TCO and such Producer agree on a modified Settlement Value that is approved by the Bankruptcy Court. If a holder of a Producer Claim that TCO proposes be in Class 3.1 does not accept its proposed Settlement Value, such Claim will be a Class 3.1 Claim to the extent that such Claim is Allowed in an amount of $25,000 or less and otherwise will be a Class 3.3 Claim or a Class 1.2 Claim. Any holder of a Producer Claim that





                                     VII-17
does not accept its Settlement Value will have the Allowance of its Claim determined by litigation before the Claims Mediator or the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court.

         Additionally, a dollar amount (an "Allowance Amount") has been proposed for each General Unsecured Claim that is not an Allowed Claim as of the Plan Mailing Date. The Allowance Amounts are set forth on Schedule II to the Plan. The Allowance Amounts proposed for each General Unsecured Claim which is not an Allowed Claim on the Plan Mailing Date is the amount at which TCO, in light of all the relevant facts known to it, believes and consents that the Claim should be Allowed.

         Each holder of an unliquidated General Unsecured Claim that accepts the Allowance Amount proposed for its Claim will be deemed to have agreed to an Allowed Claim in that amount, subject to Bankruptcy Court approval, in Class
3.1 or Class 3.4, as appropriate. A holder of a General Unsecured Claim who accepts its Allowance Amount for its Claim will be deemed to have waived and released any right of setoff, any lien, or any other Claim against TCO or TCO's property, and TCO shall be deemed to have released all rights of setoff or Avoidance Claims which TCO may have against such holder or its property, subject to Bankruptcy Court approval of such holder's Allowance Amount, on the Effective Date. If the holder of an unliquidated General Unsecured Claim that TCO proposes be in Class 3.1 does not accept its Allowance Amount, such Claim will be a Class 3.1





                                     VII-18

Claim to the extent that such Claim is Allowed in an amount of $25,000 or less and otherwise will be a Class 3.4 Claim. Any holder of an unliquidated General Unsecured Claim that does not accept its Allowance Amount will have the Allowance of its Claim determined by litigation before the Bankruptcy Court or by a settlement approved by the Bankruptcy Court.

         If the Plan is not consummated, any voluntary reduction in a Claim made by a Claimholder by acceptance of a Settlement Value, or an Allowance Amount, or otherwise, in order receive the treatment provided for Class 3.1, Class 3.3 or Class 3.4, as applicable may be nullified at the option of the Claimholder by written notice to TCO in accordance with such procedures as shall be determined by the Bankruptcy Court.

                          (ii)      CLASS 3.1 - UNSECURED CLAIMS OF $25,000 OR
                                    LESS

         Class 3.1 consists of all Unsecured Claims (other than any Customer Regulatory Claim the holder of which does not execute a Waiver Agreement prior to the Effective Date) that are Allowed in an amount that does not exceed $25,000, including Claims which are Allowed at such amount because of a voluntary reduction in the amount of Claim by the Claimholder's acceptance of a Settlement Value, or an Allowance Amount or other voluntary reduction in the amount of the Claim. If a Claim as Filed is for more than $25,000 and consequently is classified in another Class but has a proposed Settlement Value or Allowance Amount of not more than $25,000, an acceptance of the Settlement Value or the Allowance Amount constitutes not only a voluntary reduction





                                     VII-19
of the Claim to its Settlement Value or Allowance Amount but also an election to receive the treatment provided for Class 3.1.

         Each Class 3.1 Claimant will be paid in cash one hundred (100%) percent of the Allowed amount of its Claim, on the Effective Date, if the Claim is then Allowed, or, if not then Allowed, then on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes an Allowed Claim. The foregoing is subject, in the case of any Customer Regulatory Claim of a Customer, to the provisions of the fourth paragraph of Section III.B.3.c. with respect to the method of payment of such Claims other than in cash, including, but not limited to, distributions in the form of a credit to a rate mechanism.

         TCO estimates that the Allowed Class 3.1 Claims will aggregate approximately $8.0 million.

         Class 3.1 Claims are unimpaired.

                          (iii) CLASS 3.2 - UNSECURED CUSTOMER REFUND CLAIMS AND GRI CLAIMS

         Class 3.2 consists of all GRI Claims and all Customer Regulatory Claims not included in Class 3.1, whether or not scheduled or Filed. These Claims include all Claims of Customers in excess of $25,000 for pre-petition regulatory refunds owed to Customers, including (i) Customer Claims and GRI Claims for regulatory refunds that are the subject of the Omnibus FERC Motion,
(ii) Claims which are the subject of the BG&E Case, (iii) 1990 Rate Case Claims and any other Section 4(e) Claims and (iv) any other refund provided for by FERC





                                     VII-20
orders or regulations. This Class does not include Claims by Customers based on environmental obligations or liabilities or miscellaneous trade payables or Producer Claims held by Customers. The Omnibus FERC Motion, the BG&E Case and the 1990 Rate Case Settlement are described in Section IV.C, "Other Significant Claims and Related Litigation."

         Those Claims which involve collections by TCO of "trust fund monies" from third parties for refund to Customers, or payment, in the case of GRI Claims, to GRI, will include (i) if the collection of such sums was prior to the Petition Date, interest as prescribed by FERC from the date of collection by TCO to the Petition Date and thereafter, with respect only to the approximately $3.3 million which under the Trust Fund Decision was determined to be distributable as trust funds after application of the "lowest intermediate balance" principle, in accordance with the FERC Interest Order and
(ii) if the collection was subsequent to the Petition Date, interest in accordance with the FERC Interest Order. Holders of Section 4(e) Claims that are resolved in the 1990 Rate Case Settlement will receive interest as provided therein. Other Refund Claims, under Section 4(e) or otherwise, will include FERC-mandated interest through the Petition Date, and interest thereafter, if any, in accordance with the Customer Settlement Proposal.

         If Class 3.2 votes to accept the Plan, each Accepting Class 3.2 Claimant (i.e., a Class 3.2 Claimant that votes for the Plan or, not having voted for the Plan, on or before the Effective





                                     VII-21

Date, executes a Waiver Agreement) shall have an Allowed Refund Claim in an amount equal to the amount set forth for such Claimholder in schedules attached to the Customer Settlement Proposal and shall receive on the Effective Date (a) that to which such Claimholder is entitled under the Trust Fund Decision and any Final Orders made in furtherance or implementation thereof, including, without limitation, any Final Orders regarding the allocation of the Lowest Intermediate Balance Amount, with post-petition interest in accordance with the FERC Interest Order, (b) eighty (80%) percent of the pre-petition amount and one hundred (100%) percent of the post-petition amount due to such Claimholder with interest as provided in the 1990 Rate Case Settlement in full satisfaction of the 1990 Rate Case Claims (c) such Claimholder's allocable share of $52.5 million in settlement of all BG&E Claims, and (d) an amount equal to eighty (80%) percent of such Claimholder's remaining Customer Regulatory Claim.

         Under the Waiver Agreement, a holder of a Customer Regulatory Claim agrees to accept the treatment accorded such Claim under the terms of the Customer Settlement Proposal and under the Plan in full settlement, satisfaction, discharge and termination of each and every of such Claimholder's Refund Claims and Refund Disputes settled in the Customer Settlement Proposal, including but not limited to (i) any right to appeal from or otherwise seek modification of the Trust Fund Decision or otherwise seek more favorable treatment of its Omnibus FERC





                                     VII-22

Motion Claim than that provided in the Trust Fund Decision, and with respect to interest on such Claims, to seek modifications or reversal of the FERC Interest Order, (ii) any Refund Claim that is the subject of the BG&E Case, (iii) any Claim relating to or arising from the 1990 Rate Case, (iv) any Claim or right in respect of any other Refund Claim other than as provided in the Plan, (v) any right of setoff or recoupment in respect of its Customer Regulatory Claim,
(vi) any Claim or right to compel assumption, rejection or enforcement of its pre-petition Service Contracts (except as otherwise provided in the Plan or the Customer Settlement Proposal) and (vii) any right or Claim against Columbia with respect to any of the foregoing, except the Columbia Customer Guaranty. The Waiver Agreement also provides that the holder agrees (a) not to oppose, before FERC or in any other forum, the recovery by Reorganized TCO from Customers of any amounts paid or payable under the Customer Settlement Proposal, as approved by the FERC and (b) except for the Motion to Unseal Judicial Records (the "Motion to Unseal"), to the withdrawal, with prejudice, of the Customers' Committee's complaint and intervention in and its participation in any appeal or other proceeding in connection with the Intercompany Claims Litigation and releases any rights or interests in any judgment or other recovery on account of the Intercompany Claims. If Class 3.2 fails to accept the Plan, or if the Plan is not consummated, any executed Waiver Agreement may, at the





                                     VII-23
option of the Claimholder, be declared null and void by written notice to TCO.

         TCO recognizes that the Customers' Committee has provided substantial and valuable services and contributions to the formulation and structure of TCO's Plan. TCO's Estate has never paid any compensation or expenses to the Customers' Committee members. Likewise TCO has never paid any compensation or expenses to the Customers' Committee professionals as no retention order was entered by the Bankruptcy Court. However, in recognition of the Customers' Committee's expenditures, including the numerous expenses incurred by its members over a period of approximately four (4) years, and in order to resolve amicably a potential controversy with respect to the Customers' Committee's entitlement to some form of reimbursement for such expenditures (the total of which is as of this date in excess of $3 million), TCO has agreed to pay the Customer's Committee a lump sum payment of $1.3 million which will be paid solely to the current members of the Customers' Committee and not to its professionals, which payment will be shared pro rata among the current Customers' Committee members. Additionally, TCO has agreed to pay to UGI, a former member of the Customers' Committee, $225,000, representing one-half of expenses incurred by UGI while serving in that capacity. Such payments to the Customers' Committee and UGI shall be made solely from post-reorganization income of Reorganized TCO and shall be paid forty-five (45) days after the Effective Date.


                                     VII-24

         Any holder of a Class 3.2 Claim that does not vote for the Plan and does not execute a Waiver Agreement prior to the Effective Date or, if Class
3.2 rejects the Plan, each holder of a Class 3.2 Claim, will be a Dissenting
3.2 Claimant. A Dissenting 3.2 Claimant may continue to pursue its Refund Disputes by litigation in any appropriate forum and its Class 3.2 Claim will not be deemed Allowed for distribution purposes until all of its Refund Disputes have been resolved by Final Orders.

         Each Dissenting 3.2 Claimant shall receive in respect of its Allowed Class 3.2 Claim, (i) that to which such Claimant may be entitled under Final Orders resolving such Claimant's Recoupment Claims, including Administrative Recoupment Claims, if any, and (ii) that to which such holder is entitled under the Trust Fund Decision and any Final Orders in furtherance or implementation thereof, including, any Final Orders regarding the allocation of the Lowest Intermediate Balance Amount and/or the determination of the amount of post-petition interest due, or both and shall receive a distribution in cash in an amount equal to the Target Distribution Percentage of the Allowed amount of its Class 3.2 Claim remaining after application of any sums paid pursuant to clauses (i) and (ii) above.

         Distributions to each Dissenting 3.2 Claimant shall be made (i) if recoupment or setoff relating to the Refund Disputes is Allowed by Final Order, on the thirtieth day after the end of the Calendar Quarter in which such Final Order is entered and





                                     VII-25
such holder's Claim is Allowed and (ii) with respect to final resolutions of such Dissenting 3.2 Claimant's other Refund Disputes, as to which no recoupment or setoff is authorized, on the thirtieth day after the end of the Calendar Quarter in which all such Refund Disputes are resolved.

         Distributions to be made to an Accepting Class 3.2 Claimant shall be made in accordance with the distribution provisions of the Customer Settlement Proposal. Distributions to Dissenting 3.2 Claimants shall be distributed in cash at such time as provided in Section III.B.3.c of the Plan, or over such period of time and in such form as may be appropriate under the Confirmation Order or relevant FERC orders. If, at an Accepting Claim 3.2 Claimant's option, as set forth in the Customer Settlement Proposal, such distribution is made in other than cash, including, but not limited to, distributions in the form of a credit to a rate mechanism, Reorganized TCO shall retain the cash which would otherwise be distributed to such holder under the Plan.

         TCO may, in its discretion, petition the Bankruptcy Court for an order estimating, for voting and distribution purposes, the Claims of Dissenting 3.2 Claimants which are the subject of the BG&E Case and any other Disputed Claims.

         If Class 3.2 rejects the Plan, or if the Plan is not consummated, any acceptance of the Waiver Agreement may, at the option of the holder of the Claim, be considered null and void by written notice to TCO.





                                     VII-26

         Pursuant to the Columbia Customer Guaranty, Columbia shall guaranty the treatment afforded Accepting Class 3.2 Claimants.

 TCO estimates that the Allowed Class 3.2 Claims will aggregate approximately $175.2 million.

         Class 3.2 Claims are impaired.

                          (iv)      REMAINING UNSECURED CLAIMS

                 (a)      DESCRIPTION OF REMAINING UNSECURED CLAIMS CLASSES

         The remaining Unsecured Claims Classes are Classes 3.3 (the Producer Claims), 3.4 (General Unsecured Claims) and 3.5 (the Columbia Unsecured Claim).

         Class 3.3 consists of the Unsecured Claims held by the Producers not included in Class 3.1. Class 3.3 Claims are impaired.

         Class 3.4 consists of all remaining Unsecured Claims not included in any other Class. Class 3.4 Claims are impaired.

         Class 3.5 consists of the Columbia Unsecured Claim. The Class 3.5 Claim is impaired.

                 (b)      TREATMENT OF REMAINING UNSECURED CLAIMS

                          (1)       CLASS 3.3 CLAIMS

         If all Producers in Class 3.3 accept the Original Settlement Values proposed for their Claims and such Original Settlement Values are approved by the Bankruptcy Court, each holder of an Allowed Class 3.3 Claim shall be paid, in cash, on the Effective Date, an amount equal to the Target Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable. Otherwise, each holder





                                     VII-27
of a Class 3.3 Claim which is Allowed as of the Effective Date shall be paid, in cash, on the Effective Date, an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable.

         The Holdback Amount is comprised of the difference between seventy two and one half (72.5%) percent and the Initial Distribution Percentage of Allowed Claims of the Accepting Producers. The Holdback Amount can be used by Reorganized TCO to fund distributions with respect to the Allowed Claims of Rejecting Producers as described below.

         Rejecting Producers may continue to litigate their Claims under the Claims Estimation Procedures or before the Bankruptcy Court. Each Rejecting Producer shall be paid an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable, on the thirtieth day after the end of Calendar Quarter during which such Claim becomes Allowed, provided, however, if on such day, there is pending an appeal (a) by such Rejecting Producer from the order Allowing such Rejecting Producer's Claims, or (b) by Reorganized TCO or any other party from the order Allowing such Rejecting Producer's Claim and Reorganized TCO or such other party has obtained a stay pending appeal of such order, such distribution shall be made on the thirtieth day after the earlier of the termination of the stay





                                     VII-28
pending appeal or the entry of a Final Order Allowing such Rejecting Producer's Claim.

         On the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date occurs, except as provided in the next paragraph, Reorganized TCO shall distribute to each holder of an Allowed Class
3.3 Claim (a) if the Actual Target Producer Distribution is less than the Projected Target Producer Distribution (i) the Target Distribution Percentage of its Allowed Class 3.3 Claim less any amounts previously paid to such holder, together with a Supplemental Interest Payment thereon, if applicable and (ii) such holder's pro rata share (based on the respective amounts of all Allowed Class 3.3 Claims) of the Additional Distribution, together with a Supplemental Interest payment thereon, if applicable, or (b) if the Actual Target Producer Distribution exceeds the Projected Target Producer Distribution, and if (i)(A) the sum of (1) the Initial Distribution Percentage of the aggregate of all Allowed Class 3.3 Claims and (2) the aggregate of all Allowed Producer Claims in Class 3.1 and Class 1.2 equals or exceeds (B) one hundred five (105%) percent of the Projected Target Producer Distribution, no additional distribution; or (ii)(A) the sum of (1) the Initial Distribution Percentage of the aggregate of all Allowed Class 3.3 Claims and (2) the aggregate of all Allowed Producer Claims in Class 3.1 and Class 1.2 is less than (B) one hundred five (105%) percent of the Projected Target Producer Distribution, the Supplemental Distribution Percentage of such





                                     VII-29
holder's Allowed Class 3.3 Claim, together with a Supplemental Interest Payment thereon, if applicable.

         If, prior to the Final Allowance Date, Reorganized TCO determines in its good faith judgment, in light of the remaining unliquidated Producer Claims, that the Holdback Amount will exceed the Excess Amount by at least $25,000,000, Reorganized TCO shall make one interim distribution of such excess to all holders of Allowed Class 3.3 Claims pro rata (based on the respective amounts of Allowed Class 3.3 Claims), subject to a maximum distribution for any such holder equal to the Target Distribution Percentage of such holder's Allowed Class 3.3 Claim. If such an interim distribution is made by Reorganized TCO, the distribution to be made with respect to each Allowed Class
3.3 Claim relating to the Final Allowance Date will be adjusted so that the amount of such distribution together with the amount of the interim distribution made pursuant to this paragraph equal the amount that would have been distributed with respect to such Claim under the proceeding paragraph if no interim distribution was made.

         Claims of Rejecting Producers shall be liquidated through litigation under the Claims Estimation Procedures or before the Bankruptcy Court, as appropriate, or by a settlement approved by the Bankruptcy Court.

         All distributions to holders of Allowed Class 3.3 Claims shall be made in cash, except that Reorganized TCO, with the prior consent of Columbia, shall have the option to pay any





                                     VII-30
amount due to any Rejecting Producer in excess of the Target Distribution Percentage of the Original Settlement Value proposed for its Claim, in the form of readily marketable publicly traded securities of Reorganized Columbia having a fair market value equal to the distribution that Reorganized TCO has elected not to pay in cash. The fair market value of such securities shall be determined based upon the last New York Stock Exchange trading day prior to the date of distribution to such Rejecting Producer and, in the case of Columbia common stock, such fair market value shall be deemed to be the midpoint between the high and the low price for Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on such trading day.

         The Supplemental Interest Payment will be paid to all holders of Allowed Class 3.3 and 3.4 Claims if the Effective Date occurs after January 31, 1996. The Supplemental Interest Payment is in addition to the distribution to which it relates and such interest is calculated as follows:

         If the Distribution Date occurs after January 31, 1996, the Supplemental Interest Payment will be an amount equal to an accrual for the period from and including January 1, 1996 to but excluding Distribution Date, on the amount of such distribution at a rate per annum equal to the annualized rate realized by TCO on funds invested by it pursuant to the Investment Guidelines during such period.





                                     VII-31

         The agreement to make Supplemental Interest Payments, if due, is a result of negotiations among the Creditors' Committee, the Initial Accepting Producers, TCO and Columbia as part of the settlement of Producers Claims and is intended to be an incentive for TCO and Columbia to consummate the Plan quickly.

         TCO estimates that Allowed Class 3.3 Claims will aggregate $1,627.5 million.

                          (2)       CLASS 3.4 CLAIMS

         Each holder of an Allowed Class 3.4 Claim shall be paid, on the Effective Date, if the Claim is then Allowed and, if not then Allowed, on the thirtieth day after the end of the Calendar Quarter during which such Claim becomes Allowed, provided, however, if on such day, there is pending an appeal
(a) by such a Claimholder from the order Allowing such Claimholder's Claims, or
(b) by Reorganized TCO or any other party from the order Allowing such Claimholder's Claim and Reorganized TCO or such other has obtained a stay pending appeal of such order, such distribution shall be made on the thirtieth day after the earlier of the termination of the stay pending appeal or the entry of a Final Order Allowing such Claimholder's Claim, an amount equal to the Target Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable.

         All distributions to holders of Allowed Class 3.4 Claims shall be made in cash, except that Reorganized TCO, with prior





                                     VII-32
consent of Columbia, shall have the option to pay any amount due to any holder of a General Unsecured Claim that does not accept the Allowance Amount proposed for its Claim, in excess of the Target Distribution Percentage of the Allowance Amount proposed for its Claim, in the form of readily marketable publicly traded securities of Reorganized Columbia having a fair market value equal to the distribution that Reorganized TCO has elected not to pay in cash. The fair market value of such securities shall be determined based upon the last New York Stock Exchange trading day prior to the date of distribution to such Claimholder and, in the case of Columbia common stock, such fair market value shall be deemed to be the midpoint between the high and the low price for Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on such trading day.

The Supplemental Interest Payment is described above in subsection (2).

         TCO estimates that Allowed Class 3.3 Claims will aggregate $56.3 million.

                          (3)  CLASS 3.5 CLAIM

         On the Effective Date, Reorganized Columbia shall be paid, in cash, an amount equal to the Initial Distribution Percentage of its Allowed Claim, together with a Supplemental Interest Payment thereon, if applicable. On thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date has occurred, Reorganized Columbia shall be paid, in cash, an


                                     VII-33
amount equal to the same final distribution percentage of its Allowed Claim as
(a) all holders of Allowed Class 3.3 Claims have received on their Allowed Claims or (b) all holders of Allowed Class 3.4 Claims have received on their Allowed Claims, whichever is lower, less any amounts previously received by Reorganized Columbia in respect of the Columbia Unsecured Claim, together with a Supplemental Interest Payment thereon, if applicable.

         Reorganized Columbia, however, may utilize all or any portion of the distribution that it receives on the Columbia Unsecured Claim to fund its obligations with respect to the Columbia Omnibus Settlement.

         The Columbia Unsecured Claim in Class 3.5 will be Allowed under the Plan as filed in amount of $351 million.

                          d.        CLASS 4 CLAIMS - ASSUMED CLAIMS

                                    (i)    CLASS 4.1 CLAIMS - ENVIRONMENTAL
                                           CLAIMS

         Class 4.1 consists of all pre- and post-petition environmental compliance and remediation obligations owed to state and federal environmental enforcement and regulatory agencies, including, without limitation, those obligations of TCO arising under the Order Approving Administrative Order on Consent for Removal Actions and Toxic Substance Control Act and Consent Agreement between TCO and the United States Environmental Protection Agency approved by order of the Bankruptcy Court on November 16, 1994 (the "EPA Order"), that certain Consent Order and Agreement, dated October 6, 1994 by


                                     VII-34
and between TCO and the Commonwealth of Pennsylvania, Department of Environmental Resources, approved by order of the Bankruptcy Court dated November 16, 1994 (the "Pennsylvania Environmental Order") and two certain Agreed Orders by and between TCO and the Commonwealth of Kentucky, Natural Resources and Environmental Protection Cabinet both dated October 24, 1994 and approved by order of the Bankruptcy Court dated November 16, 1994 (the "Kentucky Environmental Orders"). Non-consensual pre-petition environmental penalty liabilities asserted by entities other than the Commonwealth of Pennsylvania, the Commonwealth of Kentucky or the United States Environmental Protection Agency and settled in the above-referenced orders are not included in this Class. For a further discussion of TCO's environmental liabilities, see Section IV.C.9, "Environmental Issues."

         Class 4.1 Claims shall survive and be unaffected by the Confirmation Order and will be assumed by Reorganized TCO and paid if and when due and payable, either in the ordinary course of Reorganized TCO's business or in accordance with such agreements or stipulations as may be entered into with the relevant governmental authority, including, without limitation, the EPA Order, the Pennsylvania Environmental Order and the Kentucky Environmental Orders.

         Class 4.1 Claims are unimpaired.

                           (ii)   CLASS 4.2 CLAIMS - CERTAIN CONDEMNATION CLAIMS

         Class 4.2 consists of condemnation awards payable pursuant to the Bankruptcy Court's December 18, 1992 Order Authorizing





                                     VII-35

TCO to Pay Condemnation Awards Adjudicated Post-Petition Where No Bond Has Been Posted. TCO estimates that the Class 4.2 Claims will total approximately $227,000. These Claims will be assumed by Reorganized TCO and paid if and when due and payable.

         Class 4.2 Claims are unimpaired.

                          (iii)     CLASS 4.3 CLAIMS - PENSION CLAIMS

         Class 4.3 consists of all contingent Claims against TCO arising under or related to Claims Filed by the PBGC in connection with employee or retiree benefit or pension plans or programs. On the Effective Date, Reorganized TCO will assume its obligations relating to all employee and retiree benefit or pension plans or programs and Claims in Class 4.3, if not previously withdrawn, will be satisfied. See Section IV.C.8., "Pension Claims."

         Class 4.3 Claims are unimpaired.

                          (iv)      CLASS 4.4 CLAIMS - SURETY BOND RELATED
                                    CLAIMS

         Class 4.4 consists of all contingent Claims arising under or related to Claims Filed by Columbia in connection with TCO's obligation to reimburse Columbia for any payments Columbia is or may be required to make on behalf of TCO under or in connection with surety bonds issued for TCO's benefit. These Claims will be assumed by Reorganized TCO and paid if and when due and payable. TCO estimates that Allowed Class 4.4 Claims will total approximately $7,000.

         Class 4.4 Claims are unimpaired.

                          (v)    CLASS 4.5 CLAIMS - AFFILIATE TAX CLAIMS





                                     VII-36

         Class 4.5 consists of all Claims of Colombia or any of its subsidiaries for any amount owed by TCO under the Tax Allocation Agreement which remains after payment of Assumed Executory Contract Claims. Class 4.5 Claims will be assumed by Reorganized TCO and paid if and when due and payable.

         Class 4.5 Claims are unimpaired.

                 e.       CLASS 5 INTERESTS - COMMON STOCK OF TCO

         Class 5 consists of Columbia's Interests. Columbia shall receive no distribution in respect of its Interests, although Columbia will retain all of the stock of TCO through the Plan's treatment of the Columbia Secured Claim. See Section VII.A.2.b, "Class 2.1 Claim - The Columbia Secured Claim."

         Class 5 Interests are impaired.

         B.      MECHANISM FOR QUANTIFYING CLAIMS

                 1.       PRODUCER CLAIMS

         Numerous proofs of Claim, notably Producer Claims, have been Filed which are Disputed or which do not assert a Claim amount. In March, 1992, immediately following the Bar Date for Claims, TCO presented to the Bankruptcy Court a proposal to expedite and simplify resolution of Disputed Producer Claims. The Bankruptcy Court entered a procedural order that provided for (i) the appointment of a Claims Mediator, (ii) initial resolution of issues generic to all or large categories of gas supply Contract Claims, and (iii) subsequent resolution of issues specific to particular rejected gas supply contracts. By agreement, Charles Normandin, Esq. was appointed Claims Mediator





                                     VII-37
and John Norris, Esq. was appointed to advise Mr. Normandin with respect to the natural gas law aspects of the proceedings. In order to obtain more information about and quantify such Producer non-Contract Rejection Claims, in early December 1993, TCO, with the approval of the Claims Mediator, sent a questionnaire to approximately 1,000 holders of Producer non-Contract Rejection Claims requesting detailed information about the nature of their Claims.

         Extensive evidentiary hearings before the Claims Mediator with respect to generic issues relating to the recalculation of both Contract Rejection Claims and non-Contract Rejection Claims were conducted over the next two years, concluding in the Spring of 1994. Preliminary hearings and discovery also occurred on TCO's request for a market value of reserves approach to calculating Contract Rejection Claims.

         On or about October 13, 1994, Mr. Normandin filed his Initial Report and Recommendations of the Claims Mediator on Generic Issues for Natural Gas Contract Claims (the "Claims Mediator Report"). Proposed forms for the recalculation of Producer Claims were appended to the Claims Mediator Report, and following the submission of comments and a hearing, were finalized by Mr. Normandin and distributed to Producer Creditors. Those recalculated Claims forms are due to be returned by May 19, 1995, and will then be analyzed and audited by Mr. Normandin and his technical experts. Additional hearings





                                     VII-38
on TCO's market value of reserves methodology are scheduled for June, 1995.

         The Plan proposes Settlement Values for all Producer Claims which Settlement Values will, subject to Bankruptcy Court approval, be used to fix such Claims for voting purposes and which, if accepted by any Producer Claimant, will, subject to Bankruptcy Court approval, be the Allowed amount of its Claim.

         See Section V.B.1., "The Establishment of Claims Estimation Procedures" for a description of how the Settlement Values were determined by TCO.

                 2.       DISPUTED GENERAL UNSECURED CLAIMS

         The Plan proposes Allowance Amounts for all unliquidated General Unsecured Claims which Allowance Amounts will, subject to Bankruptcy Court approval, be used to fix such Claims for voting purposes and which, if accepted by any holder of a General Unsecured Claim, will, subject to Bankruptcy Court approval, be the Allowed Amount of its Claim. See Section V.B, "Non-Producer Claims" for a description of how the Allowance Amounts were derived by TCO.

         C.      TRANSACTIONS ON THE EFFECTIVE DATE

         The following transfers and transactions, will occur on the Effective
Date:

         1. Columbia shall deliver to Reorganized TCO any cash and securities, if any, to the extent required by Reorganized TCO to fund the distributions to be made to Creditors under the Plan, as contemplated by the Columbia Omnibus Settlement.





                                     VII-39

         2. Reorganized TCO shall make the distributions required under the Plan to be made on the Effective Date to all holders of Allowed Claims.

         3. Reorganized TCO shall issue and deliver to Columbia its new secured debt securities as required by the treatment of the Columbia Secured Claim provided in the Plan.

         4. If it is not already dissolved Columbia Transmission Investment Corporation ("CTIC") shall be dissolved. Funds in the RIA Account shall be distributed to Accepting Class 3.2 Claimants in the manner provided in the Customer Settlement Proposal, and the RIA Account shall be dissolved. Any remaining funds held by CTIC shall be distributed to Reorganized TCO.

         5. The Stipulation of Dismissal with Prejudice of the Intercompany Claims Litigation which is conditioned only upon the completion of payment by Reorganized TCO of all distributions payable on the Effective Date (the "Stipulation of Dismissal with Prejudice") shall have been filed with the District Court.

         TCO estimates it will have approximately $1.39 billion in cash on hand as of December 31, 1995, not including any contribution from Columbia.

         The Plan is expressly conditioned on confirmation of a plan of reorganization for Columbia which provides for (a) Columbia to fulfill the terms of the Columbia Omnibus Settlement and the Columbia Guaranty and (b) the financing of Reorganized TCO on





                                     VII-40
terms reasonably satisfactory to TCO and Columbia. See Section VII.I.1.a, "Conditions to Confirmation."

         D.      DISTRIBUTIONS UNDER THE PLAN

                 1.       DISTRIBUTIONS ON CLAIMS

         Except as otherwise provided in the Plan, or pursuant to orders of the Bankruptcy Court, distributions to holders of Claims that are Allowed as of the Effective Date will be made by Reorganized TCO in cash on the Effective Date or, if not then Allowed, on the thirtieth day after the end of the Calendar Quarter during which such Claims become Allowed, in accordance with the treatment provided for such Claims in the Plan.

         Each subsequently Allowed Professional Claim and Priority Tax Claim will be paid in cash by Reorganized TCO in accordance with the treatment set forth for such Claims in Section III.A of the Plan. Producers in Class 3.3 and Reorganized Columbia in Class 3.5 will receive their distributions of the Initial Distribution Percentage on the Effective Date, if their Claims are then Allowed, or, if not then Allowed, on the thirtieth day after the end of the Calendar Quarter during which their Claims become Allowed. All holders of Allowed Class 3.3 Claims and Reorganized Columbia with respect to the Columbia Unsecured Claim may receive a further distribution beyond the Initial Distribution Percentage on the thirtieth day after the end of the Calendar Quarter during which the Final Allowance Date occurs, depending upon the aggregate Allowed amount of the Producer Claims. Reorganized Columbia shall receive the lesser





                                     VII-41
of the final distribution percentage received by holders of Allowed Class 3.3 Claims or the final distribution percentage received by holders of Allowed Class 3.4 Claims as a distribution percentage of the Columbia Unsecured Claim.

         Reorganized TCO will make all distributions of cash and securities required in respect of the Allowed Claims under the Plan. Any payment, distribution or other action that is required under the Plan to be made or taken on the Effective Date, or any other date, shall be deemed to have been made or taken on the Effective Date or such other date, as applicable, if made or taken or within ten (10) Business Days and TCO shall use its best efforts to complete distributions due to be made on the Effective Date as soon as reasonably possible once such distributions are commenced by Reorganized TCO.

                 2.       DELIVERY OF DISTRIBUTIONS AND UNCLAIMED DISTRIBUTIONS

                          a.        DELIVERY OF DISTRIBUTIONS IN GENERAL

         Distributions to each holder of an Allowed Claim will be made (a) at the address set forth on the proof of Claim Filed by such holder, (b) at the address set forth in any written notice of address change delivered to TCO or Reorganized TCO after the date of Filing of any related proof of Claim, or (c) if no proof of Claim has been Filed and neither TCO nor Reorganized TCO has received written notice of a change of address, then at the address of such holder reflected in the Schedule of Liabilities.





                                     VII-42

                          b.        UNCLAIMED DISTRIBUTIONS

         If any distribution to the holder of an Allowed Claim is returned to Reorganized TCO as undeliverable, or any check issued to a holder in payment of any distribution is not negotiated, such Unclaimed Distribution will be retained by Reorganized TCO, which may commingle such funds with its other funds, until such time as a distribution becomes deliverable.

         Within thirty (30) days after the end of each Calendar Quarter, Reorganized TCO shall distribute all such previously Unclaimed Distributions that become deliverable during the preceding Calendar Quarter.

         Any holder of an Allowed Claim that does not claim an Unclaimed Distribution within the later of five years after the entry of the Confirmation Order and two years after such check or other instrument was issued by Reorganized TCO shall have its Claim for such Unclaimed Distribution discharged, shall not participate in any further distributions under the Plan and shall be forever barred from asserting any such Claim against Reorganized TCO or its property. Any distribution on account of such holder's Claim and any accumulated income thereon will be the property of Reorganized TCO, free of any restrictions thereon. Neither TCO nor Reorganized TCO will be required to attempt to locate any holder of an Allowed Claim other than by reviewing its own records.





                                     VII-43

         The states' abandoned property laws are preempted when they are in conflict with federal bankruptcy law. Section 347(b) of the Bankruptcy Code provides that "any security, money or other property remaining unclaimed at the expiration of the time allowed in a case under chapter 9, 11 or 12 of this title for the presentation of a security or the performance of any other act as a plan confirmed under section 943(b), 1129, 1173, or 1225 of this title, as the case may be, becomes the property of the debtor or the entity acquiring the assets of the debtor under the plan, as the case may be." Accordingly, all Unclaimed Distributions shall become the property of Reorganized TCO.

                 3.       MEANS OF CASH PAYMENTS

         Cash payments made pursuant to the Plan will be in United States dollars by checks drawn on a domestic bank selected by TCO or Reorganized TCO, or by wire transfer from a domestic bank, at the option of TCO or Reorganized TCO; provided, however, that cash payments to (i) Creditors in excess of $1,000,000 who make a request in writing and provide wire instructions to TCO at least thirty (30) days in advance of the Effective Date shall be made by wire transfer by TCO or Reorganized TCO and (ii) foreign creditors, if any, may be made, at the option of TCO or Reorganized TCO, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.





                                     VII-44

                 4.       SETOFFS

         The Plan preserves Reorganized TCO's right to setoff, pursuant to either section 553 of the Bankruptcy Code or applicable nonbankruptcy law. Subject, in the case of Accepting Class 3.2 Claimants, to the applicable provisions of Customer Settlement Proposal, and as to other Creditors, the provisions relating to accepted Settlement Values and Allowance Amounts set forth in Section III.B.3.a. of the Plan, Reorganized TCO may set off against any Allowed Claim and the cash distributions otherwise payable under the Plan, any claim, right and cause of action of any nature that TCO or Reorganized TCO may hold against the holder of an Allowed Claim. Nothing contained in the Plan shall constitutes a waiver or release by TCO or Reorganized TCO of any such claim, right or cause of action, even if Reorganized TCO does not exercise its right of setoff against distributions under the Plan.

         E.      SETTLEMENT OF INTERCOMPANY CLAIMS LITIGATION

         Pursuant to the Plan, in consideration of the Columbia Omnibus Settlement (as defined in the Plan), all Intercompany Claims, including the proof of Claim docketed as Claim No. 14009 in Columbia's reorganization case, will be deemed settled, released and discharged as of the Effective Date. See
Section V.E.5, "The Intercompany Claims and the Columbia Omnibus Settlement." Except for the prosecution of the Motion to Unseal, Columbia, TCO, Reorganized TCO, CNR, each of their respective affiliates, each of their respective present and





                                     VII-45
former directors, officers, employees, agents, attorneys, accountants, bankers, investment bankers and other representatives, each of their respective successors, executors, administrators, heirs and assigns, and each official committee appointed in the Reorganization Case and Columbia's reorganization case and their professionals, will be released as of that date from the Intercompany Claims and from any and all Claims arising from or related to the transactions which are the subject of the Intercompany Claims, and the Confirmation Order will enjoin the prosecution by any entity, whether directly, derivatively or otherwise, of any Claim, debt, right, cause of action or liability which was or could have been asserted in connection with the Intercompany Claims. Acceptance of the Plan shall constitute consent to the settlement of the Intercompany Claims Litigation.

         F.      SETTLEMENT OF CUSTOMER REFUND DISPUTES

         As of the Effective Date, and except as provided in the Customer Settlement Proposal, in consideration of the various settlements and agreements contained in the Customer Settlement Proposal, which shall be approved by the Bankruptcy Court pursuant to the Plan, the Refund Claims and Refund Disputes held by Customers shall be deemed settled, released and discharged. Columbia, TCO, Reorganized TCO, and each of their respective affiliates, and each of their respective present and former directors, officers, employees, agents, attorneys, accountants, bankers, investment bankers and other representatives, and each





                                     VII-46
of their respective heirs, executors, administrators, successors, and assigns, and each official committee appointed in the Reorganization Case and Columbia's reorganization case and their professionals, shall be released as of that date from such Refund Claims and Refund Disputes and from any and all claims arising from or related to the transactions that are the subject of such Refund Claims and Refund Disputes, and the Confirmation Order will enjoin the prosecution by any entity, whether directly, derivatively or otherwise, of any claim, debt, right, cause of action or liability which was or could have been asserted in connection with such Refund Claims and Refund Disputes.

         The Bankruptcy Court's approval of the Customer Settlement Proposal shall bind all supporters as defined therein, to the settlement of all litigation involving Refund Disputes and the Intercompany Claims. Dissenting
3.2 Claimants may elect to continue to litigate the Refund Disputes.

         G.      SETTLEMENT OF 1990 RATE CASE

         If Class 3.2 accepts the Plan, the Confirmation Order shall provide that, as of the Effective Date, the 1990 Rate Case Settlement as modified by the Plan shall be deemed approved and final on the terms set forth in the Customer Settlement Proposal.





                                     VII-47

         H. PROCEDURES FOR ESTABLISHING ALLOWED CLAIMS AND FOR RESOLVING DISPUTED CLAIMS; BAR DATES

         Several Bar Dates for the filing of Claims have been established by order of the Bankruptcy Court during the Reorganization Case. See Section IV.D.9.a, "Bar Dates."

         As described below, the Plan establishes additional Bar Dates covering certain categories of Administrative Claims. The purpose of these Bar Dates is to enable TCO to ascertain the amounts claimed in these categories so as to give TCO a more accurate picture of its obligations under the Plan and to expedite the Claims resolution process.

                 1.       BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                          a.        PROFESSIONAL CLAIMS

         Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a "substantial contribution" in TCO's Reorganization Case) will be required to File and serve on Reorganized TCO, the U.S. Trustee, and the Fee Examiner an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Administrative Fee Order or other such order of the Bankruptcy Court may continue to receive such compensation and





                                     VII-48
reimbursement of expenses for services rendered before the Effective Date. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on Reorganized TCO, the U.S. Trustee, the Fee Examiner, and the requesting party no later than sixty
(60) days after the Effective Date.

                          b. BAR DATE FOR ADMINISTRATIVE CLAIMS ARISING FROM REJECTION OF EXECUTORY CONTRACTS

         If the rejection of an executory contract or unexpired lease pursuant to the Plan or the Confirmation Order gives rise to an Unsecured Claim or Administrative Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against TCO, Reorganized TCO or its successors, or the properties of any of them, unless such parties file and serve a request for payment, with respect to Administrative Claims, or a proof of Claim, with respect to other Claims, on Reorganized TCO within the later of (a) the time period established by the Bankruptcy Court in its Final Order authorizing such rejection and (b) on the thirtieth day after the Effective Date. Objections to any request for payment or proof of Claim must be Filed no later than the sixtieth day after the Effective Date.





                                     VII-49

                 2.       BAR DATE FOR OBJECTIONS TO CERTAIN NON-ADMINISTRATIVE
                          CLAIMS

                          a.        CLAIMS SUBJECT TO THE CLAIMS ESTIMATION
                                    PROCEDURES

         All objections by TCO and all other parties-in-interest to Producer Claims which are the subject of the Claims Estimation Procedures will be governed by the provisions of the Claims Estimation Procedures or by other orders of the Bankruptcy Court relating to such Claims.

                          b.        OBJECTIONS TO OTHER NON-ADMINISTRATIVE
                                    CLAIMS

         Any non-Administrative Claim which was not Filed at least thirty (30) days prior to the date of the hearing on the Disclosure Statement may be objected to by TCO or Reorganized TCO, or the TCO Committees by the later of
(a) the Effective Date and (b) sixty (60) days after a proof of Claim with respect to such Claim has been Filed. Any such Claim that has not been objected to on or prior to such date will be an Allowed Claim in the appropriate Class.

                 3.       AUTHORITY TO PROSECUTE OBJECTIONS

         Subject to the Bar Dates and other limitations described above, after the Effective Date, only Reorganized TCO will have the authority to File objections to Claims, and will have authority to settle, compromise, withdraw or litigate to judgment objections to Claims Filed by it, upon notice to the other party and subject to the approval of the Bankruptcy Court.


                                     VII-50

Reorganized TCO shall File all such objections to Claims (other than Producer Claims) within one hundred twenty (120) days after the Effective Date. See
Section VII.I.5, "Dissolution of Committees."

                 4.       LIQUIDATION OF CLAIMS FOR VOTING

         TCO intends to file a motion with the Bankruptcy Court for an order establishing, for voting purposes only, the Allowed amount of Claims which are Disputed Claims on the Plan Mailing Date, through use of Claim amounts as Filed, the proposed Settlement Values and Allowance Amounts and the Allowed amounts for Customer Regulatory Claims set forth on the schedules to the Customer Settlement Proposal, or other appropriate Claims quantification procedures which are approved by the Bankruptcy Court. See Section IX.C.1, "Voting Procedures and Requirements; Voting Requirements-Generally."

         I.      MISCELLANEOUS

                 1.       CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

         Section VII of the Plan contains the conditions to Confirmation of the Plan and the Effective Date. Each such condition may, except as otherwise indicated, be waived by TCO at its option, with the prior consent of Columbia.

                          a.        CONDITIONS TO CONFIRMATION

                          (i)       The Bankruptcy Court has entered an order,
pursuant to section 1129 of the Bankruptcy Code, confirming a Plan of Reorganization for Columbia which provides for Columbia to fulfill the terms of the Columbia Omnibus Settlement and the





                                     VII-51

Columbia Guaranty and for the financing of Reorganized TCO on terms reasonably satisfactory to TCO and Columbia.

                          (ii)      Any authorization or approval required
under the HCA with respect to Columbia or Reorganized TCO of the transactions contemplated by the Plan or the Plan of Reorganization for Columbia has been obtained. This condition is waivable by TCO only if it is made an unwaivable condition to the Effective Date.

                          (iii)  There shall have been no material adverse
change to TCO's or Columbia's business, properties, results of operations business prospects, or financial condition between the Plan Mailing Date and the Confirmation Date.

                          (iv)      No material environmental liability Claim
shall have been Filed by any entity, including, without limitation, any state or federal environmental or regulatory agency, asserting actual or potential liability against TCO, other than Claims Filed pursuant to consensual settlement agreements between TCO and such state or federal environmental or regulatory agency or other entity. This condition is waivable by TCO only if it is made a condition to the Effective Date that is waivable only after giving the Official Committee of Equity Holders appointed in Columbia's reorganization case notice and an opportunity to be heard.

                          (v)       TCO and Columbia shall have received a
ruling from the IRS, in form and substance satisfactory to TCO and Columbia, to the effect that with respect to the payments





                                     VII-52
made by TCO under the Plan that are attributable to the breach, termination or rejection of gas purchase contracts are deductible when paid by TCO for Federal income tax purposes. If this condition has not been satisfied by December 15, 1995, then Columbia and TCO shall, by December 31, 1995, (a) either waive the receipt of such ruling as a condition to Confirmation or the Effective Date, as appropriate or (b) all settlements of Producers' Claims shall be null and void. This condition is waivable by TCO only if it is made a condition to the Effective Date that is waivable only after giving the Official Committee of Equity Holders appointed in Columbia's reorganization case notice and an opportunity to be heard.

                          (vi)      The Bankruptcy Court shall have entered on
order which approves the settlement, in accordance with the Plan, of the Refund Disputes with Accepting Class 3.2 Claimants, and the 1990 Rate Case Settlement (as amended by the Customer Settlement Proposal) and approves the Customer Settlement Proposal and TCO's implementation thereof and the Bankruptcy Court's order shall not have been vacated, reversed or stayed. FERC shall have entered a Final FERC Order approving the Customer Settlement Proposal. This condition is waivable by TCO only if it is made a condition to the Effective Date that is only waivable with the prior consent of the Sponsoring Parties (as defined in the Customer Settlement Proposal).

                          (vii)  The Bankruptcy Court shall have entered an
order approving the Initial Accepting Producers Settlement and





                                     VII-53
such order shall not have been vacated, reversed or stayed and the Initial Accepting Producers Settlement shall not have been terminated pursuant to Paragraph 14 thereof.

                          (viii)    The Plan shall not have been amended,
modified, waived, supplemented or withdrawn, in whole or in part, without the prior consent of Columbia, and without the prior consent of (i) the Creditors' Committee, if such revisions would (a) change the Original Settlement Values set forth on Schedule I, (b) change the amount, timing or composition of distributions to Class 3.1, 3.3 or 3.4, (c) change the conditions to Confirmation or to the Effective Date or (d) otherwise materially affect the treatment of Unsecured Creditors, other than Customers, under the Plan or (ii) the Customers' Committee, if such revisions would (a) change the amount, timing or composition of distributions to Class 3.2, (b) change the conditions to Confirmation or to the Effective Date, or (c) otherwise materially affect the treatment of Accepting Class 3.2 Claimants under the Plan.

                          (ix)      The Accepting Producer Percentage shall be
not less than ninety (90%) percent. This condition may be waived only with the prior consent of the Initial Accepting Producers. This condition is waivable by TCO only if it is made a condition to the Effective Date that is waivable only after giving the Official Committee of Equity Holders appointed in Columbia's reorganization case notice and an opportunity to be heard.





                                     VII-54

                          b.        CONDITIONS TO EFFECTIVE DATE

                          (i)       The order of the Bankruptcy Court
confirming Columbia's Plan of Reorganization shall not have been vacated, reversed or stayed, and Columbia's Plan of Reorganization shall have become effective on terms consistent with the Plan.

                          (ii)      The Confirmation Order shall not have been
vacated, reversed or stayed.

                          (iii)     There shall have been no material adverse
change to TCO's or Columbia's business, properties, results of operations, financial condition, or business prospects between the Confirmation Date and the Effective Date.

                          (iv)      The Effective Date shall have occurred on
or before June 28, 1996, provided, however, that if the Effective Date has not occurred, unless TCO, with Columbia's prior consent, the Initial Accepting Producers, the Creditors' Committee or the Customers' Committee elect to notify all other parties referenced in this paragraph of their intent to terminate the Plan, the Plan shall become effective on such later date as all other conditions to the Effective Date have been satisfied or waived.

                          (v)  The Stipulation of Dismissal with Prejudice of
the Intercompany Claims Litigation shall have been filed with the District
Court.

                          (vi)  Each of the conditions to Confirmation that was
made a condition to the Effective Date has been satisfied.





                                     VII-55

         Accepting Class 3.2 Claimants are not bound to support the Plan if the Effective Date and the entry of a Final FERC Order approving the Customer Settlement Proposal fail to occur on or before June 30, 1996.

                 2.       ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS

         During the Reorganization Case, TCO has assumed and rejected various executory contracts under section 365 of the Bankruptcy Code. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, (i) all of TCO's executory contracts that have not been expressly assumed or rejected by order of the Bankruptcy Court as of the Confirmation Date and that are listed on Exhibit 3 to the Disclosure Statement will be assumed or rejected or otherwise dealt with as set forth on said
Exhibit 3 and (ii) all other executory contracts that have not been so expressly assumed will be rejected. Exhibit 3 also includes executory contracts that TCO believes have expired, terminated or been superseded by operation of law subsequent to the Petition Date. Executory Contracts between TCO and its Customers will receive the treatment provided for in Article XII of the Customer Settlement Proposal.

         TCO will comply with all FERC orders and other regulatory requirements relating to assumed service contracts or as otherwise necessary to protect and preserve its certificated service rights and obligations.





                                     VII-56

         Any arrearages under executory contracts assumed under the Plan will be satisfied by the payment of such arrearages, or on such other terms as TCO and the party or parties to such executory contract shall agree. Executory contracts and leases, and all other obligations, entered into or incurred by TCO after the Petition Date will survive and be unaffected by the Plan and the Confirmation Order.

                 3. CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN REORGANIZED TCO

         TCO will continue to exist after the Effective Date as a Delaware corporation with all the powers of a corporation under applicable law.

                 4.       CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS;
                          COMPENSATION

         The corporate governance of Reorganized TCO will remain essentially unchanged.

         Those persons serving as the directors and officers of TCO as of the date hereof will continue to serve in their same capacities on behalf of Reorganized TCO after Confirmation subject to such changes as may occur in the ordinary course of business.

                                   DIRECTORS

NAME                                              DESCRIPTION
- ----                                              -----------
John H. Croom                          Chairman of the Board, President and CEO
                                       of Columbia Gas System, Inc.

Daniel L. Bell, Jr.                    Senior Vice President, Chief Legal
                                       Officer and Secretary of Columbia Gas
                                       System, Inc.





                                     VII-57

Michael O'Donnell                      Senior Vice President and Chief Financial
                                       Officer of Columbia Gas System, Inc.

James P. Holland                       Chairman of the Board and CEO of TCO

R. Larry Robinson                      President of TCO

Mark P. O'Flynn                        Senior Vice President and Chief Financial
                                       Officer of TCO


         All of the Directors of TCO are currently officers of either TCO or Columbia. The Directors are not separately compensated for their service as Directors of TCO. The following table sets forth all compensation(1) paid by TCO in fiscal year 1994 to each of the seven most senior executives of TCO:

Name of
Individual        Position at TCO                               Age    Compensation
- ----------        ---------------                               ---    ------------
M.W. Casdorph     Sr. Vice President                            46     258,412.90
J.P. Holland      Board Chairman & CEO                          46     329,020.00
G.L. Kettering    Sr. Vice President                            40     298,964.20
M.P. O'Flynn      Sr. Vice President/Chief Financial Officer    44     229,376.70
B.D. Perine       Sr. Vice President                            59     314,986.27
R.L. Robinson     President                                     50     266,944.25
S.J. Small        General Counsel & Secretary                   48     225,711.78

                 5.       DISSOLUTION OF COMMITTEES

         The Creditors' Committee and the Customers' Committee shall continue in existence until the Effective Date for the principal purposes of participating in the reconciliation and resolution of Disputed Claims and in overseeing the implementation of the Plan. On the Effective Date, except as provided in the following sentence, the Creditors' Committee and the Customers' Committee shall dissolve and the members of those Committees as


- ---------------
(1)  The non-cash portion of such compensation is not material.
     Compensation includes thrift plan restoration or pension plan restoration, if any, paid in 1994.

                                     VII-58
such shall be released and discharged from all rights and duties arising from or related to the Reorganization Case. The Creditors' Committee will continue in existence after the Effective Date, and the Professionals retained by the Creditors' Committee may continue to be employed after the Effective Date, to represent Unsecured Creditors' interests (a) with respect to any appeal taken from the Confirmation Order or from the order approving the Initial Accepting Producers Settlement and (b) by reviewing proposed settlements of Unsecured Claims, other than Customer Regulatory Claims. The Professionals retained by the Creditors' Committee and the Customers' Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except for (a) services performed by the Creditors' Committee and the Professionals retained by the Creditors' Committee after the Effective Date as described in the preceding sentence or
(b) services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section VI.B.1. After the Effective Date, the Creditors' Committee may, in its discretion, dissolve upon notice to Reorganized TCO. Upon such dissolution, the members of the Creditors' Committee shall be released and discharged from all rights and duties arising from or related to the Reorganization Case. The Professionals retained by the





                                     VII-59

Creditors' Committee and the members of such Committee must submit monthly bills to Reorganized TCO for such services and Reorganized TCO shall pay all reasonable costs and expenses of such Committee members and all reasonable fees and expenses of their Professionals from post-reorganization income. Any dispute regarding compensation for such post-Effective Date services shall be determined by the Bankruptcy Court.

                 6.       DISCHARGE, TERMINATION, AND INJUNCTION

         Section X of the Plan sets forth provision releasing and discharging TCO from Claims and other obligations arising prior to the Confirmation Date and enjoining the prosection of such Claims and obligations. Section V.E of the Plan provides for the release of all security interests in property of TCO, except as otherwise provided in the Plan.

                 7.       CONTINUATION OF RETIREE PROGRAM

         All employee and retiree benefit plans or programs in existence as of the Petition Date will continue after the Effective Date as required by sections 1114(e)(1)(B) and 1114(g) of the Bankruptcy Code.

                 8.       JURISDICTION OF THE BANKRUPTCY COURT

         Section XI of the Plan specifies certain matters with respect to which the Bankruptcy Court will retain jurisdiction after the Effective Date to the extent legally permissible. In particular, the Bankruptcy Court's retention of jurisdiction will include, without limitation, the resolution of Claims,





                                     VII-60
including the Claims Estimation Procedures, and any disputes arising over the distribution of assets under the Plan.

                 9.       LIMITATION OF LIABILITY

         The Plan limits the liability of TCO, Reorganized TCO, Columbia, their affiliates and their respective directors, officers, employees, agents, representatives and professionals (acting in such capacity), and the Creditors' Committee and the Customers' Committee and their respective members and Professionals (acting in such capacity), the Official Committee of Unsecured Creditors and the Official Committee of Equity Holders appointed in Columbia's Chapter 11 Case and their respective members and professionals (acting in such capacity), and their respective heirs, executors, administrators, successors and assigns, with respect to their actions or omissions in connection with the Reorganization Case, the Plan, the Disclosure Statement and related transactions. However, this limitation of liability does not extend to any act or omission which is determined to have constituted gross negligence or willful misconduct.

                 10.      MODIFICATION OF THE PLAN

         Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, TCO, with the prior consent of Columbia and any other party whose consent is required under the Plan, reserves the right to alter, amend or modify the Plan (but not the Customer Settlement Proposal or the Initial Accepting Producers Settlement Agreement) before its substantial





                                     VII-61
consummation; provided, however, that no alterations, amendments or modifications that would conflict with the Plan will be made without the consent of TCO or Reorganized TCO and Columbia or Reorganized Columbia and such other parties in accordance with Section VIII of the Plan.

                 11.      REVOCATION OF THE PLAN

         TCO, with the prior consent of Columbia, reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If TCO revokes or withdraws the Plan, or if Confirmation does not occur, then the Plan will be null and void in all respects, and nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims by or against, or any Interests in, TCO or Columbia, (ii) prejudice in any manner the rights of TCO or Columbia or
(iii) constitute an admission against TCO or Columbia.

                 12.      SEVERABILITY OF PLAN PROVISIONS

         If any term or provision of the Plan (excluding the Customer Settlement Proposal and the Initial Accepting Producers Settlement Agreement) is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. In the event of any such holding, alteration or interpretation,





                                     VII-62
the remainder of the terms and provisions of the Plan may, at TCO's option, with the prior consent of Columbia, remain in full force and effect and not be deemed affected, impaired or invalidated by such holding, alteration or interpretation. However, TCO and Columbia jointly and severally reserve the right not to proceed to Confirmation or consummation of the Plan if any such ruling occurs. TCO and Columbia may not modify the Customer Settlement Proposal. The Confirmation Order will constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                 13.      SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity. From and after the Voting Deadline, any heir, executor, administrator, successor or assign of any Creditor who has voted to accept the Plan shall be bound to accept the Plan and the treatment of such Creditor thereunder.





                                     VII-63

VIII.    RISK FACTORS RELATING TO PLAN IMPLEMENTATION AND CREDITOR DISTRIBUTIONS

         TCO's ability to implement the Plan as well as the timing and, in some cases, ultimate amount, of Creditor distributions are subject to a number of risk factors which could materially impact their outcome. Each Creditor entitled to vote on the Plan should carefully consider the risk factors enumerated or referred to below, as well as all the information contained in this Disclosure Statement, including the exhibits hereto, in determining whether to accept or reject this Plan.

         A.      CONDITIONS TO CONFIRMATION REQUIREMENTS

         The Plan provides that the Bankruptcy Court shall not issue the Confirmation Order unless and until certain conditions precedent have been satisfied or waived (if waivable) at TCO's option with the prior consent of Columbia, or as otherwise indicated below.

                 1. SATISFACTION OF CONFIRMATION REQUIREMENTS OF SECTION 1129/CRAM-DOWN

         Since TCO's Plan presumes effective settlement agreements with the overwhelming majority in amount of its Creditors including Producers, Customers and Columbia, TCO believes it will be accepted by all classes of Claims and Interests. In the event, however, that any of Classes 3.2, 3.3 or 3.4 reject their treatment under the Plan, so long as one impaired Creditor class has accepted the Plan, TCO reserves the right to seek confirmation pursuant to the "cram-down" provisions of 11 U.S.C. Section 1129(b). A contested confirmation process under the cram-down

                                     VIII-1
procedures could lead to significant and protracted litigation over many legal issues, the outcome of which is difficult to predict, but which could in any event delay confirmation past the point at which settlement agreements with the Initial Accepting Producers and certain Customers remain in place, and past the point where the financial assumptions underlying the Plan remain current and viable.

         There are many other statutory conditions to confirmation set forth in Chapter 11 of the Bankruptcy Code, including Section 1129(a) (requirements for confirmation), Section 1125 (post-petition disclosure and solicitation),
Section 1122 (classification of Claims and Interests) and Section 1123 (contents of Plan) which must be complied with in order for the Plan to be confirmed. TCO believes it will meet the requirements of those sections as of the Confirmation Date. See Sections X and XI of this Disclosure Statement for further discussion of certain confirmation requirements.

                 2.       CONFIRMATION OF THE COLUMBIA PLAN

         The Plan is premised upon Columbia's implementation of the Columbia Omnibus Settlement, whereby Columbia has agreed, conditioned on consummation of the Plan without any modification that is not consented to by Columbia, to facilitate the prompt emergence of TCO from its Chapter 11 proceedings by, among other things, accepting TCO debt securities and retaining the equity of TCO in satisfaction of the Columbia Secured Claim, monetizing the distributions payable to TCO's Creditors under the Plan, and





                                     VIII-2
guaranteeing the payment levels provided under the Plan to TCO's Creditors. Thus, the confirmation and consummation of a plan of reorganization for Columbia which permits the implementation of the Columbia Omnibus Settlement, and provides a means for Columbia to satisfy its own debts and finance its obligations under the Plan is a condition precedent to consummation of TCO's Plan.

         While Columbia believes its Plan will be confirmed and consummated in a timely manner, the Columbia Plan must be accepted by at least one impaired Class of Creditors and confirmed by the Bankruptcy Court before it can become effective. There is, thus, the possibility that the Plan may be delayed by the progress of confirmation of a plan of reorganization for Columbia. Any delay could have a negative impact on the timing of implementation of TCO's Plan and TCO's ability to make the distributions to Creditors provided therein.

         Failure to confirm and consummate a plan of reorganization for Columbia which permits the implementation of the Columbia Omnibus Settlement on or before the proposed Effective Date of the Plan could have a significant adverse impact on distributions to TCO's Creditors, since

                 (i) the Initial Accepting Producer Settlement and the Customer Settlement Proposal which form the foundation of the TCO Plan will not remain binding on the parties indefinitely and dissolutions of those settlements could adversely impact the





                                     VIII-3
level of claims and the amounts available to satisfy creditors, and

                 (ii) significant funding and other financial concessions from Columbia are necessary to ensure full implementation of the TCO Plan.

                 3.       SEC APPROVAL

         As described in more detail in Section VI.A, "The Columbia System:
Public Utility Holding Company Act Regulation, System Financing, Columbia's Claim Against TCO and the Intercompany Claims," Columbia is a regulated public utility holding company under the HCA. All financing of Columbia is regulated under the HCA and must be approved by the SEC. Thus, since Columbia's plan of reorganization will involve a substantial restructuring of its current debt and equity financing, as well as the restructuring of intercompany debt with TCO, such plan will require SEC approval, through a process of public disclosure which will take time to implement. Although TCO is not directly regulated under the HCA, because of the relationship between the TCO and Columbia plans primarily because of the Columbia Omnibus Settlement, certain aspects of the Plan will also require SEC approval.

         Additionally, the Columbia plan of reorganization, confirmation of which is a condition of the Plan, also requires SEC approval. See Section V.B, "Regulation by the SEC under the HCA of the Columbia System; HCA Regulation of Chapter 11 Plans." It is possible, though unlikely in the Debtors' view, that the





                                     VIII-4

SEC will find the financing obligations undertaken by Columbia in its plan of reorganization to be unacceptable, or will object on other grounds to some aspect of the Columbia or TCO plans of reorganization, which objection may delay or even prevent implementation of the Columbia Omnibus Settlement, the Columbia Plan and TCO's Plan. Thus, the condition of entry of an SEC order may be waived but only if made an unwaivable condition to the Effective Date. TCO believes, but cannot assure, that such approvals can be obtained in a timely manner.

                 4.       NO MATERIAL ADVERSE CHANGES TO PLAN ASSUMPTIONS OR
                          BUSINESS

         The Columbia Omnibus Settlement and Columbia's agreement contained therein to "monetize" TCO's value for Creditors is based, in part, upon an assumption by Columbia and TCO of the reasonable business risks reflected in TCO's current business plan. The major assumptions underlying TCO's business plan are more fully set forth in Section XI of this Disclosure Statement. Any material adverse change to TCO's business operations or financial condition between the Plan Mailing Date and the Confirmation Date could materially impact TCO's ability to achieve the results forecasted in its business plan and, thus, significantly affect Columbia's ability to perform its obligations under the Columbia Omnibus Settlement, and under its own reorganization plan, potentially to the point of rendering Columbia's participation in the Plan unfeasible.





                                     VIII-5

                 5.       NO ENVIRONMENTAL LIABILITY CLAIMS

         TCO is subject to extensive federal, state and local laws and regulations relating to environmental matters. Since the Plan and the Columbia Omnibus Settlement contemplate assumption by Reorganized TCO of environmental compliance and remediation obligations to state and Federal environmental enforcement and regulatory agencies (with the exception of certain non-consensual pre-petition penalty Claims which might be asserted), the Plan is conditioned on the continuance of (i) the current status whereby governmental agencies do not file environmental Claims in TCO's Reorganization Case, and (ii) TCO's program for resolution of environmental issues, previously approved by the Bankruptcy Court, as reflected in the current settlement agreement with the EPA and with other environmental agencies. See Section IV.C.9, "Other Significant Claims and Related Litigation; Environmental Issues." Should the status change materially, and TCO's program for resolving such liabilities outside of the bankruptcy process fail, resulting in the filing of significant unanticipated Claims in TCO's Reorganization Case by environmental authorities, TCO may not be able to implement the Plan, or there may be substantial delay in the implementation.

                 6.       IRS RULING ON DEDUCTIBILITY OF PRODUCER PAYMENTS

         As described more fully in Section IX.A.3, "Tax Ruling," TCO or Columbia, or both, will apply to the IRS for a tax ruling to the effect that payments made by TCO under the Plan that are





                                     VIII-6
attributable to the breach, termination or rejection of gas purchase contracts are currently deductible for Federal income tax purposes. Because of the magnitude of the payments under the Plan in respect of Contract Rejection Claims, failure to obtain a favorable ruling from the IRS on this issue could undermine the financial foundations for the Plans, and might result in a determination by Columbia not to proceed with the Plan.

         TCO has agreed that if such ruling has not been received by December 15, 1995, TCO and Columbia must determine by December 31, 1995 whether to waive the condition. If they fail to do so, the Initial Accepting Producers' Settlement can be terminated by TCO, Columbia, or the Initial Accepting Producers, in which case the Plan may not be confirmed. While TCO believes the ruling should be obtainable in a timely manner, failure to do so could derail or delay the Plan process.

                 7.       APPROVALS OF THE CUSTOMER SETTLEMENT PROPOSAL

         As described in detail in Section IV of this Disclosure Statement, the Plan incorporates the terms of the Customer Settlement Proposal. The Customer Settlement Proposal will be implemented by TCO only if Class 3.2 votes in favor of the Plan. If Class 3.2 rejects the Plan, TCO, Columbia and the Customers are not bound by the terms of the Customer Settlement Proposal. Nevertheless, if TCO and Columbia so elect, the Plan may be confirmed, despite the rejection by Class 3.2, through a cramdown under Section 1129(b) of the Bankruptcy Code.





                                     VIII-7

         If Class 3.2 were to vote to reject the Plan, the aggregate Allowed amounts of the Customer Regulatory Claims may be significantly greater than the amounts resulting from the Customer Settlement Proposal as implemented in the Plan, and TCO's financial projections may be materially adversely affected by the failure to resolve Order No. 636 recovery rights. In addition, Dissenting Class 3.2 Claimants would have to litigate the level and priority of substantially all of their Refund Disputes. Depending upon the outcome of such litigation, which would involve both FERC and Bankruptcy issues, the ultimate payout on their Claims might be greater than or less than the amounts to be paid if Class 3.2 accepts the Plan, but would in any event be subject to substantial uncertainty and delays in payment.

         It is a condition to confirmation, which may be made a condition to the Effective Date, that the Bankruptcy Court shall have entered an order approving the settlement of Refund Disputes with Accepting Class 3.2 Claimants, the 1990 Rate Case Settlement (as amended by the Customer Settlement Proposal) and approving those aspects of the Customer Settlement Proposal subject to its jurisdiction, and TCO's implementation thereof. It is a further condition that FERC shall have entered a Final FERC Order approving the Customer Settlement Proposal. If such approval is not obtained, the Settlement may never become effective.





                                     VIII-8

         Concurrently with the filing of the Plan, TCO is filing the Customer Settlement Proposal with the FERC. TCO believes it will obtain a Final FERC Order approving the Customer Settlement Proposal in a timely manner, but cannot assure that protests will not be filed by some interested party or that FERC's decision will be issued within a certain time period.

         In addition, the effectiveness of the Customer Settlement Proposal is conditioned upon it being approved by FERC without modification or with modifications acceptable to all of the sponsoring parties under the Settlement. If not approved by FERC or if amended with modifications unacceptable to any such parties or to TCO, the failure to obtain FERC approval could have the same adverse impact as a failure to obtain Bankruptcy Court approval of the Customer Settlement.

                 8.       APPROVAL OF INITIAL ACCEPTING PRODUCERS SETTLEMENT

         It is a condition to confirmation and effectiveness of the Plan that the Initial Accepting Producers' Settlement has been approved by the Bankruptcy Court not later than October 31, 1995, and not terminated in accordance with its terms. This condition can be waived by TCO only with the consent of the Initial Accepting Producers. A motion to approve the Settlement will be filed with the Bankruptcy Court concurrently with the Plan, and is expected to be heard by the Bankruptcy Court prior to or concurrently with the hearing on the Disclosure Statement. Should the Court disapprove the Settlement, or the proposed





                                     VIII-9
allowance amounts for any of the Initial Settling Producers, the Settlement provides that it shall be null and void.

         Any material breach of the Settlement by TCO, Columbia, or, at the option of TCO and Columbia only, any Initial Accepting Producer, will permit any non-breaching party, at its option, to terminate the Settlement. In addition, the dismissal of TCO's Chapter 11 Case or the conversion of that Case to Chapter 7 will permit termination of the Settlement. Breach of the Settlement by any Initial Accepting Producer will not release the other Initial Accepting Producers.

         The Initial Accepting Producers' Settlement is a fundamental building block to the Plan. If the Settlement is not approved, or is breached or terminated, it is unlikely that the Plan can be confirmed in its present form.

                 9.       PROHIBITION OF CERTAIN REVISIONS

         It is a condition to confirmation and consummation of the Plan that it shall not be amended, modified, supplemented or revised without the prior consent of Columbia, and without the prior consent of the Creditors' Committee if such revisions would change the Settlement Values proposed for the Initial Accepting Producers, change the amount, timing or composition of distributions to Classes 3.1, 3.2 or 3.4, change the conditions to Confirmation or the Effective Date, or otherwise materially affect the treatment of Unsecured Creditors under the Plan. TCO and Columbia do not anticipate making any such revisions.

                 10.      ACCEPTANCE OF SETTLEMENT VALUES BY PRODUCERS





                                    VIII-10

         If Producers holding at least ninety (90%) percent of the aggregate Settlement Values proposed by TCO for the Claims of Producers, and all Initial Accepting Producers, do not accept the Settlement Values, then TCO and Columbia may choose not to proceed with confirmation of the Plan. Because TCO and Columbia have agreed to assume a certain amount of risk regarding the litigation over Allowed amounts of the General Unsecured Claims of Rejecting Producers, Columbia and TCO may or may not choose to accept additional risk if this condition to confirmation is not met and may choose to modify the Plan or to withdraw the Plan. Until voting on the Plan has been completed, there can be no assurance that Producers holding at least ninety (90%) percent of the aggregate Settlement Values proposed by TCO for the Claims of Producers have accepted such Settlement Values.

         B.      CONDITIONS TO EFFECTIVE DATE

         The Plan will not be consummated and the Effective Date will not occur unless and until each of the following conditions precedent has been satisfied or waived (if waivable) at TCO's and Columbia's option, except as otherwise indicated.





                                    VIII-11

                 1.       COLUMBIA'S PLAN OF REORGANIZATION SHALL BE EFFECTIVE

         Since the TCO Plan is premised on approval of a plan of reorganization for Columbia pursuant to which Columbia will be authorized to and will become able to fund the Columbia Omnibus Settlement, the order confirming Columbia's Plan must not have been vacated, reversed or stayed, and Columbia's Plan must have become effective on terms consistent with the Plan.

                 2.       NO STAY OF TCO'S CONFIRMATION ORDER

         The order confirming TCO's Plan shall not have been vacated, reversed or stayed.

                 3.       NO MATERIAL ADVERSE CHANGES TO TCO'S BUSINESS

         There shall have been no material adverse changes to TCO's business, properties, financial condition, results of operations or business prospects between the Confirmation Date and the Effective Date.

                 4.       EFFECTIVE DATE

         A condition to the Effective Date of the Plan is that the Effective Date shall have occurred on or before June 28, 1996. It is a condition to the Initial Accepting Producers' Settlement that distributions under the Plan shall have occurred not later than June 28, 1996. In addition, supporting parties may not be bound to the Customer Settlement Proposal if the Plan does not become effective by June 30, 1996. The Effective Date may not occur by June 30, 1996 for a variety of substantive and scheduling reasons, including the dates set by the Bankruptcy Court for hearings which are essential to the Confirmation





                                    VIII-12
process, and the timing of regulatory approvals and rulings from the SEC and the IRS.

         However, TCO believes that there is ample time to meet the deadlines set by the Plan, and that neither the Bankruptcy Court schedule nor the regulatory rulings will derail the Confirmation process. Should such deadline be missed, the Settlements which underlie this Plan may become void, and there is no assurance as to when or in what form a subsequent Plan can be filed and confirmed.

                 5.       INTERCOMPANY CLAIMS LITIGATION

         The Bankruptcy Court must have approved the settlement and dismissal with prejudice of the Intercompany Claims Litigation, which Order shall not have been vacated, reversed or stayed as of the Effective Date. Settlement of the Intercompany Claims Litigation constitutes another fundamental building block of the Plan, and is critical to the Columbia Omnibus Settlement. Absent this condition being met, it is possible that neither the Columbia or the TCO Plans could become effective.

         C. LIQUIDATION OF GENERAL UNSECURED CLAIMS; CLAIMS ALLOWANCE PROCESS GENERALLY

         Another material factor affecting the amount and timing of distributions to General Unsecured Creditors is the process of liquidation and Allowance of Disputed Producer and Customer Claims. Producer and Customer Claims, as presently filed with the claims agent and the Bankruptcy Court, are far in excess of the liabilities reflected in the Payout Analysis annexed hereto as Exhibit 2.





                                    VIII-13

         There is risk that some or all categories of Disputed Claims will be resolved and Allowed in amounts in excess of those amounts currently projected by TCO. Under the Plan, Columbia and TCO agree to ensure payment to Dissenting Creditors of the amounts provided for under the Plan, thus, assuming both Plans become Effective, Creditors will in all likelihood receive the distributions to which they are entitled. However, for those Claims that remain Disputed on the Effective Date, litigation to resolve such Disputed Claims could be protracted and could result in a lengthy delay in the distributions to such Creditors.

         As to Producer Creditors, there is a Holdback Amount from their distributions if less than one-hundred percent of Producers accept their Settlement Values. That Holdback is dedicated to the partial satisfaction, together with contributions from Columbia and TCO, of the amounts payable to Dissenting Producers if the minimum payout amount on their Allowed Claims exceeds the proposed Settlement Values. Depending on the ultimate level of such excess allowances, some or all of the Holdback Amount may be utilized.

         In addition, if Dissenting Producers' Claims and the claims of disputed Class 3.4 Claimants exceed the projected levels, they may, at TCO and Columbia's option, receive a portion of their distributions in non-cash securities of an equivalent fair market value to the amount owed.

         The Plan assumes the finality of the order of the Third Circuit Court of Appeals dated March 10, 1995, regarding the Enterprise Energy Settlement Agreement which held that the





                                    VIII-14

Settlement Agreement was not an executory contract, but was an enforceable pre-petition unsecured claim against TCO, the terms of which were binding on parties to the settlement. In the event that a petition for certiorari is filed and granted, and the decision of the Third Circuit reversed, or if the Enterprise Energy litigants were to seek and obtain other relief with respect to the enforceability of the Settlement Agreement, there could be a significant increase in the Allowed amounts of Enterprise Energy Claims in addition to delay associated with the potential litigation regarding the issues previously settled, which could adversely impact the final distribution date and amount.

         D.      PROJECTIONS

         The financial projections included in this Disclosure Statement are dependent upon the successful implementation of TCO's business plan and the reliability of the other assumptions contained therein. See Section XI.B, "Reorganized TCO -- Financial Projections; Recapitalization". Those projections reflect numerous assumptions, including confirmation and consummation of the TCO Plan in accordance with its terms, the anticipated future performance of TCO, industry performance, general business and economic conditions and other matters, most of which are beyond the control of TCO and some of which may well not materialize. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the actual financial results of TCO. Therefore, the actual results achieved throughout the periods





                                    VIII-15
covered by the projections will vary from the projected results. These variations may be material.

         E.      LIABILITIES ASSUMED

         TCO will assume certain liabilities pursuant to its Plan, including obligations, if any, to indemnify its officers, directors, employees and agents, environmental, pension and miscellaneous other obligations. TCO believes that it will not suffer material exposure to adverse fluctuations in its assumptions as to those liabilities, and that the costs thereunder will not jeopardize the feasibility of its reorganization.





                                    VIII-16

IX.  TAX ASPECTS OF THE PLAN

         A.      TAX CONSEQUENCES OF THE PLAN

         The following discussion is a summary of certain significant Federal income tax consequences of the Plan to TCO and the TCO Creditors and is based upon laws, regulations, rulings and court decisions now in effect, all of which are subject to change, possibly with retroactive effect. The Federal income tax consequences to a Creditor may vary based on the particular circumstances of such Creditor. This summary does not address aspects of Federal income taxation applicable to Creditors subject to special treatment for Federal income tax purposes, including, but not limited to, financial institutions, tax exempt entities, insurance companies and foreign persons. Moreover, the Federal income tax consequences of certain aspects of the Plan are uncertain due to a lack of definitive legal authority. Other than as specifically described below, no rulings have been obtained or will be requested from the IRS with respect to Federal income tax aspects of the Plan and no opinion of counsel has been obtained by TCO with respect thereto. EACH CREDITOR IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX CONSEQUENCES TO IT OF THE PLAN.

                 1.       TAX CONSEQUENCES TO TCO

                          a.      GENERAL

         TCO, together with Columbia and other Columbia subsidiaries (collectively, the "Columbia Group"), files a consolidated

Federal income tax return under the provisions of sections 1501 and 1504 of the Internal Revenue Code of 1986, as amended (the "I.R.C."). Treasury Regulations provide that Columbia, as parent of the consolidated group, is the group's agent for purposes of filing the group's Federal income tax returns, paying the tax due, and in general for dealing with the IRS. In addition, Treasury Regulations provide that every corporation that is or has been a member of the Columbia Group is severally liable for any tax incurred by the Columbia Group for the period that such member joined in the filing of the consolidated return.

                          b.      DISCHARGE OF INDEBTEDNESS

         Under the I.R.C. a taxpayer generally must include in gross income the amount of any cancellation of indebtedness ("COD") income that is realized during the taxable year. COD income is the difference between the amount of the taxpayer's indebtedness that is canceled and the amount and/or value of the consideration exchanged therefor. However, section 108 of the I.R.C. provides that a debtor in a case under title 11 of the Bankruptcy Code is not required to recognize COD income (the "Bankruptcy Exception") but must instead reduce certain of its "tax attributes" by the amount of unrecognized COD income. Tax attributes include net operating and capital losses, certain tax credits (including minimum tax credits), and the tax basis of a debtor's property (to the extent that the aggregate tax basis of the debtor's property exceeds the aggregate amount of the debtor's liabilities immediately after the discharge), and must be reduced in a prescribed order. Alternatively, a debtor may make an election (a "Section 1017 Election") to first reduce the tax basis of any depreciable property (without regard to the limitation for outstanding liabilities), with the balance of any unrecognized COD income applied against its other attributes. In addition, section 108 provides that cancellation of indebtedness does not result in COD income to the extent that the payment of the indebtedness otherwise would have given rise to a deduction (the "deductible expense exception").

         It is expected that payments made under the Plan (including payments with respect to Contract Rejection Claims) to holders of Allowed Class 3 Claims (other than the Columbia Unsecured Claim) will be treated as ordinary and necessary expenses deductible under section 162 of the I.R.C. Therefore, TCO will not realize COD income with respect to an Allowed Class 3 Claim for which TCO has not previously accrued a deduction (or has accrued a deduction which is less than the amount paid in satisfaction of such Claim), since payment of the Allowed amount of such Claim would have been deductible to TCO and the deductible expense exception therefore will apply. COD income may arise, however, to the extent that the amount of a deduction previously accrued by TCO with respect to an Allowed Class 3 Claim exceeds the amount paid in satisfaction of such Claim, or with respect to Allowed Class 3 Claims which do not constitute otherwise deductible expenses. To the extent that TCO realizes

COD income, it is presently intended that a Section 1017 Election will be made to first reduce the tax basis of TCO's depreciable property by the amount of the COD income (unless the normal attribute reduction rules would produce a more favorable result).

                          c.      DEDUCTION FOR PAYMENTS

         TCO intends to deduct certain payments made under the Plan with respect to Allowed Class 3 Claims, including payments allocable to Claims for the breach, termination or rejection of gas purchase contracts. See Section IX. A.5, "Tax Consequences of the Plan; Tax Ruling." The amount of the deduction expected to be claimed by TCO with respect to Allowed Class 3 Claims is likely to give rise to a net operating loss carryback which would generate a refund of previously paid Columbia Group Federal income taxes, or otherwise produce a carryforward to subsequent years.

         Under Treasury Regulations which relate to consolidated groups, a parent corporation is required to reduce its tax basis in a subsidiary corporation for, among other things, losses or deductions of the subsidiary that are used to offset taxable income of other members of the consolidated group. To the extent that these negative adjustments reduce the parent corporation's tax basis in its subsidiary below zero, the adjustments create a so-called "excess loss account" which must be recognized as taxable income upon the occurrence of certain enumerated events, including the realization by the subsidiary of COD income which neither is included in gross income nor reduces tax attributes, and the claiming of a bad debt deduction by a member which is not matched in the same year by the inclusion of a corresponding amount in the income of the debtor-subsidiary. Columbia intends to take appropriate actions, by capital contributions or otherwise, necessary to ensure that no income will result to the Columbia Group attributable to an excess loss account in TCO.

                 2.       TAX CONSEQUENCES TO THE TCO CREDITORS OTHER THAN
                          COLUMBIA

         The following discussion assumes that all distributions under the Plan made on account of Allowed Claims are made to original holders of such Claims that do not hold such Claims as capital assets. It does not address the tax consequences to purchasers of Claims or Creditors otherwise holding Claims as capital assets. It also does not address the tax consequences of the distribution to the current members of the Customers' Committee pursuant to
Section III.B.3.c. of the Plan.

         A Creditor that has not previously included in income amounts with respect to its Claim and that surrenders such Claim pursuant to the Plan will be required to recognize income in an amount equal to the amount such Creditor receives under the Plan less any tax basis such Creditor has in its Claim. The amount received under the Plan will include the amount of cash and the fair market value of any other property received, any credits to rate mechanisms, and any amounts treated as set-offs against claims made by TCO with respect to such Creditor. Creditors that are cash basis taxpayers will be required to include such amounts in income for the taxable year in which such distributions are received (or such credits or set-offs applied). Creditors that are accrual basis taxpayers will be required to recognize income when, and to the extent that, the amount of any distribution that they will receive with respect to their Allowed Claims is finally determined. A Creditor that has previously included in income all amounts with respect to its Claim will not recognize any income upon the receipt of payments made pursuant to the Plan, and may recognize a loss to the extent that the total amount received is less than the amount previously included in income. It is likely that any such loss may not be recognized until the time that the total amount of the Allowed Claim that will be received by such Creditor has been finally determined, which may not occur until all distributions to Creditors have been made.

         The Plan provides for interest payments to certain Creditors, including the Supplemental Interest Payments, if any, made to Creditors in Classes 3.3,
3.4 and 3.5. Any such interest will be ordinary income to them whether or not they otherwise have a loss with respect to their Allowed Claim.

                 3.       TAX RULING

         Columbia, on behalf of the Columbia Group, will apply to the IRS for a tax ruling that payments made by TCO which are attributable to the breach, termination or rejection of gas purchase contracts are currently deductible. There can be no assurance that the IRS will agree to rule on this issue, or if it does rule, that it will rule favorably. Obtaining a favorable ruling from the IRS is a condition to the effectiveness of the TCO Plan. See Section VII.A.4, "Risk Factors Relating to Plan Implementation and Creditor Distributions; IRS Ruling on Deductibility of Producer Payments."

                 4.       IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

         The foregoing is intended to be a summary only and not a substitute for careful tax planning with a tax professional. The Federal, state and local income and other tax consequences of the Plan are complex and, in some cases, uncertain. Such consequences may also vary based on the particular circumstances of each Creditor. Accordingly, each Creditor is strongly urged to consult with its own tax advisor regarding the Federal, state and local income and other tax consequences to it of the Plan.

         B.      ASSUMPTION OF TAX ALLOCATION AGREEMENT

         As discussed in Section IX.A.1.a, "Tax Consequences of the Plan; Tax Consequences to TCO," supra, TCO, Columbia and the other members of the Columbia Group file a consolidated Federal income tax return under sections 1501 and 1504 of the I.R.C. and, accordingly, each member of the Columbia Group is severally liable for any tax payable with the consolidated return. In order to provide a method for allocating the benefits and liabilities resulting from the filing of a consolidated return, the Columbia Group has entered into the Tax Allocation Agreement

(the "TAA"). The TAA allocates the Columbia Group's aggregate Federal income tax liability to each member of the group based on such member's tax liability calculated on a separate return basis. Members of the group having tax losses are paid by members with taxable income for the use of such losses. TCO believes that this method of allocating the Columbia Group's consolidated Federal income tax liability among the members of the group is equitable, well established within the Columbia Group, and similar to the method used by other consolidated companies.

         Furthermore, pursuant to Rule 45(c) promulgated by the SEC under the HCA, a registered holding company which files a consolidated Federal income tax return is required to secure the approval of the SEC for the allocation of the liabilities and benefits of such return among the companies included therein unless there is in effect a tax agreement approved by the SEC providing for the allocation of the liabilities and benefits of such consolidated return. The TAA provides for the allocation of the benefits and liabilities of the consolidated return in a manner consistent with the requirements of Rule 45(c), and has been approved by the SEC.

         The assumption by TCO (and Columbia) of the TAA (assuming such assumption is approved by the Bankruptcy Court) will affect the allocation of the liability for the Allowed portion of the IRS Claim. Under the Plan, TCO will be required to bear (as a direct obligation) its allocable share of the income tax deficiency resulting from the IRS Claim. By assuming the TAA, it is intended that TCO's allocable share of such IRS liability will be determined under the TAA. In addition, TCO will be required to pay, as an Assumed Executory Contract Claim, the portion of the post-petition interest which is assessed against the Columbia Group and is attributable to TCO's allocable share of the Allowed portion of the IRS Claim. It will also be required to pay to Columbia and other members of the Columbia Group, as an Assumed Executory Contract Claim, the amount of refunds (plus interest thereon) which other members of the Columbia Group would be entitled to receive but which were used to offset TCO's allocable share of the IRS tax liability. If the Bankruptcy Court does not approve the assumption of the TAA as an executory contract claim, it is intended that the amounts described in this paragraph will nevertheless be paid by TCO as Affiliate Tax Claims.

         On the other hand, the application of the TAA will enable TCO and TCO's Creditors to benefit from the substantial anticipated tax deduction for payments to Creditors under the Plan, particularly with respect to the Producer Contract Rejection Claims. This tax deduction is expected to produce a substantial reduction in tax and/or a tax refund to the Columbia Group and, under the TAA, the amount of the refund (or an equivalent amount of reimbursement from other members of the Columbia Group) will be paid to TCO. The amount of this anticipated tax reduction/refund has been taken into account in valuing the TCO business for purposes of determining the level of distributions that Columbia was willing to guarantee under the Plan, and thereby has increased the amount of distributions that will be made to TCO's Creditors. In addition, certain of the IRS adjustments giving rise to the Allowed portion of the IRS Claim result in offsetting favorable adjustments in future years and, as a result of the TAA, the benefit of these favorable adjustments has similarly been taken into account in valuing the TCO business. Accordingly, both TCO and its Creditors will derive significant benefits by the assumption (or enforcement) of the TAA.

X.       VOTING PROCEDURES AND CONFIRMATION REQUIREMENTS

         A.     CONFIRMATION HEARING

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether the Plan and its proponents have fulfilled the Confirmation requirements of section 1129 of the Bankruptcy Code. The Confirmation hearing has been scheduled for _______________ at _____ a.m. before the Honorable Helen S. Balick, United States Bankruptcy Court, 824 Market Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation hearing. Any objection to Confirmation of the Plan must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount and proposed treatment of the Claim held by the objector. Any such objections must be Filed and served upon the persons designated in the notice of the Confirmation hearing, including TCO.

         B.     CONFIRMATION REQUIREMENTS

         In order to confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and TCO's compliance with the requirements of Chapter 11 including in relevant part that
(i) the Plan complies with the applicable provisions of the Bankruptcy Code;
(ii) the proponents of the Plan have complied with the relevant provisions of the Bankruptcy Code; (iii) the proponents of the

Plan have proposed the Plan in good faith and not by any means forbidden by law; (iv) any payments made or to be made for services or for costs and expenses in connection with the case or the Plan have been approved by or are subject to the approval of the Bankruptcy Court as reasonable; (v) the proponent of the Plan has disclosed (a) the identity and affiliations of any individual proposed to serve, after Confirmation, as a director or officer of the debtor (and the appointment or continuance in such office of such individual is consistent with the interests of creditors and equity security holders and with public policy) and (b) the identity of any insider that will be employed or retained by the reorganized debtor and the nature of any compensation for such insider; (vi) any governmental regulatory commission with jurisdiction, after confirmation of the Plan, over TCO's rates has approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval; (vii) the Plan is in the "best interests" of all of the holders of Claims or Interests in an impaired Class by providing to the Creditors on account of such Claims or Interests, property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a Chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan; (viii) the Plan has been accepted by the requisite majorities of holders of Claims or Interests in each impaired Class of Claims or Interests or, if accepted by only one or more of such Classes, is "fair and equitable," and does not discriminate unfairly as to any non-accepting Class, as required by the so-called "cramdown" provisions of section 1129(b) of the Bankruptcy Code; (ix) the Plan is feasible and Confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of TCO; (x) all fees and expenses payable under 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the hearing on Confirmation of the Plan, have been paid or the Plan provides for the payment of such fees on the Effective Date; and (xi) the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that TCO has obligated itself to provide such benefits.

                 1.      ACCEPTANCE

         Under the Bankruptcy Code, all impaired Classes of Claims and Interests are entitled to vote to accept or reject the Plan. Pursuant to section 1126 of the Bankruptcy Code, the Plan will be accepted by an impaired Class of Claims if holders of two-thirds in dollar amount and a majority in number of Claims of that Class vote to accept the Plan. Only the votes of those holders of Claims who actually vote (and are entitled to vote) to accept or to reject the Plan count in this tabulation. The Plan will be accepted by an impaired Class of Interests if holders of two-thirds in dollar amount of shares in such Class vote to accept the Plan. As with Claims, only those holders of Interests who actually return a ballot count in this tabulation. Pursuant to section 1129(a)(8) of the Bankruptcy Code, all of the impaired Classes of Claims must accept the Plan in order for the Plan to be confirmed on a consensual basis (and at least one such impaired Class must accept the Plan without including acceptance by an insider in that determination). However, under the cramdown provisions of section 1129(b) of the Bankruptcy Code, only one impaired Class (determined without including the acceptance by any insider) needs to accept the Plan if the other conditions to cramdown are met. In accordance with the Bankruptcy Code, affiliate votes will not be counted in determining whether a particular Class is the sole accepting impaired Class under section 1129(a)(10), although affiliate votes will be counted in determining whether a particular Class accepts the Plan for all other purposes.

         The Plan provides for five (5) impaired Classes of Claims, all of which are unsecured (except for Class 2.1, the Columbia Secured Claim), and which are entitled to vote on the Plan. Class 5 Interests will not receive or retain any property under the Plan. TCO's Creditors include Columbia and several subsidiaries of Columbia, all of which are insiders of TCO. Columbia is the sole member of Classes 2.1, 3.5 and 5. Thus, none of these Classes can be counted as the accepting impaired Class required under section 1129 of the Bankruptcy Code. Additionally, the following impaired Classes are expected to include a number of Claimants that are insiders of TCO. Classes 3.2, 3.3, and
3.4 include a number of Claims held by affiliates.

                2.      BEST INTERESTS TEST

         Notwithstanding acceptance of the Plan by each impaired Class, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court determine that the Plan is in the best interests of each holder of a Claim or Interest in any such impaired Class that has voted against the Plan. Accordingly, if an impaired Class under the Plan does not unanimously accept the Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each member of such impaired Class a recovery on account of the member's Claim or Interest that has a value, as of the Effective Date, at least equal to the value of the distribution that each such member would receive if TCO were then liquidated under Chapter 7 of the Bankruptcy Code.

         To estimate what members of each impaired Class of Claims or Interests would receive if TCO were liquidated as part of a Chapter 7 case, the Bankruptcy Court must analyze the achievable values and the nature and amount of liabilities to be satisfied if the Reorganization Case is converted to a Chapter 7 case under the Bankruptcy Code and TCO's assets are liquidated by a Chapter 7 trustee (the "Liquidation Value"). See Section XI.F, "Liquidation Analysis/Best Interests Test." TCO believes that its Plan meets the "best interests" test by providing greater value to impaired Classes of Creditors than they would receive in a Chapter 7 liquidation of TCO.

                 3.      FEASIBILITY

         Section 1129(a)(11) of the Bankruptcy Code requires a finding that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of TCO or any successor to TCO (unless such liquidation or reorganization is proposed in its Plan, which is not the case for TCO). For purposes of determining whether its Plan meets this requirement, TCO has prepared financial projections. TCO's financial projections, and the material assumptions on which they are based, are set forth in Section XI.C, "Financial Projections." Based upon its financial projections, TCO believes that its reorganization under the Plan will meet the feasibility requirements of the Bankruptcy Code.

                 4. THE PLAN MUST COMPLY WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

         Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. TCO believes that its Plan complies with all applicable provisions of the Bankruptcy Code, including all provisions of section 1129(a) not otherwise specifically discussed herein.

                         a.       CLASSIFICATION

         Section 1122 sets forth the requirements relating to classification of claims. Section 1122(b) permits the designation of classes of unsecured claims that are less than or reduced to an amount that the Court approves as reasonable and necessary for administrative convenience. The Plan contains classifications of impaired Claims which TCO believes are reasonable, appropriate and fair. TCO's Unsecured Creditors have been classified according to the following criteria:

         CLASS 3.1. Claims of $25,000 or less. This Class constitutes a convenience Class as contemplated by section 1122(b) of the Bankruptcy Code. The treatment provides for payment of one hundred percent in cash, of all Allowed Unsecured Claims which do not exceed $25,000, except that, in the case of holders of Customer Regulatory Claims, and as to their Regulatory Claims only, only those holders who execute a Waiver Agreement prior to the Effective Date may participate in this Class. TCO presently estimates that approximately 7,000 Claims(1) totalling approximately $8.0 million (net of setoffs) will be entitled to participate in this Class on the Effective Date. This classification avoids the administrative burden of requiring this Class to vote, pays thousands of the smallest



(1) Many of the proofs of Claim filed against TCO contain multiple Claims, entitled to treatment in different Classes under the Plan. See Section II.A of the Plan. As provided in the Plan, multiple claims Filed by a single Creditor, whether or not contained in a single proof of Claim, which are covered by a specific Class under the Plan are aggregated and treated as one Claim for purposes of the Plan. Multiple claims Filed by a single Creditor, whether or not contained in a single proof of Claim, which are covered by different Classes under the Plan are allocated to the appropriate Class and entitled to vote and receive distributions in those Classes. Thus, the number of Claims referred to throughout this Section varies from the actual number of proofs of Claim Filed against TCO.

Creditor Claims in full, and costs less than one quarter of 1% of the total distribution to Creditors under the Plan.

         CLASS 3.2. CUSTOMER AND GRI CLAIMS. This Class consists of the GRI Claim and all outstanding Customer Regulatory Claims not included in Class 3.1, which Claims are a legally distinct, identifiable set of Claims against TCO arising from TCO's various Refund Obligations. The proposed treatment of this Class reflects the Customer Settlement Proposal pending approval before FERC, which embodies a proposed settlement of numerous litigated issues the outcome of which is uncertain, and avoids the burden, delay, costs and risks of litigation of those issues to judgment.

         TCO's Customers have asserted recoupment and set-off theories which if successful, would result in the payment in full of TCO's Refund Obligations, possibly with post-petition interest, notwithstanding TCO's Reorganization Case. In addition, Customers have aggressively litigated TCO's Claims to transition cost recoveries under Order No. 636, which constitute a substantial portion of TCO's value as an ongoing concern. The proposed settlement, if approved by FERC, provides for the resolution of all Claims by and against TCO as to Accepting 3.2 Claimants which are anticipated to constitute over 90% in amount of the total Customer constituency.

         As previously described in Section IV.C.1, "The Omnibus FERC Motion," the Third Circuit's ruling on the Omnibus FERC Motion permitted the payment of flow-through refund monies received by

TCO post-petition. However, flow-through refunds received pre-petition were subject to a pro rata sharing of $3.3 million held to be trust monies under the "lowest intermediate cash balance" ruling. Other pre-petition flow-through Refund Claims not subject to the Third Circuit's ruling remain outstanding after application of the trust monies, as well as other Claims for non-flow-through refunds, and will be paid 80 cents on the dollar.

         In addition, TCO has settled and proposes to honor through the Plan a modified version of the treatment set forth in the settlement of its 1990 Rate Case. The Plan proposes payment of eighty (80%) percent of the pre-petition amount and one hundred (100%) percent of the post-petition amount due to each Claimholder under the 1990 Rate Case Settlement with interest as provided therein.

         TCO has proposed in the Plan the settlement of those Claims of Customers which are the subject of the BG&E Case. TCO proposes to pay $52.5 Million in full settlement of all Claims relating to the BG&E Case. The settlement of these Claims ends a litigation which could be a substantial distraction to TCO's management and continuing operations and, ultimately, could result in substantially greater claims than what TCO has proposed in the settlement of such BG&E Claims.

         Finally, the Class includes all other Customer Regulatory Claims which are settled in accordance with the terms of the Customer Settlement Proposal.

         As part of the Settlement, Accepting 3.2 Claimants are required to accept the treatment of their Claims proposed in the Customer Settlement Proposal and in the Plan and to waive (i) all litigation rights relating to the BG&E Case, (ii) opposition to TCO's recovery of transition costs as set forth in the FERC Settlement Agreement including exit fees payable for terminated upstream pipeline contracts, (iii) all litigation rights regarding such Customer's recoupment rights and (iv) all litigation rights relating to the Intercompany Claims, except for the Customer Committee's Motion to Unseal Judicial Records.

         TCO believes the proposed settlements and the proposed treatment of the Accepting 3.2 Claimants in this Class represent a fair compromise of the parties' positions, require Accepting 3.2 Claimants to release significant litigation Claims against TCO and Columbia, and confer an economic benefit on TCO's Estate that might not be available absent the proposed settlement. Dissenting 3.2 Claimants will have the opportunity to continue the litigation over their Refund Disputes and TCO will pay to such Claimants what is required by the resolution of such Refund Disputes which, unless otherwise provided by a final Bankruptcy Court order, will receive the same percentage distribution as Class 3.4 Claims. In addition, TCO will preserve its recovery rights for transition costs as to those entities.

         CLASS 3.3 PRODUCER CLAIMS.

         This Class encompasses all Claims of Producers arising out of TCO's rejection of natural gas purchase contracts and other non-contract rejection Claims held by Producers which are not included in Class
3.1 or Class 1.2. Class 3.3 Claims are all disputed, unliquidated claims, which are part of the ongoing Estimation process. In order to short circuit years of potential litigation, TCO, in consultation with the Creditors' Committee, has formulated proposals to settle all disputed Producer claims, and fund a guaranteed level of payment to those Claimants.

         Certain members of this Class have negotiated an agreement in principle regarding settlements of disputes over the allowable amounts of their Claims with TCO prior to the filing of the Plan, and represent, by TCO's estimate, over 80% of the allowable Producer Claims. In addition, these Initial Accepting Producers together with the Creditors' Committee, have agreed in principle on a proposed payout for all Producer Claims which reflects a global compromise of disputes with TCO and Columbia over (i) the enterprise value of the TCO estate,
(ii) the value of the Intercompany Claims, (iii) issues relating to Columbia's retention of TCO, and (iv) other disputes arising during the case.

         If all holders of Producer Claims accept their Original Settlement Values, Producers will receive 72.5% of their Allowed Claims in cash on the Effective Date. Otherwise, Producers that accept the Settlement Values proposed for their Claims, including the Initial Accepting Producers, will receive 68.875% of their Allowed Claims in cash on the Effective Date.

Producers that do not accept the Settlement Values proposed for their Claims will receive 68.875% of their Allowed Claims in cash or, if their ultimate Allowed Claims exceed TCO's proposed Settlement Values, in cash and securities of Reorganized Columbia as and when such Claims become Allowed. Accepting Producers will receive additional distributions unless the Claims of Rejecting Producers are ultimately Allowed at levels significantly above those reflected in TCO's proposed Settlement Values. Such additional distributions may result in aggregate distributions which slightly exceed 72.5% of the Allowed Claims of Producers if the ultimate Allowed Rejecting Producer Claims are less than TCO's proposed Settlement Values for such Claims.

         CLASS 3.4 GENERAL UNSECURED CLAIMS

         Class 3.4 consists of approximately 1,000 General Unsecured Claims not included in other classes of Unsecured Claims. Creditors in this Class will receive payment under the Plan of 72.5% of their Allowed Claims on the Effective Date or as and when such Claims become Allowed. Most Class 3.4 Claims are currently liquidated and Allowed; only a few are currently disputed. For those claims, TCO has proposed Allowance Amounts.

         This Class includes all Unsecured Claims not otherwise classified, primarily Unsecured Claims arising from the sale of goods or the rendering of services to TCO in the ordinary course of its business including, without limitation, all Claims of upstream pipelines, other than a Claim arising from exit fees paid or to be paid to upstream pipelines pursuant to any agreement for the termination of upstream pipeline service contracts. Claims in Class 3.4, in addition to being substantially liquidated and undisputed, primarily relate to normal course debts many of whose holders are engaged in ongoing business relations and transactions with TCO.

         CLASS 3.5 COLUMBIA UNSECURED CLAIM

         Class 3.5 consists of the Columbia Unsecured Claim. Reorganized Columbia will receive cash in amount equal to the same final distribution percentage of the Columbia Unsecured Claim as (a) the holders of Allowed Class
3.3 Claims receive on their Allowed Claims or (b) the holders of Allowed Class
3.4 Claims receive on their Allowed Claims, whichever is lower. Reorganized Columbia may use all or a portion of the distribution that it will receive on the Columbia Unsecured Claim to fund its obligations under the Columbia Omnibus Settlement and Columbia Guaranty.

         TCO believes the classifications of Unsecured Claims set forth in its Plan appropriately classify substantially similar Claims together and do not discriminate unfairly in the treatment of those Classes. On the contrary, the classifications are intended to enhance administrative convenience, and to recognize unique settlements which are beneficial to the Estate. TCO believes its classifications permit all Creditors to receive a prompt distribution of their fair share of the values available and treats similarly situated Creditors in a similar manner under the Plan.

         Section 1122(a) provides that claims or interests may be placed in a particular class only if they are substantially similar to the other claims or interests in that class. TCO believes that all Classes under its Plan satisfy the requirements of section 1122(a).

                   b. OTHER PLAN PROVISIONS

         Section 1123 specifies both mandatory and optional provisions that a plan shall or may contain. In general, section 1123(a) mandates that a plan shall designate classes of claims and interests (excluding administrative and priority claims identified in section 507); specify any class of claims or interests that is not impaired; specify the treatment of classes of claims or interests that are impaired; provide the same treatment for each claim or interest in a particular class, unless the holder thereof agrees to a less favorable treatment; provide adequate means for the plan's implementation including (as provided in the Plan) the retention by the debtor of all of the property of the estate and the satisfaction or modification of liens; provide for the inclusion in the debtor's charter of a provision prohibiting the issuance of non-voting equity securities; and contain only provisions that are consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of any officer, director or trustee under the Plan. TCO believes that its Plan complies in all respects with the relevant requirements of section 1123(a).

         Section 1123(b) provides that a plan may impair or leave unimpaired any class of claims or interests; provide for the assumption, rejection or assignment of executory contracts or unexpired leases not previously rejected; provide for the settlement or adjustment of any claims belonging to the debtor or the estate; and include any other appropriate provision not inconsistent with the applicable provisions of title 11.

         TCO's Plan avails itself of many of the optional provisions of section 1123(b), and does so, in TCO's opinion, in compliance with applicable standards of law. With respect to all executory contracts and unexpired leases not previously assumed or rejected and which have not terminated by their own terms or by operation of law post-Petition Date, the Plan specifies the proposed treatment to be accorded to those contracts. Notably, the Plan contains many important provisions for the settlement or adjustment of Claims of the debtor and the Estate, including settlements of Producer Claims, and the proposed settlement with Customers of Refund Disputes and transition cost recoveries. TCO believes that the proposed settlements comply with the applicable standards of fairness and reasonableness, and are both beneficial and essential to the reorganization of TCO. Consequently, TCO believes the Plan complies with all applicable provisions of section 1123.

                 5. TCO MUST COMPLY WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE

         Section 1129(a)(2) of the Bankruptcy Code requires that TCO, as the proponent of the Plan, comply with the applicable provisions of the Bankruptcy Code. TCO believes that, as the proponent of the Plan, it has complied with, and will continue to comply with, the applicable provisions of the Bankruptcy Code.

         Section 1125(b) of the Bankruptcy Code requires that acceptance or rejection of a plan may not be solicited after the commencement of the case from a holder of a claim or interestunless the plan or a summary of the plan and a written disclosure statement approved, after notice and hearing, by the court as containing adequate information is transmitted to such holder. The Court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

         TCO intends to solicit acceptances of its Plan only after the Bankruptcy Court has approved the adequacy of information in this Disclosure Statement, and will make appropriate motions to the Bankruptcy Court to establish procedures for notice and hearing on the Disclosure Statement, and on Confirmation of the Plan once the Disclosure Statement is approved.

         Section 1126 of the Bankruptcy Code and related Bankruptcy Rules govern issues relating to voting on and acceptance or rejection of a plan. Section 1126(a) provides that "the holder of a claim or interest allowed under section 502 of this title may accept or reject a plan." As more fully discussed below, many Claims Filed by Creditors against TCO are not as yet Allowed. Rather than seek to disenfranchise those Creditors, TCO will File a motion which will establish mechanics for allowing Disputed Claims for voting purposes under the Plan. These mechanics include the proposal of Settlement Values for all Producer Claims which convert Disputed Producer Claims into Allowed Claims for voting purposes (as well as for all other purposes if the Settlement Values are accepted by the holders of the Disputed Producer Claims and approved by the Bankruptcy Court) and the proposal of Allowance Amounts for all Disputed General Unsecured Claims which convert Disputed GeneralUnsecured Claims into Allowed Claims for voting purposes (as well as for all other purposes if the Allowance Amounts are accepted by the holders of the Disputed General Unsecured Claims and approved by the Bankruptcy Court). Additionally, TCO intends to use the amounts set forth in the schedules attached to the Customer Settlement Proposal as the Allowed Claims for voting purposes for the holders of Customer Regulatory Claims.

         Consequently, TCO believes sections 1125 and 1126 are or will be complied with in connection with this Plan.

                 6. ANY GOVERNMENTAL REGULATORY COMMISSION HAVING JURISDICTION OVER TCO'S RATES MUST HAVE APPROVED ANY RATE CHANGE

         Section 1129(a)(6) of the Bankruptcy Code requires that any rate change provided in the Plan be approved by any governmental regulatory commission with jurisdiction, after Confirmation of the Plan, over TCO's rates or such rate change must be expressly conditioned on such approval. FERC has approved TCO's Order No. 636 restructuring plan, which changes the methodology for calculating TCO's rates to the SFV methodology. See Section III.C, "TCO's Implementation of Order No. 636 Restructuring and Future Operations." The Customer Settlement Proposal contemplates various rate changes, subject to FERC approval. FERC approval of the Customer Settlement Proposal will constitute approval of the requested rate changes. TCO also reserves the right to seek future rate changes in the normal course of its business from the FERC, consistent with the applicable provisions of the Customer Settlement Proposal.

                 7.      ALTERNATIVES TO THE PLAN
                         a. CRAMDOWN REQUIREMENTS

         The Bankruptcy Code provides a mechanism for obtaining Confirmation of a plan even if it is not accepted by all impaired Classes, as long as at least one impaired Class of Claims has accepted it (without counting the acceptances of insiders). These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code. A plan may be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of section 1129 of the Bankruptcy Code, it (i) is "fair and equitable" and (ii) "does not discriminate unfairly" with respect to each Class of Claims or Interests that is impaired under, and has not accepted, such Plan. TCO reserves the right to utilize cramdown to confirm the Plan over the dissent of any Class of Unsecured Claims so long as one impaired Class of Unsecured Claims accepts the Plan.

                   (i)      THE PLAN MUST BE FAIR AND EQUITABLE

         With respect to a dissenting class of secured claims, the "fair and equitable" standard requires, among other things, that holders either (i) retain their liens and receive deferred cash payments with a value as of the effective date of the plan equal to the value of their interest in property of the estate or (ii) otherwise receive the indubitable equivalent of their secured claims. No Class of Secured Claims is impaired under the Plan except for Class 2.1, the Columbia Secured Claim. However, Columbia has advised TCO that it will accept the Plan.

         With respect to a dissenting class of unsecured creditors, the "fair and equitable" standard requires, among other things, that the plan contain one of two elements. The plan must provide either that each unsecured creditor in the class receive or retain property having a value, as of the effective date of the plan equal to the allowed amount of its claim, or that no holder of allowed claims or interests in any junior class may receive or retain any property on account of such claims or interests. The strict requirement as to the allocation of full value to dissenting classes before junior classes can receive a distribution is known as the "absolute priority rule." TCO believes that its Plan meets the requirements of the absolute priority rule, since each impaired Class of Unsecured Claims must either accept its treatment (which, if different from other Unsecured Classes, must be approved by the Bankruptcy Court as appropriate), or it will be treated similarly with similarly situated Unsecured Claims. TCO believes that, since all of TCO's equity is to be distributed to Columbia on account of its Secured Claim in accordance with the Columbia Omnibus Settlement, no Class junior to the Unsecured Claimants will receive any distribution on account of its interests.

         In addition, the "fair and equitable" standard has also been interpreted to prohibit any class senior to a dissenting class from receiving under a plan more than 100% of its allowed claims. TCO believes that the Plan complies with that requirement.

                (ii) THE PLAN MUST NOT DISCRIMINATE UNFAIRLY

         As a further condition to approving a cramdown, the Court must find that the Plan does not "discriminate unfairly" in its treatment of dissenting classes.

         If any impaired Class does not vote to accept the Plan, if at least one impaired accepting Class votes to accept the Plan, TCO reserves the right to utilize cramdown to confirm the Plan.

                         b.      LIQUIDATION

         See Section XI.F, "Liquidation Analysis/Best Interests Test."

         C.      VOTING PROCEDURES AND REQUIREMENTS

                 1.      VOTING REQUIREMENTS - GENERALLY

         Pursuant to the Bankruptcy Code, only Classes of Claims against or Interests in TCO that are Allowed pursuant to section 502 of the Bankruptcy Code and that are "impaired" under the terms and provisions of the Plan are entitled to vote to accept or reject the Plan. If TCO or any other party-in-interest has objected to a Claim or Interest, the holder of such Claim will not be entitled to vote on the Plan unless the Bankruptcy Court has entered a Final Order allowing such Claim or Interest or unless otherwise permitted to vote by the Bankruptcy Court. In addition, any holder of a Claim that is listed on the Schedule of Liabilities as contingent, disputed or unliquidated and has not Filed a proof of Claim prior to the Bar Date will not be entitled to vote such Claim with regard to the Plan.

         TCO or any other party in interest may seek an order of the Bankruptcy Court temporarily allowing, for voting purposes only, certain Disputed Claims. In fact, TCO intends to File a motion with the Bankruptcy Court for an order establishing the Allowed amounts of Disputed Claims for voting purposes only:

         a. in the case of Producer Claims, in accordance with the Settlement Values ascribed to such Claims or such other amounts as the Bankruptcy Court shall determine;

         b. in the case of Customer Regulatory Claims, in accordance with proposed settlement amounts set forth on the schedules to the Customer Settlement Proposal or such other amounts as the Bankruptcy Court shall determine; and

         c. in the case of General Unsecured Claims, in accordance with the proposed Allowance Amounts ascribed to such Claims or such other amounts as the Bankruptcy Court shall determine.

         Pursuant to the Bankruptcy Code, a Class is "impaired" if the legal, equitable, or contractual rights attached to the Claims or Interests of that Class are modified, other than by (i) curing defaults and reinstating maturity or (ii) by payment in full in cash. Classes of Claims and Interests that are not impaired are not entitled to vote on the Plan, are conclusively presumed to have accepted the Plan and will not receive a ballot. Nevertheless, each (a) holder of a Producer Claim for which TCO has proposed a Settlement Value of $25,000 or less, (b) holder of a Disputed General Unsecured Claim for which TCO has proposed an Allowance Amount of $25,000 or less, or (c) holder of a Customer Regulatory Claim which is listed on the schedule to the Customer Settlement Proposal in an amount which is $25,000 or less shall receive a [ballot] [form] upon which itmay make certain elections as described below. The classification of Claims and Interests under the Plan is summarized, together with notations as to whether each Class or Interests is impaired or unimpaired, in Sections II and VII of this Disclosure Statement.

         IF YOU HAVE A CLAIM THAT IS IMPAIRED UNDER THE PLAN ENTITLING YOU TO VOTE AND YOU DID NOT RECEIVE A BALLOT, RECEIVED A DAMAGED BALLOT, OR LOST YOUR BALLOT, PLEASE CALL [POORMAN - DOUGLAS AT _________________]. VOTING ON THE PLAN BY A HOLDER OF ANY IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN IS IMPORTANT.
IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS, YOU MAY RECEIVE MORE THAN ONE
BALLOT. YOU SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT YOU RECEIVE.

         In most cases, each ballot enclosed with this Disclosure Statement has been encoded with the amount of your Claim for voting purposes. If your Claim is or may become a Disputed Claim, this amount may not be the amount ultimately Allowed for purposes of distribution. PLEASE FOLLOW THE DIRECTIONS CONTAINED ON THE ENCLOSED BALLOT CAREFULLY.

         TO BE COUNTED, YOUR BALLOT MUST BE RECEIVED BY 5:00 P.M., PACIFIC STANDARD TIME, ON _____________, 1995, AT THE ADDRESS SET FORTH ON THE ENCLOSED PRE-ADDRESSED ENVELOPE. ALTERNATIVELY, CREDITORS MAY FAX THEIR BALLOTS TO TCO'S BALLOT TABULATION CENTER C/O POORMAN-DOUGLAS CORPORATION AT ____________________, BUT SUCH FAX MUST BE RECEIVED BY 5:00 P.M., PACIFIC STANDARD TIME, ON ____________, 1995. IT IS OFTHE UTMOST IMPORTANCE TO TCO THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

         Votes cannot be transmitted orally. Accordingly, you are urged to return your signed and completed ballot(s) promptly.

         Any ballot received that is not duly executed shall be an invalid ballot and shall not be counted for purposes of determining acceptance or rejection of the Plan. Any ballot received that does not indicate an acceptance or rejection of the Plan will be counted as a vote to accept the Plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code or if a Claim was voted in bad faith.

         2.     ELECTIONS BY CERTAIN CREDITORS

                a.     ELECTIONS BY HOLDERS OF PRODUCER CLAIMS

         EACH PRODUCER WITH AN UNSECURED CLAIM MAY INDICATE ACCEPTANCE OR REJECTION OF THE SETTLEMENT VALUE PROPOSED FOR ITS CLAIM BY TCO AND (A) IF ACCEPTED, WILL (I) SUBJECT TO THE APPROVAL OF THE BANKRUPTCY COURT, HAVE ITS CLAIM ALLOWED IN THE AMOUNT OF SUCH SETTLEMENT VALUE AND (II) VOTE TO ACCEPT OR REJECT THE PLAN OR (B) IF REJECTED, VOTE TO ACCEPT OR REJECT THE PLAN. EACH HOLDER OF A PRODUCER CLAIM FOR WHICH TCO HAS PROPOSED A SETTLEMENT VALUE OF $25,000 OR LESS WILL, IF IT REJECTS THE SETTLEMENT VALUE PROPOSED FOR ITS CLAIM AND ITS CLAIM IS ALLOWED IN AN AMOUNT IN EXCESS OF $25,000, BE TREATED AS A CLASS 3.3 CLAIM OR A CLASS 1.2 CLAIM.

                b.     ELECTIONS BY DISPUTED GENERAL UNSECURED CLAIMS

                EACH HOLDER OF A GENERAL UNSECURED CLAIM WHICH IS NOT AN ALLOWED CLAIM AS OF THE PLAN MAILING DATE MAY INDICATE

ACCEPTANCE OR REJECTION OF THE ALLOWANCE AMOUNT PROPOSED FOR ITS CLAIM BY TCO AND (A) IF ACCEPTED WILL (I) SUBJECT TO THE APPROVAL OF THE BANKRUPTCY COURT, HAVE ITS CLAIM ALLOWED IN THE AMOUNT OF SUCH ALLOWANCE AMOUNT AND (II) VOTE TO ACCEPT OR REJECT THE PLAN OR (B) IF REJECTED, VOTE TO ACCEPT OR REJECT THE PLAN. EACH HOLDER OF A DISPUTED GENERAL UNSECURED CLAIM FOR WHICH TCO PROPOSED AN ALLOWANCE AMOUNT OF $25,000 OR LESS, WILL, IF IT REJECTS THE ALLOWANCE AMOUNT PROPOSED FOR ITS CLAIM AND ITS CLAIM IS ALLOWED IN EXCESS OF $25,000, BE TREATED AS A CLASS 3.4 CLAIM.

                 c. ELECTIONS BY HOLDERS OF CUSTOMER REGULATORY CLAIMS AND GRI CLAIM

         If a holder of a Customer Regulatory Claim and/or GRI Claim (i) votes to accept its treatment under the Plan, in case of holders of Customer Regulatory Claims which the Customer Settlement Proposal provides will be Allowed in amounts in excess of $25,000, (ii) timely executes a Waiver Agreement, and (iii) Class 3.2 votes to accept the Plan, such Claimants will be deemed to waive and release all of their rights and Claims (a) to appeal from or to otherwise seek modification of the Trust Fund Decision or otherwise seek more favorable treatment in their favor regarding the Omnibus FERC Motion, (b) to seek the refunds which are the subject of the BG&E Case, (c) in respect of TCO's various pre-petition Refund Obligations, other than asprovided in the Plan, (d) to setoff or recoupment in respect of such Customer's Regulatory Claims, (e) to compel assumption, rejection or enforcement of their pre-petition service contracts, except as otherwise provided under the Plan, (f) to seek the refunds which are the subject of the 1990 Rate Case, (g) to seek recovery from or to enforce against Columbia any of the foregoing (collectively, the "Refund Claims") except pursuant to the Columbia Customer Guaranty and (h) against Columbia and CNR with respect to the Intercompany Claims. In addition, such Customers agree not to oppose TCO's recovery of payments for Claims in respect of recoverable gas costs, and for appropriate exit fees payable for terminated upstream pipeline contracts, in accordance with the Customer Settlement Proposal.

         If, however, a holder of a Class 3.2 Claim votes to reject the Plan, it may nevertheless elect to receive the treatment provided to Accepting Class 3.2 Claimants under the Plan, if Class 3.2 accepts the Plan, by executing a Waiver Agreement prior to the Effective Date.

         If the holder of a Customer Regulatory Claim fails to execute the Waiver Agreement contained in the ballot, it nonetheless must return its ballot within the time prescribed by the Bankruptcy Court in order for its vote to be counted. For treatment of Dissenting 3.2 Claimants who do not elect Class 3.2 treatment, see Section VII.A.2.c.(viii), "Class 3.2 Unsecured Customer Refund Claims and GRI Claims". Any holder of a Customer Regulatory Claim that is listed in the schedules attached to the Customer Settlement Proposal as having a claim of $25,000 or less that does not execute the Waiver Agreement prior to the Effective Date shall be treated as a Dissenting Class 3.2 Claimant for such Claim.

XI. FINANCIAL PROJECTIONS, PRO FORMA FINANCIAL STATEMENTS, AND LIQUIDATION ANALYSIS

         A.      FINANCIAL ANALYSIS OF PLAN

         As a condition to confirmation of a plan of reorganization, the Bantkruptcy Code requires, among other things, determinations by the bankruptcy court that (i) confirmation is not likely to be followed by the liquidation or need for further reorganization of the debtor, (ii) dissenting creditors under the plan of reorganization will receive more than they would receive in a hypothetical Chapter 7 liquidation of the debtor, and (iii) in the event of a cram-down, no senior class is receiving more than the full amount of its allowed claim, and no class junior to an impaired unsecured class receives any value. In determining whether the Plan satisfies these confirmation requirements, the management of TCO analyzed the ability of Reorganized TCO to meet its obligations under the Plan and conduct its business with sufficient liquidity and capital resources, and TCO's hypothetical value in a Chapter 7.

         In addition, in arriving at the determination of values available to satisfy Creditor Claims, the management of Columbia and TCO and their professional advisors have analyzed the value of TCO as a going concern, including the settlement value of the Intercompany Claims Litigation.

         To aid in this analysis, the managements of TCO and Columbia have requested Salomon Brothers Inc. ("Salomon") to perform valuation analyses of the possible reorganization values of TCO. These valuations have been updated periodically throughout this Case, taking into account revised actual and projected financial information and business plans for TCO, as well as changes in the marketplace for comparable utilities and other relevant criteria.

         Salomon has derived a range of values for TCO employing customary investment banking valuation methodologies for a going concern, including analysis of the public market value of comparable publicly traded companies and analysis of the discounted value of TCO's projected future cash flows. Salomon has also reviewed certain historical private market transactions (i.e., third party sales) involving the acquisition of all or part of comparable natural gas pipeline companies.

         The financial analyses performed by Salomon were based, to a very large extent, on the Projections (as defined below) prepared by TCO's management. Salomon assumed that such Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of TCO's management as to the future financial performance of Reorganized TCO and all other relevant matters. Salomon did not independently verify such Projections. While the management of TCO believes that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be, or is being given that the Projections will be realized.

         In performing its valuation analyses, Salomon considered, among other things, the Projections, the nature and condition of

TCO's properties, the nature of TCO's business and its regulatory rate environment following its restructuring pursuant to Order No. 636 (see Section III.C, "TCO's Implementation of Order No. 636 Restructuring and Future Operations"), possible tax benefits to TCO related to the assumed deductibility of payments under the Plan to TCO's Creditors for terminated gas purchase contract obligations and certain other obligations assumed to give rise to income tax deductions, the recoverability of certain contingent regulatory receivables which are now the subject of the proposed Customer Settlement, TCO's historical and current financial position and results of operations generally(1), general current economic and market conditions, including those affecting the interstate natural gas pipeline industry particularly, and its experience with similar transactions and in securities valuation generally.

         TCO did not impose any limitations upon the scope of, or the procedures undertaken in, the investigation made by Salomon, nor did TCO impose any limits on the factors considered by Salomon in rendering its services. In performing its valuation analyses, Salomon did not make or obtain independent appraisals


- ----------
(1) As a result of the implementation of Order No. 636 (as described in section III.C) and the restructuring of the types of services provided by TCO (including the substantial elimination of TCO's merchant operations and of its high cost gas purchase obligations) and the rates charged to its customers, historical data prior to November 1, 1993 on TCO's costs, revenues and operations were deemed not particularly relevant to the valuation of TCO post- implementation of Order No. 636.

of TCO's assets. TCO cooperated fully with Salomon in connection with its engagement.

         Salomon was not authorized to, and did not, solicit third parties which might be interested in acquiring TCO or its assets. Salomon did, however, assist TCO in the establishment of the Data Room (as directed by this Court), which provided relevant confidential financial and other business data relating to TCO to interested potential third-party bidders for TCO. See Section V.D.6. of this Disclosure Statement for further discussion of the data room proceedings. None of the data-room entrants has submitted to Columbia or TCO any proposal for acquiring the latter or its assets. In 1994, Columbia received an unsolicited recapitalization and reorganization proposal from Dimeling, Schreiber & Park ("DS&P"), a Philadelphia-based investment firm. The proposal included a group of unnamed investors seeking to obtain minority control of Columbia through the purchase of Columbia's common stock. DS&P also proposed the sale of all of Columbia's distribution assets to Utilicorp United Inc., an electric and natural gas utility company, at a bargain price approximately equal to their book values. Columbia found the DS&P proposal unacceptable. Salomon has reviewed the few expressions of interest received from third parties and has consulted with the Debtors as to the viability and seriousness of such expressions of interest.

         In addition, counsel to Columbia conducted legal analyses of potential outcomes of the Intercompany Claims Litigation, and

Salomon created financial models utilized by counsel and management in arriving at a range of potential outcomes giving rise to a settlement value which is embedded in the amounts distributable to TCO's Creditors and which supplements the core business value of the Estate.

         Based on all of the foregoing and other factors which it deemed relevant to its analyses, including TCO's projected cash balances as of the Effective Date, Salomon has advised TCO that the $3.9 billion projected to be paid to TCO Creditors under the Amended Plan, which includes incremental values provided by Columbia through the Omnibus Settlement, exceeds the fair market value of TCO as a going concern.

         B.      RECAPITALIZATION POST-EMERGENCE/FEASIBILITY

         Pursuant to the Columbia Omnibus Settlement, Columbia has agreed to accept in respect of its Secured Claim, restructured debt and equity securities of TCO resulting in a debt/equity ratio which TCO believes represents a reasonable debt structure which will provide a viable capital structure for the business going forward. TCO's Projections assume that on the Effective Date, Reorganized TCO will have total debt of approximately $1.5 billion, which will consist of secured notes to Columbia, with a range of maturities up to thirty years.

         In light of the Projections and Financial Plan Assumptions (as defined herein) set forth below, and the assumed settlement and satisfaction of pre-Petition Date liabilities as contemplated in the Plan, TCO believes its post-reorganization operations will be viable and profitable, and that it will be able to meet all operational obligations and debt service in the normal course of its business, without the need for a further reorganization.

         C.      FINANCIAL PROJECTIONS

         In connection with the development of the Plan, financial projections (the "Projections") were prepared by TCO to portray its anticipated post-reorganization performance. The Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth herein, and the historical consolidated financial statements and related notes thereto contained in Columbia's (1994) Annual Report on Form 10-K attached hereto as Exhibit 5.

         TCO does not customarily publish its business plans and strategies or make external projections or forecasts of its anticipated financial position or results of operations. Accordingly, TCO (including Reorganized TCO) does not anticipate that it will, and disclaims any obligation to, furnish updated business plans or projections to holders of Claims prior to the Effective Date, except as may be necessary to meet legal requirements for Confirmation of the Plan, or to creditors after the Effective Date, or to include such information in documents required to be filed with the SEC or otherwise make such information public.

         The Projections assume that all pre-petition Claims will be treated in accordance with the provisions of the Plan, and that the Plan will be implemented in accordance with its terms. For purposes of the Projections, the Effective Date of the Plan is assumed to be December 31, 1995. The Projections are based upon estimates and specific assumptions as to key variables for each year during the projection period which TCO believes provide a reasonable basis for presenting the projected effects of the Plan. These assumptions are described in the following section titled "Assumptions Used in the Financial Projections." Among other things, the Projections assume that FERC will set rates at a level adequate to allow TCO the opportunity to recover its costs and a reasonable return on its rate base. Further, the Projections make assumptions about the quantity of throughput, the level of operating expenses that TCO considers reasonable and the recoverability and timing of certain tax benefits that should be available to TCO post-reorganization as a result of the assumed deductibility of various payments to TCO's Creditors under the Plan.

         The estimates and assumptions underlying the Projections are inherently uncertain and, though considered reasonable by TCO at this time, are subject, among other things, to significant regulatory, general economic and competitive uncertainties and contingencies beyond the control of TCO and its management, and to operating conditions which are subject to change. In addition, the uncertainties which are inherent in the Projections increase for later years in the projection period, due to the increased difficulty associated with forecasting levels of economic activity and corporate performance at more distant points in the future. Consequently, the projected information included herein should not be regarded as a representation by TCO, its advisors or any other person that the projected results will be achieved.

         Furthermore, there will usually be differences between projected and actual results because events and circumstances frequently do not occur as expected, and those differences may be material. TCO's independent public accountants have not performed any procedures with respect to the Projections and assume no responsibility for them. The Projections were substantially completed and reviewed by TCO's management prior to the filing of this Plan. THE INFORMATION CONTAINED IN THESE PROJECTIONS IS SUBJECT TO ONGOING REVIEW AND ADJUSTMENT WHICH MAY BE MATERIAL. UPDATED PROJECTIONS WILL BE PROVIDED IF NECESSARY AND APPROPRIATE PRIOR TO THE HEARING ON THIS DISCLOSURE STATEMENT.

         TCO creditors entitled to vote on the plan must make their own determinations as to the reasonableness of such assumptions and the reliability of the projections in reaching their determinations of whether to accept or reject the plan.

         The Projections should be read together with the information contained in Columbia's current SEC filings, including excerpts pertinent to the Plan from Columbia's (1994) Annual Report on Form 10-K and a Quarterly Report on Form 10-Q for the first quarter of 1995, copies of which are annexed hereto as Exhibits 5 and 6.

         TCO's projected earnings for the five-year period ended December 31, 1999, and its projected cash flow information for the same period are summarized below. Additional detail is set forth in the Pro Forma Financials annexed hereto as Exhibit 4.


                                                  Projected Financial Information
                                                      Year Ended December 31
                                                        Dollars in Millions
                                           ---------------------------------------------

                                           1995(A)      1996     1997     1998     1999
                                           -------      ----     ----     ----     ----
Throughput MMDth                           1065.8      1052.3   1060.8   1092.4   1123.5
EBITDA(A)                                   367.3       297.3    311.0    339.2    368.8
EBIT(A)                                     283.5       206.4    214.5    235.1    256.6
Net Income(A)                                66.3        62.9     78.2     95.1    102.9

Return on Rate Base
Average Rate Base                          1577.4      1633.5   1718.2   1863.7   1998.9

Return on Rate Base                          N.A.        11.9     12.0     12.4     12.7

Return on Capitalization
Average Capitalization                       N.A.      1932.7   1769.4   1823.2   1945.5

Return on capitalization %                    N.A.        10.7     12.1     12.9     13.2



- -----------------------------
(A) 1995 results include a number of extraordinary items relating to the emergence from bankruptcy.


                                                  Projected Cash Flow Information
                                                      Year Ended December 31
                                                        Dollars in Millions
                                           --------------------------------------------
                                           1995         1996     1997     1998     1999
                                           ----         ----     ----     ----     ----
Cash from Operations                       308.2*       498.7    320.0    224.3    214.4

Capital Investment
  Activities                              (175.4)     (106.7)   (244.5)  (242.5)  (242.7)


- ----------------------------
* Excludes cash disbursed to satisfy pre-petition liabilities and customer obligations pursuant to the Plan on the Effective Date.

         Assumptions Used in the Financial Projections

         TCO regularly presents detailed historical financial information through numerous filings with the FERC, as well as through consolidated and consolidating financial materials filed by Columbia with the SEC pursuant to federal securities laws and the HCA regulations.

         In addition, certain non-public financial detail about TCO's current and projected operations has been made available on a confidential basis to Professionals for the Creditors' Committee and Customers' Committee. In particular, the financial advisors to the Creditors' Committee, Lehman Brothers and Ernst & Young, have had extensive access over the course of TCO's Reorganization Case to TCO's books and records, have received extensive information and have conducted pervasive due diligence evaluations on a wide range of issues relating to TCO's financial condition and value as a business.

         The primary estimates and assumptions used in preparing the Projections are as follows:

         i)      Throughput

                 In preparing its market projections, TCO has made assumptions about throughput levels that it considers reasonable. Under the Straight Fixed Variable ("SFV") rate design implemented under Order No. 636, TCO's projected revenue stream is heavily weighted to demand, or fixed billings (more than 90%) and thus is not subject to significant variations normally generated by commodity, or volumetric types of revenues. Thus, TCO believes that variations of actual throughput driven by weather, general business conditions of TCO's Customers, competition or other events are not likely to materially affect TCO's level of revenues. The SFV rate design provisions of Order No. 636 have been protested on an industrywide basis by various consumer interests and, notwithstanding the Customer Settlement, remain as an issue on appeal for all pipelines subject to FERC jurisdiction. Future changes to TCO's revenue stream as a result of action from the appeal would be implemented on a prospective basis only. Alternative rate designs could cause weather and volume throughput to impact TCO's actual financial results to a greater extent than contemplated in the Projections.

         ii)     Successful implementation of Order No. 636

                 The Projections assume a level of performance in the Order No. 636 environment that is contingent upon FERC's continued approval of TCO's current rate structure and operational structure, and TCO's implementation of its Order No. 636 business plan. The Customer Settlement Proposal, if implemented, resolves most but not all issues relating to the implementation and future operations of Order No. 636.

         iii)    Environmental liabilities.

                 TCO currently estimates that the environmental assessment and remediation program may take ten to twelve years to complete and cost approximately $20 million per year. As part of this program, TCO and its environmental consultant are currently pursuing an ongoing study of future environmental characterization and remediation activities. Ongoing discussions with the E.P.A. regarding administration of the EPA Settlement impact the study, including the nature, timing and estimated amounts of the characterization and remediation programs. See Section V.C.9, "Other Significant Claims and Related Litigation; Environmental Issues." TCO's estimates of these characterization and remediation costs and the time period for completing that work are expected to be revised from time to time as additional information becomes available. In this regard, an updated report from TCO's environmental consultant is expected to be provided in mid-1995.

                 TCO's 1995 projected earnings reflect the assumption of an additional $50 million non-cash charge for this issue. The actual expense recognized will vary from that assumption depending upon the contents of the aforementioned report and other circumstances prevailing at the time the expense is recognized. TCO also projects that it will recover a substantial portion of these costs through recoveries under existing insurance policies and through the collection of costs through rates from Customers although such recoveries cannot be assured. TCO's accounting model currently recognizes expense as soon as it is probable and reasonably estimated but does not recognize offsetting collections and/or reimbursements until received. Actual cash expenditures and collection of costs, as well as timing may vary from the projections.

         iv)     Cost of capital financing

                 Based on the assumed post-reorganization capital structure described above, TCO's cost of debt (based on current interest rate levels) will be approximately 8.5% per annum and TCO assumes an appropriate rate of return on equity for its projected rate-making purposes. These capital costs and TCO's capital structure are designed to approximate Columbia's costs and capital structure.

         v)      Regulatory Lag

                 All rate regulated entities, including TCO, must manage the variations between actual cost and those costs reflected in the rates approved by their regulatory agency. TCO believes the variations for this issue will be manageable, and, if significant, a filing of a rate case is one option to maintain stability in TCO's earnings projections, as are cost reductions. Those Projections include periodic rate cases as necessary to recover increased cost of service levels driven primarily by general inflation factors. Such rate increases may not be necessary if the anticipated cost increases do not materialize.

         vi)     Upstream Pipeline Order No. 94 Costs

                 Consistent with FERC orders issued in early 1994, the assumptions herein include voiding previously negotiated Order No. 94 settlements with TCO's upstream pipelines discussed in Section IV.C.4, "Other Significant Claims and Related Litigation; Order No. 94 Issues." Thus, contrary to these previously negotiated settlements, the Projections reflect pipelines refunding all principal amounts collected of approximately $30 million plus interest from February, 1994 until the projected date the refunds are paid. The pipelines have sought and received stays from the FERC on refunding these sums pending further Court review. This issue will continue to be litigated at the FERC and the Courts notwithstanding the Customer Settlement, and the ultimate outcome may differ materially from the projection.

         vii)    Customer Settlement

                  As discussed in Section IV.C., TCO has reached a comprehensive settlement with many of its customers and other interested parties resolving a large number of outstanding refund and cost recovery issues between TCO and its customers. The financial projections herein assume the economics, refunds and collections, provided for in the Customer Settlement Proposal and that all Customers will participate in the settlement by voting favorably on the Plan. The reserves for refunds recorded on the financial statements as of March 31, 1995 are adequate to reflect the expected refunds under the Customer Settlement Proposal.

         viii)   Majorsville/Heard Storage Facilities

                 On March 21, 1995, the Bankruptcy Court approved TCO's agreements relating to Claims of Braunsol Resources, Inc. ("Braunsol") with Braunsol's owners which resolve the Claims asserted, whereby TCO will temporarily deactivate certain storage operations so as to permit underground coal mining activities which should not significantly impact TCO's storage capacity. TCO's financial plan reflects implementation of this agreement at no net cost to TCO or TCO's Customers or financial detriment to TCO resolving years of disputes over ownership rights. The agreement is expected to result in a payment to TCO from the coal company sufficient to offset TCO's costs associated with constructing facilities to offset the temporary loss of storage capacity and other expenses resulting from the suspension of operations in the Majorsville/Heard Storage Facility.

         ix)     Market Expansion

                 As noted in Section IV.D. TCO has undertaken a market expansion project which is reflected in these financial projections in the form of increased capital spending and additional revenues during 1997, 1998 and 1999. The financial projections assume the traditional regulatory returns on investment.

         x)      Federal Income Taxes

                 The financial projections assume a cash payment to Columbia by TCO for approximately $164 million on the Effective Date for all of TCO's combined obligations under the IRS Settlement and for the assumption of the TAA as described in Section V. Columbia acts as an agent by collecting income tax payments from all of its subsidiaries and passing the payments on to the IRS.

         D.      CAPITAL STRUCTURE AND OTHER ISSUES

         Upon emergence from bankruptcy, Reorganized TCO's capital structure is expected to be approximately 69% debt and 31% equity. This includes debt related to certain tax and regulatory receivables that are expected to be monetized over a period of years. As these receivables are monetized, cash will be used to retire debt. TCO's debt to equity ratio is projected to improve to approximately 60%/40% by 1997. Thereafter, TCO's Projections indicate that this ratio can be maintained or improved over the long-term.

         TCO's post-bankruptcy Financial Plan includes a capital expenditure program of $175.8 million in 1995, $112.7 million in 1996, $243.8 million in 1997 and $240 million in 1998 and 1999. A large portion of expenditures in 1997 through 1999 represent the cost of TCO's proposed market expansion project as more fully described in Section IV.D.

         Various elements of expense, excluding environmental accruals, are inflated at specific rates, which when weighted, result in overall inflation rates of 3% in 1995; 3% in 1996; 4% in 1997; 3% in 1998, and 3% in 1999.

         E.      PRO FORMA FINANCIAL STATEMENTS

         Projected Financial Statements for each year are also annexed hereto in
Exhibit 4.

         F.      LIQUIDATION ANALYSIS/BEST INTERESTS TEST

         Should any Creditors voting in an impaired Class reject the Plan, the Bankruptcy Court must determine whether the Plan is in the best interests of Creditors. This analysis compares the amounts that each impaired Class of Creditors would receive if TCO were liquidated in a hypothetical proceeding under Chapter 7 of the Bankruptcy Code occurring in the event of the failure of the proposed plan of reorganization, with the amounts each impaired Class will receive or retain under the Plan. The Plan must provide value to dissenting impaired Creditors which is greater than or equal to the value which would be distributed in a Chapter 7 liquidation in order to meet the "best interests of creditors" test set forth in section 1129(a)(7) of the Bankruptcy Code.

         TCO believes that the amounts each impaired Class will receive or retain under the Plan exceed the amounts such Class would receive in a liquidation of TCO because, as discussed in greater detail below, through the mechanism of the Columbia Omnibus Settlement, the Customer Settlement Proposal and the agreements with the Initial Accepting Producers, the benefits of which are only available to Creditors through this proposed

Plan, Creditors are receiving guaranteed levels of payout substantially in cash and the assurance of timely settlement of litigation over Intercompany Claims and Producer Claim amounts, the continuation of which would certainly delay and likely dilute the values available under the Plan.

         In addition, (i) it is possible that a liquidation sale of TCO would not realize the full going concern value of TCO's assets; (ii) there would be additional administrative expenses involved in the appointment of a liquidating trustee, as well as attorneys, financial advisors, accountants and other professionals to assist such trustee; (iii) there could be substantial Claims of Federal and state environmental agencies that would have to share in distributions in a liquidation; (iv) there would be additional expenses and substantial tax liabilities, some of which would be entitled to priority in payments, which would arise by reason of the liquidation; and (v) there would be a substantial delay before Creditors would receive any distribution. Even if the full going concern value of TCO were to be realized, the net proceeds, for the reasons stated, would likely be less than amounts distributable under the Plan due to reserves a buyer would require, the obligation to pay Columbia secured debt, and the possibility of some portion of the purchase price being paid other than in cash.

         Set forth below is a discussion of the factors considered by TCO in arriving at its conclusion that the Plan meets the "best interests of creditors" test.

         i)      Estimated Liquidation Proceeds

         In the hypothetical liquidation of TCO, a Bankruptcy Court-appointed Chapter 7 trustee would liquidate the assets of TCO's Estate to create a fund (the "Liquidation Fund") from which to pay TCO's Creditors. The Liquidation Fund would consist essentially of the aggregate proceeds from the sale of all of TCO's operations plus the cash on hand.

         A liquidation of TCO conceivably could be structured as separate, piecemeal sales of the assets of TCO during which the business operations of TCO would either continue on a very limited basis or cease altogether (a "Split-Up Sale"), or as a single sale of essentially all of the assets of TCO as a going concern (a "Going-Concern Sale"). However, no precedent exists with regard to a Split-Up Sale of an operating interstate pipeline and there can be no assurance that such a sale could be consummated. TCO believes that, given its status as an interstate pipeline subject to the NGA and its regulatory certificates of public necessity and convenience which both permit and require TCO to operate in the public interest, it is extremely unlikely that FERC would permit TCO simply to cease operations and liquidate all of its assets in a piecemeal fashion. Thus, TCO believes that the nature of TCO's business provides an insurmountable barrier to a Split-Up Sale.

         TCO has considered whether there are discrete aspects of its business operations, such as branch pipelines which are not essential to the core business, excess storage capacity, or excess gathering facilities, which would be worth more to a third party than as part of TCO's ongoing business, and has determined that it is unlikely that a sale of one or more discrete aspects of its business operations in addition to the Going-Concern Sale of the remaining operations would result in an increase by any material amount over the amount that would be obtained from a single Going-Concern Sale of all its business operations.

         Thus, TCO believes that a Going-Concern Sale would offer the best realization of values for TCO's Estate in a Chapter 7 liquidation context.

         In the case of a Going-Concern Sale, the Liquidation Fund would consist of the proceeds of the sale of TCO's entire operations, as a going-concern, plus cash on hand net of the expenses of the sale (the "Going-Concern Sale Value").

         There is a reasonable probability that the limited authority a Chapter 7 trustee would have to operate TCO, the expeditious liquidation that would be required, the limited number of qualified buyers that might be interested in acquiring TCO and the "forced sale" atmosphere that might prevail in a liquidation would negatively impact the amount of the proceeds of such sale. Even if the full Going Concern Sale Value of TCO were realized, the new proceeds available to Creditors would be less because of the additional liquidation costs.

         TCO considered whether the nature of TCO's business afforded any prospective purchaser an opportunity to realize greater returns than TCO does in operating its business; however, TCO believes that any potential Going-Concern Sale must be analyzed in light of the inherently limited returns available to a purchaser of a rate regulated company such as TCO. As a FERC-regulated company whose rates remain subject to traditional cost-of-service utility strictures, TCO's revenues (and therefore its value) will be limited by FERC to an amount based on TCO's costs, including a reasonable return on its rate base. The value of TCO is limited by this restriction on revenues whether TCO is owned by Columbia or sold in a Going-Concern Sale. Thus, TCO believes that there is no reason to assume that the rates to be set after a liquidation sale would be higher than those set forth in the Projections.

         On the other hand, under the Plan, Reorganized TCO will remain liable for substantially all pre- and post-petition environmental clean-up obligations owed to state and Federal governmental units, and TCO assumes certain rate recovery levels for remediation costs. In the event of a Going-Concern Sale, TCO believes that the price a purchaser would pay for TCO, or for any discrete aspect of the pipeline, would be discounted due to environmental liabilities assumed or imposed by law on that purchaser, and due to the uncertainty as to the prospects for rate recovery of costs relating to those liabilities. In addition, not only would the specter of environmental liabilities have a significant negative impact on value, significant claims related to such liabilities could materially increase the Claims to be settled by the Chapter 7 trustee, as discussed below.

         ii)     Deductions from Liquidation Fund

         The hypothetical liquidation of TCO would result in significant additional costs that would not otherwise be incurred under TCO's Plan. The most significant readily quantifiable effect of a Going-Concern Sale by TCO's Chapter 7 trustee would be the taxes incurred on the gain on the sale of TCO's assets. Even after considering the implications of TCO's overall tax position, the liquidation of TCO has significant adverse effects that diminish the value available to Creditors.

         Any Liquidation Fund would be reduced further by the costs of the liquidation. The costs of liquidation under Chapter 7 would likely include the fees of a trustee, as well as those of counsel and other professionals that might be retained by the trustee to assist in the liquidation, and selling expenses (including costs of advertising, auctioneer's fees, brokerage commissions or investment banker fees) incurred in connection with the liquidation.

         iii)    Creation of Additional Claims

         Under the Plan, employee, environmental and other obligations are assumed or otherwise satisfied by Reorganized TCO without those Claims sharing in Plan distributions to Creditors. Significant additional Claims could be filed against TCO in a Chapter 7 proceeding for the liquidation of TCO. For example, a sale of TCO's business could trigger the filing of substantial Claims by governmental environmental agencies that have not to date Filed Claims against TCO, since those agencies would wish to protect their interests in the Liquidation Fund in addition to looking to the purchaser for remediation. Further, a liquidation sale of TCO could trigger or accelerate significant obligations to employees under pension and other employee benefit plans, in addition to Claims for severance pay and retiree medical benefits. Under the Plan, all ongoing employee benefit costs are assumed by Reorganized TCO and are not deducted from distributions to Creditors under the Plan.

         Similarly, the Plan contemplates the assumption and/or continuation as modified under Order No. 636 of TCO's service contracts with its Customers, as well as the assumption of many of TCO's existing upstream pipeline transportation contracts. Breach or rejection of any of these agreements in a Chapter 7 liquidation could result in the filing of significant Claims, totalling hundreds of millions of dollars, against the TCO Estate. In addition, TCO has hundreds of real property lease agreements which it has assumed in this Chapter 11 case. Termination of any of those leases or breach of related agreements could result in Administrative Claims being asserted where presently there is no Claim against the Estate. In addition, the Plan contemplates the assumption and cure of contracts with affiliates which, in a liquidation sale, could be terminated, potentially resulting in further Claims against the Liquidation Fund which do not presently exist.

         Finally, the TCO Plan contemplates the assumption by Reorganized TCO of liabilities relating to pre- and post-petition condemnation awards, surety bonds and certain indemnity obligations, which liabilities could result in additional Claims against the Liquidation Fund.

         TCO cannot precisely quantify the impact on the Liquidation Fund of these additional Claims, but they could certainly exist and would likely be substantial.

         iv)     Timing of the liquidation process

         The Bankruptcy Code requires a Chapter 7 trustee to collect and convert the property of the debtor's estate to cash and close the debtor's estate as expeditiously as is compatible with the best interests of the parties in interest. TCO believes that any liquidation, whether in a Split-Up Sale or Going-Concern Sale, would probably require at least one year from commencement to completion, and might require substantially longer. The liquidation process would be delayed by the need to prepare information materials with which to offer the assets to potential purchasers, by purchasers' requests for additional information, by the time needed to evaluate offers and by the time needed to negotiate a sale or sales. Once a tentative agreement is reached, further delay would be necessary to obtain regulatory approvals, including the approval of FERC and the Federal Trade Commission or the Antitrust Division of the Department of Justice. In addition, TCO believes that a liquidation could result in time-consuming litigation with environmental and tax authorities seeking to protect their interests.

         As a result of all of the foregoing factors, any payment out of a Liquidation Fund to Creditors with impaired Claims would probably be delayed for at least a year after the date such Creditors would receive payment under the Plan, and could be delayed much longer. This delay further limits the value to Creditors of a liquidation as compared with the Plan.

         v)      Distributions; absolute priority

         It is likely that if TCO were liquidated, the Bankruptcy Court would apply the priority scheme set forth in Chapter 7. Under this scheme, secured claims are first satisfied from the collateral securing such claims before any such proceeds are distributed to holders of junior claims. Unless invalidated by adjudications of the Intercompany Claims adverse to Columbia, Columbia's Secured Claim would be required to be satisfied in full out of the Liquidation Fund prior to any distribution to Unsecured Creditors. Moreover, if any Intercompany Claims judgment was still on appeal, the full amount of Columbia's Secured Claim would have to be reserved in the Liquidation Fund pending a final adjudication. In addition, payments would be made on a strict priority basis to all other Secured Claims, Administrative Claims, Miscellaneous Administrative Claims, Priority Tax Claims and all other Claims granted priority status over Unsecured Claims under the Bankruptcy Code. In addition, certain of the Claims that would result from a liquidation, such as Claims for severance pay and other employee benefits and for trustee fees and expenses, would have priority over the Claims of Unsecured Creditors.

         Under the Plan, in contrast to the absolute priority scheme in Chapter 7 liquidation, all Creditors are guaranteed a minimum level of payout on their Claims, with the potential for some increase over the minimum as to Classes 3.3 and 3.4. TCO believes that all Unsecured Creditors will not only receive greater distributions than they would receive under a Chapter 7 liquidation, but the certainty of those amounts is guaranteed, and they will receive such distributions much earlier.

         Furthermore, in a Chapter 7 liquidation, the Chapter 7 trustee would have to determine whether to continue the Intercompany Claims litigation or seek a settlement which might or might not result in the same value being provided to Creditors pursuant to the Plan as part of the Columbia Omnibus Settlement. Columbia has indicated that it would continue to vigorously litigate the Intercompany Claims litigation should TCO convert to a Chapter 7 proceeding.

         TCO believes that, after consideration of all of the foregoing factors, Creditors with impaired Claims will receive distributions under the Plan which have greater value as of the Effective Date than such Creditors would receive from distributions in a Chapter 7 liquidation and that the Bankruptcy Court will so find. The Plan offers significant additional values to Creditors over and above the values achievable through liquidation by virtue of the Columbia Omnibus Settlement, which provides for the settlement of the Intercompany Claims litigation, the assumption of environmental and other business liabilities by Reorganized TCO, the restructuring of TCO's secured debt, and the monetization on the Effective Date of the distributable values under the Plan, the Customer Settlement Proposal and the settlement of substantial Producer Claims.

XII. CONCLUSION

     For all of the reasons contained in this Disclosure Statement, the Debtor believes that confirmation and consummation of the TCO Plan is preferable to any other reasonable alternative. Consequently, TCO urges all of holders of Claims entitled to vote to accept the TCO Plan by completing and returning their ballots in accordance with the procedures approved by the Bankruptcy Court.

Dated:  Charleston, West Virginia
        April 17, 1995

                                COLUMBIA GAS TRANSMISSION
                                CORPORATION

                                By: /s/ James P. Holland
                                --------------------------------
                                    James P. Holland
                                    Chairman and Chief Executive
                                    Officer



                                   XII-1